The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED MARCH 3, 2006, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-125248) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by emailing dg.prospectus_distribution@bofasecurities.com.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement.

$1,516,408,000 (Approximate)
GE COMMERCIAL MORTGAGE CORPORATION

Depositor

GE Commercial Mortgage Corporation, Series 2006-C1 Trust
Issuing Entity
General Electric Capital Corporation,
Bank of America, National Association and
German American Capital Corporation
Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2006-C1

GE Commercial Mortgage Corporation is offering certain classes of the Series 2006-C1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will be 146 mortgage loans secured primarily by first liens on 868 commercial, multifamily and manufactured housing properties and are generally the sole source of payments on the certificates. The Series 2006-C1 certificates are not obligations of GE Commercial Mortgage Corporation, the trust, the mortgage loan sellers, the underwriters or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

Certain characteristics of the offered certificates include:

	Initial Class Certificate Balance(1)	Initial Pass- Through Rate (Approx.)		Pass-Through Rate Description	Assumed Final Distribution Date(5)	Expected Ratings S&P/Fitch	Rated Final Distribution Date(5)
Class A-1(7)	$49,250,000	[	]%	Fixed(3)	October 10, 2010	AAA/AAA	March 10, 2044
Class A-2(7)	$55,200,000	[	]%	Fixed(3)	March 10, 2011	AAA/AAA	March 10, 2044
Class A-3(7)	$47,879,000	[	]%	Fixed(3)	March 10, 2014	AAA/AAA	March 10, 2044
Class A-AB(7)	$54,760,000	[	]%	Fixed(3)	August 10, 2015	AAA/AAA	March 10, 2044
Class A-4(7)	$641,610,000	[	]%	Fixed(3)	January 10, 2016	AAA/AAA	March 10, 2044
Class A-1A(7)	$301,963,000	[	]%	Fixed(3)	January 10, 2016	AAA/AAA	March 10, 2044
Class A-M	$164,380,000	[	]%	Fixed(3)	February 10, 2016	AAA/AAA	March 10, 2044
Class A-J	$149,998,000	[	]%	Fixed(3)	March 10, 2016	AAA/AAA	March 10, 2044
Class B	$36,985,000	[	]%	Fixed(3)	March 10, 2016	AA/AA	March 10, 2044
Class C	$14,383,000	[	]%	Fixed(3)	March 10, 2016	AA−/AA−	March 10, 2044

(Footnotes to table on page S-10)

Neither the Securities and Exchange Commission nor state securities regulators has approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Each class of certificates will receive distributions of interest, principal or both, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in April 2006. Credit enhancement will be provided by certain classes of subordinate certificates that will subordinate to certain classes of senior certificates as described in this free writing prospectus under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit and Certificate Deferred Interest.’’

GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

Investing in the offered certificates involves risks. See ‘‘Risk Factors’’ beginning on page S-43 in this free writing prospectus (which we also refer to herein as a ‘‘prospectus supplement’’) and page 16 of the prospectus.

The underwriters, Banc of America Securities LLC, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the ‘‘Underwriters’’ ) will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Banc of America Securities LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about March 23, 2006. We expect to receive from this offering approximately [   ]% of the initial principal amount of the offered certificates, plus accrued interest from March 1, 2006, before deducting expenses payable by us.

Banc of America Securities LLC	Deutsche Bank Securities

Joint Book Running Manager	Joint Book Running Manager

Credit Suisse JPMorgan	Merrill Lynch & Co.

March [      ], 2006

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2006-C1 TRUST

Commercial Mortgage Pass-Through Certificates, Series 2006-C1
Geographic Overview of Mortgage Pool

Washington
39 properties
$28,998,540
1.76% of total
Utah
5 properties
$1,058,996
0.06% of total
Kansas
8 properties
$1,426,523
0.09% of total
Nebraska
2 properties
$345,798
0.02% of total
Missouri
14 properties
$11,021,108
0.67% of total
Iowa
5 properties
$8,782,242
0.53% of total
Minnesota
25 properties
$5,783,007
0.35% of total
Wisconsin
24 properties
$4,547,461
0.28% of total
Illinois
70 properties
$26,275,328
1.60% of total
Indiana
11 properties
$12,256,040
0.75% of total
New York
11 properties
$255,706,967
15.56% of total
New Hampshire
3 properties
$1,003,218
0.06% of total
Massachusetts
22 properties
$4,903,105
0.30% of total
Oregon
15 properties
$14,433,547
0.88% of total
Michigan
18 properties
$5,834,158
0.35% of total
Pennsylvania
35 properties
$20,695,155
1.26% of total
Connecticut
9 properties
$1,737,840
0.11% of total
Nevada
6 properties
$12,599,650
0.77% of total
Ohio
40 properties
$22,952,920
1.40% of total
New Jersey
28 properties
$79,925,878
4.86% of total
Northern California
38 properties
$115,088,277
7.00% of total
Maryland
23 properties
$35,519,611
2.16% of total
Delaware
5 properties
$1,367,124
0.08% of total
California
93 properties
$266,188,876
16.19% of total
Virginia
58 properties
$99,751,124
6.07% of total
Southern California
55 properties
$151,100,598
9.19% of total
Arizona
19 properties
$6,245,210
0.38% of total
South Carolina
6 properties
$61,250,000
3.73% of total
North Carolina
25 properties
$62,726,369
3.82% of total
Colorado
27 properties
$100,014,659
6.08% of total
Georgia
27 properties
$109,516,153
6.66% of total
Hawaii
2 properties
$17,473,400
1.06% of total
New Mexico
4 properties
$12,917,247
0.79% of total
Oklahoma
11 properties
$14,130,374
0.86% of total
Louisiana
5 properties
$673,736
0.04% of total
Kentucky
5 properties
$14,872,857
0.90% of total
Tennessee
20 properties
$75,433,526
4.59% of total
Florida
68 properties
$152,094,236
9.25% of total
Texas
68 properties
$84,342,544
5.13% of total
Arkansas
3 properties
$7,589,000
0.46% of total
Mississippi
2 properties
$151,956
0.01% of total
Alabama
7 properties
$1,258,259
0.08% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

Mortgaged Properties by Property Type

Manufactured Housing 4.11%
Industrial
2.90%
Mixed Use 0.44%
Hotel 8.89%
Office
24.32%
Other 9.10%
Multifamily
19.19%
Self Storage
13.56%
Retail
17.88%

277 Park Avenue

Beyman Multifamily Portfolio III

Villas

33 Washington

KinderCare Portfolio

KinderCare

Level 3 Communications

James Center

Meadowood Napa Valley

Grand Marc at Riverside

Pegasus – GMH

Pegasus Connection

Atlanta Mall Area Portfolio

hhgregg

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a ‘‘when, as and if issued’’ basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the ‘‘Automatic Termination’’). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS AND THE REGISTRATION STATEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus (which we also refer to herein as a ‘‘prospectus supplement’’), which describes the specific terms of the offered certificates. The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 2006-C1 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-10 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

Summary of Terms, commencing on page S-12 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2006-C1 certificates and a description of the mortgage loans; and

Risk Factors, commencing on page S-43 of this prospectus supplement, which describe risks that apply to the Series 2006-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption ‘‘Index of Principal Definitions’’ beginning on page S-222 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Principal Definitions’’ beginning on page 114 in the prospectus.

In this prospectus supplement, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to GE Commercial Mortgage Corporation.

SELLING RESTRICTIONS

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of the certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State:

(a)	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(c)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)	at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of the certificates to the public’’ in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act 2000 (‘‘FSMA’’)) received by it in connection with the issue or sale of any certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

The distribution of this prospectus supplement, if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) (‘‘high net worth companies, unincorporated associations, etc.’’) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the ‘‘Relevant Persons’’). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

TABLE OF CONTENTS

SELLING RESTRICTIONS	S-5
NOTICE TO RESIDENTS OF THE UNITED KINGDOM	S-6
SUMMARY OF CERTIFICATES	S-10
SUMMARY OF TERMS	S-12
RELEVANT PARTIES AND DATES	S-12
OFFERED SECURITIES	S-18
RISK FACTORS	S-43
Geographic Concentration Entails Risks	S-43
Risks Relating to Loan Concentrations	S-43
Mortgage Loans with Related Borrowers	S-45
Mortgage Loans Secured by Multiple Mortgaged Properties	S-45
Borrower Organization Considerations	S-45
Cross-Collateralized Mortgage Loans or Mortgage Loans to Co-Borrowers Secured by Multiple Mortgaged Properties Entail Risks	S-46
Ability to Incur Other Debt Entails Risk	S-47
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date	S-48
Commercial, Multifamily and Manufactured Housing Lending is Dependent Upon Net Operating Income	S-49
The Prospective Performance of the Mortgage Loans in the Trust Should be Evaluated Separately from the Performance of Mortgage Loans in Other Trusts Formed by the Depositor.	S-50
Tenant Concentration Entails Risk	S-51
Certain Additional Risks Relating to Tenants	S-52
Mortgaged Properties Leased To Multiple Tenants Also Have Risks	S-53
Tenant Bankruptcy Entails Risks	S-53
Tenant-in-Common Borrowers Own Some of the Mortgaged Properties	S-53
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-54
Risks to the Mortgaged Properties Relating to Terrorist Attacks	S-54
Recent Developments May Increase the Risk of Loss on the Mortgage Loans	S-54
Damage Caused by Hurricane Katrina	S-55
Office Properties Have Special Risks	S-55
Multifamily Properties Have Special Risks	S-56
Retail Properties Have Special Risks	S-58
Self Storage Properties Have Special Risks	S-59
Child Development Center Properties Have Special Risks	S-59
Hotel Properties Have Special Risks	S-60
Manufactured Housing Properties Have Special Risks	S-61
Industrial Properties Have Special Risks	S-62
Properties with Condominium Ownership Have Special Risks	S-62
Lack of Skillful Property Management Entails Risks	S-63
Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses	S-63
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-64
Limitations of Appraisals	S-64
Your Lack of Control Over the Trust Can Create Risks	S-64
Potential Conflicts of Interest	S-64
Directing Certificateholder May Direct Special Servicer Actions	S-66
The Holders of Certain Subordinate and Pari Passu Debt May Direct Actions of the Special Servicer or the Actions of the Master Servicer and Special Servicer Under Certain Other Pooling and Servicing Agreements	S-66
Bankruptcy Proceedings Entail Certain Risks	S-68
Risks Relating to Prepayments and Repurchases	S-69
Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions	S-71
Risks Relating to Borrower Default	S-71
Risks Relating to Certain Payments	S-72

Risks of Limited Liquidity and Market Value	S-72
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-72
Subordination of Subordinate Offered Certificates	S-72
Environmental Risks Relating to the Mortgaged Properties	S-72
Tax Considerations Relating to Foreclosure	S-73
Risks Associated with One Action Rules	S-74
Risks Associated with the Absence of or Inadequacy of Insurance Coverage	S-74
Zoning Compliance and Use Restrictions	S-76
Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments To Certificateholders	S-77
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	S-77
No Reunderwriting of the Mortgage Loans	S-77
Litigation	S-78
Book-Entry Registration	S-78
Risks of Inspections Relating to Properties	S-78
Mortgage Electronic Registration Systems (MERS)	S-78
The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust’s Ownership Of The Mortgage Loans	S-78
Other Risks	S-79
THE SPONSORS AND MORTGAGE LOAN SELLERS	S-80
General Electric Capital Corporation	S-80
Bank of America, National Association	S-80
German American Capital Corporation	S-85
Mortgage Loan Sellers	S-88
THE DEPOSITOR	S-89
THE ISSUING ENTITY	S-89
THE MASTER SERVICER	S-91
The Initial Master Servicer	S-91
Primary Servicing	S-93
Bank of America, National Association, as Master Servicer and Primary Servicer	S-94
THE SPECIAL SERVICER	S-95
THE TRUSTEE AND THE CUSTODIAN	S-98
General	S-98
Duties of the Trustee	S-99
Certain Matters Regarding the Trustee	S-99
Resignation and Removal of the Trustee	S-100
PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT	S-101
DESCRIPTION OF THE MORTGAGE POOL	S-102
General	S-102
Additional Debt	S-103
Split Loan Structure	S-106
Affiliated Borrower Concentrations	S-111
Significant Mortgage Loans	S-111
Significant Obligor	S-111
Delinquencies	S-113
APD Loans	S-113
Certain Terms and Conditions of the Mortgage Loans	S-113
Additional Mortgage Loan Information	S-121
Net Operating Income	S-123
Underwritten Net Cash Flow	S-123
Assessments of Property Condition	S-125
Representations and Warranties; Repurchases and Substitutions	S-126
Lock Box Accounts	S-136
DESCRIPTION OF THE CERTIFICATES	S-137
General	S-137
Book-Entry Registration and Definitive Certificates	S-138
Distributions	S-141
Class A-AB Planned Principal Balance	S-159
Allocation of Prepayment Premiums and Yield Maintenance Charges	S-159
Assumed Final Distribution Date; Rated Final Distribution Date	S-160
Subordination; Allocation of Collateral Support Deficit and Certificate Deferred Interest	S-161
Advances	S-164
Appraisal Reductions	S-168

Reports to Certificateholders; Certain Available Information	S-170
Voting Rights	S-174
Termination; Retirement of Certificates	S-175
SERVICING OF THE MORTGAGE LOANS	S-177
General	S-177
Replacement of the Special Servicer	S-180
Servicing and Other Compensation and Payment of Expenses	S-181
Maintenance of Insurance	S-184
Modifications, Waivers and Amendments	S-186
Limitation on Liability of Directing Certificateholder	S-188
Sale of Defaulted Mortgage Loans	S-189
Realization Upon Defaulted Mortgage Loans	S-190
Inspections; Collection of Operating Information	S-192
Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor	S-193
Events Of Default	S-195
Rights Upon Event of Default	S-196
Amendment	S-197
Evidence of Compliance	S-199
Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans	S-199
Servicing of the James Center Mortgage Loan	S-201
Rights of the Holder of the Level 3 Communications B Note	S-203
Rights of the Holder of the 400 Broadway B Note	S-204
YIELD AND MATURITY CONSIDERATIONS	S-206
Yield Considerations	S-206
Weighted Average Life	S-209
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	S-216
LEGAL MATTERS	S-217
RATINGS	S-217
LEGAL INVESTMENT	S-218
ERISA CONSIDERATIONS	S-218
LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA AND NEW YORK	S-220
INDEX OF PRINCIPAL DEFINITIONS	S-222
ANNEX A-1—CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2—CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3—CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX A-4—CLASS A-AB PLANNED PRINCIPAL BALANCE	A-4-1
ANNEX A-5—KINDERCARE PORTFOLIO MORTGAGE LOAN AMORTIZATION SCHEDULE	A-5-1
ANNEX A-6—LEVEL 3 COMMUNICATIONS MORTGAGE LOAN AMORTIZATION SCHEDULE	A-6-1
ANNEX B—COLLATERAL TERM SHEET	B-1
ANNEX C—CERTAIN CHARACTERISTICS OF THE KINDERCARE PORTFOLIO MORTGAGE LOAN PROPERTIES	C-1

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)	Approximate Credit Support		Pass-Through Rate Description	Assumed Final Distribution Date(5)	Initial Pass- Through Rate (Approx.)	Weighted Average Life (Yrs.)(6)	CUSIP No.	Expected Ratings (S&P/Fitch)	Principal Window(6)
Offered Certificates
A-1(7)	$49,250,000	30.000	%(8)	Fixed(3)	October 10, 2010	[ ]%	3.02		AAA/AAA	1 - 55
A-2(7)	$55,200,000	30.000	%(8)	Fixed(3)	March 10, 2011	[ ]%	4.67		AAA/AAA	55 - 60
A-3(7)	$47,879,000	30.000	%(8)	Fixed(3)	March 10, 2014	[ ]%	7.29		AAA/AAA	82 - 96
A-AB(7)	$54,760,000	30.000	%(8)	Fixed(3)	August 10, 2015	[ ]%	7.19		AAA/AAA	60 - 113
A-4(7)	$641,610,000	30.000	%(8)	Fixed(3)	January 10, 2016	[ ]%	9.66		AAA/AAA	113 - 118
A-1A(7)	$301,963,000	30.000	%(8)	Fixed(3)	January 10, 2016	[ ]%	8.96		AAA/AAA	1 - 118
A-M	$164,380,000	20.000%		Fixed(3)	February 10, 2016	[ ]%	9.85		AAA/AAA	118 - 119
A-J	$149,998,000	10.875%		Fixed(3)	March 10, 2016	[ ]%	9.92		AAA/AAA	119 - 120
B	$36,985,000	8.625%		Fixed(3)	March 10, 2016	[ ]%	9.96		AA/AA	120 - 120
C	$14,383,000	7.750%		Fixed(3)	March 10, 2016	[ ]%	9.96		AA-/AA-	120 - 120
Non-Offered Certificates
X-W	$1,643,803,743	N/A		Variable Interest Only(2)	N/A	[ ]%	N/A		AAA/AAA	N/A
D	$24,658,000	6.250%		Fixed(3)	March 10, 2016	[ ]%	9.96		A/A	120 - 120
E	$14,383,000	5.375%		Fixed(3)	March 10, 2016	[ ]%	9.96		A−/A−	120 - 120
F	$14,383,000	4.500%		Fixed(3)	March 10, 2016	[ ]%	9.96		BBB+/BBB+	120 - 120
G	$14,383,000	3.625%		Fixed(3)	March 10, 2016	[ ]%	9.96		BBB/BBB	120 - 120
H	$14,384,000	2.750%		Fixed(3)	March 10, 2016	[ ]%	9.96		BBB−/BBB−	120 - 120
J	$6,164,000	2.375%		Fixed(4)	March 10, 2016	[ ]%	9.96		BB+/BB+	120 - 120
K	$6,164,000	2.000%		Fixed(4)	April 10, 2016	[ ]%	10.04		BB/BB	120 - 121
L	$6,164,000	1.625%		Fixed(4)	April 10, 2016	[ ]%	10.05		BB−/BB−	121 - 121
M	$2,055,000	1.500%		Fixed(4)	April 10, 2016	[ ]%	10.05		B+/B+	121 - 121
N	$4,110,000	1.250%		Fixed(4)	April 10, 2016	[ ]%	10.05		B/B	121 - 121
O	$2,054,000	1.125%		Fixed(4)	April 10, 2016	[ ]%	10.05		B−/B−	121 - 121
P	$18,493,743	0.000%		Fixed(4)	December 10, 2020	[ ]%	10.64		NR/NR	121 - 177

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The aggregate amount of interest accrued on the Class X-W certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class S certificates) as described in this prospectus supplement. The pass-through rate on the Class X-W certificates will be based on the weighted average of the interest strip rates of the components of the Class X-W certificates which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates—Distributions" in this prospectus supplement.

(3)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(4)	The pass-through rates applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates on each distribution date will be a per annum rate equal to the lesser of a specified fixed pass-through rate and the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(5)	The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The rated final distribution date for each class of certificates is the distribution date in March 2044, which is the first distribution date after the 36th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this prospectus supplement.

(6)	The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(7)	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 121 mortgage loans, representing approximately 81.63% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 25 mortgage loans, representing approximately 18.37% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 90.42% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and 24.78% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties as of the cut-off date.

So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X-W certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

In addition, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 and, after the certificate principal balance of the Class A-1A certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 2. The Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 and, after the certificate principal balance of the Class A-4 certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, pro rata.

(8)	Represents the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates in the aggregate.

The Class X-W, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are not offered by this prospectus supplement. The Class S, Class R and Class LR Certificates are not offered by this prospectus supplement or represented in this table.

SUMMARY OF TERMS

This summary highlights selected information from this free writing prospectus (which we also refer to herein as a ‘‘prospectus supplement’’). It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

RELEVANT PARTIES AND DATES

Issuing Entity	GE Commercial Mortgage Corporation, Series 2006-C1 Trust, a common law trust fund to be formed on the closing date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicer, the special servicer and the primary servicer. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Depositor	GE Commercial Mortgage Corporation, a Delaware corporation. The principal executive offices of the depositor are located at 292 Long Ridge Road, Stamford, Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric Company. See ‘‘The Depositor’’ in the prospectus.

Master Servicer	Wachovia Bank, National Association, a national banking association. The principal servicing offices of the master servicer are located at NC 1075, 8739 Research Drive— URP4, Charlotte, North Carolina 28262-1075. The master servicer will be responsible for the servicing of all of the mortgage loans, except that the 277 Park Avenue mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) and KinderCare Portfolio mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) will be serviced by Bank of America, National Association pursuant to the terms of the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-6 and the James Center mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement) will be serviced by GMAC Commercial Mortgage Corporation pursuant to the terms of the pooling and servicing agreement relating to the GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2006-C1.

The fee of the master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to the administrative cost rate set forth on Annex A-1 to this prospectus supplement (net of the trustee fee rate) and will be computed on the basis of the stated principal balance of the related mortgage loan, except that:

•	with respect to the 277 Park Avenue mortgage loan and the KinderCare Portfolio mortgage loan, a portion of such fee will be payable to Bank of America, National Association, as master servicer under the BACM 2005-6 pooling and servicing agreement, and

•	with respect to the James Center mortgage loan, a portion of such fee will be payable to GMAC Commercial Mortgage Corporation, as master servicer under the GMACCM 2006-C1 pooling and servicing agreement.

See "Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation" in this prospectus supplement.

Under the pooling and servicing agreement, the master servicer is permitted to hire sub-servicers with respect to its primary servicing duties, and it has informed the depositor that it intends to use one or more sub-servicers selected by the mortgage loan sellers with respect to certain of the mortgage loans.

See ‘‘The Master Servicer’’ in this prospectus supplement.

Primary Servicer	Bank of America, National Association, a national banking association, will act as primary servicer with respect to 22 of the underlying mortgage loans, representing 31.97% of the initial pool balance, (which includes 19 mortgage loans in loan group 1, or approximately 37.33% of the aggregate principal balance of such loan group, and three mortgage loans in loan group 2, or approximately 8.17% of the aggregate principal balance of such loan group) which were originated by affiliates of Bank of America, National Association. See ‘‘The Master Servicer—Primary Servicing’’ and ‘‘—Bank of America, National Association, as Master Servicer and Primary Servicer’’ in this prospectus supplement.

The primary servicing fee will be deducted from the master servicer's fee and will be remitted to Bank of America, National Association directly by the master servicer.

Special Servicer	LNR Partners, Inc., a Florida corporation. LNR Partners, Inc.'s address is 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5500. The special servicer will initially be responsible for the special servicing of the mortgage loans, except that the James Center mortgage loan will be specially serviced by CWCapital Asset Management LLC pursuant to the terms of the pooling and servicing agreement relating to the GMACCM 2006-C1 Mortgage Pass-Through Certificates. LNR Partners, Inc. will act as special servicer for the 277 Park Avenue mortgage loan and the KinderCare Portfolio mortgage loan pursuant to the terms of the pooling and servicing agreement relating to the BACM 2005-6 Commercial Mortgage Pass-Through Certificates.

The special servicer’s principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

The special servicing fee will accrue with respect to each specially serviced mortgage loan at a rate equal to 0.35% per annum calculated on the basis of the stated principal balance of the related specially serviced mortgage loans and on the basis of a 360-day year consisting of twelve 30-day months (with a minimum of $4,000 per month for each specially serviced mortgage loan and REO loan), and will be payable monthly from the trust fund.

The workout fee will generally be payable with respect to each mortgage loan which has become a ‘‘corrected mortgage loan’’ (which will occur if a specially serviced mortgage loan becomes a performing mortgage loan for at least 90 days and no additional event of default is foreseeable in the reasonable judgment of the special servicer). The workout fee will be calculated by application of a workout fee rate of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a corrected mortgage loan.

A liquidation fee will be payable with respect to each specially serviced mortgage loan as to which the special servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described herein, with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each specially serviced mortgage loan will be payable from, and will be calculated by application of a liquidation fee of 1.00% to the related payment or proceeds.

The foregoing compensation to the special servicer will be paid from the applicable distributions on the mortgage loans prior to application of such distributions to payments on the certificates, and may result in shortfalls in payments to certificateholders. LNR Partners, Inc., as special servicer with respect to the 277 Park Avenue and KinderCare Portfolio mortgage loans, will also be entitled to receive similar, though not identical, special servicing fees under the BACM 2005-6 pooling and servicing agreement. CWCapital Asset Management LLC, as special servicer with respect to the James Center mortgage loan, will also be entitled to receive similar, though not identical, special servicing fees under the GMACCM 2006-C1 pooling and servicing agreement.

Under the pooling and servicing agreement, the special servicer is permitted to hire sub-servicers with respect to its special servicing duties.

See ‘‘The Special Servicer’’ in this prospectus supplement.

Trustee	LaSalle Bank National Association, a national banking association. The trustee's address is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. Attention: Global Securities and Trust Services Group – GECMC 2006-C1.

The fee of the trustee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan, and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to 0.00138% per annum and will be computed on the basis of the stated principal balance of the related mortgage loan. See ‘‘The Trustee’’ in this prospectus supplement.

Paying Agent	LaSalle Bank National Association will also act as the certificate registrar for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates.

Sponsors	Each of General Electric Capital Corporation, Bank of America, National Association and German American Capital Corporation has acted as the sponsor with respect to the issuance of the certificates. The sponsor is the entity that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor, which in turn will transfer the mortgage loans to the trust fund which will issue the certificates. See ‘‘The Sponsors and Mortgage Loan Sellers’’ in this prospectus supplement.

Mortgage Loan Sellers	Each of the sponsors will be a mortgage loan seller.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans(1)	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
General Electric Capital Corporation	100	$747,242,228	45.46%	44.22%	50.95%
Bank of America, National Association	25	535,791,131	32.59	38.09	8.17
German American Capital Corporation	21	360,770,385	21.95	17.69	40.88
Total	146	$1,643,803,744	100.00%	100.00%	100.00%

(1)	Subject to a permitted variance of plus or minus 5%.

Originators	Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller; except that:

•	the James Center mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), as to which German American Capital Corporation is acting as mortgage loan seller, was originated by and acquired from CWCapital LLC by such mortgage loan seller;

•	the Level 3 Communications mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), as to which German American Capital Corporation is acting as mortgage loan seller, was originated by and acquired from CBRE Realty Finance TRS, Inc. by such mortgage loan seller; and

•	the WWG-EZ Access SS mortgage loan (identified as Loan No. 92 on Annex A-1 to this prospectus supplement), as to which General Electric Capital Corporation is acting as mortgage loan seller, was originated by and acquired from Central Pacific Bank by such mortgage loan seller.

See "The Sponsors and Mortgage Loan Sellers" in this prospectus supplement.

Cut-off Date	With respect to each mortgage loan, the later of March 1, 2006 or the date of origination of such mortgage loan.

Closing Date	On or about March 23, 2006.

Distribution Date	The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in April 2006.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period	The period commencing on the day immediately succeeding the due date of a mortgage loan occurring in the month preceding the month in which the related distribution date occurs (and, in the case of the first distribution date, the period commencing on the cut-off date) and ending on the due date occurring in the month in which the related distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a due period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related due period on the business day immediately following that day will be deemed to have been received during such due period and not during any other due period.

Determination Date	The earlier of:

•	the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and

•	the fourth business day prior to the related distribution date.

Assumed Final Distribution Date; Rated Final Distribution Date	The assumed final distribution dates of the offered certificates are set below. Such dates were calculated based on numerous assumptions as described herein under ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date.’’ Accordingly, in the event of defaults on the mortgage loans, the actual final distribution date for one or more classes of the offered certificates may be later, and could be substantially later, than the related assumed final distribution date(s).

Class Designation	Assumed Final Distribution Date
Class A-1	October 10, 2010
Class A-2	March 10, 2011
Class A-3	March 10, 2014
Class A-AB	August 10, 2015
Class A-4	January 10, 2016
Class A-1A	January 10, 2016
Class A-M	February 10, 2016
Class A-J	March 10, 2016
Class B	March 10, 2016
Class C	March 10, 2016

The ‘‘rated final distribution date’’ of the offered certificates will be the distribution date in March 2044, the first distribution date after the 36th month following the end of the amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

OFFERED SECURITIES

General	We are offering the following ten classes of commercial mortgage pass-through certificates as part of Series 2006-C1:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-AB

•	Class A-4

•	Class A-1A

•	Class A-M

•	Class A-J

•	Class B

•	Class C

Series 2006-C1 will consist of a total of 26 classes, the following 16 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-W, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR.

The Series 2006-C1 certificates will collectively represent beneficial ownership interests in a trust created by GE Commercial Mortgage Corporation. The trust's assets will primarily be 146 mortgage loans secured by first liens on 868 commercial, multifamily and manufactured housing properties.

Certificate Principal Amounts	Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$ 49,250,000 principal amount
Class A-2	$ 55,200,000 principal amount
Class A-3	$ 47,879,000 principal amount
Class A-AB	$ 54,760,000 principal amount
Class A-4	$641,610,000 principal amount
Class A-1A	$301,963,000 principal amount
Class A-M	$164,380,000 principal amount
Class A-J	$149,998,000 principal amount
Class B	$ 36,985,000 principal amount
Class C	$ 14,383,000 principal amount

See ‘‘Description of the Certificates—General’’ in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate for each class of your certificates is set forth below:

Class A-1	[ ]%
Class A-2	[ ]%
Class A-3	[ ]%
Class A-AB	[ ]%
Class A-4	[ ]%
Class A-1A	[ ]%
Class A-M	[ ]%
Class A-J	[ ]%
Class B	[ ]%
Class C	[ ]%

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B and Class C certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

B.	Interest Rate Calculation Convention	Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months (i.e., a 30/360 basis). For purposes of calculating the pass-through rates on any class of certificates subject to the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions—Pass-Through Rates’’ and ‘‘—Distributions—Interest Distribution Amount’’ in this prospectus supplement.

Distributions

A.	Amount and Order of Distributions	For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 121 mortgage loans, representing approximately 81.63% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and loan group 2 will consist of 25 mortgage loans, representing approximately 18.37% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 90.42% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 24.78% of the aggregate principal balance of all the mortgage loans secured by manufactured housing. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

On each distribution date, funds from the mortgage loans available for distribution to the certificates, net of specified trust expenses, will be distributed, to the extent available, in the following order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X-W certificates: To pay interest, concurrently,

•	on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, in each case in accordance with their interest entitlements;

•	on the Class A-1A certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2; and

•	on the Class X-W certificates, from the available distribution amount for such distribution date.

However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements.

Second/Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates: To the extent of amounts then required to be distributed as principal,

(A)	to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates:

•	first, to the Class A-AB certificates, available principal received from loan group 1 and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates have been made, until the principal balance of the Class A-AB certificates is reduced to the planned principal balance set forth on Annex A-4 to this prospectus supplement,

•	second, to the Class A-1 certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-AB certificates and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates and the above distribution to the Class A-AB certificates have been made, until the principal balance of the Class A-1 certificates is reduced to zero,

•	third, to the Class A-2 certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-AB and Class A-1 certificates and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates and the above distributions to the Class A-AB and Class A-1 certificates have been made, until the principal balance of the Class A-2 certificates is reduced to zero,

•	fourth, to the Class A-3 certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-AB, Class A-1 and Class A-2 certificates and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates and the above distributions to the Class A-AB, Class A-1 and Class A-2 certificates have been made, until the principal balance of the Class A-3 certificates is reduced to zero,

•	fifth, to the Class A-AB certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-AB, Class A-1, Class A-2 and Class A-3 certificates and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates and the above distributions to the Class A-AB, Class A-1, Class A-2 and Class A-3 certificates have been made, until the principal balance of the Class A-AB certificates is reduced to zero,

•	sixth, to the Class A-4 certificates, available principal received from loan group 1 remaining after the above distributions in respect of principal to the Class A-AB, Class A-1, Class A-2 and Class A-3 certificates, and, after the principal balance of the Class A-1A certificates has been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates and the above distributions to the Class A-AB, Class A-1, Class A-2 and Class A-3 certificates have been made, until the principal balance of the Class A-4 certificates is reduced to zero, and

(B)	to the Class A-1A certificates, available principal received from loan group 2 and, after the principal balance of the Class A-4 certificates has been reduced to zero, available principal received from loan group 1 remaining after the above distributions to the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until the principal balance of the Class A-1A certificates is reduced to zero.

If the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates has been reduced to zero as a result of losses on the mortgage loans or has been deemed reduced to zero as a result of appraisal reductions on the mortgage loans (without regard to any collateral support deficit remaining unreimbursed), principal received from loan group 1 and loan group 2 will be distributed among the outstanding Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, pro rata.

Third/Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth/Class A-M certificates:

•	to interest on the Class A-M certificates in accordance with its interest entitlement;

•	to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates) to principal on the Class A-M certificates until the principal balance of the Class A-M certificates is reduced to zero; and

•	to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

Fifth/Class A-J certificates: To the Class A-J certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-M certificates allocations of priority Fourth above.

Eighth/Non-offered certificates (other than the Class S and Class X-W certificates): In the amounts and order of priority described in ‘‘Description of the Certificates— Distributions—Priority’’ in this prospectus supplement.

B.	Interest and Principal Entitlements	A description of each class's interest entitlement can be found in ‘‘Description of the Certificates—Distributions— Interest Distribution Amount’’ in this prospectus supplement.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date can also be found in

‘‘Description of the Certificates—Distributions—Principal Distribution Amount’’ in this prospectus supplement.

C. Yield Maintenance Charges	Yield maintenance charges paid by the related borrowers with respect to the mortgage loans included in loan group 1 will be allocated among the Class A-1 through Class H certificates (excluding the Class A-1A certificates) by using the Base Interest Fraction, as defined in this prospectus supplement, with remaining amounts allocated to the Class X-W certificates.

Yield maintenance charges paid by the related borrowers with respect to mortgage loans included in loan group 2 will be allocated to the Class A-1A certificates by using the Base Interest Fraction, as defined in this prospectus supplement, with remaining amounts allocated to the Class X-W certificates.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

See ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges’’ in this prospectus supplement.

Subordination

A. General	The chart below describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class X-W certificates). The chart also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2006-C1 certificates not offered by this prospectus supplement). However, no principal payments or mortgage loan losses allocable to principal will be allocated to the Class X-W certificates, although mortgage loan losses will reduce the notional amount of the Class X-W certificates and, therefore, the amount of interest they accrue.

(1)	The Class A-1A certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement.

(2)	The Class A-AB certificates have certain priority with respect to reducing the principal balance of such certificates to their planned principal balance, as described in this prospectus supplement.

(3)	The Class X-W certificates are interest only certificates, and are not offered hereby.

(4)	Other than the Class X-W, Class S, Class R and Class LR certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Any allocation of a loss to a class of principal balance certificates will reduce the principal amount of that class.

See ‘‘Description of the Certificates’’ in this prospectus supplement.

B. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

•	shortfalls resulting from additional compensation, other than the servicing fee, which the master servicer or the special servicer is entitled to receive;

•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late charges paid by the borrower as described in this prospectus supplement);

•	shortfalls resulting from the reimbursement of nonrecoverable advances made by the master servicer, the special servicer or the trustee;

•	shortfalls resulting from extraordinary expenses of the trust; and

•	shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

See ‘‘Description of the Certificates—Distributions—Priority’’ in this prospectus supplement.

Shortfalls in available funds resulting from shortfalls in the collection of up to an entire month of interest due to unscheduled principal prepayments will generally be allocated to all classes of certificates (other than the Class X-W, Class S, Class R and Class LR certificates). In each case, such allocations will be made pro rata to such classes on the basis of their accrued interest and will reduce such classes' respective interest entitlements. See ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement.

Advances

A. P&I Advances	Except with respect to the 277 Park Avenue mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) and the KinderCare Portfolio mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), the master servicer is required to advance delinquent periodic mortgage loan payments unless it determines that the advance will not be recoverable from collections from the related borrower or mortgaged property. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment (which would have been payable had the mortgage loan's balloon payment not been due and payable with respect to such distribution date), interest in excess of a mortgage loan's regular interest rate or yield maintenance or prepayment charges. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the master servicer nor the trustee is required to advance amounts deemed nonrecoverable. In addition, the special servicer may, at its option, make a determination in accordance with the servicing standard, that an advance previously made or proposed to be made is nonrecoverable. Any such determination of which the master servicer or trustee has notice shall be binding and conclusive with respect to such party. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee. In addition, neither the master servicer nor the trustee will be required to make an advance of principal or interest with respect to a mortgage loan that is not included in the trust (such as any pari passu loan or subordinate loan). Advances of delinquent periodic mortgage loan payments with respect to the 277 Park Avenue mortgage loan and KinderCare Portfolio mortgage loan will be made by the master servicer under the BACM 2005-6 pooling and servicing agreement. Advances of delinquent periodic mortgage loan payments with respect to the James Center mortgage loan will be made by the master servicer under the GMACCM 2006-C1 pooling and servicing agreement.

See ‘‘Description of the Certificates—Advances—P&I Advances’’ in this prospectus supplement.

B. Servicing Advances	Except with respect to the 277 Park Avenue mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), the KinderCare Portfolio mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) and the James Center mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), the master servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. If the master servicer or special servicer, as applicable, fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts deemed nonrecoverable. In addition, the special servicer may, at its option, make a determination in accordance with the servicing standard, that an advance previously made or proposed to be made is nonrecoverable. Any such determination of which the master servicer or trustee has notice shall be binding and conclusive with respect to such party.

Servicing advances with respect to the 277 Park Avenue and KinderCare Portfolio mortgage loans will be made by the master servicer, the special servicer or the trustee, as the case may be, under the BACM 2005-6 pooling and servicing agreement. Servicing advances with respect to the James Center mortgage loan will be made by the master servicer, the special servicer or the trustee, as the case may be, under the GMACCM 2006-C1 pooling and servicing agreement.

See ‘‘Description of the Certificates—Advances—Servicing Advances’’ in this prospectus supplement.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest, compounded monthly, on all advances, at the ‘‘Prime Rate’’ as published in The Wall Street Journal as described in this prospectus supplement; provided, however, that with respect to advances for periodic mortgage loan payments made prior to the expiration of any grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit and Certificate Deferred Interest’’ in this prospectus supplement and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements— Certificate Account’’ in the prospectus.

Reports to Certificateholders	On each distribution date, the following reports (to the extent received from the master servicer, if applicable), among others, will be made available to certificateholders and will contain the information described under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement:

•	delinquent loan status report,

•	historical liquidation report,

•	historical loan modification and corrected mortgage loan report,

•	REO status report,

•	servicer watch list,

•	comparative financial status report,

•	loan level reserve/LOC report, and

•	reconciliation of funds report.

It is expected that each report will be in the form approved by the Commercial Mortgage Securities Association (to the extent that such report has been approved and to the extent that any changes thereto are reasonably acceptable to the master servicer, special servicer or trustee, as applicable). Upon reasonable prior notice, certificateholders may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the trustee from the master servicer or special servicer.

See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

THE MORTGAGE LOANS

The Mortgage Pool	The trust's primary assets will be 146 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 868 commercial, multifamily and manufactured housing properties.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under ‘‘Description of the Mortgage Pool— Additional Mortgage Loan Information’’ in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in March 2006 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

For purposes of calculating debt service coverage ratios in the following tables and in this prospectus supplement, the annual debt service is calculated after netting out the applicable letters of credit and/or holdback amounts for ten mortgage loans (identified as Loan Nos. 15, 16, 18, 31, 42, 56, 57, 67, 78 and 112 on Annex A-1 to this prospectus supplement), representing approximately 6.48% of the principal balance of the pool of mortgage loans as of the cut-off date or approximately 7.94% of the aggregate principal balance of loan group 1.

For purposes of calculating the cut-off date loan-to-value ratio in the following tables and in this prospectus supplement, the cut-off date balance is reduced by netting out the applicable letter of credit and/or holdback amounts for three mortgage loans (identified as Loan Nos. 18, 31 and 42 on Annex A-1 to this prospectus supplement), representing approximately 2.40% of the principal balance of the pool of mortgage loans as of the cut-off date or approximately 2.94% of the aggregate principal balance of loan group 1.

For purposes of calculating the loan-to-value ratio at maturity or anticipated prepayment date in the following tables and in this prospectus supplement, the loan balance at maturity is reduced by netting out the applicable letter of credit and/or holdback amount from the loan balance, for three mortgage loans (identified as Loan Nos. 18, 31 and 42 on Annex A-1 to this prospectus supplement), representing approximately 2.40% of the principal balance of the pool of mortgage loans as of the cut-off date and 2.94% of the aggregate principal balance of loan group 1.

For purposes of showing debt service coverage ratios in the following tables and in this prospectus supplement, with respect to three mortgage loans (identified as Loan Nos. 3, 4 and 5 on Annex A-1 to this prospectus supplement) the debt service coverage ratios are shown throughout this prospectus supplement as 1.25x, in each case, reflecting the threshold at which a recourse guaranty provided by the related sponsor, in the amount of $2,935,000, $6,240,000 and $3,750,000, respectively, will be released. See footnote 7 to Annex A-1 to this prospectus supplement for additional information.

For further information about such holdback escrows, letters of credit or guaranties, see footnotes 7 and 8 to Annex A-1 to this prospectus supplement.

With respect to the 277 Park Avenue mortgage loan, the KinderCare Portfolio mortgage loan, the James Center mortgage loan, the Level 3 Communications mortgage loan and the 400 Broadway mortgage loan (identified as Loan Nos. 1, 2, 7, 8 and 84, respectively, on Annex A-1 to this prospectus supplement), as to which the related mortgaged property also secures one or more pari passu loans and/or a subordinate loan:

•	the loan amount used in this prospectus supplement for calculating the related loan-to-value ratio, the related debt service coverage ratio and the related balance per unit includes the principal balance of such mortgage loan and any related pari passu loan and excludes the principal balance of any subordinate loan; and

•	the loan amount used in this prospectus supplement for weighting the related loan-to-value ratio, related debt service coverage ratio and the related balance per unit includes the principal balance of such mortgage loan and excludes the principal balance of any pari passu loan and any subordinate loan.

The mortgage loans will have the following approximate characteristics as of the later of the origination date and the cut-off date:

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate principal balance(1)	$1,643,803,744	$1,341,840,642	$301,963,102
Number of mortgage loans	146	121	25
Number of mortgaged properties	868	842	26
Number of interest-only mortgage loans	12	6	6
Number of balloon mortgage loans	59	53	6
Number of partial interest-only mortgage loans	72	59	13
Number of full interest-only APD Loans	2	2	0
Number of partial interest-only APD Loans	1	1	0
Range of mortgage loan principal balances	$1,395,001 to $190,000,000	$1,395,001 to $ 190,000,000	$1,715,431 to $42,090,680
Average mortgage loan principal balance	$11,258,930	$11,089,592	$12,078,524
Range of mortgage rates	4.495% to 6.110%	4.495% to 6.110%	5.220% to 5.880%
Weighted average mortgage rate	5.380%	5.339%	5.565%
Range of original terms to maturity	60 months to 180 months	60 months to 180 months	60 months to 120 months
Weighted average original term to maturity	116 months	117 months	112 months
Range of remaining terms to maturity(2)	55 months to 177 months	55 months to 177 months	55 months to 120 months
Weighted average remaining term to maturity(2)	113 months	114 months	111 months
Range of original amortization terms(3)	240 months to 360 months	240 months to 360 months	324 months to 360 months
Weighted average original amortization term(3)	354 months	353 months	358 months
Range of remaining amortization terms(3)	238 months to 360 months	238 months to 360 months	324 months to 360 months
Weighted average remaining amortization term(3)	354 months	353 months	358 months
Range of loan-to-value ratios as of the cut-off date	21.20% to 80.00%	21.20% to 80.00%	34.80% to 80.00%
Weighted average loan-to-value ratio as of the cut-off date	63.03%	61.01%	72.01%
Range of loan-to-value ratios as of the maturity date	16.15% to 77.92%	16.15% to 77.92%	31.16% to 77.49%
Weighted average loan-to-value ratio as of the maturity date	57.37%	55.00%	67.91%
Range of occupancy rates(4)	58.8% to 100.0%	58.8% to 100.0%	77.7% to 100.0%
Weighted average occupancy rate(4)	92.8%	92.1%	95.9%
Range of debt service coverage ratios(5)	1.19x to 4.25x	1.19x to 4.25x	1.20x to 2.34x
Weighted average debt service coverage ratio(5)	1.80x	1.88x	1.44x

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Calculated to the earlier of anticipated prepayment date or maturity date.

(3)	Excludes 14 mortgage loans, representing approximately 24.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 22.43% of the aggregate principal balance of loan group 1 and approximately 33.21% of the aggregate principal balance of loan group 2 as of the cut-off date), that pay interest-only for the entirety of their respective loan terms.

(4)	Excludes one mortgage loan (identified as Loan No. 2, on Annex A-1 to this prospectus supplement) which has a utilization rate of 58.6%.

(5)	Annual debt service, monthly debt service, and the debt-service coverage ratio for each mortgage loan that pays interest-only for the entirety of its loan term is calculated using the interest payments for the first twelve payment periods following the cut-off dates on such mortgage loans. Annual debt service, monthly debt service, and the debt service coverage ratio for each mortgage loan that pays interest only for a portion of its loan term is calculated using the scheduled amortizing principal and interest payments.

The mortgage loans identified in the table below are each part of a split loan structure, comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. The mortgage loans in a split loan structure that are not included in the mortgage pool (also referred to as companion loans) may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The table below also lists the pooling and servicing agreement that will govern the servicing of each split loan structure.

Mortgage Loan	Cut-Off Date Principal Balance	% of Initial Mortgage Pool Balance	Loan Group	% of Initial Loan Group Balance	Aggregate Non-Trust Mortgage Loan Cut-off Date Balance	Aggregate Non-Trust Pari Passu Loan or Senior Component Balance	Non-Trust B Note or Subordinate Component Balance	Controlling Pooling and Servicing Agreement(1)	Initial Master Servicer(2)	Initial Special Servicer(3)
277 Park Avenue	$190,000,000	11.56%	1	14.16%	$310,000,000	$310,000,000	—	BACM 2005-6	Bank of America	LNR
KinderCare Portfolio	$149,625,000	9.10%	1	11.15%	$498,750,000	$299,250,000	$199,500,000	BACM 2005-6	Bank of America	LNR
James Center	$50,000,000	3.04%	1	3.73%	$100,000,000	$100,000,000	—	GMACCM 2006-C1	GMAC	CWCapital
Level 3 Communications	$45,000,000	2.74%	1	3.35%	$25,000,000	—	$25,000,000	GECMC 2006-C1	Wachovia	LNR
400 Broadway	$5,117,000	0.31%	2	1.69%	$320,000	—	$320,000	GECMC 2006-C1	Wachovia	LNR

(1)	BACM 2005-6 refers to the pooling and servicing agreement entered into in connection with the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-6. GMACCM 2006-C1 refers to the pooling and servicing agreement entered into in connection with the GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1. GECMC 2006-C1 refers to the pooling and servicing agreement entered into in connection with the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2006-C1.

(2)	Bank of America refers to Bank of America, National Association. GMAC refers to GMAC Commercial Mortgage Corporation. Wachovia refers to Wachovia Bank, National Association.

(3)	LNR refers to LNR Partners, Inc. CWCapital refers to CWCapital Asset Management LLC.

See ‘‘Servicing of the Mortgage Loans—Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans,’’ ‘‘—Servicing of the James Center Mortgage Loan,’’
‘‘—Rights of the Holder of the Level 3 Communications B Note’’ and ‘‘—Rights of the Holder of the 400 Broadway B Note’’ in this prospectus supplement.

The payment priority between the mortgage loans in a split loan structure are as follows—

•	with respect to the mortgage loans identified in the table below as Level 3 Communications and 400 Broadway (which are each comprised of one senior and one subordinate mortgage loan), prior to certain defaults, the mortgage loan in the trust and the mortgage loan outside the trust are generally pari passu in right of payment and subsequent to such defaults the mortgage loan in the trust is senior in right of payment to the subordinate mortgage loan outside the trust; and

•	with respect to the mortgage loans identified in the table below as 277 Park Avenue, KinderCare Portfolio and James Center, the mortgage loan included in the trust is always pari passu in right of payment with the mortgage loan or loans outside the trust.

See ‘‘Description of the Mortgage Pool—Split Loan Structure’’ in this prospectus supplement.

The following table sets forth the current uses of the mortgaged properties:

Current Uses Of The Mortgaged Properties(1)(2)

Property Type	No. of Mortgaged Properties	Aggregate Principal Balance of the Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	13	$399,773,556	24.32%	29.79%	0.00%
Multifamily	40	383,022,236	23.30	6.04	100.00
Multifamily	24	315,410,752	19.19	2.25	94.45
Manufactured Housing	16	67,611,484	4.11	3.79	5.55
Retail(3)	39	290,674,876	17.68	21.66	0.00
Self Storage	47	222,902,436	13.56	16.61	0.00
Other(4)	713	149,625,000	9.10	11.15	0.00
Hotel	11	142,927,121	8.69	10.65	0.00
Industrial	4	47,588,133	2.90	3.55	0.00
Mixed Use(5)	1	7,290,385	0.44	0.54	0.00
Total	868	$1,643,803,744	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2)	The pool of mortgage loans includes ten multi-property mortgage loans (identified as Loan Nos. 2, 12, 17, 20, 26, 53, 60, 64, 79 and 98 on Annex A-1 to this prospectus supplement), representing approximately 15.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include nine mortgage loans in loan group 1, or approximately 19.01% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 2.41% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)	With respect to 30 of such mortgaged properties, representing approximately 14.83% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be ‘‘anchored’’ or ‘‘shadow anchored,’’ (or approximately 18.17% of the aggregate principal balance of loan group 1 as of the cut-off date).

(4)	‘‘Other’’ represents child development centers.

(5)	Includes office, health club and retail uses.

For more information regarding the current uses of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

The mortgaged properties are located in 40 states. The following table lists the states which have concentrations of mortgaged properties at or above 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Geographic Distribution(1)(2)

Mortgaged Property Location	Number of Mortgaged Properties	Aggregate Principal Balance of the Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
California(3)	93	$266,188,876	16.19%	16.48%	14.93%
Southern	55	151,100,598	9.19%	7.90%	14.93%
Northern	38	115,088,277	7.00%	8.58%	0.00%
New York	11	255,706,967	15.56%	18.51%	2.41%
Florida	68	152,094,236	9.25%	8.56%	12.32%
Georgia	27	109,516,154	6.66%	7.03%	5.03%
Colorado	27	100,014,659	6.08%	7.45%	0.00%
Virginia	58	99,751,124	6.07%	7.43%	0.00%
Texas	68	84,342,544	5.13%	5.38%	4.04%
Other States(4)	516	576,189,184	35.05%	23.58%	21.57%
Total	868	$1,643,803,744	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2)	The pool of mortgage loans includes ten multi-property mortgage loans (identified as Loan Nos. 2, 12, 17, 20, 26, 53, 60, 64, 79 and 98 on Annex A-1 to this prospectus supplement), representing approximately 15.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include nine mortgage loans in loan group 1, or approximately 19.01% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 2.41% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)	Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

(4)	This reference consists of 33 states.

For more information regarding the location of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. The mortgage loans have grace periods as set forth in the following table:

Grace Periods

Grace Period	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0 days	2	$339,625,000	20.66%	25.31%	0.00%
3 days	1	45,000,000	2.74	3.35	0.00
5 days	139	1,247,337,956	75.88	70.45	100.00
7 days	4	11,840,788	0.72	0.88	0.00
Total	146	$1,643,803,744	100.00%	100.00%	100.00%

Certain jurisdictions require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such jurisdictions have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued. See ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (i.e., an actual/360 basis).

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement.

Fixed periodic payments on the mortgage loans are determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of such mortgage loans than if interest accrued on a 30/360 basis, resulting in a higher final payment on such mortgage loans.

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
IO, Balloon Loans(1)	72	$718,137,899	43.69%	40.48%	57.94%
6 Months IO Loans	1	1,800,000	0.11	0.13	0.00
12 Months IO Loans	1	6,500,000	0.40	0.48	0.00
18 Months IO Loans	1	9,000,000	0.55	0.67	0.00
24 Months IO Loans	24	118,844,000	7.23	8.86	0.00
36 Months IO Loans	16	119,378,500	7.26	8.04	3.82
37 Months IO Loans	1	35,000,000	2.13	2.61	0.00
48 Months IO Loans	2	15,197,000	0.92	0.59	2.41
60 Months IO Loans	26	412,418,399	25.09	19.10	51.71
Balloon Loans	59	479,448,978	29.17	33.74	8.85
Full Interest Only, APD Loans	2	240,000,000	14.60	17.89	0.00
Full Interest Only Loans	12	161,216,867	9.81	4.54	33.21
IO, APD Loans	1	45,000,000	2.74	3.35	0.00
Total	146	$1,643,803,744	100.00%	100.00%	100.00%

(1)	The interest only periods listed above run from the related mortgage loan origination date.

The mortgage loan identified as Loan No. 2 on Annex A-1 to this prospectus supplement amortizes according to the schedule set forth on Annex A-5 to this prospectus supplement. In addition, the mortgage loan identified as Loan No. 8 on Annex A-1 to this prospectus supplement amortizes according to the schedule set forth on Annex A-6 to this prospectus supplement.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Voluntary Prepayment Protection

Prepayment Protection	No. of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Lockout period followed by Defeasance	137	$1,365,801,338	83.09%	80.21%	95.89%
Lockout period followed by Yield Maintenance	6	235,252,406	14.31	16.98	2.45
Lockout period followed by Defeasance or Yield Maintenance	2	37,750,000	2.30	2.81	0.00
Lockout period followed by Defeasance and Subsequently by Yield Maintenance	1	5,000,000	0.30	0.00	1.66
Total	146	$1,643,803,744	100.00%	100.00%	100.00%

For more information regarding the prepayment protection of the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan. Defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

The mortgage loans specify a period of time immediately prior to the anticipated prepayment date or stated maturity date during which there are no restrictions on voluntary prepayment. Generally, all of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date).

All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information,’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution’’ in this prospectus supplement.

In addition, certain events may result in the involuntary prepayment of all or a portion of a mortgage loan. Such events include:

•	a casualty or condemnation of a related mortgaged property,

•	the repurchase of such mortgage loan from the trust by the related mortgage loan seller due to the breach of a representation or warranty or a document defect,

•	the purchase of such mortgage loan from the trust by the holder of a related subordinate note, and

•	the failure by the related borrower to meet certain performance criteria in order to prevent the application of certain escrows and/or letters of credit to pay down the principal balance of such mortgage loan.

See ‘‘Risk Factors—Risks Relating to Prepayments and Repurchases’’ in this prospectus supplement.

None of the mortgage loans were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment and there has been no forgiveness of interest or principal with respect to the mortgage loans.

ADDITIONAL ASPECTS OF CERTIFICATES

Denominations	The offered certificates will be offered in minimum denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and Settlement	Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, S.A./N.V., operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, S.A./N.V. will be made in accordance with the usual rules and operating procedures of those systems.

All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust Company or its nominee, if we notify The Depository Trust Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus supplement and in the prospectus.

Information Available to Certificateholders	On each distribution date, the trustee will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

•	Bloomberg, L.P.

•	the trustee's website at www.etrustee.net.

Repurchase Obligation	Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described herein under ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions.’’ If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure such breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. Notwithstanding the foregoing, the representations and warranties with respect to the James Center Mortgage Loan were made by CWCapital LLC pursuant to a mortgage loan purchase agreement, between the related mortgage loan seller and CWCapital LLC, which will be assigned to the trust on the closing date. The sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of such mortgage loans, if defective, shall be solely against CWCapital LLC and not against the related mortgage loan seller.

Sale of Defaulted Mortgage Loans	In the event a mortgage loan is delinquent at least 60 days in respect of its monthly payments or more than 30 days delinquent in respect of its balloon payment, the directing certificateholder and the special servicer (in each case only if not an affiliate of the related mortgage loan seller) (subject, to the rights of the holder of any subordinate note, to purchase such mortgage loan and, in the case of a mortgage loan subject to mezzanine debt, to any rights of the related mezzanine lender to purchase the mortgage loan pursuant to the related mezzanine intercreditor agreement) will each have an assignable option to purchase the mortgage loan from the trust fund at a price equal to:

•	the outstanding principal balance of the mortgage loan as of the date of purchase, plus all accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances and interest on all Advances, plus all related fees and expenses, if the special servicer has not yet determined the fair value of the mortgage loan, or

•	the fair value of the mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination. See ‘‘Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans’’ in this prospectus supplement.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans, at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class S, Class R and Class LR certificates), including the Class X-W certificates (provided, however, that the Class A-1 through Class H certificates are no longer outstanding and the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this prospectus supplement and ‘‘Description of the Certificates—Termination’’ in the prospectus.

Tax Status	Elections will be made to treat designated portions of the trust (exclusive of interest that is deferred after the anticipated prepayment date on the mortgage loans that have anticipated prepayment dates and the related distribution account for this deferred interest) as two separate REMICs—a Lower-Tier REMIC and an Upper-Tier REMIC—for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (and the Class X-W, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates) will represent ‘‘regular interests’’ in the Upper-Tier REMIC.

•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•	It is anticipated that the offered certificates will be issued [at a premium].

See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations	Subject to important considerations described under ‘‘ERISA Considerations’’ in this prospectus supplement and ‘‘Certain ERISA Considerations’’ in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

See ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.

	S&P	Fitch
Class A-1	AAA	AAA
Class A-2	AAA	AAA
Class A-3	AAA	AAA
Class A-AB	AAA	AAA
Class A-4	AAA	AAA
Class A-1A	AAA	AAA
Class A-M	AAA	AAA
Class A-J	AAA	AAA
Class B	AA	AA
Class C	AA−	AA−

A rating agency may downgrade, qualify or withdraw a security rating at any time. Other rating agencies not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of the mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this prospectus supplement and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below (in addition to those risks described in the prospectus under ‘‘Risk Factors’’) are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

Geographic Concentration Entails Risks

Mortgaged properties located in California and New York represent approximately 16.19% and 15.56%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, landslides or widespread fires) than properties in other parts of the country. See ‘‘—Damage Caused by Hurricane Katrina’’ below.

For more information about economic or other factors applicable to regions where more than 10% of the mortgage loans are located, see ‘‘Legal Aspects of the Mortgage Loans in California and New York’’ herein.

Risks Relating to Loan Concentrations

The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

•	The largest mortgage loan represents approximately 11.56% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 14.16% of the aggregate principal balance of loan group 1 as of the cut-off date.

•	The five largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 32.09% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 33.14% of the aggregate principal balance of loan group 1 as of the cut-off date and 27.44% of the aggregate principal balance of loan group 2 as of the cut-off date.

•	The ten largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 43.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 41.27% of the aggregate principal balance of loan group 1 as of the cut-off date and 51.28% of the aggregate principal balance of loan group 2 as of the cut-off date.

Each of the other mortgage loans or group of cross-collateralized mortgage loans not described above represents less than approximately 1.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

A concentration of mortgaged property types also can pose increased risks. In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations(1)(2)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of the Mortgaged Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Office	13	$399,773,556	24.32%	29.79%	0.00%
Multifamily	40	383,022,236	23.30	6.04	100.00
Multifamily	24	315,410,752	19.19	2.25	94.45
Manufactured Housing	16	67,611,484	4.11	3.79	5.55
Retail(3)	39	290,674,876	17.68	21.66	0.00
Self Storage	47	222,902,436	13.56	16.61	0.00
Other(4)	713	149,625,000	9.10	11.15	0.00
Hotel	11	142,927,121	8.69	10.65	0.00
Industrial	4	47,588,133	2.90	3.55	0.00
Mixed Use(5)	1	7,290,385	0.44	0.54	0.00
Total	868	$1,643,803,744	100.00%	100.00%	100.00%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2)	The pool of mortgage loans includes ten multi-property mortgage loans (identified as Loan Nos. 2, 12, 17, 20, 26, 53, 60, 64, 79 and 98 on Annex A-1 to this prospectus supplement), representing approximately 15.96% of the Initial Pool Balance (which includes nine mortgage loans in Loan Group 1, or approximately 19.01% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 2.41% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)	With respect to 30 of such mortgaged properties, representing approximately 14.83% of the Initial Pool Balance (or approximately 18.17% of the Initial Loan Group 1 Balance), are considered by the applicable mortgage loan seller to be ‘‘anchored’’ or ‘‘shadow anchored’’ retail mortgaged properties.

(4)	‘‘Other’’ represents child development centers.

(5)	Includes office, health club and retail uses.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and manufactured housing properties and the mortgage loans in loan group 2 are secured primarily by multifamily and manufactured housing properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily or manufactured housing properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-M and Class A-J through Class P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates.

Mortgage Loans with Related Borrowers

Certain groups of non-cross-collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 9 and 11 on Annex A-1 to this prospectus supplement) represents approximately 4.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 23.85% of the aggregate principal balance of loan group 2 as of the cut-off date).

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Mortgage Loans Secured by Multiple Mortgaged Properties

Ten mortgage loans (identified as Loan Nos. 2, 12, 17, 20, 26, 53, 60, 64, 79 and 98 on Annex A-1 to this prospectus supplement), representing approximately 15.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes nine mortgage loans in loan group 1, or approximately 19.01% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loans in loan group 2, or approximately 2.41% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this prospectus supplement.

Mortgage loans secured by more than one mortgaged property in a jurisdiction with ‘‘one action’’ or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one jurisdiction, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.

Borrower Organization Considerations

The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities.’’ In general, the borrowers' organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements or that circumstances that would arise if the borrower were not to observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate of the borrower and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Cross-Collateralized Mortgage Loans or Mortgage Loans to Co-Borrowers Secured by Multiple Mortgaged Properties Entail Risks

Certain of the mortgage loans have multiple borrowers and are secured by multiple mortgaged properties.

For example:

•	one mortgage loan (identified as Loan No. 20 on Annex A-1 to this prospectus supplement) representing approximately 1.08% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (and approximately 1.32% of the aggregate principal balance of loan group 1 as of the cut-off date) is secured by multiple properties and was made to two borrowers;

•	one mortgage loan (identified as Loan No. 60 on Annex A-1 to this prospectus supplement), representing approximately 0.44% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (and approximately 2.41% of the aggregate principal balance of loan group 2 as of the cut-off date) is secured by multiple mortgaged properties and was made to two borrowers;

•	one mortgage loan (identified as Loan No. 98 on Annex A-1 to this prospectus supplement), representing approximately 0.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (and approximately 0.34% of the aggregate principal balance of loan group 1 as of the cut-off date) is secured by multiple mortgaged properties and was made to two borrowers; and

•	three cross-collateralized mortgage loans (identified as Loan Nos. 55, 56 and 57 on Annex A-1 to this prospectus supplement), representing approximately 0.46% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (and approximately 0.57% of the aggregate principal balance of loan group 1 as of the cut-off date) are secured by multiple mortgaged properties and was made to six borrowers.

Cross-collateralization arrangements seek to reduce the risk that one mortgaged property may not generate net operating income sufficient to pay debt service. Cross-collateralization arrangements involving more than one borrower or mortgage loans to co-borrowers secured by multiple properties could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

•	was insolvent or was rendered insolvent by such obligation or transfer,

•	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was unreasonably small capital or

•	intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that:

•	such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with unreasonably small capital, or was not able to pay its debts as they matured and

•	the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state or jurisdiction.

Ability to Incur Other Debt Entails Risk

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

All of the mortgage loans either prohibit future unsecured subordinated debt or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. The applicable mortgage loan sellers have informed us that they are aware of the actual or potential unsecured indebtedness with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. The mortgage loan sellers have informed us that they are aware of the actual or potential mezzanine debt with respect to the mortgage loans described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In some cases, in the event equity in a borrower is pledged to secure a mezzanine loan, the related mezzanine lender generally has the option to purchase the mortgage loan from the trust if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon, liquidation fee, and other amounts due on the mortgage loan, but in most cases, excluding any yield maintenance charge, prepayment premium, default interest or other fees that would have otherwise been payable by the borrower. The related mezzanine lender may also have the right to receive notice from the mortgagee of any borrower default and the right to cure that default for a period of time after the borrower's initial cure period. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

While a mezzanine lender has no security interest in or rights to the related mortgaged property, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and the mortgaged property.

The mezzanine debt holder may be or may become an affiliate of the borrower. Therefore the interests of the mezzanine debt holder may conflict with the interests of certificateholders.

The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers, which in turn may result in deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. In a bankruptcy proceeding, the trust would face certain limitations and the holders of the mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties.

See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date

Most of the mortgage loans are expected to have all of their principal balances or substantial remaining principal balances outstanding as of their respective stated maturity date, thus requiring a balloon payment on their stated maturity date.

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
IO, Balloon Loans(1)	72	$718,137,899	43.69%	40.48%	57.94%
6 Months IO Loans	1	1,800,000	0.11	0.13	0.00
12 Months IO Loans	1	6,500,000	0.40	0.48	0.00
18 Months IO Loans	1	9,000,000	0.55	0.67	0.00
24 Months IO Loans	24	118,844,000	7.23	8.86	0.00
36 Months IO Loans	16	119,378,500	7.26	8.04	3.82
37 Months IO Loans	1	35,000,000	2.13	2.61	0.00
48 Months IO Loans	2	15,197,000	0.92	0.59	2.41
60 Months IO Loans	26	412,418,399	25.09	19.10	51.71
Balloon Loans	59	479,448,978	29.17	33.74	8.85
Full Interest Only, APD Loans	2	240,000,000	14.60	17.89	0.00
Full Interest Only Loans	12	161,216,867	9.81	4.54	33.21
IO, APD Loans	1	45,000,000	2.74	3.35	0.00
Total	146	$1,643,803,744	100.00%	100.00%	100.00%

(1)	The interest only periods listed above run from the related mortgage loan origination date.

In addition, seven mortgage loans, representing approximately 6.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include four mortgage loans in loan group 1, or approximately 4.69% of the aggregate principal balance of such loan group as of the cut-off date, and three mortgage loans in loan group 2, or approximately 12.93% of the aggregate principal balance of such loan group as of the cut-off date), have a stated maturity date of less than 84 months from origination, which in certain cases includes interest-only payment periods.

Ninety-two mortgage loans, representing approximately 55.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 75 mortgage loans in loan group 1, or approximately 49.98% of the aggregate principal balance of such loan group as of the cut-off date, and 17 mortgage loans in loan group 2, or approximately 78.94% of the aggregate principal balance of such loan group as of the cut-off date), have a maturity date in the year 2016.

Mortgage loans with substantial remaining principal balances at their stated maturity involve greater risk than fully amortizing loans. This risk is greater because the borrower may be unable to repay the mortgage loan at that time due to the inability to refinance such mortgage loan. This risk to investors is magnified when a substantial portion of the pool matures in the same year.

A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated prepayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related properties;

•	the borrower's equity in the related properties;

•	the borrower's financial condition;

•	the operating history and occupancy level of the property;

•	reductions in government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The availability of funds in the credit markets fluctuates over time.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

Commercial, Multifamily and Manufactured Housing Lending is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing properties. Commercial, multifamily and manufactured housing lending are generally thought to expose a lender to greater risk than residential one- to four-family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

The repayment of a commercial, multifamily or manufactured housing loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the adequacy of the property's management and maintenance;

•	the age, design and construction quality of the properties;

•	management's ability to convert an unsuccessful property to an alternate use;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the proximity and attractiveness of competing properties;

•	new construction of competing properties in the same market;

•	increases in operating expenses, including, but not limited to, insurance premium increases;

•	dependence on a single tenant or a concentration of tenants in a particular business or industry;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	rent control or rent stabilization laws;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property's ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

The Prospective Performance of the Mortgage Loans in the Trust Should be Evaluated Separately from the Performance of Mortgage Loans in Other Trusts Formed by the Depositor.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving ‘‘the same asset type’’ (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease, if such tenant exercises an early termination option, if such tenant goes into bankruptcy or if such tenant were to close or, in certain circumstances, fail to open. See ‘‘—Retail Properties Have Special Risks’’ below. Under such circumstances the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. This interruption of rent payments under the lease may cause there to be insufficient funds available for the borrower to pay debt service on the related mortgage loan.

Six mortgage loans (identified as Loan Nos. 8, 14, 121, 123, 127 and 131 on Annex A-1 to this prospectus supplement), representing approximately 5.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.13% of the aggregate principal balance of loan group 1 as of the cut-off date), are each secured by one or more mortgaged properties that are leased to a single tenant. In addition, certain mortgaged properties have a tenant that represents a significant portion of the rental income at the mortgaged properties. Most of the leases for such single or significant tenants extend beyond the stated maturity date of the related mortgage loans. See Annex A-1 for tenant lease expiration dates for the three largest tenants at each mortgaged property. However, certain of these single or significant tenants may have lease termination options prior to the related lease expiration dates. Additionally, the underwriting of certain of these mortgage loans secured by mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness.

The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers may have considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans may have taken into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

For example, with respect to the mortgage loan identified as Loan No. 8, the single tenant, Level 3 Communications, Inc., recently disclosed (in a Form 8-K filing with the SEC on February 7, 2006), that in January 2006 it completed a private debt offering for approximately $692 million (approximately 54%) of outstanding debt securities that were scheduled to mature in 2008 in exchange for new debt that matures in 2010. A research report published by S&P on January 19, 2006 indicated that following the exchange offer, the corporate credit rating for Level 3 Communications was "SD". The corporate credit rating on Level 3 Communications was then upgraded to "CCC+".

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	tenants were unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case; or

•	rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the tenants have lease expiration dates that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), such leases may terminate at such tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price. Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.

Mortgaged Properties Leased To Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Tenant Bankruptcy Entails Risks

Certain of the tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

Tenant-in-Common Borrowers Own Some of the Mortgaged Properties

With respect to 20 mortgage loans (identified as Loan Nos. 3, 16, 22, 26, 27, 28, 30, 47, 55, 56, 57, 59, 67, 69, 76, 78, 82, 93, 100 and 126 on Annex A-1 to this prospectus supplement) representing approximately 11.19% of the principal balance of the pool of mortgage loans as of the cut-off date (which includes 15 mortgage loans in loan group 1, or approximately 8.45% of the aggregate principal balance of such loan group as of the cut-off date and five mortgage loans in loan group 2, or approximately 23.39% of the aggregate principal balance of such loan group as of the cut-off date), the borrower is comprised of two or more special purpose entities that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common borrower proportionally. To reduce the likelihood of a partition action, each tenant-in-common has waived its partition right, or the attempted exercise of such right of partition is an event of default, or a tenant — in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of the exercise of such right of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

Enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. However, the mortgage loan documents for such loans generally provide that the portion of the loans attributable to each tenant-in-common interest that files for bankruptcy protection will become full recourse to the tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy, or the tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender as a result of such bankruptcy filing.

Additionally, pursuant to the mortgage loan documents, the tenant-in-common borrowers may be permitted to transfer portions of their interests in the mortgaged property to numerous additional tenant-in-common borrowers. The related mortgage loan documents generally provide that:

•	a tenant-in-common borrower and its constituent owners will be personally liable for any losses suffered by the lender as a result of any action intended or reasonably likely to delay or prevent the lender from enforcing its remedies, and

•	the portion of the loan attributable to a tenant-in-common interest will become full recourse to the tenant-in-common borrower and its owner, or the tenant-in-common borrower or its constituent owners will be personally liable for losses suffered by the lender, if such tenant-in-common borrower (A) files for bankruptcy or (B) files any motion contesting an involuntary proceeding brought by the lender against such tenant-in-common.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

Generally, each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds or breach of environmental covenants. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to customary recourse carveouts. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

Risks to the Mortgaged Properties Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See ‘‘—Risks Associated with the Absence of or Inadequacy of Insurance Coverage’’ below.

Recent Developments May Increase the Risk of Loss on the Mortgage Loans

The impact of international events involving the United States, such as the aftermath of the terrorist attacks of September 11, 2001 and the ongoing military action in Iraq, is uncertain. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

Damage Caused by Hurricane Katrina

The damage caused by Hurricane Katrina and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama, Texas and Florida in August 2005 may adversely affect certain of the mortgaged properties. As of the cut-off date, 150 of the mortgaged properties, securing 14.51% of the initial outstanding pool balance (representing 14.09% of the initial outstanding loan group 1 balance and 16.36% of the initial outstanding loan group 2 balance) are secured by mortgaged properties located in Louisiana, Mississippi, Alabama and Florida. Although it is too soon to assess the full impact of Hurricane Katrina on the United States and local economies, in the short term the effects of the storm have had a material adverse effect on the local economies and income producing real estate in the affected areas. Areas affected by Hurricane Katrina have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricane Katrina has led to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Additionally, the standard all-risk insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area.

Because of the difficulty in obtaining information about the affected areas and mortgaged properties it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of Hurricane Katrina on the mortgaged properties, the Southeast states and the United States as a whole.

Office Properties Have Special Risks

There are 13 office properties, securing approximately 24.32% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 29.79% of the aggregate principal balance of loan group 1 as of the cut-off date).

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building's tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

•	the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

•	a decline in the business of tenants or a relocation of jobs, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

•	the desirability of the area as a business location; and

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See ‘‘—Risks Relating to Loan Concentrations’’ above.

Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

Included in the office properties referenced above are three medical office properties (identified as Loan Nos. 34, 89 and 140 on Annex A-1 to this prospectus supplement), which secures approximately 1.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.34% of the aggregate principal balance of loan group 1 as of the cut-off date). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Multifamily Properties Have Special Risks

There are 24 multifamily properties, securing approximately 19.19% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes three mortgaged properties securing approximately 2.25% of the aggregate principal balance of loan group 1 as of the cut-off date, and 21 mortgaged properties securing approximately 94.45% of the aggregate principal balance of loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, appearance and construction quality;

•	local employers, including military bases and colleges, relocating, closing or going out of business;

•	the location of the property, which may become less desirable over time;

•	the ability of management to rent units and provide adequate maintenance and insurance;

•	the services and amenities at the property;

•	the property's reputation;

•	the level of mortgage interest rates and the strength of the single-family home market, either of which may encourage tenants to purchase rather than lease housing;

•	in the case of student housing facilities or apartment buildings with a significant number of student tenants, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use, wear and tear on the leased units, which may be greater than that experienced on units leased to non-students, the reliance on parental guarantees to support tenant creditworthiness, and the lack of long-term leases. For example, five mortgage loans (identified as Loan Nos. 9, 11, 32, 93 and 105 on Annex A-1 to this prospectus supplement), representing approximately 5.64% of the Initial Pool Balance (or approximately 30.69% of the Initial Loan Group 2 Balance) have significant student housing concentrations;

•	the presence of competing properties;

•	the tenant mix, particularly if the tenants are predominantly personnel from or workers related to a local military base or workers from a particular business or industry;

•	the tenant mix, particularly if the tenants are predominantly students, which tenants may cause more damage or ‘‘wear and tear’’ on the property than other tenants, or which tenants may be permitted to enter into leases for less than a full year period, thereby causing the property to experience periods of lower rental income, and which property may be reliant on the financial well-being of the college or university to which it is affiliated or draws tenants from;

•	local competitive conditions;

•	quality of management;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations that may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

•	the length of the term of the lease.

Certain jurisdictions regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state ‘‘Unfair and Deceptive Practices Acts’’ and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few jurisdictions offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within such mortgaged properties or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various or all of units within the mortgaged properties.

Retail Properties Have Special Risks

There are 39 retail properties, securing approximately 17.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 21.66% of the aggregate principal balance of loan group 1 as of the cut-off date).

The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is located on the related mortgaged property. Thirty of the mortgaged properties, securing approximately 14.83% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 18.17% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘anchored’’ or ‘‘shadow anchored.’’ Nine of the mortgaged properties, securing approximately 2.85% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.50% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences if such space is not occupied.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

In addition, various factors may affect the economic performance of retail properties, including:

•	local competitive conditions;

•	adverse changes in consumer spending;

•	quality of management;

•	physical attributes and quality of the premises; and

•	a decline in the business of a particular tenant or tenants, which may result in such tenant or other tenants at the property ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

Self Storage Properties Have Special Risks

There are 47 self storage properties, securing approximately 13.56% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 16.61% of the aggregate principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single-family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	age of improvements; or

•	other factors

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Child Development Center Properties Have Special Risks

There is one child development center property portfolio with 713 properties, securing approximately 9.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 11.15% of the aggregate principal balance of loan group 1 as of the cut-off date). Several factors may adversely affect the value and successful operation of a child development center property, including:

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	the physical attributes of the child development center property (e.g., its age, appearance and layout);

•	management’s ability to control enrollment, growth and attrition;

•	competition in the tenant’s marketplace from other child development centers and alternatives to child development centers; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income) which may result in decreased demand.

In addition, child development center properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such child development center property consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Hotel Properties Have Special Risks

There are 11 hotel properties securing approximately 8.69% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 10.65% of the aggregate principal balance of loan group 1 as of the cut-off date), that are considered full-service or limited-service.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	conversion to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	management ability of property managers;

•	desirability of particular locations;

•	location, quality and hotel management company affiliation which affect the economic performance of a hotel;

•	loss of franchise or management company; and

•	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

When applicable, the liquor licenses for most of the mortgaged properties secured by hotels are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

Certain of the mortgage loans secured by a hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence and financial strength of the franchisor or hotel management company and, with respect to a franchise company only:

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

No assurance can be given that the trust fund could renew a management agreement or obtain a new management agreement following termination of the agreement in place at the time of foreclosure.

Manufactured Housing Properties Have Special Risks

There are 16 manufactured housing properties, securing approximately 4.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 11 mortgaged properties securing approximately 3.79% of the aggregate principal balance of loan group 1 as of the cut-off date and five mortgaged properties securing approximately 5.55% of the aggregate principal balance of loan group 2). Loans secured by liens on manufactured housing properties pose risks not associated with loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	single family homes.

Other factors may also include:

•	the physical attributes of the manufactured housing, including its age and appearance;

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the type of services or amenities it provides;

•	the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities;

•	the property's reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing properties are ‘‘special purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Industrial Properties Have Special Risks

There are four industrial properties, securing approximately 2.90% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.55% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Properties with Condominium Ownership Have Special Risks

Two mortgage loans, Loan Nos. 1 and 13, representing approximately 13.26% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include two mortgage loans in loan group 1, or approximately 16.25% of the aggregate principal balance of loan group 1 as of the cut-off date) are primarily secured by the related borrower's ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

With respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 11.56% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 14.16% of the aggregate principal balance of loan group 1 as of the cut-off date), the related borrower, an owner of an office building, has controlling interest in the condominium association.

With respect to one mortgage loan (identified as Loan No. 13, on Annex A-1 to this prospectus supplement), representing approximately 1.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.09% of the aggregate principal balance of loan group 1 as of the cut-off date), the related borrower, an owner of a hotel in a mixed-use condominium project, has controlling interest in the condominium association.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties such as hotels and self storage facilities, or other properties (including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses

Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

Zoning or other restrictions also may prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions’’ below.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Five of the mortgaged properties (identified as Loan Nos. 9, 27, 29, 59 and 74 on Annex A-1 to this prospectus supplement), representing approximately 4.88% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (and which includes four mortgaged properties securing approximately 2.84% of the aggregate principal balance of loan group 1 as of the cut-off date and one mortgaged property securing approximately 13.94% of the aggregate principal balance of loan group 2), are secured by a lien on the related borrower's leasehold interest in the related real property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease. Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

Your Lack of Control Over the Trust Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See ‘‘Servicing of the Mortgage Loans —General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Potential Conflicts of Interest

Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicer may purchase a portion of the Series 2006-C1 certificates. This could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. This could cause a conflict between the special servicer’s duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate or interests therein. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

Additionally, any of those parties may, especially if it or an affiliate holds Series 2006-C1 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if the special servicer or an affiliate holds Series 2006-C1 non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-C1 non-offered certificates.

Additionally, each of the master servicer, sub-servicers and special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the sub-servicers or the special servicer.

Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller. The mortgage loan sellers or their affiliates may have other business relationships with the borrowers under the mortgage loans. The mortgage loan sellers or their affiliates may also have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Conflicts may also arise where the borrower or an affiliate of the borrower is a tenant at the mortgaged property. For example, with respect to the mortgage loan identified as Loan No. 8, the single tenant at the mortgaged property is affiliated with the borrower. See ''Annex B–Collateral Term Sheet–Level 3 Communications" in this prospectus supplement. For instance, it is more likely that a landlord would waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. There can be no assurance the space ‘‘leased’’ by this borrower affiliate will eventually be occupied by third party tenants.

In addition:

•	General Electric Capital Corporation, a sponsor and mortgage loan seller, is an affiliate of the depositor;

•	Bank of America, National Association, a sponsor, mortgage loan seller and a primary servicer, is an affiliate of Bank of America Securities LLC, one of the lead underwriters;

•	German American Capital Corporation, a sponsor and a mortgage loan seller, is an affiliate of Deutsche Bank Securities Inc., one of the lead underwriters; and

•	LaSalle Bank National Association, the trustee, and German American Capital Corporation, a sponsor and a mortgage loan seller, are parties to a custodial agreement whereby LaSalle Bank National Association, for consideration, provides custodial services to German American Capital Corporation for certain commercial mortgage loans purchased by it. Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by German American Capital Corporation to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Directing Certificateholder May Direct Special Servicer Actions

In connection with the servicing of the mortgage loans (other than the 277 Park Avenue mortgage loan, the KinderCare Portfolio mortgage loan and the James Center mortgage loan), the special servicer may, at the direction of the directing certificateholder, take or refrain from taking actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, the special servicer is not permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

The Holders of Certain Subordinate and Pari Passu Debt May Direct Actions of the Special Servicer or the Actions of the Master Servicer and Special Servicer Under Certain Other Pooling and Servicing Agreements

With respect to the mortgage loans identified in the table below, the related property also secures one or more mortgage loans that are either subordinate or pari passu in right of payment with such mortgage loan. We refer to the mortgage loan included in the trust, together with non-trust mortgage loan or mortgage loans, as a ‘‘whole loan.’’

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Loan Group	% of Initial Loan Group Balance	Aggregate Non-Trust Mortgage Loan Balance	Non-Trust B Note Balance	Aggregate Non-Trust PariPassu Loan Balance
277 Park Avenue	$190,000,000	11.56%	1	14.16%	$310,000,000	—	$310,000,000
KinderCare Portfolio	$149,625,000	9.10%	1	11.15%	$498,750,000	$199,500,000	$299,250,000
James Center	$50,000,000	3.04%	1	3.73%	$100,000,000	—	$100,000,000
Level 3 Communications	$45,000,000	2.74%	1	3.35%	$25,000,000	$ 25,000,000	—
400 Broadway	$5,117,000	0.31%	2	1.69%	$320,000	$ 320,000	—

Pursuant to one or more intercreditor or similar agreements, a holder of a particular non-trust mortgage loan in a subject whole loan, or a group of holders of non-trust mortgage loans in a subject whole loan (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that whole loan, including:

•	cure rights with respect to the underlying mortgage loan in that whole loan,

•	a purchase option with respect to the underlying mortgage loan in that whole loan,

•	the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that whole loan, and/or

•	the right to replace the applicable special servicer (without cause).

In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described whole loans (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to this Series 2006-C1 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the Series 2006-C1 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the Series 2006-C1 certificateholders for exercising such rights and powers.

As a result, any determinations made by the directing certificateholder will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement (or, the case of the 277 Park Avenue mortgage loan and the KinderCare Portfolio mortgage loan, the BACM 2005-6 pooling and servicing agreement, and in the case of the James Center mortgage loan, the GMACCM 2006-C1 pooling and servicing agreement) may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

See ‘‘Description of the Mortgage Pool—Split Loan Structure’’ in this prospectus supplement for a more detailed description of the priority of payments among the mortgage loans comprising that whole loan. Also, see ‘‘Servicing of the Mortgage Loans—Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans,’’ ‘‘—Servicing of the James Center Mortgage Loan,’’ ‘‘—Rights of the Holder of the Level 3 Communications B Note’’ and ‘‘—Rights of the Holder of the 400 Broadway B Note’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In addition, the following mortgage loans are each being serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same whole loan as the subject mortgage loan:

•	the 277 Park Avenue mortgage loan and KinderCare Portfolio mortgage loan are being serviced pursuant to the pooling and servicing agreement relating to the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-6 commercial mortgage securitization; and

•	the James Center mortgage loan is being serviced pursuant to the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1.

Each of the foregoing pooling and servicing agreements is similar but not identical to the Series 2006-C1 pooling and servicing agreement. See ‘‘Servicing of the Mortgage Loans—Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans’’ and ‘‘—Servicing of the James Center Mortgage Loan’’ in this prospectus supplement. In addition, the Series 2006-C1 certificateholders will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. With respect to any mortgage loan made to multiple borrowers, including cross-collateralized mortgage loans, this risk is increased because each borrower bankruptcy will reinstate the court stay. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

In In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. We make no representation as to the actual rate of payments of principal on the mortgage loans.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since that class bears interest at a rate limited by the weighted average of the net mortgage interest rates of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the accompanying prospectus.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of prepayment or yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

In addition certain mortgage loans permit partial prepayment during the related lockout period. See, for example, ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	special provisions in certain of the loan documents that permit prepayment under limited circumstances, including in connection with a release;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges;

•	the master servicer's or special servicer's ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

A casualty or condemnation may cause a prepayment of all or a portion of the loan balance. The mortgage loans generally do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of one or more of the representations or warranties or as a result of a document defect in the related mortgage file, or if a mezzanine lender or holder of a subordinate loan exercises an option to purchase the related mortgage loan under the circumstances set forth in the related mezzanine loan documents or intercreditor agreement, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment penalty would be payable. Such repurchase or early prepayment may adversely affect the yield to maturity on your certificates. See ‘‘—Ability to Incur Other Debt Entails Risk,’’ ‘‘Servicing of the Mortgage Loans—Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans—Sale of Defaulted Mortgage Loans,’’ ‘‘Servicing of the Mortgage Loans—Servicing of the James Center Mortgage Loan—Sale of Defaulted Mortgage Loan,’’ ’’Servicing of the Mortgage Loans—Rights of the Holder of the Level 3 Communications B Note—Sale of Defaulted Mortgage Loan’’ and "—Rights of the Holder of the 400 Broadway B Note—Sale of Defaulted Mortgage Loan" in this prospectus supplement.

With respect to the Level 3 Communications mortgage loan and the 400 Broadway mortgage loan, the related mortgaged property also secures a subordinate mortgage loan. With respect to such mortgage loan, the holder of the related subordinate debt will have the right, subject to the satisfaction of certain conditions (including a loan default) described under ‘‘Servicing of the Mortgage Loans—Rights of the Holder of the Level 3 Communications B Note—Sale of Defaulted Mortgage Loan" and "—Rights of the Holder of the 400 Broadway B Note—Sale of Defaulted Mortgage Loan’’ in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of a yield maintenance charge. This circumstance would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

In addition, with respect to any mortgage loan as to which mezzanine debt currently exists or will exist in the future, the holder of such related mezzanine debt may have the right to purchase the related mortgage loan from the trust upon the occurrence and continuance of an event of default as set forth in the related intercreditor agreement. Either of these circumstances would have the same effect on the offered certificates as a prepayment in full of such mortgage loan. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this prospectus supplement.

With respect to ten mortgage loans (identified as Loan Nos. 15, 16, 18, 31, 42, 56, 57, 67, 78 and 112 on Annex A-1 to this prospectus supplement), representing approximately 6.48% of the principal balance of the pool of mortgage loans as of the cut-off date or approximately 7.94% of the aggregate principal balance of loan group 1 as of the cut-off date, the related borrowers are required to meet certain performance criteria in order to prevent the application of certain escrows and/or letters of credit to pay down the principal balance of such mortgage loans. Failure to satisfy such criteria would have the same effect on the offered certificates as a partial prepayment of such mortgage loans in some cases without the payment of a yield maintenance charges or prepayment penalty. For more information regarding these mortgage loans, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit’’ and footnote 8 to Annex A-1 to this prospectus supplement.

Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions

Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This situation occurs because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any jurisdiction may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See ‘‘Certain Legal Aspects of Mortgage Loans — Foreclosure’’ in the prospectus.

Risks Relating to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances, at the ‘‘Prime Rate’’ as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This situation occurs because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and the Class X-W certificates.

See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit and Certificate Deferred Interest’’ in this prospectus supplement.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

All of the mortgaged properties (except for the mortgaged properties relating to the KinderCare Portfolio mortgage loan) were subject to environmental site assessments within the 12 month period prior to the cut-off date, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	which will be remediated or abated in all material respects by the closing date;

•	for which an escrow for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions include, for example:

•	leaks from storage tanks,

•	on-site spills, and

•	soil and groundwater contamination from dry cleaning operations.

Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

See ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Environmental Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code)

retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in the State of New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. Similar considerations apply with respect to the 277 Park Avenue mortgage loan and KinderCare Portfolio mortgage loan under the pooling and servicing agreement relating to the BACM 2005-6 Commercial Mortgage Pass-Through Certificates and the James Center mortgage loan under the pooling and servicing agreement relating to the GMACCM 2006-C1 Mortgage Pass-Through Certificates.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus.

Risks Associated with the Absence of or Inadequacy of Insurance Coverage

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property and (ii) the outstanding principal balance of the mortgage loan. Therefore, insurance proceeds may not be sufficient to pay off the mortgage loan. In addition, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. The mortgaged properties securing approximately 16.19%, 9.25% and 5.13% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include approximately 16.48%, 8.56% and 5.38%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and the mortgaged properties securing approximately 14.93%, 12.32% and 4.04%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off-date) are located in California, Florida, and Texas, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. We cannot assure you that borrowers currently maintain or will in the future be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

With respect to certain of the mortgage loans, the insurance coverage is provided under a blanket policy that also covers other properties (that are not collateral for the mortgage loans in the trust) owned by the related borrowers' affiliates, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, on November 26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted by Congress, which established the Terrorism Insurance Program. Under the Terrorism Insurance Program, the federal government shares in the risk of loss associated with certain future terrorist acts.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim.

The Treasury Department has established procedures for the program under which the federal share of compensation equals 90 percent (or, in 2007, 85 percent) of that portion of insured loss that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation is paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

Through December 2007, insurance carriers are required under the program to offer terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. However, the Terrorism Risk Insurance Act of 2002 does not require insureds to purchase such coverage nor does it stipulate the pricing of such coverage. There can be no assurance that all of the borrowers under the mortgage loans have accepted the terrorism coverage.

In addition, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

Finally, the Terrorism Insurance Program terminates on December 31, 2007. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

Certain of the mortgage loans may be secured by mortgaged properties that are not insured for acts of terrorism. If such casualty losses are not covered by standard casualty insurance policies,

then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to three mortgage loans (identified as Loan Nos. 40, 110 and 111 on Annex A-1 to this prospectus supplement), representing approximately 1.07% of the principal balance of the pool as of the cut-off date (or approximately 1.32% of the aggregate principal balance of loan group 1), the related loan documents do not require the borrower to maintain terrorism insurance and the related borrower does not have terrorism insurance in place as of the cut-off date. Additionally, other loans that currently require terrorism coverage may not require such coverage under all circumstances in the future. For instance, some of the mortgage loans require terrorism insurance only if it can be obtained for a ‘‘commercially reasonable’’ amount and/or for an amount up to a specified premium cap, or if such exclusions become customary or are not customarily required by lenders on similar properties. In other instances, the insurance policies specifically exclude coverage for acts of terrorism or the related borrower’s obligation to provide terrorism insurance is suspended in the event that a tenant elects to self-insure and satisfies certain eligibility criteria. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either:

•	such insurance is not available at any rate, or

•	such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.

Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in the preceding sentence.

Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ in this prospectus supplement.

In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

As a result of any limitations on the insurance coverage in place with respect to any mortgaged properties, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed ‘‘legally non-conforming’’ under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the related borrower would be able to continue its current use or rebuild the existing structures ‘‘as is’’ in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following a casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments To Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers or, in the case of the James Center Mortgage

Loan, CWCapital LLC, and the applicable mortgage loan seller's or CWCapital, LLC's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller or CWCapital, LLC will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this prospectus supplement.

Litigation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors —Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks of Inspections Relating to Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’), solely as nominee for the related Mortgage Loan Seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust’s Ownership Of The Mortgage Loans

In the event of the insolvency of any mortgage loan seller, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Other Risks

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

THE SPONSORS AND MORTGAGE LOAN SELLERS

General Electric Capital Corporation

General

General Electric Capital Corporation (‘‘GECC’’) is a sponsor of this securitization transaction. GECC or an affiliate underwrote all of the mortgage loans being sold by GECC to the Depositor. GECC was incorporated in 1943 in the State of New York. All of GECC’s outstanding common stock is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned, directly or indirectly, by General Electric Company. GECC is an affiliate of the depositor. GECC is a global, diversified financial services company engaged in commercial finance, consumer finance, equipment management and insurance. The principal offices of GECC are located at 260 Long Ridge Road, Stamford, Connecticut 06927.

For more information regarding GECC and its securitization program, see ‘‘The Sponsor’’ in the prospectus.

Underwriting Standards

A description of the underwriting standards of GECC is set forth in the prospectus under ‘‘The Sponsor—Underwriting Standards.’’ A description of the underwriting standards of each other mortgage loan seller is set forth below.

Bank of America, National Association

General

Bank of America, National Association (‘‘Bank of America’’) is also a sponsor of this securitization transaction. Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the ‘‘OCC’’) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

Bank of America Commercial Mortgage Inc.’s securitization program principally is used to fund Bank of America’s commercial real estate business unit’s self-originated portfolio of loans secured by first liens on multifamily and commercial properties. Bank of America Commercial Mortgage Inc.’s securitization program may also include mortgage loans originated through correspondent arrangements. While Bank of America currently does not rely on securitization as a material funding source, Bank of America Commercial Mortgage Inc.’s securitization program is a material funding source for Bank of America’s portfolio of commercial real estate mortgage loans similar to the mortgage loans in this securitization.

The tables below indicate the size and growth of Bank of America's commercial mortgage loan origination program. Loans originated by Bank of America have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America has also regularly originated loans on a variety of other commercial property types, including but not limited to self-storage facilities, manufactured housing communities, parking garage facilities and golf courses.

ORIGINATION VOLUME
(Dollar Amount of Closed Loans)

	Year
Property Type	2002	2003	2004	2005 YTD
Multifamily	$872,868,916	$773,759,737	$846,810,000	$1,923,132,683
Office	$989,530,644	$2,519,410,500	$4,554,682,199	$4,707,688,429
Retail	$967,447,740	$1,675,580,125	$2,693,464,540	$3,934,548,928
Industrial	$95,233,700	$244,734,000	$442,700,000	$383,918,812
Manufactured Housing	$0	$604,559,638	$827,847,923	$87,612,439
Self Storage	$17,500,000	$127,118,000	$411,710,000	$294,366,598
Lodging	$130,000,000	$346,350,000	$2,465,433,338	$4,087,452,198
Total	$3,072,581,000	$6,291,512,000	$12,242,648,000	$15,418,720,087

Bank of America serves as a sponsor and, if specified in the applicable prospectus supplement, a master, primary and/or special servicer in Bank of America Commercial Mortgage Inc.’s securitization program, in addition to owning all of the Bank of America Commercial Mortgage Inc.’s equity. Banc of America Securities LLC, an underwriter in this transaction, is an affiliate of Bank of America and assists Bank of America and Bank of America Commercial Mortgage Inc.’s in connection with the selection of mortgage loans for various transactions.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

Underwriting Standards

Origination Channels.    Bank of America originates mortgage loans (i) directly to mortgagor/borrowers; (ii) indirectly to mortgagor/borrowers via the use of mortgage loan brokers; and (iii) through other loan originators.

The Application.    Regardless of the channel in which the loan was originated, a mortgage application is completed containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor's credit standing and capacity to repay the loan. During the application process, the applicant is required to authorize Bank of America to obtain a credit report that summarizes the applicant’s credit history and any record of bankruptcy or prior foreclosure. In addition, the mortgagor and the principal of any borrower is required to complete a Certificate of Financial Condition which certifies to certain questions regarding it’s prior credit history. If the collateral is considered a multifamily dwelling, the mortgagor is also required to submit a Home Mortgage Disclosure Act (HMDA) Data Collection Form which provides certain information in order to allow the federal government to monitor Bank of America’s compliance with equal credit opportunity, fair housing, and home mortgage disclosure laws.

Further, the application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

•	Rent Roll

•	Existing Mortgage Verification

•	Credit References

•	Certified Financial Statements for Mortgagor and Borrower Principals

•	Tenant/Resident Leases

•	Ground Leases

•	Property Operating Statements

•	Real Estate Tax bills

•	Purchase Contract (if applicable)

•	Appraisal

•	Engineering Report

•	Seismic Report (if applicable)

•	Environmental Report

•	Site Plan

•	Certificate of Occupancy

•	Evidence of Zoning Compliance

•	Insurance Policies

•	Borrower Structure/Authority Documents

Underwriting Evaluation.    Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established in Bank of America’s CMBS Capital Markets Commercial Conduit Guidelines and Procedures (‘‘Bank of America Guidelines’’). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and credit rating. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

Bank of America’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America’s commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America’s loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan package, Bank of America’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real estate which will secure the loan.

Loan Analysis.    Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

Escrow Requirements.    Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

•	Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

•	Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

•	Immediate Repair / Environmental Remediation—Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

Tenant Improvement/Lease Commissions.    In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and / or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Zoning and Building Code Compliance.    Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the relate mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than 12 months.

Required Third Party Reports.    Bank of America underwriters utilize specific information provided by licensed third party professionals in evaluating the collateral. The following reports are ordered by Bank of America:

•	Appraisal. An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or updated an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Such appraisal, appraisal update or property valuation is prepared on or about the ‘‘Appraisal As-Of Date’’ indicated on Annex A-1 to this prospectus supplement, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice (UPAP). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. All appraisals are in compliance with FIRREA.

•	Property Condition Assessments. Inspections of each of the mortgaged properties are conducted by independent licensed engineers in connection with or subsequent to the origination of the related mortgage loan. Such inspections are generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In general, with limited exception, cash reserves are established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

•	Environmental Site Assessment (‘‘ESA’’). ESA’s are information-gathering investigations that identify environmental conditions that may impair, restrict the use of, and/or impose an environmental liability to the mortgaged property. A Phase I ESA consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. A Phase II ESA is a site specific investigation to determine the presence or absence of environmental concerns identified in the Phase I ESA. Bank of America requires a Phase I ESA for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials (ASTM).

•	Seismic Reports. A seismic report is required for all properties located in Seismic Zones 3 or 4 as determined I accordance with the Uniform Building Code.

Representations and Warranties.    As and to the extent described in the related prospectus supplement, Bank of America will make representations and warranties regarding the mortgage loans that it transfers to the Depositor for the certificates.

German American Capital Corporation

General

German American Capital Corporation (‘‘GACC’’ and, together with GECC and Bank of America, the ‘‘Sponsors’’) is also a sponsor of this securitization transaction. GACC or an affiliate of GACC originated and underwrote 73.67% of the loans in which GACC is acting as a seller in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage-backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly owned subsidiary, Deutsche Bank Mortgage Capital, LLC (‘‘DBMC’’). Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (‘‘CMBS’’) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (‘‘DBBM’’) is one of the leading originators and seller servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for just under ten years.

GACC has been a seller of loans both into securitizations in the ‘‘COMM’’ program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation, GMAC Commercial Mortgage Corporation and Citigroup, have acted as depositors.

Under the COMM name, GACC has two primary securitization programs, the COMM FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:

Year (Amts in $ billions)	Total Securitizations
2005	9.7
2004	5.4
2003	5.5

The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

During the past five years, loans sold by GACC to Deutsche Mortgage Asset Receiving Corporation into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations, with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

Under the COMM Conduit/Fusion securitizations, GACC-originated loans have represented a range of between approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, GMACCM, PNC Bank and LaSalle Bank National Association.

Loans sold by GACC to securitizations of third-party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the 5 years ending December 31, 2005.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however, it may elect to purchase loans for securitization in the future. In that event GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters, GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation, geographic and property type diversity and rating agency criteria.

GACC’s Underwriting Standards

General.    GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines. References to GACC in this GACC’s Underwriting Standards section also include DBMC.

Loan Analysis.    In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single purpose entities. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s market and the utility of the mortgaged property within the market. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    GACC’s underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.25x	75%
Multifamily	1.20x	80%
Manufactured Housing	1.20x	80%
Industrial/Warehouse	1.25x	75%
Self Storage	1.25x	75%
Hotel	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan to value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and Annex A-1 to this prospectus supplement.

Escrow Requirements.    GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

•	Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

•	Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Property Type	Minimum Reserve
Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self storage	$0.15 per square foot
Hotel	4% of gross revenue

•	Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

•	Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

•	Third Party Reports—In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in the prospectus under ‘‘Description of the Mortgage Pool—General Underwriting Matters.’’

•	GACC’s Servicing—For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Mortgage Loan Sellers

GECC, Bank of America and GACC are also acting as mortgage loan sellers in this transaction. Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller; except that:

•	the James Center mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), as to which GACC is acting as mortgage loan seller, was originated by and acquired from CWCapital LLC by such mortgage loan seller;

•	the Level 3 Communications mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), as to which GACC is acting as mortgage loan seller, was originated by and acquired from CBRE Realty Finance TRS, Inc. by such mortgage loan seller; and

•	the WWG-EZ Access SS mortgage loan (identified as Loan No. 92 on Annex A-1 to this prospectus supplement), as to which GECC is acting as mortgage loan seller, was originated by and acquired from Central Pacific Bank by such mortgage loan seller after having re-underwritten such mortgage loan generally in accordance with the underwriting standards described in the prospectus under "The Sponsor—Underwriting Standards."

GECC, Bank of America and GACC each originated more than 10% of the mortgage loans in the trust fund.

THE DEPOSITOR

GE Commercial Mortgage Corporation, the depositor (the ‘‘Depositor’’), is a direct wholly owned subsidiary of GECC and was incorporated in the State of Delaware on January 17, 2003. The principal executive offices of the Depositor are located at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000.

The Depositor does not have, nor is it expected in the future to have, any significant assets.

Since its formation in 2003, the Depositor has acted as depositor with respect to securitization transactions, in an approximate aggregate amount in excess of $10 billion. GECC has acted as a sponsor of such transactions and contributed approximately 50% of the mortgage loans in such transactions in the aggregate, with the remainder having been contributed by German American Capital Corporation, Bank of America, National Association and other loan sellers.

The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor’s duties pursuant to the pooling and servicing agreement include, without limitation, the duty to keep in full force its existence, rights and franchises (subject to the right to merge, consolidate or sell substantially all of its assets so long as it receives a rating agency confirmation as to such event), to notify the Trustee (as defined herein) if any claim is made with respect to which the Depositor is entitled to indemnification from the Trust (as defined herein), to appoint a successor Trustee in the event of the resignation or removal of the Trustee, to provide the Trustee with a copy of any private placement memorandum used by the Depositor or an affiliate in connection with the resale of any Certificates that have been privately offered, to provide information in its possession to the Trustee to the extent necessary to perform REMIC tax administration, to notify the Trustee of certain events that might require reporting under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and to sign any Annual Report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act of 2002, required to be filed by the Trust. The Depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

THE ISSUING ENTITY

The issuing entity for the Certificates will be GE Commercial Mortgage Corporation, Series 2006-C1 Trust (the ‘‘Trust’’). The Trust is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO property, disposing of defaulted mortgage loans and REO property, issuing the certificates and making distributions and providing reports to certificateholders. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investment of funds in the Certificate Account (as defined herein) and other accounts maintained under the pooling and servicing agreement in Permitted Investments (as defined herein). The Trust may not lend or borrow money, except that the Master Servicer or the Trustee (each as defined herein) may make Advances (as defined herein) to the Trust only to the extent it deems such Advances to be recoverable from the related mortgage loan; such Advances are intended to be in the nature of a liquidity, rather than a credit, facility. The pooling and servicing agreement may be amended as set forth herein under ‘‘Servicing of the Mortgage Loans—Amendments.’’ The Trust administers the mortgage loans through the Master Servicer and Special Servicer. A discussion of the duties of the Master Servicer and Special Servicer, including any discretionary activities performed by each of them, is set forth herein under ‘‘Servicing of the Mortgage Loans.’’ Other than the pooling and servicing agreement, there is no management or administration agreement regarding the Trust.

The only assets of the Trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the pooling and servicing agreement and the Permitted Investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and indemnity obligations to the Trustee, Master Servicer and Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or Board of Directors. It acts through the Trustee, Master Servicer and Special Servicer.

The Depositor is contributing the mortgage loans to the Trust. The Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described herein under ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions.’’

Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’ The Depositor has been formed as a special purpose bankruptcy remote entity. In addition, in connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust, legal opinions are required to be rendered to the effect that:

1. If such mortgage loan seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such mortgage loan seller is not applicable to payments on the certificates.

2. If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See ‘‘Risk Factors—The Sellers Of The Mortgage Loans Are Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust’s Ownership Of The Mortgage Loans’’ in this prospectus supplement.

THE MASTER SERVICER

The Initial Master Servicer

Wachovia Bank, National Association (‘‘Wachovia’’) will be the master servicer under the Pooling and Servicing Agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs (formerly known as McCracken) Strategy software and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
By Approximate Number	10,015	15,531	17,641
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5

Within this portfolio, as of December 31, 2005, are approximately 15,007 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $146.4 billion related to commercial mortgage-backed securities. In addition to servicing loans related to commercial mortgage-backed securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of January 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and PPA)*	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Server	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody’s, F-1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. In particular, the related Mortgage Loan Seller and sponsor have informed Wachovia that Bank of America, National Association will act as primary servicer with respect to 22 of the underlying mortgage loans originated by affiliates of Bank of America, National Association, representing approximately 31.97% of the initial pool balance.

Generally, all amounts received by Wachovia on the mortgage loans included in the trust are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘Description of the Certificates—Distributions’’ in this prospectus supplement within the time required by the pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Except with respect to any information relating to Bank of America, National Association, the information set forth in the preceding paragraphs under ‘‘The Master Servicer’’ in this prospectus supplement concerning Wachovia has been provided by it.

The Master Servicer will be responsible for the master servicing of all of the mortgage loans except for the 277 Park Avenue mortgage loan, the KinderCare Portfolio mortgage loan and the James Center mortgage loan. Bank of America, National Association will be responsible for the master servicing of the 277 Park Avenue mortgage loan and the KinderCare Portfolio mortgage loan under the BACM 2005-6 pooling and servicing agreement. GMAC Commercial Mortgage Corporation will be responsible for the master servicing of the James Center mortgage loan under the GMACCM 2006-C1 pooling and servicing agreement. The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans.

Certain of the duties of the Master Servicer and the provisions of the pooling and servicing agreement are set forth herein under ‘‘Servicing of the Mortgage Loans.’’ The manner in which collections on the mortgage loans are to be maintained is described herein under ‘‘Description of the Certificates—Distributions—Method, Timing and Amount.’’ The advance obligations of the Master Servicer are described herein under ‘‘Description of the Certificates—Advances’’ and ‘‘—Appraisal Reductions.’’ Certain limitations on the Master Servicer’s liability under the pooling and servicing agreement are described herein under ‘‘Servicing of the Mortgage Loans—Certain Matters Regarding the Servicer, the Special Servicer and the Depositor.’’ Certain terms of the pooling and servicing agreement regarding the Master Servicer’s removal, replacement, resignation or transfer are described herein under ‘‘Servicing of the Mortgage Loans—Events of Default,’’ ‘‘—Rights Upon an Event of Default’’ and ‘‘—Certain Matters Regarding the Servicer, the Special Servicer and the Depositor.’’

Primary Servicing

Except with respect to certain mortgage loans sold to the Depositor by Bank of America, the Master Servicer will be responsible for the primary servicing of all of the mortgage loans. The Master Servicer may elect to retain one or more primary servicers to perform some or all of its primary servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more primary servicers on certain of the mortgage loans. The information set forth in this prospectus supplement concerning the primary servicers has been provided by each primary servicer.

Bank of America, National Association, as Master Servicer and Primary Servicer

Bank of America will serve as master servicer of the 277 Park Avenue mortgage loan and the KinderCare Portfolio mortgage loan under the BACM 2005-6 pooling and servicing agreement. Bank of America will also serve as primary servicer with respect to certain mortgage loans sold to the Depositor by Bank of America.

Bank of America has been servicing commercial mortgage loans in excess of 14 years. The table below sets forth information about Bank of America’s portfolio of commercial mortgage loans as of the dates indicated:

	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005
Commercial Mortgage Loans
By Number	8,747	10,349	10,481
By Aggregate Unpaid Principal Balance (in Millions)	$26,691,677,800	$54,295,716,000	$72,823,851,167

Within this portfolio, as of January 31, 2006, are 9,286 commercial mortgage loans with an unpaid principal balance of approximately $61,624,448,330 billion related to commercial mortgage-backed securities.

As required by most pooling and servicing agreements, Bank of America may be required to advance funds for delinquent payments, subject to the servicer’s determination of recoverability. A servicer will advance funds as a P&I Advance (as defined herein) if a borrower’s payment is late in order to provide a certain amount of liquidity to the related trust fund month over month. Servicers will make Servicing Advances (as defined herein) for unpaid items on individual loans such as property taxes, insurance payments and life/safety repairs, all subject to the servicers determination as to whether the advance would be ultimately recoverable. Upon a determination of non-recoverability, the servicer’s advances are repaid first from funds available in the Certificate Account.

Bank of America is a rated by Fitch and S&P as a primary servicer, master servicer and special servicer. Bank of America’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2	Above Average
Master Servicer	CMS2	Above Average
Special Servicer	CSS3+	Average

In addition to servicing loans for securitized commercial mortgages, Bank of America also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Bank of America and sold to a variety of investors.

Bank of America utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions that is widely used within the commercial mortgage industry. This platform allows Bank of America to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrow and payments, insurance escrow and payments, tracking replacement reserve escrows, operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Bank of America has implemented and tested a business continuity plan. In case of a disruption, all functions of the disrupted facility would be transferred to a business recovery facility. The business recovery facility has access to all data and tools necessary to continue servicing all mortgage loans. Bank of America’s business continuity plan is tested and updated annually.

Bank of America’s servicing policies and procedures are updated annually to keep pace with the changes in the industry and have been generally consistent for the last three years in all material respects. The only significant changes in Bank of America’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae or Freddie Mac. Bank of America may perform any of its obligations under a pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Bank of America may engage third-party vendors to provide technology or process efficiencies. Bank of America monitors its third-party vendors in compliance with the guidelines reviewed by the OCC. Bank of America has entered into contracts with third-party vendors for functions such as annual property inspections, real estate tax payment and tracking, hazard insurance, lockbox services and document printing. Bank of America may also retain certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

Loans are serviced in accordance with the loan agreements, mortgage documents, pooling and servicing agreements, inter-creditor agreements, if applicable, and the applicable servicing standard.

Custody services of original documents evidencing the mortgage loans for a particular series will typically be performed by the related trustee. On occasion, Bank of America as servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Bank of America performs custodial functions as servicer, documents will be maintained in its vault. Bank of America utilizes an electronic tracking system to identify the owner of the related mortgage file.

Property Damage.    When an underlying property is damaged and such damage is covered by insurance, Bank of America takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as we would a construction loan. Bank of America maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Bank of America may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. The vendor provides a feed the Bank of America’s loan servicing system to provide updated information.

THE SPECIAL SERVICER

LNR Partners, Inc. (the "Special Servicer" or ‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool, other than with respect to the James Center mortgage loan, which will be specially serviced by CWCapital Asset Management LLC under the GMACCM 2006-C1 pooling and servicing agreement. In addition, LNR Partners will act as special servicer for the 277 Park Avenue mortgage loan and the KinderCare Portfolio mortgage loan under the BACM 2005-6 pooling and servicing agreement. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Series 2006-C1 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases, subordinate financing and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C1 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. Once each of these items are evaluated and considered, LNR Partners’ strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has many measures of its success in this area. LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Series 2006-C1 pooling and servicing agreement for assets of the same type included in the Series 2006-C1 securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the Series 2006-C1 securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Series 2006-C1 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Series 2006-C1 certificates. Generally, LNR Partners’ servicing functions under the Series 2006-C1 pooling and servicing agreement do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the Series 2006-C1 pooling and servicing agreement and consistent with the Servicing Standard. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction performed by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the Series 2006-C1 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire one or more classes of Certificates and will be the initial Directing Certificateholder. Otherwise, except for LNR Partners acting as special servicer for the Series 2006-C1 securitization transaction, there are no specific relationships involving or relating to the Series 2006-C1 securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from the subject securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates. Additionally, an affiliate of LNR Partners is acquiring an interest in one or more classes of certificates.

The information set forth in the preceding paragraphs under ‘‘The Special Servicer’’ in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer.

Certain of the duties of the Special Servicer and the provisions of the pooling and servicing agreement regarding the Special Servicer, including without limitation information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the mortgage loans are set forth herein under ‘‘Servicing of the Mortgage Loans—Modifications, Waivers and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans.’’ Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described herein under ‘‘Servicing of the Mortgage Loans — Certain Matters Regarding the Servicer, the Special Servicer and the Depositor.’’ Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described herein under ‘‘Servicing of the Mortgage Loans—Replacement of the Special Servicer,’’ ‘‘Events of Default,’’ ‘‘—Rights Upon an Event of Default’’ and ‘‘—Certain Matters Regarding the Servicer, the Special Servicer and the Depositor.’’ Certain terms of the BACM 2005-6 pooling and servicing agreement regarding the BACM 2005-6 special servicer's removal or replacement are described herein under "Servicing of the Mortgage Loans—Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans—Termination of the BACM 2005-6 Special Servicer." Certain terms of the GMACCM 2006-C1 pooling and servicing agreement regarding the GMACCM 2006-C1 special servicer's removal or replacement are described herein under "Servicing of the Mortgage Loans—Servicing of the James Center Mortgage Loan—Termination of the GMACCM 2006-C1 Special Servicer."

 THE TRUSTEE AND THE CUSTODIAN

General

LaSalle Bank National Association (the ‘‘Trustee’’ or ‘‘LaSalle’’) will serve as Trustee and Custodian under the Pooling and Servicing Agreement pursuant to which the certificates are being issued. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on over 631 CMBS transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of January 31, 2006, LaSalle’s portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee numbers 407 with an outstanding certificate balance of approximately $264.5 billion. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA-’’ by Fitch Ratings. The Depositor may maintain other banking relationships in the ordinary course of business with the Trustee. The corporate trust office of the Trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services – GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2006-C1.

The Trustee shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, as described herein under ‘‘Servicing of the Mortgage Loans —Rights Upon an Event of Default’’), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" by S&P (or "A+" by S&P, if the Trustee's short-term unsecured debt rating is at least "A-1" from S&P) and "AA-" by Fitch (or "A+" by Fitch if the Trustee has a short-term rating of "'F-1" from Fitch) or such other ratings as are acceptable to the rating agencies or has a fiscal agent appointed with such minimum ratings.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The information set forth in this prospectus supplement concerning the Trustee has been provided by the Trustee.

Duties of the Trustee

The Trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of the Depositor or the Master Servicer or the Special Servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by or on behalf of the Depositor or the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the mortgage loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. The pooling and servicing agreement provides that no provision of such agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no event of default has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the Trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with the pooling and servicing agreement, the Trustee is required to transmit by mail to the Depositor and all certificateholders notice of such occurrence, unless such default shall have been cured.

Certain Matters Regarding the Trustee

The fees and normal disbursements of the Trustee are required to be borne by the Trust. See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses—Trustee Compensation’’ in this prospectus supplement.

The pooling and servicing agreement provides that the Trustee shall not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to at least 25% of the Voting Rights (as defined herein) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the pooling and servicing agreement (unless a higher percentage of Voting Rights is required for such action). If no event of default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the pooling and servicing agreement, the Trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee or agent of the Trustee, will be entitled to indemnification by the Trust, to the extent of amounts held in the Certificate Account from time to time, for any loss, liability or expense arising out of or incurred by the Trustee in connection with any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties under the pooling and servicing agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the pooling and servicing agreement.

The Trustee will be entitled to execute any of its trusts or powers under the pooling and servicing agreement or perform any of its duties under the pooling and servicing agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor will be required to promptly appoint a successor Trustee acceptable to the Master Servicer. If no successor Trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time a Trustee ceases to be eligible to continue as Trustee under the pooling and servicing agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, or if the Trustee shall fail to distribute certain reports within certain time frames, as specified in the pooling and servicing agreement, or if the Trustee shall fail to make required distributions to certificateholders (other than by reason of the failure of the Master Servicer or Special Servicer to timely perform its obligations or other causes beyond the reasonable control of the Trustee), the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the certificates entitled to at least 51% of the Voting Rights may at any time, with or without cause, remove the Trustee under the pooling and servicing agreement and appoint a successor Trustee.

Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

LaSalle will initially serve as paying agent (in that capacity, the "Paying Agent") and as registrar (in that capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the "Authenticating Agent").

DESCRIPTION OF THE MORTGAGE POOL

General

All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages of the anticipated aggregate principal balance of the pool of mortgage loans as of, with respect to each mortgage loan, the later of March 1, 2006 and the date of origination of such mortgage loan (the ‘‘Cut-off Date’’), assuming that the mortgage loans make their scheduled monthly payments in March 2006. The trust will consist primarily of 146 mortgage loans secured by 868 commercial, multifamily and manufactured housing mortgaged properties with an aggregate principal balance as of the Cut-off Date, of approximately $1,643,803,744 (the ‘‘Initial Pool Balance’’) subject to a permitted variance of plus or minus 5%. The ‘‘Cut-off Date Balance’’ of any mortgage loan, pari passu loan or subordinate loan will be the unpaid principal balance of that mortgage loan, pari passu loan or subordinate loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date and subsequent to the immediately preceding due date. All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’). Loan Group 1 will consist of 121 mortgage loans with an aggregate principal balance of $1,341,840,642, representing approximately 81.63% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 25 mortgage loans with an aggregate principal balance of $301,963,102 (or approximately 18.37% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 90.42% secured by manufactured housing properties), representing approximately 24.78% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

Each mortgage loan is evidenced by one or more promissory notes (each such promissory note or group of related promissory notes, a ‘‘Mortgage Note’’) and secured by a mortgage, deed of trust or other similar security instrument (a ‘‘Mortgage’’) that creates a first mortgage lien:

(1) on a fee simple estate in one or more commercial, multifamily or manufactured housing properties; and

(2) with respect to five mortgaged properties (identified as Loan Nos. 9, 27, 29, 59 and 74 on Annex A-1 to this prospectus supplement), representing (based on allocated loan amount) approximately 4.88% of the Initial Pool Balance (or approximately 2.84% of the Initial Loan Group 1 Balance and approximately 13.94% of the Initial Loan Group 2 Balance), on a leasehold or fee/leasehold estate in a commercial property.

Each property described in clauses (1) and (2) above is referred to in this prospectus supplement as a ‘‘Mortgaged Property.’’

The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least fifteen years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option), unless otherwise specified below under ‘‘—Representations and Warranties, Repurchases and Substitutions.’’ Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

On or about March 23, 2006 (the ‘‘Closing Date’’), GE Commercial Mortgage Corporation (the ‘‘Depositor’’) will acquire the mortgage loans from General Electric Capital Corporation (‘‘GECC’’), German American Capital Corporation (‘‘GACC’’) and Bank of America, National Association (‘‘Bank of America’’) and, collectively with GECC and GACC, the ‘‘Mortgage Loan Sellers’’) pursuant to three mortgage loan purchase agreements, each dated on or about the Cut-off Date (the

‘‘Purchase Agreements’’), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee for the benefit of the holders of the certificates (the ‘‘Certificateholders’’). See ‘‘—The Mortgage Loan Sellers’’ below and ‘‘Description of the Pooling Agreements—Assignment of Mortgage Loans; Repurchases’’ in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

The mortgage loans were originated in the period between July 2005 and March 2006.

With respect to any Mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement (as defined in this prospectus supplement), the Trustee will review each mortgage file after the Closing Date (or after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

A description of the underwriting standards of General Electric Capital Corporation is set forth in the prospectus under ‘‘The Sponsor—Underwriting Standards.’’ A description of the underwriting standards of each other Mortgage Loan Seller is set forth above under ‘‘The Sponsors and Mortgage Loan Sellers.’’

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the borrower and/or specific property and other assets, if any, pledged to secure a mortgage loan subject to customary recourse carveouts.

Additional Debt

As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to a mortgage loan.

•	Five mortgage loans (identified as Loan Nos. 1, 2, 7, 8 and 84 on Annex A-1 to this prospectus supplement), representing, in the aggregate, approximately 26.75% of the Initial Pool Balance (which includes four mortgage loans in Loan Group 1, or approximately 32.39% of the Initial Loan Group 1 Balance and one mortgage loan in Loan Group 2, or approximately 1.69% of the Initial Loan Group 2 Balance), the related mortgaged property or properties also secure one or more pari passu loans and/or subordinate loans. See ‘‘Description of the Mortgage Pool—Split Loan Structure’’ in this prospectus supplement.

•	With respect to five mortgage loans (identified as Loan Nos. 38, 99, 128, 133 and 145 on Annex A-1 to this prospectus supplement), representing approximately 1.33% of the Initial Pool Balance (or approximately 1.63% of the Initial Loan Group 1 Balance) the related borrower is permitted to incur additional debt secured by the related mortgaged property subject to certain requirements, including, among other things, (i) a combined loan-to-value ratio of not more than 65% with respect to Loan Nos. 38, 99, 128, 133 and 145 and (ii) combined debt service coverage ratio shall be not less than 1.60x (or 1.35x with respect to Loan No. 38) with respect to Loan Nos. 99, 128, 133 and 145. Further, such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

All of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or potential unsecured indebtedness with respect to the mortgage loans.

•	With respect to one mortgage loan identified as Loan No. 61 on Annex A-1 to this prospectus supplement), representing approximately 0.44% of the Initial Pool Balance (or approximately 0.54% of the Initial Loan Group 1 Balance), the related borrower has existing unsecured subordinate debt owed to affiliates of the related borrower in the amount of $744,000, which debt is subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

In addition, the related borrower is permitted to incur additional unsecured subordinate debt from affiliates of the related borrower in an amount that, together with existing unsecured subordinate debt, does not exceed $750,000, subject to certain requirements, including, among other things, a combined loan-to-value ratio of not more than 90%, and the combined debt service coverage ratio shall be not less than 1.10x. Further, such debt is required to be subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

•	With respect to one mortgage loan identified as Loan No. 103 on Annex A-1 to this prospectus supplement), representing approximately 0.26% of the Initial Pool Balance (or approximately 0.32% of the Initial Loan Group 1 Balance), the related borrower is permitted to incur unsecured subordinate debt in the amount of $718,000, which debt is subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

•	With respect to one mortgage loan identified as Loan No. 130 on Annex A-1 to this prospectus supplement), representing approximately 0.18% of the Initial Pool Balance (or approximately 0.99% of the Initial Loan Group 2 Balance), the related borrower has existing unsecured subordinate debt owed to third parties in the aggregate amount of $324,177, which debt is subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. With respect to mezzanine debt, upon an event of default under the related mezzanine loan documents, the holder of the mezzanine loan may have the right to cause a change in control of the borrower without lender consent. In addition, a change of control without lender consent might also occur where a non-controlling equity holder has a preferred equity interest in the related borrower and the related organizational documents permit such preferred equity interest holder to cause a change in control upon the failure of the related borrower to satisfy distribution obligations. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following existing or potential mezzanine debt:

EXISTING MEZZANINE DEBT AS OF THE CUT-OFF DATE

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Mezzanine Debt Balance
1	$190,000,000	11.56%	$200,000,000
2	$149,625,000	9.10%	$50,000,000

FUTURE MEZZANINE DEBT PERMITTED UNDER
THE RELATED MORTGAGE LOAN DOCUMENTS

Loan No.	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
18(1)	$18,500,000	1.13%	80%	1.40x
19	$17,958,798	1.09%	80%	1.20x
27	$12,700,000	0.77%	90%	1.10x
39	$9,750,000	0.59%	75%	1.20x
109	$4,000,000	0.24%	80%	1.25x
121	$3,412,500	0.21%	65%	1.48x
123	$3,204,500	0.19%	65%	1.43x
127	$3,100,000	0.19%	62%	1.98x
138	$2,200,000	0.13%	80%	1.25x

(1)	Permitted in connection with the sale of the Mortgaged Property.

As of the date hereof, the applicable mortgage loan sellers have informed us of the following existing or potential preferred equity where a non-controlling equity holder may be permitted, under the related organizational documents, to cause change in control of the related borrower upon the failure of the related borrower to satisfy distribution obligations:

•	With respect to the mortgage loan identified as Loan No. 7 on Annex A-1 to this prospectus supplement, an indirect wholly owned subsidiary of NorthStar Realty Finance L.P. (the "PE Holder") owns a $23,000,000 preferred equity interest in an equity owner of the borrower. The PE holder is entitled to an annual preferred return, payable monthly in arrears, which accrues at an annual rate of 13%. If there is not sufficient cash flow during the period (i) from December 2005 through (but not including) December 2008, the portion of the preferred return over 9% per annum may be deferred and (ii) from December 2008 through (but not including) December 2010, the portion of the preferred return over 11% may be deferred to the extent there is insufficient cash flow. The preferred equity amount may not be redeemed prior to December 14, 2010. The full amount of the preferred equity must be redeemed and all deferred and accrued interest must be paid by no later than December 13, 2012 ("Outside Redemption Date"). If the preferred equity amount is not redeemed on or before the Outside Redemption Date (and upon certain other change of control events), the PE Holder has the right to take control of the equity owner of the borrower.

Mezzanine Lenders    In addition to the rights of the holders of other interests in the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole loan discussed above, the servicing of the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan will be subject to the rights of the related mezzanine lenders. See "Risk Factor—Ability to Incur Other Debt Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans—Subordinate Financing" in the prospectus.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Debt Entails Risk’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans —Subordinate Financing’’ in the prospectus.

See ‘‘Certain Legal Aspects of Mortgage Loans’’ in the prospectus and in this prospectus supplement for a description of certain laws affecting the enforcement of the mortgage loans.

Split Loan Structure

The pool of mortgage loans will include five mortgage loans that are each part of a split loan structure, also referred to as a ‘‘Whole Loan.’’ A Whole Loan generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Whole Loan that are outside the trust may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Whole Loan are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Whole Loan, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement and/or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Whole Loan.

The table below identifies each of the mortgage loans and its corresponding companion loan.

Whole Loans

Mortgage Loan	Trust Mortgage Loan Balance	Trust Mortgage Loan as a % of Initial Mortgage Pool Balance	Loan Group	Trust Mortgage Loan % of Initial Loan Group Balance	Aggregate Non-Trust Mortgage Loan Cut-off Date Balance	Non-Trust B Note or Subordinate Component Balance	Non-Trust Pari Passu Loan or Senior Component Balance	Controlling Pooling & Servicing Agreement(1)	Initial Master Servicer(2)	Initial Special Servicer(3)
277 Park Avenue	$190,000,000	11.56%	1	14.16%	$310,000,000	—	$310,000,000	BACM 2005-6	Bank of America	LNR
KinderCare Portfolio	$149,625,000	9.10%	1	11.15%	$498,750,000	$199,500,000	$299,250,000	BACM 2005-6	Bank of America	LNR
James Center	$50,000,000	3.04%	1	3.73%	$100,000,000	—	$100,000,000	GMACCM 2006-C1	GMAC	CWCapital
Level 3 Communications	$45,000,000	2.74%	1	3.35%	$25,000,000	$25,000,000	—	GECMC 2006-C1	Wachovia	LNR
400 Broadway	$5,117,000	0.31%	2	1.69%	$320,000	$320,000	—	GECMC 2006-C1	Wachovia	LNR

(1)	BACM 2005-6 refers to the pooling and servicing agreement entered into in connection with the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-6. GMACCM 2006-C1 refers to the pooling and servicing agreement entered into in connection with the GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1. GECMC 2006-C1 refers to the pooling and servicing agreement entered into in connection with the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2006-C1.

(2)	Bank of America refers to Bank of America, National Association. GMAC refers to GMAC Commercial Mortgage Corporation. Wachovia refers to Wachovia Bank, National Association.

(3)	LNR refers to LNR Partners, Inc. CWCapital refers to CWCapital Asset Management LLC.

The table below identifies the DSCR and LTV Ratio of each of the Whole Loans.

Whole Loan	Whole Loan DSCR(1)	Whole Loan LTV Ratio(2)
277 Park Avenue	2.73x	41.67%
KinderCare Portfolio	2.15x	58.87%
James Center	1.56x	77.92%
Level 3 Communications	1.23x	73.68%
400 Broadway	1.11x	75.51%

(1)	Based on loan amounts at origination.

(2)	Based on loan amounts at the cut-off date.

The following is a brief description of the Whole Loans of which one or more mortgage loans are included in the trust—

•	One of the Whole Loans, which is secured by the 277 Park Avenue mortgaged property (the ‘‘277 Park Avenue Whole Loan’’), consists of three pari passu mortgage loans, of which one mortgage loan is included in the trust (the ‘‘277 Park Avenue Mortgage Loan’’) and the remaining loans are not included in the trust (the ‘‘277 Park Avenue Pari Passu Loans’’). One of 277 Park Avenue Pari Passu Loans is owned by the trust fund established pursuant to the pooling and servicing agreement related to the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-6 (the ‘‘BACM 2005-6 Pooling and Servicing Agreement’’), among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee and REMIC administrator. The other 277 Park Avenue Pari Passu Loan is currently owned by Bank of America, National Association, with plans for inclusion in a future securitization.

•	One of the Whole Loans, which is secured by the KinderCare Portfolio mortgaged property (the ‘‘KinderCare Portfolio Whole Loan’’), consists of three pari passu mortgage loans, of which one mortgage loan is included in the trust (the ‘‘KinderCare Portfolio Mortgage Loan’’) and the remaining loans are not included in the trust (collectively, the ‘‘KinderCare Portfolio Pari Passu Loans’’). One of the KinderCare Portfolio Pari Passu Loans is owned by the trust fund established pursuant to the BACM 2005-6 Pooling and Servicing Agreement. The other KinderCare Portfolio Pari Passu Loan is currently owned by Bank of America, National Association, with plans for inclusion in a future securitization.

•	One of the Whole Loans, which is secured by the James Center mortgaged property (the ‘‘James Center Whole Loan’’), consists of two pari passu mortgage loans, of which one mortgage loan is included in the trust (the ‘‘James Center Mortgage Loan’’) and the remaining loan is not included in the trust (the ‘‘James Center Pari Passu Loan’’ and, together with the 277 Park Avenue Pari Passu Loans and the KinderCare Portfolio Pari Passu Loans, each a ‘‘Pari Passu Loan’’). The James Center Pari Passu Loan is owned by the trust fund established pursuant to the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1 (the ‘‘GMACCM 2006-C1 Pooling and Servicing Agreement’’), among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, CWCapital Asset Management LLC, as special servicer and Wells Fargo Bank, N.A., as trustee. The 277 Park Avenue Mortgage Loan, the KinderCare Portfolio Mortgage Loan and the James Center Mortgage Loan are collectively referred to as the "Non-Serviced Mortgage Loans."

•	One of the Whole Loans, which is secured by the Level 3 Communications mortgaged property (the ‘‘Level 3 Communications Whole Loan’’), consists of one senior mortgage loan, which is included in the trust (the ‘‘Level 3 Communications Mortgage Loan’’) and one subordinate loan, which is not included in the trust (the ‘‘Level 3 Communications B Note’’). The Level 3 Communications B Note is currently owned by CBRE Realty Finance Holdings, LLC.

•	One of the Whole Loans, which is secured by the 400 Broadway mortgaged property (the ‘‘400 Broadway Whole Loan’’ and, together with the Level 3 Communications Whole Loan, the ‘‘Serviced Whole Loans’’), consists of one senior mortgage loan, which is included in the trust (the ‘‘400 Broadway Mortgage Loan’’ ‘‘) and one subordinate loan, which is not included in the trust (the ‘‘400 Broadway B Note’’ and, together with the Level 3 Communications B Note, the ‘‘Serviced B Notes’’). The 400 Broadway B Note is currently owned by CBA-Mezzanine Capital Finance, LLC, a Delaware limited liability company.

Four of the ten largest mortgage loans are each part of a Whole Loan. For a discussion of these mortgage loans, we refer you to ‘‘Annex B—Collateral Term Sheet—Ten Largest Mortgage Loans—277 Park Avenue," —KinderCare Portfolio," "—James Center" and ‘‘—Level 3 Communications.’’

The payment priority among the holders of each Whole Loan is as follows—

277 Park Avenue Whole Loan. The holders of the 277 Park Avenue Mortgage Loan and the 277 Park Avenue Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the 277 Park Avenue Whole Loan and provides, in general, that:

•	the 277 Park Avenue Mortgage Loan and the 277 Park Avenue Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the 277 Park Avenue Mortgage Loan and the 277 Park Avenue Pari Passu Loans will be applied to the 277 Park Avenue Mortgage Loan and the 277 Park Avenue Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the related master servicer, special servicer and trustee, and any other service providers with respect to the 277 Park Avenue Whole Loan, in accordance with the terms of the BACM 2005-6 Pooling and Servicing Agreement).

KinderCare Portfolio Whole Loan. The holders of the KinderCare Portfolio Mortgage Loan and the KinderCare Portfolio Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the KinderCare Portfolio Whole Loan and provides, in general, that:

•	the KinderCare Portfolio Mortgage Loan and the KinderCare Portfolio Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; provided, however, that a portion of one of the KinderCare Portfolio Pari Passu Loans (‘‘KinderCare Portfolio Note A-1’’ ) in the original principal balance of $200,000,000 (the ‘‘KinderCare Portfolio Note A-1 Junior Portion’’) (which has been subsequently split into six additional components (each, a "KinderCare Portfolio Note A-1 Subordinate Component" and, collectively, the "KinderCare Portfolio Note A-1 Subordinate Components")) is subordinate under certain circumstances with respect to payments received with respect to the other portion of KinderCare Portfolio Note A-1 (the ‘‘KinderCare Portfolio Note A-1 Senior Portion’’ ) (in the original principal balance of $150,000,000) and the other KinderCare Portfolio Pari Passu Loans; and

•	all payments, proceeds and other recoveries (other than default interest) on or in respect of the KinderCare Portfolio Mortgage Loan and the KinderCare Portfolio Pari Passu Loans will be applied first, to the KinderCare Portfolio Mortgage Loan and the KinderCare Portfolio Pari Passu Loans (other than the KinderCare Portfolio Note A-1 Junior Portion) on a pari passu basis according to their respective outstanding principal balances and then to the KinderCare Portfolio Note A-1 Junior Portion (subject, in each case, to the payment and reimbursement rights of the related master servicer, special servicer and trustee, and any other service providers with respect to the KinderCare Portfolio Whole Loan, in accordance with the terms of the BACM 2005-6 Pooling and Servicing Agreement). Any default interest, late payment charges and other excess amounts will be paid to the holders of the KinderCare Portfolio Mortgage Loan and the KinderCare Portfolio Pari Passu Loans (including the KinderCare Portfolio Note A-1 Junior Portion) on a pari passu basis. Following a monetary or material non-monetary event of default, the holders of the KinderCare Portfolio Note A-1 Junior Portion will not receive any payments of principal or interest until the KinderCare Portfolio Note A-1 Senior Portion, the KinderCare Portfolio Mortgage Loan and the other KinderCare Portfolio Pari Passu Loan have been paid accrued and unpaid non-default interest and unpaid principal in full. No holder of any component of the KinderCare Portfolio Whole Loan will receive any payments of default interest, late payment charges and other excess amounts until the accrued and unpaid non-default interest and unpaid principal due to the KinderCare Portfolio Note A-1 Junior Portion has been paid in full.

James Center Whole Loan. The holders of the James Center Mortgage Loan and the James Center Pari Passu Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the James Center Whole Loan and provides, in general, that:

•	the James Center Mortgage Loan and the James Center Pari Passu Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

•	all payments, proceeds and other recoveries on or in respect of the James Center Mortgage Loan and the James Center Pari Passu Loan will be applied to the James Center Mortgage Loan and the James Center Pari Passu Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the related master servicer, special servicer and trustee, and any other service providers with respect to the James Center Whole Loan, in accordance with the terms of the GMACCM 2006-C1 Pooling and Servicing Agreement).

Level 3 Communications Whole Loan. The holders of the Level 3 Communications Mortgage Loan and the Level 3 Communications B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Level 3 Communications Whole Loan and provides, in general, that:

•	following the occurrence of certain triggering events, the rights of the holder of the Level 3 Communications B Note to receive payments are subordinate to the rights of the holder of the Level 3 Communications Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto;

•	following the occurrence and during the continuance of a monetary event of default or a material non-monetary event of default, the holder of the Level 3 Communications B Note will not be entitled to receive any payment of principal or interest until the holder of the Level 3 Communications Mortgage Loan has been paid all of its unreimbured costs and expenses, all accrued and unpaid non-default interest and unpaid principal in full.

400 Broadway Whole Loan. The holders of the 400 Broadway Mortgage Loan and the 400 Broadway B Note have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the 400 Broadway Whole Loan and provides, in general, that:

•	the rights of the holder of the 400 Broadway B Note to receive payments are subordinate to the rights of the holder of the 400 Broadway Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto;

•	prior to the occurrence of (i) the acceleration of a 400 Broadway Mortgage Loan or the 400 Broadway B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the 400 Broadway B Note, and

•	following the occurrence and during the continuance of (i) the acceleration of a 400 Broadway Mortgage Loan or the 400 Broadway B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the holder of the 400 Broadway B Note will not be entitled to receive any payment of principal or interest until the holder of the 400 Broadway Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

The notes comprising each Whole Loan have the same monthly interest rate and mature at the same maturity date, except with respect to the Level 3 Communications Whole Loan, in which the Level 3 Communications Mortgage Loan has an interest rate of 5.42% and the Level 3 Communications B Note has an interest rate of 9.452%.

The co-lender agreement or intercreditor agreement for each Serviced Whole Loan provides that each Serviced Mortgage Loan and each Serviced B Note will be serviced and administered pursuant to the pooling and servicing agreement.

The 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-6.

The James Center Whole Loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2006-C1.

The Directing Certificateholder will be permitted under the Pooling and Servicing Agreement to exercise the rights and powers of the holder of each Non-Serviced Mortgage Loan under the related intercreditor agreement or BACM 2005-6 Pooling and Servicing Agreement or GMACCM 2006-C1 Pooling and Servicing Agreement, as applicable.

For a discussion regarding the Directing Certificateholder with respect to the Whole Loans, see ‘‘Servicing of the Mortgage Loans’’ in this prospectus supplement.

Certain rights of the holders of the Pari Passu Loans are as follows—

•	Purchase Option. The KinderCare Portfolio Note A-1 Controlling Holder (as defined below) will have the right to purchase the related Mortgage Loan under certain circumstances. See ‘‘Servicing of the Mortgage Loans—Servicing of the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan—Sale of Defaulted Mortgage Loan’’ below.

The ‘‘KinderCare Portfolio Note A-1 Controlling Holder’’ means, with respect to any date of determination, (a) prior to the occurrence of a KinderCare Portfolio Note A-1 Control Appraisal Period, the holders of a majority interest in the holders of a majority percentage interest in the class of BACM 2005-6 certificates backed solely by components of the KinderCare Portfolio Note A-1 Junior Portion, and (b) during the occurrence and the continuance of a KinderCare Portfolio Note A-1 Control Appraisal Period, the holders of the KinderCare Portfolio Mortgage Loan and the KinderCare Portfolio Pari Passu Loans, pursuant to the related intercreditor agreement; provided, however, that neither the related borrower nor any affiliate of the related borrower will ever be the KinderCare Portfolio Note A-1 Controlling Holder. A ‘‘KinderCare Portfolio Note A-1 Control Appraisal Period’’ will occur when the outstanding principal balance of the KinderCare Portfolio Note A-1 Junior Portion (net of any Appraisal Reduction, realized losses and unreimbursed additional expenses of the BACM 2005-6 trust fund) is less than 25% of its original principal balance.

•	Cure Rights. With regards to the KinderCare Portfolio Whole Loan, in the event that the related borrower fails to make any payment of principal or interest on the KinderCare Portfolio Whole Loan, resulting in a monetary event of default, the KinderCare Portfolio Note A-1 Controlling Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The KinderCare Portfolio Note A-1 Controlling Holder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing, the KinderCare Portfolio Note A-1 Controlling Holder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

No holder of any component of the 277 Park Avenue Whole Loan or the James Center Whole Loan has any right to cure any events of default.

•	Transfer Restrictions. The related intercreditor agreement with respect to each of the 277 Park Avenue Whole Loan, the KinderCare Portfolio Whole Loan and the James Center Whole Loan provides that transfers of all or any portion of the ownership of either Pari Passu Loan may only be made to (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless, with respect to the James Center Whole Loan only, a rating agency confirmation has been received.

Certain rights of the holder of each Serviced B Note are as follows—

•	Purchase Option. The holder of each Serviced B Note will have the right to purchase the related mortgage loan under certain circumstances. See ‘‘Servicing of the Mortgage Loans—Rights of the Holder of the Level 3 Communications B Note—Sale of Defaulted Mortgage Loan’’ and ‘‘—Rights of the Holder of the 400 Broadway B Note—Sale of Defaulted Mortgage Loan’’ below.

•	Cure Rights. The related intercreditor agreement provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the Level 3 Communications B Note will have the right to cure such default within a limited number of days. The related intercreditor agreement contains limitations on the number of cures that a holder of a Level 3 Communications B Note may effect.

The related intercreditor agreement does not provide the holder of the 400 Broadway B Note with any similar cure rights.

•	Transfer Restrictions. The related intercreditor agreement with respect to each of the Serviced Whole Loans provides that transfers of more than 49% (in the case of the Level 3 Communications Whole Loan) or all or any portion (in the case of the 400 Broadway Whole Loan) of the ownership of the related Serviced B Note may only be made to (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless a rating agency confirmation has been received.

Affiliated Borrower Concentrations

The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers consists of two mortgage loans (identified as Loan Nos. 9 and 11 on Annex A-1 to this prospectus supplement), representing approximately 4.38% of the Initial Pool Balance (or approximately 23.85% of the Initial Loan Group 2 Balance).

Significant Mortgage Loans

No mortgage loan or group of cross-collateralized mortgage loans has an outstanding principal balance as of the Cut-off Date which exceeds 11.56% of the Initial Pool Balance (or 14.16% of the Initial Loan Group 1 Balance or 27.44% of the Initial Loan Group 2 Balance).

The following table sets forth information regarding the ten largest mortgage loans and/or cross-collateralized groups in the pool, which represent, in the aggregate, approximately 43.11% of the Initial Pool Balance.

Ten Largest Mortgage Loans or Cross-Collateralized Groups

Mortgage Loan or Cross-Collateralized Group	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Loan Group	% of Applicable Initial Loan Group Balance	Mortgage Rate(1)	Stated Remaining Terms (Mos.)	DSCR(2)(3)	Cut-off Date LTV Ratio(2)	LTV Ratio at Maturity(2)
277 Park Avenue	1	1	$190,000,000	11.56%	1	14.16%	4.495%	115	2.73x	41.67%	41.67%
KinderCare Portfolio	1	713	149,625,000	9.10	1	11.15%	5.236%	117	3.21x	40.76%	35.14%
Beyman Multifamily Portfolio III	3	3	82,850,000	5.04	2	27.44%	5.792%	120	1.25x	79.89%	74.55%
33 Washington	1	1	54,999,999	3.35	1	4.10%	5.170%	117	1.29x	72.37%	66.91%
James Center	1	1	50,000,000	3.04	1	3.73%	5.220%	118	1.56x	77.92%	77.92%
Level 3 Communications	1	1	45,000,000	2.74	1	3.35%	5.420%	55	2.33x	47.37%	45.38%
Grand Marc at Riverside	1	1	42,090,680	2.56	2	13.94%	5.500%	118	1.65x	69.46%	69.46%
Meadowood Napa Valley	1	1	35,000,000	2.13	1	2.61%	5.860%	121	1.46x	65.18%	58.74%
Pegasus - GMH	1	1	29,914,000	1.82	2	9.91%	5.220%	58	1.95x	60.49%	60.49%
Atlanta Mall Area Portfolio	1	2	29,120,000	1.77	1	2.17%	5.590%	119	1.23x	79.35%	73.80%
Total / Weighted Averages	12	725	$708,599,679	43.11%			5.168%	111	2.22x	56.40%	53.50%

Information with respect to each of the above mortgage loans or groups is set forth on Annex B.

(1)	Rounded to three decimals.

(2)	With respect to the 277 Park Avenue Mortgage Loan, the KinderCare Portfolio Mortgage Loan, the James Center Mortgage Loan and the Level 3 Communications Mortgage Loan, the principal balance of the related Pari Passu Loans are included in the calculation for DSCR and LTV Ratios. With respect to the KinderCare Portfolio Mortgage Loan and the Level 3 Communications Mortgage Loan, the principal balance of the related B Note is not included in the calculation of the DSCR and LTV Ratios.

(3)	For the Beyman Multifamily Portfolio III Mortgage Loan, the sponsors, Ezra Beyman and Samuel Weiss, provided guarnatees in the aggregate amount of $12,925,000 ($6,240,000 for the Carrington Place Loan, and $3,750,000 for the Cordova Apartments and $2,935,000 for Empirian at Waterford Place Loan). Each guarantee terminates once the applicable property attains an occupancy percentage of 90% and all three properties individually attain a debt service coverage ratio of at least 1.25x (based on an amortizing constant). The DSCR shown herein is 1.25x. The current DSCR during the initial 60-month interest only period is 1.39x and during the amortizing period is 1.16x.

Delinquencies

None of the mortgage loans were, as of the Cut-off Date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans.

APD Loans

Three mortgage loans (identified as Loan Nos. 1, 7 and 8 on Annex A-1 to this prospectus supplement) (the ‘‘APD Loans’’), representing approximately 17.34% of the Initial Pool Balance (or approximately 21.24% of the Initial Loan Group 1 Balance), provide that if, after a certain date (each, an ‘‘Anticipated Prepayment Date’’), the borrower has not prepaid the respective APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). The Anticipated Prepayment Date for each APD Loan is approximately 120 months, 120 months and 60 months, respectively, after the origination date for the related APD Loan. The Revised Rate for the APD Loans is equal to (1) with respect to Loan No. 1, rounded to three decimals, 9.495%, (2) with respect to Loan No. 7, the greater of (a) 8.220% or (b) the treasury rate plus 3%, and (3) with respect to Loan No. 8, the greater of (a) 8.420% or (b) the treasury rate plus 3%. After the Anticipated Prepayment Date, the APD Loans further require that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents, be used to accelerate amortization of principal on the respective APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loans after their respective Anticipated Prepayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loans will be deferred and will be required to be paid, with interest, upon payment of the outstanding principal balance of the respective APD Loan in full. Three APD Loans (identified as Loan Nos. 1, 7 and 8 on Annex A-1 to this prospectus supplement), representing approximately 17.34% of the Initial Pool Balance (or approximately 21.24% of the Initial Loan Group 1 Balance) currently requires a hard lockbox and the related tenants are required to directly deposit rents or other revenues from the related Mortgaged Property into such hard lockbox. See ‘‘—Lock Box Accounts’’ below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loans will be prepaid by their respective borrowers on or about their Anticipated Prepayment Dates. There can be no assurance that any borrower will prepay the related APD Loan on its Anticipated Prepayment Date.

Certain Terms and Conditions of the Mortgage Loans

All the mortgage loans, representing 100.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 121 mortgage loans in loan group 1, and 25 mortgage loans in loan group 2) provide for scheduled payments of principal and/or interest due on the first day of each month. The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	No of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of the Initial Pool Balance	% of the Initial Loan Group 1 Balance	% of the Initial Loan Group 2 Balance
0 Days	2	$339,625,000	20.66%	23.51%	0.00%
3 Days	1	45,000,000	2.74	3.35	0.00
5 Days	139	1,247,337,956	75.88	70.45	100.00
7 Days	4	11,840,788	0.72	0.88	0.00
Total	146	$1,643,803,744	100.00%	100.00%	100.00%

Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’)

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Type of Amortization	No of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of the Initial Pool Balance	% of the Initial Loan Group 1 Balance	% of the Initial Loan Group 2 Balance
IO, Balloon Loans(1)	72	$718,137,899	43.69%	40.48%	57.94%
6 Months IO Loans	1	1,800,000	0.11	0.13	0.00
12 Months IO Loans	1	6,500,000	0.40	0.48	0.00
18 Months IO Loans	1	9,000,000	0.55	0.67	0.00
24 Months IO Loans	24	118,844,000	7.23	8.86	0.00
36 Months IO Loans	16	119,378,500	7.26	8.04	3.82
37 Months IO Loans	1	35,000,000	2.13	2.61	0.00
48 Months IO Loans	2	15,197,000	0.92	0.59	2.41
60 Months IO Loans	26	412,418,399	25.09	19.10	51.71
Balloon Loans	59	479,448,978	29.17	33.74	8.85
Full Interest Only, APD Loans	2	240,000,000	14.60	17.89	0.00
Full Interest Only Loans	12	161,216,867	9.81	4.54	33.21
IO, APD Loans	1	45,000,000	2.74	3.35	0.00
Total	146	$1,643,803,744	100.00%	100.00%	100.0%

(1)	The interest only periods listed above run from the related mortgage loan origination date.

Prepayment Provisions. Each mortgage loan prohibits any voluntary prepayments or defeasance for a specified period of time after its date of origination (a ‘‘Lock out Period’’). Following the expiration of the Lock out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

Overview of Voluntary Prepayment Protection

Prepayment Protection	No of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of the Initial Pool Balance	% of the Initial Loan Group 1 Balance	% of the Initial Loan Group 2 Balance
Lockout period followed by Defeasance	137	$1,365,801,338	83.09%	80.21%	95.89%
Lockout period followed by prepayment subject to Yield Maintenance Charge	6	235,252,406	14.31	16.98	2.45
Lockout period followed by Defeasance or Yield Maintenance	2	37,750,000	2.30	2.81	0.00
Lockout period followed by Defeasance and subsequently by Yield Maintenance	1	5,000,000	0.30	0.00	1.66
Total	146	$1,643,803,744	100.00%	100.00%	100.00%

With respect to one mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), representing approximately 9.10% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 11.15% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date), ‘‘Yield Maintenance Charge’’ will mean a prepayment premium in an amount generally equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate from (II) the Mortgage Rate of the related mortgage loan, times (z) the present value factor calculated using the following formula:

        1-(1+r)-n

               r

where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Loan. As used in this definition, "Yield Rate" means the yield rate for the specified U.S. Treasury security, as described in the underlying Mortgage Note.

With respect to one mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 2.74% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 3.35 % of the aggregate principal balance of Loan Group 1 as of the Cut-off Date), ‘‘Yield Maintenance Charge’’ will mean an amount equal to the greater of (i) one percent (1%) of the principal balance being prepaid, and (ii) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Anticipated Repayment Date, from the Anticipated Repayment Date) back to the prepayment date at a discount rate equal to the "Periodic Treasury Yield" exceeds the outstanding principal balance of the Loan as of the prepayment date. "Periodic Treasury Yield" means (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security that has a maturity closest to the Anticipated Repayment Date (or if two or more such securities have maturity dates equally close to the Anticipated Repayment Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth business day preceding the prepayment date plus one half of one percent (0.50%), divided by (z) 12.

With respect to one mortgage loan (identified as Loan No. 58 on Annex A-1 to this prospectus supplement), representing approximately 0.45% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 2.45% of the aggregate principal balance of Loan Group 2 as of the Cut-off Date), "Yield Maintenance Charge" means an amount equal to the greater of (i) one percent (1%) of the principal balance being prepaid, and (ii) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from the date of prepayment through the open period (including any balloon payment) determined by discounting such payments at a discount rate based on a "Replacement Treasury Rate" converted to a monthly compounded nominal yield less the amount of the outstanding principal balance on the date of prepayment (after subtracting the scheduled principal payment on such date of prepayment). Replacement Treasury Rate means the yield rate for the specified United States Treasury security as described in the underlying note.

With respect to three mortgage loans (identified as Loan Nos. 21, 38 and 65 on Annex A-1 to this prospectus supplement), representing approximately 2.02% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 2.48% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date, ‘‘Yield Maintenance Charge’’ will mean a prepayment premium in an amount equal to the greater of (i) one percent (1%) of the portion of the Loan being prepaid, and (ii) the present value of a series of monthly payments over the remaining term of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Note Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, "Reinvestment Yield" means the yield rate for the specified United States Treasury security as described in the underlying Note converted to a monthly compounded nominal yield.

With respect to three mortgage loans (identified as Loan Nos. 13, 39 and 87 on Annex A-1 to this prospectus supplement), representing approximately 2.60% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (or approximately 2.81% of the aggregate principal balance of Loan Group 1 as of the Cut-off Date) and 1.66% of the aggregate principal balance of Loan Group 2 as of the Cut-off Date, ‘‘Yield Maintenance Charge’’ will mean a prepayment premium in an amount generally equal to the greater of (a) 1% of the principal amount being prepaid, or (b) the sum of the present value on the date of prepayment, discounted using the Discount Rate, of the Monthly Interest Shortfalls for the remaining terms of the mortgage loan. With respect to Loan No. 13, the Monthly Interest Shortfalls shall be calculated through the one hundred eighteenth (118th) monthly installment. With respect to Loan No. 39, the Monthly Interest Shortfalls shall be calculated through the ninety-sixth (96th) monthly installment. For purposes of this definition: (i) "Monthly Interest Shortfall" will be calculated for each applicable due date following the date of prepayment and will equal the product of (1) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by the Prepayment Percentage and divided by 12 and (2) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate. (ii) "Prepayment Percentage" means a fraction with the numerator equal to the dollar amount of the prepayment and the denominator equal to the balance of the mortgage loan immediately prior to the prepayment, but subtracting for scheduled amortization. (iii) "Discount Rate" means the monthly compounded Replacement Treasury Rate. With respect to Loan No. 13, the Discount Rate is the monthly compounded Replacement Treasury Rate plus fifty (50) basis points. With respect to Loan No. 39, the Discount Rate is the monthly compounded Replacement Treasury Rate plus twenty-five (25) basis points. and (iv) "Replacement Treasury Rate" means the yield rate for the specified United States Treasury Security as described in the underlying note.

Yield Maintenance Charges are distributable as described in this prospectus supplement under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges.’’

Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable) (or in the case of Loan No. 27, the final 25 scheduled payments). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

The laws of certain jurisdictions limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

Defeasance; Collateral Substitution; Partial Release. Except with respect to nine mortgage loans (identified as Loan Nos. 2, 8, 13, 21, 38, 39, 58, 65 and 87 on Annex A-1 to this prospectus supplement), representing approximately 16.91% of the Initial Pool Balance (or approximately 19.79% of the Initial Loan Group 1 Balance, and 4.11% of the Initial Group 2 Balance) the terms of all of the mortgage loans permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’) to obtain a release of the Mortgaged Property from the lien of the related Mortgage (a ‘‘Defeasance Option’’) during a specified time period (a ‘‘Defeasance Option Period’’). With respect to certain of the multi-property loans, the Defeasance Option may be exercised in part, permitting the release of one or more mortgaged properties (each such partial exercise, ‘‘Partial Defeasance’’). The Defeasance Lockout Period is at least two years from the

Closing Date. The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

(a) pays or delivers to the Master Servicer on any due date (the ‘‘Release Date’’) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date or Anticipated Prepayment Date, as applicable, or, in either case, the first day of the open period and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment due on the related balloon date or Anticipated Prepayment Date, respectively, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations or other governmental securities; and

(b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations or government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations or other government securities on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged U.S. government obligations or government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

In general, a successor borrower established or designated by the related borrower or the Mortgage Loan Seller (or, if the borrower or the Mortgage Loan Seller is not required to do so under the mortgage loan documents, the Master Servicer will establish or designate such successor) will assume all of the obligations of a borrower remaining after such original borrower exercises a Defeasance Option under a mortgage loan and the original borrower will be relieved of its obligations under the mortgage loan.

Some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following table summarizes certain conditions, the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

Certain mortgage loans allow the release of Mortgaged Properties from the lien of the related mortgage loan subject to certain conditions, which generally include requirements such as obtaining a rating agency confirmation. The following table sets forth specific requirements relating to the release of the related Mortgaged Properties:

	Release Types			Release Conditions
Mortgage Loan/ Property Name(s)	Mortgage Loan Cut-off Date Balance	Partial Prepayment	Partial Defeasance	Release Price (show by % of Allocated Loan Amount)		DSCR and LTV Conditions:
						Min. DSCR(1)		Max. LTV(1)
KinderCare Portfolio(2)	$149,625,000	Yes	No	—	(2)	—	(2)	— (2)
Beyman Multifamily Portfolio III(3)	$82,850,000	No	Yes	110	%(4)	1.20x		80.0%
James Center	$50,000,000	No	Yes	125%		—	(5)	—
Atlanta Mall Area Portfolio	$29,120,000	No	Yes	125%		1.20x	(6)	80.0%
Raley's Stockton Plaza(7)	$16,250,000	Yes	No	100	%(8)	1.20x		71.9%
Lockaway Vallejo & San Leandro(9)	$7,917,000	No	Yes	125%		—		—
Lopez/Hunt Retail Portfolio(10)	$7,589,000	No	Yes	110%		1.25x	(10)	—
Syracuse Portfolio	$7,280,000	No	Yes	125%		1.20x		80.0%
Rotter MHP Portfolio(11)	$7,100,000	No	Yes	125%		1.20x	(12)	—
Fox Hills/Parkside/Driftwood Mobile Home Community Portfolio(13)	$5,686,995	No	Yes	125	%(13)	—		—
Simply Storage Portfolio	$4,583,664	No	Yes	125%		1.50x	(14)	65.0%

(1)	Measured for the remaining Mortgaged Property (or aggregate of remaining Mortgaged Properties).

(2)	The related borrower is permitted to obtain the release of certain parcels of the Mortgaged Property, if, among other things, the borrower pays a release price with respect to each such parcel equal to (a) 115% of the allocated loan amount for such parcel, if such parcel is being conveyed to a party unaffiliated with the borrower, (b) the greater of (x) 115% of the allocated loan amount for such parcel and (y) the current appraised value of such parcel, if such parcel is being conveyed to a party affiliated with the borrower, or (c) 100% of the allocated loan amount for such parcel, if such parcel is identified as a "Non-Core Property" in the related loan agreement; provided, however, subject to certain conditions specified in the related mortgage loan documents, the borrower may choose to deposit the release price into an account maintained with the lender, with such amounts to be used to acquire substitute properties. In addition, the borrower is permitted to substitute an individual Mortgaged Property with another property of like kind and quality owned or acquired by the borrower, if, among other things, (A) the loan-to-value ratio with respect to the remaining property (including the substitute property) is not greater than the loan-to-value ratio for the entire Mortgaged Property as of the origination date of the mortgage loan, if the released property is being conveyed to a party unaffiliated with the borrower, or (B) the appraised value of the substitute property is greater than the appraised value of the released property (i) as of the origination date of the mortgage loan and (ii) immediately prior to the date of the proposed substitution, if the released property is being conveyed to a party affiliated with the borrower.

(3)	Three mortgage loans are cross-collateralized and cross-defaulted. The criteria specified herein relates to the release of one of the Mortgaged Properties from the cross-collateralization arrangement. In addition, in connection with the sale and assumption of one of the Mortgaged Properties, the related mortgage loan documents permit the release of such Mortgaged Property from the cross collateralization arrangement provided (i) the DSCR for each of the Mortgaged Properties is at least 1.05x, (ii) the LTV ratio for each Mortgaged Property is not more than 80% and (iii) if the partial recourse guaranty is still in effect at the time of the sale and assumption, the remaining borrowers are required to deposit cash in an amount equal to the applicable recourse amount for the remaining crossed mortgage loans, which amount will be held as additional collateral until the related Mortgaged Property maintains a minimum occupancy of 90% and a DSCR of at least 1.25x.

(4)	The extra 10% will be deposited into a reserve account and held as additional collateral for the remaining crossed mortgage loans.

(5)	The DSCR after the release is not less than the DSCR for the mortgage loan (i) as of the date immediately preceding the release or (ii) as of the mortgage loan closing date, whichever is greater.

(6)	Assuming a 6.80% mortgage constant.

(7)	The related loan documents permit the release of only the portion of the Mortgaged Property referred to as the "McDonald's Property".

(8)	The allocated loan amount for the McDonald's Property is $1,090,000.

(9)	Only in connection with a sale or transfer to an unaffiliated party.

(10)	The Lopez/Hunt Retail Office Portfolio consists of Porter Commons (identified as Loan No. 55 on Annex A-1 to this prospectus supplement), The Shoppes at Rockwood (identified as Loan No. 56 on Annex A-1 to this prospectus supplement) and Ridge Park Center (identified as Loan No. 57 on Annex A-1 to this prospectus supplement) are all cross-defaulted and cross-collateralized with each other. For partial release/collateral substitution, the overall aggregate occupancy for the Mortgaged Properties securing all three loans must be at least 90%, and occupancy at each Mortgaged Property will be at least 85%. Assuming a 7% mortgage constant.

(11)	The related mortgage loan documents permit the partial defeasance and release of the Mortgaged Property known as "Whispering Pines" only. The mortgage loan documents also permit the free release of mobile homes (but not the property under such mobile homes) subject to certain conditions specified in the related mortgage loan documents.

(12)	Excluding income derived from the lease of mobile homes. In addition, the Mortgaged Property known as "Little Flowers" must be at least 95% occupied at the time of release.

(13)	Single note/multi-property loan. Requires evidence that partial release does not materially adversely affect the Mortgaged Property's net operating income and that there is no decrease in net operating income during the preceding three-year period. In the event of a third-party sale, the related lender shall release a maximum of one property subject to a paydown of 125% of the allocated mortgage loan amount and any prepayment requirements in the mortgage loan application. If release parcel is appraised at more than 5% of entire project.

(14)	Assuming 7.25% minimum mortgage constant.

Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

In addition to the partial releases listed above, certain of the mortgage loans permit the release of a Mortgaged Property or a portion thereof where such property was given no or little value in connection with loan origination and underwriting criteria.

The following mortgage loans have provisions under which the related borrower is permitted to add real estate collateral to the lien of the mortgage in exchange for the release of other collateral that was previously securing the related mortgage loan.

•	With respect to one mortgage loan (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.13% of the Initial Pool Balance (or approximately 1.38% of the Initial Loan Group 1 Balance), the related borrower provided a letter of credit as additional collateral for the mortgage loan which letter of credit may be released, upon the satisfaction of conditions in the loan documents, including (but not limited to) the completion of a restaurant facility on an adjacent property, the purchase of the adjacent property by the borrower and the delivery by the borrower of a mortgage covering the related Mortgaged Property and the adjacent property.

In addition, with regards to Loan No. 102 on Annex A-1 to this prospectus supplement, representing 0.26% of the Initial Pool Balance (or approximately 0.32% of the Initial Loan Group 1 Balance), an affiliate of the related borrower currently owns vacant land adjacent to the Mortgaged Property. The Mortgaged Property is subject to a use covenant that it will not be operated as self-storage so long as the subject Mortgage is outstanding. The related lender has agreed to allow such vacant land to be added as additional collateral and developed as self-storage subject to certain conditions, including (i) an appraisal indicating that the vacant land has a value equal to less than 10% of all of the properties then comprising the Mortgaged Property, (ii) the related lender’s determination that the Mortgaged Property is not functionally disadvantaged by expansion and (iii) acceptable REMIC opinions. In addition, prior to construction of improvements, the DSCR must not be less than 1.20x and the LTV Ratio cannot be greater than 75%.

Performance Escrows and Letters of Credit. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will be entitled to review any determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such mortgage loans allow, at the lender's option, or, in certain cases, such funds require that they be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or if equity interests in the borrower or certain affiliates of the borrower are transferred or encumbered without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—General’’ above and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ below.

The Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans) containing a ‘‘due-on-sale’’ clause (including sales or transfers of the Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners) to either:

•	accelerate the payments on those mortgage loans,

•	withhold its consent to any such sale or transfer or

•	in the case of a mortgage loan that may be transferred or assumed without the consent of the mortgagee upon the satisfaction of certain conditions, to determine whether such conditions have been satisfied, in each case, in a manner that is consistent with the Servicing Standard.

Notwithstanding the foregoing, the Special Servicer will not be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

•	Fitch, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

•	S&P, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans but excluding any Non-Serviced Mortgage Loans), if (A) such mortgage loan represents 5% or more of the Stated Principal Balance of all of the mortgage loans held by the trust, (B) the Stated Principal Balance of the mortgage loan is over $35,000,000, or (C) such mortgage loan is one of the ten largest mortgage loans in the trust based on principal balance.

The Special Servicer, with respect to all mortgage loans (other than the Non-Serviced Mortgage Loans), will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (including any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) to either:

•	accelerate the payments thereon,

•	withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the borrower or certain affiliates of the related borrower or

•	in the case of a mortgage loan that permits further encumbrances of the Mortgaged Property without the consent of the mortgagee upon the satisfaction of certain conditions, to determine, in accordance with the Servicing Standard, whether such conditions have been satisfied;

in each case, in a manner consistent with the Servicing Standard, provided, that the Special Servicer will not be permitted to waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from:

•	Fitch, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance, and

•	S&P, if the applicable mortgage loan (A) represents 2% (or 5% if the pool balance is less than $100,000,000) or more of the Stated Principal Balance of all of the mortgage loans by the trust, (B) has a principal balance over $20,000,000, (C) is one of the ten largest mortgage loans based on Stated Principal Balance, (D) has a loan-to-value ratio (which includes existing, permitted and proposed additional debt of the related borrower, if any) that is greater than or equal to 85%, or (E) a Debt Service Coverage Ratio (which includes debt service on existing, permitted and proposed additional debt of the related borrower, if any) that is less than 1.20x.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Prepayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ and ‘‘Certain Legal Aspects of Mortgage Loans— Subordinate Financing’’ in the prospectus.

Additional Mortgage Loan Information

The descriptions in this prospectus supplement, including Annex A-1, A-2 and A-3 set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in March 2006 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made, and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

The tables presented on Annex A-3 that are entitled ‘‘Range of Debt Service Coverage Ratios as of the Cut-off Date’’ set forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. For purposes of this prospectus supplement, Annex A-1, Annex A-2 and Annex A-3, the ‘‘Debt Service Coverage Ratio’’ or ‘‘DSCR’’ for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’)

due for the first 12-month period immediately following the origination of the mortgage loan, except with respect to: (i) 12 mortgage loans, representing approximately 9.81% of the Initial Pool Balance (or approximately 4.54% of the Initial Loan Group 1 Balance and 33.21% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the entirety of their respective loan terms, and (ii) the mortgage loans that are partial interest only loans. For the mortgage loans identified in clause (i) above, DSCR is based on interest payments only. For the mortgage loans identified in clause (ii) above, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest only period.

The tables presented on Annex A-3 that are entitled ‘‘Range of LTV Ratios as of the Cut-off Date’’ and ‘‘Range of LTV Ratios as of Mortgage Loan Maturity Dates’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. For purposes of this prospectus supplement, Annex A-1, Annex A-2 and Annex A-3, an ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date, described below was calculated based on the principal balance of the related mortgage loan on the maturity date, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-3 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

Other considerations to the determination of DSCR and LTV are as follows:

•	With respect to ten mortgage loans (identified as Loan Nos. 15, 16, 18, 31, 42, 56, 57, 67, 78 and 112 on Annex A-1 to this prospectus supplement), representing approximately 6.48% of the Initial Pool Balance (approximately 7.94% of the Initial Loan Group 1 Balance), DSCR in the tables presented on Annex A-3 and in this prospectus supplement was calculated after reducing from the Cut-off Date Balance and maturity date balance the holdback escrow identified in footnote 5 to Annex A-1 to this prospectus supplement (and making corresponding reductions to the monthly debt service).

•	With respect to three mortgage loans (identified as Loan Nos. 18, 31 and 42 on Annex A-1 to this prospectus supplement), representing approximately 2.40% of the Initial Pool Balance (or approximately 2.94% of the Initial Loan Group 1 Balance), Cut-off Date LTV Ratio and LTV Ratio at Maturity in the tables presented on Annex A-3 and in this prospectus supplement were calculated after reducing from the respective Cut-off Date Balance and maturity date balance the holdback escrows or letters of credit identified in footnote 6 to Annex A-1 to this prospectus supplement (and making corresponding reductions to the monthly debt service).

•	With respect to the 277 Park Avenue Mortgage Loan, the KinderCare Portfolio Mortgage Loan, the James Center Mortgage Loan, the Level 3 Communications Mortgage Loan and the 400 Broadway Mortgage Loan (identified as Loan Nos. 1, 2, 7, 8 and 84, respectively, on Annex A-1 to this prospectus supplement), as to which the related mortgaged property also secures one or more pari passu loans and/or a subordinate loan:

•	the loan amount used in this prospectus supplement for calculating the related LTV Ratio, the related DSCR and the related balance per unit includes the principal balance of such mortgage loan and any related pari passu loan and excludes the principal balance of any subordinate loan; and

•	the loan amount used in this prospectus supplement for weighting the related LTV Ratio, the related DSCR and the related balance per unit includes the principal balance of such mortgage loan and excludes the principal balance of any pari passu loan and any subordinate loan.

•	With respect to three mortgage loans (identified as Loan Nos. 3, 4 and 5 on Annex A-1 to this prospectus supplement, the DSCR presented in the tables presented on Annex A-3 and throughout this prospectus supplement, reflect the DSCR at which a recourse guaranty from the sponsor will be released. See footnote 7 to Annex A-1 to this prospectus supplement for additional information.

The characteristics presented in Annex A-3, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth on Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under ‘‘—Underwriting Standards’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ and in the prospectus under ‘‘Description of the Trust Funds —Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

For purposes of the information presented in this prospectus supplement, Annex A-1, Annex A-2, and Annex A-3, a Mortgaged Property is, in some cases, considered ‘‘occupied’’ by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy. In addition, in certain cases, a master lease to an affiliate of the borrower may be included in occupancy calculations.

Net Operating Income

The ‘‘Net Operating Income’’ for a Mortgaged Property is generally the historical net operating income derived from the use and operation of the Mortgaged Property for the annual or other period specified (or ending on the ‘‘NOI Date’’ specified) and is generally equal to revenues (consisting primarily of rental income and reimbursement of expenses where applicable), less expenses, including operating expenses (such as utilities, administrative expenses, management fees and advertising) and fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments). Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, and non-operating items, such as depreciation, amortization, partnership distributions, interest expense, and financing fees.

Underwritten Net Cash Flow

The ‘‘Underwritten Net Cash Flow’’ for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, manufactured housing and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to 12-month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), including in some instances leased but unoccupied space or signed leases on spaces being built out or future rental increases, after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the trailing 12 months. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases and other borrower supplied information.

Expenses. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used, (b) property management fees were generally assumed to be 3% to 5% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased or decreased for underwriting purposes.

Replacement Reserves. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, a letter of credit was provided in lieu thereof or the subject reserve may have been underwritten but not funded or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

Assessments of Property Condition

Property Inspections. All of the Mortgaged Properties (except for the Mortgaged Properties relating to the KinderCare Portfolio Mortgage Loan) were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended (‘‘FIRREA’’).

The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

Environmental Reports. A ‘‘Phase I’’ environmental site assessment was performed with respect to each Mortgaged Property (except for the Mortgaged Properties relating to the KinderCare Portfolio Mortgage Loan) and, in some cases, a ‘‘Phase II’’ environmental site assessment or other additional testing was performed.

Building Condition Reports. At or about the time of the origination of all mortgage loans (except for the Mortgaged Properties relating to the KinderCare Portfolio Mortgage Loan) (except with respect to one mortgage loan (Loan No. 2 on Annex A-1 to this prospectus supplement) representing approximately 9.10% of the Initial Pool Balance and 11.15% of the Initial Loan Group 1 Balance), a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender (or provide a letter of credit in lieu thereof) an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

Earthquake Analyses. An architectural and engineering consultant performed an analysis on 37 Mortgaged Properties, securing mortgage loans representing approximately 16.71% of the Initial Pool Balance, approximately 16.32% of the Loan Group 1 Balance and approximately 18.41% of the Loan Group 2 Balance and located primarily in the State of California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Two of the 37 Mortgaged Properties described above securing mortgage loans (identified as Loan Nos. 9 and 55 on Annex A-1 to this prospectus supplement), representing approximately 2.75% of the Initial Pool

Balance (Loan No. 55, representing, 0.23% of the Initial Loan Group 1 Balance and Loan No.9, representing 13.94% of the Initial Loan Group 2 Balance, respectively), are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan. The remaining 35 Mortgaged Properties have a probable maximum loss percentage at or below 20%. Seismic reports were generally not done for manufactured housing properties. In addition, with respect to the KinderCare Portfolio Mortgage Loan, Loan No. 2 on Annex A-1 to this prospectus supplement, (A) an architectural and engineering consultant performed an analysis on certain of the Mortgaged Properties located primarily in the State of California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario; (B) certain of the related Mortgaged Properties are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the applicable outstanding principal balance of the related mortgage loan; and (C) remaining related Mortgaged Properties have a probable maximum loss percentage at or below 20%.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

(2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or any other interests or encumbrances of any nature whatsoever (other than (i) the rights of a holder of a related Pari Passu Loan or Serviced B Note pursuant to an intercreditor agreement or pooling and servicing agreement or (ii) the rights to servicing and related compensation as reflected in the related master servicing rights purchase and sale agreement. Subject to (i) and (ii) above, the Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan;

(3) the proceeds of each mortgage loan have been fully disbursed and there is no requirement for future advances thereunder. Any and all requirements under each mortgage loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

(4) each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(5) except with respect to the Non-Serviced Mortgage Loans, there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the

Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in (or with respect to one mortgage loan, a subordinate interest in), certain rights including, without limitation, the right to receive all payments due under the related lease, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, and subject to limits on enforceability described in paragraph (4) above. If the Mortgaged Property is subject to any leases, the related borrower is the owner and holder of the landlord's interest under any leases and the related Mortgage and assignment of rents provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of default;

(6) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

(7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, receivership, redemption, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage, Mortgage Note and assignment of leases is freely assignable upon notice to the related borrower and such notice has been provided;

(8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property or ground lease, as applicable, including all buildings and improvements thereon, subject only to the exceptions set forth in paragraph (4) above and the following title exceptions (each such exception, a ‘‘Title Exception,’’ and collectively, the ‘‘Title Exceptions’’) except with respect to seven mortgage loans (identified as Loan Nos. 12, 13, 15, 62, 63, 75 and 111 on Annex A-1 to this prospectus supplement), representing approximately 6.42% of the Initial Pool Balance (or approximately 7.33% of the Initial Loan Group 1 Balance and 2.41% of the Initial Loan Group 2 Balance) for which the tenant or other third party has a right of first offer or refusal that is not extinguished by foreclosure, and except with respect to one mortgage loan (identified as Loan No. 13 on Annex A-1 to this prospectus supplement, where the related borrower owns a controlling interest in a project subject to a condominium regime; and except with respect to one mortgage loan (identified as Loan No. 74 on Annex A-1 to this prospectus supplement, where the related borrower's leasehold interest is subject to a fee mortgage and non-disturbance covenants were not available (but for which related title insurance was obtained), (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the mortgage policy of title insurance issued with respect to the mortgage loan or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (f) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the Mortgage for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property and (g) the rights of the holders of Pari Passu Loans and Serviced B Notes. Except with respect to cross-collateralized and cross-defaulted Mortgage Loans, there are no promissory notes that are senior with respect to the related Mortgaged Property or such mortgage loan; provided, if the related assignment of Mortgage and/or assignment of Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trust to be shown as, and the Trustee shall take all necessary actions to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS):

(9) all real estate taxes and governmental assessments, fees, environmental charges or water or sewer bills that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid as of the Cut-off Date, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments will not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon;

(10) to the Mortgage Loan Seller's knowledge as of the Closing Date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property as of origination, and to Mortgage Loan Seller's actual knowledge as of the Cut-off Date, was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value, use or operation of such Mortgaged Property as security for the mortgage loan; and to the Mortgage Loan Seller's knowledge, there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

(11) the Mortgage Loan Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or, if such policy is not yet issued, such insurance may be evidenced by a commitment "marked up" at the closing of the related mortgage loan) as adopted in the applicable jurisdiction (the ‘‘Title Insurance Policy’’), insuring the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public roads or (b) against any loss due to encroachments of any material portion of the improvements thereon;

(12) except with respect to one mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement), where the related Borrower is permitted to self-insure for up to $1 million for windstorm coverage, as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located except with respect to three mortgage loans (identified as Loan Nos. 54, 110 and 111 on Annex A-1 to this prospectus supplement), representing approximately 0.95% of the Initial Pool Balance (or approximately 1.16% of the Initial Loan Group 1 Balance), for which terrorism insurance was not required by the related loan documents and for which coverage is not in place as of the Cut-off Date; each Mortgaged Property was covered by a fire and extended perils insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of (i) replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent lenders for similar properties; such insurance was in full force and effect with respect to each related Mortgaged Property at origination; and, as of the Cut-off Date, to the actual knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage, was in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property, or (2) the reduction of the outstanding principal balance of the mortgage loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee or such lesser period as prescribed by applicable law (or, with respect to non-payment, 10 days prior written notice to the mortgagee). Each Mortgage requires that the related borrower maintain insurance as described above;

(13) other than payments due but not yet 30 days or more delinquent there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage, and (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller of an event of acceleration under the related Mortgage or Mortgage Note, and (C) Mortgage Loan Seller has not received notice of any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of such documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation;

(14) as of the Cut-off Date, each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment;

(15) except with respect to three mortgage loans (identified as Loan Nos. 1, 2 and 7 on Annex A-1 to this prospectus supplement, representing approximately 23.70% of the Initial Pool Balance (or approximately 29.04% of the Initial Loan Group 1 Balance) with respect to which the related Mortgaged Property also secures one or more pari passu loans and/or subordinate loan each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than any other mortgage loan and the Mortgage Note is not secured by any collateral that is not included in the trust fund;

(16) each mortgage loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision). Accordingly, the Mortgage Loan Seller represents and warrants that each mortgage loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such mortgage loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such mortgage loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such mortgage loan was at least equal to 80% of the principal amount of the mortgage loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the mortgage loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the mortgage loan, and (2) the "Testing Date" shall be the date on which the referenced mortgage loan was originated unless (a) such mortgage loan was modified after the date of its origination in a manner that would cause "significant modification" of such mortgage loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when such mortgage loan was in default or when default with respect to such mortgage loan was reasonably foreseeable. However, if the referenced mortgage loan has been subjected to a "significant modification" after the date of its origination and at a time when such mortgage loan was not in default or when default with respect to such mortgage loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred. Any prepayment premiums and yield maintenance charges applicable to the mortgage loan constitute "customary prepayment penalties" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

(17) one or more Phase I environmental site assessments or updates thereof (each a "Phase I") meeting ASTM requirements were performed by an environmental consulting firm experienced in environmental matters and properly licensed, if applicable, and independent of the Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property within the 18 months prior to the Closing Date and the Mortgage Loan Seller, having made no independent inquiry other than to review the Phase I prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such

Mortgaged Property that was not disclosed in such report(s). With respect to any material and adverse environmental matters disclosed in such Phase I, then either (i) the same have been remediated in all material respects, (ii) sufficient funds have been escrowed for purposes of effecting such remediation, (iii) the related mortgagor or other responsible party is currently taking or required to take such actions, if any, with respect to such matters as have been recommended by the Phase I or required by the applicable governmental authority, (iv) an operations and maintenance plan has been or will be implemented, (v) environmental insurance has been obtained with respect to such matters, subject to customary limitations, or (vi) such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation. Each mortgage loan requires the related mortgagor to comply, and cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations;

(18)    as of origination and as of the Cut-off Date, no related borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;

(19)    subject to certain exceptions, which are customarily acceptable to commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest in the related borrower, is directly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a borrower, or certain substitutions or releases of collateral) or, encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt;

(20) the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage;

(21) except as set forth below, since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor equal to not less than the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such mortgage loan, (c) for mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. Treasury obligations sufficient to pay the mortgage loans in accordance with their terms, (d) for mortgage loans which permit the related borrower to substitute a replacement property, (e) for releases not considered material for purposes of underwriting the mortgage loan, or (f) for releases that are conditional upon the satisfaction of certain underwriting and legal requirements and require payment of a release price that represents adequate consideration for such Mortgaged Property;

(22)    each mortgage loan containing provisions for defeasance of all or a portion of the Mortgaged Property either (i) requires the prior written consent of, and compliance with, the conditions set by, the holder of the mortgage loan, (ii) requires confirmation from the rating agencies rating the certificates of any securitization transaction in which such mortgage loan is included that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of such certificates, or (iii) requires that (A) defeasance must occur in accordance with the requirements of, and within the time permitted by, applicable REMIC rules and regulations, (B) the replacement collateral consists of U.S. government securities in an amount sufficient to make all scheduled payments under such mortgage loan when due,

(C) independent certified public accountants certify that such U.S. government securities are sufficient to make such payments, (D) the mortgage loan may only be assumed by a single-purpose entity designated by the holder of the mortgage loan and (E) counsel provide an opinion that the Trustee has a perfected security interest in such U.S. government securities prior to any other claim or interest. Notwithstanding the foregoing, some of the mortgage loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion. A mortgage loan that permits defeasance provides that the related borrower is responsible for all reasonable costs incurred in connection with the defeasance of the mortgage loan;

(23) to the Mortgage Loan Seller's knowledge, as of the date of origination of such mortgage loan, based on due diligence considered reasonable by prudent commercial conduit mortgage lenders in the lending area which the applicable Mortgaged Property is located, and, to the Mortgage Loan Seller's actual knowledge, as of the Cut-off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender's title insurance policy (or binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (ii) would have a material adverse effect on the value, use, operation or net operating income of the Mortgaged Property;

(24) each mortgage loan is secured by the fee interest in the related Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A-1 to this prospectus supplement, which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a ‘‘Ground Lease’’) (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the borrower's interest is a ground subleasehold, will also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the ‘‘Fee Interest’’) and:

(A) such Ground Lease or a memorandum thereof has been or will be duly recorded or submitted for recording as of the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

(B) such Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, or (ii) is subject to subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject;

(C) upon the foreclosure of the mortgage loan (or acceptance of a deed in lieu thereof), the related borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date);

(D) such Ground Lease is in full force and effect, and the Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

(E) such Ground Lease requires that if the mortgagee under such mortgage loan has provided the lessor with notice of its lien, then such lessor must give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

(F) except with respect to one mortgage loan (identified as Loan No. 74 on Annex A-1 to this prospectus supplement, where the related borrower's leasehold interest is subject to a fee mortgage and non-disturbance covenants were not available (but for which related title insurance was obtained), the mortgagee under such mortgage loan is permitted a reasonable opportunity to cure any default under such Ground Lease that is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease;

(G) such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the related mortgage loan (or with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years);

(H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

(I) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment or defeasance of the outstanding principal balance of such mortgage loan together with any accrued interest thereon (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such mortgage loan);

(J) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns, except that termination or cancellation may be permitted if an event of default occurs under the Ground Lease and notice is provided to the mortgagee and such default is curable by the mortgagee as provided in the Ground Lease, but remains uncured beyond the applicable cure period; and

(25) except as disclosed under "Risk Factors—Litigation" herein, as of the date of origination and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, there was no pending action, suit or proceeding against the borrower or the related Mortgaged Property that could reasonably be expected to materially and adversely affect either such borrower's performance under the related mortgage loan documents or the holders of the Certificates.

If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to:

•	repurchase the affected mortgage loan as well as, if such affected mortgage loan is a cross-collateralized mortgage loan and not otherwise un-crossed as set forth below, the other mortgage loan in such cross-collateralized group (and such other mortgage loan so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected mortgage loan), within the 90-day period at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan or mortgage loans as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan or mortgage loans at the related mortgage rates, in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and Special Servicing Fees allocable to the mortgage loan or mortgage loans, (4) any payable Liquidation Fee and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation in conformity with the applicable Mortgage Loan Purchase Agreement or

•	substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution;

provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the defect or breach if it is diligently proceeding with that cure, and has delivered to S&P and Fitch and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, the actions specified in the two bullet points above must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a defect or breach, with no extension, if such defect or breach would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). See ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

Notwithstanding the foregoing, the representations and warranties with respect to the James Center Mortgage Loan were made by CWCapital LLC pursuant to a mortgage loan purchase agreement, between GACC and CWCapital LLC, which will be assigned to the Trust on the Closing Date. The sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of such mortgage loans, if defective, shall be solely against CWCapital LLC and not against GACC.

If any of the two sets of cross-collateralized mortgage loans, representing approximately 5.50% of the Initial Pool Balance (or approximately 0.57% of the Initial Loan Group 1 Balance and 27.44% of the Initial Loan Group 2 Balance), is to be repurchased by the Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such mortgage loans; provided, that the Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller:

•	an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC (as defined in this prospectus supplement) as a REMIC nor result in the imposition of any tax on any such REMIC or the trust fund, and

•	written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within 30 days, purchase both such mortgage loans in lieu of effecting a termination of the cross-collateralization.

All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase Price for the mortgage loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of:

•	determining the materiality of any breach or defect, as the case may be, and

•	the application of remedies, both such mortgage loans are required to be treated as a single mortgage loan.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan which must, on the date of substitution, among other things:

•	have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

•	have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan;

•	have the same due date as the deleted mortgage loan;

•	accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

•	have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

•	have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

•	materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement;

•	have an environmental report less than 12 months old with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file;

•	have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the substitute mortgage loan;

•	be determined by an opinion of counsel to be a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code;

•	not have a maturity date after the date two years prior to the Rated Final Distribution Date;

•	not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by the Rating Agencies to any class of Certificates then rated by S&P or Fitch, respectively, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller);

•	has been approved by the Directing Certificateholder in its sole discretion;

•	prohibit defeasance within two years of the Closing Date; and

•	not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement.

In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in the first bullet point are required to be determined on the basis of aggregate principal balances and the rates described in the second bullet point above and the remaining term to stated maturity referred to in the fifth bullet point above are required to be determined on a weighted average basis (provided, that the Net Mortgage Rate for any Qualified Substitute Mortgage Loan may not be less than the highest Pass-Through Rate of any outstanding class of fixed rate certificates that is not subject to a cap based on the WAC Rate). When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Lock Box Accounts

With respect to 25 mortgage loans (the ‘‘Lock Box Loans’’), representing approximately 46.55% of the Initial Pool Balance (which include 21 mortgage loans in Loan Group 1, or approximately 49.73% of the Initial Loan Group 1 Balance, and four mortgage loans in Loan Group 2, or approximately 32.40% of the Initial Loan Group 2 Balance), one or more lock box accounts (collectively, the ‘‘Lock Box Accounts’’) have been or may be established. Pursuant to the requirements of the Lock Box Loans, the related tenants are, as of the Cut-off Date, required to either transfer their rent directly to a Lock Box Account (a ‘‘Hard Lock Box’’) or the borrower and/or property manager is obligated to transfer tenant's rent into the Lock Box Account (a ‘‘Soft Lock Box’’). To the extent such requirements ‘‘spring’’ into existence after the occurrence of one or more trigger events specified in the related loan documents such Lock Box Loan is a ‘‘Springing Lock Box Loan.’’ ‘‘Soft at Closing, Springing Hard’’ means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account and ‘‘Springing Hard’’ means that a Lock Box is not in use at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, the borrower is required to instruct each tenant to transfer its rent directly to the Lock Box Account. The table below summarizes the types of Lock Box arrangements applicable under the Lock Box Loans. See the footnotes to Annex A-1 for a further description of these terms. The Lock Box Accounts will not be assets of any REMIC.

Overview of Lock Box Arrangements

Type of Lock Box	No of Mortgage Loans	Aggregate Principal Balance of the Mortgage Loans	% of the Initial Pool Balance	% of the Initial Loan Group 1 Balance	% of the Initial Loan Group 2 Balance
None	121	$878,657,218	53.45%	50.27%	67.60%
Hard	8	494,925,000	30.11	36.88	0.00
Springing Hard	8	117,894,405	7.17	7.67	4.97
Soft Springing Hard	4	95,550,000	5.81	0.95	27.44
Soft	5	56,777,121	3.45	4.23	0.00
Total	146	$1,643,803,744	100.00%	100.00%	100.00%

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of:

•	the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date);

•	any REO Property (and the trust's beneficial interest in the Mortgaged Property related to any Whole Loans acquired pursuant to the BACM 2005-6 Pooling and Servicing Agreement and/or the GMACCM 2006-C1 Pooling and Servicing Agreement) to the extent allocable to the related mortgage loan;

•	those funds or assets as from time to time are deposited in the Certificate Account, each separate custodial account maintained with respect to each Serviced Whole Loan (to the extent such amounts are allocable to the related mortgage loan), the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Account, if established;

•	the rights of the mortgagee under all insurance policies with respect to the mortgage loans;

•	the Excess Liquidation Proceeds Reserve Account and

•	certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the ‘‘Certificates’’) will consist of the following 26 classes: the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X-W Certificates (the ‘‘Class X-W Certificates’’), Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X-W Certificates are referred to collectively as the ‘‘Senior Certificates’’ in this prospectus supplement. The Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are referred to collectively as the ‘‘Subordinate Certificates’’ in this prospectus supplement. The Class A-M, Class A-J, Class B and Class C Certificates are referred to collectively as the ‘‘Subordinate Offered Certificates’’ in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the ‘‘Residual Certificates’’ in this prospectus supplement.

Only the Class A, Class A-M, Class A-J, Class B and Class C Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class X-W, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class S, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933 and are not offered hereby.

The ‘‘Certificate Balance’’ of any class of Certificates (other than the Class X-W, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date and will be increased by Certificate Deferred Interest allocated to that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-W, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X-W Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the ‘‘Notional Amount’’). The Notional Amount of the Class X-W Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class X-W, Class S, Class R and Class LR Certificates).

The Notional Amount of each Class X-W Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

The Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will have an aggregate initial Certificate Balance of approximately $127,395,743.

The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream Luxembourg’’) and the Euroclear System participating organizations (the ‘‘Participants’’), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream Luxembourg or Euroclear Bank S.A./N.V. (‘‘Euroclear’’) (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the ‘‘Depositories’’) which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (‘‘Indirect Participants’’).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

Clearstream Luxembourg is registered as a Luxembourg bank. It is subject to regulation by the Bank Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Euroclear operates the Euroclear System pursuant to a license agreement with Euroclear plc, a United Kingdom public limited company (‘‘Euroclear plc’’), which agreement gives Euroclear Bank the right to determine matters of policy for the Euroclear System, admit clients, approve depositaries and fees to be charged to clients, as well as the right to receive those fees. Euroclear plc sets strategic direction and policies for the Euroclear System and monitors progress towards meeting objectives.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the ‘‘Terms and Conditions’’). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Upon the occurrence of an event described in the prospectus in the second to last paragraph under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in April 2006 (each, a ‘‘Distribution Date’’). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt of available funds):

(a) all payments and collections due after the Cut-off Date and other amounts received with respect to the mortgage loans (other than with respect to a mortgage loan included in the Serviced Whole Loans);

(b) all proceeds received from the purchase of a mortgage loan from the trust pursuant to the Pooling and Servicing Agreement or any related intercreditor agreement;

(c) except with respect to the Serviced Whole Loans, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the ‘‘Insurance Proceeds’’), or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Condemnation Proceeds’’), certain amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’), together with any amounts representing recoveries of certain advances made with respect to the mortgage loans (or, in the case of any Non-Serviced Mortgage Loan, the portion of such proceeds allocable to the trust under the related intercreditor agreement);

and will be permitted to make withdrawals from the Certificate Account as set forth in the Pooling and Servicing Agreement.

With respect to each Serviced Whole Loan, the Master Servicer is required to establish and maintain, or cause to be established and maintained, a separate custodial account, which may be a sub-account of the Certificate Account as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in each custodial account on a daily basis (and in no event later than the business day following receipt of available funds) in each case, to the extent received from the related borrower pursuant to the related intercreditor agreement:

(a) all payments and collections due after the Cut-off Date and other amounts received with respect to each Serviced Whole Loan;

(b) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds with respect to the related Mortgaged Property or Serviced Whole Loans (other than Liquidation Proceeds derived from the sale of the related mortgage loan, as a Defaulted Mortgage Loan pursuant to the exercise of the Purchase Option, pursuant to the exercise of a purchase option set forth in a related intercreditor agreement or pursuant to the termination of the trust fund, which funds will be deposited into the Certificate Account);

and will be permitted to make withdrawals from the custodial account as set forth in the Pooling and Servicing Agreement. All amounts in each custodial accounts that are allocable to the related mortgage loan will be transferred to the Certificate Account on the related Servicer Remittance Date following receipt of such funds.

The Trustee is required to establish and maintain an account (the ‘‘Distribution Account’’), which will be deemed to consist of a ‘‘Lower-Tier Distribution Account’’, an ‘‘Upper-Tier Distribution Account’’ and the Excess Interest Distribution Account in the name of the Trustee and for the benefit of the holders of the Certificates. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement.

The Trustee is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless such Distribution Date is the Final Distribution Date), the Master Servicer will be required to remit to the Trustee for deposit into the Interest Reserve Account, in respect of mortgage loans that accrue interest on an Actual/360 Basis (the ‘‘Withheld Loans’’) an amount equal to one day's interest at the related Mortgage Rate (without giving effect to the proviso in the definition thereof) minus the Administrative Cost Rate for each of the Withheld Loans on its Stated Principal Balance as of the Due Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Trustee is required to establish and maintain an ‘‘Excess Liquidation Proceeds Reserve Account,’’ which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On or before each Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer or Special Servicer, as applicable, will be required to remit to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account, an amount equal to the Excess Liquidation Proceeds received on or prior to the Determination Date.

‘‘Excess Liquidation Proceeds’’ means with respect to any mortgage loan, the excess of (i) Liquidation Proceeds of that mortgage loan or related REO Property (in the case of any Non-Serviced Mortgage Loan, to the extent received pursuant to the related intercreditor agreement, the BACM 2005-6 Pooling and Servicing Agreement and/or the GMACCM 2006-C1 Pooling and Servicing Agreement) net of any related expenses incurred in connection with the liquidation of such mortgage loan, unpaid servicing compensation, Advances and interest on Advances over (ii) the amount that would have been received if payment in full had been made with respect to such mortgage loan on the Due Date immediately following the date on which such proceeds were received.

The Trustee is required to establish and maintain an ‘‘Excess Interest Distribution Account’’ in the name of the Trustee for the benefit of the Class S Certificateholders. Prior to the applicable

Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period. The Excess Interest Distribution Account may be a subaccount of the Distribution Account.

Each of the Certificate Account, the separate custodial account with respect to each Serviced Whole Loan, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account are required to conform to certain eligibility criteria set forth in the Pooling and Servicing Agreement.

The Trustee is authorized but not required to direct the investment of funds held in the Distribution Account and the Excess Liquidation Proceeds Reserve Account in Permitted Investments, and the Trustee will be entitled to retain any interest or other income earned on such funds. The Trustee will be required to bear any losses resulting from the investment of such funds.

With respect to each of the above-described accounts, the party that maintains such account (i.e. the Servicer or the Trustee, as applicable) shall be the party with the right and obligation to make disbursements from such accounts as described above, and shall have the right to invest the funds in such accounts in U.S. government securities and other obligations that are acceptable to the Rating Agencies ("Permitted Investments"). The Master Servicer or Trustee (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except that the Master Servicer shall not bear any loss incurred as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such account that was an eligible institution under the Pooling and Servicing Agreement during the month the loss occurred and at the time the investment was made, or otherwise as set forth in the Pooling and Servicing Agreement. The transaction accounts and account activity conducted by the Master Servicer or Trustee, as applicable, will not be independently verified by any other person or entity. Cash in the Certificate Account in any Due Period will generally be disbursed on the next Servicer Remittance Date. Cash in each other account will be held in such account until required or permitted to be disbursed in accordance with the terms of such account.

The aggregate amount available for distribution to Certificateholders on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(a) the total amount of all cash received on the mortgage loans and any REO Properties (including the trust's beneficial interest in the Mortgaged Property related to any Non-Serviced Mortgage Loan acquired pursuant to the BACM 2005-6 Pooling and Servicing Agreement and/or the GMACCM 2006-C1 Pooling and Servicing Agreement) (and in the case of any Non-Serviced Mortgage Loan, only to the extent received by the Master Servicer pursuant to the related intercreditor agreement, the BACM 2005-6 Pooling and Servicing Agreement and/or the GMACCM 2006-C1 Pooling and Servicing Agreement) that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the related Servicer Remittance Date (including, with respect to the Level 3 Communications Mortgage Loan and the 400 Broadway Mortgage Loan, any amounts to be transferred from the related custodial account on such date), exclusive of (without duplication):

(1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

(2) all principal prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

(3) all amounts in the Certificate Account and the Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders, including without limitation the Trustee Fee, the Servicing Fee, the Special Servicing Fee and any other compensation to the Trustee, Servicer and Special Servicer, and funds applied to reimburse Advances and pay interest thereon;

(4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

(5) Excess Interest;

(6) all Yield Maintenance Charges; and

(7) all amounts deposited in the Certificate Account and the Lower-Tier Distribution Account in error;

(b) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(c) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement; and

(d) all funds released from the Excess Liquidation Proceeds Reserve Account with respect to such Distribution Date.

See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Funds
Servicing Fee / Master Servicer(1)	one-twelfth of the Stated Principal Balance of each Mortgage Loan multiplied by the Servicing Fee Rate	monthly	interest payments on related loan or, upon liquidation of the related loan, general collections
Additional Servicing Compensation / Master Servicer	• all late payment fees and net default interest (other than accrued on Specially Serviced Mortgage Loans) not used to pay interest on Advances	time to time	the related fee/ investment income
• 100% of loan modification, extension, defeasance, consent and assumption application fees, 50% of assumption fees on non-Specially Serviced Mortgage Loans
• 100% of assumption application and processing fees; except in certain instances where the Special Servicer will be entitled to 50% of such assumption application and processing fees as set forth in the Pooling and Servicing Agreement
• all investment income earned on amounts on deposit in the Certificate Account and certain Reserve Accounts

Special Servicing Fee / Special Servicer	one-twelfth of the Stated Principal Balance of each Specially Serviced Mortgage Loan multiplied by the Special Servicing Fee Rate (with a minimum of $4,000 per month for each Specially Serviced Mortgage Loan and REO Loan)	monthly	collections on the related loan
Workout Fee / Special Servicer	1.00% of each collection of principal and interest on each Corrected Mortgage Loan	monthly	the related collections of principal and interest
Liquidation Fee / Special Servicer	1.00% of each recovery of Liquidation Proceeds, except as specified under ‘‘Servicing of the Mortgage Loans — Servicing and Other Compensation and Payment of Expenses	upon receipt of Liquidation Proceeds	the related Liquidation Proceeds
Additional Special Servicing Compensation / Special Servicer	• all late payment fees and net default interest (accrued on Specially Serviced Mortgage Loans) not used to pay interest on Advances	from time to time	the related fee/ investment income
• 100% of loan modification and extension fees on Specially Serviced Mortgage Loans, 50% of assumption fees on non-Specially Serviced Mortgage Loans and 100% of such fees on Specially Serviced Mortgage Loans
• 50% of assumption application and processing fees upon certain conditions as set forth in the Pooling and Servicing Agreement
• all investment income received on funds in any REO Account

Type/Recipient	Amount	Frequency	Source of Funds
Trustee Fee / Trustee Expenses	one-twelfth of the trustee fee rate multiplied by the Stated Principal Balance of the Mortgage Loans	monthly	interest payments on the related loan

Servicing Advances / Master Servicer and Trustee	the amount of any Servicing Advances	time to time	collections on the related loan, or if not recoverable, from all collections on all loans
Interest on Servicing Advances / Master Servicer and Trustee	at Prime Rate	when Advance is reimbursed	first from default interest/late payment fees on the related loan, then from general collections
P&I Advances / Master Servicer and Trustee	the amount of any P&I Advances	time to time	collections on the related loan, or if not recoverable, from all collections on all loans
Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when Advance is reimbursed	first from default interest/late payment fees on the related loan, then from general collections
Indemnification Expenses / Trustee, Master Servicer and Special Servicer	amounts for which the trustee, the master servicer and the special servicer are entitled to indemnification	monthly	general collections

(1)	With respect to the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan, the total Servicing Fee set forth in this prospectus supplement will be allocated between the Master Servicer and the BACM 2005-6 Master Servicer, and with respect to the James Center Mortgage Loan, the total Servicing Fee set forth in this prospectus supplement will be allocated between the Master Servicer and the GMACCM 2006-C1 Master Servicer. See "Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation" in this prospectus supplement.

Bank of America will serve as primary servicer with respect to certain mortgage loans sold to the Depositor by Bank of America. The related primary servicing fee will be deducted from the Master Servicer's fee and will be remitted to Bank of America directly by the Master Servicer.

The Pooling and Servicing Agreement provides that compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall not be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, thereunder. The Pooling and Servicing Agreement does not limit the compensation payable to a successor Trustee. Any change to the compensation of the Master Servicer, Special Servicer or Trustee would require an amendment to the Pooling and Servicing Agreement.

The ‘‘Due Period’’ for each Distribution Date will be the period commencing on the day immediately succeeding the due date of a mortgage loan or Serviced Whole Loan occurring in the month preceding the month in which that Distribution Date occurs (and, in the case of the first distribution date, the period commencing on the Cut-off Date) and ending on the due date occurring in the month in which the related Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the related mortgage loans or Serviced Whole Loan relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently,

•	on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date;

•	on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such class; and

•	on the Class X-W Certificates from the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for such Class.

However, if on any Distribution Date, the Available Distribution Amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Classes described above, the Available Distribution Amount for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their interest entitlements;

Second, in reduction of the Certificate Balances thereof;

(A) to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates:

•	first, to the Class A-AB Certificates, in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-4 for such Distribution Date;

•	then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distribution on the Class A-AB Certificates) and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distribution to the Class A-AB Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero;

•	then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB and Class A-1 Certificates) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-AB and Class A-1 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero;

•	then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-AB, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-3 Certificates is reduced to zero;

•	then, to the Class A-AB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-AB Certificates is reduced to zero; and

•	then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date, and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates and the above distributions to the, Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates have been made, until the Certificate Balance of the Class A-4 Certificates is reduced to zero.

(B) to the Class A-1A Certificates, in an amount up to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Group 1 Principal Distribution Amount remaining after the above distributions to the Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class A-M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Sixth, to the Class A-M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eighth, following reduction of the Certificate Balances of the Class A and Class A-M Certificates to zero, to the Class A-J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eleventh, following reduction of the Certificate Balances of the Class A, Class A-M and Class A-J Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirtieth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Thirty-second, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Forty-first, following reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Forty-fourth, following the reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Forty-seventh, following the reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Forty-eighth, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fiftieth, following the reduction of the Certificate Balances of the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

Fifty-first, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-second, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Distribution Account (based on amounts deemed to be on deposit in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account), with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of Appraisal Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount for the entire pool of mortgage loans will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates without regard to the priorities in the distribution priority second set forth above.

Pass-Through Rates. The interest rate (the ‘‘Pass-Through Rate’’) applicable to each class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date will equal the rates set forth below (including the related footnotes).

The approximate initial Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class A-AB Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class A-M Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class B Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class C Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class D Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class E Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class F Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class G Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class H Certificates is a per annum rate equal to [     ]%.(1)

The approximate initial Pass-Through Rate on the Class J Certificates is a per annum rate equal to [     ]%.(2)

The approximate initial Pass-Through Rate on the Class K Certificates is a per annum rate equal to [     ]%.(2)

The approximate initial Pass-Through Rate on the Class L Certificates is a per annum rate equal to [     ]%.(2)

The approximate initial Pass-Through Rate on the Class M Certificates is a per annum rate equal to [     ]%.(2)

The approximate initial Pass-Through Rate on the Class N Certificates is a per annum rate equal to [     ]%.(2)

The approximate initial Pass-Through Rate on the Class O Certificates is a per annum rate equal to [     ]%.(2)

The approximate initial Pass-Through Rate on the Class P Certificates is a per annum rate equal to [     ]%.(2)

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(2)	The Pass-Through Rates applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be a per annum rate equal to the lesser of a specified fixed pass-through rate and the WAC Rate.

The Pass-Through Rate applicable to the Class X-W Certificates for the initial Distribution Date will equal approximately [    ]% per annum.

The Pass-Through Rate for the Class X-W Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class S and Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class S Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest. The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is set forth on page S-10 of this prospectus supplement.

The ‘‘WAC Rate’’ with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

‘‘Administrative Cost Rate’’ as of any date of determination will be equal to the sum of the Servicing Fee Rate (which includes, with respect to each Non-Serviced Mortgage Loan, the Non-Serviced Mortgage Primary Servicing Fee Rate) and the Trustee Fee Rate.

The ‘‘Mortgage Rate’’ with respect to any mortgage loan (or successor REO Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which does not accrue interest on a 30/360 Basis will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year will be determined exclusive of the Withheld Amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

‘‘Excess Interest’’ with respect to the APD Loans is the interest accrued at an increased interest rate in respect of each APD Loan in excess of the interest accrued at the initial interest rate, including any interest accrued thereon, to the extent permitted by applicable law.

Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Class S and Residual Certificates) during the related Interest Accrual Period. Interest will be calculated on a 30/360 Basis. The ‘‘Interest Distribution Amount’’ of any class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest From Recoveries for such Class, to the extent not previously paid for all prior Distribution Dates.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class S and Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs.

‘‘Accrued Interest From Recoveries’’ means in respect of each Distribution Date and any Class of Certificates (other than the Class X-W, Class S and Residual Certificates) that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Distributable Certificate Interest’’ in respect of each class of Certificates (other than the Class S and Residual Certificates) for each Distribution Date is equal to the Accrued Certificate Interest in respect of such class of Certificates reduced (to not less than zero) by such Class's share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such Class (other than in the case of the Class X-W Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

The ‘‘Accrued Certificate Interest’’ for any Distribution Date and any class of Certificates (other than the Class S and Residual Certificates) is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date, accrued on the related Certificate Balance or Notional Amount, as the case may be, of such class outstanding immediately prior to such Distribution Date.

A ‘‘Prepayment Interest Shortfall’’ with respect to any Distribution Date, for any mortgage loan as to which a principal prepayment was made in full or in part which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or the Special Servicer, in each case after the Determination Date in the calendar month in which such Distribution Date but prior to the due date in the related Due Period, is the amount of interest that would have accrued at the Net Mortgage Rate (exclusive of Excess Interest) for such mortgage loan on the amount of such principal prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the Class X-W, Class S and Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of their Accrued Certificate Interest and will reduce such classes' respective interest entitlements.

An ‘‘Uncovered Prepayment Interest Shortfall’’ is, with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part, an amount equal to the excess of the related Prepayment Interest Shortfall over the related Compensating Interest Payment, if any.

A ‘‘Compensating Interest Payment’’ is, with respect to any mortgage loan (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part and a Prepayment Interest Shortfall because the Master Servicer allowed the related borrower to deviate from the terms of the related mortgage loan documents, the lesser of

•	any Prepayment Interest Shortfall incurred in connection with such principal prepayment, and

•	the sum of (i) that portion of the Servicing Fee allocable to the related mortgage loan for such Due Period and (ii) all Prepayment Interest Excess related to the related mortgage loan;

provided, however, that no Compensating Interest Payment will be payable with respect to:

•	a prepayment due to Insurance Proceeds or Condemnation Proceeds,

•	a prepayment subsequent to a default (provided that the Master Servicer or Special Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard),

•	a prepayment that, pursuant to the related loan documents, the Master Servicer has no discretion to reject,

•	a prepayment pursuant to applicable law or a court order,

•	or a prepayment accepted with the consent of the Directing Certificateholder.

A ‘‘Prepayment Interest Excess’’ with respect to any Distribution Date, the aggregate amount, with respect to all mortgage loans (other than the Non-Serviced Mortgage Loans) that were subject to principal prepayment in full or in part, or as to which Insurance Proceeds and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such mortgage loans, in each case after the due date in the month of such Distribution Date and on or prior to the related Determination Date, is the amount of interest accrued at the Mortgage Rate for such mortgage loans on the amount of such principal prepayments or Insurance Proceeds and Condemnation Proceeds after such due date and accruing in the manner set forth in the mortgage loan documents relating to such mortgage loans, to the extent such interest is collected by the Master Servicer or the Special Servicer.

Principal Distribution Amount. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of:

(a) the Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for that Distribution Date, and

(c) the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

In the event that the Certificate Balance of each of the Class A-4 Certificates and the Class A-1A Certificates has not been reduced to zero, a Group 1 Principal Distribution Amount and a Group 2 Principal Distribution Amount will be calculated for purposes of making distributions on the Class A Certificates.

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of:

(a) the Group 1 Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date, and

(c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date;

provided that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of

(i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date,

(ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date, and

(iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as provided for in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 2 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of ‘‘Group 2 Principal Distribution Amount’’) for that Distribution Date;

provided, further, that with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of:

(a) the Group 2 Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date, and

(c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date;

provided that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of:

(i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date,

(ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date, and

(iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as provided for in clauses (i) and (ii) of the definition of ‘‘Group 1 Principal Distribution Amount’’ had the Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 1 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of ‘‘Group 1 Principal Distribution Amount’’) for that Distribution Date;

provided, further, that with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal, with respect to each mortgage loan, the aggregate of the principal portions of (i) all Periodic Payments (excluding balloon payments and Excess Interest) due on a due date during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date (or, with respect to any Non-Serviced Mortgage Loan, to the extent remitted by the related servicer to the Master Servicer on or prior to the Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable, and (ii) all balloon payments in respect of any mortgage loan to the extent received by the Master Servicer on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs, and to the extent not included in clause (i) above. The Scheduled Principal Distribution Amount with respect to any mortgage loan, from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer or the Trustee (and, with respect to a mortgage loan that is part of a Whole Loan, the service providers under any related pooling and servicing agreement), as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of:

•	all voluntary prepayments of principal received on the mortgage loans on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs (which will include in the case of each Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement) and

•	any other collections (exclusive of payments by borrowers) received on the mortgage loans and any related REO Properties on or prior to the related Determination Date occurring in the month in which such Distribution Date occurs, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise (which will include in the case of any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement), that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the due date occurring in the related Due Period based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan or an amortization schedule that has been recast in accordance with the terms of the related mortgage loan documents

(as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal collections received or advanced in respect of the related mortgage loan for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee and Trustee Fee payable each month, each REO Property (and, in the case of any Non-Serviced Mortgage Loan, the trust's beneficial interest in the related Mortgaged Property) will be treated as if there exists with respect thereto an outstanding mortgage loan (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property (or, in the case of a Non-Serviced Mortgage Loan or a mortgage loan included in the Serviced Whole Loans, the trust's portion of amounts received in respect of the related Mortgaged Property), net of payments to be made, or reimbursement to the Master Servicer, the Special Servicer or the Trustee for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; provided, however, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related intercreditor agreement.

Excess Interest. On each Distribution Date, the Trustee is required to distribute to the Class S Certificates from the Excess Interest Distribution Account any Excess Interest received with respect to mortgage loans during the related Due Period.

Excess Liquidation Proceeds. Except to the extent Collateral Support Deficit has been allocated to any Class of Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates.

Class A-AB Planned Principal Balance

On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-AB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in ‘‘—Distributions—Priority’’ above. The ‘‘Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-4 to the prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Annex A-4. There is no assurance, however, that the mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-AB Certificates on any Distribution Date will equal the balance that is specified for such Distribution Date on Annex A-4. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero.

Allocation of Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Yield Maintenance Charges collected from the related borrowers in respect of mortgage loans included in Loan Group 1 on or prior to the related Determination Date will be required to be distributed by the Trustee to the holders of the Class A-1 through Class H Certificates (other than Class A-1A Certificates) in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates), (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment on or prior to the related Determination Date. Any Yield Maintenance Charges collected on or prior to the related Determination Date remaining after such distributions shall be distributed to the holders of the Class X-W Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

On any Distribution Date, Yield Maintenance Charges collected from the related borrowers in respect of mortgage loans included in Loan Group 2 on or prior to the related Determination Date will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to Class A-1A Certificates, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment on or prior to the related Determination Date. Any Yield Maintenance Charges collected on or prior to the related Determination Date remaining after such distributions shall be distributed to the holders of the Class X-W Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

The ‘‘Base Interest Fraction’’ for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class H Certificates and the Class A-1A Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in clause (a) (i) above, then the Base Interest Fraction will be zero.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designations	Assumed Final Distribution Date
Class A-1	October 10, 2010
Class A-2	March 10, 2011
Class A-3	March 10, 2014
Class A-AB	August 10, 2015
Class A-4	January 10, 2016
Class A-1A	January 10, 2016
Class A-M	February 10, 2016
Class A-J	March 10, 2016
Class B	March 10, 2016
Class C	March 10, 2016

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loans are prepaid in full on their respective Anticipated Prepayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The ‘‘Rated Final Distribution Date’’ for each class of Offered Certificates will be the Distribution Date in March 2044, the first Distribution Date after the 36th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

Subordination; Allocation of Collateral Support Deficit and Certificate Deferred Interest

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

•	the rights of the holders of the Class P Certificates will be subordinated to the rights of the holders of the Class O Certificates,

•	the rights of the holders of the Class O and Class P Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class A-M Certificates, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M, Class A-J, Class B and Class C Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M, Class A-J, Class B and Class C Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

The protection afforded to the holders of the Class C Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the ‘‘Non-Offered Subordinate Certificates’’), to the holders of the Class B Certificates by means of the subordination of the Class C Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class A-J Certificates by means of the subordination of the Class B, Class C and the Non-Offered Subordinate Certificates, to the holders of the Class A-M Certificates by means of the subordination of the Class A-J, Class B, Class C and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (as described above under ‘‘—Distributions—Priority’’) for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related loan group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates, the Class A-J Certificates, Class B Certificates and the Class C Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X-W, Class S and the Residual Certificates) with later sequential Class designations.

No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Collateral Support Deficit

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (not giving effect to the reduction of the Stated Principal Balance for payments of principal collections on the mortgage loans that were used to reimburse any Workout-Delayed Reimbursement Amount, to the extent such Workout-Delayed Reimbursement Amount has not been determined to be non-recoverable from Related Proceeds or from the

Certificate Account) of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class S, Class R, Class LR and Class X-W Certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any deficit, ‘‘Collateral Support Deficit’’). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit between the classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the mortgage loans and previously resulted in a reduction of the Principal Distribution Amount, Group 1 Principal Distribution Amount or Group 2 Principal Distribution Amount are subsequently recovered on the related mortgage loan, the amount of such recovery will be added to the Certificate Balance of the class or classes of certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such class. If the Certificate Balance of any class is so increased, the amount of unreimbursed Collateral Support Deficit of such class shall be decreased by such amount.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, reimbursement of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts to the extent amounts have been paid from the Principal Distribution Amount, the payment to the Special Servicer of any compensation as described in ‘‘Servicing of the Mortgage Loans—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences —Federal Income Tax Consequences for REMIC Certificates’’ and ‘‘—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in ‘‘Distributions—Priority’’ above.

Certificate Deferred Interest.    On each Distribution Date, the Accrued Certificate Interest for the Regular Certificates (other than the Class X-W Certificates) will be reduced by an amount equal to the amount of Mortgage Deferred Interest for all mortgage loans for the due date occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first to the Class P Certificates, second to the Class O Certificates, third to the Class N Certificates, fourth to the Class M Certificates, fifth to the Class L Certificates, sixth to the Class K Certificates, seventh to the Class J Certificates, eighth to the Class H Certificates, ninth to the Class G Certificates, tenth to the Class F Certificates, eleventh to the Class E Certificates, twelfth to the

Class D Certificates, thirteenth to the Class C Certificates, fourteenth to the Class B Certificates, fifteenth to the Class A-J Certificates, sixteenth, to the Class A-M Certificates and seventeenth, pro rata, to the Class A Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. Additionally, on each Distribution Date, the Certificate Balance of the Regular Certificates (other than the Class X-W Certificates) will be increased by the amount of Certificate Deferred Interest allocated to each such Class of Certificates.

‘‘Certificate Deferred Interest’’ means, for any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above.

‘‘Mortgage Deferred Interest’’ means with respect to any mortgage loan as of any due date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate and capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Periodic Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such due date.

Advances

P&I Advances

Except with respect to the 277 Park Avenue Mortgage Loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) and the KinderCare Portfolio Mortgage Loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), on the business day immediately preceding each Distribution Date (the ‘‘Servicer Remittance Date’’), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees (including with respect to each Non-Serviced Mortgage Loan, the Non-Serviced Mortgage Loan Primary Servicing Fee Rate)), other than balloon payments, which were due on the mortgage loans during the related Due Period and not received as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each REO Loan and each mortgage loan delinquent in respect of its balloon payment on the Determination Date (including any REO Loan as to which the balloon payment (including any applicable grace period) would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

P&I Advances with respect to the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan will be made by the BACM 2005-6 Master Servicer under the BACM 2005-6 Pooling and Servicing Agreement. The Trustee will provide backup P&I Advances with respect to the 277 Park Avenue Mortgage Loan and KinderCare Portfolio Mortgage Loan.

The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date.

If the monthly payment on any mortgage loan has been reduced in accordance with the Servicing Standard in connection with a bankruptcy, modification, waiver or amendment, or if the final maturity on any mortgage loan has been extended in connection with a bankruptcy, modification, waiver or amendment, and if the monthly payment due and owing during the extension period or after such modification, waiver, amendment or bankruptcy is less than the related Assumed Scheduled Payment, then, in each case, the Master Servicer or the Trustee will, as to such mortgage loan only, be required to advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon.

Neither the Master Servicer nor the Trustee will be required to make a P&I Advance with respect to a loan not included in the trust (such as any pari passu or subordinate loan). In addition, neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, prepayment premiums, Excess Interest or Yield Maintenance Charges. Neither the Master Servicer nor the Trustee is required to advance amounts deemed nonrecoverable. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that a P&I Advance previously made or proposed to be made is nonrecoverable. Any such determination by the Special Servicer of which the Master Servicer or the Trustee has notice shall be binding and conclusive with respect to such party.

With respect to the James Center Mortgage Loan, the Master Servicer shall make its determination that it has made a P&I Advance on such mortgage loan that is a Nonrecoverable Advance (as defined below) or that any proposed P&I Advance with respect to such mortgage loan, if made, would constitute a Nonrecoverable Advance independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding the James Center Pari Passu Loan. If the Master Servicer determines that a proposed P&I Advance with respect to one of the mortgage loans listed in the preceding sentence, if made, or any outstanding P&I Advance with respect to one of such mortgage loans previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer will be required to provide the master servicer of each securitization that holds a related Pari Passu Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related Pari Passu Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is a nonrecoverable advance, then such determination will be binding on the Certificateholders and neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related mortgage loan unless the Master Servicer has consulted with the other master servicers of the related securitizations and they agree that circumstances with respect to such mortgage loan and any related Pari Passu Loan have changed such that a proposed P&I Advance in respect of the related mortgage loan would not be a Nonrecoverable Advance. Notwithstanding the foregoing, if any of the other master servicers with respect to a Pari Passu Loan determines that any advance of principal or interest with respect to such Pari Passu Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related mortgage loan, would be, or is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers with respect to the James Center Pari Passu Loan, neither the Master Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the James Center Mortgage Loan, except as set forth in this paragraph. In addition, the Master Servicer will not be required to abide by any determination of non-recoverability by a master servicer that is no longer an ‘‘approved’’ master servicer by any of the rating agencies.

Servicing Advances

In addition to P&I Advances, the Master Servicer will be obligated to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or related REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. The Special Servicer may, with respect to any Servicing Advance required to be made on an emergency or urgent basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments), make such advance unless such advance would constitute a Nonrecoverable Advance. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. With respect to each Non-Serviced Mortgage Loan, servicing advances will be made under the BACM 2005-6 Pooling and Servicing Agreement (with respect to the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan) and the GMACCM 2006-C1 Pooling and Servicing Agreement (with respect to the James Center Mortgage Loan).

None of the Master Servicer, the Special Servicer or the Trustee, as applicable, will be required to make a Servicing Advance if such Servicing Advance would be a Nonrecoverable Advance; provided, however, that with respect to the payment of insurance premiums and delinquent tax assessments, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the general trust fund account if it determines that such payment would be in the best interests of Certificateholders and, in the case of the Serviced Whole Loans, the holder of the related Serviced B Note as a collective whole. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that a Servicing Advance previously made or proposed to be made is nonrecoverable. Any such determination by the Special Servicer of which the Master Servicer or the Trustee has notice shall be binding and conclusive with respect to such party.

Recovery of Advances

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover (after payment of any outstanding Servicing Fees and Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it (or the Special Servicer, as described under ‘‘—P&I Advances’’ and ‘‘—Servicing Advances’’ in this prospectus supplement, with respect to a proposed Advance to be made by the Master Servicer or the Trustee) determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’), and the Master Servicer, the Special Servicer or the Trustee will be entitled to recover any Advance made by it that it (or the Special Servicer) subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that an Advance previously made or proposed to be made is nonrecoverable. Any such determination by the Special Servicer of which the Master Servicer and the Trustee have notice shall be binding and conclusive with respect to such party. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

Upon a determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee, as the case may be, and the Directing Certificateholder, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately out of general collections. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the Master Servicer, or the Special Servicer constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

In addition, the Master Servicer, Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections in the Certificate Account. Workout-Delayed Reimbursement Amounts will constitute a Nonrecoverable Advance only when the person making such determination (a) has determined that such amounts, along with any other Workout-Delayed Reimbursement Amount and any Nonrecoverable Advance, will not ultimately be recoverable from late collections of principal or any other recovery on or in respect of the pool of Mortgage Loans and REO Properties allocable to principal, or (b) has determined that such amount would not ultimately be recoverable from collections on the related Mortgage Loan.

To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded monthly at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to but not including the date of reimbursement and compounded annually; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, an Appraisal Reduction is required to be calculated with respect to such mortgage loan or Serviced Whole Loan. An ‘‘Appraisal Reduction Event’’ will occur with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan on the earliest of:

(1) the third anniversary of the date on which an extension of the maturity date of such mortgage loan or Serviced Whole Loan becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special Servicer, which extension does not decrease the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan;

(2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such mortgage loan or Serviced Whole Loan;

(3) the date on which a reduction in the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan, or a change in any other material economic term of such mortgage loan or Serviced Whole Loan (other than an extension of its maturity), becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special Servicer;

(4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

(5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy (but no later than 30 days after such declaration of bankruptcy);

(6) 30 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

(7) 30 days after an uncured delinquency occurs in respect of a balloon payment for such mortgage loan or Serviced Whole Loan unless the borrower has delivered to the Master Servicer on the related maturity date for such mortgage loan or Serviced Whole Loan a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

(8) immediately after such mortgage loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

Within 90 days after the Appraisal Reduction Event, the Special Servicer will be required to order and receive an MAI appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause (2) above, the Special Servicer will be required to order and receive an MAI appraisal or valuation within the 120-day period set forth in such clause (2). Prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan or Serviced Whole Loan until the MAI appraisal or internal valuation is received. With respect to each Non-Serviced Mortgage Loan, appraisals or internal valuations will be required to be obtained in accordance with terms of the BACM 2005-6 Pooling and Servicing Agreement (with respect to the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan) and the GMACCM 2006-C1 Pooling and Servicing Agreement (with respect to the James Center Mortgage Loan), which terms are substantially similar, but not necessarily identical to the provisions set forth above.

The ‘‘Determination Date’’ for each Distribution Date is the earlier of (i) sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, then the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan or Serviced Whole Loan over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more independent Appraisal Institute (‘‘MAI’’) appraisals (the costs of which will be paid as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense) with respect to any mortgage loan (together with any related cross-collateralized mortgage loans) with an outstanding principal balance equal to or in excess of $2,000,000, or (2) by an internal valuation performed by the Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any mortgage loan (together with any related cross-collateralized mortgage loans) with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate (or, in the case of a Serviced Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan, (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable). The Appraisal Reduction with respect to each Non-Serviced Mortgage Loan will be calculated pursuant to the BACM 2005-6 Pooling and Servicing Agreement (with respect to the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan) and the GMACCM 2006-C1 Pooling and Servicing Agreement (with respect to the James Center Mortgage Loan).

As a result of calculating one or more Appraisal Reductions (including an Appraisal Reduction calculated with respect to a Non-Serviced Mortgage Loan), the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates and then to the Class A-M Certificates). See ‘‘—Advances’’ above. The ‘‘Appraisal Reduction Amount’’ for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See ‘‘Servicing of the Mortgage Loans—General’’ in this prospectus supplement.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred (unless such mortgage loan or Serviced Whole Loan has become a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding 12 months), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Trustee and Master Servicer the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an MAI appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior MAI appraisal or internal valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or valuation.

Any mortgage loan (including the Serviced Whole Loans) previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Trustee will be required to make available or, upon request, forward to any interested party, a statement (a ‘‘Statement to Certificateholders’’) based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

(1) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reduction of the Certificate Balance of the Certificates;

(2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

(3) the aggregate amount of Advances (with respect to the mortgage pool and with respect to each Loan Group) made in respect of the Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Trust;

(5) the aggregate Stated Principal Balance (with respect to the mortgage pool and with respect to each Loan Group) of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6) the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average, remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the mortgage loans as of the related Determination Date;

(7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property (and the information described in Item 1100(b)(5) of Regulation AB to the extent material);

(8) the value of any REO Property included in the trust fund as of the related Determination Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9) the Available Distribution Amount for the Distribution Date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash flows);

(10) the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Yield Maintenance Charges and Excess Interest;

(11) the accrued Distributable Certificate Interest in respect of each Class of Certificates for such Distribution Date;

(12) the Pass-Through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(13) the Scheduled Principal Distribution Amount, the Unscheduled Principal Distribution Amount and the Principal Shortfall for the Distribution Date;

(14) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(15) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

(16) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

(17) the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

(18) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

(19) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date and the amount and the type of principal prepayment occurring;

(20) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date;

(21) the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

(22) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

(23) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(24) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with the liquidation;

(25) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(26) the aggregate amount of interest on P&I Advances paid to the Servicer and the Trustee since the prior Distribution Date;

(27) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer and the Trustee since the prior Distribution Date;

(28) the original and then current credit support levels for each class of Certificates;

(29) the original and then current ratings for each class of Certificates;

(30) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates;

(31) the amount on deposit in certain accounts established pursuant to the Pooling and Servicing Agreement before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(32) the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(33) material breaches of mortgage loan representations and warranties of which the Trustee, Master Servicer or the Special Servicer has received written notice;

(34) material breaches of any covenants under the Pooling and Servicing Agreement of which the Trustee, the Master Servicer or the Special Servicer has received written notice;

(35) as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Trustee’s reasonable judgment, be included on the Statement to Certificateholders without undue difficulty; and

(36) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

The Trustee will make available each month, to any interested person via its internet website initially located at ‘‘www.etrustee.net,’’ (i) the related Statement to Certificateholders, (ii) the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, and the Pooling and Servicing Agreement and any other information requested in writing by the Depositor and (iv) any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the trust through the EDGAR system.

In addition, the Trustee will make available each month, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file and the financial file. The Master Servicer may make available each month to any Privileged Person electronically its Servicer Reports on its internet website, www.wachovia.com. ‘‘Privileged Person’’ shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher), any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on, and may be submitted electronically via, the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.

‘‘Servicer Reports’’ means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report, the CMSA operating statement analysis report, the CMSA loan level reserve/LOC report and the CMSA advance recovery report.

Neither the Trustee nor the Master Servicer makes any representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website nor assumes any responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

In connection with providing access to the Trustee's or the Master Servicer’s internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. The Trustee and the Master Servicer shall not be liable for the dissemination of information in accordance therewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (312) 904-7989 and questions regarding the Master Servicer’s internet website can be directed to (800) 326-1334.

Each report referred to above is expected to be in the form approved by the Commercial Mortgage Securities Association.

In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Rating Agencies or any designee of the Depositor, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

(1) the Pooling and Servicing Agreement and any amendments to that agreement;

(2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

(3) all officer's certificates delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4) all accountants' reports delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

(6) copies of the mortgage loan documents;

(7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

(8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

(9) Trustee exception reports;

(10) any and all officer's certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable Advance;

(11) any and all appraisals obtained pursuant to the definition of ‘‘Appraisal Reduction’’ in this prospectus supplement;

(12) information provided to the Trustee regarding the occurrence of servicing transfer events as to the mortgage loans;

(13) any and all sub-servicing agreements provided to the Trustee and any amendments thereto and modifications thereof;

(14) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

(15) an explanation of the calculation of any Prepayment Interest Shortfall.

Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

The Trust will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the ‘‘Commission’’) regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act. Such reports will be filed under the name ‘‘GE Commercial Mortgage Corporation" (Commission file no. 333-125248). Members of the public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X-W Certificates and (2) in the case of any other class of Certificates (other than the Class S and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class S, Class R nor Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Master Servicer, the Special Servicer, the Depositor or any of their respective affiliates will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reductions will not be applied to reduce Voting Rights.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of:

•	the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto; or

•	the purchase of all of the assets of the trust fund by the Special Servicer or the Master Servicer; or

•	the exchange of all then outstanding Certificates (other than the Class S or Residual Certificates), including the Class X-W Certificates, for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The Special Servicer and the Master Servicer (subject to the following constraints and certain constraints described in the Pooling and Servicing Agreement) (in that order) will have the right to purchase all of the assets of the trust fund. Any such party may be an affiliate of the Sponsors, Depositor, Issuing Entity or other related party at the time it exercises such right. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of:

•	the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund; and

•	the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than

1% of the Initial Pool Balance. The exchange of all outstanding certificates (other than the Residual Certificates), including the Class X-W Certificates, for the remaining mortgage loans (i) is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance, (ii) is limited to certain Classes of the Certificates and (iii) requires that all certificateholders (other than holders of the Residual Certificates) must voluntarily participate.

Promptly upon receipt of notice of any such termination by the Trustee, the Trustee shall provide notice of such termination by letter to the Certificateholders and each Rating Agency, and the other parties to the Pooling and Servicing Agreement (if not previously notified), mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the final Distribution Date, the aggregate amount paid by the Special Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus), will be applied generally as described under ‘‘—Distributions—Priority’’ above. Following such distribution, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.

Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of any Certificates purchased at a premium because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The servicing of the mortgage loans (other than the Non-Serviced Mortgage Loans, which are serviced under BACM 2005-6 Pooling and Servicing Agreement and the GMACCM 2006-C1 Pooling and Servicing Agreement, as described under ‘‘—Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans’’ and ‘‘—Servicing of the James Center Mortgage Loan’’ below), the Serviced B Notes and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, the Serviced B Notes and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, the Serviced B Notes and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicer and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans and the Serviced B Notes for which it is responsible. In addition to the sub-servicing by the sub-servicers, the Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans and the Serviced Whole Loans to one or more affiliates. The Master Servicer and the Special Servicer will be permitted to appoint sub-servicers with respect to their respective servicing obligations and duties; provided that each of the Master Servicer and Special Servicer will remain directly responsible to the trust with respect to the servicing or special servicing, as applicable, of the mortgage loans and the Serviced Whole Loans notwithstanding such delegation or appointment. The Master Servicer has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers with respect to certain of the mortgage loans sold to the Depositor.

The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (and, in the case of the Serviced Whole Loans, the holder of the Serviced B Note) (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and such mortgage loans (and, in the case of the Serviced Whole Loans, the terms of the related Serviced B Note and the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and

(2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans (other than the Non-Serviced Mortgage Loans but including the Serviced Whole Loans) or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of the Serviced Whole Loans, the holder of the related Serviced B Note (as a collective whole, taking into account that the Serviced B Note is subordinate to the related mortgage loan)) as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to:

(A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any holder of additional debt owed by a borrower or any other party to the Pooling and Servicing Agreement or any affiliate of the foregoing;

(B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either;

(C) the Master Servicer's obligation to make Advances;

(D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable; and

(F) any debt that the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the ‘‘Servicing Standard’’).

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans (other than the Non-Serviced Mortgage Loans) and the Serviced B Notes. With respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) or any Serviced B Note:

(1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, the date such balloon payment is due, unless, in either case the borrower has delivered to the Master Servicer prior to the maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer (which the Master Servicer shall promptly forward to the Special Servicer and Directing Certificateholder) which provides that such refinancing will occur within 60 days, provided that if such refinancing does not occur at such time (or such refinancing commitment terminates prior to the expiration of such 60 day period) the related mortgage loan or Serviced Whole Loan will immediately become a Specially Serviced Mortgage Loan,

(2) as to which any Periodic Payment (other than a balloon payment) is 60 days or more delinquent,

(3) as to which (A) the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (B) the related borrower has become the subject of a decree or order for that proceeding and such decree or order has remained in force undischarged or unstayed for a period of 60 days, or (C) the related borrower has admitted in writing its inability to pay its debts generally as they become due,

(4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property,

(5) as to which, in the judgment of either the Master Servicer or the Special Servicer, a payment default is imminent and is not likely to be cured by the borrower within 60 days,

(6) as to which, in the judgment of either the Master Servicer or the Special Servicer, a default (other than a payment default) that would either (a) impair the value of the related Mortgaged Property as security for such mortgage loan or Serviced B Note (as a collective whole) or (b) otherwise materially and adversely affect the interests of Certificateholders and, if applicable, the holder of a Serviced B Note (as a collective whole), and would continue unremedied beyond the applicable grace period (or, if no grace period is specified in the related mortgage loan documents, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days, or

(7) as to which a default of which the Master Servicer or Special Servicer has notice (other than (A) a failure by the related borrower to pay principal or interest and (B) a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a Mortgaged Property that covers acts of terrorism in the event that the Special Servicer determines, in accordance with the Servicing Standard, that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located) and which, in the opinion of the Master Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders (or, with respect to the Serviced Whole Loans, the holder of the related Serviced B Note (as a collective whole)) has occurred and remains unremediated for the applicable grace period specified in such mortgage loan or Serviced Whole Loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts (other than the Interest Reserve Account and the REO Account). The Master Servicer will be required to transfer its servicing responsibilities with respect to a mortgage loan if any of the aforementioned events has occurred with respect to a Serviced B Note. The Master Servicer will also be required to transfer its servicing responsibilities with respect to a Serviced B Note if any of the aforementioned events has occurred with respect to the related mortgage loan. If the related Mortgaged Property is acquired in respect of any mortgage loan (other than the Non-Serviced Mortgage Loans) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans and the Serviced B Notes serviced by the Special Servicer and any mortgage loans and Serviced B Notes secured by Mortgaged Properties that have become REO Properties (excluding the Non-Serviced Mortgage Loans) are referred to in this prospectus supplement as the ‘‘Specially Serviced Mortgage Loans,’’ except where the context clearly indicates otherwise. The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

If any servicing transfer event with respect to a Specially Serviced Mortgage Loan is cured, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, and, with respect to any monetary servicing transfer event, becomes a performing mortgage loan or Serviced Whole Loan for at least three Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan or Serviced Whole Loan (a ‘‘Corrected Mortgage Loan’’) to the Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan (other than each Non-Serviced Mortgage Loan) which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder objects to the Asset Status Report within ten business days of receipt, the Special Servicer will nevertheless be required to implement the recommended action as outlined in the Asset Status Report if it determines in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders and, if a Serviced Whole Loan is involved, the holder of the related Serviced B Note (as a collective whole). If the Directing

Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes the determination described above; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer subject to the Directing Certificateholder's right to consent to certain specific actions.

No direction of the Directing Certificateholder will, and the Special Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder that would (a) require, permit or cause the Special Servicer to violate the terms of any Specially Serviced Mortgage Loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Special Servicer's obligation to act in accordance with the Servicing Standard and the REMIC Provisions, (b) result in the imposition of a ‘‘prohibited transaction’’ or ‘‘contribution’’ tax under the REMIC Provisions of the Code, (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the trust fund, the Trustee, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, the Trustee's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt by the Trustee of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be as of any time of determination the most subordinate class of Certificates (other than the Class S, Class R, Class LR and Class X-W Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by holders of more than 50% of the Certificate Balance of the Controlling Class, subject to written confirmation from each of Fitch and S&P that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates. With respect to the Level 3 Communications Mortgage Loan, the holder of the Level 3 Communications B Note will be entitled to remove the Special Servicer, and appoint a replacement Special Servicer, solely with respect to the Level 3 Communications Whole Loan. Any appointment of a successor Special Servicer with respect to the Level 3 Communications Whole Loan will be subject to written confirmation from each of Fitch and S&P that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates or any class of securities and any class of securities backed in whole or in part by the Level 3 Communications B Note.

With respect to the Non-Serviced Mortgage Loans, the related special servicer may be terminated and replaced as provided in the BACM 2005-6 Pooling and Servicing Agreement (with respect to the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan), as described under ‘‘—Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans— Termination of the BACM 2005-6 Special Servicer’’ in this prospectus supplement and as provided in the GMACCM 2006-C1 Pooling and Servicing Agreement (with respect to the James Center Mortgage Loan) as described under ‘‘—Servicing of the James Center Mortgage Loan—Termination of the GMACCM 2006-C1 Special Servicer’’ in this prospectus supplement.

For further information regarding the termination and appointment of the Special Servicer with respect to the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan, see ‘‘—Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans’’ below. For further information regarding the termination and appointment of the Special Servicer with respect to the James Center Whole Loan, see ‘‘—Servicing of the James Center Mortgage Loan’’ below. For further information regarding the termination and appointment of the Special Servicer with respect to the Level 3 Communications Whole Loan, see ‘‘—Rights of the Holder of the Level 3 Communications B Note’’ below.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

A servicing fee (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the ‘‘Servicing Fee Rate’’) ranging from 0.0200% to 0.1100%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be 0.0288% per annum. With respect to the Non-Serviced Mortgage Loans, the Servicing Fee includes a servicing fee that will be payable to the master servicer under the BACM 2005-6 Pooling and Servicing Agreement with respect to the 277 Park Avenue Mortgage Loan, which will accrue at a per annum rate equal to 0.0200%, and the KinderCare Portfolio Mortgage Loan, which will accrue at a per annum rate equal to 0.0600% and the GMACCM 2006-C1 Pooling and Servicing Agreement with respect to the James Center Mortgage Loan, which will accrue at a per annum rate equal to 0.0300% (each, a ‘‘Non-Serviced Mortgage Loan Primary Servicing Fee Rate’’). The Servicing Fee will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation:

(1) 50% of assumption fees and 100% of defeasance, earnout, modification, waiver, and consent and similar fees, charges for beneficiary statements or demand fees and application and processing fees (other than assumption application and processing fees) to the extent the Master Servicer, and not the Special Servicer, has performed the related modification, consent, waiver, earnout, defeasance or similar action, as applicable, subject to the conditions set forth in the Pooling and Servicing Agreement,

(2) 100% of assumption application and processing fees; provided, however, that the Special Servicer will be entitled to 50% of such assumption application and processing fees if (i) the related assumption was not approved by the Special Servicer in accordance with the Pooling and Servicing Agreement or (ii) if the related mortgagor withdraws its assumption application or the requested application does not otherwise occur; in either case, after such application has been submitted to the Special Servicer;

(3) all NSF check charges on all mortgage loans and Prepayment Interest Excess not required to be applied in connection with Uncovered Prepayment Interest Shortfalls, and

(4) late payment charges and default interest paid by the borrowers (other than amounts accrued on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses with respect to the related mortgage loan (other than the Special Servicing Fee, Workout Fee and Liquidation Fee) that have been paid since the prior Determination Date and (ii) to pay interest on Advances with respect to the related mortgage loan that has accrued since the prior Determination Date, in each case to the extent provided in the Pooling and Servicing Agreement.

The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.35% per annum (the ‘‘Special Servicing Fee Rate’’) calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months (with a minimum of $4,000 per month for each Specially Serviced Mortgage Loan and REO Loan), and will be payable monthly from the trust fund (and, in the case of a Serviced Whole Loan, from amounts received in respect of the related Serviced B Note). In addition to the Special Servicing Fee, the Special Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loans and any successor REO Loan);

(1) 100% of assumption, extension, modification, consent, waiver and earnout fees and changes for beneficiary statements or demands with respect to the Specially Serviced Mortgage Loans,

(2) certain fees with respect to mortgage loans that are not Specially Serviced Mortgage Loans, to the extent set forth in the Pooling and Servicing Agreement; and

(3) late payment charges and default interest paid by the borrowers (with respect amounts accrued on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses with respect to the related mortgage loan (other than the Special Servicing Fee, Workout Fee and Liquidation Fee) that have been paid since the prior Determination Date and (ii) to pay interest on Advances with respect to the related mortgage loan that has accrued since the prior Determination Date, in each case to the extent provided in the Pooling and Servicing Agreement. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the APD Loans.

The 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan will accrue a comparable special servicing fee under the BACM 2005-6 Pooling and Servicing Agreement. The James Center Mortgage Loan will accrue a comparable special servicing fee under the GMACCM 2006-C1 Pooling and Servicing Agreement.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.0% to each collection (other than Excess Interest and default interest) of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity, but excluding any amount for which a Liquidation Fee would be paid) received on the respective mortgage loan for so long as it remains a

Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

The 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan will accrue a comparable workout fee under the BACM 2005-6 Pooling and Servicing Agreement. The James Center Mortgage Loan will accrue a comparable workout fee under the GMACCM 2006-C1 Pooling and Servicing Agreement.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no other event has occurred which would cause such mortgage loan to become a Specially Serviced Mortgage Loan as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that (i) the Special Servicer has been terminated, and (ii) either prior or subsequent to such termination (A) a Specially Serviced Mortgage Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Certificateholder or (B) a Specially Serviced Mortgage Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1.0% to the amount of the related payment or proceeds. The BACM 2005-6 Special Servicer will accrue a comparable liquidation fee with respect to the 277 Park Avenue Whole Loan or the KinderCare Portfolio Whole Loan under the BACM 2005-6 Pooling and Servicing Agreement (other than in connection with a repurchase of either the 277 Park Avenue Mortgage Loan or the KinderCare Portfolio Mortgage Loan in connection with a breach of a representation or warranty or a document defect). The GMACCM 2006-C1 Special Servicer will accrue a comparable liquidation fee with respect to the James Center Whole Loan under the GMACCM 2006-C1 Pooling and Servicing Agreement (other than in connection with a repurchase of the James Center Mortgage Loan in connection with a breach of a representation or warranty or a document defect). The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•	the purchase of any Specially Serviced Mortgage Loan by the Directing Certificateholder, the Special Servicer or the Master Servicer,

•	the repurchase of a mortgage loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or due to a document defect with respect to such mortgage loan prior to the expiration of the period of time set forth in the related purchase agreement,

•	the purchase of a Defaulted Mortgage Loan by the Special Servicer or the Directing Certificateholder,

•	the purchase of a mortgage loan by the holder of a related B Note pursuant to the related intercreditor agreement unless the related Mortgage Loan is purchased by the holder of the related B Note more than 60 days after the date the related purchase option becomes exercisable, unless otherwise provided for in the related intercreditor agreement;

•	the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement, if either the payment of such fee is specifically prohibited under the related mezzanine intercreditor agreement (provided that any future permitted mezzanine debt will require the payment of a Liquidation Fee, to the extent not prohibited by the loan documents, if the Mortgage Loan is not purchased within 60 days of the date on which the related purchase option becomes exercisable), or such mortgage loan is purchased by the holder of the related mezzanine loan within 60 days of the date on which the related purchase option becomes exercisable, or

•	the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund.

If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes a Corrected Mortgage Loan. Liquidation Proceeds do not include revenue from REO Properties, condemnation awards or insurance proceeds.

Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this prospectus supplement under ‘‘Description of the Certificates—Advances,’’ the Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees of any sub-servicers. See ‘‘Description of the Certificates—Distributions—Method, Timing and Amount’’ in this prospectus supplement and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

Trustee Compensation

As compensation for the performance of its routine duties, the Trustee will be paid a fee (the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the ‘‘Trustee Fee Rate’’), calculated on the basis of a 360 day year consisting of twelve 30 day months equal to 0.00138% per annum, and will be computed on the basis of the stated principal balance of the related mortgage loan as of the preceding distribution date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

Maintenance of Insurance

Except with respect to the Non-Serviced Mortgage Loans, the Master Servicer (with respect to each mortgage loan or Serviced Whole Loan) will be obligated to use reasonable efforts to cause the borrower to maintain (to the extent consistent with the Servicing Standard) all insurance coverage required under the related loan documents. If such borrower fails to maintain such insurance coverage, the Master Servicer will be required to itself maintain such insurance coverage (to the extent available at commercially reasonable rates, as determined by the Master Servicer, in accordance with the Servicing Standard (subject, in the case of terrorism insurance, to the provisions of the second succeeding paragraph) and to the extent the Trustee has an insurable interest therein). The coverage of that kind of policy will be in an amount that is not less than the lesser of (1) the full replacement cost of the improvements securing that mortgage loan or (2) the outstanding principal balance owing on that mortgage loan (and, if applicable, a Serviced B Note), but in any event, in an amount necessary to avoid the application of any co-insurance clause. After the Master Servicer determines that a Mortgaged Property (other than a Mortgaged Property related to a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable efforts to (1) cause the related borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard), and to the extent the Trustee as mortgagee has an insurable interest therein, a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Any costs incurred by the Master Servicer in maintaining such policies, if the related borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to such borrower.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or (2) the outstanding principal balance owing on the related mortgage loan (and, if applicable, the related Serviced B Note) and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while any such REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy (if such policy is required by the Federal Emergency Management Agency) meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Any costs incurred by the Special Servicer in maintaining such insurance policies will be an expense of the trust fund, payable out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders and, in the case of a Serviced Whole Loan, the holders of the related Serviced B Note (the ‘‘REO Account’’), or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance.

Neither the Master Servicer nor the Special Servicer will be required to cause a borrower to be in default for failure to maintain for any Mortgaged Property, and neither the Master Servicer nor the Special Servicer will be required to itself maintain for any Mortgaged Property, insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the Special Servicer determines, in accordance with the Servicing Standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located.

The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties (other than with respect to a Non-Serviced Mortgage Loan). Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any incremental cost incurred by the Master Servicer or Special Servicer in maintaining a master single interest insurance policy will be paid by the Master Servicer or the Special Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable Advance, as a trust fund expense. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining earthquake insurance obtained by the Special Servicer will be advanced by the Special Servicer as a Servicing Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waivers and Amendments

In general, except as provided in the Pooling and Servicing Agreement, the Master Servicer will not be permitted to agree to waive, modify, or amend any term of any mortgage loan or any Serviced Whole Loan. However, with respect to mortgage loans (other than Non-Serviced Mortgage Loans) or any Serviced Whole Loan required to be serviced by it hereunder, the Master Servicer may, without receipt of rating agency confirmation or the consent of the Special Servicer or Directing Certificateholder:

•	approve routine leasing activity (including any subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (a) 20,000 square feet and (b) 20% of the related Mortgaged Property;

•	approve a change of the property manager at the request of the related mortgagor, provided that (A) the successor property manager is not affiliated with mortgagor and is a nationally or regionally recognized manager of similar properties, (B) the related mortgage loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the subject Mortgaged Property does not secure a Serviced B Note;

•	approve any waiver affecting the timing of receipt of financial statements from any mortgagor, provided, that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

•	approve annual budgets for the related Mortgaged Property, provided, that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

•	subject to other restrictions herein regarding principal prepayments, waive any provision of a mortgage loan requiring a specified number of days notice prior to a principal prepayment;

•	approve modifications, consents or waivers in connection with a defeasance permitted by the terms of the related mortgage loan if the Master Servicer receives an opinion of counsel (which opinion of counsel shall be an expense of the related mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC to fail to qualify as a REMIC under the Code or result in a ‘‘prohibited transaction’’ under the REMIC Provisions; and

•	consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related mortgage loan to such easement or right-of-way provided the Master Servicer has determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related mortgagor’s ability to repay the mortgage loan, or materially or adversely affect the value of such Mortgaged Property or cause the mortgage loan to cease to be a ‘‘qualified mortgage’’ for REMIC purposes;

provided, however, if the mortgage loan is a Serviced Whole Loan, the Master Servicer will provide written notice of such modification, waiver and amendment to the holder of the related Serviced B Note to the extent required under the related intercreditor agreement; provided, further, that the Master Servicer shall promptly notify the Special Servicer of any requests not set forth above for which the Special Servicer is responsible and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the Special Servicer may reasonably request related thereto.

Requests for the disbursement of earnouts or holdback amounts with respect to certain mortgage loans received by the Master Servicer shall be submitted to the Special Servicer for approval (which approval shall be deemed given if the request is not denied by the Special Servicer in writing to the Master Servicer within five business days of the Special Servicer’s receipt of such request). ‘‘Disbursement of earnouts or holdback amounts’’ means the disbursement or funding to a mortgagor of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable mortgage loan until certain conditions precedent thereto relating to the satisfaction of performance related criteria (i.e., project reserve thresholds, lease-up requirements, sales requirements, etc.,) as set forth in the applicable mortgage loan documents, have been satisfied.

Notwithstanding the foregoing, the Special Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its recommendation, and (b) the Directing Certificateholder has also approved such extension; provided, however, that if the Directing Certificateholder does not respond to or approve such recommendation within ten business days of its receipt of the Special Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder objects to such extension, the Special Servicer, subject to the Servicing Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

Except as otherwise described in this section (and other than with respect to the Non-Serviced Mortgage Loans), neither the Master Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan or Serviced Whole Loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a ‘‘significant modification.’’

If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize each Specially Serviced Mortgage Loan prior to the Rated Final Distribution Date and will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

•	extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold (or ten years, provided that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if a Serviced Whole Loan is involved, the holder of the related Serviced B Note (as a collective whole)); or

•	provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X-W Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Rating Agencies, the Directing Certificateholder, and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this prospectus supplement.

In the event the Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Special Servicer to violate the terms of any mortgage loan documents or the Pooling and Servicing Agreement, (including, without limitation, the Servicing Standard), the Special Servicer will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee and the Rating Agencies.

See also ‘‘—General’’ above for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

Sale of Defaulted Mortgage Loans

The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A ‘‘Defaulted Mortgage Loan’’ is a mortgage loan (other than a Non-Serviced Mortgage Loan) that is delinquent at least 60 days in respect of its Periodic Payment or more than 30 days in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by, and any acceleration of payments under, the related mortgage loan documents. The Special Servicer will be required to recalculate, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard, but not less frequently than every 90 days. The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value. The BACM 2005-6 Pooling and Servicing Agreement contains provisions requiring the BACM 2005-6 Special Servicer to determine the fair value of the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan under substantially similar, although not necessarily identical, circumstances. The GMACCM 2006-C1 Pooling and Servicing Agreement contains provisions requiring the GMACCM 2006-C1 Special Servicer to determine the fair value of the James Center Mortgage Loan under substantially similar, although not necessarily identical, circumstances.

In the event a mortgage loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the Special Servicer (subject to any rights of the holder of any mezzanine debt to purchase such Defaulted Mortgage Loan pursuant to the related intercreditor agreement) will each have an assignable option to purchase (a ‘‘Purchase Option’’) the Defaulted Mortgage Loan from the trust fund at a price (the ‘‘Option Price’’) equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

With respect to a Serviced Whole Loan, the party that exercises the foregoing Purchase Option will only be entitled to purchase the related mortgage loan and not the related Serviced B Note.

Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or the Defaulted Mortgage Loan is purchased by the holder of the related mezzanine debt), the Special Servicer will be required (other than with respect to a Non-Serviced Mortgage Loan) to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon

•	the related borrower's cure of all defaults on the Defaulted Mortgage Loan,

•	the purchase of the Defaulted Mortgage Loan by the holder of a mezzanine loan,

•	the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure,

•	the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout or

•	upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan.

In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Directing Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer may retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to rely on such person in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that the Directing Certificateholder will have the right to purchase the 277 Park Avenue Mortgage Loan and/or the KinderCare Portfolio Mortgage Loan if either mortgage loan becomes a defaulted mortgage loan under the BACM 2005-6 Pooling and Servicing Agreement from the trust at the price determined by the BACM 2005-6 Special Servicer, subject to the purchase option described below under ‘‘—Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans—Sale of Defaulted Mortgage Loans’’; provided, however, with respect to the KinderCare Portfolio Mortgage Loan, the holder of the KinderCare Portfolio purchase option will have a prior right to purchase the entire KinderCare Portfolio Whole Loan. The Pooling and Servicing Agreement provides that the Directing Certificateholder will have the right to purchase the James Center Mortgage Loan if such mortgage loan becomes a defaulted mortgage loan under the GMACCM 2006-C1 Pooling and Servicing Agreement from the trust at the price determined by the GMACCM 2005-C1 Special Servicer, subject to the purchase option described below under ‘‘—Servicing of the James Center Mortgage Loan—Sale of Defaulted Mortgage Loan.’’

Realization Upon Defaulted Mortgage Loans

The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans (other than the Non-Serviced Mortgage Loans) (and, if applicable, the Serviced B Notes, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of the related Serviced B Note), or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of or to be an ‘‘owner’’ or an ‘‘operator’’ of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense) and either:

(1) the report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund (and, in the case of a Serviced Whole Loan, on behalf of the holder of the related Serviced B Note), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Section 860G(a)(8) of the Code at all times and, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Section 860F(a)(2)(B) of the Code. If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes ‘‘rents from real property,’’ within the meaning of Section 856(c)(3)(A) of the Code and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to

Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences— Federal Income Tax Consequences for REMIC Certificates’’ and ‘‘Certain Federal Income Tax Consequences —Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Similar considerations apply with respect to the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan under the BACM 2005-6 Pooling and Servicing Agreement and the James Center Mortgage Loan under the GMACCM 2006-C1 Pooling and Servicing Agreement.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property (other than a Mortgaged Property related to a Non-Serviced Mortgage Loan) suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if a Serviced Whole Loan is involved, the holder of the related Serviced B Note) on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

Inspections; Collection of Operating Information

The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to a Non-Serviced Mortgage Loan) with a Stated Principal Balance (or allocated loan amount) of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2007; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan or Serviced Whole Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after the mortgage loan or Serviced Whole Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan or Serviced Whole Loan remains a Specially Serviced Mortgage Loan (the reasonable cost of which inspection will be paid as a Servicing Advance or if such Servicing Advance would be a Nonrecoverable Advance, as an expense of the trust fund (and, if a Serviced Whole Loan is involved, an expense of the holder of the related Serviced B Note), provided, further, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer within the preceding 12 months and the Master Servicer has no actual knowledge of, or notice of, an event subsequent to the date of such inspection that would materially affect the validity of such inspection. The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

With respect to each mortgage loan or Serviced Whole Loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property (other than the Non-Serviced Mortgage Loans). Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee to the extent such inspection reports and operating statements are in its possession. See ‘‘Description of the Certificates—Reports to Certificateholder; Certain Available Information’’ in this prospectus supplement.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Depositor, the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P, Fitch and any other rating agency then rating securities backed by a Serviced B Note that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates or securities backed in whole or in part by a Serviced B Note; or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the trust fund, the Certificateholders or, if a Serviced Whole Loan is involved, the holder of the related Serviced B Note, for any action taken, or for refraining to take any action, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any general partner or limited partner of the foregoing and any director, officer, member, manager, employee or agent of any of them will be entitled to indemnification by the trust fund out of the Certificate Account against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

The Pooling and Servicing Agreement will also provide that the BACM 2005-6 Master Servicer, the BACM 2005-6 Special Servicer and the BACM 2005-6 Trustee (with respect to the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan), the GMACCM 2006-C1 Master Servicer, the GMACCM 2006-C1 Special Servicer or the GMACCM 2006-C1 Trustee (with respect to the James Center Whole Loan), and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan or the James Center Whole Loan, respectively, under the Pooling and Servicing Agreement or any pooling and servicing agreement related to a securitization that holds a related Pari Passu Loan; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the BACM 2005-6 Pooling and Servicing Agreement or the GMACCM 2006-C1 Pooling and Servicing Agreement, respectively.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders and, if a Serviced Whole Loan is affected, the rights of the holder of the related Serviced B Note under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Trust or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

Events Of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account (or the related custodial account maintained with respect to a Serviced Whole Loan) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date;

(b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account (or the related custodial account maintained with respect to a Serviced Whole Loan) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss suffered by the Master Servicer caused by such failure and reimbursed the trust for any resulting Advance Interest due to the Master Servicer;

(c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement (other than a failure to deliver the items described in clause (j) below), which failure continues unremedied for 30 days (15 days in the case of a failure of the Master Servicer to make any Servicing Advance or a failure to pay the insurance premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25% or any affected holder of a Serviced B Note; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 15 or 30-day period will be extended an additional 30 days;

(d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders or any affected holder of a Serviced B Note and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25% of any affected holder of a Serviced B Note; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing a cure, such 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and either (a) not reinstated within 60 days of removal or (b) any of the ratings assigned to the Certificates or to any securities backed in whole or in part by a Serviced B Note are qualified, downgraded, or withdrawn as a result of such removal, whichever is earlier;

(g) the Trustee has received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any class of Certificates or any class of securities backed in whole or in part by a Serviced B Note and, with respect to any such notice that the continuation of the Master Servicer or the Special Servicer in such capacity would result in such downgrade or withdrawal, such notice is not rescinded within 60 days;

(h) the Master Servicer is no longer rated CMS3 or higher by Fitch or the equivalent or the Special Servicer is no longer rated CSS3 or higher by Fitch or its equivalent and, in each case, that rating is not restored within 60 days after the subject downgrade or withdrawal;

(i) the Master Servicer or the Special Servicer, as the case may be, obtains actual knowledge that Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of any class of securities backed in whole or in part by a Serviced B Note, or (2) placed any class of securities backed in whole or in part by a Serviced B Note on ‘‘watchlist’’ status in contemplation of rating downgrade or withdrawal (and such ‘‘watchlist’’ status placement shall not have been withdrawn by Moody's within 60 days of the date when the Master Servicer or Special Servicer, as the case may be, obtained such actual knowledge) and, in the case of either clause (1) or (2), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such rating action; and

(j) for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Master Servicer or Special Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer or Special Servicer (other than any primary servicer or sub-servicer which the Master Servicer or Special Servicer is requested by any Sponsor or Mortgage Loan Seller to retain), shall fail to deliver any items required to be delivered by such servicer under the Pooling and Servicing Agreement in order for the Trust to comply with the reporting requirements of the Exchange Act or under Items 1122 and 1123 of Regulation AB by the time (including any applicable notice and grace periods) provided for in the Pooling and Servicing Agreement.

Rights Upon Event of Default

If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights (without giving effect to the Voting Rights of the defaulting party or its affiliates), the Trustee will be required, to terminate all of the rights (other than rights to indemnification under the Pooling and Servicing Agreement, and further subject to the provisions of the Pooling and Servicing Agreement, including the compensation provisions), and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided, however, that neither the Master Servicer nor the Special Servicer may be terminated solely for an Event of Default that affects only the holder of a Serviced B Note or any class of securities backed in whole or in part thereby. In addition, if an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement that affects a holder of a Serviced B Note or any class of securities backed in whole or in part thereby, and the Master Servicer or the Special Servicer is not otherwise terminated, then, at the request of such affected holder of a Serviced B Note or such securities, the Trustee shall require the Master Servicer or Special Servicer, as applicable, to appoint, within 30 days of the Trustee's request, a sub-servicer if a Serviced Whole Loan is not then being sub-serviced (or, if such Serviced Whole Loan is currently being sub-serviced and such sub-servicer is in default under the related sub-servicing agreement, to replace, within 30 days of the Trustee's request, the then current sub-servicer with a new sub-servicer) with respect to such Serviced Whole Loan.

If the Master Servicer receives a notice of termination solely due to an Event of Default under clause (f), (g), (h) or (i), the Trustee, using ‘‘request for proposal’’ materials prepared and delivered by the Master Servicer within 5 business days following such termination, will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the Master Servicer. The Master Servicer will continue to serve as master servicer during the bid process until a successor master servicer is selected or the expiration of 45 days from the Master Servicer's receipt of notice of termination, whichever occurs first. If the Master Servicer is terminated, and if no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling, it may, or if it is unable so to act (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights), it will be required to appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and Fitch to any class of Certificates and (ii) by the applicable rating agencies to any class of securities backed in whole or in part by a Serviced B Note, to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under the Pooling and Servicing Agreement are required to be borne by the predecessor servicer and are required to be paid within 30 days of request therefor, otherwise such costs and expenses will be payable from the trust fund.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

(a) to cure any ambiguity;

(b) to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements in this prospectus supplement made with respect to the certificates, the trust or the Pooling and Servicing Agreement, to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(c) to change the timing and/or nature of deposits in the Certificate Account, the separate custodial account maintained with respect to a Serviced Whole Loan, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or any holder of any Serviced B Note, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the trust if the amendment is requested by the Trustee on behalf of the trust or the Certificateholders), and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and Fitch to any class of Certificates and (ii) by the applicable rating agencies to any class of securities, backed in whole or in part by a Serviced B Note, as evidenced by a letter from each of S&P and Fitch, and each such applicable rating agency;

(d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or the holder of a Serviced B Note or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See ‘‘Certain Federal Income Tax Consequences —Federal Income Tax Consequences for REMIC Certificates,’’ and ‘‘—Taxation of Residual Certificates —Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus;

(e) to make any other provision with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced B Note (unless the affected Certificateholder or such holder of a Serviced B Note consents in writing to such amendment), as evidenced by either an opinion of counsel to such effect or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned (i) by S&P and Fitch to any class of Certificates and (ii) by the applicable rating agencies to any class of securities backed in whole or in part by a Serviced B Note; or

(f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned (i) by S&P and Fitch to each class of Certificates and (ii) by the applicable rating agencies to each class of securities, backed in whole or in part by a Serviced B Note, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned by S&P and Fitch and such applicable rating agency.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans, the Serviced B Notes which are required to be distributed on a Certificate of any class, to the holder of the such Serviced B Note without the consent of the holder of that Certificate, such Serviced B Note, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding and the holders of the Serviced B Notes.

Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the expense of the party requesting the amendment, or at the expense of the trust if the amendment is requested by the Trustee on behalf of the Certificateholders) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund, cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

Evidence of Compliance

See ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus for a description of certain provisions of the Pooling and Servicing Agreement requiring servicers to provide an annual certification regarding its compliance with the terms of the Pooling and Servicing Agreement, as well as an attestation of compliance with certain servicing criteria and an accountant’s attestation report with respect to such attestation. The servicers which will be required to provide an annual certification regarding its compliance with the terms of the Pooling and Servicing Agreement in this transaction are Wachovia Bank, National Association, Bank of America, National Association, GMAC Commercial Mortgage Corporation, CWCapital Asset Management LLC and LNR Partners, Inc.

Servicing of the 277 Park Avenue and KinderCare Portfolio Mortgage Loans

General. Pursuant to the terms of the related intercreditor agreement, the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan will be serviced and administered pursuant to the BACM 2005-6 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard:

•	LaSalle Bank National Association, which is the trustee under the BACM 2005-6 Pooling and Servicing Agreement (the ‘‘BACM 2005-6 Trustee’’) will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan;

•	Bank of America, National Association, which is the master servicer of the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan under the BACM 2005-6 Pooling and Servicing Agreement (the ‘‘BACM 2005-6 Master Servicer’’), will, in that capacity, be the master servicer for the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan under the BACM 2005-6 Pooling and Servicing Agreement;

•	LNR Services, Inc., which is the special servicer of the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan under the BACM 2005-6 Pooling and Servicing Agreement (the ‘‘BACM 2005-6 Special Servicer’’), will, in that capacity, be the special servicer for the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan under the BACM 2005-6 Pooling and Servicing Agreement; and

•	the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the BACM 2005-6 Master Servicer, the BACM 2005-6 Special Servicer or the BACM 2005-6 Trustee or to make servicing advances with respect to the 277 Park Avenue Whole Loan and the KinderCare Portfolio Mortgage Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the 277 Park Avenue Mortgage Loan and the KinderCare Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and collections from the BACM 2005-6 Master Servicer or the BACM 2005-6 Special Servicer, as applicable.

Consultation and Consent. Pursuant to the BACM 2005-6 Pooling and Servicing Agreement the KinderCare Portfolio Note A-1 Controlling Holder has limited rights of consultation and consent with respect to certain servicing decisions regarding the KinderCare Portfolio Whole Loan.

No holder of any portion of the 277 Park Avenue Whole Loan has any special consultation or consent rights.

Sale of Defaulted Mortgage Loans. Upon the KinderCare Portfolio Whole Loan becoming (i) delinquent 60 days or more in respect of a monthly payment (not including the balloon payment); (ii) delinquent in respect of its balloon payment unless the BACM 2005-6 Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender’s binding commitment to refinance the KinderCare Portfolio Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage loan documents and without regard to any acceleration of payments under the related mortgage loan documents; or (iii) as to which the BACM 2005-6 Master Servicer or BACM 2005-6 Special Servicer has, by written notice to the related mortgagor, accelerated the maturity, the KinderCare Portfolio Note A-1 Controlling Class Holder, until the outstanding principal balance of the KinderCare Portfolio Note A-1 Junior Portion has been reduced to zero (at which point there will be no such purchase right), will have the right (but not the obligation) prior to any other party to purchase the KinderCare Portfolio Whole Loan at the KinderCare Portfolio Repurchase Price and, upon written notice and subject to the timing requirements in the KinderCare Portfolio Intercreditor Agreement, the Special Servicer will be required to sell the KinderCare Portfolio Whole Loan to the KinderCare Portfolio Note A-1 Controlling Class Holder on a mutually designated date.

The ‘‘KinderCare Portfolio Repurchase Price’’ means, with respect to the KinderCare Portfolio Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the KinderCare Portfolio Note A-1 Senior Portion, the KinderCare Portfolio Note A-1 Junior Portion, the KinderCare Portfolio Mortgage Loan and the other KinderCare Portfolio Pari Passu Loan, as applicable; (b) accrued and unpaid interest thereon from the payment date under the KinderCare Portfolio Note A-1 Senior Portion, the KinderCare Portfolio Note A-1 Junior Portion, the KinderCare Portfolio Mortgage Loan and the other KinderCare Portfolio Pari Passu Loan, as applicable, as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred; (c) all unreimbursed advances with respect to t the KinderCare Portfolio Note A-1 Senior Portion, the KinderCare Portfolio Note A-1 Junior Portion, the KinderCare Portfolio Mortgage Loan and the other KinderCare Portfolio Pari Passu Loan, as applicable, together with interest thereon at the reimbursement rate under the BACM 2005-6 Pooling and Servicing Agreement, including any master servicing compensation and special servicing compensation; (d) certain unreimbursed costs and expenses with respect to the KinderCare Portfolio Note A-1 Senior Portion, the KinderCare Portfolio Note A-1 Junior Portion, the KinderCare Portfolio Mortgage Loan and the other KinderCare Portfolio Pari Passu Loan, as applicable; (e) any other additional BACM 2005-6 trust fund expenses with respect to the KinderCare Portfolio Note A-1 Senior Portion, the KinderCare Portfolio Note A-1 Junior Portion, the KinderCare Portfolio Mortgage Loan and the other KinderCare Portfolio Pari Passu Loan, as applicable; and (f) any liquidation fees payable in connection with the purchase of the KinderCare Portfolio Note A-1 Senior Portion, the KinderCare Portfolio Note A-1 Junior Portion, the KinderCare Portfolio Mortgage Loan and the other KinderCare Portfolio Pari Passu Loan, as applicable; provided, however, that the KinderCare Portfolio Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

No holder of any portion of the 277 Park Avenue Whole Loan has any special purchase option.

Termination of the BACM 2005-6 Special Servicer. Prior to the occurrence and continuance of a KinderCare Portfolio Control Appraisal Period, the KinderCare Portfolio Note A-1 Controlling Holder (solely with respect to the KinderCare Portfolio Whole Loan) is entitled to terminate the rights and obligations of the BACM 2005-6 Special Servicer under the BACM 2005-6 Pooling and Servicing Agreement with respect the related Mortgage Loan, with or without cause, upon ten business days notice to the BACM 2005-6 Special Servicer, the BACM 2005-6 Master Servicer and the BACM 2005-6 Trustee, and to appoint a successor BACM 2005-6 Special Servicer; provided, however, as evidenced in writing by each of the rating agencies rating the BACM 2005-6 securitization, the proposed successor of the BACM 20056- Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the rating agencies rating the BACM 2005-6 securitization in respect to any class of BACM 2005-6 certificates then outstanding. The KinderCare Portfolio Note A-1 Controlling Holder (solely with respect to the KinderCare Portfolio Whole Loan) will cause the BACM 2005-6 Special Servicer to be reimbursed for the payment of any outstanding reasonable out-of-pocket costs and expenses pursuant to the terms of the BACM 2005-6 Pooling and Servicing Agreement and will be responsible for paying any costs associated with any such replacement of the BACM 2005-6 Special Servicer, including reasonable costs of any servicing transfer.

A "KinderCare Portfolio Control Appraisal Period" means that the outstanding principal balance of the KinderCare Portfolio Note A-1 subordinate components (net of any appraisal reduction amounts, realized losses and unreimbursed trust fund expenses) is less than 25% of the original principal balance.

No holder of any portion of the 277 Park Avenue Whole Loan has any special rights to terminate the BACM 2005-6 Special Servicer or the Special Servicer.

Cure Rights.    In the event that the related borrower fails to make any payment of principal or interest on the KinderCare Portfolio Whole Loan, resulting in a monetary event of default, the KinderCare Portfolio Pari Passu Note A-1 Controlling Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The KinderCare Portfolio Pari Passu Note A-1 Controlling Holder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing, the KinderCare Portfolio Pari Passu Note A-1 Controlling Holder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

No holder of any component of the 277 Park Avenue Whole Loan has any cure rights.

Mezzanine Lenders.    In addition to the rights of the holders of other interests in the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan discussed above, the servicing of the 277 Park Avenue Whole Loan and the KinderCare Portfolio Whole Loan will be subject to the rights of the related mezzanine lenders. See "Risk Factors—Ability to incur Other Debt Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans—Subordinate Financing" in the Prospectus.

Servicing of the James Center Mortgage Loan

General. Pursuant to the terms of the related intercreditor agreement, the James Center Whole Loan will be serviced and administered pursuant to the GMACCM 2006-C1 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

•	Wells Fargo Bank, N.A., which is the trustee under the GMACCM 2006-C1 Pooling and Servicing Agreement (the ‘‘GMACCM 2006-C1 Trustee’’ and, together with the BACM 2005-6 Trustee, a ‘‘Non-Serviced Mortgage Loan Trustee’’) will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the James Center Whole Loan;

•	GMAC Commercial Mortgage Corporation, which is the master servicer of the James Center Whole Loan under the GMACCM 2006-C1 Pooling and Servicing Agreement (the ‘‘GMACCM 2006-C1 Master Servicer’’), will, in that capacity, be the master servicer for the James Center Mortgage Loan under the GMACCM 2006-C1 Pooling and Servicing Agreement; however, P&I Advances with respect to the James Center Mortgage Loan will be made by the Master Servicer or the Trustee, as described in ‘‘Description of the Certificates —Advances—P&I Advances’’ in the prospectus supplement;

•	CWCapital Asset Management LLC, which is the special servicer of the James Center Whole Loan under the GMACCM 2006-C1 Pooling and Servicing Agreement (the ‘‘GMACCM 2006-C1 Special Servicer’’), will, in that capacity, be the special servicer for the James Center Mortgage Loan under the GMACCM 2006-C1 Pooling and Servicing Agreement; and

•	the Master Servicer, the Special Servicer and the Trustee under the Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the GMACCM 2006-C1 Master Servicer, the GMACCM 2006-C1 Special Servicer or the GMACCM 2006-C1 Trustee or to make servicing advances with respect to the James Center Whole Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the James Center Mortgage Loan is dependent on its receipt of the corresponding information and collections from the GMACCM 2006-C1 Master Servicer or the GMACCM 2006-C1 Special Servicer, as applicable.

Consultation and Consent. The related intercreditor agreement provides the holder of the James Center Whole Loan certain non-binding consultation rights. The Directing Certificateholder and the holder of the James Center Pari Passu Loan, which will be the majority certificateholder of the most subordinate class of certificates issued pursuant to the GMACCM 2006-C1 Pooling and Servicing Agreement (the ‘‘GMACCM 2006-C1 Directing Certificateholder’’) may consult separately with the GMACCM 2006-C1 Master Servicer or the GMACCM 2006-C1 Special Servicer, as applicable, about any particular course of action proposed to be taken by such servicers. Additionally, the GMACCM 2006-C1 Directing Certificateholder will provide the Directing Certificateholder with an opportunity to review any proposed action to be taken with respect to the James Center Whole Loan or the related mortgaged property and is required to consult the Directing Certificateholder regarding such proposed action. If the GMACCM 2006-C1 Directing Certificateholder and the Directing Certificateholder cannot agree on a course of action that satisfies the servicing standard under the GMACCM 2006-C1 Pooling and Servicing Agreement (which is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement) within 30 days (or such shorter time as may be required by the loan documents to the extent lender’s approval is required) after receipt of a request for consent to any action from the GMACCM 2006-C1 Master Servicer or GMACCM 2006-C1 Special Servicer, the GMACCM 2006-C1 Directing Holder will be entitled to direct such servicer to follow any course of action that that is consistent with the servicing standard under the GMACCM 2006-C1 Pooling and Servicing Agreement. The GMACCM 2006-C1 Directing Certificateholder will have no obligation to follow and will not be liable to follow and will not be liable to the Directing Certificateholder for failing to follow the advice of the Directing Certificateholder.

Sale of Defaulted Mortgage Loan. Under the GMACCM 2006-C1 Pooling and Servicing Agreement, if the James Center Whole Loan is subject to a fair value purchase option, the GMACCM 2006-C1 Special Servicer will be required to determine the purchase price for the James Center Whole Loan. Each fair value purchase option holder under the GMACCM 2006-C1 Pooling and Servicing Agreement will have an option to purchase the James Center Pari Passu Loan and the holder of the James Center Mortgage Loan (or its designees) will have an option to purchase the James Center Mortgage Loan, at the purchase price determined by the GMACCM 2006-C1 Special Servicer under the GMACCM 2006-C1 Pooling and Servicing Agreement.

Termination of the GMACCM 2006-C1 Special Servicer. The GMACCM 2006-C1 Directing Certificateholder will be entitled to terminate the GMACCM 2006-C1 Special Servicer with respect to the special servicing of the James Center Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the related intercreditor agreement and the GMACCM 2006-C1 Pooling and Servicing Agreement. Such appointment will be subject to receipt of written confirmation from the rating agencies rating the GMACCM 2006-C1 Certificates that such appointment would not cause the downgrade, withdrawal or qualification of the then-current ratings of the GMACCM 2006-C1 certificates. The GMACCM 2006-C1 Directing Certificateholder, after consultation with the holder of the James Center Mortgage Loan, will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, then the GMACCM 2006-C1 Directing Certificateholder will be entitled to appoint a replacement special servicer.

Rights of the Holder of the Level 3 Communications B Note

Consultation and Consent.    In general, the written approval of the holder of the Level 3 Communications B Note will be required for material approvals and certain other actions with respect to the Level 3 Communications Whole Loan and related Mortgaged Property, including the following:

•	reducing the interest rate of the Level 3 Communications Whole Loan or modifying any other monetary term of the Level 3 Communications Whole Loan relating to the amount of any payment of principal or interest or any other material sums due and payable thereunder;

•	extending the maturity date or extended maturity date of the Level 3 Communications Whole Loan;

•	accepting any substitution or release of the collateral securing the Level 3 Communications Whole Loan;

•	modifying the Level 3 Communications Whole Loan such as to accept a discounted pay-off of the Level 3 Communications Whole Loan; or

•	releasing any borrower, guarantor or indemnitor from liability with respect to the Level 3 Communications Whole Loan.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the Master Servicer by the noteholders then holding a majority of the outstanding principal balance of the Level 3 Communications B Note, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

Sale of Defaulted Mortgage Loan. The related intercreditor agreement provides that the holder of the Level 3 Communications B Note has the option of purchasing the Level 3 Communications Mortgage Loan at any time that

•	any payment of principal or interest on the Level 3 Communications Whole Loan becomes 90 or more days delinquent;

•	the Level 3 Communications Whole Loan has been accelerated;

•	the principal balance of the Level 3 Communications Whole Loan is not paid at maturity;

•	a bankruptcy, insolvency, liquidation, reorganization or other similar proceeding occurs with respect to the related borrower or

•	the Level 3 Communications Whole Loan shall become a Specially Serviced Mortgage Loan.

The purchase price will generally equal the sum, without duplication, of (a) the principal balance of the Level 3 Communications Mortgage Loan, (b) accrued and unpaid interest thereon at the applicable Level 3 Communications Mortgage Loan interest rate (excluding, however, any such accrued and unpaid interest that represents default interest and excluding prepayment premiums, yield maintenance premiums, exits fees or similar fees), (c) any other amounts due under the Level 3 Communications Mortgage Loan (excluding, however, any such accrued and unpaid interest that represents default interest and excluding prepayment premiums, yield maintenance premiums, exits fees or similar fees), (d) any unreimbursed Servicing Advances and P&I Advances made with respect to the related Mortgaged Property, to the extent not included in clauses (b) and (c) above, (e) any accrued and unpaid Advance Interest, to the extent not included in clauses (b) and (c) above, and (f) any other additional expenses of the Trust in respect of the Level 3 Communications Whole Loan.

Termination of the Special Servicer.    The holder of the Level 3 Communications B Note (or an operating advisor appointed on its behalf) will be entitled to terminate the Special Servicer with respect to the special servicing of the Level 3 Communications Whole Loan at any time, with or without cause, and to appoint a replacement special servicer with respect to the special servicing of the Level 3 Communications Whole Loan, subject to satisfaction of the conditions contained in the related intercreditor agreement and the Pooling and Servicing Agreement. Such appointment will be subject to receipt of (i) rating agency confirmation, (ii) the written agreement of the proposed replacement special servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement and (iii) an opinion of counsel regarding, among other things, the enforceability of the Pooling and Servicing Agreement against the enforceability of the Pooling and Servicing Agreement against the proposed replacement special servicer.

Rights of the Holder of the 400 Broadway B Note

Consent Rights. In general, the written approval of the holder of the 400 Broadway B Note will be required for material approvals and certain other actions with respect to the 400 Broadway Whole Loan and related mortgaged property, including the following:

•	increasing the interest rate or the principal amount of the 400 Broadway Mortgage Loan or increasing in any material respect the related borrower's monetary obligations;

•	decreasing the interest or principal amount of the 400 Broadway B Note;

•	shortening the scheduled maturity date of the 400 Broadway Mortgage Loan;

•	accepting any additional collateral for the 400 Broadway Mortgage Loan unless such collateral also secures the 400 Broadway B Note;

•	releasing the lien of the mortgage securing the 400 Broadway B Note; or

•	modifying any prepayment or defeasance provision of the 400 Broadway Mortgage Loan in a manner materially adverse to the holder of the 400 Broadway B Note.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the Master Servicer by the noteholders then holding a majority of the outstanding principal balance of the 400 Broadway B Note, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

The consent rights of the holder of the 400 Broadway B Note will be eliminated at the time the right of the holder of the 400 Broadway B Note to purchase the 400 Broadway Mortgage Loan, as described below, has expired.

Sale of Defaulted Mortgage Loan. The related intercreditor agreement provides that the holder of the holder of the 400 Broadway B Note has the option of purchasing the 400 Broadway Mortgage Loan from the trust at any time that

•	any payment of principal or interest on the 400 Broadway Mortgage Loan or the 400 Broadway B Note become 90 or more days delinquent;

•	the principal balance of the 400 Broadway Mortgage Loan and/or the 400 Broadway B Note has been accelerated;

•	the principal balance of either or both of the 400 Broadway Mortgage Loan or the 400 Broadway B Note is not paid at maturity;

•	the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding; or

•	any other event where the cash flow payment under the 400 Broadway B Note has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to the related intercreditor agreement as a result of an event of default.

The purchase price will generally equal the outstanding principal balance of the 400 Broadway Mortgage Loan, together with the accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the 400 Broadway Mortgage Loan; any reasonable expenses incurred in enforcing the 400 Broadway Whole Loan; any servicing fees, including special servicing compensation, and trustee's fees payable pursuant to the Pooling and Servicing Agreement; and any out of pocket expenses incurred by the trust or any servicer with respect to the 400 Broadway Whole Loan. The purchase option will terminate if the holder of the 400 Broadway B Note does not deliver a notice of exercise of the option generally within 30 days after the date the holder of the 400 Broadway Mortgage Loan has delivered a notice of certain defaults under the 400 Broadway Mortgage Loan and/or the 400 Broadway B Note.

Servicing of the 400 Broadway B Note. The Pooling and Servicing Agreement and the intercreditor agreement will govern the servicing and administration of the 400 Broadway Whole Loan and (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the 400 Broadway Mortgage Loan or the 400 Broadway B Note will be effected in accordance with the Pooling and Servicing Agreement), provided that upon the securitization of the 400 Broadway B Note, the servicers under the related pooling and servicing agreement for the trust that then owns the 400 Broadway B Note will be generally entitled to collect debt service payments from the related borrower.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See ‘‘Description of the Certificates’’ in this prospectus supplement.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of the Offered Certificates on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to the Planned Principal Balance, second in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, fifth, in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero; and sixth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B and Class C Certificates and then the Non-Offered Certificates (other than the Class X-W Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by their amortization schedules, Lockout Periods, prepayment premiums, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the APD Loans may have certain incentives to prepay the APD Loans on their Anticipated Prepayment Dates, we cannot assure you that the borrowers will be able to prepay the APD Loans on their Anticipated Prepayment Dates. The failure of a borrower to prepay an APD Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective APD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. See ‘‘Risk Factors—Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date’’ in this prospectus supplement.

In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that Nonrecoverable Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, as described under ‘‘Description of the Certificates—Distributions— Principal Distribution Amount’’) otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount (or the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and result in the occurrence of a Collateral Support Deficit with respect to the Certificates.

If the Master Servicer or the Trustee, as applicable, reimburses itself out of principal collections on the mortgage pool for any Workout-Delayed Reimbursement Amount, then that Workout-Delayed Reimbursement Amount will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, as described under ‘‘Description of the Certificates—Distributions—Principal Distribution Amount’’) otherwise distributable on the Certificates, thereby reducing the Principal Distribution Amount (or the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and ‘‘Certain Legal Aspects of Mortgage Loans —Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, which Loan Group such mortgage loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate with a principal balance purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC Rate for one or more future periods and therefore will also affect the yield on those classes.

The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the WAC Rate. The Pass-Through Rate on those classes of certificates may be limited by the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates (and Class X-W Certificates with respect to shortfalls of interest).

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk Factors’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to a Lock-out Period, a defeasance period and/or a Yield Maintenance Period (as defined below). Any period during which a Yield Maintenance Charge is required is referred to in this prospectus supplement as a "Yield Maintenance Period." See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. A borrower may also defease or prepay a mortgage loan, irrespective of market interest rates, in order to refinance for higher proceeds.

In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificates as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these performance escrows and letters of credit, see the footnotes to Annex A-1 to this prospectus supplement.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 9 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under ‘‘Description of the Certificates— Distributions—Priority’’ in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, and the distribution priorities set forth herein (including those relating to loan groups). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to the Planned Principal Balance, second in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, fifth, in respect of the Class A-AB Certificates until the Certificate Balance thereof is reduced to zero and sixth, in respect of the Class A-4 Certificates, until the Certificate Balance thereof is reduced to zero and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M, Class A-J, Class B and Class C Certificates and then the Non-Offered Certificates (other than the Class X-W Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of the later of any Lock-out Period, defeasance period or Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions (‘‘Structuring Assumptions’’), among others:

(a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on each Distribution Date, beginning in April, 2006;

(b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

(c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of (i) mortgage loans that change from being interest-only to amortizing, (ii) mortgage loans that change from amortizing to interest only, (iii) mortgage loans that have an interest rate schedule and (iv) mortgage loans that amortize according to a defined schedule;

(d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

(e) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

(f) the Closing Date is March 23, 2006;

(g) the APD Loans prepay on their Anticipated Prepayment Dates;

(h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

(i) performance escrows or letters of credit that serve as additional collateral for certain mortgage loans are not used to prepay such mortgage loans.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance of the Class A-1 Certificates
at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100%	100%	100%	100%	100%
March 10, 2007	88	88	88	88	88
March 10, 2008	74	74	74	74	74
March 10, 2009	56	56	56	56	56
March 10, 2010	34	34	34	34	34
March 10, 2011	0	0	0	0	0
Weighted Average Life Years(1)	3.02	3.01	2.99	2.97	2.95
Estimated Month of First Principal	4/10/2006	4/10/2006	4/10/2006	4/10/2006	4/10/2006
Estimated Month of Maturity	10/10/2010	10/10/2010	10/10/2010	9/10/2010	7/10/2010

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance of the Class A-2 Certificates
at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100%	100%	100%	100%	100%
March 10, 2007	100	100	100	100	100
March 10, 2008	100	100	100	100	100
March 10, 2009	100	100	100	100	100
March 10, 2010	100	100	100	100	100
March 10, 2011	0	0	0	0	0
Weighted Average Life Years(1)	4.67	4.67	4.67	4.66	4.48
Estimated Month of First Principal	10/10/2010	10/10/2010	10/10/2010	9/10/2010	7/10/2010
Estimated Month of Maturity	3/10/2011	3/10/2011	3/10/2011	3/10/2011	3/10/2011

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

Percent of the Initial Certificate Balance of the Class A-3 Certificates
at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100%	100%	100%	100%	100%
March 10, 2007	100	100	100	100	100
March 10, 2008	100	100	100	100	100
March 10, 2009	100	100	100	100	100
March 10, 2010	100	100	100	100	100
March 10, 2011	100	100	100	100	100
March 10, 2012	100	100	100	100	100
March 10, 2013	51	51	51	51	51
March 10, 2014	0	0	0	0	0
Weighted Average Life Years(1)	7.29	7.28	7.27	7.26	7.14
Estimated Month of First Principal	1/10/2013	10/10/2012	10/10/2012	10/10/2012	10/10/2012
Estimated Month of Maturity	3/10/2014	3/10/2014	3/10/2014	3/10/2014	3/10/2014

(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percent of the Initial Certificate Balance of the Class A-AB Certificates
at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100%	100%	100%	100%	100%
March 10, 2007	100	100	100	100	100
March 10, 2008	100	100	100	100	100
March 10, 2009	100	100	100	100	100
March 10, 2010	100	100	100	100	100
March 10, 2011	100	100	100	100	100
March 10, 2012	71	71	71	71	71
March 10, 2013	48	48	48	48	48
March 10, 2014	44	43	42	41	22
March 10, 2015	11	6	0	0	0
March 10, 2016	0	0	0	0	0
Weighted Average Life Years(1)	7.19	7.14	7.10	7.06	6.96
Estimated Month of First Principal	3/10/2011	3/10/2011	3/10/2011	3/10/2011	3/10/2011
Estimated Month of Maturity	8/10/2015	5/10/2015	4/10/2015	2/10/2015	12/10/2014

(1)	The weighted average life of the Class A-AB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-AB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-AB Certificates.

Percent of the Initial Certificate Balance of the Class A-4 Certificates
at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100%	100%	100%	100%	100%
March 10, 2007	100	100	100	100	100
March 10, 2008	100	100	100	100	100
March 10, 2009	100	100	100	100	100
March 10, 2010	100	100	100	100	100
March 10, 2011	100	100	100	100	100
March 10, 2012	100	100	100	100	100
March 10, 2013	100	100	100	100	100
March 10, 2014	100	100	100	100	100
March 10, 2015	100	100	100	100	99
March 10, 2016	0	0	0	0	0
Weighted Average Life Years(1)	9.66	9.64	9.62	9.58	9.44
Estimated Month of First Principal	8/10/2015	5/10/2015	4/10/2015	2/10/2015	12/10/2014
Estimated Month of Maturity	1/10/2016	1/10/2016	1/10/2016	12/10/2015	10/10/2015

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

Percent of the Initial Certificate Balance of the Class A-1A Certificates
at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100%	100%	100%	100%	100%
March 10, 2007	100	100	100	100	100
March 10, 2008	100	100	100	100	100
March 10, 2009	100	100	100	100	100
March 10, 2010	99	99	99	99	99
March 10, 2011	86	86	86	86	86
March 10, 2012	85	85	85	85	85
March 10, 2013	84	84	84	84	84
March 10, 2014	83	83	83	83	83
March 10, 2015	82	82	82	82	82
March 10, 2016	0	0	0	0	0
Weighted Average Life Years(1)	8.96	8.95	8.95	8.94	8.81
Estimated Month of First Principal	4/10/2006	4/10/2006	4/10/2006	4/10/2006	4/10/2006
Estimated Month of Maturity	1/10/2016	1/10/2016	1/10/2016	1/10/2016	11/10/2015

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance of the Class A-M Certificates
at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100%	100%	100%	100%	100%
March 10, 2007	100	100	100	100	100
March 10, 2008	100	100	100	100	100
March 10, 2009	100	100	100	100	100
March 10, 2010	100	100	100	100	100
March 10, 2011	100	100	100	100	100
March 10, 2012	100	100	100	100	100
March 10, 2013	100	100	100	100	100
March 10, 2014	100	100	100	100	100
March 10, 2015	100	100	100	100	100
March 10, 2016	0	0	0	0	0
Weighted Average Life Years(1)	9.85	9.84	9.82	9.80	9.63
Estimated Month of First Principal	1/10/2016	1/10/2016	1/10/2016	1/10/2016	11/10/2015
Estimated Month of Maturity	2/10/2016	2/10/2016	2/10/2016	2/10/2016	11/10/2015

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

Percent of the Initial Certificate Balance of the Class A-J Certificates
at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100%	100%	100%	100%	100%
March 10, 2007	100	100	100	100	100
March 10, 2008	100	100	100	100	100
March 10, 2009	100	100	100	100	100
March 10, 2010	100	100	100	100	100
March 10, 2011	100	100	100	100	100
March 10, 2012	100	100	100	100	100
March 10, 2013	100	100	100	100	100
March 10, 2014	100	100	100	100	100
March 10, 2015	100	100	100	100	100
March 10, 2016	0	0	0	0	0
Weighted Average Life Years(1)	9.92	9.91	9.90	9.88	9.71
Estimated Month of First Principal	2/10/2016	2/10/2016	2/10/2016	2/10/2016	11/10/2015
Estimated Month of Maturity	3/10/2016	3/10/2016	3/10/2016	2/10/2016	12/10/2015

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

Percent of the Initial Certificate Balance of the Class B Certificates
at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100%	100%	100%	100%	100%
March 10, 2007	100	100	100	100	100
March 10, 2008	100	100	100	100	100
March 10, 2009	100	100	100	100	100
March 10, 2010	100	100	100	100	100
March 10, 2011	100	100	100	100	100
March 10, 2012	100	100	100	100	100
March 10, 2013	100	100	100	100	100
March 10, 2014	100	100	100	100	100
March 10, 2015	100	100	100	100	100
March 10, 2016	0	0	0	0	0
Weighted Average Life Years(1)	9.96	9.96	9.96	9.95	9.71
Estimated Month of First Principal	3/10/2016	3/10/2016	3/10/2016	2/10/2016	12/10/2015
Estimated Month of Maturity	3/10/2016	3/10/2016	3/10/2016	3/10/2016	12/10/2015

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance of the Class C Certificates
at the Respective CPRs Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percent	100%	100%	100%	100%	100%
March 10, 2007	100	100	100	100	100
March 10, 2008	100	100	100	100	100
March 10, 2009	100	100	100	100	100
March 10, 2010	100	100	100	100	100
March 10, 2011	100	100	100	100	100
March 10, 2012	100	100	100	100	100
March 10, 2013	100	100	100	100	100
March 10, 2014	100	100	100	100	100
March 10, 2015	100	100	100	100	100
March 10, 2016	0	0	0	0	0
Weighted Average Life Years(1)	9.96	9.96	9.96	9.96	9.71
Estimated Month of First Principal	3/10/2016	3/10/2016	3/10/2016	3/10/2016	12/10/2015
Estimated Month of Maturity	3/10/2016	3/10/2016	3/10/2016	3/10/2016	12/10/2015

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) the BACM 2005-6 Pooling and Servicing Agreement and the GMACCM 2006-C1 Pooling and Servicing Agreement are each administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), including the REMIC Provisions, for federal income tax purposes, two separate ‘‘real estate mortgage investment conduit’’ elections will be made with respect to designated portions of the trust fund (exclusive of Excess Interest and the Excess Interest Distribution Account) (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC’’ referred to below, respectively) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code. Furthermore, (1) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class X-W, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole class of ‘‘residual interests’’ in the Upper-Tier REMIC and (3) the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The assets of the Lower-Tier REMIC generally will include the Mortgage Loans, exclusive of Excess Interest, any REO Properties acquired on behalf of the Certificateholders or a beneficial interest therein in the case of the Non-Serviced Mortgage Loans and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts. The Offered Certificates are ‘‘Regular Certificates’’ as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests therein.

Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates will be issued [at a premium] for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount ("OID") or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that the APD Loans will be deemed to prepay in full on their respective Anticipated Prepayment Dates (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ and ‘‘—Taxation of Regular Certificates’’ in the prospectus.

Yield Maintenance Charges actually collected will be distributed to the Offered Certificates as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges’’ in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

The Offered Certificates will be treated as ‘‘real estate assets’’ for a ‘‘real estate investment trust’’ (‘‘REIT’’) within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. The Offered Certificates will be treated as ‘‘loans secured by an interest in real property which is residential real property’’ for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the mortgage loans are secured by multifamily properties and manufactured housing properties. As of the Cut-off Date, 24 and 16 mortgaged properties, securing approximately 19.19% and 4.11% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing properties, respectively. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates. The Offered Certificates will qualify for treatment under Sections 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates’’ and ‘‘Certain Federal Income Tax Consequences—Taxation of Regular Certificates’’ in the prospectus.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch, Inc. (‘‘Fitch’’ and, together with S&P, the ‘‘Rating Agencies’’):

Class	S&P	Fitch
A-1	AAA	AAA
A-2	AAA	AAA
A-3	AAA	AAA
A-AB	AAA	AAA
A-4	AAA	AAA
A-1A	AAA	AAA
A-M	AAA	AAA
A-J	AAA	AAA
B	AA	AA
C	AA−	AA−

Each of the rating agencies identified above will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance have been prepaid by the Depositor. A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

In addition, these ratings on the Offered Certificates do not represent an assessment of: (i) the tax attributes of the Offered Certificates or of the trust; (ii) whether or to what extent prepayments of principal may be received on the mortgage loans; (iii) the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated; (iv) whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls; (v) whether and to what extent yield maintenance charges, Excess Interest or default interest will be received; or (vi) the yield to maturity that investors may experience.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Fitch.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL INVESTMENT

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See ‘‘Legal Investment’’ in the prospectus.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or

Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

The U.S. Department of Labor has issued individual prohibited transaction exemptions to each of Banc of America Securities LLC, Prohibited Transaction Exemption (‘‘PTE’’) 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9, 1996),Credit Suisse Securities (USA) LLC, PTE 89-90, 54 Fed Reg. 42,597 (October 17, 1989) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), and to J.P. Morgan Securities Inc., PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (collectively, the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans described in this prospectus supplement, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter; the ‘‘Restricted Group’’ consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates;

and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code, by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by S&P and Fitch and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute ‘‘securities’’ for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

 LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA AND NEW YORK

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California and New York (approximately 31.75% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

California Law.    Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s ‘‘one action rule’’ requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York Law.    New York law generally requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt as determined by the foreclosure judgment over the higher of (i) the fair market value of the property at the time of the public sale or (ii) the sale price of the property. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

INDEX OF PRINCIPAL DEFINITIONS

277 Park Avenue Mortgage Loan	S-107
277 Park Avenue Pari Passu Loans	S-107
277 Park Avenue Whole Loan	S-107
400 Broadway B Note	S-107
400 Broadway Whole Loan	S-107
Accrued Certificate Interest	S-154
Accrued Interest From Recoveries	S-154
Actual/360 Basis	S-114
Administrative Cost Rate	S-153
Advances	S-165
Anticipated Prepayment Date	S-113
APD Loans	S-113
Appraisal Reduction	S-169
Appraisal Reduction Amount	S-169
Appraisal Reduction Event	S-168
Asset Status Report	S-179
Assumed Final Distribution Date	S-160
Assumed Scheduled Payment	S-157
Automatic Termination	S-3
Available Distribution Amount	S-143
BACM 2005-6 Master Servicer	S-199
BACM 2005-6 Pooling and Servicing Agreement	S-107
BACM 2005-6 Special Servicer	S-199
BACM 2005-6 Trustee	S-199
Bank of America	S-80, S-102
Bank of America Guidelines	S-82
Base Interest Fraction	S-160
Certificate Account	S-141
Certificate Balance	S-137
Certificate Deferred Interest	S-164
Certificate Owner	S-138
Certificateholders	S-103
Certificates	S-137
Class A Certificates	S-137
Class X-W Certificates	S-137
Clearstream Luxembourg	S-138
Closing Date	S-102
CMBS	S-85, S-95
Code	S-134, S-216
Collateral Support Deficit	S-163
Commission	S-174
Compensating Interest Payment	S-154
Condemnation Proceeds	S-141
Constant Prepayment Rate	S-209
Controlling Class	S-180
Controlling Class Certificateholder	S-180
Corrected Mortgage Loan	S-179
CPR	S-209
Cross-Over Date	S-151
Cut-off Date	S-102
Cut-off Date Balance	S-102
DBBM	S-85
DBMC	S-85
Debt Service Coverage Ratio	S-121
Defaulted Mortgage Loan	S-189
Defeasance Lockout Period	S-116
Defeasance Option	S-116
Defeasance Option Period	S-116
Depositor	S-89, S-102
Depositories	S-138
Determination Date	S-169
Directing Certificateholder	S-180
Distributable Certificate Interest	S-154
Distribution Account	S-142
Distribution Date	S-141
DTC	S-138
Due Period	S-146
ERISA	S-218
ERISA Plan	S-218
Euroclear	S-138
Euroclear plc	S-140
Events of Default	S-195
Excess Interest	S-153
Excess Interest Distribution Account	S-142
Excess Liquidation Proceeds	S-142
Excess Liquidation Proceeds Reserve Account	S-142
Exchange Act	S-89
Exemption	S-219
Fee Interest	S-132
FIRREA	S-125
Fitch	S-217
Form 8-K	S-121
FSMA	S-5
GACC	S-85, S-102
GECC	S-80, S-102
GMACCM 2006-C1 Directing Certificateholder	S-202
GMACCM 2006-C1 Master Servicer	S-201
GMACCM 2006-C1 Pooling and Servicing Agreement	S-107
GMACCM 2006-C1 Special Servicer	S-201
GMACCM 2006-C1 Trustee	S-201
Ground Lease	S-132
Group 1 Principal Distribution Amount	S-155
Group 1 Principal Shortfall	S-158
Group 2 Principal Distribution Amount	S-156
Group 2 Principal Shortfall	S-158

Hard Lock Box	S-136
Indirect Participants	S-139
Initial Loan Group 1 Balance	S-102
Initial Loan Group 2 Balance	S-102
Initial Pool Balance	S-102
Initial Rate	S-113
Insurance Proceeds	S-141
Interest Accrual Period	S-154
Interest Distribution Amount	S-154
Interest Reserve Account	S-142
James Center Mortgage Loan	S-107
James Center Pari Passu Loan	S-107
James Center Whole Loan	S-107
KinderCare Portfolio Control Appraisal Period	S-201
KinderCare Portfolio Mortgage Loan	S-107
KinderCare Portfolio Note A-1	S-108
KinderCare Portfolio Note A-1 Control Appraisal Period	S-110
KinderCare Portfolio Note A-1 Controlling Holder	S-110
KinderCare Portfolio Note A-1 Junior Portion	S-108
KinderCare Portfolio Note A-1 Senior Portion	S-108
KinderCare Portfolio Note A-1 Subordinate Component	S-108
KinderCare Portfolio Note A-1 Subordinate Components	S-108
KinderCare Portfolio Pari Passu Loans	S-107
KinderCare Portfolio Repurchase Price	S-200
KinderCare Portfolio Whole Loan	S-107
LaSalle	S-98
Level 3 Communications B Note	S-107
Level 3 Communications Mortgage Loan	S-107
Level 3 Communications Whole Loan	S-107
Liquidation Fee	S-183
Liquidation Fee Rate	S-183
Liquidation Proceeds	S-141
LNR	S-95
LNR Partners	S-95
Loan Group 1	S-102
Loan Group 2	S-102
Loan Groups	S-102
Lock Box Accounts	S-136
Lock Box Loans	S-136
Lock out Period	S-114
Lower-Tier Distribution Account	S-142
Lower-Tier REMIC	S-216
LTV Ratio	S-122
MAI	S-169
MERS	S-78
Mortgage	S-102
Mortgage Deferred Interest	S-164
Mortgage Loan Sellers	S-102
Mortgage Note	S-102
Mortgage Rate	S-153
Net Mortgage Rate	S-153
Net Operating Income	S-123
Non-Offered Certificates	S-137
Non-Offered Subordinate Certificates	S-162
Nonrecoverable Advance	S-166
Non-Serviced Mortgage Loan Primary Servicing Fee Rate	S-181
Non-Serviced Mortgage Loan Trustee	S-201
Non-Serviced Mortgage Loans	S-107
Notional Amount	S-138
OCC	S-80
Offered Certificates	S-137
OID	S-216
Option Price	S-189
Pari Passu Loan	S-107
Partial Defeasance	S-116
Participants	S-138
Pass-Through Rate	S-152
Percentage Interest	S-138
Periodic Payments	S-121
Phase I	S-130
Plan	S-218
Planned Principal Balance	S-159
Pooling and Servicing Agreement	S-137
Prepayment Assumption	S-216
Prepayment Interest Excess	S-155
Prepayment Interest Shortfall	S-154
Prime Rate	S-167
Principal Distribution Amount	S-155
Principal Shortfall	S-158
Privileged Person	S-172
Prospectus Directive	S-5
PTE	S-219
Purchase Agreements	S-103
Purchase Option	S-189
Purchase Price	S-134
P&I Advance	S-164
Qualified Substitute Mortgage Loan	S-135
Rated Final Distribution Date	S-161
Rating Agencies	S-217
Record Date	S-141
Regular Certificates	S-216
Reimbursement Rate	S-167

REIT	S-217
Related Proceeds	S-166
Release Date	S-117
Relevant Implementation Date	S-5
Relevant Member State	S-5
Relevant Persons	S-6
REMIC Provisions	S-216
REO Account	S-185
REO Loan	S-158
REO Property	S-179
Residual Certificates	S-137
Restricted Group	S-219
Revised Rate	S-113
Rules	S-139
Scheduled Principal Distribution Amount	S-157
SEC	1
Senior Certificates	S-137
Serviced B Notes	S-107
Serviced Whole Loans	S-107
Servicer Remittance Date	S-164
Servicer Reports	S-172
Servicing Advances	S-165
Servicing Fee	S-181
Servicing Fee Rate	S-181
Servicing Standard	S-178
Similar Law	S-218
Soft at Closing, Springing Hard	S-136
Soft Lock Box	S-136
Special Servicer	S-95
Special Servicing Fee	S-182
Special Servicing Fee Rate	S-182
Specially Serviced Mortgage Loans	S-179
Sponsors	S-85
Springing Hard	S-136
Springing Lock Box Loan	S-136
Stated Principal Balance	S-158
Statement to Certificateholders	S-170
Structuring Assumptions	S-210
Subordinate Certificates	S-137
Subordinate Offered Certificates	S-137
S&P	S-217
Terms and Conditions	S-140
Title Exception	S-127
Title Exceptions	S-127
Title Insurance Policy	S-128
Trust	S-89
Trustee	S-98
Trustee Fee	S-184
Trustee Fee Rate	S-184
Uncovered Prepayment Interest Shortfall	S-154
Underwriters	1
Underwritten Net Cash Flow	S-123
Unscheduled Principal Distribution Amount	S-157
Upper-Tier Distribution Account	S-142
Upper-Tier REMIC	S-216
Voting Rights	S-174
WAC Rate	S-153
Wachovia	S-91
Whole Loan	S-106
Withheld Amounts	S-142
Withheld Loans	S-142
Workout Fee	S-182
Workout Fee Rate	S-182
Workout-Delayed Reimbursement Amount	S-167
Yield Maintenance Charge	S-115, S-116
Yield Maintenance Period	S-208

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

A-1-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2006-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                      % OF                 % OF APPLICABLE             MORTGAGE
                                                   INITIAL POOL LOAN GROUP    LOAN GROUP      # OF       LOAN
  ID               PROPERTY NAME (1)(2)              BALANCE    ONE OR TWO     BALANCE     PROPERTIES SELLER (3)
----------------------------------------------------------------------------------------------------------------

  1    277 Park Avenue                                11.56%         1           14.16%         1         BofA
  2    KinderCare Portfolio                            9.10%         1           11.15%       713         BofA
Rollup Beyman Multifamily Portfolio III                5.04%         2           27.44%         3         GACC
  3    Empirian at Waterford Place                     1.84%         2           10.04%         1         GACC
  4    Carrington Place                                1.72%         2            9.37%         1         GACC
  5    Cordova Apartments                              1.47%         2            8.03%         1         GACC
  6    33 Washington                                   3.35%         1            4.10%         1         GECC
  7    James Center                                    3.04%         1            3.73%         1         GACC
  8    Level 3 Communications                          2.74%         1            3.35%         1         GACC
  9    Grand Marc at Riverside                         2.56%         2           13.94%         1         GECC
  10   Meadowood Napa Valley                           2.13%         1            2.61%         1         GACC
  11   Pegasus - GMH                                   1.82%         2            9.91%         1         GECC
  12   Atlanta Mall Area Portfolio                     1.77%         1            2.17%         2         GECC
 12.1  Stonecrest Shopping Center                      1.18%         1            1.44%         1         GECC
 12.2  Destination Home & Georgia Backyard             0.59%         1            0.73%         1         GECC
  13   Embassy Suites                                  1.70%         1            2.09%         1         GECC
  14   Michelin North America                          1.49%         1            1.83%         1         BofA
  15   Broadstone Plaza                                1.47%         1            1.81%         1         GECC
  16   Yosemite Park                                   1.34%         1            1.64%         1         GECC
  17   Messina & Palermo Apartments                    1.21%         1            1.49%         2         BofA
 17.1  Messina Apartments and Two Retail Buildings     0.68%         1            0.83%         1         BofA
 17.2  Palermo Apartments                              0.54%         1            0.66%         1         BofA
  18   Marriott Saratoga                               1.13%         1            1.38%         1         GACC
  19   Park Village                                    1.09%         1            1.34%         1         GECC
  20   Storage Express Portfolio                       1.08%         1            1.32%         2         BofA
 20.1  Storage Express - Lauderhill                    0.77%         1            0.94%         1         BofA
 20.2  Storage Express - Pompano Beach                 0.31%         1            0.38%         1         BofA
  21   Raley's Stockton                                0.99%         1            1.21%         1         BofA
  22   Mission Bellevue Ridge                          0.91%         2            4.97%         1         GACC
  23   Walden Creek Apartments                         0.88%         2            4.80%         1         GECC
  24   Concorde Centre II                              0.86%         1            1.06%         1         GECC
  25   Copans Commerce Depot                           0.85%         1            1.04%         1         GECC
  26   Sojourn & Lakeview Portfolio                    0.82%         1            1.00%         2         GECC
 26.1  Lakeview                                        0.44%         1            0.54%         1         GECC
 26.2  Sojourn                                         0.38%         1            0.46%         1         GECC
  27   Courthouse Crossing                             0.77%         1            0.95%         1         GACC
  28   Self Storage I - Honolulu, HI                   0.76%         1            0.94%         1         BofA
  29   American Heritage Plaza                         0.74%         1            0.91%         1         GACC
  30   The Preserve at Woods Lake Apartments           0.73%         2            3.97%         1         GECC
  31   248-254 East Fordham Road                       0.73%         1            0.89%         1         GACC
  32   University Commons-Norman                       0.71%         2            3.88%         1         BofA
  33   ENN 3 - Hilton Garden Inn                       0.70%         1            0.85%         1         GECC
  34   707 S. Garfield Avenue                          0.67%         1            0.82%         1         BofA
  35   Sedgewood                                       0.66%         2            3.61%         1         GACC
  36   68-74 Thompson Street                           0.62%         1            0.76%         1         GACC
  37   Hampton Inn & Suites - West Ashley              0.62%         1            0.75%         1         GECC
  38   AAA Quality Self Storage                        0.61%         1            0.75%         1         BofA
  39   Conyers Crossroads-Phase II                     0.59%         1            0.73%         1         GECC
  40   Oak Tree Village                                0.59%         1            0.72%         1         BofA
  41   Mt. Pleasant Hampton Inn & Suites               0.55%         1            0.67%         1         GECC

                     CUT-OFF   GENERAL               DETAILED
        ORIGINAL       DATE    PROPERTY              PROPERTY                  INTEREST
  ID   BALANCE ($) BALANCE ($) TYPE                  TYPE                        RATE
---------------------------------------------------------------------------------------

  1    190,000,000 190,000,000 Office                CBD                        4.495%
  2    150,000,000 149,625,000 Other                 Child Development Centers  5.236%
Rollup  82,850,000  82,850,000 Multifamily           Conventional               5.792%
  3     30,320,000  30,320,000 Multifamily           Conventional               5.790%
  4     28,290,000  28,290,000 Multifamily           Conventional               5.796%
  5     24,240,000  24,240,000 Multifamily           Conventional               5.790%
  6     54,999,999  54,999,999 Office                CBD                        5.170%
  7     50,000,000  50,000,000 Office                CBD                        5.220%
  8     45,000,000  45,000,000 Office                Suburban                   5.420%
  9     42,090,680  42,090,680 Multifamily           Student Housing            5.500%
  10    35,000,000  35,000,000 Hotel                 Resort                     5.860%
  11    29,914,000  29,914,000 Multifamily           Student Housing            5.220%
  12    29,120,000  29,120,000 Retail                Anchored                   5.590%
 12.1   19,360,000  19,360,000 Retail                Anchored
 12.2    9,760,000   9,760,000 Retail                Anchored
  13    28,000,000  28,000,000 Hotel                 Full Service               5.300%
  14    24,500,000  24,500,000 Industrial            Distribution               5.579%
  15    24,225,000  24,225,000 Retail                Anchored                   5.570%
  16    22,000,000  22,000,000 Retail                Anchored                   5.130%
  17    20,000,000  19,951,392 Multifamily           Multifamily/Retail         5.284%
 17.1   11,144,771  11,117,685 Multifamily           Multifamily/Retail
 17.2    8,855,229   8,833,707 Multifamily           Multifamily/Retail
  18    18,500,000  18,500,000 Hotel                 Limited Service            5.675%
  19    18,000,000  17,958,798 Retail                Anchored                   5.650%
  20    17,685,000  17,685,000 Self Storage          Self Storage               5.444%
 20.1   12,585,000  12,585,000 Self Storage          Self Storage
 20.2    5,100,000   5,100,000 Self Storage          Self Storage
  21    16,250,000  16,227,406 Retail                Anchored                   5.565%
  22    15,000,000  15,000,000 Multifamily           Conventional               5.648%
  23    14,500,000  14,500,000 Multifamily           Conventional               5.530%
  24    14,200,000  14,200,000 Office                Suburban                   5.770%
  25    13,900,000  13,900,000 Industrial            Office/Warehouse           5.040%
  26    13,475,000  13,475,000 Office                Suburban                   5.760%
 26.1    7,239,085   7,239,085 Office                Suburban
 26.2    6,235,915   6,235,915 Office                Suburban
  27    12,700,000  12,700,000 Retail                Unanchored                 5.741%
  28    12,573,400  12,573,400 Self Storage          Self Storage               5.690%
  29    12,200,000  12,200,000 Retail                Anchored                   5.727%
  30    12,000,000  12,000,000 Multifamily           Conventional               5.470%
  31    12,000,000  12,000,000 Retail                Anchored                   5.680%
  32    11,728,950  11,728,950 Multifamily           Student Housing            5.363%
  33    11,490,000  11,435,606 Hotel                 Limited Service            5.440%
  34    11,000,000  10,984,516 Office                Medical Office             5.450%
  35    10,900,000  10,900,000 Multifamily           Conventional               5.485%
  36    10,250,000  10,250,000 Multifamily           Conventional               5.548%
  37    10,125,000  10,125,000 Hotel                 Limited Service            5.560%
  38    10,000,000  10,000,000 Self Storage          Self Storage               5.425%
  39     9,750,000   9,750,000 Retail                Anchored                   5.260%
  40     9,680,000   9,680,000 Manufactured Housing  Manufactured Housing       5.317%
  41     9,000,000   9,000,000 Hotel                 Limited Service            5.690%

                       INTEREST       ORIGINAL      STATED REMAINING         ORIGINAL
       ADMINISTRATIVE   ACCRUAL   TERM TO MATURITY  TERM TO MATURITY       AMORTIZATION
  ID      COST RATE      BASIS   OR APD (MOS.) (4)  OR APD (MOS.) (4)       TERM (MOS.)
--------------------------------------------------------------------------------------------

  1         0.021%    Actual/360        120                115                    0
  2         0.061%    Actual/360        120                117        Scheduled Amortization
Rollup      0.031%    Actual/360        120                120                  360
  3         0.031%    Actual/360        120                120                  360
  4         0.031%    Actual/360        120                120                  360
  5         0.031%    Actual/360        120                120                  360
  6         0.021%    Actual/360        120                117                  360
  7         0.031%    Actual/360        120                118                    0
  8         0.031%    Actual/360         60                 55                  360
  9         0.021%    Actual/360        120                118                    0
  10        0.031%    Actual/360        121                121                  360
  11        0.021%    Actual/360         60                 58                    0
  12        0.021%    Actual/360        120                119                  360
 12.1
 12.2
  13        0.021%    Actual/360        120                118                    0
  14        0.021%    Actual/360        120                119                  360
  15        0.021%    Actual/360        120                118                  360
  16        0.021%    Actual/360        120                113                  360
  17        0.021%    Actual/360        120                118                  360
 17.1
 17.2
  18        0.031%    Actual/360        120                120                  360
  19        0.081%    Actual/360        120                118                  360
  20        0.021%    Actual/360        120                119                  360
 20.1
 20.2
  21        0.021%    Actual/360        120                119                  360
  22        0.031%    Actual/360        120                119                  360
  23        0.021%    Actual/360        120                118                  360
  24        0.021%    Actual/360        120                118                  360
  25        0.021%    Actual/360        120                118                  360
  26        0.021%    Actual/360        120                118                    0
 26.1
 26.2
  27        0.031%    Actual/360        120                120                  360
  28        0.021%    Actual/360        120                120                  360
  29        0.031%    Actual/360        120                120                  360
  30        0.021%    Actual/360        120                117                  360
  31        0.031%    Actual/360        120                120                  360
  32        0.021%    Actual/360        120                120                    0
  33        0.021%    Actual/360        120                117                  300
  34        0.021%    Actual/360        120                119                  360
  35        0.031%    Actual/360        120                119                  360
  36        0.031%    Actual/360        120                119                  360
  37        0.021%    Actual/360        120                118                  300
  38        0.021%    Actual/360        120                119                  360
  39        0.021%    Actual/360         99                 96                    0
  40        0.021%    Actual/360        120                117                  360
  41        0.021%    Actual/360         84                 82                  300

             REMAINING           FIRST     MATURITY      ANNUAL         MONTHLY         REMAINING
            AMORTIZATION        PAYMENT      DATE         DEBT           DEBT         INTEREST ONLY
  ID        TERM (MOS.)       PAYMENT (4)   OR APD  SERVICE ($) (5) SERVICE ($) (5) PERIOD (MOS.) (4)
-----------------------------------------------------------------------------------------------------

  1               0           11/1/2005   10/1/2015    8,658,802      721,566.87          115
  2    Scheduled Amortization  1/1/2006   12/1/2015    9,425,991      785,499.25            0
Rollup          360            4/1/2006    3/1/2016    5,828,466      485,705.48           60
  3             360            4/1/2006    3/1/2016    2,132,526      177,710.49           60
  4             360            4/1/2006    3/1/2016    1,991,045      165,920.38           60
  5             360            4/1/2006    3/1/2016    1,704,895      142,074.61           60
  6             360            1/1/2006   12/1/2015    3,611,910      300,992.50           57
  7               0            2/1/2006    1/1/2016    2,646,250      220,520.83          118
  8             360           11/1/2005   10/1/2010    2,897,384      241,448.64            7
  9               0            2/1/2006    1/1/2016    2,347,140      195,595.00          118
  10            360            4/1/2006    4/1/2016    2,480,434      206,702.80           37
  11              0            2/1/2006    1/1/2011    1,583,198      131,933.20           58
  12            360            3/1/2006    2/1/2016    2,003,859      166,988.22           59
 12.1
 12.2
  13              0            2/1/2006    1/1/2016    1,504,611      125,384.26          118
  14            360            3/1/2006    2/1/2016    1,683,901      140,325.09           59
  15            360            2/1/2006    1/1/2016    1,663,352      138,612.71           58
  16            360            9/1/2005    8/1/2015    1,438,258      119,854.82           53
  17            358            2/1/2006    1/1/2016    1,330,348      110,862.29            0
 17.1
 17.2
  18            360            4/1/2006    3/1/2016    1,284,974      107,081.16            0
  19            358            2/1/2006    1/1/2016    1,246,829      103,902.44            0
  20            360            3/1/2006    2/1/2016    1,197,516       99,793.00           35
 20.1
 20.2
  21            359            3/1/2006    2/1/2016    1,115,154       92,929.51            0
  22            360            3/1/2006    2/1/2016    1,038,797       86,566.40           59
  23            360            2/1/2006    1/1/2016      991,230       82,602.54           58
  24            360            2/1/2006    1/1/2016      996,574       83,047.85           58
  25            360            2/1/2006    1/1/2016      899,501       74,958.38           58
  26              0            2/1/2006    1/1/2016      786,940       65,578.33          118
 26.1
 26.2
  27            360            4/1/2006    3/1/2016      888,494       74,041.16           36
  28            360            4/1/2006    3/1/2016      874,757       72,896.41           60
  29            360            4/1/2006    3/1/2016      852,213       71,017.73           60
  30            360            1/1/2006   12/1/2015      814,908       67,908.98           57
  31            360            4/1/2006    3/1/2016      833,952       69,496.04           36
  32              0            4/1/2006    3/1/2016      637,760       53,146.67          120
  33            297            1/1/2006   12/1/2015      841,770       70,147.54            0
  34            359            3/1/2006    2/1/2016      745,346       62,112.15            0
  35            360            3/1/2006    2/1/2016      741,438       61,786.46           59
  36            360            3/1/2006    2/1/2016      702,089       58,507.43           59
  37            300            2/1/2006    1/1/2016      750,476       62,539.68           22
  38            360            3/1/2006    2/1/2016      675,711       56,309.23           23
  39              0            1/1/2006    3/1/2014      519,973       43,331.08           96
  40            360            1/1/2006   12/1/2015      646,233       53,852.72           33
  41            300            2/1/2006    1/1/2013      675,525       56,293.71           16

                                        CROSSED                      DSCR                   APPRAISED      CUT-OFF    LTV RATIO AT
                             APD         WITH           RELATED     (5)(7)  GRACE PAYMENT   VALUE ($)      DATE LTV   MATURITY/APD
  ID       LOCKBOX (6)     (YES/NO)   OTHER LOANS      BORROWER     (8)(9) PERIOD   DATE     (10)(11)   RATIO (5)(12)    (5)(12)
----------------------------------------------------------------------------------------------------------------------------------

  1           Hard           Yes          No              No         2.73x    0      1    1,200,000,000     41.67%       41.67%
  2           Hard            No          No              No         3.21x    0      1    1,101,357,835     40.76%       35.14%
Rollup Soft Springing Hard    No    Yes (GE 06-1 A) Yes (GE 06-1 A)  1.25x    5      1      103,700,000     79.89%       74.55%
  3    Soft Springing Hard    No    Yes (GE 06-1 A) Yes (GE 06-1 A)  1.25x    5      1       38,000,000     79.89%       74.55%
  4    Soft Springing Hard    No    Yes (GE 06-1 A) Yes (GE 06-1 A)  1.25x    5      1       35,400,000     79.89%       74.55%
  5    Soft Springing Hard    No    Yes (GE 06-1 A) Yes (GE 06-1 A)  1.25x    5      1       30,300,000     79.89%       74.55%
  6      Springing Hard       No          No        Yes (GE 06-1 B)  1.29x    5      1       76,000,000     72.37%       66.91%
  7           Hard           Yes          No              No         1.56x    5      1      192,500,000     77.92%       77.92%
  8           Hard           Yes          No              No         2.33x    3      1       95,000,000     47.37%       45.38%
  9           None            No          No        Yes (GE 06-1 C)  1.65x    5      1       60,600,000     69.46%       69.46%
  10          Hard            No          No              No         1.46x    5      1       53,700,000     65.18%       58.74%
  11          None            No          No        Yes (GE 06-1 C)  1.95x    5      1       49,450,000     60.49%       60.49%
  12          None            No          No              No         1.23x    5      1       36,700,000     79.35%       73.80%
 12.1                                                                                        24,200,000
 12.2                                                                                        12,500,000
  13          Soft            No          No              No         3.85x    5      1       76,600,000     36.55%       36.55%
  14          None            No          No              No         1.28x    5      1       31,700,000     77.29%       71.88%
  15          None            No          No        Yes (GE 06-1 D)  1.22x    5      1       33,000,000     73.41%       68.26%
  16          None            No          No        Yes (GE 06-1 D)  1.25x    5      1       29,570,000     74.40%       68.75%
  17          None            No          No              No         1.35x    5      1       34,330,000     58.12%       48.33%
 17.1                                                                                        19,130,000
 17.2                                                                                        15,200,000
  18          None            No          No              No         1.41x    5      1       24,800,000     68.55%       56.62%
  19          None            No          No              No         1.49x    5      1       27,200,000     66.02%       55.52%
  20          None            No          No              No         1.31x    5      1       25,270,000     69.98%       62.52%
 20.1                                                                                        16,770,000
 20.2                                                                                         8,500,000
  21     Springing Hard       No          No              No         1.20x    5      1       22,600,000     71.80%       60.17%
  22     Springing Hard       No          No              No         1.20x    5      1       19,000,000     78.95%       73.49%
  23          None            No          No              No         1.26x    5      1       19,700,000     73.60%       68.41%
  24          None            No          No              No         1.23x    5      1       20,100,000     70.65%       65.88%
  25          None            No          No        Yes (GE 06-1 B)  1.27x    5      1       17,500,000     79.43%       73.29%
  26          None            No          No        Yes (GE 06-1 E)  2.12x    5      1       24,850,000     54.23%       54.23%
 26.1                                                                                        13,350,000
 26.2                                                                                        11,500,000
  27   Soft Springing Hard    No          No              No         1.32x    5      1       16,200,000     78.40%       70.49%
  28          None            No          No        Yes (GE 06-1 F)  1.20x    5      1       17,050,000     73.74%       68.71%
  29     Springing Hard       No          No              No         1.22x    5      1       15,400,000     79.22%       73.85%
  30          None            No          No        Yes (GE 06-1 G)  1.23x    5      1       15,250,000     78.69%       73.07%
  31          Hard            No          No              No         1.19x    5      1       15,300,000     58.82%       50.83%
  32          None            No          No        Yes (GE 06-1 H)  1.66x    5      1       18,600,000     63.06%       63.06%
  33          Soft            No          No        Yes (GE 06-1 J)  1.55x    5      1       16,200,000     70.59%       53.87%
  34          None            No          No              No         1.38x    5      1       16,840,000     65.23%       54.46%
  35          None            No          No              No         1.20x    5      1       16,400,000     66.46%       61.73%
  36          None            No          No              No         1.22x    5      1       16,200,000     63.27%       58.82%
  37          None            No          No        Yes (GE 06-1 K)  1.47x    5      1       13,500,000     75.00%       61.61%
  38          None            No          No              No         1.47x    5      1       16,000,000     62.50%       54.65%
  39     Springing Hard       No          No              No         1.80x    5      1       16,000,000     60.94%       60.94%
  40          None            No          No              No         1.26x    5      1       12,100,000     80.00%       71.29%
  41          None            No          No        Yes (GE 06-1 K)  1.54x    5      1       12,800,000     70.31%       62.47%

                                                                                             YEAR      YEAR       NET RENTABLE
                                                                                             BUILT  RENOVATED  AREA SQ. FT/UNITS/
  ID   ADDRESS                                 CITY            COUNTY      STATE  ZIP CODE (13)(14)  (14)(15) BEDS/PADS/KEYS (16)
---------------------------------------------------------------------------------------------------------------------------------

  1    277 Park Avenue                       New York        New York        NY     10172     1964     2001             1,767,528
  2    Various                               Various          Various     Various  Various  Various                     5,119,320
Rollup Various                               Various          Various     Various  Various  Various                           850
  3    8037 Waterford Circle                 Memphis          Shelby         TN     38125    2001                             320
  4    1825 Carrington Oaks Drive           Charlotte       Mecklenburg      NC     28217    2004                             274
  5    8546 Prestine Loop                    Cordova          Shelby         TN     38018    2003                             256
  6    33 Washington Street                   Newark           Essex         NJ     07102    1970      2001               410,693
  7    901, 1021 & 1051 East Cary Street     Richmond      Richmond City     VA     23219    1985      2005               974,268
  8    1025 Eldorado Boulevard              Broomfield      Broomfield       CO     80021    2000                         776,058
  9    3549 Iowa Road                       Riverside        Riverside       CA     92507    2001                             760
  10   900 Meadowood Lane                   St. Helena         Napa          CA     94574    1964      2006                    99
  11   11841 Jefferson Commons Circle        Orlando          Orange         FL     32826    1999                             930
  12   Various                               Various          Various        GA    Various  Various                       158,297
 12.1  7300, 7310, 7342 Stonecrest           Lithonia         DeKalb         GA     30038    2004                         107,319
       Concourse; 2980 Stonecrest Pass;
       7105 Stonecrest Parkway
 12.2  1955 & 1995 Mall of Georgia            Buford         Gwinnett        GA     30519    2000                          50,978
       Boulevard
  13   1900 Diagonal Road                   Alexandria    Alexandria City    VA     22314    1990      2003                   268
  14   8800 Citypark Loop                    Houston          Harris         TX     77013    1994                         665,420
  15   2791 E. Bidwell Street                 Folsom        Sacramento       CA     95630    2001                         118,002
  16   9090 East Philips Place              Centennial       Arapahoe        CO     80112    2004                         102,385
  17   Various                               Pasadena       Los Angeles      CA     91105   Various  Various           91; 22,740
 17.1  65 W. Dayton Street, 60 and 70        Pasadena       Los Angeles      CA     91105    1912      2004            43; 14,384
       West Green Street
 17.2  22 West Green Street                  Pasadena       Los Angeles      CA     91105    2002      2005             48; 8,356
  18   11 Excelsior Avenue               Saratoga Springs    Saratoga        NY     12866    2004                             146
  19   2550 Pleasant Hill Road                Duluth         Gwinnett        GA     30096    2004                         159,064
  20   Various                               Various          Broward        FL    Various  Various                       171,367
 20.1  7400 West Oakland Park Boulevard     Lauderhill        Broward        FL     33319    1996                         105,329
 20.2  500 Green Road                     Pompano Beach       Broward        FL     33064    2002                          66,038
  21   2309, 2323, 2339, 2415 West           Stockton       San Joaquin      CA     95209    1999                         104,835
       Hammer Lane
  22   100 Belle Valley Drive               Nasvhille        Davidson        TN     37209    1985      2006                   260
  23   100 Walden Creek Way                 Greenville      Greenville       SC     29615    2003                             240
  24   2999 Northeast 191st Street           Aventura       Miami-Dade       FL     33180    1987                         102,585
  25   1301 West Copans Road              Pompano Beach       Broward        FL     33064    1980                         194,806
  26   Various                               Various          Dallas         TX    Various   1999                         194,620
 26.1  1199 South Belt Line Road             Coppell          Dallas         TX     75019    1999                         101,316
 26.2  4450 Sojourn Drive                    Addison          Dallas         TX     75001    1999                          93,304
  27   10 North Ludlow Street                 Dayton        Montgomery       OH     45402    1976      2003               149,133
  28   438 Kamakee Street                    Honolulu        Honolulu        HI     96814    1932      1999                34,523
  29   Lincoln Avenue and US Highway 491      Gallup         McKinley        NM     87301    1979                         198,897
  30   412 Woods Lake Road                  Greenville      Greenville       SC     29607    1997                             232
  31   248-254 East Fordham Road              Bronx            Bronx         NY     10458    1932                          13,900
  32   1111 Oak Tree Avenue                   Norman         Cleveland       OK     73072    1995                             780
  33   12600 University Drive               Ft. Myers           Lee          FL     33907    2001                             126
  34   707 S. Garfield Avenue                Alhambra       Los Angeles      CA     91801    2005                          43,480
  35   3920 Knickerbocker Parkway            Raleigh           Wake          NC     27612    1991                             228
  36   68-74 Thompson Street                 New York        New York        NY     10012    1904                              72
  37   678 Citadel Haven Drive              Charleston      Charleston       SC     29414    2000                             121
  38   3390 Long Beach Boulevard            Long Beach      Los Angeles      CA     90807    2000                          94,922
  39   1448-1522 Dogwood Drive Southeast     Conyers         Rockdale        GA     30013    2005                         125,719
  40   254 Sandalwood Avenue                 Portage          Porter         IN     46368    1969                             361
  41   1104 Isle of Palms                  Mt. Pleasant     Charleston       SC     29464    1998                             121

            UNITS             LOAN PER NET                   PREPAYMENT
             OF              RENTABLE AREA                   PROVISIONS
  ID       MEASURE    SQ. FT./UNITS ($) (5) (17) (# OF PAYMENTS) (4) (18) (19) (29)   ID
------------------------------------------------------------------------------------------

   1       Sq. Ft.                        282.88            L(29),D(90),O(1)           1
   2       Sq. Ft.                         87.68           L(13),YM1(100),O(7)         2
Rollup      Units                      97,470.59            L(24),D(92),O(4)        Rollup
   3        Units                      94,750.00            L(24),D(92),O(4)           3
   4        Units                     103,248.18            L(24),D(92),O(4)           4
   5        Units                      94,687.50            L(24),D(92),O(4)           5
   6       Sq. Ft.                        133.92            L(27),D(89),O(4)           6
   7       Sq. Ft.                        153.96            L(26),D(90),O(4)           7
   8       Sq. Ft.                         57.99           L(24),YM1(32),O(4)          8
   9        Beds                       55,382.47            L(26),D(91),O(3)           9
  10        Keys                      353,535.35            L(24),D(93),O(4)          10
  11        Beds                       32,165.59            L(26),D(33),O(1)          11
  12       Sq. Ft.                        183.96            L(25),D(92),O(3)          12
 12.1      Sq. Ft.                        180.40                                     12.1
 12.2      Sq. Ft.                        191.46                                     12.2
  13        Keys                      104,477.61           L(26),D/YM1(91),O(3)       13
  14       Sq. Ft.                         36.82            L(25),D(91),O(4)          14
  15       Sq. Ft.                        205.29            L(26),D(91),O(3)          15
  16       Sq. Ft.                        214.88            L(31),D(86),O(3)          16
  17   Units, Sq. Ft.            See Footnote 17            L(26),D(91),O(3)          17
 17.1  Units, Sq. Ft.            See Footnote 17                                     17.1
 17.2  Units, Sq. Ft.            See Footnote 17                                     17.2
  18        Keys                      126,712.33            L(24),D(92),O(4)          18
  19       Sq. Ft.                        112.90            L(26),D(91),O(3)          19
  20       Sq. Ft.                        103.20            L(25),D(92),O(3)          20
 20.1      Sq. Ft.                        119.48                                     20.1
 20.2      Sq. Ft.                         77.23                                     20.2
  21       Sq. Ft.                        154.79           L(48),YM1(68),O(4)         21
  22        Units                      57,692.31            L(25),D(91),O(4)          22
  23        Units                      60,416.67            L(26),D(91),O(3)          23
  24       Sq. Ft.                        138.42            L(26),D(91),O(3)          24
  25       Sq. Ft.                         71.35            L(26),D(90),O(4)          25
  26       Sq. Ft.                         69.24            L(26),D(91),O(3)          26
 26.1      Sq. Ft.                         71.45                                     26.1
 26.2      Sq. Ft.                         66.83                                     26.2
  27       Sq. Ft.                         85.16            L(24),D(71),O(25)         27
  28       Sq. Ft.                        364.20            L(24),D(92),O(4)          28
  29       Sq. Ft.                         61.34            L(24),D(90),O(6)          29
  30        Units                      51,724.14            L(27),D(90),O(3)          30
  31       Sq. Ft.                        863.31            L(24),D(92),O(4)          31
  32        Beds                       15,037.12            L(24),D(92),O(4)          32
  33        Keys                       90,758.78            L(27),D(90),O(3)          33
  34       Sq. Ft.                        252.63            L(25),D(91),O(4)          34
  35        Units                      47,807.02            L(25),D(91),O(4)          35
  36        Units                     142,361.11            L(25),D(91),O(4)          36
  37        Keys                       83,677.69            L(26),D(90),O(4)          37
  38       Sq. Ft.                        105.35           L(48),YM1(65),O(7)         38
  39       Sq. Ft.                         77.55          L(27),D/YM1(68),O(4)        39
  40        Pads                       26,814.40            L(27),D(89),O(4)          40
  41        Keys                       74,380.17            L(26),D(54),O(4)          41

                                                      THIRD    THIRD MOST    SECOND    SECOND MOST
                                                   MOST RECENT RECENT NOI  MOST RECENT  RECENT NOI MOST RECENT
  ID                   PROPERTY NAME                  NOI ($)     DATE    NOI ($) (20)     DATE      NOI ($)
--------------------------------------------------------------------------------------------------------------

   1   277 Park Avenue                              53,021,012 12/31/2003   59,495,980  12/31/2004  63,708,370
   2   KinderCare Portfolio                                                136,397,531  12/31/2004 149,511,946
Rollup Beyman Multifamily Portfolio III              2,196,262 12/31/2003    4,367,167  12/31/2004   7,224,494
   3   Empirian at Waterford Place                   2,196,262 12/31/2003    2,388,977  12/31/2004   2,804,073
   4   Carrington Place                                                        272,475  12/31/2004   2,285,313
   5   Cordova Apartments                                                    1,705,715  12/31/2004   2,135,108
   6   33 Washington                                 4,359,017 12/31/2003    4,086,501  12/31/2004   4,633,572
   7   James Center                                 11,576,364 12/31/2003   11,969,692  12/31/2004  11,983,395
   8   Level 3 Communications
   9   Grand Marc at Riverside                       2,828,068 12/31/2003    3,323,873  12/31/2004   3,795,570
  10   Meadowood Napa Valley                         3,383,498 12/31/2003    2,580,146  12/31/2004   3,505,358
  11   Pegasus - GMH                                                         2,728,191  12/31/2004   3,088,657
  12   Atlanta Mall Area Portfolio                   1,584,285 12/31/2003    1,933,293  12/31/2004   2,395,680
 12.1  Stonecrest Shopping Center                      798,943 12/31/2003    1,112,680  12/31/2004   1,507,219
 12.2  Destination Home & Georgia Backyard             784,842 12/31/2003      821,112  12/31/2004     888,461
  13   Embassy Suites                                4,921,487 12/31/2003    5,851,139  12/31/2004   6,215,601
  14   Michelin North America
  15   Broadstone Plaza                              1,942,953 12/31/2003    2,106,588  12/31/2004   2,162,087
  16   Yosemite Park                                                                                 1,148,463
  17   Messina & Palermo Apartments                                                                  1,438,985
 17.1  Messina Apartments and Two Retail Buildings
 17.2  Palermo Apartments
  18   Marriott Saratoga                                                     1,199,546  12/31/2004   1,940,263
  19   Park Village                                                                                  1,035,652
  20   Storage Express Portfolio                       350,498 12/31/2003    1,351,426  12/31/2004   1,728,476
 20.1  Storage Express - Lauderhill                                          1,099,582  12/31/2004   1,270,681
 20.2  Storage Express - Pompano Beach                 350,498 12/31/2003      251,844  12/31/2004     457,795
  21   Raley's Stockton                              1,514,645 12/31/2003    1,499,725  12/31/2004   1,497,896
  22   Mission Bellevue Ridge                        1,015,833 12/31/2003    1,136,642  12/31/2004   1,229,978
  23   Walden Creek Apartments                                                 507,016  12/31/2004   1,002,695
  24   Concorde Centre II                            1,426,915 12/31/2003    1,824,182  12/31/2004   1,749,469
  25   Copans Commerce Depot                         1,081,849 12/31/2003    1,148,228  12/31/2004   1,207,370
  26   Sojourn & Lakeview Portfolio                  1,385,828 12/31/2003    1,795,634  12/31/2004   1,977,618
 26.1  Lakeview                                        909,827 12/31/2003      949,302  12/31/2004   1,049,980
 26.2  Sojourn                                         476,000 12/31/2003      846,331  12/31/2004     927,638
  27   Courthouse Crossing                             403,885 12/31/2003      938,568  12/31/2004   1,338,679
  28   Self Storage I - Honolulu, HI                                           911,583  12/31/2004     995,621
  29   American Heritage Plaza                                               1,107,778  12/31/2004   1,282,791
  30   The Preserve at Woods Lake Apartments           879,931 12/31/2003      882,604  12/31/2004     920,001
  31   248-254 East Fordham Road                                               589,458  12/1/2004      645,037
  32   University Commons-Norman                       814,748 12/31/2003    1,306,337  12/31/2004   1,024,731
  33   ENN 3 - Hilton Garden Inn                       790,597 12/31/2003    1,343,362  12/31/2004   1,532,242
  34   707 S. Garfield Avenue
  35   Sedgewood                                       940,909 12/31/2003      859,053  12/31/2004     951,571
  36   68-74 Thompson Street                           717,258 12/31/2003      751,580  12/31/2004     850,136
  37   Hampton Inn & Suites - West Ashley            1,077,930 12/31/2003    1,220,286  12/31/2004   1,285,236
  38   AAA Quality Self Storage                        939,793 12/31/2003      920,472  12/31/2004   1,024,438
  39   Conyers Crossroads-Phase II
  40   Oak Tree Village                                822,915 12/31/2003      881,941  12/31/2004     874,025
  41   Mt. Pleasant Hampton Inn & Suites             1,100,445 12/31/2003    1,172,746  12/31/2004   1,193,402

         MOST RECENT
             NOI       UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN
  ID       DATE (20)      NOI ($)    REVENUE ($)     EGI ($)  EXPENSES ($) RESERVES ($)
----------------------------------------------------------------------------------------

   1    Ann. 9/30/2005   63,764,725  108,863,116  107,619,501   43,854,776      530,258
   2    T-12 10/1/2005                                                        3,200,000
Rollup      12/31/2005    6,926,299    9,142,115  10,316,393     3,390,094      181,200
   3        12/31/2005    2,691,392    3,438,782   3,937,723     1,246,331       75,200
   4        12/31/2005    2,224,990    2,903,670   3,210,985       985,995       54,800
   5        12/31/2005    2,009,917    2,799,663   3,167,685     1,157,768       51,200
   6    T-12 7/31/2005    5,053,639    6,342,327   9,387,327     4,333,687       82,123
   7    T-12 8/31/2005   13,441,413   17,758,925  22,923,217     9,481,804      146,140
   8                      8,468,733    9,700,725   8,730,653       261,920      155,212
   9   T-12 11/30/2005    3,971,843    6,571,632   6,881,632     2,909,789       95,000
  10   T-12 11/30/2005    4,290,372   11,610,176  22,290,221    17,999,849      668,707
  11    T-12 8/31/2005    3,205,739    5,752,782   6,037,282     2,831,543      124,800
  12   T-12 10/31/2005    2,558,276    2,682,702   3,232,702       674,426       24,939
 12.1  T-12 10/31/2005    1,715,080    1,805,544   2,245,544       530,464       16,098
 12.2  T-12 10/31/2005      843,196      877,158     987,158       143,962        8,841
  13    T-12 9/30/2005    6,361,155   14,232,823  14,232,823     4,637,152      569,313
  14                      2,235,297    2,265,127   2,983,036       747,739       13,308
  15    T-12 9/30/2005    1,974,453    2,040,904   2,640,904       666,451       17,700
  16        12/31/2005    1,851,755    1,924,206   2,482,206       630,451       15,333
  17    Ann. 9/30/2005    1,814,192    1,910,754   2,486,307       672,115       18,200
 17.1
 17.2
  18        12/31/2005    1,879,896    4,589,233   5,260,821     3,380,925      210,433
  19    T-12 8/31/2005    1,971,024    2,177,316   2,682,316       711,292       23,860
  20        12/31/2005    1,589,868    2,419,462   2,600,922     1,011,056       25,973
 20.1       12/31/2005    1,134,923    1,573,706   1,696,726       561,804       15,963
 20.2       12/31/2005      454,945      845,756     904,196       449,252       10,010
  21   Ann. 10/31/2005    1,414,530    1,505,085   1,812,221       397,691       12,231
  22        12/31/2005    1,254,931    2,164,920   2,289,472     1,034,541        8,580
  23   T-12 11/30/2005    1,295,684    1,956,528   2,103,191       807,507       49,680
  24    T-12 6/30/2005    1,453,245    1,655,505   2,594,005     1,140,760       20,519
  25   T-12 10/31/2005    1,271,952    1,430,949   1,952,949       680,997       46,753
  26    T-12 8/31/2005    1,886,320    2,776,739   2,874,739       988,420       29,193
 26.1   T-12 8/31/2005      909,885    1,358,203   1,406,203       496,319       15,197
 26.2   T-12 8/31/2005      976,435    1,418,536   1,468,536       492,101       13,996
  27    Ann. 9/30/2005    1,266,456    1,323,470   2,437,555     1,171,099
  28        12/31/2005    1,058,462    1,643,630   1,668,630       610,168        5,121
  29   Ann. 10/26/2005    1,154,187    1,251,696   1,699,959       545,772       39,779
  30    T-12 9/30/2005    1,055,705    1,842,775   1,942,775       887,070       52,200
  31   T-12 11/30/2005      763,275      899,344   1,024,336       261,061        2,320
  32        12/31/2005    1,181,362    2,377,005   2,482,205     1,300,843      121,920
  33    T-12 8/31/2005    1,500,249    4,956,085   4,956,085     1,978,800      198,243
  34                      1,087,295    1,103,631   1,390,099       302,804        4,348
  35        12/31/2005      954,129    1,630,051   1,754,998       800,869       63,076
  36        12/31/2005      876,658    1,068,750   1,374,988       498,331       18,320
  37    T-12 9/30/2005    1,231,300    3,235,000   3,235,000     1,290,000      129,400
  38        12/31/2005    1,007,369    1,339,062   1,434,627       427,258       14,698
  39                        987,863    1,074,602   1,426,602       438,739       18,858
  40   Ann. 10/31/2005      835,126    1,263,227   1,287,202       452,076       21,371
  41    T-12 9/30/2005    1,169,911    3,306,628   3,306,628     1,297,530      132,265

       UNDERWRITTEN      UNDERWRITTEN                                                     LEASE
  ID     TI/LC ($)  NET CASH FLOW ($) (21) LARGEST TENANT                       SF     EXPIRATION
-------------------------------------------------------------------------------------------------

   1      1,041,591             62,192,876 JP Morgan Chase                   1,361,629  3/31/2021
   2                            90,800,000
Rollup                           6,745,099
   3                             2,616,192
   4                             2,170,190
   5                             1,958,717
   6        306,530              4,664,987 Blue Cross & Blue Shield            119,702 10/31/2007
   7        925,291             12,369,982 McGuire Woods, LLP                  214,336  8/31/2015
   8      1,552,116              6,761,405 Level 3 Communications, LLC         776,058  9/30/2020
   9                             3,876,843
  10                             3,621,665
  11                             3,080,939
  12         77,965              2,455,372
 12.1        47,421              1,651,561 hhgregg                              30,400  3/31/2018
 12.2        30,544                803,811 Destination Home                     26,000  1/31/2015
  13                             5,791,842
  14         73,734              2,148,254 Michelin North America              665,420 12/31/2015
  15         71,768              1,884,985 Gart Bros. Sporting Goods Company    32,711  6/30/2012
  16         62,287              1,774,135 Jo-Ann                               35,350  1/31/2017
  17                             1,795,992
 17.1                                      Design Within Reach                   5,750  1/31/2010
 17.2                                      Quintessentials                       2,710   6/1/2008
  18                             1,669,463
  19         83,346              1,863,818 Han Ah Reun/Super H                  57,250   9/1/2014
  20                             1,563,895
 20.1                            1,118,960
 20.2                              444,935
  21         58,792              1,343,507 Raley's                              61,797  6/30/2025
  22                             1,246,351
  23                             1,246,004
  24        203,008              1,229,718 Behar, Gutt & Glazer PA.A             9,738  1/31/2007
  25         84,456              1,140,743 Aaron Rents                          31,870  2/28/2007
  26        187,035              1,670,092
 26.1        86,357                808,331 Valueoptions                         62,045  7/22/2012
 26.2       100,678                861,761 Affirmative Property Holdings        56,888  3/31/2010
  27         90,860              1,175,596 Reynolds & Reynolds                 117,221   6/1/2018
  28                             1,053,342
  29         78,014              1,036,393 Safeway                              54,000  3/31/2014
  30                             1,003,505
  31         17,569                743,386 Strawberry                            8,600  7/31/2006
  32                             1,059,442
  33                             1,302,006
  34         55,058              1,027,888 Pacific Orthopaedic Medical Group    16,623  7/7/2020
  35                               891,053
  36                               858,338
  37                             1,101,900
  38                               992,672
  39         33,972                935,033 Belk                                65,927   3/4/2025
  40                               813,755
  41                             1,037,646

                                                       LEASE                                               LEASE
  ID               2ND LARGEST TENANT           SF   EXPIRATION        3RD LARGEST TENANT           SF   EXPIRATION
-------------------------------------------------------------------------------------------------------------------

  1    Sumitomo                              211,825  8/31/2010 ContiGroup                        46,110  2/28/2015
  2
Rollup
  3
  4
  5
  6    State of New Jersey                    86,579 12/31/2006 Wilson, Elser, Moskowitz          47,119 11/30/2010
  7    Wachovia Bank N.A.                    145,688  6/14/2012 Williams Mullen                   97,126  6/30/2010
  8
  9
  10
  11
  12
 12.1  Barnacles Seafood                      12,954 11/30/2020 Bassett Furniture                 12,000  3/31/2014
 12.2  Georgia Backyard                       24,978  4/30/2020
  13
  14
  15   Baby Superstore, Inc.                  30,555  1/31/2013 Cost Plus, Inc.                   17,857  1/31/2013
  16   Golf Galaxy                            16,000  9/16/2016 Creative Leather                   9,280 12/31/2014
  17
 17.1  VR Partners dba Gyu-Kaku                5,750  3/31/2015 Bill Wong Architect                2,125 12/31/2010
 17.2  Nancy & Quang Mai                       1,778   5/1/2009 Jack Hovanensian (Tea House)       1,388   9/1/2009
  18
  19   Do Re Mi Karaoke                        7,000  8/22/2008 Chung Dam Rest                     5,930 10/30/2029
  20
 20.1
 20.2
  21   Fashion Bug                             8,100  1/31/2010 Auto Zone                          7,436  9/30/2009
  22
  23
  24   Universal Financial Holdings            5,613  9/30/2008 Lakeview Health Systems            4,830  5/31/2010
  25   Customer First Collision Services Ltd  10,900 11/30/2010 Muscle & Wrench Fitness Equipment  8,400 11/30/2008
  26
 26.1  Aramark Service, Inc.                  12,576  9/30/2009 Clear Technologies                11,955 12/31/2008
 26.2  East West Ministries                   13,125 10/31/2007 Cllinical Pathology Laboratory    11,500  7/31/2011
  27   CVS Corporation                        12,390   1/2/2030 US Post Office                     3,195  12/9/2023
  28
  29   Pep Boys                               24,809  1/31/2010 Big Lots                          18,000  1/31/2011
  30
  31   Zales                                   4,800   9/1/2020 Jewelry Store                        500     MTM
  32
  33
  34   Pacific Medical Imaging & Oncology     15,900  1/31/2015 Pacific Ambulatory Surgery        10,268   7/7/2020
  35
  36
  37
  38
  39   The School Box                         10,000  3/31/2015 Casual Corner                      6,400  8/31/2015
  40
  41

                                   UPFRONT      MONTHLY
         OCCUPANCY    OCCUPANCY  REPLACEMENT  REPLACEMENT  UPFRONT   MONTHLY  MONTHLY TAX
  ID   RATE (22)(23) AS-OF DATE RESERVES ($) RESERVES ($) TI/LC ($) TI/LC ($)  ESCROW ($)
-----------------------------------------------------------------------------------------

  1       100.0%       9/1/2005
  2        58.6%      10/1/2005
Rollup     99.6%      1/18/2006                    14,168                          95,455
  3        99.7%      1/18/2006                     5,334                          33,078
  4        99.6%      1/18/2006                     4,567                          18,109
  5        99.6%      1/18/2006                     4,267                          44,268
  6        94.6%      11/7/2005                     6,845 1,500,000                67,524
  7        94.6%      11/1/2005       12,178       12,178 2,100,000               307,400
  8       100.0%       3/1/2006                    12,934             129,343     120,606
  9        93.6%     10/13/2005                     7,920                          50,000
  10       59.5%     11/30/2005                    74,301                          24,250
  11       98.7%     12/16/2005                     9,698                          52,083
  12       98.4%        Various                     2,015               5,810
 12.1      97.7%      10/1/2005
 12.2     100.0%     11/12/2005
  13       81.7%      9/30/2005
  14      100.0%       3/1/2006
  15      100.0%      9/16/2005                     1,475               7,294      21,235
  16       93.3%     11/30/2005                     1,278               6,700      24,381
  17   96.7%, 89.1%  12/13/2005                     1,330                          24,024
 17.1  95.3%, 100.0% 12/13/2005
 17.2  97.9%, 70.3%  12/13/2005
  18       58.8%     12/31/2005       75,000       10,000                          14,658
  19       90.0%     10/11/2005                     1,935               9,015      25,492
  20       97.5%      1/10/2006                     2,164                          23,868
 20.1      97.9%      1/10/2006
 20.2      97.0%      1/10/2006
  21       96.4%      1/20/2006                     1,136                           4,599
  22       90.0%       1/1/2006      435,000          715                          15,897
  23       91.7%     11/28/2005                     4,140                          17,532
  24       94.3%      2/15/2006                     1,710              17,155      35,636
  25       95.4%     11/23/2005       93,600                            7,780      26,779
  26       95.2%        Various                     3,245              19,425      30,701
 26.1      99.4%      6/23/2005
 26.2      90.6%      8/31/2005
  27       91.7%      2/22/2006                     2,486   200,000                50,057
  28       92.6%       1/6/2006                       310                           3,327
  29      100.0%     11/14/2005                     2,355               8,288      12,471
  30       93.5%      9/14/2005       52,200                                       18,446
  31      100.0%      12/1/2005                       284   100,000     2,154      17,973
  32       83.2%      1/17/2006
  33       79.0%      8/31/2005
  34      100.0%     11/14/2005                       217                           4,088
  35       97.8%      1/18/2006                     5,263                          12,271
  36      100.0%     12/30/2005                     1,527                          22,784
  37       77.1%      9/30/2005
  38       92.9%      1/12/2006                                                     5,547
  39      100.0%      9/30/2005
  40       86.4%     10/31/2005
  41       73.9%      9/30/2005                                                     9,819

        MONTHLY    UPFRONT
        INSURANCE ENGINEERING    OTHER                                                               LETTER OF
  ID   ESCROW ($) RESERVE ($) RESERVES ($) DESCRIPTION OTHER RESERVES                                  CREDIT
-----------------------------------------------------------------------------------------------------------------------------------

  1
  2                   756,551                                                   Yes ($5,542,841 Tax; $930,000 Replacement Reserves)
Rollup     18,330
  3         5,613
  4         6,992
  5         5,725
  6        11,998      14,775
  7         6,795      39,756    1,979,907 Marsh ($930,957) and Mercer           Yes ($250,000 Master Lease; $1,193,831 Free Rent)
                                           ($1,048,950) Escrows
  8                 1,150,000
  9         6,250
  10        7,975
  11        7,800      88,000
  12
 12.1
 12.2
  13
  14                  250,000
  15        2,888      10,938        5,000 Tenant Escrow Cost Plus                           Yes ($1,862,300 Earnout)
  16        1,702                                                             Yes ($931,821 New Tenant Excess TI, $330,000 Earnout)
  17        4,440                  336,225 Wong Architect ($165,500) and
                                           Gyu-Kaku Reserve ($170,725)
 17.1
 17.2
  18        4,992                   94,968 Initial Seasonal Reserve                          Yes ($1,500,000 Earnout)
                                           ($94,968); Ongoing Seasonal
                                           Reserve ($47,484/month, May 1
                                           through October 1).
  19        3,170
  20        5,347      15,925
 20.1
 20.2
  21          904                  250,000 Susie' s Deal Escrow
  22        4,521      14,063
  23        3,670      36,250
  24       25,000       3,000      572,934 See Footnote (24)
  25        6,740                   96,313 Customer First Service Rent Escrow
  26          410                   15,000 Assumption Escrow Fund
 26.1
 26.2
  27        1,214
  28        5,320
  29        2,422       8,000
  30        2,977     290,000
  31        1,335      28,750    3,906,250 Earnout holdback ($3,000,000),
                                           Shortfall Reserve ($900,000), ACM
                                           Reserve ($6,250)
  32                  196,250
  33
  34          892
  35                  297,465      206,428 Elective Capital Repair Reserve
  36        1,775      57,750
  37
  38
  39                               514,953 Special Tenant Escrow
  40
  41

       ENVIRONMENTAL
           REPORT    ENGINEERING    APPRAISAL
  ID        DATE     REPORT DATE AS-OF DATE (10) SPONSOR (27)
----------------------------------------------------------------------------------------------------------------------------

  1         7/8/2005    7/8/2005        7/1/2005 Estate of Stanley Stahl
  2          Various     Various         Various KinderCare Learning Centers, Inc.; Knowledge Learning Corporation
Rollup    10/19/2005     Various         Various Ezra Beyman, Samuel Weiss
  3       10/19/2005  10/19/2005       9/21/2005 Ezra Beyman, Aaron Silberstien, Samuel Weiss
  4       10/19/2005  10/17/2005       9/20/2005 Ezra Beyman, Samuel Weiss
  5       10/19/2005  10/19/2005       9/21/2005 Ezra Beyman, Samuel Weiss
  6        9/14/2005   9/19/2005       9/20/2005 Clifford Stein
  7       10/22/2005  10/22/2005       9/12/2005 Joseph Jerome
  8        9/13/2005   5/14/2005       8/12/2005 Level 3 Communications, Inc.
  9        9/19/2005   9/12/2005       8/10/2005 GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust, College Park
                                                 Investments, LLC
  10       1/13/2006   12/1/2005       12/2/2005 Pacific Union Development Company
  11       1/24/2006  10/19/2005       12/4/2005 GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust, College Park
                                                 Investments, LLC
  12      11/21/2005     Various         Various Stephen P. Hayman, Alan J. Hayman
 12.1     11/21/2005   1/24/2006      11/21/2005
 12.2     11/21/2005   1/13/2006      11/20/2005
  13      11/21/2005  11/16/2005       11/2/2005 Hilton Hotels, Inc., Duke Street Partnership, The Oliver Carr Company
  14        1/9/2006    1/4/2006      12/13/2005 First Industrial, L.P.
  15      11/17/2005  11/15/2005       11/6/2005 Alan C. Fox
  16        6/9/2005   6/24/2005        1/1/2006 Fox General Indemnitor II, LLC, Alan Fox
  17      10/31/2005  10/31/2005      10/20/2005 Jones, Craig D.
 17.1     10/31/2005  10/31/2005      10/20/2005
 17.2     10/31/2005  10/31/2005      10/20/2005
  18      12/28/2005  12/27/2005        1/3/2006 John Eric King & Donald R. Led Duke
  19      10/17/2005   1/31/2006      10/12/2005 Hyung Ho Lee
  20        1/3/2006    1/3/2006       12/6/2005 Hus, Edna; Hus, Elyezer
 20.1       1/3/2006    1/3/2006       12/6/2005
 20.2       1/3/2006    1/3/2006       12/6/2005
  21       12/6/2005   12/6/2005      11/28/2005 Brown, Michael
  22       1/16/2006   1/16/2006       12/7/2005 Mission Residential, LLC; Finlay Partners LLC
  23      11/30/2005  11/30/2005       12/5/2005 Henry P. Persons, III
  24        8/8/2005    8/8/2005       8/10/2005 Richard Goldberg
  25      11/17/2005   9/22/2005       9/19/2005 Clifford Stein
  26       9/29/2005     Various         Various Douglas L. Swenson
 26.1      9/29/2005  10/20/2005       9/20/2005
 26.2      9/29/2005    9/9/2005       9/18/2005
  27      12/30/2005  12/30/2005      12/19/2005 Joseph Brachfeld, Yeshiya Schon, Shlomo Schon
  28       12/1/2005   12/2/2005      12/20/2005 Watson & Taylor USA, LLC, U.S. Advisor, LLC
  29      12/20/2005  12/21/2005       12/5/2005 Moussa Shanya, Houshang Shabani, Hanina Mathalon
  30       10/6/2005   10/6/2005       10/7/2005 Charles R. Patty, Jr., Jeffrey L. Stein
  31      12/13/2005  12/13/2005        8/1/2006 James Khezrie, Ezra Khezrie, Gabriel Ezra Khezrie
  32       1/16/2006   1/18/2006        1/6/2006 College Park Investments LLC
  33      10/11/2005  10/10/2005       9/27/2005 Equity Inns Partnership, L.P.
  34      11/14/2005  11/14/2005       11/1/2005 Lin, Matthew Y.C.
  35       1/13/2006   1/12/2006       1/16/2006 Warwick Company
  36      12/22/2005  12/27/2005      12/12/2005 Joseph Nabavi
  37      11/17/2005  11/18/2005       11/1/2005 Michael Bennett
  38      12/22/2005  12/23/2005      12/30/2005 Pritchett, Henry L.
  39      10/21/2005   11/2/2005      10/14/2005 JP Morgan Income & Growth Fund, New Plan Excel Realty Trust Inc.
  40      10/25/2005  10/24/2005      10/20/2005 MHC Operating Limited Partnership
  41      11/17/2005  11/18/2005       11/1/2005 Michael Bennett

                                                                        % OF                % OF APPLICABLE
                                                                    INITIAL POOL LOAN GROUP    LOAN GROUP      # OF
  ID                       PROPERTY NAME (1)(2)                        BALANCE   ONE OR TWO     BALANCE     PROPERTIES
----------------------------------------------------------------------------------------------------------------------

  42   Overbrook Plaza                                                  0.55%         1          0.67%           1
  43   Peter Harris Plaza                                               0.54%         1          0.66%           1
  44   Victorian Village Townhomes                                      0.54%         2          2.91%           1
  45   Abby Self Storage                                                0.53%         1          0.65%           1
  46   Residence Inn - Mt. Pleasant, SC                                 0.52%         1          0.64%           1
  47   Sunpointe Apartments                                             0.52%         2          2.81%           1
  48   Georgian Place                                                   0.51%         2          2.78%           1
  49   Avenel - Extra Space Self Storage                                0.49%         1          0.60%           1
  50   Regency Manor MHC                                                0.49%         1          0.60%           1
  51   Shoppes of Murray                                                0.49%         1          0.59%           1
  52   A1 Self Storage Santa Rosa                                       0.48%         1          0.59%           1
  53   Lockaway Vallejo & San Leandro                                   0.48%         1          0.59%           2
 53.1  Lockaway San Leandro                                             0.31%         1          0.39%           1
 53.2  Lockaway Vallejo                                                 0.17%         1          0.20%           1
  54   Quarry Hill MHC                                                  0.47%         1          0.57%           1
Rollup Lopez/Hunt Retail Portfolio                                      0.46%         1          0.57%           3
  55   Porter Commons                                                   0.19%         1          0.23%           1
  56   The Shoppes at Rockwood                                          0.17%         1          0.21%           1
  57   Ridge Park Center                                                0.10%         1          0.13%           1
  58   The Hamilton                                                     0.45%         2          2.45%           1
  59   1630 Welton Street                                               0.44%         1          0.54%           1
  60   Syracuse Portfolio                                               0.44%         2          2.41%           2
 60.1  Chestnut Crossing                                                0.34%         2          1.85%           1
 60.2  The James                                                        0.10%         2          0.56%           1
  61   Lincoln Park Self Storage                                        0.44%         1          0.54%           1
  62   Bali Hai - Lakeshore                                             0.44%         2          2.41%           1
  63   Anderson Pavilion                                                0.43%         1          0.53%           1
  64   Rotter MHP Portfolio                                             0.43%         1          0.53%           2
 64.1  Little Flowers Estates                                           0.34%         1          0.42%           1
 64.2  Whispering Pines                                                 0.09%         1          0.11%           1
  65   Lake Arbor Plaza Shopping Center                                 0.43%         1          0.52%           1
  66   Knight Chase Apartments                                          0.41%         2          2.25%           1
  67   South Street Self Storage                                        0.41%         1          0.50%           1
  68   Sahara Hart                                                      0.41%         1          0.50%           1
  69   Emerald Plantation                                               0.40%         1          0.49%           1
  70   Lexington Mini Storage                                           0.40%         1          0.48%           1
  71   Shoppes at St.Lucie West                                         0.38%         1          0.47%           1
  72   White Marsh Self Storage                                         0.38%         1          0.46%           1
  73   ENN 4 - Springhill Suites                                        0.37%         1          0.45%           1
  74   Power Self Storage- Industry                                     0.36%         1          0.44%           1
  75   Pleasant Lake RV Resort Community                                0.36%         1          0.44%           1
  76   Devon SS - Falls Road                                            0.36%         1          0.44%           1
  77   ENN 6 - Residence Inn                                            0.36%         1          0.44%           1
  78   Devon SS - Cockeysville                                          0.35%         1          0.42%           1
  79   Fox Hills/Parkside/Driftwood Mobile Home Community Portfolio     0.35%         1          0.42%           3
 79.1  Driftwood Village Mobile Home Community                          0.12%         1          0.15%           1
 79.2  Parkside Mobile Home Community                                   0.12%         1          0.15%           1
 79.3  Fox Hills Mobile Home Community                                  0.11%         1          0.13%           1
  80   ENN 2 - Courtyard by Marriott                                    0.33%         1          0.41%           1
  81   Market Place Shopping Center                                     0.33%         1          0.41%           1
  82   City Centre                                                      0.32%         1          0.39%           1
  83   Outback Self Storage                                             0.31%         1          0.39%           1
  84   400 Broadway                                                     0.31%         2          1.69%           1
  85   Southlawn                                                        0.31%         1          0.38%           1
  86   Storage One Cheyenne                                             0.30%         1          0.37%           1
  87   Hidden Lake Apartments                                           0.30%         2          1.66%           1
  88   Holiday Inn - Long Beach                                         0.30%         1          0.37%           1
  89   Redhawk Medical Center                                           0.30%         1          0.37%           1
  90   Spring Hill Self Storage                                         0.30%         1          0.37%           1
  91   Brentwood Shoppes                                                0.30%         1          0.37%           1

        MORTGAGE                CUT-OFF   GENERAL              DETAILED
          LOAN      ORIGINAL      DATE    PROPERTY             PROPERTY                  INTEREST
  ID   SELLER (3) BALANCE ($) BALANCE ($) TYPE                 TYPE                        RATE
-------------------------------------------------------------------------------------------------

  42      GACC      9,000,000   9,000,000 Retail               Anchored                    5.700%
  43      GECC      8,900,000   8,880,317 Retail               Anchored                    5.860%
  44      BofA      8,800,000   8,800,000 Multifamily          Conventional                5.592%
  45      BofA      8,780,000   8,780,000 Self Storage         Self Storage                5.865%
  46      GECC      8,525,000   8,525,000 Hotel                Limited Service             5.560%
  47      GECC      8,500,000   8,500,000 Multifamily          Conventional                5.630%
  48      GECC      8,400,000   8,380,294 Multifamily          Conventional                5.500%
  49      GECC      8,080,000   8,080,000 Self Storage         Self Storage                5.240%
  50      GECC      8,051,000   8,051,000 Manufactured Housing Manufactured Housing        5.660%
  51      GECC      8,000,000   7,981,233 Retail               Anchored                    5.500%
  52      GECC      7,968,000   7,949,969 Self Storage         Self Storage                5.720%
  53      GECC      7,917,000   7,917,000 Self Storage         Self Storage                5.370%
 53.1     GECC      5,167,000   5,167,000 Self Storage         Self Storage
 53.2     GECC      2,750,000   2,750,000 Self Storage         Self Storage
  54      GECC      7,650,000   7,650,000 Manufactured Housing Manufactured Housing        5.650%
Rollup    GECC      7,589,000   7,589,000 Retail               Shadow Anchored             5.680%
  55      GECC      3,093,000   3,093,000 Retail               Shadow Anchored             5.680%
  56      GECC      2,784,000   2,784,000 Retail               Shadow Anchored             5.680%
  57      GECC      1,712,000   1,712,000 Retail               Shadow Anchored             5.680%
  58      GACC      7,400,000   7,400,000 Multifamily          Conventional                5.759%
  59      GACC      7,300,000   7,290,385 Mixed Use            Office/Health Club/Retail   6.088%
  60      GACC      7,280,000   7,280,000 Multifamily          Conventional                5.880%
 60.1     GACC      5,600,000   5,600,000 Multifamily          Conventional
 60.2     GACC      1,680,000   1,680,000 Multifamily          Conventional
  61      GECC      7,292,000   7,275,363 Self Storage         Self Storage                5.670%
  62      GECC      7,275,000   7,275,000 Manufactured Housing Manufactured Housing        5.350%
  63      GECC      7,100,000   7,100,000 Retail               Anchored                    5.660%
  64      GACC      7,100,000   7,100,000 Manufactured Housing Manufactured Housing        5.687%
 64.1     GACC      5,660,000   5,660,000 Manufactured Housing Manufactured Housing
 64.2     GACC      1,440,000   1,440,000 Manufactured Housing Manufactured Housing
  65      BofA      7,000,000   7,000,000 Retail               Anchored                    5.805%
  66      GECC      6,813,000   6,797,199 Multifamily          Conventional                5.570%
  67      GECC      6,750,000   6,750,000 Self Storage         Self Storage                5.330%
  68      GACC      6,750,000   6,750,000 Retail               Unanchored                  5.710%
  69      GACC      6,550,000   6,550,000 Retail               Anchored                    5.934%
  70      GECC      6,500,000   6,500,000 Self Storage         Self Storage                5.600%
  71      GECC      6,300,000   6,300,000 Retail               Unanchored                  5.670%
  72      GECC      6,200,000   6,200,000 Self Storage         Self Storage                5.400%
  73      GECC      6,050,000   6,021,359 Hotel                Extended Stay               5.440%
  74      GECC      5,950,000   5,936,403 Self Storage         Self Storage                5.660%
  75      GECC      5,900,000   5,900,000 Manufactured Housing RV Park                     5.240%
  76      GECC      5,887,000   5,855,789 Self Storage         Self Storage                5.560%
  77      GECC      5,879,000   5,851,169 Hotel                Extended Stay               5.440%
  78      GECC      5,700,000   5,700,000 Self Storage         Self Storage                5.670%
  79      GECC      5,700,000   5,686,995 Manufactured Housing Manufactured Housing        5.670%
 79.1     GECC      1,970,000   1,965,505 Manufactured Housing Manufactured Housing
 79.2     GECC      1,960,000   1,955,528 Manufactured Housing Manufactured Housing
 79.3     GECC      1,770,000   1,765,962 Manufactured Housing Manufactured Housing
  80      GECC      5,495,000   5,468,987 Hotel                Limited Service             5.440%
  81      GECC      5,472,000   5,446,047 Retail               Anchored                    5.520%
  82      GECC      5,285,000   5,285,000 Office               CBD                         5.550%
  83      GECC      5,200,000   5,174,632 Self Storage         Self Storage                5.240%
  84      GECC      5,117,000   5,117,000 Multifamily          Conventional                5.390%
  85      GECC      5,100,000   5,088,133 Industrial           Warehouse                   5.550%
  86      GECC      5,023,000   5,011,652 Self Storage         Self Storage                5.730%
  87      GECC      5,000,000   5,000,000 Multifamily          Conventional                5.360%
  88      GACC      5,000,000   5,000,000 Hotel                Full Service                5.900%
  89      GECC      5,000,000   5,000,000 Office               Medical Office              5.700%
  90      GECC      5,000,000   4,993,096 Self Storage         Self Storage                5.630%
  91      GECC      5,000,000   4,983,581 Retail               Shadow Anchored             5.520%

                       INTEREST       ORIGINAL      STATED REMAINING   ORIGINAL     REMAINING
       ADMINISTRATIVE   ACCRUAL   TERM TO MATURITY  TERM TO MATURITY AMORTIZATION AMORTIZATION
  ID     COST RATE       BASIS   OR APD (MOS.) (4) OR APD (MOS.) (4)  TERM (MOS.)  TERM (MOS.)
----------------------------------------------------------------------------------------------

  42        0.031%    Actual/360        120               120            360           360
  43        0.061%    Actual/360        120               118            360           358
  44        0.021%    Actual/360        120               119            360           360
  45        0.021%    Actual/360         84                83            360           360
  46        0.021%    Actual/360        120               118            300           300
  47        0.021%    Actual/360        120               120            360           360
  48        0.021%    Actual/360        120               118            360           358
  49        0.021%    Actual/360        120               117            360           360
  50        0.021%    Actual/360        120               118            360           360
  51        0.081%    Actual/360        120               118            360           358
  52        0.021%    Actual/360        120               118            360           358
  53        0.021%    Actual/360        120               117            360           360
 53.1
 53.2
  54        0.021%    Actual/360        120               119            360           360
Rollup      0.021%    Actual/360        120               118            360           360
  55        0.021%    Actual/360        120               118            360           360
  56        0.021%    Actual/360        120               118            360           360
  57        0.021%    Actual/360        120               118            360           360
  58        0.031%    Actual/360         60                58              0             0
  59        0.031%    Actual/360         60                59            360           359
  60        0.031%    Actual/360        120               119            324           324
 60.1
 60.2
  61        0.021%    Actual/360        120               118            360           358
  62        0.021%    Actual/360        120               118            360           360
  63        0.021%    Actual/360        120               120            360           360
  64        0.031%    Actual/360        120               120            360           360
 64.1
 64.2
  65        0.021%    Actual/360        120               120            360           360
  66        0.071%    Actual/360        120               118            360           358
  67        0.021%    Actual/360        120               116            360           360
  68        0.031%    Actual/360        120               120            360           360
  69        0.031%    Actual/360        120               120            360           360
  70        0.021%    Actual/360        120               118            360           360
  71        0.021%    Actual/360        120               119            360           360
  72        0.021%    Actual/360        120               117            360           360
  73        0.021%    Actual/360        120               117            300           297
  74        0.021%    Actual/360        120               118            360           358
  75        0.021%    Actual/360        120               116            360           360
  76        0.021%    Actual/360        120               115            360           355
  77        0.021%    Actual/360        120               117            300           297
  78        0.021%    Actual/360        120               115            360           360
  79        0.021%    Actual/360         60                58            360           358
 79.1
 79.2
 79.3
  80        0.021%    Actual/360        120               117            300           297
  81        0.081%    Actual/360        120               118            240           238
  82        0.021%    Actual/360        120               120            360           360
  83        0.021%    Actual/360        120               117            300           297
  84        0.021%    Actual/360        120               120            360           360
  85        0.061%    Actual/360        120               118            360           358
  86        0.021%    Actual/360        120               118            360           358
  87        0.021%    Actual/360        120               118              0             0
  88        0.031%    Actual/360         60                60            360           360
  89        0.021%    Actual/360        121               121            360           360
  90        0.021%    Actual/360        120               119            360           359
  91        0.021%    Actual/360        120               117            360           357

          FIRST     MATURITY      ANNUAL         MONTHLY         REMAINING
         PAYMENT      DATE         DEBT            DEBT        INTEREST ONLY
  ID   PAYMENT (4)   OR APD  SERVICE ($) (5) SERVICE ($) (5) PERIOD (MOS.) (4)
------------------------------------------------------------------------------

  42     4/1/2006   3/1/2016     626,832        52,236.04            24
  43     2/1/2006   1/1/2016     630,739        52,561.57             0
  44     3/1/2006   2/1/2016     605,695        50,474.57            59
  45     3/1/2006   2/1/2013     622,571        51,880.91            23
  46     2/1/2006   1/1/2016     631,882        52,656.86            22
  47     4/1/2006   3/1/2016     587,492        48,957.63            36
  48     2/1/2006   1/1/2016     572,331        47,694.28             0
  49     1/1/2006  12/1/2015     534,816        44,568.03            57
  50     2/1/2006   1/1/2016     558,290        46,524.16            34
  51     2/1/2006   1/1/2016     545,077        45,423.12             0
  52     2/1/2006   1/1/2016     556,168        46,347.34             0
  53     1/1/2006  12/1/2015     531,699        44,308.25            45
 53.1
 53.2
  54     3/1/2006   2/1/2016     529,902        44,158.54            59
Rollup   2/1/2006   1/1/2016     527,405        43,950.45            22
  55     2/1/2006   1/1/2016     214,951        17,912.60            22
  56     2/1/2006   1/1/2016     193,477        16,123.08            22
  57     2/1/2006   1/1/2016     118,977         9,914.77            22
  58     2/1/2006   1/1/2011     432,085        36,007.08            58
  59     3/1/2006   2/1/2011     530,173        44,181.05             0
  60     3/1/2006   2/1/2016     538,587        44,882.28            47
 60.1
 60.2
  61     2/1/2006   1/1/2016     506,211        42,184.27             0
  62     2/1/2006   1/1/2016     487,495        40,624.60            58
  63     4/1/2006   3/1/2016     492,344        41,028.63            36
  64     4/1/2006   3/1/2016     493,799        41,149.95            36
 64.1
 64.2
  65     4/1/2006   3/1/2016     493,140        41,095.00            60
  66     2/1/2006   1/1/2016     467,799        38,983.21             0
  67    12/1/2005  11/1/2015     451,307        37,608.91            20
  68     4/1/2006   3/1/2016     470,638        39,219.81            36
  69     4/1/2006   3/1/2016     467,917        38,993.06            24
  70     2/1/2006   1/1/2016     447,782        37,315.13            10
  71     3/1/2006   2/1/2016     437,347        36,445.54            59
  72     1/1/2006  12/1/2015     417,779        34,814.91            33
  73     1/1/2006  12/1/2015     443,230        36,935.82             0
  74     2/1/2006   1/1/2016     412,598        34,383.15             0
  75    12/1/2005  11/1/2015     390,522        32,543.48            20
  76    11/1/2005  10/1/2015     403,772        33,647.69             0
  77     1/1/2006  12/1/2015     430,702        35,891.85             0
  78    11/1/2005  10/1/2015     395,694        32,974.54            19
  79     2/1/2006   1/1/2011     395,694        32,974.54             0
 79.1
 79.2
 79.3
  80     1/1/2006  12/1/2015     402,570        33,547.50             0
  81     2/1/2006   1/1/2016     452,436        37,703.03             0
  82     4/1/2006   3/1/2016     362,084        30,173.65            60
  83     1/1/2006  12/1/2015     373,563        31,130.21             0
  84     4/1/2006   3/1/2016     344,419        28,701.60             0
  85     2/1/2006   1/1/2016     349,409        29,117.43             0
  86     2/1/2006   1/1/2016     350,989        29,249.08             0
  87     2/1/2006   1/1/2016     271,722        22,643.52           118
  88     4/1/2006   3/1/2011     355,882        29,656.82             0
  89     4/1/2006   4/1/2016     348,240        29,020.02             1
  90     3/1/2006   2/1/2016     345,583        28,798.61             0
  91     1/1/2006  12/1/2015     341,427        28,452.22             0

                                CROSSED
                     APD         WITH           RELATED
  ID   LOCKBOX (6) (YES/NO)   OTHER LOANS       BORROWER    DSCR (5)(7)(8)(9)
-----------------------------------------------------------------------------

  42      None        No          No               No             1.22x
  43      None        No          No               No             1.37x
  44      None        No          No        Yes (GE 06-1 F)       1.30x
  45      None        No          No               No             1.21x
  46      None        No          No        Yes (GE 06-1 K)       1.46x
  47      None        No          No               No             1.26x
  48      None        No          No               No             1.41x
  49      None        No          No               No             1.32x
  50      None        No          No        Yes (Ge 06-1 L)       1.22x
  51      None        No          No               No             1.53x
  52      None        No          No               No             1.37x
  53      None        No          No        Yes (GE 06-1 M)       1.27x
 53.1
 53.2
  54      None        No          No        Yes (GE 06-1 N)       1.20x
Rollup    None        No    Yes (GE 06-1 B) Yes (GE 06-1 O)       1.25x
  55      None        No    Yes (GE 06-1 B) Yes (GE 06-1 O)       1.25x
  56      None        No    Yes (GE 06-1 B) Yes (GE 06-1 O)       1.25x
  57      None        No    Yes (GE 06-1 B) Yes (GE 06-1 O)       1.25x
  58      None        No          No               No             1.27x
  59      None        No          No               No             1.37x
  60      None        No          No               No             1.36x
 60.1
 60.2
  61      None        No          No               No             1.28x
  62      None        No          No        Yes (GE 06-1 N)       1.21x
  63      None        No          No               No             1.22x
  64      None        No          No               No             1.38x
 64.1
 64.2
  65      None        No          No               No             1.21x
  66      None        No          No               No             1.24x
  67      None        No          No               No             1.35x
  68      Hard        No          No               No             1.87x
  69      Hard        No          No               No             1.20x
  70      None        No          No               No             1.32x
  71      None        No          No               No             1.31x
  72      None        No          No               No             1.47x
  73      Soft        No          No        Yes (GE 06-1 J)       1.60x
  74      None        No          No               No             1.25x
  75      None        No          No               No             1.25x
  76      None        No          No        Yes (GE 06-1 P)       1.38x
  77      Soft        No          No        Yes (GE 06-1 J)       1.50x
  78      None        No          No        Yes (GE 06-1 P)       1.23x
  79      None        No          No        Yes (GE 06-1 Q)       1.24x
 79.1
 79.2
 79.3
  80      Soft        No          No        Yes (GE 06-1 J)       1.57x
  81      None        No          No               No             1.24x
  82      None        No          No        Yes (GE 06-1 G)       1.33x
  83      None        No          No               No             1.27x
  84      None        No          No               No             1.25x
  85      None        No          No               No             1.26x
  86      None        No          No               No             1.45x
  87      None        No          No               No             1.93x
  88      None        No          No               No             2.57x
  89      None        No          No               No             1.50x
  90      None        No          No               No             1.33x
  91      None        No          No               No             1.25x

                                            CUT-OFF             LTV
       GRACE  PAYMENT      APPRAISED        DATE LTV         RATIO AT
  ID   PERIOD   DATE  VALUE ($) (10)(11) RATIO (5)(12) MATURITY/APD (5)(12)
---------------------------------------------------------------------------

  42     5       1            11,300,000     72.65%           63.11%
  43     5       1            12,400,000     71.62%           60.60%
  44     5       1            11,850,000     74.26%           69.08%
  45     5       1            11,870,000     73.97%           69.07%
  46     5       1            11,500,000     74.13%           60.89%
  47     5       1            12,800,000     66.41%           59.58%
  48     5       1            11,000,000     76.18%           63.78%
  49     5       1            10,100,000     80.00%           74.04%
  50     5       1            10,500,000     76.68%           68.81%
  51     5       1            11,100,000     71.90%           60.19%
  52     5       1            10,780,000     73.75%           62.15%
  53     5       1            11,270,000     70.25%           63.94%
 53.1                          6,850,000
 53.2                          4,420,000
  54     5       1             9,600,000     79.69%           74.18%
Rollup   5       1             9,812,000     77.34%           68.04%
  55     5       1             4,084,000     77.34%           68.04%
  56     5       1             3,470,000     77.34%           68.04%
  57     5       1             2,258,000     77.34%           68.04%
  58     5       1             9,550,000     77.49%           77.49%
  59     5       1            11,500,000     63.39%           59.44%
  60     5       1             9,100,000     80.00%           71.74%
 60.1                          7,000,000
 60.2                          2,100,000
  61     5       1            10,800,000     67.36%           56.68%
  62     5       1            10,230,000     71.11%           65.92%
  63     5       1             9,350,000     75.94%           68.17%
  64     5       1             8,900,000     79.78%           71.65%
 64.1                          7,100,000
 64.2                          1,800,000
  65     5       1             9,715,000     72.05%           67.24%
  66     5       1            10,000,000     67.97%           57.02%
  67     5       1            10,750,000     62.79%           54.78%
  68     5       1            14,050,000     48.04%           43.17%
  69     5       1             9,100,000     71.98%           63.70%
  70     5       1            10,680,000     60.86%           52.25%
  71     5       1             8,500,000     74.12%           69.02%
  72     5       1             8,450,000     73.37%           65.50%
  73     5       1             8,700,000     69.21%           52.81%
  74     5       1             8,200,000     72.40%           60.90%
  75     5       1             8,600,000     68.60%           59.72%
  76     5       1             7,520,000     77.87%           65.51%
  77     5       1             7,900,000     74.07%           56.52%
  78     5       1             8,020,000     71.07%           62.51%
  79     5       1             7,940,000     71.62%           66.85%
 79.1                          2,500,000
 79.2                          2,700,000
 79.3                          2,740,000
  80     5       1             7,690,000     71.12%           54.27%
  81     5       1             7,600,000     71.66%           46.32%
  82     5       1             6,700,000     78.88%           73.35%
  83     5       1             7,290,000     70.98%           53.79%
  84     5       1             7,200,000     71.07%           59.18%
  85     5       1             7,100,000     71.66%           60.08%
  86     5       1             8,580,000     58.41%           49.24%
  87     5       1             9,600,000     52.08%           52.08%
  88     5       1            14,500,000     34.48%           32.22%
  89     5       1             8,800,000     56.82%           47.76%
  90     5       1             6,700,000     74.52%           62.57%
  91     5       1             6,400,000     77.87%           65.29%

                                                                                       YEAR      YEAR       NET RENTABLE
                                                                                       BUILT  RENOVATED  AREA SQ. FT/UNITS/
  ID   ADDRESS                               CITY           COUNTY    STATE ZIP CODE (13)(14)  (14)(15) BEDS/PADS/KEYS (16)
---------------------------------------------------------------------------------------------------------------------------

  42   5610 Lancaster Avenue              Philadephia    Philadelphia    PA   19131    2004                          69,635
  43   952 Troy-Schnectady Road             Latham          Albany       NY   12110    1981      1998               153,308
  44   11969 Continental Drive             St. Louis      St. Louis      MO   63138    1985                             210
  45   10451 NW 33 Street                    Miami       Miami- Dade     FL   33172    1998                          70,325
  46   1116 Isle of Palms                Mt. Pleasant     Charleston     SC   29464    2002                              90
  47   900 Southeast Park Crest Avenue     Vancouver        Clark        WA   98683    1988                             206
  48   1700 Creek Valley                    Augusta        Richmond      GA   30909    1966      1990                   324
  49   1420 Rahway Avenue                   Avenel        Middlesex      NJ   07001    1998                          76,660
  50   7085 Bloomfield Road               Des Moines         Polk        IA   50320    1972                             302
  51   600 & 650 North 12th Street          Murray         Calloway      KY   42071    1978      2000               148,979
  52   2868-2872 Dutton Meadow            Santa Rosa        Sonoma       Ca   95407    1985      1996               122,572
  53   Various                              Various        Various       CA  Various  Various                        90,166
 53.1  1100 Davis Street                  San Leandro      Alameda       CA   94577    1985                          43,441
 53.2  1080 Magazine Street                 Vallejo         Solano       CA   94577    1989                          46,725
  54   11789 Main Road                       Akron           Erie        NY   14001    1973                             220
Rollup Various                              Various        Various       AR  Various  Various                        86,000
  55   3710 East Main Street              Blytheville    Mississippi     AR   72315    1999                          34,783
  56   110 South Rockwood Road               Cabot          Lonoke       AR   72023    1998                          27,150
  57   1907 West Parker Road               Jonesboro      Craighead      AR   72404    1997                          24,067
  58   2200 Panther Trail                   Austin          Travis       TX   78704    1995                             102
  59   1630 Welton Street                   Denver          Denver       CO   80202    1982                         108,862
  60   Various                             Syracuse        Onondaga      NY   13203   Various  Various                  197
 60.1  923, 941-947 James Street           Syracuse        Onondaga      NY   13203    1965      2001                   135
 60.2  600 James Street                    Syracuse        Onondaga      NY   13203    1922      1998                    62
  61   2001 North Elston Avenue             Chicago          Cook        IL   60614    1900      2000                81,998
  62   5205 Kailua Lane                     Orlando         Orange       FL   32812    1968                             206
  63   16742 Soutwest Freeway              Anderson        Anderson      SC   29621    2003                          64,271
  64   Various                             Vineland       Cumberland     NJ  Various   1970                             211
 64.1  1887 Delsea Drive                   Vineland       Cumberland     NJ   08360    1970                             171
 64.2  5296, 125, & 141 Delsea Drive       Vineland       Cumberland     NJ   08328    1970                              40
  65   7503-7577 West 80th Avenue           Arvada        Jefferson      CO   80003    1973      2002                96,224
  66   7195 Hannover Parkway North        Stockbridge       Henry        GA   30281    2001                             158
  67   2323 South Street                  Long Beach     Los Angeles     CA   90805    2003                          70,680
  68   7875 West Sahara Avenue             Las Vegas        Clark        NV   89117    2005                          31,477
  69   8700 Emerald Drive                Emerald Isle      Carteret      NC   28594    1986                         103,209
  70   285 Ruccio Way                      Lexington       Fayette       KY   40503    1999                         170,724
  71   1718- 1748 Southwest Street      Port St. Lucie    St. Lucie      FL   34986    2005                          25,591
       Lucie West Boulevard
  72   8115 Perry Hills Road              White Marsh     Baltimore      MD   21236    2000                          82,475
  73   2 Buckstone Place                   Asheville       Buncombe      NC   28805    2002                              88
  74   16408 Gale Avenue               City of Industry  Los Angeles     CA   91745    2001                          90,298
  75   6633 53rd Avenue East (SR 70)       Bradenton       Manatee       FL   34203    1982                             340
  76   3634 Falls Road                     Baltimore      Baltimore      MD   21211    1920      2000                64,027
  77   1310 Airport Road                 Jacksonville       Duval        FL   32218    2000                              78
  78   11150 York Road                   Cockeysville     Baltimore      MD   21030    2002                          68,525
  79   Various                              Various        Various       OR  Various  Various                           206
 79.1  5405 NW Pacific Coast Highway       Waldport        Lincoln       OR   97394    1971      1983                    63
 79.2  3950 N. Coburg Road                  Eugene           Lane        OR   97408    1965                              81
 79.3  61030 Lodgepole Drive                 Bend         Deschutes      OR   97702    1997                              62
  80   411 Holiday Drive                    Dalton        Whitfield      GA   30720    1999                              93
  81   9936 Stephen Decatur Highway     West Ocean City   Worcester      MD   21842    1990                          71,032
  82   233 East City Hall Avenue            Norfolk        Norfolk       VA   23510    1987                          53,157
  83   719 Beal Parkway                Fort Walton Beach   Okaloosa      FL   32547    2004                          73,264
  84   400 Broadway                        Paterson        Passaic       NJ   07501    1983                              50
  85   20 Southlawn Court                  Rockville      Montogmery     MD   20850    2001                          48,209
  86   9770 West Cheyenne Avenue           Las Vegas        Clark        NV   89129    2004                          76,070
  87   5419 110th Street Southwest         Lakewood         Pierce       WA   98499    1975      2003                   144
  88   1133 Atlantic Avenue               Long Beach     Los Angeles     CA   90813    1988      2000                   135
  89   44274 George Cushman Court          Temecula       Riverside      CA   92592    2002                          32,826
  90   150 Springhill Drive              Grass Valley       Nevada       CA   95945    1998                          69,920
  91   221-227 North Pottstown Pike          Exton         Chester       PA   19341    1974      2000                23,485

        UNITS        LOAN PER NET                   PREPAYMENT
         OF         RENTABLE AREA                   PROVISIONS
  ID   MEASURE SQ. FT./UNITS ($) (5)(17) (# OF PAYMENTS) (4)(18)(19)(29)
-------------------------------------------------------------------------

  42   Sq. Ft.                    129.25         L(24),D(92),O(4)
  43   Sq. Ft.                     57.92         L(26),D(91),O(3)
  44    Units                  41,904.76         L(25),D(92),O(3)
  45   Sq. Ft.                    124.85         L(25),D(55),O(4)
  46    Keys                   94,722.22         L(26),D(90),O(4)
  47    Units                  41,262.14         L(24),D(93),O(3)
  48    Units                  25,865.11         L(26),D(91),O(3)
  49   Sq. Ft.                    105.40         L(27),D(90),O(3)
  50    Pads                   26,658.94         L(26),D(91),O(3)
  51   Sq. Ft.                     53.57         L(26),D(91),O(3)
  52   Sq. Ft.                     64.86         L(26),D(91),O(3)
  53   Sq. Ft.                     87.80         L(27),D(90),O(3)
 53.1  Sq. Ft.                    118.94
 53.2  Sq. Ft.                     58.86
  54    Pads                   34,772.73         L(25),D(92),O(3)
Rollup Sq. Ft.                     88.24         L(26),D(91),O(3)
  55   Sq. Ft.                     88.92         L(26),D(91),O(3)
  56   Sq. Ft.                    102.54         L(26),D(91),O(3)
  57   Sq. Ft.                     71.13         L(26),D(91),O(3)
  58    Units                  72,549.02        L(23),YM1(33),O(4)
  59   Sq. Ft.                     66.97         L(25),D(31),O(4)
  60    Units                  36,954.31         L(25),D(91),O(4)
 60.1   Units                  41,481.48
 60.2   Units                  27,096.77
  61   Sq. Ft.                     88.73         L(26),D(91),O(3)
  62    Pads                   35,315.53         L(26),D(91),O(3)
  63   Sq. Ft.                    110.47         L(24),D(93),O(3)
  64    Pads                   33,649.29         L(24),D(92),O(4)
 64.1   Pads                   33,099.42
 64.2   Pads                   36,000.00
  65   Sq. Ft.                     72.75        L(36),YM1(80),O(4)
  66    Units                  43,020.25         L(26),D(91),O(3)
  67   Sq. Ft.                     95.50         L(28),D(89),O(3)
  68   Sq. Ft.                    214.44         L(24),D(92),O(4)
  69   Sq. Ft.                     63.46         L(24),D(92),O(4)
  70   Sq. Ft.                     38.07         L(26),D(91),O(3)
  71   Sq. Ft.                    246.18         L(25),D(92),O(3)
  72   Sq. Ft.                     75.17         L(27),D(90),O(3)
  73    Keys                   68,424.54         L(27),D(90),O(3)
  74   Sq. Ft.                     65.74         L(26),D(91),O(3)
  75    Pads                   17,352.94         L(28),D(89),O(3)
  76   Sq. Ft.                     91.46         L(29),D(88),O(3)
  77    Keys                   75,014.99         L(27),D(90),O(3)
  78   Sq. Ft.                     83.18         L(29),D(88),O(3)
  79    Pads                   27,606.77         L(26),D(33),O(1)

 79.1   Pads                   31,198.50
 79.2   Pads                   24,142.32
 79.3   Pads                   28,483.25
  80    Keys                   58,806.31         L(27),D(90),O(3)
  81   Sq. Ft.                     76.67         L(26),D(91),O(3)
  82   Sq. Ft.                     99.42         L(24),D(93),O(3)
  83   Sq. Ft.                     70.63         L(27),D(90),O(3)
  84    Units                    102,340         L(24),D(93),O(3)
  85   Sq. Ft.                    105.54         L(26),D(91),O(3)
  86   Sq. Ft.                     65.88         L(26),D(91),O(3)
  87    Units                  34,722.22     L(26),D(32),YM1(59),O(3)
  88    Keys                   37,037.04         L(24),D(32),O(4)
  89   Sq. Ft.                    152.32         L(24),D(94),O(3)
  90   Sq. Ft.                     71.41         L(25),D(92),O(3)
  91   Sq. Ft.                    212.20         L(27),D(89),O(4)

          THIRD    THIRD MOST    SECOND    SECOND MOST
       MOST RECENT RECENT NOI MOST RECENT   RECENT NOI MOST RECENT
  ID     NOI ($)      DATE    NOI ($) (20)     DATE      NOI ($)
------------------------------------------------------------------

  42                               222,249  12/31/2004     615,355
  43       854,440 12/31/2003      774,655  12/31/2004     834,167
  44       903,801 12/31/2003      829,116  12/31/2004     865,286
  45                               485,367  12/31/2004     704,822
  46     1,058,372 12/31/2003    1,020,794  12/31/2004   1,097,722
  47       744,134 12/31/2003      762,348  12/31/2004     818,548
  48       988,801 12/31/2003      698,763  12/31/2004     798,796
  49       554,335 12/31/2003      665,942  12/31/2004     756,086
  50       638,320 12/31/2003      611,265  12/31/2004     629,194
  51       924,980 12/31/2003      885,006  12/31/2004   1,025,380
  52                               618,019  12/31/2004     715,923
  53       444,808 12/31/2003      695,469  12/31/2004     722,424
 53.1      444,808 12/31/2003      426,758  12/31/2004     452,578
 53.2              12/31/2003      268,711  12/31/2004     269,846
  54       588,374 12/31/2003      600,901  12/31/2004     591,419
Rollup     780,178 12/31/2003      765,942  12/31/2004     747,950
  55       364,309 12/31/2003      313,442  12/31/2004     290,947
  56       278,963 12/31/2003      267,219  12/31/2004     260,351
  57       136,906 12/31/2003      185,281  12/31/2004     196,652
  58       476,702 12/31/2003      480,726  12/31/2004     555,730
  59       703,810 12/31/2003      667,446  12/31/2004     702,478
  60       532,138 12/31/2003      601,279  12/31/2004     787,774
 60.1      405,042 12/31/2003      466,824  12/31/2004     604,016
 60.2      127,096 12/31/2003      134,454  12/31/2004     183,758
  61       454,054 12/31/2003      548,561  12/31/2004     638,789
  62       559,390 12/31/2003      570,146  12/31/2004     570,032
  63                               529,806  12/31/2004     761,545
  64
 64.1
 64.2
  65       584,529 12/31/2003      524,391  12/31/2004     576,870
  66                               567,824  12/31/2004     630,654
  67        11,437 12/31/2003      272,049  12/31/2004     435,656
  68
  69       578,223 12/31/2003      522,500  12/31/2004     574,577
  70       442,290 12/31/2003      499,072  12/31/2004     533,137
  71
  72       400,902 12/31/2003      637,040  12/31/2004     700,740
  73       743,807 12/31/2003      813,182  12/31/2004     836,720
  74       363,266 12/31/2003      515,631  12/31/2004     630,711
  75       512,668 12/31/2003      424,664  12/31/2004     504,977
  76       379,518 12/31/2003      399,885  12/31/2004     432,305
  77       691,352 12/31/2003      634,679  12/31/2004     777,419
  78       149,665 12/31/2003      311,670  12/31/2004     369,735
  79       652,641 12/31/2003      543,638  12/31/2004     563,791

 79.1      175,850 12/31/2003      187,024  12/31/2004     192,061
 79.2      180,559 12/31/2003      196,143  12/31/2004     199,037
 79.3      296,232 12/31/2003      160,471  12/31/2004     172,691
  80       471,953 12/31/2003      698,212  12/31/2004     715,246
  81       607,909 12/31/2003      586,964  12/31/2004     671,145
  82       450,661 12/31/2003      477,070  12/31/2004     587,366
  83                                                       209,577
  84       454,660 12/31/2003      449,355  12/31/2004     416,795
  85       381,002 12/31/2003      489,619  12/31/2004     492,073
  86                                69,880  12/31/2004     388,066
  87       582,418 12/31/2003      488,479  12/31/2004     534,363
  88       642,855 12/31/2003      984,202  12/31/2004   1,064,746
  89       136,694 12/31/2003      311,205  12/31/2004     441,582
  90       482,273 12/31/2003      529,430  12/31/2004     502,175
  91       302,916 12/31/2003      419,540  12/31/2004     456,947

         MOST RECENT
              NOI      UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN
  ID       DATE (20)      NOI ($)    REVENUE ($)    EGI ($)   EXPENSES ($) RESERVES ($)
---------------------------------------------------------------------------------------

  42        12/31/2005      749,423      770,561    1,009,123      259,700       13,927
  43        12/31/2005      939,871    1,080,077    1,300,077      360,206       22,996
  44        12/31/2005      849,660    1,554,424    1,673,456      823,796       63,000
  45   T-12 11/30/2005      760,055    1,236,549    1,281,346      521,291        9,432
  46   T-12 11/30/2005    1,038,253    2,898,762    2,898,762    1,291,998      115,950
  47        12/31/2005      793,002    1,355,248    1,485,248      692,247       52,500
  48    T-12 8/31/2005      888,367    1,872,076    2,031,076    1,142,709       81,000
  49    T-12 8/31/2005      719,172    1,117,023    1,185,023      465,851       11,499
  50    T-12 9/30/2005      693,489    1,043,136    1,125,872      432,383       12,040
  51    T-12 8/31/2005      915,414      901,424    1,153,044      237,630       22,348
  52    T-12 9/30/2005      781,785    1,101,242    1,164,942      383,157       18,385
  53    T-12 8/31/2005      687,334    1,027,708    1,097,800      410,467       14,705
 53.1   T-12 8/31/2005      446,883      648,226      670,726      223,843        6,518
 53.2   T-12 8/31/2005      240,450      379,482      427,074      186,624        8,187
  54    T-12 8/31/2005      646,954      970,099      987,183      340,229        8,800
Rollup  T-12 3/31/2005      687,131      763,720      950,570      263,439       12,900
  55    T-12 3/31/2005      299,078      326,106      381,106       82,028        5,217
  56    T-12 3/31/2005      236,578      261,638      326,638       90,060        4,073
  57    T-12 3/31/2005      151,475      175,976      242,826       91,351        3,610
  58   T-12 10/31/2005      567,469      997,328    1,066,853      499,383       20,400
  59        12/31/2005      876,118    1,153,902    1,693,247      817,130       21,736
  60        12/31/2005      779,218    1,285,676    1,363,517      584,300       49,250
 60.1       12/31/2005      597,144      944,490    1,003,269      406,125       33,750
 60.2       12/31/2005      182,073      341,186      360,248      178,175       15,500
  61   T-12 10/31/2005      665,200    1,095,000    1,134,600      469,400       16,943
  62    T-12 9/30/2005      598,396      822,474      849,474      251,078        8,240
  63        12/31/2005      617,570      674,498      855,098      237,528        9,400
  64                        694,825      913,515    1,055,655      360,830       11,987
 64.1                       556,275      733,227      847,727      291,452        9,747
 64.2                       138,550      180,288      207,928       69,378        2,240
  65   Ann. 11/30/2005      638,619      669,775      960,685      322,067       19,245
  66    T-12 7/31/2005      612,609    1,185,498    1,232,898      620,289       31,600
  67    T-12 8/31/2005      568,749      840,000      886,000      317,251       10,602
  68                        899,777      806,808    1,028,453      128,676        6,295
  69   Ann. 10/31/2005      615,638      752,628      968,485      352,847       20,642
  70   T-12 10/31/2005      614,856      913,024      953,824      338,968       25,841
  71                        598,040      606,940      748,940      150,900        3,839
  72    T-12 7/31/2005      627,124      948,488      978,488      351,364       12,371
  73    T-12 8/31/2005      793,228    2,073,905    2,073,905      751,918       82,956
  74   T-12 11/30/2005      531,235    1,134,292    1,184,292      653,057       13,545
  75    T-12 9/30/2005      499,900    1,045,584    1,107,204      607,304       13,600
  76    T-12 7/31/2005      568,019      825,717      879,717      311,698        9,604
  77    T-12 8/31/2005      729,964    2,133,627    2,133,627      850,764       85,345
  78    T-12 7/31/2005      442,513      678,091      725,091      282,578       10,279
  79    T-12 9/30/2005      504,737      793,115      819,110      314,373       12,112
 79.1   T-12 9/30/2005      171,910      257,982      274,000      102,090        2,868
 79.2   T-12 9/30/2005      174,628      290,871      292,848      118,220        4,941
 79.3   T-12 9/30/2005      158,199      244,262      252,262       94,063        4,303
  80    T-12 8/31/2005      710,117    1,976,686    1,976,686      773,219       79,067
  81    T-12 9/30/2005      593,387      621,179      728,179      134,792       10,640
  82    T-12 9/30/2005      540,213      771,455      823,055      282,842       10,323
  83    T-12 8/31/2005      487,225      783,445      796,245      309,020       10,990
  84    T-12 3/31/2005      442,057      738,046      740,246      298,189       12,500
  85   T-12 10/31/2005      466,550      472,842      570,842      104,291        7,231
  86    T-12 9/30/2005      518,370      740,328      773,328      254,958       10,346
  87    T-12 9/30/2005      560,686      986,131    1,076,131      515,445       36,000
  88   T-12 10/31/2005    1,076,830    2,999,840    3,241,599    2,164,769      162,080
  89   T-12 11/30/2005      579,471      811,178      811,178      231,707        9,799
  90    T-12 8/31/2005      471,134      663,850      691,350      220,216       10,488
  91    T-12 7/31/2005      451,833      466,701      566,701      114,868        3,523

                     UNDERWRITTEN
       UNDERWRITTEN NET CASH FLOW                                       LEASE
  ID     TI/LC ($)     ($) (21)   LARGEST TENANT                SF   EXPIRATION
-------------------------------------------------------------------------------

  42         39,963       695,533 Save-A-Lot                  15,775  6/30/2014
  43         52,068       864,807 PHC Distribution- Warehouse 51,086  8/31/2017
  44                      786,660
  45                      750,623
  46                      922,303
  47                      740,502
  48                      807,367
  49                      707,673
  50                      681,449
  51         61,429       831,637 Goody's                     24,490  9/30/2011
  52                      763,399
  53                      672,629
 53.1                     440,365
 53.2                     232,263
  54                      638,154
Rollup       60,431       613,801
  55         24,167       269,694 Rent A Center                5,500 12/31/2006
  56         21,748       210,758 Hibbett's                    5,025 10/31/2006
  57         14,516       133,349 Dollar Tree Store           10,067  2/28/2009
  58                      547,069
  59        128,445       725,936 Colorado Athletic Club      44,495 12/31/2011
  60                      729,968
 60.1                     563,394
 60.2                     166,573
  61                      648,257
  62                      590,156
  63          9,884       598,286 Publix                      44,271  6/30/2023
  64                      682,838
 64.1                     546,528
 64.2                     136,310
  65         22,396       596,978 Safeway Stores 45, Inc.     57,917  5/31/2022
  66                      581,009
  67                      558,147
  68         12,532       880,949 Busy Bodies                  3,493 11/30/2010
  69         33,327       561,669 Food Lion                   30,280 12/31/2007
  70                      589,015
  71         23,076       571,125 Hollywood Video              6,282 11/30/2015
  72                      614,752
  73                      710,272
  74                      517,690
  75                      486,300
  76                      558,415
  77                      644,619
  78                      432,234
  79                      492,625
 79.1                     169,042
 79.2                     169,687
 79.3                     153,896
  80                      631,050
  81         20,217       562,530 Food Lion                   41,927 10/18/2021
  82         49,493       480,397 Norfolk Southern            22,723  1/31/2009
  83                      476,235
  84                      429,557
  85         19,128       440,191 Buell-Size/Eicher           13,379  12/31/2012
  86                      508,024
  87                      524,686
  88                      914,750
  89         48,791       520,881 Vantage Oncology             6,602  3/31/2015
  90                      460,646
  91         22,532       425,778 Goodyear Tire & Rubber       7,000  5/31/2010

                                            LEASE                                      LEASE
  ID   2ND LARGEST TENANT           SF   EXPIRATION    3RD LARGEST TENANT      SF   EXPIRATION
----------------------------------------------------------------------------------------------

  42   Family Dollar               8,060  6/30/2014 HIG                       6,615 10/31/2015
  43   Peter Harris Clothes       28,300  8/31/2017 PHC Distribution Company 12,000  8/31/2017
  44
  45
  46
  47
  48
  49
  50
  51   Office Depot               20,000  9/28/2010 Dawahares                17,000   8/1/2010
  52
  53
 53.1
 53.2
  54
Rollup
  55   Hibbett Sporting Goods      5,000  1/31/2010 Dollar Tree Stores        4,500 10/31/2009
  56   Marty's Hallmark            5,025  2/28/2007 Dollar Tree               4,500  8/31/2008
  57   Hibbett Sporting Goods      5,000  1/31/2009 Capitol Entertainment     5,000 10/31/2011
  58
  59   Colorado Atletic Club      11,032  4/30/2006 KBI Holding               5,997  8/31/2008
       Executive Suite
  60
 60.1
 60.2
  61
  62
  63   Frodo's Pizza               3,150  3/31/2008 Dryclean USA              1,400 12/31/2008
  64
 64.1
 64.2
  65   Goodwill Industries        13,734 10/31/2008 Gateway Cruise & Travel   2,800  3/31/2012
  66
  67
  68   Baker Brothers              2,730 11/30/2010 Associated Counseling     1,900  2/28/2010
  69   Cinema IV                   9,891 12/31/2020 ABC                       8,470  3/31/2011
  70
  71   Red Ginger Asian Bistro     3,870 11/30/2015 Mattress Market           3,239 11/30/2010
  72
  73
  74
  75
  76
  77
  78
  79
 79.1
 79.2
 79.3
  80
  81   CVS Corporation             7,705 10/31/2009 PowerHouse Gym            6,200 10/31/2010
  82   Dave Iwans & Assoc., Inc.   5,358  5/31/2010 Dark Horse Ventures       2,933   2/1/2011
  83
  84
  85   The Rockmont Motor Company 11,600  6/30/2007 Lighting Maintenance Inc  6,266 3/31/2007
  86
  87
  88
  89   Open MRI                    5,623 11/30/2009 Hematology, Oncology      5,264  2/19/2010
  90
  91   Maxal Inc.                  5,400 12/31/2007 M.A Bruder & Sonds        3,800  1/31/2014

                                   UPFRONT      MONTHLY
         OCCUPANCY    OCCUPANCY  REPLACEMENT  REPLACEMENT   UPFRONT   MONTHLY MONTHLY TAX
  ID   RATE (22)(23) AS-OF DATE RESERVES ($) RESERVES ($) TI/LC ($) TI/LC ($)  ESCROW ($)
-----------------------------------------------------------------------------------------

  42       100.0%     1/17/2006                     1,161               2,902       4,187
  43        99.0%     5/23/2005                     1,920               5,315      17,500
  44        94.8%      1/6/2006                     5,250                          12,417
  45        95.7%    11/28/2005                       786                          12,333
  46        81.0%    11/30/2005                                                     9,126
  47        97.1%    11/21/2005                     4,375
  48        94.8%    11/10/2005                     6,750                          14,090
  49        88.7%      8/6/2005                       958                          12,333
  50        95.7%      9/1/2005                     1,005                          11,485
  51       100.0%     11/1/2005       67,000                150,000                 3,913
  52        88.2%     9/19/2005                     1,526                           8,710
  53        83.9%       Various                     1,230                          10,427
 53.1       86.9%     7/31/2005
 53.2       81.1%     9/14/2005
  54        98.2%     9/26/2005                                                     7,808
Rollup      90.6%     4/30/2005
  55        82.4%     4/30/2005                       435               2,250       1,169
  56       100.0%     4/30/2005                       340               2,175         956
  57        91.7%     4/30/2005                       305               1,640         601
  58        95.1%     12/1/2005                     1,700                          17,234
  59        94.6%     12/5/2005                     1,812               5,344      14,044

  60        99.5%    11/14/2005                     4,105                          10,871
 60.1      100.0%    11/14/2005
 60.2       98.4%    11/14/2005
  61        78.1%     12/9/2005      197,000        1,415                           3,884
  62        93.7%     11/9/2005                                                     4,591
  63        88.5%     12/7/2005                       785                 975       9,677
  64        99.2%       Various                       999                           9,357
 64.1       99.0%      1/1/2006
 64.2      100.0%      8/1/2005
  65        96.4%     12/5/2005                       561               2,778      17,026
  66        97.5%     5/18/2005                     2,635                          10,330
  67        84.5%     9/26/2005                       884                           3,612
  68        79.0%      1/1/2006                                                     3,961
  69        93.8%      1/1/2006                     1,721   100,000     6,451       2,680
  70        58.8%     11/9/2005                     2,145                           3,936
  71       100.0%     9/23/2005                             306,456                 4,260
  72        91.7%     6/30/2005                     1,035                           4,886
  73        78.8%     8/31/2005
  74        97.0%     12/9/2005                     1,129                           8,534
  75        80.0%     9/23/2005                     1,134                           6,766
  76        80.0%     8/23/2005                       800                           4,500
  77        80.9%     8/31/2005
  78        69.2%     8/23/2005                       857                           4,089
  79        98.1%       Various                     1,010                           4,821
 79.1      100.0%    12/31/2005
 79.2      100.0%    12/14/2005
 79.3       93.5%     12/1/2005
  80        76.5%     8/31/2005
  81       100.0%    10/25/2005                                                     3,378
  82       94.2%      12/7/2005       32,308          890               4,245       6,071
  83        94.6%     8/15/2005                       920                           3,093
  84        98.0%      5/1/2005                     1,045                           3,751
  85       100.0%    10/20/2005                       605                           5,040
  86        88.5%     9/30/2005                       865                           3,418
  87        98.6%    10/25/2005                     3,000                           7,364
  88        70.0%    10/31/2005                    13,491
  89        93.1%    11/15/2005
  90        85.7%     9/30/2005                       875                           3,080
  91       100.0%    10/26/2005                       295               2,135       3,478

                           UPFRONT
       MONTHLY INSURANCE ENGINEERING    OTHER
  ID       ESCROW ($)    RESERVE ($) RESERVES ($)
-------------------------------------------------

  42               2,004                  790,000
  43               2,749                  890,000
  44               4,985
  45               2,745
  46               7,682
  47                                       25,000
  48               5,625     121,488
  49               1,147
  50               1,143
  51               2,404
  52                           3,025
  53                          37,206
 53.1
 53.2
  54                          13,500
Rollup
  55               1,065       4,062       29,300
  56               1,377                  376,200
  57               1,070                  181,500
  58               1,950
  59               2,697
  60               4,709      21,250
 60.1
 60.2
  61
  62
  63               1,292
  64               1,495
 64.1
 64.2
  65                                      204,500
  66               5,544      22,288
  67                 704
  68                 647       2,500
  69               4,608       1,563
  70               2,624
  71               1,562                  415,284
  72                 788
  73
  74               1,083       9,000      500,000
  75               1,689      17,563      135,265
  76
  77
  78                                      681,450
  79                 638     29,525
 79.1
 79.2
 79.3
  80
  81               1,305
  82                 904       3,438
  83               4,277       9,688
  84               2,142
  85                 417
  86                 980       5,363
  87               2,380      27,688
  88                          11,875
  89
  90                 725
  91                 177

                                                                                         LETTER OF
  ID   DESCRIPTION OTHER RESERVES                                                          CREDIT
-----------------------------------------------------------------------------------------------------------------

  42   See Footnote (25)
  43   Debt Service Escrow
  44
  45
  46
  47   Radon Remediation Fund
  48
  49
  50
  51
  52
  53
 53.1
 53.2
  54
Rollup
  55   GameStop Lease Fund
  56   Performance Escrow
  57   Performance Escrow
  58
  59
  60
 60.1
 60.2
  61
  62
  63
  64
 64.1
 64.2
  65   Environmental Reserve ($162,500), ADA Compliance Reserve ($42,000)
  66
  67                                                                                Yes ($638,000 Earnout)
  68
  69
  70
  71   Rent Escrow ($337,936), Sprint TI ($77,348)
  72
  73
  74   Special Tax Fund
  75   Seasonality Escrow Fund ($97,645), Rent Increase Fund ($37,620)
  76
  77                                                                      Yes ($600,000 Project Improvement Plan)
  78   Performance Escrow
  79
 79.1
 79.2
 79.3
  80                                                                      Yes ($600,000 Project Improvement Plan)
  81
  82
  83
  84
  85                                                                                Yes ($100,000 Rollover)
  86
  87
  88
  89
  90
  91

       ENVIRONMENTAL
           REPORT    ENGINEERING    APPRAISAL
  ID        DATE     REPORT DATE AS-OF DATE (10) SPONSOR (27)
------------------------------------------------------------------------------------------------------------------------------------

  42        2/2/2006   12/1/2005      12/30/2005 Samual Friedler
  43       7/26/2005   6/30/2005       6/10/2005 Peter H. Elitzer
  44       12/6/2005   12/6/2005       12/1/2005 Mills, Kirk R.
  45       12/7/2005   12/7/2005       12/6/2005 Pechter, Martin; FEMC, LP
  46      11/17/2005  11/18/2005       11/1/2005 Michael Bennett
  47        1/6/2006    1/5/2006        1/5/2006 Barry Eibschutz, Marla Gropper, Stephen L. Brenneke, T. Barry Brenneke,
                                                 Fred Hochberg, Terrence P. Bean
  48      10/31/2005  10/27/2005      10/27/2005 Terrell M. Rhye
  49       1/13/2006   9/12/2005       9/17/2005 Extra Space Storage LLC
  50      11/11/2005   12/4/2005       11/8/2005 James W. Soboleski, Benjamin L. Kadish
  51        8/3/2005   7/27/2005       7/29/2005 Luther Gary Waller
  52       11/8/2005   12/8/2005       11/3/2005 James L. Ledwith
  53         Various     Various        9/1/2005 Clark Porter, William W. Hobin, Timothy B. Hobin
 53.1      8/30/2005  10/25/2005        9/1/2005
 53.2      8/26/2005  10/12/2005        9/1/2005
  54      12/11/2005   12/9/2005       12/8/2005 Joseph I. Wolf, Michael Flesh, Robert Tom Flesch
Rollup     8/15/2005   8/17/2005         Various Edgar Lopez, Jack Hunt
  55       8/15/2005   8/17/2005        2/5/2006 Edgar Lopez, Jack Hunt
  56       8/15/2005   8/17/2005        8/5/2005 Edgar Lopez, Jack Hunt
  57       8/15/2005   8/17/2005       12/5/2005 Edgar Lopez, Jack Hunt
  58      11/22/2005  11/21/2005       11/9/2005 J. Jeffrey Riggs; Bryan Stern
  59       11/4/2005   11/3/2005       11/1/2005 James Boyd
  60       9/16/2005   9/26/2005         Various Michael Silberberg, Berel Karniol
 60.1      9/16/2005   9/26/2005      11/23/2005
 60.2      9/16/2005   9/26/2005      11/22/2005
  61      12/14/2005  11/16/2005      11/14/2005 Gray Cardiff
  62      10/18/2005  10/14/2005      10/24/2005 Joseph I. Wolf, Robert T. Flesh, Michael Flesch
  63      12/21/2005   1/10/2006      12/26/2005 Kenneth L. Shimm
  64      12/28/2005     Various      12/21/2005 Jeffrey Rotter
 64.1     12/28/2005  12/23/2005      12/21/2005
 64.2     12/28/2005  12/22/2005      12/21/2005
  65       5/19/2005   5/13/2005      12/30/2005 CNA Enterprises, Inc.
  66       6/30/2005   6/29/2005       6/24/2005 John Knight, Sr, Gary Scott Knight, Christopher Knight, (Jay) John Perry Knight, Jr
  67       9/16/2005   9/15/2005       2/14/2006 See Footnote (28)
  68      12/12/2005   9/27/2005       9/20/2005 Russell Hart
  69      12/24/2005  12/28/2005        1/6/2006 G. Smedes York
  70      11/10/2005  11/30/2005      11/15/2005 Jeffery and Juli Ditty, Donald Putnam
  71      10/12/2005  10/13/2005      10/16/2005 Barry Ross, William Matz
  72       9/28/2005   9/22/2005       9/29/2005 William H. Munn
  73      10/10/2005  10/10/2005       9/30/2005 Equity Inns Partnership, L.P.
  74      12/16/2005  12/13/2005      12/10/2005 Nicholas Limer, John McDonald
  75       9/20/2005   9/19/2005       7/22/2005 Harry Seidner, Sion Tesone, Gabriel Markovich
  76        7/2/2005   8/12/2005       8/16/2005 Kenneth E Nitzberg, Kelly Gallacher
  77      10/11/2005  10/10/2005       9/27/2005 Equity Inns Partnership, L.P.
  78       6/27/2005   8/22/2005       2/16/2007 Kenneth E Nitzberg, Kelly Gallacher
  79         Various     Various         Various Jack Olof
 79.1     11/16/2005  12/19/2005      11/10/2005
 79.2     11/17/2005  12/16/2005      11/23/2005
 79.3     11/16/2005   1/13/2006      11/15/2005
  80      10/11/2005  10/10/2005       9/28/2005 Equity Inns Partnership, L.P.
  81      11/21/2005  11/15/2005       12/6/2005 Youssef S. Hafez, Maher M. Hafez
  82       12/6/2005  12/12/2005      12/16/2005 Charles R. Patty, E. Polk Kellam, Jr.
  83        8/4/2005    8/9/2005       7/27/2005 Bennett V. York
  84       5/13/2005   5/13/2005       5/17/2005 Gary Spirer
  85      11/15/2005  11/28/2005      11/22/2005 Richard E. Ward II, Carrie Ward Accardi, Michael L. Accardi
  86       9/12/2005   9/13/2005        9/2/2005 Barry R. Moore, Robert R. Black Sr.
  87      10/11/2005  10/11/2005      10/12/2005 Michael G. Peterson
  88       1/11/2006   1/11/2006        1/3/2006 Ashok Israni
  89      12/15/2005  12/12/2006      12/10/2005 Don R. Klein, Peggy R. Klein
  90      12/13/2005  12/14/2005      12/16/2005 Clifford  S. Smith
  91       10/4/2005   9/19/2005       9/15/2005 Harvey E. Kroiz, Irwin N. Kroiz

                                                         % OF                % OF APPLICABLE
                                                     INITIAL POOL LOAN GROUP    LOAN GROUP
 ID                 PROPERTY NAME (1)(2)               BALANCE    ONE OR TWO     BALANCE
---------------------------------------------------------------------------------------------

 92  WWG-EZ Access SS                                    0.30%             1       0.37%
 93  The Village Townhomes                               0.29%             2       1.59%
 94  Spalding Triangle                                   0.29%             1       0.36%
 95  Bay Area Self Storage                               0.29%             1       0.35%
 96  Amberglen Marketplace                               0.29%             1       0.35%
 97  Mesa Plaza                                          0.28%             1       0.35%
 98  Simply Storage Portfolio                            0.28%             1       0.34%
98.1 Simply Storage-Short Pump                           0.20%             1       0.24%
98.2 Simply Storage-Ashland                              0.08%             1       0.10%
 99  A1 Self Storage - Mission Valley II (Frazee Rd)     0.28%             1       0.34%
100  A Storage Place - Evergreen                         0.27%             1       0.34%
101  Bremen Crossing                                     0.27%             1       0.33%
102  A Storage Place - Rialto                            0.26%             1       0.32%
103  College Park Storage Center                         0.26%             1       0.32%
104  Huntcrest  Market                                   0.25%             1       0.31%
105  Brookstone Village Apartments                       0.25%             2       1.37%
106  Leslie's Poolmart Industrial                        0.25%             1       0.31%
107  Fountain Place                                      0.24%             1       0.30%
108  808 & 816 East Main Street                          0.24%             1       0.30%
109  Weston Ranch - Sterling                             0.24%             1       0.30%
110  Madison Service Commercial Center                   0.24%             1       0.30%
111  Palm View Gardens RV Resort                         0.24%             1       0.30%
112  Hamilton Mill Plaza                                 0.24%             1       0.29%
113  Devon SS - Woodfield                                0.24%             1       0.29%
114  Kenmore Self Storage                                0.23%             1       0.28%
115  Storage Xxtra Hwy 278                               0.22%             1       0.27%
116  A Storage Place - Ft. Collins                       0.22%             1       0.27%
117  Braker Storage                                      0.22%             1       0.27%
118  Anchor Storage                                      0.22%             1       0.27%
119  Yuciapa Self Storage                                0.21%             1       0.26%
120  Duluth Super Wal-Mart Shadow                        0.21%             1       0.26%
121  Walgreens - Pueblo, CO                              0.21%             1       0.25%
122  DTC Self Storage                                    0.21%             1       0.25%
123  Walgreens - Otsego                                  0.19%             1       0.24%
124  Budget Self Storage                                 0.19%             1       0.24%
125  The Shops at Santa Barbara I                        0.19%             1       0.24%
126  First Storage Dunwoody                              0.19%             1       0.23%
127  Walgreens - San Angelo                              0.19%             1       0.23%
128  A-1 Self Storage Oceanside II                       0.19%             1       0.23%
129  Prairie Grove and Willow Grove MHCs                 0.19%             2       1.01%
130  Meadowlark Mobile Homes Estates                     0.18%             2       0.99%
131  Walgreens - Key Largo                               0.18%             1       0.22%
132  Springfield Meadows                                 0.17%             1       0.21%
133  A1 Self Storage Mission Valley III (Murray Rd)      0.17%             1       0.21%
134  BullsEye Storage Gulfgate                           0.16%             1       0.20%
135  Camp Bowie Self Storage                             0.16%             1       0.19%
136  Missouri Flat Self Storage                          0.15%             1       0.19%
137  Stor It 4 Less                                      0.15%             1       0.18%
138  Shops at Weston Ranch - Sterling                    0.13%             1       0.16%
139  Almond Tree Storage                                 0.13%             1       0.16%
140  Douglasville MOB                                    0.12%             1       0.15%
141  Coachella Valley                                    0.12%             1       0.15%
142  Additional Self Storage Burton Road East            0.11%             1       0.13%
143  Patio Gardens MHP                                   0.10%             2       0.57%
144  Fairview MHC                                        0.10%             2       0.57%
145  A-1 Self Storage Oceanside I                        0.09%             1       0.11%
146  The Shops at Santa Barbara II                       0.08%             1       0.10%

                 MORTGAGE                CUT-OFF   GENERAL              DETAILED
        # OF       LOAN     ORIGINAL      DATE     PROPERTY             PROPERTY             INTEREST
 ID  PROPERTIES SELLER (3) BALANCE ($) BALANCE ($) TYPE                 TYPE                   RATE
-----------------------------------------------------------------------------------------------------

 92           1    GECC      4,900,000   4,900,000 Self Storage         Self Storage          5.730%
 93           1    GECC      4,810,000   4,810,000 Multifamily          Student Housing       5.400%
 94           1    GECC      4,800,000   4,793,294 Office               Suburban              5.520%
 95           1    BofA      4,762,500   4,762,500 Self Storage         Self Storage          5.728%
 96           1    GECC      4,700,000   4,700,000 Retail               Unanchored            5.630%
 97           1    GECC      4,700,000   4,684,420 Retail               Shadow Anchored       5.470%
 98           2    GECC      4,600,000   4,583,664 Self Storage         Self Storage          5.100%
98.1          1    GECC      3,295,000   3,283,298 Self Storage         Self Storage
98.2          1    GECC      1,305,000   1,300,366 Self Storage         Self Storage
 99           1    GECC      4,555,000   4,539,966 Self Storage         Self Storage          5.440%
100           1    GECC      4,500,000   4,500,000 Self Storage         Self Storage          5.320%
101           1    GECC      4,500,000   4,489,683 Retail               Shadow Anchored       5.640%
102           1    GECC      4,300,000   4,300,000 Self Storage         Self Storage          5.140%
103           1    BofA      4,250,000   4,244,130 Self Storage         Self Storage          5.628%
104           1    GECC      4,200,000   4,190,433 Retail               Shadow Anchored       5.680%
105           1    BofA      4,141,237   4,141,237 Multifamily          Student Housing       5.380%
106           1    GECC      4,100,000   4,100,000 Industrial           Warehouse             5.630%
107           1    GECC      4,000,000   4,000,000 Office               CBD                   5.700%
108           1    BofA      4,000,000   4,000,000 Retail               Unanchored            5.515%
109           1    BofA      4,000,000   4,000,000 Retail               Shadow Anchored       5.667%
110           1    GECC      4,000,000   3,990,662 Retail               Unanchored            5.530%
111           1    GECC      4,000,000   3,989,747 Manufactured Housing RV Park               5.680%
112           1    GECC      3,900,000   3,890,086 Retail               Unanchored            5.010%
113           1    GECC      3,900,000   3,883,698 Self Storage         Self Storage          5.780%
114           1    GECC      3,725,000   3,711,869 Self Storage         Self Storage          5.140%
115           1    GECC      3,700,000   3,687,688 Self Storage         Self Storage          5.380%
116           1    GECC      3,600,000   3,600,000 Self Storage         Self Storage          5.250%
117           1    GECC      3,600,000   3,600,000 Self Storage         Self Storage          5.790%
118           1    GECC      3,568,000   3,563,311 Self Storage         Self Storage          6.110%
119           1    GECC      3,500,000   3,500,000 Self Storage         Self Storage          5.720%
120           1    GECC      3,485,000   3,477,036 Retail               Shadow Anchored       5.660%
121           1    BofA      3,412,500   3,412,500 Retail               Anchored              5.083%
122           1    GECC      3,375,000   3,370,422 Self Storage         Self Storage          5.800%
123           1    BofA      3,204,500   3,204,500 Retail               Anchored              5.400%
124           1    GECC      3,200,000   3,200,000 Self Storage         Self Storage          5.540%
125           1    GECC      3,200,000   3,188,573 Retail               Unanchored            5.070%
126           1    GECC      3,100,000   3,100,000 Self Storage         Self Storage          5.800%
127           1    BofA      3,100,000   3,100,000 Retail               Anchored              5.106%
128           1    GECC      3,075,000   3,064,851 Self Storage         Self Storage          5.440%
129           1    GECC      3,050,000   3,050,000 Manufactured Housing Manufactured Housing  5.490%
130           1    GECC      3,000,000   2,992,881 Manufactured Housing Manufactured Housing  5.430%
131           1    BofA      3,000,000   2,990,600 Retail               Anchored              5.769%
132           1    GECC      2,800,000   2,800,000 Manufactured Housing Manufactured Housing  5.170%
133           1    GECC      2,770,000   2,760,857 Self Storage         Self Storage          5.440%
134           1    GECC      2,675,000   2,675,000 Self Storage         Self Storage          5.910%
135           1    GECC      2,550,000   2,550,000 Self Storage         Self Storage          5.890%
136           1    GECC      2,500,000   2,486,159 Self Storage         Self Storage          5.340%
137           1    GECC      2,472,000   2,460,902 Self Storage         Self Storage          5.790%
138           1    BofA      2,200,000   2,200,000 Retail               Shadow Anchored       5.667%
139           1    BofA      2,200,000   2,200,000 Self Storage         Self Storage          5.725%
140           1    GECC      2,042,000   2,035,747 Office               Medical Office        5.890%
141           1    GECC      2,000,000   2,000,000 Self Storage         Self Storage          5.620%
142           1    GECC      1,800,000   1,800,000 Self Storage         Self Storage          5.220%
143           1    GECC      1,728,000   1,720,429 Manufactured Housing Manufactured Housing  5.530%
144           1    GECC      1,725,000   1,715,431 Manufactured Housing Manufactured Housing  5.330%
145           1    GECC      1,480,000   1,475,115 Self Storage         Self Storage          5.440%
146           1    GECC      1,400,000   1,395,001 Retail               Unanchored            5.070%

                     INTEREST       ORIGINAL      STATED REMAINING   ORIGINAL     REMAINING
     ADMINISTRATIVE   ACCRUAL   TERM TO MATURITY  TERM TO MATURITY AMORTIZATION AMORTIZATION
 ID     COST RATE      BASIS   OR APD (MOS.) (4) OR APD (MOS.) (4) TERM (MOS.)   TERM (MOS.)
---------------------------------------------------------------------------------------------

 92      0.021%     Actual/360               120               118          360          360
 93      0.021%     Actual/360               120               116          360          360
 94      0.061%     Actual/360               120               119          360          359
 95      0.021%     Actual/360               120               118          360          360
 96      0.021%     Actual/360               120               117          360          360
 97      0.021%     Actual/360               120               117          360          357
 98      0.081%     Actual/360               120               117          360          357
98.1
98.2
 99      0.021%     Actual/360               120               118          300          298
100      0.021%     Actual/360               120               118          360          360
101      0.021%     Actual/360               120               118          360          358
102      0.021%     Actual/360               120               117          360          360
103      0.021%     Actual/360               120               119          360          359
104      0.021%     Actual/360               120               118          360          358
105      0.021%     Actual/360               120               119            0            0
106      0.021%     Actual/360                84                84          360          360
107      0.071%     Actual/360               120               118          360          360
108      0.071%     Actual/360               120               120          360          360
109      0.111%     Actual/360               120               118          360          360
110      0.021%     Actual/360               120               118          360          358
111      0.021%     Actual/360               120               119          240          239
112      0.081%     Actual/360               120               118          360          358
113      0.021%     Actual/360               120               116          360          356
114      0.021%     Actual/360               120               117          360          357
115      0.021%     Actual/360               120               118          300          298
116      0.021%     Actual/360               120               117          360          360
117      0.021%     Actual/360               120               118          360          360
118      0.021%     Actual/360               120               119          360          359
119      0.021%     Actual/360               120               117          360          360
120      0.081%     Actual/360               120               118          360          358
121      0.021%     Actual/360               120               117            0            0
122      0.021%     Actual/360               120               119          360          359
123      0.021%     Actual/360               120               116            0            0
124      0.021%     Actual/360               120               118          360          360
125      0.021%     Actual/360               120               117          360          357
126      0.021%     Actual/360               120               117          360          360
127      0.021%     Actual/360               120               116            0            0
128      0.021%     Actual/360               120               118          300          298
129      0.021%     Actual/360               120               116          360          360
130      0.021%     Actual/360                84                82          360          358
131      0.021%     Actual/360               180               177          360          357
132      0.021%     Actual/360               120               117          360          360
133      0.021%     Actual/360               120               118          300          298
134      0.071%     Actual/360               120               118          360          360
135      0.021%     Actual/360               120               118          360          360
136      0.021%     Actual/360               120               115          360          355
137      0.021%     Actual/360               120               117          300          297
138      0.111%     Actual/360               120               118          360          360
139      0.021%     Actual/360               120               120          360          360
140      0.081%     Actual/360               120               117          360          357
141      0.021%     Actual/360               120               119          360          360
142      0.021%     Actual/360               120               117          360          360
143      0.021%     Actual/360               120               116          360          356
144      0.021%     Actual/360                60                55          360          355
145      0.021%     Actual/360               120               118          300          298
146      0.021%     Actual/360               120               117          360          357

        FIRST    MATURITY       ANNUAL          MONTHLY        REMAINING
       PAYMENT     DATE          DEBT            DEBT        INTEREST ONLY
 ID  PAYMENT (4)  OR APD   SERVICE ($) (5) SERVICE ($) (5) PERIOD (MOS.) (4)
----------------------------------------------------------------------------

 92     2/1/2006  1/1/2016         342,394       28,532.84                34
 93    12/1/2005 11/1/2015         324,116       27,009.63                56
 94     3/1/2006  2/1/2016         327,770       27,314.13                 0
 95     2/1/2006  1/1/2016         332,714       27,726.13                34
 96     1/1/2006 12/1/2015         324,848       27,070.69                33
 97     1/1/2006 12/1/2015         319,172       26,597.68                 0
 98     1/1/2006 12/1/2015         299,708       24,975.69                 0
98.1
98.2
 99     2/1/2006  1/1/2016         333,704       27,808.71                 0
100     2/1/2006  1/1/2016         300,536       25,044.63                22
101     2/1/2006  1/1/2016         311,366       25,947.17                 0
102     1/1/2006 12/1/2015         281,432       23,452.64                21
103     3/1/2006  2/1/2016         293,681       24,473.45                 0
104     2/1/2006  1/1/2016         291,883       24,323.61                 0
105     3/1/2006  2/1/2016         225,893       18,824.41               119
106     4/1/2006  3/1/2013         283,378       23,614.86                24
107     2/1/2006  1/1/2016         278,592       23,216.02                58
108     4/1/2006  3/1/2016         272,991       22,749.22                 0
109     2/1/2006  1/1/2016         277,589       23,132.44                34
110     2/1/2006  1/1/2016         273,443       22,786.91                 0
111     3/1/2006  2/1/2016         335,085       27,923.73                 0
112     2/1/2006  1/1/2016         251,519       20,959.88                 0
113    12/1/2005 11/1/2015         274,005       22,833.72                 0
114     1/1/2006 12/1/2015         243,798       20,316.53                 0
115     2/1/2006  1/1/2016         269,482       22,456.85                 0
116     1/1/2006 12/1/2015         238,552       19,879.33                21
117     2/1/2006  1/1/2016         253,202       21,100.19                22
118     3/1/2006  2/1/2016         259,739       21,644.95                 0
119     1/1/2006 12/1/2015         244,301       20,358.40                21
120     2/1/2006  1/1/2016         241,664       20,138.70                 0
121     1/1/2006 12/1/2015         175,867       14,655.54               117
122     3/1/2006  2/1/2016         237,635       19,802.92                 0
123    12/1/2005 11/1/2015         175,446       14,620.53               116
124     2/1/2006  1/1/2016         218,996       18,249.64                22
125     1/1/2006 12/1/2015         207,785       17,315.45                 0
126     1/1/2006 12/1/2015         218,272       18,189.34                21
127    12/1/2005 11/1/2015         160,484       13,373.70               116
128     2/1/2006  1/1/2016         225,278       18,773.17                 0
129    12/1/2005 11/1/2015         207,581       17,298.43                32
130     2/1/2006  1/1/2013         202,826       16,902.15                 0
131     1/1/2006 12/1/2020         210,521       17,543.41                 0
132     1/1/2006 12/1/2015         183,879       15,323.25                21
133     2/1/2006  1/1/2016         202,933       16,911.11                 0
134     2/1/2006  1/1/2016         190,602       15,883.52                22
135     2/1/2006  1/1/2016         181,304       15,108.67                22
136    11/1/2005 10/1/2015         167,337       13,944.78                 0
137     1/1/2006 12/1/2015         187,336       15,611.32                 0
138     2/1/2006  1/1/2016         152,674       12,722.84                34
139     4/1/2006  3/1/2016         153,644       12,803.68                 0
140     1/1/2006 12/1/2015         145,185       12,098.78                 0
141     3/1/2006  2/1/2016         138,082       11,506.82                23
142     1/1/2006 12/1/2015         118,875        9,906.25                 3
143    12/1/2005 11/1/2015         118,127        9,843.94                 0
144    11/1/2005 10/1/2010         115,334        9,611.17                 0
145     2/1/2006  1/1/2016         108,426        9,035.54                 0
146     1/1/2006 12/1/2015          90,906        7,575.51                 0

                               CROSSED
                       APD      WITH           RELATED          DSCR      GRACE
 ID    LOCKBOX (6)  (YES/NO) OTHER LOANS      BORROWER      (5)(7)(8)(9) PERIOD
-------------------------------------------------------------------------------

 92       None         No        No        Yes (GE 06-1 M)      1.48x       5
 93       None         No        No        Yes (GE 06-1 E)      1.76x       5
 94       None         No        No              No             1.55x       5
 95       None         No        No              No             1.25x       5
 96       None         No        No              No             1.46x       5
 97       None         No        No              No             1.29x       5
 98       None         No        No              No             1.99x       5
98.1
98.2
 99       None         No        No      Yes (GE 06-1 R, S)     3.17x       7
100       None         No        No        Yes (GE 06-1 T)      1.29x       5
101       None         No        No              No             1.20x       5
102       None         No        No        Yes (GE 06-1 T)      1.32x       5
103       None         No        No              No             1.56x       5
104       None         No        No              No             1.23x       5
105       None         No        No        Yes (GE 06-1 H)      2.02x       5
106       None         No        No        Yes (GE 06-1 N)      1.44x       5
107       None         No        No              No             1.23x       5
108       None         No        No              No             1.44x       5
109       None         No        No        Yes (GE 06-1 U)      1.23x       5
110       None         No        No              No             1.72x       5
111       None         No        No              No             1.30x       5
112       None         No        No              No             1.57x       5
113       None         No        No        Yes (GE 06-1 P)      1.28x       5
114       None         No        No              No             1.82x       5
115       None         No        No              No             1.35x       5
116       None         No        No        Yes (GE 06-1 T)      1.31x       5
117       None         No        No        Yes (Ge 06-1 V)      1.32x       5
118       None         No        No              No             1.25x       5
119       None         No        No              No             1.31x       5
120       None         No        No              No             1.22x       5
121  Springing Hard    No        No        Yes (GE 06-1 W)      1.85x       5
122       None         No        No              No             1.43x       5
123  Springing Hard    No        No        Yes (GE 06-1 W)      1.75x       5
124       None         No        No              No             1.68x       5
125       None         No        No        Yes (GE 06-1 X)      1.82x       5
126       None         No        No              No             1.36x       5
127  Springing Hard    No        No        Yes (GE 06-1 W)      1.95x       5
128       None         No        No        Yes (GE 06-1 R)      3.22x       7
129       None         No        No        Yes (Ge 06-1 L)      1.24x       5
130       None         No        No              No             2.34x       5
131       None         No        No              No             1.82x       5
132       None         No        No              No             1.52x       5
133       None         No        No      Yes (GE 06-1 R, S)     4.25x       7
134       None         No        No              No             1.45x       5
135       None         No        No        Yes (Ge 06-1 V)      1.24x       5
136       None         No        No              No             1.83x       5
137       None         No        No              No             1.58x       5
138       None         No        No        Yes (GE 06-1 U)      1.25x       5
139       None         No        No              No             1.47x       5
140       None         No        No              No             1.26x       5
141       None         No        No              No             1.22x       5
142       None         No        No              No             2.05x       5
143       None         No        No              No             1.71x       5
144       None         No        No        Yes (GE 06-1 Q)      1.30x       5
145       None         No        No        Yes (GE 06-1 S)      3.41x       7
146       None         No        No        Yes (GE 06-1 X)      1.87x       5

                                   CUT-OFF            LTV
     PAYMENT     APPRAISED        DATE LTV          RATIO AT
 ID   DATE   VALUE ($) (10)(11) RATIO (5)(12) MATURITY/APD (5)(12)
------------------------------------------------------------------

 92     1         7,030,000         69.70%            62.64%
 93     1         7,600,000         63.29%            58.71%
 94     1         9,200,000         52.10%            43.60%
 95     1         6,350,000         75.00%            67.40%
 96     1         6,600,000         71.21%            63.87%
 97     1         5,900,000         79.40%            66.48%
 98     1         9,200,000         49.82%            41.24%
98.1              6,590,000
98.2              2,610,000
 99     1        15,040,000         30.19%            23.00%
100     1         6,140,000         73.29%            63.92%
101     1         5,820,000         77.14%            64.85%
102     1         6,050,000         71.07%            61.72%
103     1         7,000,000         60.63%            50.90%
104     1         5,250,000         79.82%            67.18%
105     1         6,200,000         66.79%            66.79%
106     1         6,200,000         66.13%            61.55%
107     1         5,200,000         76.92%            71.66%
108     1         6,200,000         64.52%            53.93%
109     1         7,400,000         54.05%            48.51%
110     1         7,850,000         50.84%            42.60%
111     1         6,280,000         63.53%            41.22%
112     1         6,000,000         64.83%            53.45%
113     1         7,000,000         55.48%            46.93%
114     1         7,400,000         50.16%            41.57%
115     1         5,160,000         71.47%            54.34%
116     1         4,650,000         77.42%            67.41%
117     1         4,800,000         75.00%            66.15%
118     1         4,460,000         79.89%            68.04%
119     1         4,860,000         72.02%            63.42%
120     1         4,675,000         74.38%            62.57%
121     1         5,250,000         65.00%            65.00%
122     1         4,820,000         69.93%            59.01%
123     1         4,930,000         65.00%            65.00%
124     1         5,200,000         61.54%            53.96%
125     1         6,000,000         53.14%            43.94%
126     1         4,300,000         72.09%            63.60%
127     1         5,000,000         62.00%            62.00%
128     1        14,460,000         21.20%            16.15%
129     1         4,030,000         75.68%            67.68%
130     1         8,600,000         34.80%            31.16%
131     1         6,000,000         49.84%            36.07%
132     1         3,900,000         71.79%            62.39%
133     1        12,130,000         22.76%            17.34%
134     1         3,900,000         68.59%            60.66%
135     1         4,770,000         53.46%            47.26%
136     1         4,460,000         55.74%            46.59%
137     1         4,400,000         55.93%            43.19%
138     1         3,840,000         57.29%            51.42%
139     1         3,450,000         63.77%            53.65%
140     1         2,630,000         77.40%            65.62%
141     1         2,600,000         76.92%            67.57%
142     1         3,200,000         56.25%            47.19%
143     1         3,280,000         52.45%            44.04%
144     1         2,650,000         64.73%            60.33%
145     1         5,780,000         25.52%            19.44%
146     1         2,550,000         54.71%            45.24%

 ID  ADDRESS                                             CITY          COUNTY
---------------------------------------------------------------------------------

 92  750 Umi Street                                    Honolulu       Honolulu
 93  308-536 North Brentwood & 516-536 North Chicago    Lubbock        Lubbock
 94  5655 NE Spalding Drive, 3790 Data Drive           Norcross       Gwinnett
 95  235 Kirby Road                                    Seabrook        Harris
 96  2302-2398 Northwest Amberbrook Drive              Hillsboro     Washington
 97  8014-8020 Mesa Drive                               Austin         Travis
 98  Various                                            Various        Various
98.1 4475 Pouncey Tract Road                          Glen Allen       Henrico
98.2 423 South Washington Highway                       Ashland        Hanover
 99  1501 Frazee Road                                  San Diego      San Diego
100  29309 Industrial Way                              Evergreen      Jefferson
101  3870-3998 Bremen Crossing                          Bremen        Haralson
102  313 S. Riverside Avenue                            Rialto     San Bernardino
103  1420 North Orange Blossom Trail                    Orlando        Orange
104  1064 Old Peachtree Road                         Lawrenceville    Gwinnett
105  416-440 Racine Drive                             Wilmington     New Hanover
106  4202 Dan Morton Drive                              Dallas         Dallas
107  5400 Poplar Avenue                                 Memphis        Shelby
108  808 & 816 East Main Street                        Alhambra      Los Angeles
109  3538 & 3550 Manthey Road                          Stockton      San Joaquin
110  27310 Madison Avenue                              Temecula       Riverside
111  3331 Gail Boulevard                              Zephyrhills       Pasco
112  3421 Ridge Road                                    Buford        Gwinnett
113  18830 Woodfield Road                            Gaithersburg    Montgomery
114  18716 68th Avenue Northeast                        Kenmore         King
115  5754 Wendy Bagwell Pkwy                             Hiram        Paulding
116  232 East County Road 30                         Fort Collins      Larimer
117  2607 West Braker Lane                              Austin         Travis
118  6121 172nd Street Northeast                       Arlington      Snohomish
119  35056 County Line Road                             Yucaipa    San Bernardino
120  2615 Pleasant Hill Road                            Duluth        Gwinnett
121  1520 West 4th Street                               Pueblo         Pueblo
122  7326 South Yosemite Street                       Centennial      Arapahoe
123  1277 Allegan Street                               Plainwell       Allegan
124  4025 East WT Harris Boulevard                     Charlotte     Mecklenburg
125  2311 Santa Barbara Boulevard                     Cape Coral         Lee
126  8711 Dunwoody Place                                Atlanta        Fulton
127  12 North Abe Street                              San Angelo      Tom Green
128  3040 Oceanside Boulevard                          Oceanside      San Diego
129  3319 Ridgewood Avenue and 3401 Ridge Avenue      Springfield     Sangamon
130  12152 Trasak Avenue                             Garden Grove      Orange
131  99551 Overseas Highway                            Key Largo       Monroe
132  4100 Troy Road                                   Springfield       Clark
133  1550 Murray Canyon Road                           San Diego      San Diego
134  7300 South Loop East                               Houston        Harris
135  6471 Camp Bowie                                  Fort Worth       Tarrant
136  4680 Missouri Flat Road                          Placerville     El Dorado
137  9327 San Fernando Road                           Sun Valley     Los Angeles
138  3526 Manthey Road                                 Stockton      San Joaquin
139  725 Ralroad Avenue                                Fairfield       Solano
140  6043 Prestley Mill Road                         Douglasville      Douglas
141  46148 Marilyn Street                                Indio        Riverside
142  11300 Northeast 28th Street                       Vancouver        Clark
143  318 South Crimson Road                              Mesa         Maricopa
144  1120 Fairview Drive                              Springfield       Lane
145  1783 South Oceanside Boulevard                    Oceanside      San Diego
146  2221 Santa Barbara Boulevard                     Cape Coral         Lee

                                                          NET RENTABLE
                         YEAR             YEAR         AREA SQ. FT/UNITS/
 ID  STATE ZIP CODE BUILT (13)(14) RENOVATED (14)(15) BEDS/PADS/KEYS (16)
-------------------------------------------------------------------------

 92    HI    96819       1951             1994               32,263
 93    TX    79416       2004                                    78
 94    GA    30092       1986                                74,238
 95    TX    77586       2001                                78,390
 96    OR    97006       2005                                22,256
 97    TX    78731       1973             1994               30,686
 98    VA   Various    Various                              103,158
98.1   VA    23059       2001             2004               71,083
98.2   VA    23005       2000                                32,075
 99    CA    92108       1989                                96,870
100    CO    80439       2002                                68,750
101    GA    30110       2005                                43,078
102    CA    92376       2002                                79,765
103    FL    32804       2000                                75,056
104    GA    30043       2004                                16,570
105    NC    28403       1993                                   124
106    TX    75236       1980                               224,713
107    TN    38119       1984                                42,264
108    CA    91801       2004                                18,035
109    CA    95206       2003                                20,726
110    CA    92590       2001                                31,717
111    FL    33541       1974                                   507
112    GA    30519       2005                                30,000
113    MD    20879       2000                                61,263
114    WA    98028       1985                                71,158
115    GA    30141       2004                                86,515
116    CO    80525       1997                                82,500
117    TX    78758       2003                                74,025
118    WA    98223       1990             1998               58,500
119    CA    92399       2004                                53,165
120    GA    30096       2005                                13,020
121    CO    81004       2003                                13,813
122    CO    80112       1997                                95,422
123    MI    49080       2003                                14,560
124    NC    28215       2001                                67,217
125    FL    33991       2003                                23,270
126    GA    30350       1999                                58,290
127    TX    76903       2003                                14,450
128    CA    92054       1986                                92,718
129    IL    62702       1990                                   175
130    CA    92843       1960             2002                   83
131    FL    33037       2005                                17,145
132    OH    45502       1975                                   124
133    CA    92108       1989                                85,337
134    TX    77087       2003                                59,081
135    TX    76116       1972             2004               62,185
136    CA    95667       2004                                57,875
137    CA    91352       1987             1999               27,510
138    CA    95206       2000                                12,007
139    CA    94533       1991                                48,460
140    GA    30134       1987                                16,167
141    Ca    92201       1980             2004               43,441
142    WA    98684       1997                                49,345
143    AZ    85208       1977                                    90
144    OR    97477       1969                                    65
145    CA    92054       1984                                54,101
146    FL    33991       2004                                 9,380

      UNITS        LOAN PER NET                   PREPAYMENT
       OF         RENTABLE AREA                   PROVISIONS
 ID  MEASURE SQ. FT./UNITS ($) (5)(17) (# OF PAYMENTS) (4)(18)(19)(29)
-----------------------------------------------------------------------

 92  Sq. Ft.                    151.88         L(26),D(91),O(3)
 93   Units                  61,666.67         L(28),D(89),O(3)
 94  Sq. Ft.                     64.57         L(25),D(92),O(3)
 95  Sq. Ft.                     60.75         L(26),D(90),O(4)
 96  Sq. Ft.                    211.18         L(27),D(90),O(3)
 97  Sq. Ft.                    152.66         L(27),D(90),O(3)
 98  Sq. Ft.                     44.43         L(27),D(90),O(3)
98.1 Sq. Ft.                     46.19
98.2 Sq. Ft.                     40.54
 99  Sq. Ft.                     46.87         L(26),D(91),O(3)
100  Sq. Ft.                     65.45         L(26),D(91),O(3)
101  Sq. Ft.                    104.22         L(26),D(91),O(3)
102  Sq. Ft.                     53.91         L(27),D(90),O(3)
103  Sq. Ft.                     56.55         L(25),D(92),O(3)
104  Sq. Ft.                    252.89         L(26),D(91),O(3)
105   Units                  33,397.07         L(25),D(91),O(4)
106  Sq. Ft.                     18.25         L(24),D(57),O(3)
107  Sq. Ft.                     94.64         L(26),D(91),O(3)
108  Sq. Ft.                    221.79         L(24),D(92),O(4)
109  Sq. Ft.                    192.99         L(26),D(90),O(4)
110  Sq. Ft.                    125.82         L(26),D(91),O(3)
111   Pads                    7,869.32         L(25),D(92),O(3)
112  Sq. Ft.                    129.67         L(26),D(91),O(3)
113  Sq. Ft.                     63.39         L(28),D(89),O(3)
114  Sq. Ft.                     52.16         L(27),D(90),O(3)
115  Sq. Ft.                     42.62         L(26),D(91),O(3)
116  Sq. Ft.                     43.64         L(27),D(90),O(3)
117  Sq. Ft.                     48.63         L(26),D(91),O(3)
118  Sq. Ft.                     60.91         L(25),D(92),O(3)
119  Sq. Ft.                     65.83         L(27),D(89),O(4)
120  Sq. Ft.                    267.05         L(26),D(91),O(3)
121  Sq. Ft.                    247.05         L(27),D(90),O(3)
122  Sq. Ft.                     35.32         L(25),D(92),O(3)
123  Sq. Ft.                    220.09         L(28),D(89),O(3)
124  Sq. Ft.                     47.61         L(26),D(91),O(3)
125  Sq. Ft.                    137.03         L(27),D(89),O(4)
126  Sq. Ft.                     53.18         L(27),D(90),O(3)
127  Sq. Ft.                    214.53         L(28),D(89),O(3)
128  Sq. Ft.                     33.06         L(26),D(91),O(3)
129   Pads                   17,428.57         L(28),D(89),O(3)
130   Pads                   36,058.81         L(26),D(55),O(3)
131  Sq. Ft.                    174.43        L(27),D(150),O(3)
132   Pads                   22,580.65         L(27),D(90),O(3)
133  Sq. Ft.                     32.35         L(26),D(91),O(3)
134  Sq. Ft.                     45.28         L(26),D(91),O(3)
135  Sq. Ft.                     41.01         L(26),D(91),O(3)
136  Sq. Ft.                     42.96         L(29),D(88),O(3)
137  Sq. Ft.                     89.45         L(27),D(90),O(3)
138  Sq. Ft.                    183.23         L(26),D(90),O(4)
139  Sq. Ft.                     45.40         L(24),D(93),O(3)
140  Sq. Ft.                    125.92         L(27),D(90),O(3)
141  Sq. Ft.                     46.04         L(25),D(92),O(3)
142  Sq. Ft.                     36.48         L(27),D(90),O(3)
143   Pads                   19,115.88         L(28),D(89),O(3)
144   Pads                   26,391.24         L(29),D(30),O(1)
145  Sq. Ft.                     27.27         L(26),D(91),O(3)
146  Sq. Ft.                    148.72         L(27),D(89),O(4)

        THIRD    THIRD MOST    SECOND    SECOND MOST
     MOST RECENT RECENT NOI MOST RECENT   RECENT NOI MOST RECENT
 ID    NOI ($)      DATE    NOI ($) (20)     DATE      NOI ($)
----------------------------------------------------------------

 92     609,637  12/31/2003      661,898  12/31/2004     695,458
 93                              (27,335) 12/31/2004     684,274
 94     555,478  12/31/2003      481,404  12/31/2004     590,865
 95     277,929  12/31/2003      333,383  12/31/2004     465,663
 96                                                      416,137
 97     379,677  12/31/2003      461,623  12/31/2004     433,903
 98                              539,782  12/31/2004     557,621
98.1                             346,808  12/31/2004     371,420
98.2                             192,974  12/31/2004     186,201
 99   1,051,414  12/31/2003    1,122,233  12/31/2004   1,152,929
100     204,404  12/31/2003      279,132  12/31/2004     381,598
101
102     383,619  12/31/2003      297,531  12/31/2004     349,816
103                              398,191  12/31/2004     479,771
104
105     424,047  12/31/2003      436,698  12/31/2004     462,090
106     595,655  12/31/2003      545,573  12/31/2004     430,334
107     150,343  12/31/2003      198,044  12/31/2004     323,035
108
109                              352,554  12/31/2004     414,032
110     427,477  12/31/2003      326,760  12/31/2004     602,781
111     406,361  12/31/2003      433,701  12/31/2004     442,565
112
113     297,794  12/31/2003      277,370  12/31/2004     296,540
114     452,656  12/31/2003      416,143  12/31/2004     423,093
115                                                      267,712
116     213,854  12/31/2003      262,489  12/31/2004     287,134
117    (110,577) 12/31/2003       73,621  12/31/2004     224,471
118     280,013  12/31/2003                              295,657
119                               (3,817) 12/31/2004     131,940
120
121
122     393,629  12/31/2003      335,561  12/31/2004     351,005
123
124     196,299  12/31/2003      335,955  12/31/2004     363,233
125                                                      291,236
126     252,697  12/31/2003      364,191  12/31/2004     298,656
127
128     906,824  12/31/2003      944,723  12/31/2004     852,093
129     325,061  12/31/2003      303,086  12/31/2004     294,385
130     454,271  12/31/2003      453,121  12/31/2004     475,178
131
132     245,688  12/31/2003      258,819  12/31/2004     279,913
133     923,032  12/31/2003      925,231  12/31/2004     935,137
134     (28,045) 12/31/2003      138,400  12/31/2004     130,329
135     186,870  12/31/2003      134,480  12/31/2004     213,740
136                                                      132,591
137     276,523  12/31/2003      290,978  12/31/2004     288,702
138                              224,731  12/31/2004     246,460
139                              253,658  12/31/2004     211,782
140                              168,130  12/31/2004     175,488
141                                                      148,446
142     229,093  12/31/2003      241,156  12/31/2004     264,659
143     184,741  12/31/2003      211,576  12/31/2004     216,494
144     148,715  12/31/2003      135,440  12/31/2004     144,560
145     410,558  12/31/2003      407,384  12/31/2004     397,319
146                                                       91,308

       MOST RECENT
           NOI       UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN UNDERWRITTEN
 ID     DATE (20)       NOI ($)    REVENUE ($)    EGI ($)   EXPENSES ($) RESERVES ($)
-------------------------------------------------------------------------------------

 92   T-12 8/31/2005      519,637      749,956      762,456      242,819       13,550
 93   T-12 8/31/2005      596,693      904,176      918,676      321,983       27,300
 94   T-12 9/30/2005      580,886      709,194      845,194      264,308       17,087
 95  Ann. 10/31/2005      426,344      693,461      732,461      306,117       11,560
 96   T-12 9/30/2005      505,012      521,013      660,613      155,601        3,339
 97   T-12 9/30/2005      446,132      451,717      725,517      279,385        5,272
 98   T-12 6/30/2005      612,643    1,006,562    1,056,562      443,920       15,474
98.1  T-12 6/30/2005      427,253      678,090      718,090      290,837       10,662
98.2  T-12 6/30/2005      185,389      328,472      338,472      153,083        4,811
 99  T-12 10/31/2005    1,074,751    1,400,666    1,440,666      365,915       17,437
100   T-12 8/31/2005      402,116      578,150      697,900      295,783       10,313
101                       399,684      447,588      548,588      148,904        6,488
102   T-12 8/31/2005      384,196      602,418      671,918      287,722       11,965
103  T-12 11/30/2005      469,498      814,145      819,542      350,045       11,356
104                       372,538      376,009      443,109       70,571        2,486
105       12/31/2005      497,411      867,570      894,070      396,659       41,643
106   T-12 9/30/2005      467,291      420,989      767,526      300,235       33,707
107  T-12 10/31/2005      388,666      724,026      745,926      357,259        8,453
108                       399,000      421,106      566,477      167,477        1,984
109   Ann. 9/30/2005      363,239      438,867      571,646      208,407        3,109
110   T-12 8/31/2005      500,606      505,547      623,547      122,941        4,758
111   T-12 9/30/2005      455,047      838,965      885,465      430,418       20,280
112                       349,760      387,500      485,000      135,240        4,500
113   T-12 7/31/2005      360,332      619,466      643,606      283,274        9,189
114   T-12 6/30/2005      455,082      717,753      737,253      282,172       10,674
115  T-12 11/30/2005      376,295      611,733      621,733      245,438       12,977
116   T-12 8/31/2005      324,547      501,956      534,956      210,410       12,375
117  T-12 10/31/2005      345,621      622,278      644,033      298,412       11,074
118   T-12 9/30/2005      333,778      507,045      552,045      218,267        8,775
119   T-12 9/30/2005      328,612      467,683      493,683      165,071        7,975
120   T-12 9/30/2005      313,564      331,508      380,008       66,444        1,953
121                       327,460      336,257      336,257        8,797        1,796
122   T-12 9/30/2005      354,446      620,948      628,948      274,502       14,313
123                       308,986      317,520      317,520        8,534        1,456
124   T-12 8/31/2005      376,906      577,884      616,684      239,778       10,083
125   T-12 7/31/2005      398,760      415,247      565,247      166,487        3,491
126   T-12 8/31/2005      305,825      540,914      560,914      255,089        8,775
127                       314,764      323,400      323,400        8,636        1,879
128  T-12 10/31/2005      738,459    1,177,454    1,252,454      513,995       13,908
129   T-12 6/30/2005      264,944      398,315      401,315      136,371        7,000
130   T-12 9/30/2005      477,186      643,213      743,213      266,027        3,320
131                       384,041      394,940      394,940       10,899        1,715
132   T-12 8/31/2005      283,740      404,452      448,452      164,712        4,960
133  T-12 10/31/2005      875,037    1,191,336    1,221,336      346,298       12,801
134   T-12 8/31/2005      286,171      522,362      545,362      259,191        8,862
135   T-12 9/30/2005      233,561      458,159      474,309      240,748        9,328
136   T-12 7/31/2005      314,258      551,815      590,815      276,557        8,681
137   T-12 9/30/2005      299,495      387,828      387,828       88,333        4,127
138   Ann. 9/30/2005      201,499      226,711      308,481      106,982        1,801
139       12/31/2005      232,803      416,264      431,856      199,053        7,376
140   T-12 7/31/2005      217,898      314,396      314,396       96,498        6,607
141       12/31/2005      175,521      289,076      327,190      151,669        6,667
142   T-12 8/31/2005      251,685      389,243      392,243      140,558        7,402
143   T-12 6/30/2005      205,790      271,456      286,056       80,266        3,600
144   T-12 7/31/2005      152,651      246,514      246,514       93,862        2,600
145  T-12 10/31/2005      380,794      663,316      675,816      295,022       11,377
146   T-12 7/31/2005      177,930      185,349      245,349       67,418        1,407

     UNDERWRITTEN      UNDERWRITTEN                                              LEASE
 ID    TI/LC ($)  NET CASH FLOW ($) (21) LARGEST TENANT                  SF   EXPIRATION
----------------------------------------------------------------------------------------

 92                              506,087
 93                              569,393
 94        55,876                507,923 Serologicals Corp.            49,720   6/1/2011
 95                              414,784
 96        27,982                473,691 Christian Supply               4,718  4/28/2010
 97        29,233                411,627 ADC                            8,400  8/31/2008
 98                              597,169
98.1                             416,591
98.2                             180,578
 99                            1,057,314
100         3,000                388,803
101        20,361                372,836 Peebles                       15,650  1/31/2016
102                              372,232
103                              458,142
104         9,774                360,278 Wachovia                       3,949 12/14/2024
105                              455,768
106        26,473                407,111 Leslie's Pool Mart           126,000  9/30/2015
107        38,544                341,669 Paragon National Bank         11,371  7/31/2015
108         4,420                392,597 CVS Corporation               12,000  1/31/2030
109        17,944                342,186 Dr. Lovato                     2,500  1/31/2009
110        26,552                469,296 Lexington Home Brands         16,932  8/31/2014
111                              434,767
112        19,897                325,363 Cabo's Mex Grille Restaurant   4,200 10/31/2010
113                              351,142
114                              444,408
115                              363,318
116                              312,172
117                              334,548
118                              325,003
119                              320,637
120        15,696                295,915 Movie Stop                     5,016  3/31/2010
121                              325,664 Walgreens                     13,813 12/31/2028
122                              340,133
123                              307,530 Walgreens                     14,560  7/31/2028
124                              366,823
125        16,271                378,998 Dollar Boulevard               6,700 12/31/2014
126                              297,050
127                              312,885 Walgreens                     14,450   3/5/2028
128                              724,551
129                              257,944
130                              473,866
131                              382,327 Walgreens                     17,145  1/31/2080
132                              278,780
133                              862,236
134                              277,309
135                              224,233
136                              305,577
137                              295,368
138         9,356                190,342 Mountain Mike's                2,805  12/1/2008
139                              225,427
140        28,292                182,998 Advanced Dermatology           3,315  5/31/2010
141                              168,854
142                              244,283
143                              202,190
144                              150,051
145                              369,417
146         6,304                170,219 Dunkin Donuts                  1,340 12/31/2014

                                              LEASE                                       LEASE      OCCUPANCY
 ID       2ND LARGEST TENANT           SF  EXPIRATION     3RD LARGEST TENANT        SF  EXPIRATION RATE (22) (23)
------------------------------------------------------------------------------------------------------------------

  92                                                                                                        94.9%
  93                                                                                                       100.0%
  94 Wilhar Financial Corp           8,756  6/30/2008                                                       78.8%
  95                                                                                                        94.2%
  96 Bugatti's Inc                   4,500  5/18/2020 Carolyn Muckerheide DDS     2,000 10/30/2013         100.0%
  97 Stewart Title                   7,500  1/30/2006 McPhail's Dance I & II      3,836  7/31/2015         100.0%
  98                                                                                                        89.9%
98.1                                                                                                        90.2%
98.2                                                                                                        89.2%
  99                                                                                                        94.6%
 100                                                                                                        86.8%
 101 Thrifty Dollar                  6,300   6/4/2008 Chinese Restaurant          3,904   1/1/2013          93.9%
 102                                                                                                        83.7%
 103                                                                                                        92.2%
 104 Kirin China                     2,800  9/30/2012 The Hoover Company          1,400  6/30/2010         100.0%
 105                                                                                                        99.2%
 106 Single Source Inc.             98,713  4/30/2010                                                      100.0%
 107 Fogelman Properties            10,907  4/30/2008 Bourland, Heflin, & Alvarez 6,639  1/31/2008          92.3%
 108 Washington Mutual Bank          5,000  8/31/2015                                                       94.3%
 109 Mr. Singh $.99                  2,000  8/23/2008 Dr. Cheema                  1,600  6/11/2008          94.6%
 110 Clements Management             5,618  7/31/2011 Just Baby & Youth           4,699  7/31/2011         100.0%
 111                                                                                                        71.2%
 112 Workout Anytime                 4,200  1/30/2010 Dollar Smart                3,300  9/30/2010          92.5%
 113                                                                                                        60.8%
 114                                                                                                        92.0%
 115                                                                                                        83.6%
 116                                                                                                        93.5%
 117                                                                                                        76.3%
 118                                                                                                        89.7%
 119                                                                                                        80.7%
 120 Othodontist Centers of Georgia  3,040  5/31/2010 Game Stop                   1,824  3/31/2010         100.0%
 121                                                                                                       100.0%
 122                                                                                                        65.1%
 123                                                                                                       100.0%
 124                                                                                                        89.2%
 125 Jason's Deli                    4,510  9/30/2014 Red Salon & Spa             2,680 11/30/2014         100.0%
 126                                                                                                        76.8%
 127                                                                                                       100.0%
 128                                                                                                        92.1%
 129                                                                                                        77.7%
 130                                                                                                       100.0%
 131                                                                                                       100.0%
 132                                                                                                        96.0%
 133                                                                                                        83.6%
 134                                                                                                        78.0%
 135                                                                                                        81.3%
 136                                                                                                        93.0%
 137                                                                                                        97.6%
 138 Roderick Pharmacy Group         2,800  7/31/2009 China Express               1,200  8/31/2010         100.0%
 139                                                                                                        81.3%
 140 West Atlanta Oral               2,984  8/31/2008 Atlanta Gastro              2,894  7/31/2010         100.0%
 141                                                                                                        88.6%
 142                                                                                                        88.4%
 143                                                                                                        97.0%
 144                                                                                                        96.3%
 145                                                                                                        90.8%
 146 Pinque Boutique                 1,340  4/30/2015 Sister's Touch              1,340 11/30/2014         100.0%

                   UPFRONT      MONTHLY
      OCCUPANCY  REPLACEMENT  REPLACEMENT  UPFRONT   MONTHLY  MONTHLY TAX
 ID  AS-OF DATE RESERVES ($) RESERVES ($) TI/LC ($) TI/LC ($)  ESCROW ($)
-------------------------------------------------------------------------

  92  8/31/2005                     1,125                           2,437
  93   8/1/2005                     2,275                          13,020
  94   2/1/2006                     1,425               6,445
  95 12/20/2005                       327                           5,206
  96 10/10/2005                                         1,569
  97  10/3/2005                     1,329               2,818       5,785
  98  8/31/2005                                                     4,382
98.1  8/31/2005
98.2  8/31/2005
  99  12/1/2005
 100  7/30/2005                       860                 410       5,444
 101  2/14/2006                       545               2,070       1,468
 102  8/29/2005                     1,000                           5,806
 103   1/7/2006                       390
 104  11/9/2005                       160               1,125       2,347
 105  1/20/2006
 106  9/30/2005
 107   2/1/2006       35,000          704               3,215       9,112
 108 11/21/2005                       180                           2,838
 109  12/1/2005                       259                           3,521
 110   9/1/2005                                                     2,774
 111   4/5/2005
 112  6/16/2005                                                     5,337
 113  8/24/2005                       766                           5,183
 114  8/31/2005       21,360                                        6,548
 115 11/30/2005                     1,085                           3,273
 116  7/31/2005                     1,035                           4,667
 117  7/31/2005                       925                           8,556
 118 11/29/2005                       735                           2,831
 119 10/10/2005                       675                           3,228
 120 12/14/2005                       165               1,805       2,457
 121   3/1/2006
 122 10/31/2005                                                     6,013
 123   3/1/2006
 124   9/1/2005                       840                           3,284
 125   9/1/2005
 126  8/31/2005                       735                           3,600
 127   3/1/2006
 128  12/1/2005
 129 12/31/2005                       730                           3,652
 130 10/11/2005
 131   3/1/2006
 132  7/31/2005                       415                           2,871
 133  12/1/2005
 134 10/31/2005                       740                           5,064
 135  8/31/2005                       780                           6,249
 136  12/7/2005                       860                           2,974
 137  9/15/2005                       345                           1,361
 138  12/1/2005                       150                           1,376
 139  11/8/2005                       288                           2,880
 140  9/21/2005                       555               2,675       1,648
 141  6/30/2005                       560                           2,333
 142   8/7/2005
 143   6/4/2005                       300                             914
 144   8/8/2005                       217                           1,171
 145  12/1/2005
 146   9/1/2005

                         UPFRONT
     MONTHLY INSURANCE ENGINEERING    OTHER                                      LETTER OF
 ID      ESCROW ($)    RESERVE ($) RESERVES ($) DESCRIPTION OTHER RESERVES        CREDIT
-------------------------------------------------------------------------------------------------

  92                       14,125
  93                                     15,000 Assumption Escrow Fund
  94                       43,156
  95             3,187
  96                                     13,110 Soba Noodle - 6 month rent
  97                        11,375      251,450 See Footnote (26)
  98             1,453
98.1
98.2
  99
 100
 101               551
 102
 103
 104               372                   25,565 Rent/TI Escrow
 105
 106                        17,500
 107               823      10,200      133,620 Paragon Bank Escrow Fund
 108               490      31,250
 109               480
 110               739
 111
 112               570                                                     Yes ($760,000 Earnout)
 113
 114               894      36,858
 115               846
 116
 117               698
 118               465       9,375
 119
 120               441                   14,000 Judgement Escrow Fund
 121
 122               864
 123
 124
 125
 126             1,203      16,938
 127
 128
 129               468
 130
 131
 132               344         875
 133
 134             1,062
 135               616      21,688      138,975 Unit Improvement Escrow Fund
 136               645
 137               265
 138               649
 139               402
 140               351       2,750
 141
 142
 143               568
 144               279       2,969
 145
 146

     ENVIRONMENTAL
         REPORT    ENGINEERING    APPRAISAL
  ID      DATE     REPORT DATE AS-OF DATE (10) SPONSOR (27)
----------------------------------------------------------------------------------------------------------------------------

  92     7/11/2005    7/8/2005       7/27/2005 Bill Hobin, Tim Hobin, Clark Porter
  93      9/8/2005   9/20/2005       8/31/2005 Douglas L. Swenson
  94     10/7/2005   10/6/2005       11/1/2006 Philip H. Weener, J. David Jones, Jr.
  95     12/6/2005   12/2/2005       11/1/2005 U.S. Advisor, LLC, Watson & Taylor Management, Inc.
  96     9/30/2005   10/3/2005       9/30/2005 Leonard Gionet, Adam Monshi
  97     9/27/2005   10/1/2005       9/26/2005 Don P. Miller II
  98     9/13/2005   9/19/2005       9/22/2005 G. Thomas King, IV, Mark F. O'Neil, Thomas J. Folliard, IV
98.1     9/13/2005   9/19/2005       9/22/2005
98.2     9/13/2005   9/19/2005       9/22/2005
  99     12/7/2005   12/6/2005      11/30/2005 Brian R. Caster, Terrence R. Caster
 100     8/30/2005    9/1/2005       8/28/2005 Darryl Flaming
 101    11/11/2005   11/3/2005      11/14/2005 Simon H. Ahn
 102     8/22/2005   8/19/2005       8/19/2005 Darryl Flaming
 103    12/23/2005  12/23/2005       10/4/2005 Turner, Patricia L.
 104    10/28/2005  10/27/2005        1/1/2006 Blair G. Schlossberg, Larry J. Ledbetter, Douglas C. Davidson
 105     1/24/2006   1/24/2006       1/12/2006 College Park Investments LLC
 106     11/3/2005  12/14/2005       12/2/2005 Michael B. Flesch, Robert T. Flesh
 107    12/15/2005  11/20/2005      11/23/2005 David S. Wolfe
 108    11/18/2005  11/18/2005       11/8/2005 Allen, John B.
 109     10/5/2005  10/11/2005      10/13/2005 Smith, Kathryn R.
 110    11/15/2005  10/31/2005       11/3/2005 Don Veasey
 111    11/18/2005  11/21/2005      11/17/2005 Maurice Wilder
 112     7/18/2005   7/15/2005        7/5/2005 Ben F. Kushner, Warren Steinberg
 113     6/28/2005   8/24/2005       8/16/2005 Kenneth E. Nitzberg, Kelly Gallacher
 114     9/26/2005   9/27/2005       9/27/2005 William Evan Foster
 115    10/14/2005   10/5/2005      10/17/2005 Fred D. Rickman, Jr.
 116     8/19/2005   8/22/2005       8/28/2005 Darryl B. Flaming
 117    11/10/2005  10/17/2005      10/17/2005 Roger L. Duck
 118    10/21/2005  10/18/2005      10/20/2005 William R. Fieldstead, Larry G. Estes, Rodger Noel
 119     8/16/2005   8/19/2005       8/19/2005 Scott Flaming
 120     9/23/2005   9/21/2005       9/24/2005 Rajeshwar Dutt Sharma
 121     9/26/2005   9/26/2005       9/13/2005 Jain, Sharda
 122    12/21/2005    1/9/2006      12/14/2005 Donald E. Siecke
 123    10/12/2005  10/11/2005       9/29/2005 Jain, Sharda
 124    11/21/2005  11/22/2005       12/2/2005 Richard B. Bennett, James R. Bennett
 125     9/22/2005   11/7/2005       10/5/2005 OJ Buigas
 126     8/26/2005   8/29/2005       8/30/2005 J. Craig Harper, John Hardy Jones
 127     9/26/2005   9/26/2005       9/17/2005 Jain, Sharda
 128     12/7/2005   12/6/2005      11/30/2005 Terrence R. Caster
 129     9/28/2005   10/3/2005       10/4/2005 James Soboleski, Benjamin Kadish
 130    10/27/2005   12/6/2005      10/30/2005 A. Ronald Cunning
 131    11/15/2005  11/15/2005       11/8/2005 Stringer, Dale D.
 132     9/21/2005  11/10/2005       9/29/2005 Kamal H. Shouhayib
 133     12/7/2005   12/6/2005      11/30/2005 Brian R. Caster, Terrence Caster
 134      9/9/2005   8/31/2005       9/19/2005 M. Peter Morris
 135     9/13/2005   9/12/2005        1/1/2006 Roger Duck
 136     7/11/2005    7/6/2005       7/25/2005 Christopher Strohm, James Bradford
 137     10/5/2005   10/5/2005       10/6/2005 Ara Aghajanian
 138     10/6/2005  10/10/2005      10/13/2005 Smith, Kathryn R.
 139    12/16/2005  12/14/2005        1/6/2006 Cortney, Suzanne
 140      8/5/2005    8/5/2005       8/10/2005 R. Lindsey Warren
 141     8/22/2005   8/19/2005       8/29/2005 Art Flaming
 142     9/23/2005   9/23/2005       9/28/2005 Brandon M.Dawson, Earl Morley Jr., Cynthia L. Dawson Austin, Edwin J. Kawaski
 143     8/26/2005   8/25/2005       8/22/2005 Dean Peterson, Nan Peterson
 144     8/24/2005   8/28/2005       8/17/2005 Jack O. Olof
 145     12/7/2005   12/6/2005      11/30/2005 Brian R. Caster
 146     9/22/2005   11/7/2005       10/5/2005 OJ Buigas

FOOTNOTES FOR ANNEXES A-1 AND A-2

1.	Loan No. 2 is secured by 713 properties which are broken out separately on Annex C.

2.	A sampling of 25% of the Mortgaged Properties was reviewed for Loan No. 2.

3.	GECC – General Electric Capital Corporation, GACC – German American Capital Corporation, BofA – Bank of America, National Association.

4.	With respect to Loan Nos. 10 and 89, the first payment date under the loan documents is May 1, 2006. The Original Term to Maturity or APD (mos.), Stated Remaining Term to Maturity or APD (mos.), First Payment Date, Remaining Interest Only Period (mos.) and Prepayment Provisions (# of payments) are adjusted to reflect an interest only payment the trust will receive from the related Mortgage Loan Seller on the Closing Date.

5.	Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. Annual Debt Service, Monthly Debt Service and DSCR for loans which pay interest only for the entirety of their respective loan terms or do not have a fixed monthly principal and interest payment are calculated using the average monthly payment for the first 12 payment periods after the Cut-off Date on such mortgage loans. For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at Maturity/APD, Loan per Net Rentable Area SF/Unit/Bed/Pad/Key and DSCR, the loan amount used for the 277 Park Mortgage Loan (Loan No. 1), the KinderCare Portfolio Mortgage Loan (Loan No. 2) and the James Center Mortgage Loan (Loan No. 7) are the aggregate balances of the mortgage loans included in the Trust, together with the other loan in the split loan structure that are pari passu in right of payment with such mortgage loans (and excluding subordinate loans or components). For purposes of calculating the Cut-off Date LTV Ratio, Loan per Net Rentable Area SF/Unit and DSCR, the loan amounts used for the KinderCare Portfolio Mortgage Loan (Loan No. 2), the Level 3 Communications Mortgage Loan (Loan No. 8) and the 400 Broadway Mortgage Loan (Loan No. 84) is the aggregate principal balance of the Mortgage Loans and excludes any related B Note or subordinate component.

6.	"Hard" means each tenant transfers its rent directly to the Lockbox account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lockbox account; "Soft Springing Hard" means that a Soft Lock Box exists at closing but upon the occurrence of a trigger event as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account; "Springing Hard" means that a Lockbox is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lockbox account.

7.	For Loan Nos. 3, 4, and 5, The sponsors, Ezra Beyman and Samuel Weiss, provided guarantees in the aggregate amount of $12,925,000 ($6,240,000 for the Carrington Place Loan, and $3,750,000 for the Cordova Apartments and $2,935,000 for Empirian at Waterford Place Loan.) Each guarantee terminates once the applicable property attains an occupancy percentage of 90% and all three properties individually attain a debt service coverage ratio of at least 1.25x (based on an amortizing constant). The DSCR shown herein is 1.25x. The current DSCR during the initial 60-month interest only period is 1.39x and during the amortizing period is 1.16x.

8.	With respect to the ten Mortgage Loans listed in this footnote, for purposes of calculating DSCR, the Annual Debt Service is calculated after netting out letters of credit and/or holdback amounts for the following mortgage loans:

Marriott Saratoga (Loan No. 18): $1,500,000 letter of credit is being held by the Mortgagee as additional security for the mortgage loan until such time that, among other things, (i) the completion of the adjacent restaurant parcel pursuant to the requirements in the loan documents and (ii) the DSCR is greater than or equal to 1.40x at least twenty four months from the mortgage loan closing date.

A-1-2

248-254 East Fordham Road (Loan No. 31): $3,000,000 reserve is being held by the Mortgagee as additional security for the mortgage loan until Bank of America takes occupancy as a tenant, is open for business, rent payments commence and all landlord obligations are completed regarding the Bank of America lease.

Overbrook Plaza (Loan No. 42): $790,000 reserve is being held by the Mortgagee as additional security for the mortgage loan and is to be released in increments as certain tenants take occupancy, open for business, commence rent payments, and all landlord obligations are completed provided such conditions are satisfied within two years of the loan closing date.

Broadstone Plaza (Loan No. 15): $1,862,300 letter of credit ($1,693,000 earnout) held as additional security for the loan unless the borrower requests redetermination by January 1, 2009, and Mortgagee determines that certain requirements, including a 1.20x DSCR based on a 6.84% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the Mortgagee has the option to hold the letter of credit for the term or to apply the letter of credit to the outstanding principal loan balance, and principal and interest payments are recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $1,862,300 letter of credit, less $169,300 in fees, from the original balance of $24,225,000.

Yosemite Park (Loan No. 16): $330,000 letter of credit ($300,000 earnout) held as additional security for the loan unless the borrower requests redetermination by March 1, 2007, and Mortgagee determines that certain requirements, including a 1.20x DSCR based on a 6.74% minimum constant, have been satisfied. Borrower has the right to request two redeterminations. If the borrower does not qualify or only partially qualifies for the release, the Mortgagee is required to apply the letter of credit to the outstanding principal loan balance, and principal and interest payments are recalculated on the new loan balance. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $330,000 letter of credit, less $30,000 in fees, from the original balance of $22,000,000.

South Street Self Storage (Loan No. 67): $638,000 letter of credit ($580,000 earnout) held as additional security for the loan unless the borrower requests redetermination by September 30, 2007, and Mortgagee determines that certain requirements, including a 1.25x DSCR based on a 7.25% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the Mortgagee has the option to hold the letter of credit for the term or to apply the letter of credit to the outstanding principal loan balance, with yield maintenance being paid, and principal and interest payments are recalculated on the new loan balance. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $638,000 letter of credit, less $58,000 in fees, from the original balance of $6,750,000.

Devon SS - Cockeysville (Loan No. 78): $681,450 cash escrow, ($649,000 earnout) held as additional security for the loan unless the borrower requests redetermination by October 1, 2007, and Mortgagee determines that certain requirements, including a 1.25x DSCR based on a 7.25% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the Mortgagee is required to apply the escrow to the outstanding principal loan balance, with yield maintenance being paid, and principal and interest payments are recalculated on the new loan balance. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $681,450 cash escrow, less $32,450 in fees, from the original balance of $5,700,000.

Hamilton Mill Plaza (Loan No. 112): $760,000 letter of credit ($691,000 earnout) held as additional security for the loan unless the borrower requests redetermination by December 1, 2007, and Mortgagee determines that certain requirements, including a 1.40x DSCR based on a 7.00% minimum constant, have been satisfied. Borrower has the right to request two

A-1-3

redeterminations. If the borrower does not qualify or only partially qualifies for the release, the Mortgagee is required to apply the letter of credit to the outstanding principal loan balance, with yield maintenance being paid, and principal and interest payments are recalculated on the new loan balance. Any proceeds for which the borrower qualifies shall be released to the borrower, less any required fees. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $760,000 letter of credit, less $69,000 in fees, from the original balance of $3,900,000.

The Shoppes at Rockwood (Loan No. 56): $376,200 cash escrow ($342,000 earnout) held as additional security for the loan unless the borrower requests redetermination by December 1, 2007, and Mortgagee determines that certain requirements, including a 1.20x DSCR based on a 6.93% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the Mortgagee is required to apply the escrow to the outstanding principal loan balance, with yield maintenance being paid, and principal and interest payments are recalculated on the new loan balance. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $376,200 cash escrow, less $34,200 in fees, from the original balance of $2,784,000.

Ridge Park Center (Loan No. 57): $181,500 cash escrow ($165,000 earnout) held as additional security for the loan unless the borrower requests redetermination by December 1, 2007, and Mortgagee determines that certain requirements, including a 1.20x DSCR based on a 6.65% minimum constant, have been satisfied. If the borrower does not qualify or only partially qualifies for the release, the Mortgagee is required to apply the escrow to the outstanding principal loan balance, with yield maintenance being paid, and principal and interest payments are recalculated on the new loan balance. For purposes of calculating DSCR used in this prospectus supplement, the annual debt service is based on netting out the $181,500 cash escrow, less $16,500 in fees, from the original balance of $1,712,000.

Loan Nos. 15, 16, 56, 57, 67, 78 & 112 listed in Footnote 8 require that if these holdback escrows or LOC's are used to prepay the related Mortgage Loan, the Master Servicer will reduce the Monthly Debt Service payments to account for the new lower outstanding balance.

9.	With respect to three mortgage loans (identified as Empirian at Waterford Place (Loan No. 3), Carrington Place (Loan No. 4), Cordova Apartments (Loan No. 5), the debt service coverage ratio for these loans are shown throughout this prospectus supplement as 1.25x, in each case, reflecting the threshold at which a recourse guaranty provided by the related sponsor, in the amount of $2,935,000, $6,240,000 and $3,750,000, respectively, will be released. The actual DSCRs are as follows:

Loan	DSCR During Interest-Only Period	DSCR During Amortizing Period	Occupancy Criteria Prior to Release of Guaranty
Empirian at Waterford	1.47x	1.23x	90% occupancy
Carrington Place	1.31x	1.09x	90% occupancy
Cordova Apartments	1.38x	1.15x	90% occupancy

10.	For those mortgage loans indicating an Appraisal As-of Date beyond the Cut-off Date, the Appraisal Value and the corresponding Appraisal As-of Date are based on stabilization.

11.	The related appraiser performed appraisals on 393 of the 713 properties in the related Mortgage Loan portfolio for (Loan No. 2), from which the appraiser extrapolated a value based on a formula for the remainder of the properties.

12.	With respect to the three Mortgage Loans listed in this footnote, for purposes of calculating Cut-off Date LTV Ratio and LTV Ratio at Maturity/APD, the balance of the Mortgage Loan is reduced by the amount of the letter of credit and/or holdback for the following Mortgage Loans: Marriott Saratoga (Loan No. 18), 248-254 East Fordham Road (Loan No. 31), and Overbrook Plaza (Loan No. 42), each as described in footnote 8.

A-1-4

13.	Each of the Mortgaged Properties related to (Loan No. 2) has a value based on either the year opened or year built, depending on the related child development center.

14.	With respect to (Loan No. 17.1), the Property built in 1912 was renovated in 2004, the property built in 1921 is currently being renovated, and the property built in 2004 has not been renovated.

15.	With respect to (Loan No. 10), the renovations are in progress and are scheduled to be completed in 2008.

16.	Net Rentable Area Sq. Ft./Units/Beds/Pads/Keys includes square footage for ground lease tenants.

17.	With respect to (Loan No. 17), the properties have both retail and multifamily components. The Balance per Unit was calculated by allocating the loan balances based on Underwritten Net Cash Flow. The Balance per Units are as follows:
Loan No. 17 - Apartments - $148,947
Loan No. 17 - Retail - $275
Loan No. 17.1 - Apartments - $161,362
Loan No. 17.1 - Retail - $291
Loan No. 17.2 - Apartments - $140,929
Loan No. 17.2 - Retail - $248

18.	Shown for the respective mortgage loan origination date.

19.	With respect to the two Mortgage Loans (Loan Nos. 13 and 39), the related loan documents give the borrower, under certain circumstances, the option of choosing either yield maintenance or defeasance.

20.	For (Loan No. 2) the Rolling 12 month NOI and Second Most Recent NOI represent the EBITDAs of the underlying properties.

21.	The borrower for (Loan No. 2) receives an annual payment of $90,800,000 (via the "Master Lease").

22.	For purposes of the information presented, a Mortgaged Property is, in some cases, considered "occupied" by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy.

23.	For the Mortgaged Properties related to (Loan No. 2), occupancy is based on a trailing twelve month utilization rate.

24.	Loan No. 24 has the following Other Reserves: Lakeview Health System Tenant Escrow Fund ($86,940), Elite Imaging Tenant Escrow Fund ($55,200), Roof Repair Escrow Fund ($335,000), Insurance Claim Escrow Fund ($95,794)

25.	Loan No. 42 has the following Other Reserves: HIG Earnout Reserve ($300,000), Footlocker Earnout Reserve ($300,000), Popeye's Earnout Reserve ($150,000), Cash Today Earnout Reserve ($40,000)

26.	Loan No. 97 has the following Other Reserves: Stewart Title Lease Fund ($56,250), Austin Diagnostic Lease Fund ($58,800), Wells Fargo ATM Lease Fund ($8,400), Roof Replacement Fund ($128,000)

27.	With Respect to (Loan Nos. 1 and 2), the names entered are the actual Sponsors and are not Borrower Principals.

28.	Loan No. 67 has the following Sponsors: Gerald and Anita Lindsay, Marilyn Gerhard, James M. and Deborah Lindsay, Timothy and Pamela Kantrud, Bryan Gannon, John and Pamela Legge, Mark and Dianne Lindsay

29.	With respect to Loan No. 1 the applicable borrower has the right to defease the loan after the earlier of (a) three years after the first payment date of the such loan and (b) two years

A-1-5

from the date of the last securitization involving the pari passu loans. With respect to Loan No. 7 the applicable borrower has the right to defease the loan after the earlier of (a) two years from the date of the last securitization involving the pari passu loans and (b) three years after the closing date of the applicable loan. For purposes of the Prepayment Provisions (# of payments) characteristic, it was assumed this will be the last securitization for Loan No. 1 of the related mortgage loan.

A-1-6

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGE LOANS
AND MORTGAGED PROPERTIES

A-2-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2006-C1

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                        % OF                % OF APPLICABLE
                                                                    INITIAL POOL LOAN GROUP    LOAN GROUP
  ID   DETAILED PROPERTY NAME                                          BALANCE   ONE OR TWO      BALANCE
-----------------------------------------------------------------------------------------------------------

Rollup Beyman Multifamily Portfolio III                                5.04%         2          27.44%
   3   Empirian at Waterford Place                                     1.84%         2          10.04%
   4   Carrington Place                                                1.72%         2           9.37%
   5   Cordova Apartments                                              1.47%         2           8.03%
   9   Grand Marc at Riverside                                         2.56%         2          13.94%
  11   Pegasus - GMH                                                   1.82%         2           9.91%
  17   Messina & Palermo Apartments                                    1.21%         1           1.49%
 17.1  Messina Apartments and Two Retail Buildings                     0.68%         1           0.83%
 17.2  Palermo Apartments                                              0.54%         1           0.66%
  22   Mission Bellevue Ridge                                          0.91%         2           4.97%
  23   Walden Creek Apartments                                         0.88%         2           4.80%
  30   The Preserve at Woods Lake Apartments                           0.73%         2           3.97%
  32   University Commons-Norman                                       0.71%         2           3.88%
  35   Sedgewood                                                       0.66%         2           3.61%
  36   68-74 Thompson Street                                           0.62%         1           0.76%
  40   Oak Tree Village                                                0.59%         1           0.72%
  44   Victorian Village Townhomes                                     0.54%         2           2.91%
  47   Sunpointe Apartments                                            0.52%         2           2.81%
  48   Georgian Place                                                  0.51%         2           2.78%
  50   Regency Manor MHC                                               0.49%         1           0.60%
  54   Quarry Hill MHC                                                 0.47%         1           0.57%
  58   The Hamilton                                                    0.45%         2           2.45%
  60   Syracuse Portfolio                                              0.44%         2           2.41%
 60.1  Chestnut Crossing                                               0.34%         2           1.85%
 60.2  The James                                                       0.10%         2           0.56%
  62   Bali Hai - Lakeshore                                            0.44%         2           2.41%
  64   Rotter MHP Portfolio                                            0.43%         1           0.53%
 64.1  Little Flowers Estates                                          0.34%         1           0.42%
 64.2  Whispering Pines                                                0.09%         1           0.11%
  66   Knight Chase Apartments                                         0.41%         2           2.25%
  75   Pleasant Lake RV Resort Community                               0.36%         1           0.44%
  79   Fox Hills/Parkside/Driftwood Mobile Home Community Portfolio    0.35%         1           0.42%
 79.1  Driftwood Village Mobile Home Community                         0.12%         1           0.15%
 79.2  Parkside Mobile Home Community                                  0.12%         1           0.15%
 79.3  Fox Hills Mobile Home Community                                 0.11%         1           0.13%
  84   400 Broadway                                                    0.31%         2           1.69%
  87   Hidden Lake Apartments                                          0.30%         2           1.66%
  93   The Village Townhomes                                           0.29%         2           1.59%
  105  Brookstone Village Apartments                                   0.25%         2           1.37%
  111  Palm View Gardens RV Resort                                     0.24%         1           0.30%
  129  Prairie Grove and Willow Grove MHCs                             0.19%         2           1.01%
  130  Meadowlark Mobile Homes Estates                                 0.18%         2           0.99%
  132  Springfield Meadows                                             0.17%         1           0.21%
  143  Patio Gardens MHP                                               0.10%         2           0.57%
  144  Fairview MHC                                                    0.10%         2           0.57%

                   MORTGAGE    CUT-OFF          GENERAL
          # OF       LOAN       DATE           PROPERTY
  ID   PROPERTIES SELLER (3) BALANCE ($)         TYPE
-------------------------------------------------------------

Rollup     3         GACC     82,850,000 Multifamily
   3       1         GACC     30,320,000 Multifamily
   4       1         GACC     28,290,000 Multifamily
   5       1         GACC     24,240,000 Multifamily
   9       1         GECC     42,090,680 Multifamily
  11       1         GECC     29,914,000 Multifamily
  17       2         BofA     19,951,392 Multifamily
 17.1      1         BofA     11,117,685 Multifamily
 17.2      1         BofA      8,833,707 Multifamily
  22       1         GACC     15,000,000 Multifamily
  23       1         GECC     14,500,000 Multifamily
  30       1         GECC     12,000,000 Multifamily
  32       1         BofA     11,728,950 Multifamily
  35       1         GACC     10,900,000 Multifamily
  36       1         GACC     10,250,000 Multifamily
  40       1         BofA      9,680,000 Manufactured Housing
  44       1         BofA      8,800,000 Multifamily
  47       1         GECC      8,500,000 Multifamily
  48       1         GECC      8,380,294 Multifamily
  50       1         GECC      8,051,000 Manufactured Housing
  54       1         GECC      7,650,000 Manufactured Housing
  58       1         GACC      7,400,000 Multifamily
  60       2         GACC      7,280,000 Multifamily
 60.1      1         GACC      5,600,000 Multifamily
 60.2      1         GACC      1,680,000 Multifamily
  62       1         GECC      7,275,000 Manufactured Housing
  64       2         GACC      7,100,000 Manufactured Housing
 64.1      1         GACC      5,660,000 Manufactured Housing
 64.2      1         GACC      1,440,000 Manufactured Housing
  66       1         GECC      6,797,199 Multifamily
  75       1         GECC      5,900,000 Manufactured Housing
  79       3         GECC      5,686,995 Manufactured Housing
 79.1      1         GECC      1,965,505 Manufactured Housing
 79.2      1         GECC      1,955,528 Manufactured Housing
 79.3      1         GECC      1,765,962 Manufactured Housing
  84       1         GECC      5,117,000 Multifamily
  87       1         GECC      5,000,000 Multifamily
  93       1         GECC      4,810,000 Multifamily
  105      1         BofA      4,141,237 Multifamily
  111      1         GECC      3,989,747 Manufactured Housing
  129      1         GECC      3,050,000 Manufactured Housing
  130      1         GECC      2,992,881 Manufactured Housing
  132      1         GECC      2,800,000 Manufactured Housing
  143      1         GECC      1,720,429 Manufactured Housing
  144      1         GECC      1,715,431 Manufactured Housing

              DETAILED
  ID       PROPERTY TYPE    ADDRESS                                          CITY         COUNTY       STATE
-------------------------------------------------------------------------------------------------------------

Rollup Conventional         Various                                          Various      Various     Various
   3   Conventional         8037 Waterford Circle                            Memphis      Shelby         TN
   4   Conventional         1825 Carrington Oaks Drive                       Charlotte    Mecklenburg    NC
   5   Conventional         8546 Prestine Loop                               Cordova      Shelby         TN
   9   Student Housing      3549 Iowa Road                                   Riverside    Riverside      CA
  11   Student Housing      11841 Jefferson Commons Circle                   Orlando      Orange         FL
  17   Multifamily/Retail   Various                                          Pasadena     Los Angeles    CA
 17.1  Multifamily/Retail   65 W. Dayton Street, 60 and 70 West Green Street Pasadena     Los Angeles    CA
 17.2  Multifamily/Retail   22 West Green Street                             Pasadena     Los Angeles    CA
  22   Conventional         100 Belle Valley Drive                           Nasvhille    Davidson       TN
  23   Conventional         100 Walden Creek Way                             Greenville   Greenville     SC
  30   Conventional         412 Woods Lake Road                              Greenville   Greenville     SC
  32   Student Housing      1111 Oak Tree Avenue                             Norman       Cleveland      OK
  35   Conventional         3920 Knickerbocker Parkway                       Raleigh      Wake           NC
  36   Conventional         68-74 Thompson Street                            New York     New York       NY
  40   Manufactured Housing 254 Sandalwood Avenue                            Portage      Porter         IN
  44   Conventional         11969 Continental Drive                          St. Louis    St. Louis      MO
  47   Conventional         900 Southeast Park Crest Avenue                  Vancouver    Clark          WA
  48   Conventional         1700 Creek Valley                                Augusta      Richmond       GA
  50   Manufactured Housing 7085 Bloomfield Road                             Des Moines   Polk           IA
  54   Manufactured Housing 11789 Main Road                                  Akron        Erie           NY
  58   Conventional         2200 Panther Trail                               Austin       Travis         TX
  60   Conventional         Various                                          Syracuse     Onondaga       NY
 60.1  Conventional         923, 941-947 James Street                        Syracuse     Onondaga       NY
 60.2  Conventional         600 James Street                                 Syracuse     Onondaga       NY
  62   Manufactured Housing 5205 Kailua Lane                                 Orlando      Orange         FL
  64   Manufactured Housing Various                                          Vineland     Cumberland     NJ
 64.1  Manufactured Housing 1887 Delsea Drive                                Vineland     Cumberland     NJ
 64.2  Manufactured Housing 5296, 125, & 141 Delsea Drive                    Vineland     Cumberland     NJ
  66   Conventional         7195 Hannover Parkway North                      Stockbridge  Henry          GA
  75   RV Park              6633 53rd Avenue East (SR 70)                    Bradenton    Manatee        FL
  79   Manufactured Housing Various                                          Various      Various        OR
 79.1  Manufactured Housing 5405 NW Pacific Coast Highway                    Waldport     Lincoln        OR
 79.2  Manufactured Housing 3950 N. Coburg Road                              Eugene       Lane           OR
 79.3  Manufactured Housing 61030 Lodgepole Drive                            Bend         Deschutes      OR
  84   Conventional         400 Broadway                                     Paterson     Passaic        NJ
  87   Conventional         5419 110th Street Southwest                      Lakewood     Pierce         WA
  93   Student Housing      308-536 North Brentwood & 516-536 North Chicago  Lubbock      Lubbock        TX
  105  Student Housing      416-440 Racine Drive                             Wilmington   New Hanover    NC
  111  RV Park              3331 Gail Boulevard                              Zephyrhills  Pasco          FL
  129  Manufactured Housing 3319 Ridgewood Avenue and 3401 Ridge Avenue      Springfield  Sangamon       IL
  130  Manufactured Housing 12152 Trasak Avenue                              Garden Grove Orange         CA
  132  Manufactured Housing 4100 Troy Road                                   Springfield  Clark          OH
  143  Manufactured Housing 318 South Crimson Road                           Mesa         Maricopa       AZ
  144  Manufactured Housing 1120 Fairview Drive                              Springfield  Lane           OR

                         NET              UNITS           LOAN PER NET
                      RENTABLE             OF               RENTABLE
  ID   ZIP CODE UNITS/PADS/BEDS (16)     MEASURE    UNIT/PAD/BED ($) (5)(17)
----------------------------------------------------------------------------

Rollup  Various          850              Units            97,470.59
   3     38125           320              Units            94,750.00
   4     28217           274              Units           103,248.18
   5     38018           256              Units            94,687.50
   9     92507           760              Beds             55,382.47
  11     32826           930              Beds             32,165.59
  17     91105       91; 22,740      Units; Sq. Ft.     See Footnote 17
 17.1    91105       43; 14,384      Units; Sq. Ft.     See Footnote 17
 17.2    91105        48; 8,356      Units; Sq. Ft.     See Footnote 17
  22     37209           260              Units            57,692.31
  23     29615           240              Units            60,416.67
  30     29607           232              Units            51,724.14
  32     73072           780              Beds             15,037.12
  35     27612           228              Units            47,807.02
  36     10012           72               Units           142,361.11
  40     46368           361              Pads             26,814.40
  44     63138           210              Units            41,904.76
  47     98683           206              Units            41,262.14
  48     30909           324              Units            25,865.11
  50     50320           302              Pads             26,658.94
  54     14001           220              Pads             34,772.73
  58     78704           102              Units            72,549.02
  60     13203           197              Units            36,954.31
 60.1    13203           135              Units            41,481.48
 60.2    13203           62               Units            27,096.77
  62     32812           206              Pads             35,315.53
  64    Various          211              Pads             33,649.29
 64.1    08360           171              Pads             33,099.42
 64.2    08328           40               Pads             36,000.00
  66     30281           158              Units            43,020.25
  75     34203           340              Pads             17,352.94
  79    Various          206              Pads             27,606.77
 79.1    97394           63               Pads             31,198.50
 79.2    97408           81               Pads             24,142.32
 79.3    97702           62               Pads             28,483.25
  84     07501           50               Units           102,340.00
  87     98499           144              Units            34,722.22
  93     79416           78               Units            61,666.67
  105    28403           124              Units            33,397.07
  111    33541           507              Pads             7,869.32
  129    62702           175              Pads             17,428.57
  130    92843           83               Pads             36,058.81
  132    45502           124              Pads             22,580.65
  143    85208           90               Pads             19,115.88
  144    97477           65               Pads             26,391.24

                                                                                        STUDIO                  1 BEDROOM
                                                                               ----------------------- ---------------------------
                                                                                     AVG RENT
         OCCUPANCY    OCCUPANCY ELEVATOR(S)              UTILITIES               #      PER      MAX     #   AVG RENT PER    MAX
  ID     RATE (22)   AS-OF DATE   (YES/NO)            PAID BY TENANT           UNITS  MO. ($) RENT ($) UNITS    MO. ($)   RENT ($)
----------------------------------------------------------------------------------------------------------------------------------

Rollup     99.6%      1/18/2006     No         Electric, Gas, Water, Sewer                              273
   3       99.7%      1/18/2006     No         Electric, Gas, Water, Sewer                              119        743        785
   4       99.6%      1/18/2006     No         Electric, Gas, Water, Sewer                               74        739        969
   5       99.6%      1/18/2006     No         Electric, Gas, Water, Sewer                               80        735        800
   9       93.6%     10/13/2005     Yes                                                                   8      1,069      1,080
  11       98.7%     12/16/2005     No                                                                   30        829        845
  17   96.7%, 89.1%  12/13/2005     Yes               Electric, Gas               1     1,600    1,600   44      1,612      1,755
 17.1  95.3%, 100.0% 12/13/2005     Yes               Electric, Gas               1     1,600    1,600   18      1,755      1,755
 17.2  97.9%, 70.3%  12/13/2005     Yes               Electric, Gas                                      26      1,512      1,512
  22       90.0%       1/1/2006     No                   Electric                                        60        684        684
  23       91.7%     11/28/2005     No                   Electric                                        98        743        747
  30       93.5%      9/14/2005     No                   Electric                                       100        593        780
  32       83.2%      1/17/2006     No            Electric, Water, Sewer
  35       97.8%      1/18/2006     No            Electric, Water, Sewer                                 72        691        800
  36      100.0%     12/30/2005     No                   Electric                26     1,351    2,312   35      1,155      2,700
  40       86.4%     10/31/2005
  44       94.8%       1/6/2006     No                Electric, Gas
  47       97.1%     11/21/2005     No         Electric, Gas, Water, Sewer                               60        550        570
  48       94.8%     11/10/2005     No                   Electric                                        80        444        479
  50       95.7%       9/1/2005     No                Electric, Gas
  54       98.2%      9/26/2005     No                Electric, Gas
  58       95.1%      12/1/2005     No             Electric, Gas, Water                                  50        808        808
  60       99.5%     11/14/2005     Yes                                         119       547      720   71        615        825
 60.1     100.0%     11/14/2005     No                     None                  89       582      720   46        681        825
 60.2      98.4%     11/14/2005     Yes                  Electric                30       442      545   25        494        580
  62       93.7%      11/9/2005     No         Electric, Gas, Water, Sewer
  64       99.2%        Various     No
 64.1      99.0%       1/1/2006     No                   Electric
 64.2     100.0%       8/1/2005     No                   Electric
  66       97.5%      5/18/2005     No                   Electric                                        20        554        600
  75       80.0%      9/23/2005     No                   Electric
  79       98.1%        Various     No                   Various
 79.1     100.0%     12/31/2005     No                   Electric
 79.2     100.0%     12/14/2005     No             Electric, Gas, Water
 79.3      93.5%      12/1/2005     No            Electric, Water, Sewer
  84       98.0%       5/1/2005     Yes                  Electric                10     1,183    1,183   34      1,279      1,279
  87       98.6%     10/25/2005     No                   Electric                                        96        554        565
  93      100.0%       8/1/2005     No            Electric, Water, Sewer
  105      99.2%      1/20/2006     No      Electric, Gas, Water, Sewer, Trash                           48        513        513
  111      71.2%       4/5/2005     No                   Electric
  129      77.7%     12/31/2005     No         Electric, Gas, Water, Sewer
  130     100.0%     10/11/2005     No         Electric, Gas, Water, Sewer
  132      96.0%      7/31/2005     No                Electric, Gas
  143      97.0%       6/4/2005     No                   Electric
  144      96.3%       8/8/2005     No                Electric, Gas

                2 BEDROOM                   3 BEDROOM                   4 BEDROOM
       --------------------------- --------------------------- ---------------------------
         #   AVG RENT PER    MAX     #   AVG RENT PER    MAX     #   AVG RENT PER    MAX
  ID   UNITS    MO. ($)   RENT ($) UNITS   MO. ($)    RENT ($) UNITS    MO. ($)   RENT ($)
------------------------------------------------------------------------------------------

Rollup  432                         145
   3    153      1,018      1,410    48      1,439      1,525
   4    163        940      1,195    37      1,296      1,339
   5    116        927      1,085    60      1,435      1,535
   9     64        867        880                               688       751        800
  11    180        599        599   144        548        548   576       498        498
  17     46      2,068      2,168
 17.1    24      2,168      2,168
 17.2    22      1,958      1,958
  22    160        791        799    40      1,000      1,014
  23    116        900        900    26      1,023      1,023
  30    112        687      1,115    20        743      1,175
  32    236        410        449                               544       316        316
  35     96        878        945    60      1,079      1,085
  36     10      1,601      2,400
  40
  44    186        707        707    24        834        834
  47    146        610        630
  48    196        536        619    48        654        741
  50
  54
  58     52        974        974
  60      7        634        690
 60.1
 60.2     7        634        690
  62
  64
 64.1
 64.2
  66     68        653        700    70        754        825
  75
  79
 79.1
 79.2
 79.3
  84      5      1,458      1,458     1        800        800
  87     42        724        724     6        928        960
  93                                 78      1,050      1,050
  105    38        608        646    38        757        769
  111
  129
  130
  132
  143
  144

ANNEX A-3

CERTAIN ADDITIONAL MORTGAGE LOAN INFORMATION
Type of Mortgaged Properties(1)—All Mortgage Loans

See ‘‘Risk Factors’’ in this prospectus supplement for information concerning material concentrations pertaining to characteristics of the mortgage loans and mortgaged properties.

							Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	% of Initial Group 1 Balance	% of Initial Group 2 Balance	Number of Units or NRA(3)	Cut-off Date Balance per # of Units or NRA(3)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy(4)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
Office	13	$399,773,556	24.32%	29.79%	0.00%	4,487,884	$198	4.957%	109	97.7%	2.16x	54.51%	52.67%
Multifamily	40	383,022,236	23.30	6.04	100.00	8,926	$66,336	5.544%	111	95.5%	1.41x	71.50%	66.48%
Multifamily	24	315,410,752	19.19	2.25	94.45	6,036	$74,749	5.555%	112	96.3%	1.42x	71.33%	66.94%
Manufactured Housing	16	67,611,484	4.11	3.79	5.55	2,890	$27,087	5.495%	110	91.6%	1.33x	72.29%	64.35%
Retail(2)	39	290,674,876	17.68	21.66	0.00	2,334,156	$179	5.563%	118	96.5%	1.35x	70.84%	62.97%
Self Storage	47	222,902,436	13.56	16.61	0.00	3,330,876	$91	5.546%	116	87.2%	1.48x	66.56%	57.87%
Other	713	149,625,000	9.10	11.15	0.00	5,119,320	$88	5.236%	117	58.6%	3.21x	40.76%	35.14%
Hotel	11	142,927,121	8.69	10.65	0.00	1,365	$156,465	5.593%	114	71.5%	1.99x	61.68%	52.86%
Industrial	4	47,588,133	2.90	3.55	0.00	1,133,148	$53	5.423%	116	98.7%	1.29x	76.35%	70.14%
Mixed Use	1	7,290,385	0.44	0.54	0.00	108,862	$67	6.088%	59	94.6%	1.37x	63.39%	59.44%
Total/Weighted Average	868	$1,643,803,744	100.00%	100.00%	100.00%			5.380%	113		1.80x	63.04%	57.37%

A-3-1

Type of Mortgaged Properties(1)—Loan Group 1

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Number of Units or NRA(3)	Cut-off Date Balance per # of Units or NRA(3)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy(4)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
Office	13	$399,773,556	29.79%	4,487,884	$198	4.957%	109	97.7%	2.16x	54.51%	52.67%
Retail(2)	39	290,674,876	21.66	2,334,156	$179	5.563%	118	96.5%	1.35x	70.84%	62.97%
Self Storage	47	222,902,436	16.61	3,330,876	$91	5.546%	116	87.2%	1.48x	66.56%	57.87%
Other	713	149,625,000	11.15	5,119,320	$88	5.236%	117	58.6%	3.21x	40.76%	35.14%
Hotel	11	142,927,121	10.65	1,365	$156,465	5.593%	114	71.5%	1.98x	61.68%	52.86%
Multifamily	14	81,059,134	6.04	2,434	$89,991	5.468%	114	93.7%	1.29x	69.61%	61.18%
Multifamily	3	30,201,392	2.25	163	$197,322	5.374%	118	97.7%	1.31x	59.87%	51.89%
Manufactured Housing	11	50,857,743	3.79	2,271	$26,254	5.524%	111	91.3%	1.28x	75.39%	66.70%
Industrial	4	47,588,133	3.55	1,133,148	$53	5.423%	116	98.7%	1.29x	76.35%	70.14%
Mixed Use	1	7,290,385	0.54	108,862	$67	6.088%	59	94.6%	1.37x	63.39%	59.44%
Total/Weighted Average	842	$1,341,840,642	100.00%			5.339%	114		1.88x	61.01%	55.00%

Type of Mortgaged Properties(1)—Loan Group 2

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Number of Units or NRA(3)	Cut-off Date Balance per # of Units or NRA(3)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy(4)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Multifamily	26	$301,963,102	100.00%	6,492	$59,986	5.565%	111	95.9%	1.44x	72.01%	67.91%
Multifamily	21	285,209,361	94.45	5,873	$61,770	5.574%	111	96.1%	1.44x	72.55%	68.54%
Manufactured Housing	5	16,753,741	5.55	619	$29,615	5.406%	105	92.5%	1.48x	62.89%	57.21%
Total/Weighted Average	26	$301,963,102	100.00%			5.565%	111		1.44x	72.01%	67.91%

A-3-2

Range of Mortgage Rates as of the Cut-off Date—All Mortgage Loans

				Weighted Averages
Range of Mortgage Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
4.495% - 4.999%	1	$190,000,000	11.56%	4.495%	115	2.73x	41.67%	41.67%
5.000% - 5.399%	35	503,075,179	30.60	5.230%	113	2.13x	59.01%	54.17%
5.400% - 5.799%	96	847,653,382	51.57	5.606%	114	1.44x	69.64%	62.38%
5.800% - 5.999%	12	92,221,486	5.61	5.864%	113	1.43x	67.60%	60.55%
6.000% - 6.110%	2	10,853,696	0.66	6.095%	79	1.33x	68.81%	62.27%
Total/Weighted Average	146	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

Range of Mortgage Rates as of the Cut-off Date—Loan Group 1

				Weighted Averages
Range of Mortgage Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
4.495% - 4.999%	1	$190,000,000	14.16%	4.495%	115	2.73x	41.67%	41.67%
5.000% - 5.399%	28	438,183,562	32.66	5.220%	117	2.19x	58.45%	53.13%
5.400% - 5.799%	79	617,861,898	46.05	5.597%	113	1.47x	67.89%	59.66%
5.800% - 5.999%	11	84,941,486	6.33	5.863%	113	1.43x	66.53%	59.59%
6.000% - 6.110%	2	10,853,696	0.81	6.095%	79	1.33x	68.81%	62.27%
Total/Weighted Average	121	$1,341,840,642	100.00%	5.339%	114	1.88x	61.01%	55.00%

Range of Mortgage Rates as of the Cut-off Date—Loan Group 2

				Weighted Averages
Range of Mortgage Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.220% - 5.399%	7	$64,891,618	21.49%	5.298%	89	1.74x	62.85%	61.21%
5.400% - 5.799%	17	229,791,484	76.10	5.630%	116	1.35x	74.35%	69.68%
5.800% - 5.880%	1	7,280,000	2.41	5.880%	119	1.36x	80.00%	71.74%
Total/Weighted Average	25	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

A-3-3

Mortgaged Properties By State and/or Location(1)—All Mortgage Loans

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
California(A)	93	$266,188,876	16.19%	5.536%	117	1.66x	62.19%	55.53%
Southern	55	151,100,598	9.19	5.460%	115	1.81x	58.71%	52.71%
Northern	38	115,088,277	7.00	5.637%	119	1.46x	66.75%	59.23%
New York	11	255,706,967	15.56	4.803%	116	2.37x	48.55%	46.32%
Florida	68	152,094,236	9.25	5.400%	105	1.59x	66.46%	59.22%
Georgia	27	109,516,154	6.66	5.536%	116	1.43x	70.88%	61.92%
Colorado	27	100,014,659	6.08	5.415%	84	1.85x	59.57%	55.44%
Virginia	58	99,751,124	6.07	5.256%	118	2.41x	60.64%	59.29%
Texas	68	84,342,544	5.13	5.595%	111	1.68x	66.85%	62.25%
New Jersey	28	79,925,878	4.86	5.241%	117	1.41x	71.88%	65.72%
Tennessee	20	75,433,526	4.59	5.743%	120	1.29x	78.58%	73.20%
North Carolina	25	62,726,369	3.82	5.649%	119	1.46x	71.65%	65.26%
South Carolina	6	61,250,000	3.73	5.566%	113	1.35x	74.69%	66.25%
Maryland	23	35,519,611	2.16	5.536%	117	1.50x	68.21%	56.41%
Washington	39	28,998,540	1.76	5.467%	118	1.93x	57.20%	50.84%
Illinois	70	26,275,328	1.60	5.385%	117	2.45x	52.18%	44.88%
Ohio	40	22,952,920	1.40	5.507%	119	1.96x	65.37%	58.02%
Pennsylvania	35	20,695,155	1.26	5.506%	118	1.87x	63.57%	54.57%
Hawaii	2	17,473,400	1.06	5.701%	119	1.28x	72.61%	67.01%
Kentucky	5	14,872,857	0.90	5.537%	118	1.48x	66.26%	56.06%
Oregon	15	14,433,547	0.88	5.546%	86	1.64x	65.69%	59.98%
Oklahoma	11	14,130,374	0.86	5.341%	119	1.92x	59.27%	58.31%
New Mexico	4	12,917,247	0.79	5.700%	120	1.33x	77.09%	71.70%
Nevada	6	12,599,650	0.77	5.686%	119	1.79x	51.68%	45.05%
Indiana	11	12,256,040	0.75	5.300%	117	1.67x	71.75%	63.69%
Missouri	14	11,021,108	0.67	5.520%	119	1.68x	67.51%	62.24%
Iowa	5	8,782,242	0.53	5.625%	118	1.39x	73.69%	66.01%
Arkansas	3	7,589,000	0.46	5.680%	118	1.25x	77.34%	68.04%
Arizona	19	6,245,210	0.38	5.317%	117	2.80x	43.98%	37.59%
Michigan	18	5,834,158	0.35	5.326%	116	2.41x	54.07%	51.54%
Minnesota	25	5,783,007	0.35	5.236%	117	3.21x	40.76%	35.14%
Massachusetts	22	4,903,105	0.30	5.236%	117	3.21x	40.76%	35.14%
Wisconsin	24	4,547,461	0.28	5.236%	117	3.21x	40.76%	35.14%
Connecticut	9	1,737,840	0.11	5.236%	117	3.21x	40.76%	35.14%
Kansas	8	1,426,523	0.09	5.236%	117	3.21x	40.76%	35.14%
Delaware	5	1,367,124	0.08	5.236%	117	3.21x	40.76%	35.14%
Alabama	7	1,258,259	0.08	5.236%	117	3.21x	40.76%	35.14%
Utah	5	1,058,996	0.06	5.236%	117	3.21x	40.76%	35.14%
New Hampshire	3	1,003,218	0.06	5.236%	117	3.21x	40.76%	35.14%
Louisiana	5	673,736	0.04	5.236%	117	3.21x	40.76%	35.14%
Nebraska	2	345,799	0.02	5.236%	117	3.21x	40.76%	35.14%
Mississippi	2	151,956	0.01	5.236%	117	3.21x	40.76%	35.14%
Total/Weighted Average	868	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

(A)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

A-3-4

Mortgaged Properties by State and/or Location(1)—Loan Group 1

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
New York	9	$248,426,967	18.51%	4.771%	116	2.40 x	47.63%	45.58%
California(A)	91	221,105,315	16.48	5.545%	117	1.65 x	61.17%	53.21%
Northern	38	115,088,277	8.58	5.637%	119	1.46 x	66.75%	59.23%
Southern	53	106,017,037	7.90	5.444%	115	1.86 x	55.12%	46.66%
Florida	66	114,905,236	8.56	5.450%	117	1.52 x	67.72%	58.46%
Colorado	27	100,014,659	7.45	5.415%	84	1.85 x	59.57%	55.44%
Virginia	58	99,751,124	7.43	5.256%	118	2.41 x	60.64%	59.29%
Georgia	25	94,338,660	7.03	5.536%	116	1.45 x	70.62%	62.11%
New Jersey	27	74,808,878	5.58	5.231%	117	1.42 x	71.94%	66.17%
Texas	66	72,132,544	5.38	5.591%	116	1.71 x	66.00%	60.93%
Maryland	23	35,519,611	2.65	5.536%	117	1.50 x	68.21%	56.41%
South Carolina	4	34,750,000	2.59	5.614%	109	1.43 x	73.76%	63.00%
Illinois	69	23,225,328	1.73	5.372%	117	2.61 x	49.09%	41.89%
Ohio	40	22,952,920	1.71	5.507%	119	1.96 x	65.37%	58.02%
Pennsylvania	35	20,695,155	1.54	5.506%	118	1.87 x	63.57%	54.57%
North Carolina	22	19,395,132	1.45	5.585%	118	1.78 x	63.56%	53.38%
Hawaii	2	17,473,400	1.30	5.701%	119	1.28 x	72.61%	67.01%
Washington	37	15,498,540	1.16	5.412%	117	2.29 x	53.81%	45.64%
Kentucky	5	14,872,857	1.11	5.537%	118	1.48 x	66.26%	56.06%
New Mexico	4	12,917,247	0.96	5.700%	120	1.33 x	77.09%	71.70%
Oregon	14	12,718,117	0.95	5.576%	91	1.68 x	65.81%	59.94%
Nevada	6	12,599,650	0.94	5.686%	119	1.79 x	51.68%	45.05%
Indiana	11	12,256,040	0.91	5.300%	117	1.67 x	71.75%	63.69%
Iowa	5	8,782,242	0.65	5.625%	118	1.39 x	73.69%	66.01%
Arkansas	3	7,589,000	0.57	5.680%	118	1.25 x	77.34%	68.04%
Tennessee	17	5,873,526	0.44	5.552%	118	1.86 x	65.39%	60.01%
Michigan	18	5,834,158	0.43	5.326%	116	2.41 x	54.07%	51.54%
Minnesota	25	5,783,007	0.43	5.236%	117	3.21 x	40.76%	35.14%
Massachusetts	22	4,903,105	0.37	5.236%	117	3.21 x	40.76%	35.14%
Wisconsin	24	4,547,461	0.34	5.236%	117	3.21 x	40.76%	35.14%
Arizona	18	4,524,781	0.34	5.236%	117	3.21 x	40.76%	35.14%
Oklahoma	10	2,401,424	0.18	5.236%	117	3.21 x	40.76%	35.14%
Missouri	13	2,221,108	0.17	5.236%	117	3.21 x	40.76%	35.14%
Connecticut	9	1,737,840	0.13	5.236%	117	3.21 x	40.76%	35.14%
Kansas	8	1,426,523	0.11	5.236%	117	3.21 x	40.76%	35.14%
Delaware	5	1,367,124	0.10	5.236%	117	3.21 x	40.76%	35.14%
Alabama	7	1,258,259	0.09	5.236%	117	3.21 x	40.76%	35.14%
Utah	5	1,058,996	0.08	5.236%	117	3.21 x	40.76%	35.14%
New Hampshire	3	1,003,218	0.07	5.236%	117	3.21 x	40.76%	35.14%
Louisiana	5	673,736	0.05	5.236%	117	3.21 x	40.76%	35.14%
Nebraska	2	345,799	0.03	5.236%	117	3.21 x	40.76%	35.14%
Mississippi	2	151,956	0.01	5.236%	117	3.21 x	40.76%	35.14%
Total/Weighted Average	842	$1,341,840,642	100.00%	5.339%	114	1.88 x	61.01%	55.00%

(A)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

A-3-5

Mortgaged Properties by State and/or Location(1)—Loan Group 2

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Tennessee	3	$69,560,000	23.04%	5.759%	120	1.24x	79.69%	74.32%
California(A)	2	45,083,561	14.93	5.495%	116	1.70x	67.16%	66.91%
Southern	2	45,083,561	14.93	5.495%	116	1.70x	67.16%	66.91%
North Carolina	3	43,331,237	14.35	5.678%	120	1.31x	75.26%	70.58%
Florida	2	37,189,000	12.32	5.245%	70	1.80x	62.57%	61.56%
South Carolina	2	26,500,000	8.78	5.503%	118	1.25x	75.91%	70.52%
Georgia	2	15,177,494	5.03	5.531%	118	1.34x	72.51%	60.75%
Washington	2	13,500,000	4.47	5.530%	119	1.51x	61.10%	56.80%
Texas	2	12,210,000	4.04	5.618%	81	1.46x	71.89%	70.09%
Oklahoma	1	11,728,950	3.88	5.363%	120	1,66x	63.06%	63.06%
Missouri	1	8,800,000	2.91	5.592%	119	1.30x	74.26%	69.08%
New York	2	7,280,000	2.41	5.880%	119	1.36x	80.00%	71.74%
New Jersey	1	5,117,000	1.69	5.390%	120	1.25x	71.07%	59.18%
Illinois	1	3,050,000	1.01	5.490%	116	1.24x	75.68%	67.68%
Arizona	1	1,720,429	0.57	5.530%	116	1.71x	52.45%	44.04%
Oregon	1	1,715,431	0.57	5.330%	55	1.30x	64.73%	60.33%
Total/Weighted Average	26	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

(A)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.

A-3-6

Range of Remaining Terms to Maturity Date or Anticipated Prepayment Date in Months—
All Mortgage Loans

				Weighted Averages
Range of Remaining Terms (Mos.)	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
55 to 60	7	$102,006,811	6.21%	5.470%	57	2.01x	55.56%	53.95%
61 to 85	4	24,872,881	1.51	5.711%	83	1.50x	66.64%	60.88%
86 to 120	132	1,473,933,451	89.67	5,355%	118	1.80x	63.49%	57.59%
121 to 177	3	42,990,600	2.62	5.835%	125	1.49x	63.14%	55.89%
Total/Weighted Average	146	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

Range of Remaining Terms to Maturity Date or Anticipated Prepayment Date In Months—
Loan Group 1

				Weighted Averages
Range of Remaining Terms (Mos.)	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
55 to 60	4	$62,977,381	4.69%	5.558%	56	2.14x	50.39%	47.91%
61 to 85	3	21,880,000	1.63	5.749%	83	1.38x	71.00%	64.95%
86 to 120	111	1,213,992,661	90.47	5.302%	117	1.89x	61.31%	55.16%
121 to 177	3	42,990,600	3.20	5.835%	125	1.49x	63.14%	55.89%
Total/Weighted Average	121	$1,341,840,642	100.00%	5.339%	114	1.88x	61.01%	55.00%

Range of Remaining Terms to Maturity Date or Anticipated Prepayment Date In Months—
Loan Group 2

				Weighted Averages
Range of Remaining Terms (Mos.)	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
55 to 60	3	$39,029,431	12.93%	5.327%	58	1.79x	63.90%	63.71%
61 to 85	1	2,992,881	0.99	5.430%	82	2.34x	34.80%	31.16%
86 to 120	21	259,940,790	86.08	5.602%	119	1.37x	73.66%	68.96%
Total/Weighted Average	25	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

A-3-7

Years of Maturity—All Mortgage Loans

				Weighted Averages
Years of Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio(5)	LTV Ratio at Maturity
2010	2	$46,715,431	2.84%	5.417%	55	2.30x	48.01%	45.93%
2011	5	55,291,381	3.36	5.514%	58	1.76x	61.94%	60.73%
2013	4	24,872,881	1.51	5.711%	83	1.50x	66.64%	60.88%
2014	1	9,750,000	0.59	5.260%	96	1.80x	60.94%	60.94%
2015	41	595,170,584	36.21	5.038%	116	2.28x	53.98%	48.96%
2016	92	909,012,867	55.30	5.585%	119	1.47x	69.77%	63.19%
2020	1	2,990,600	0.18	5.769%	177	1.82x	49.84%	36.07%
Total/Weighted Average	146	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

Years of Maturity—Loan Group 1

				Weighted Averages
Years of Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
2010	1	$45,000,000	3.35%	5.420%	55	2.33x	47.37%	45.38%
2011	3	17,977,381	1.34	5.903%	59	1.66x	57.96%	54.21%
2013	3	21,880,000	1.63	5.749%	83	1.38x	71.00%	64.95%
2014	1	9,750,000	0.73	5.260%	96	1.80x	60.94%	60.94%
2015	37	573,590,155	42.75	5.022%	116	2.31x	53.27%	48.29%
2016	75	670,652,506	49.98	5.575%	119	1.51x	68.36%	61.07%
2020	1	2,990,600	0.22	5.769%	177	1.82x	49.84%	36.07%
Total/Weighted Average	121	$1,341,840,642	100.00%	5.339%	114	1.88x	61.01%	55.00%

Years of Maturity—Loan Group 2

				Weighted Averages
Years of Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
2010	1	$1,715,431	0.57%	5.330%	55	1.30x	64.73%	60.33%
2011	2	37,314,000	12.36	5.327%	58	1.81x	63.86%	63.86%
2013	1	2,992,881	0.99	5.430%	82	2.34x	34.80%	31.16%
2015	4	21,580,429	7.15	5.462%	117	1.39x	72.74%	66.80%
2016	17	238,360,361	78.94	5.615%	119	1.37x	73.74%	69.16%
Total/Weighted Average	25	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

A-3-8

Range of Debt Service Coverage Ratios as of the Cut-off Date—All Mortgage Loans(7)

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
1.19x to 1.19x	1	$12,000,000	0.73%	5.680%	120	1.19x	58.82%	50.83%
1.20x to 1.24x	30	269,489,200	16.39	5.634%	116	1.22x	73.71%	66.76%
1.25x to 1.29x	29	318,940,789	19.40	5.497%	117	1.26x	75.27%	68.55%
1.30x to 1.39x	25	179,878,329	10.94	5.563%	115	1.34x	70.78%	61.86%
1.40x to 1.44x	5	38,350,716	2.33	5.626%	116	1.42x	69.66%	58.64%
1.45x to 1.49x	11	107,295,450	6.53	5.682%	119	1.47x	67.39%	58.56%
1.50x to 1.54x	5	30,632,402	1.86	5.547%	108	1.52x	69.38%	58.33%
1.55x to 1.59x	7	82,293,006	5.01	5.311%	118	1.56x	72.78%	67.42%
1.60x to 1.64x	1	6,021,359	0.37	5.440%	117	1.60x	69.21%	52.81%
1.65x to 1.69x	3	57,019,630	3.47	5.474%	118	1.65x	67.70%	67.27%
1.70x to 4.25x	29	541,882,863	32.97	5.031%	107	2.73x	44.32%	41.88%
Total/Weighted Average	146	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

Range of Debt Service Coverage Ratios as of the Cut-off Date—Loan Group 1(7)

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
1.19x to 1.19x	1	$12,000,000	0.89%	5.680%	120	1.19x	58.82%	50.83%
1.20x to 1.24x	24	214,467,001	15.98	5.664%	116	1.22x	73.68%	66.52%
1.25x to 1.29x	22	200,573,789	14.95	5.361%	117	1.27x	73.89%	66.37%
1.30x to 1.39x	22	162,082,898	12.08	5.550%	116	1.34x	70.24%	61.04%
1.40x to 1.44x	4	29,970,422	2.23	5.662%	115	1.42x	67.83%	57.20%
1.45x to 1.49x	11	107,295,450	8.00	5.682%	119	1.47x	67.39%	58.56%
1.50x to 1.54x	5	30,632,402	2.28	5.547%	108	1.52x	69.38%	58.33%
1.55x to 1.59x	7	82,293,006	6.13	5.311%	118	1.56x	72.78%	67.42%
1.60x to 1.64x	1	6,021,359	0.45	5.440%	117	1.60x	69.21%	52.81%
1.65x to 1.69x	1	3,200,000	0.24	5.540%	118	1.68x	61.54%	53.96%
1.70x to 4.25x	23	493,304,316	36.76	5.005%	110	2.81x	42.91%	40.33%
Total/Weighted Average	121	$1,341,840,642	100.00%	5.339%	114	1.88x	61.01%	55.00%

Range of Debt Service Coverage Ratios as of the Cut-off Date—Loan Group 2

				Weighted Averages
Range of Debt Service Coverage Ratio	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.20x to 1.24x	6	$55,022,199	18.22%	5.519%	118	1.22x	73.85%	67.71%
1.25x to 1.29x	7	118,367,000	39.20	5.729%	116	1.25x	77.62%	72.24%
1.30x to 1.39x	3	17,795,431	5.89	5.685%	113	1.32x	75.69%	69.32%
1.40x to 1.44x	1	8,380,294	2.78	5.500%	118	1.41x	76.18%	63.78%
1.65x to 1.69x	2	53,819,630	17.82	5.470%	118	1.65x	68.06%	68.06%
1.70x to 2.34x	6	48,578,547	16.09	5.290%	79	1.95x	58.57%	57.60%
Total/Weighted Average	25	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

A-3-9

Range of LTV Ratios as of the Cut-Off Date—All Mortgage Loans(8)

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
21.20% to 44.99%	9	$387,458,669	23.57%	4.893%	115	3.01x	40.31%	37.89%
45.00% to 49.99%	4	59,324,264	3.61	5.446%	73	2.23x	47.76%	44.34%
50.00% to 54.99%	10	43,824,828	2.67	5.533%	118	1.80x	52.90%	48.33%
55.00% to 59.99%	9	54,793,803	3.33	5.523%	118	1.38x	57.69%	48.59%
60.00% to 64.99%	17	123,332,730	7.50	5.413%	98	1.61x	62.14%	57.64%
65.00% to 69.99%	19	213,416,575	12.98	5.590%	118	1.46x	67.54	60.94%
70.00% to 74.99%	40	364,847,116	22.20	5.498%	115	1.30x	72.48%	64.03%
75.00% to 79.99%	35	371,765,758	22.62	5.586%	118	1.30x	78.43%	72.43%
80.00%	3	25,040,000	1.52	5.456%	118	1.31x	80.00%	72.31%
Total/Weighted Average	146	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

Range of LTV Ratios as of the Cut-Off Date—Loan Group 1(8)

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
21.20% to 44.99%	8	$384,465,788	28.65%	4.889%	115	3.02x	40.35%	37.95%
45.00% to 49.99%	4	59,324,264	4.42	5.446%	73	2.23x	47.76%	44.34%
50.00% to 54.99%	8	37,104,398	2.77	5.556%	118	1.78x	53.03%	48.02%
55.00% to 59.99%	9	54,793,803	4.08	5.523%	118	1.38x	57.69%	48.59%
60.00% to 64.99%	13	75,164,349	5.60	5.500%	110	1.47x	62.53%	55.52%
65.00% to 69.99%	14	140,987,459	10.51	5.630%	118	1.44x	67.12%	58.43%
70.00% to 74.99%	36	329,155,116	24.53	5.499%	115	1.31x	72.44%	63.74%
75.00% to 79.99%	27	243,085,464	18.12	5.517%	119	1.33x	78.03%	71.81%
80.00%	2	17,760,000	1.32	5.282%	117	1.29x	80.00%	72.54%
Total/Weighted Average	121	$1,341,840,642	100.00%	5.339%	114	1.88x	61.01%	55.00%

Range of LTV Ratios as of the Cut-Off Date—Loan Group 2

				Weighted Averages
Range of LTV Ratios as of the Cut-off Date	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
34.80% to 44.99%	1	$2,992,881	0.99%	5.430%	82	2.34x	34.80%	31.16%
50.00% to 54.99%	2	6,720,429	2.23	5.404%	117	1.87x	52.18%	50.02%
60.00% to 64.99%	4	48,168,381	15.95	5.277%	79	1.83x	61.55%	60.93%
65.00% to 69.99%	5	72,429,116	23.99	5.513%	118	1.52x	68.36%	65.82%
70.00% to 74.99%	4	35,692,000	11.82	5.489%	119	1.26x	72.90%	66.74%
75.00% to 79.99%	8	128,680,294	42.61	5.717%	116	1.25x	79.19%	73.59%
80.00%	1	7,280,000	2.41	5.880%	119	1.36x	80.00%	71.74%
Total/Weighted Average	25	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

A-3-10

Range of LTV Ratios as of Maturity Dates or Anticipated Prepayment Dates—All Mortgage Loans

				Weighted Averages
Range of LTV Ratios at Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
16.15% to 44.99%	19	$425,638,411	25.89%	4.946%	116	2.90x	41.37%	38.27%
45.00% to 49.99%	11	96,523,948	5.87	5.454%	89	1.84x	53.28%	46.67%
50.00% to 54.99%	18	116,232,005	7.07	5.497%	118	1.53x	63.09%	53.41%
55.00% to 59.99%	13	136,620,337	8.31	5.677%	116	1.40x	66.64%	57.90%
60.00% to 64.99%	33	249,588,950	15.18	5.513%	108	1.45x	69.45%	61.91%
65.00% to 69.99%	33	310,455,093	18.89	5.486%	115	1.34x	73.13%	67.74%
70.00% to 74.99%	17	251,345,000	15.29	5.629%	119	1.26x	79.26%	73.37%
75.00% to 77.92%	2	57,400,000	3.49	5.289%	110	1.52x	77.87%	77.87%
Total/Weighted Average	146	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

Range of LTV Ratios as of Maturity Dates or Anticipated Prepayment Dates—Loan Group 1

				Weighted Averages
Range of LTV Ratios at Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
16.15% to 44.99%	17	$420,925,100	31.37%	4.940%	116	2.91x	41.37%	38.30%
45.00% to 49.99%	11	96,523,948	7.19	5.454%	89	1.84x	53.28%	46.67%
50.00% to 54.99%	17	111,232,005	8.29	5.504%	118	1.51x	63.58%	53.47%
55.00% to 59.99%	9	111,396,138	8.30	5.713%	115	1.41x	66.52%	57.73%
60.00% to 64.99%	28	186,950,275	13.93	5.573%	114	1.38x	71.20%	62.00%
65.00% to 69.99%	27	230,598,176	17.19	5.482%	115	1.28x	73.87%	67.40%
70.00% to 74.99%	11	134,215,000	10.00	5.527%	119	1.27x	78.92%	72.75%
75.00% to 77.92%	1	50,000,000	3.73	5.220%	118	1.56x	77.92%	77.92%
Total/Weighted Average	121	$1,341,840,642	100.00%	5.339%	114	1.88x	61.01%	55.00%

Range of LTV Ratios as of Maturity Dates or Anticipated Prepayment Dates—Loan Group 2

				Weighted Averages
Range of LTV Ratios at Maturity	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
31.16% to 44.99%	2	$4,713,310	1.56%	5.467%	94	2.11x	41.24%	35.86%
50.00% to 54.99%	1	5,000,000	1.66	5.360%	118	1.93x	52.08%	52.08%
55.00% to 59.99%	4	25,224,199	8.35	5.521%	119	1.35x	67.18%	58.64%
60.00% to 64.99%	5	62,638,675	20.74	5.333%	88	1.67x	64.23%	61.62%
65.00% to 69.99%	6	79,856,917	26.45	5.495%	118	1.50x	70.99%	68.70%
70.00% to 74.99%	6	117,130,000	38.79	5.746%	120	1.25x	79.66%	74.09%
75.00% to 77.49%	1	7,400,000	2.45	5.759%	58	1.27x	77.49%	77.49%
Total/Weighted Average	25	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

A-3-11

Range of Cut-off Date Balances—All Mortgage Loans

				Weighted Averages
Range of Cut-off Date Balances	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
$1,395,001 - $4,999,999	60	$205,148,070	12.48%	5.525%	117	1.59x	64.07%	55.37%
$5,000,000 - $9,999,999	48	333,035,927	20.26	5.592%	111	1.38x	70.59%	62.07%
$10,000,000 - $14,999,999	16	192,972,472	11.74	5.545%	119	1.37x	69.78%	63.34%
$15,000,000 - $19,999,999	6	105,322,596	6.41	5.537%	119	1.33x	68.37%	58.80%
$20,000,000 - $24,999,999	4	94,965,000	5.78	5.527%	118	1.25x	76.29%	70.91%
$25,000,000 - $29,999,999	4	115,324,000	7.02	5.474%	103	2.06x	64.20%	61.49%
$30,000,000 - $34,999,999	1	30,320,000	1.84	5.790%	120	1.25x	79.89%	74.55%
$30,000,000 - $39,999,999	1	35,000,000	2.13	5.860%	120	1.46x	65.18%	58.74%
$40,000,000 - $44,999,999	1	42,090,680	2.56	5.500%	118	1.65x	69.46%	69.46%
$45,000,000 - $54,999,999	3	149,999,999	9.13	5.262%	99	1.69x	66.72%	64.12%
$55,000,000 - $190,000,000	2	339,625,000	20.66	4.821%	116	2.94x	41.27%	38.79%
Total/Weighted Average	146	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

Range of Cut-off Date Balances—Loan Group 1

				Weighted Averages
Range of Cut-off Date Balances	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
$1,395,001 - $4,999,999	54	$186,718,092	13.92%	5.536%	118	1.58x	64.41%	55.28%
$5,000,000 - $9,999,999	39	268,486,434	20.01	5.596%	111	1.39x	70.36%	61.44%
$10,000,000 - $14,999,999	12	143,843,522	10.72	5.573%	119	1.39x	69.45%	62.17%
$15,000,000 - $19,999,999	5	90,322,596	6.73	5.519%	119	1.36x	66.61%	56.36%
$20,000,000 - $24,999,999	3	70,725,000	5.27	5.436%	117	1.25x	75.06%	69.67%
$25,000,000 - $29,999,999	2	57,120,000	4.26	5.448%	119	2.51x	58.37%	55.54%
$30,000,000 - $39,999,999	1	35,000,000	2.61	5.860%	121	1.46x	65.18%	58.74%
$40,000,000 - $54,999,999	3	149,999,999	11.18	5.262%	99	1.69x	66.72%	64.12%
$55,000,000 - $190,000,000	2	339,625,000	25.31	4.821%	116	2.94x	41.27%	38.79%
Total/Weighted Average	121	$1,341,840,642	100.00%	5.339%	114	1.88x	61.01%	55.00%

Range of Cut-off Date Balances—Loan Group 2

				Weighted Averages
Range of Cut-off Date Balances	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
$1,715,431-$4,999,999	6	$18,429,978	6.10%	5.421%	105	1.78x	60.62%	56.32%
$5,000,000-$9,999,999	9	64,549,494	21.38	5.573%	112	1.34x	71.51%	64.68%
$10,000,000-$14,999,999	4	49,128,950	16.27	5.465%	118	1.34x	70.74%	66.79%
$15,000,000-$19,999,999	1	15,00,000	4.97	5.648%	119	1.20x	78.95%	73.49%
$20,000,000-$24,999,999	1	24,240,000	8.03	5.790%	120	1.25x	79.89%	74.55%
$25,000,000-$29,999,999	2	58,204,000	19.28	5.500%	88	1.61x	69.92%	67.32%
$30,000,000-$39,999,999	1	30,320,000	10.04	5.790%	120	1.25x	79.89%	74.55%
$40,000,000-$42,090,680	1	42,090,680	13.94	5.500%	118	1.65x	69.46%	69.46%
Total/Weighted Average	25	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

A-3-12

Range of Current Occupancy Rates(1)(4)—All Mortgage Loans

				Weighted Averages
Range of Current Occupancy Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
58.6%(4)	713	$149,625,000	9.10%	5.236%	117	3.21x	40.76%	35.14%
58.8%-69.9%	6	72,954,121	4.44	5.768%	120	1.41x	65.81%	57.30%
70.0%-74.9%	3	17,989,747	1.09	5.746%	84	1.77x	58.85%	49.35%
75.0%-79.9%	11	64,294,610	3.91	5.578%	118	1.51x	67.57%	55.55%
80.0%-84.9%	15	97,452,452	5.93	5.407%	118	2.19x	58.55%	52.12%
85.0%-89.9%	13	64,345,394	3.91	5.513%	118	1.36x	73.13%	64.22%
90.0%-94.9%	39	404,139,723	24.59	5.451%	116	1.45x	70.71%	65.44%
95.0%-100.0%	68	773,002,697	47.03	5.295%	110	1.76x	62.52%	57.89%
Total/Weighted Average	868	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

Range of Current Occupancy Rates(1)(4)—Loan Group 1

				Weighted Averages
Range of Current Occupancy Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(9)
58.6%(4)	713	$149,625,000	11.15%	5.236%	117	3.21x	40.76%	35.14%
58.8%-69.9%	6	72,954,121	5.44	5.768%	120	1.41x	65.81%	57.30%
70.0%-74.9%	3	17,989,747	1.34	5.746%	84	1.77x	58.85%	49.35%
75.0%-79.9%	10	61,244,610	4.56	5.583%	118	1.52x	67.16%	54.94%
80.0%-84.9%	14	85,723,502	6.39	5.413%	117	2.27x	57.94%	50.62%
85.0%-89.9%	13	64,345,394	4.80	5.513%	118	1.36x	73.13%	64.22%
90.0%-94.9%	32	296,093,749	22.07	5.426%	116	1.46x	69.73%	63.94%
95.0%-100.0%	51	593,864,520	44.26	5.201%	111	1.86x	59.75%	55.07%
Total/Weighted Average	842	$1,341,840,643	100.00%	5.339%	114	1.88x	61.01%	55.00%

Range of Current Occupancy Rates(1)(4)—Loan Group 2

				Weighted Averages
Range of Current Occupancy Rates	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
77.7%-79.9%	1	$3,050,000	1.01%	5.490%	116	1.24x	75.68%	67.68%
80.0%-84.9%	1	11,728,950	3.88	5.363%	120	1.66x	63.06%	63.06%
90.0%-94.9%	7	108,045,974	35.78	5.519%	118	1.41x	73.38%	69.57%
95.0%-100.0%	17	179,138,178	59.32	5.607%	105	1.44x	71.71%	67.23%
Total/Weighted Average	26	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

A-3-13

Range of Years Built/Renovated(1)(5)—All Mortgage Loans

				Weighted Averages
Range of Years Built/Renovated	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
1904 to 1969	6	$42,875,959	2.61%	5.496%	113	1.22x	67.57%	61.03%
1970 to 1979	69	51,769,164	3.15	5.581%	119	1.60x	70.33%	62.51%
1980 to 1989	479	200,124,965	12.17	5.409%	114	2.24x	55.21%	49.10%
1990 to 1999	137	299,059,779	18.19	5.527%	108	1.60x	67.78%	61.19%
2000 to 2006	163	1,046,918,020	63.69	5.318%	114	1.80x	62.69%	57.52%
NAV	14	3,055,857	0.19	5.236%	117	3.21x	40.76%	35.14%
Total/Weighted Average	868	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

Range of Years Built/Renovated(1)(5)—Loan Group 1

				Weighted Averages
Range of Years Built/Renovated	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
1902 to 1969	4	$33,885,528	2.53%	5.536%	115	1.22x	66.96%	60.01%
1970 to 1979	68	50,048,735	3.73	5.583%	119	1.59x	70.95%	63.15%
1980 to 1989	476	177,707,965	13.24	5.390%	114	2.36x	53.27%	47.31%
1990 to 1999	128	209,865,297	15.64	5.579%	115	1.61x	67.66%	59.51%
2000 to 2005	152	867,277,260	64.63	5.248%	114	1.89x	60.26%	54.89%
NAV	14	3,055,857	0.23	5.236%	117	3.21x	40.76%	35.14%
Total/Weighted Average	842	$1,341,840,642	100.00%	5.339%	114	1.88x	61.01%	55.00%

Range of Years Built/Renovated(1)(5)—Loan Group 2

				Weighted Averages
Range of Years Built/Renovated	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1968 to 1969	2	$8,990,431	2.98%	5.346%	106	1.23x	69.90%	64.85%
1970 to 1979	1	1,720,429	0.57	5.530%	116	1.71x	52.45%	44.04%
1980 to 1989	3	22,417,000	7.42	5.560%	120	1.27x	70.55%	63.21%
1990 to 1999	9	89,194,481	29.54	5.405%	93	1.58x	68.07%	65.14%
2000 to 2006	11	179,640,761	59.49	5.656%	118	1.39x	74.44%	70.25%
Total/Weighted Average	26	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

A-3-14

Prepayment Protection as of the Cut-off Date—All Mortgage Loans(6)

				Weighted Averages
Prepayment Protection	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
Defeasance	137	$1,365,801,338	83.09%	5.391%	115	1.60x	66.36%	60.45%
Yield Maintenance	6	235,252,406	14.31	5.335%	104	2.71x	47.17%	41.94%
Yield Maintenance or Defeasance	2	37,750,000	2.30	5.290%	112	3.32x	42.85%	42.85%
Defeasance then Yield Maintenance	1	5,000,000	0.30	5.360%	118	1.93x	52.08%	52.08%
Total/Weighted Average	146	$1,643,803,744	100.00%	5.380%	113	1.80x	63.03%	57.37%

Prepayment Protection as of the Cut-off Date—Loan Group 1(6)

				Weighted Averages
Prepayment Protection	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 1 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR(7)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity(8)
Defeasance	114	$1,076,238,236	80.21%	5.344%	116	1.65x	64.79%	58.43%
Yield Maintenance	5	227,852,406	16.98	5.321%	105	2.76x	46.19%	40.79%
Yield Maintenance or Defeasance	2	37,750,000	2.81	5.290%	112	3.32x	42.85%	42.85%
Total/Weighted Average	121	$1,341,840,642	100.00%	5.339%	114	1.88x	61.01%	55.00%

Prepayment Protection as of the Cut-off Date—Loan Group 2(6)

				Weighted Averages
Prepayment Protection	Number of Loans	Aggregate Cut-off Date Balance	% of Initial Loan Group 2 Balance	Mortgage Rate	Stated Remaining Term (Mos.)	DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Defeasance	23	$289,563,102	95.89%	5.564%	112	1.43x	72.22%	67.94%
Yield Maintenance	1	7,400,000	2.45	5.759%	58	1.27x	77.49%	77.49%
Defeasance then Yield Maintenance	1	5,000,000	1.66	5.360%	118	1.93x	52.08%	52.08%
Total/Weighted Average	25	$301,963,102	100.00%	5.565%	111	1.44x	72.01%	67.91%

A-3-15

FOOTNOTES FOR ANNEX A-3

(1)	Because this table is presented at the mortgaged property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related loan documents) for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)	Thirty mortgaged properties, representing approximately 14.83% of the Initial Pool Balance and 18.17% of the Initial Group 1 Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be ‘‘anchored’’ or ‘‘shadow anchored.’’

(3)	‘‘NRA’’ means net rentable area and is applicable with respect to retail, office, industrial, self storage and mixed use properties.

(4)	Current Occupancy Rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the Occupancy As-of Dates set forth on Annex A-1 to this prospectus supplement. For purposes of the information presented, a Mortgaged Property is, in some cases, considered ‘‘occupied’’ by a tenant if such tenant has executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy. For the Mortgaged Properties related to Loan No. 2, occupancy is based on a trailing twelve month utilization rate.

(5)	Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(6)	With respect to two mortgage loan (identified as Loan No. 13 and 39 on Annex A-1 to this prospectus supplement), representing approximately 2.30% of the Initial Pool Balance (or approximately 2.81% of the Initial Loan Group 1 Balance), the related loan document gives the borrower under certain circumstances the option of choosing either yield maintenance or defeasance, however, it is assumed that such borrower will choose yield maintenance.

(7)	With respect to ten mortgage loans (identified as Loan Nos. 15, 16, 18, 31, 42, 56, 57, 67, 78, 112 on Annex A-1 to this prospectus supplement), representing approximately 6.48% of the Initial Pool Balance (or approximately 7.94% of the Initial Loan Group 1 Balance), the debt service coverage ratio was calculated after netting out a holdback.

(8)	With respect to the three Mortgage Loans listed in this footnote, for purposes of calculating Cut-off Date LTV Ratio and LTV Ratio at Maturity/APD, the balance of the Mortgage Loan is reduced by the amount of the letter of credit and/or holdback for the following Mortgage Loans: Marriott Saratoga (Loan No. 18), 248-254 East Fordham Road (Loan No. 31), and Overbrook Plaza (Loan No. 42).

A-3-16

ANNEX A-4

Class A-AB Planned Principal Balance

Distribution Date	Balance		Distribution Date	Balance
4/10/06	[	]	3/10/11	[	]
5/10/06	[	]	4/10/11	[	]
6/10/06	[	]	5/10/11	[	]
7/10/06	[	]	6/10/11	[	]
8/10/06	[	]	7/10/11	[	]
9/10/06	[	]	8/10/11	[	]
10/10/06	[	]	9/10/11	[	]
11/10/06	[	]	10/10/11	[	]
12/10/06	[	]	11/10/11	[	]
1/10/07	[	]	12/10/11	[	]
2/10/07	[	]	1/10/12	[	]
3/10/07	[	]	2/10/12	[	]
4/10/07	[	]	3/10/12	[	]
5/10/07	[	]	4/10/12	[	]
6/10/07	[	]	5/10/12	[	]
7/10/07	[	]	6/10/12	[	]
8/10/07	[	]	7/10/12	[	]
9/10/07	[	]	8/10/12	[	]
10/10/07	[	]	9/10/12	[	]
11/10/07	[	]	10/10/12	[	]
12/10/07	[	]	11/10/12	[	]
1/10/08	[	]	12/10/12	[	]
2/10/08	[	]	1/10/13	[	]
3/10/08	[	]	2/10/13	[	]
4/10/08	[	]	3/10/13	[	]
5/10/08	[	]	4/10/13	[	]
6/10/08	[	]	5/10/13	[	]
7/10/08	[	]	6/10/13	[	]
8/10/08	[	]	7/10/13	[	]
9/10/08	[	]	8/10/13	[	]
10/10/08	[	]	9/10/13	[	]
11/10/08	[	]	10/10/13	[	]
12/10/08	[	]	11/10/13	[	]
1/10/09	[	]	12/10/13	[	]
2/10/09	[	]	1/10/14	[	]
3/10/09	[	]	2/10/14	[	]
4/10/09	[	]	3/10/14	[	]
5/10/09	[	]	4/10/14	[	]
6/10/09	[	]	5/10/14	[	]
7/10/09	[	]	6/10/14	[	]
8/10/09	[	]	7/10/14	[	]
9/10/09	[	]	8/10/14	[	]
10/10/09	[	]	9/10/14	[	]
11/10/09	[	]	10/10/14	[	]
12/10/09	[	]	11/10/14	[	]
1/10/10	[	]	12/10/14	[	]
2/10/10	[	]	1/10/15	[	]
3/10/10	[	]	2/10/15	[	]
4/10/10	[	]	3/10/15	[	]
5/10/10	[	]	4/10/15	[	]
6/10/10	[	]	5/10/15	[	]
7/10/10	[	]	6/10/15	[	]
8/10/10	[	]	7/10/15	[	]
9/10/10	[	]	8/10/15	[	]
10/10/10	[	]	9/10/15	[	]
11/10/10	[	]	10/10/15	[	]
12/10/10	[	]	11/10/15	[	]
1/10/11	[	]	12/10/15	[	]
2/10/11	[	]

A-4-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-5

KINDERCARE PORTFOLIO MORTGAGE LOAN AMORTIZATION SCHEDULE

Period	Date	Ending Balance ($)	Principal ($)
0	12/1/2005	$150,000,000.00	$0.00
1	1/1/2006	$149,875,000.00	$125,000.00
2	2/1/2006	$149,750,000.00	$125,000.00
3	3/1/2006	149,625,000.00	125,000.00
4	4/1/2006	149,500,000.00	125,000.00
5	5/1/2006	149,375,000.00	125,000.00
6	6/1/2006	149,250,000.00	125,000.00
7	7/1/2006	149,125,000.00	125,000.00
8	8/1/2006	149,000,000.00	125,000.00
9	9/1/2006	148,875,000.00	125,000.00
10	10/1/2006	148,750,000.00	125,000.00
11	11/1/2006	148,625,000.00	125,000.00
12	12/1/2006	148,500,000.00	125,000.00
13	1/1/2007	148,375,000.00	125,000.00
14	2/1/2007	148,250,000.00	125,000.00
15	3/1/2007	148,125,000.00	125,000.00
16	4/1/2007	148,000,000.00	125,000.00
17	5/1/2007	147,875,000.00	125,000.00
18	6/1/2007	147,750,000.00	125,000.00
19	7/1/2007	147,625,000.00	125,000.00
20	8/1/2007	147,500,000.00	125,000.00
21	9/1/2007	147,375,000.00	125,000.00
22	10/1/2007	147,250,000.00	125,000.00
23	11/1/2007	147,125,000.00	125,000.00
24	12/1/2007	147,000,000.00	125,000.00
25	1/1/2008	146,875,000.00	125,000.00
26	2/1/2008	146,750,000.00	125,000.00
27	3/1/2008	146,625,000.00	125,000.00
28	4/1/2008	146,500,000.00	125,000.00
29	5/1/2008	146,375,000.00	125,000.00
30	6/1/2008	146,250,000.00	125,000.00
31	7/1/2008	146,125,000.00	125,000.00
32	8/1/2008	146,000,000.00	125,000.00
33	9/1/2008	145,875,000.00	125,000.00
34	10/1/2008	145,750,000.00	125,000.00
35	11/1/2008	145,625,000.00	125,000.00
36	12/1/2008	145,500,000.00	125,000.00
37	1/1/2009	145,375,000.00	125,000.00
38	2/1/2009	145,250,000.00	125,000.00
39	3/1/2009	145,125,000.00	125,000.00
40	4/1/2009	145,000,000.00	125,000.00
41	5/1/2009	144,875,000.00	125,000.00
42	6/1/2009	144,750,000.00	125,000.00
43	7/1/2009	144,625,000.00	125,000.00
44	8/1/2009	144,500,000.00	125,000.00
45	9/1/2009	144,375,000.00	125,000.00

A-5-1

Period	Date	Ending Balance ($)	Principal ($)
46	10/1/2009	144,250,000.00	125,000.00
47	11/1/2009	144,125,000.00	125,000.00
48	12/1/2009	144,000,000.00	125,000.00
49	1/1/2010	143,875,000.00	125,000.00
50	2/1/2010	143,750,000.00	125,000.00
51	3/1/2010	143,625,000.00	125,000.00
52	4/1/2010	143,500,000.00	125,000.00
53	5/1/2010	143,375,000.00	125,000.00
54	6/1/2010	143,250,000.00	125,000.00
55	7/1/2010	143,125,000.00	125,000.00
56	8/1/2010	143,000,000.00	125,000.00
57	9/1/2010	142,875,000.00	125,000.00
58	10/1/2010	142,750,000.00	125,000.00
59	11/1/2010	142,625,000.00	125,000.00
60	12/1/2010	142,500,000.00	125,000.00
61	1/1/2011	142,275,000.00	225,000.00
62	2/1/2011	142,050,000.00	225,000.00
63	3/1/2011	141,825,000.00	225,000.00
64	4/1/2011	141,600,000.00	225,000.00
65	5/1/2011	141,375,000.00	225,000.00
66	6/1/2011	141,150,000.00	225,000.00
67	7/1/2011	140,925,000.00	225,000.00
68	8/1/2011	140,700,000.00	225,000.00
69	9/1/2011	140,475,000.00	225,000.00
70	10/1/2011	140,250,000.00	225,000.00
71	11/1/2011	140,025,000.00	225,000.00
72	12/1/2011	139,800,000.00	225,000.00
73	1/1/2012	139,575,000.00	225,000.00
74	2/1/2012	139,350,000.00	225,000.00
75	3/1/2012	139,125,000.00	225,000.00
76	4/1/2012	138,900,000.00	225,000.00
77	5/1/2012	138,675,000.00	225,000.00
78	6/1/2012	138,450,000.00	225,000.00
79	7/1/2012	138,225,000.00	225,000.00
80	8/1/2012	138,000,000.00	225,000.00
81	9/1/2012	137,775,000.00	225,000.00
82	10/1/2012	137,550,000.00	225,000.00
83	11/1/2012	137,325,000.00	225,000.00
84	12/1/2012	137,100,000.00	225,000.00
85	1/1/2013	136,875,000.00	225,000.00
86	2/1/2013	136,650,000.00	225,000.00
87	3/1/2013	136,425,000.00	225,000.00
88	4/1/2013	136,200,000.00	225,000.00
89	5/1/2013	135,975,000.00	225,000.00
90	6/1/2013	135,750,000.00	225,000.00
91	7/1/2013	135,525,000.00	225,000.00
92	8/1/2013	135,300,000.00	225,000.00
93	9/1/2013	135,075,000.00	225,000.00
94	10/1/2013	134,850,000.00	225,000.00

A-5-2

Period	Date	Ending Balance ($)	Principal ($)
95	11/1/2013	134,625,000.00	225,000.00
96	12/1/2013	134,400,000.00	225,000.00
97	1/1/2014	134,175,000.00	225,000.00
98	2/1/2014	133,950,000.00	225,000.00
99	3/1/2014	133,725,000.00	225,000.00
100	4/1/2014	133,500,000.00	225,000.00
101	5/1/2014	133,275,000.00	225,000.00
102	6/1/2014	133,050,000.00	225,000.00
103	7/1/2014	132,825,000.00	225,000.00
104	8/1/2014	132,600,000.00	225,000.00
105	9/1/2014	132,375,000.00	225,000.00
106	10/1/2014	132,150,000.00	225,000.00
107	11/1/2014	131,925,000.00	225,000.00
108	12/1/2014	131,700,000.00	225,000.00
109	1/1/2015	131,475,000.00	225,000.00
110	2/1/2015	131,250,000.00	225,000.00
111	3/1/2015	131,025,000.00	225,000.00
112	4/1/2015	130,800,000.00	225,000.00
113	5/1/2015	130,575,000.00	225,000.00
114	6/1/2015	130,350,000.00	225,000.00
115	7/1/2015	130,125,000.00	225,000.00
116	8/1/2015	129,900,000.00	225,000.00
117	9/1/2015	129,675,000.00	225,000.00
118	10/1/2015	129,450,000.00	225,000.00
119	11/1/2015	129,225,000.00	225,000.00
120	12/1/2015	129,000,000.00	225,000.00

A-5-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-6

LEVEL 3 COMMUNICATIONS MORTGAGE LOAN AMORTIZATION SCHEDULE

Period	Date	Ending Balance ($)	Principal ($)
1	11/1/2005	45,000,000.00	—
2	12/1/2005	45,000,000.00	—
3	1/1/2006	45,000,000.00	—
4	2/1/2006	45,000,000.00	—
5	3/1/2006	45,000,000.00	—
6	4/1/2006	45,000,000.00	—
7	5/1/2006	45,000,000.00	—
8	6/1/2006	45,000,000.00	—
9	7/1/2006	45,000,000.00	—
10	8/1/2006	45,000,000.00	—
11	9/1/2006	45,000,000.00	—
12	10/1/2006	45,000,000.00	—
13	11/1/2006	44,970,657.92	29,342.08
14	12/1/2006	44,932,573.10	38,084.82
15	1/1/2007	44,902,832.72	29,740.38
16	2/1/2007	44,872,916.65	29,916.07
17	3/1/2007	44,817,171.51	55,745.14
18	4/1/2007	44,786,749.42	30,422.09
19	5/1/2007	44,747,613.26	39,136.16
20	6/1/2007	44,716,780.28	30,832.98
21	7/1/2007	44,677,244.12	39,536.15
22	8/1/2007	44,645,995.45	31,248.67
23	9/1/2007	44,614,562.19	31,433.26
24	10/1/2007	44,574,441.69	40,120.50
25	11/1/2007	44,542,585.75	31,855.95
26	12/1/2007	44,502,053.78	40,531.96
27	1/1/2008	44,469,770.22	32,283.56
28	2/1/2008	44,437,295.96	32,474.26
29	3/1/2008	44,387,694.32	49,601.64
30	4/1/2008	44,354,735.21	32,959.11
31	5/1/2008	44,313,129.37	41,605.84
32	6/1/2008	44,279,729.79	33,399.58
33	7/1/2008	44,237,695.17	42,034.62
34	8/1/2008	44,203,849.98	33,845.18
35	9/1/2008	44,169,804.87	34,045.11
36	10/1/2008	44,127,141.84	42,663.03
37	11/1/2008	44,092,643.59	34,498.25
38	12/1/2008	44,049,539.46	43,104.13
39	1/1/2009	44,014,582.80	34,956.66
40	2/1/2009	43,979,419.64	35,163.16
41	3/1/2009	43,918,907.20	60,512.44
42	4/1/2009	43,883,178.87	35,728.33
43	5/1/2009	43,838,877.29	44,301.57
44	6/1/2009	43,802,676.20	36,201.09
45	7/1/2009	43,757,914.42	44,761.78
46	8/1/2009	43,721,235.07	36,679.35

A-6-1

Period	Date	Ending Balance ($)	Principal ($)
47	9/1/2009	43,684,339.04	36,896.03
48	10/1/2009	43,638,900.76	45,438.27
49	11/1/2009	43,601,518.37	37,382.39
50	12/1/2009	43,555,606.64	45,911.73
51	1/1/2010	43,517,732.21	37,874.43
52	2/1/2010	43,479,634.04	38,098.16
53	3/1/2010	43,416,454.96	63,179.08
54	4/1/2010	43,377,758.53	38,696.43
55	5/1/2010	43,330,567.64	47,190.89
56	6/1/2010	43,291,363.85	39,203.79
57	7/1/2010	43,243,679.07	47,684.78
58	8/1/2010	43,203,962.01	39,717.06
59	9/1/2010	43,164,010.34	39,951.67
60	10/1/2010	43,115,597.52	48,412.82

A-6-2

ANNEX B

COLLATERAL TERM SHEET

B-1

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $190,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.73x
                                 277 PARK AVENUE       TMA LTV:     41.67%
--------------------------------------------------------------------------------

                               [PICTURES OMITTED]

                                       B-2

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $190,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.73x
                                 277 PARK AVENUE       TMA LTV:     41.67%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                          BofA

LOAN PURPOSE:                         Refinance

ORIGINAL PRINCIPAL
  BALANCE(1):                         $190,000,000

CUT-OFF PRINCIPAL BALANCE:            $190,000,000

% OF INITIAL UPB:                     11.56%

INTEREST RATE(2):                     4.495%

SHADOW RATING (S/F)                   AAA/AA

PAYMENT DATE:                         1st of each month

FIRST PAYMENT DATE:                   November 1, 2005

ANTICIPATED PREPAYMENT
  DATE:                               October 1, 2015

MATURITY DATE:                        October 1, 2035

AMORTIZATION:                         Interest Only, Hyper Am

CALL PROTECTION:                      Lockout for 24 months from securitization
                                      closing date, then defeasance is
                                      permitted. After September 1, 2015,
                                      prepayment can be made without premium.

SPONSOR:                              Estate of Stanley Stahl

BORROWER:                             277 Park Avenue, LLC

PARI PASSU DEBT:                      $310,000,000

MEZZANINE DEBT:                       $200,000,000

LOCKBOX:                              Hard

INITIAL RESERVES:                     None

MONTHLY RESERVES(3):                  Springing
--------------------------------------------------------------------------------

(1)   The total balance of the 277 Park Avenue Loan is $500,000,000 as of the
      Cut-off Date ("277 Park Avenue Whole Loan"), and consists of three pari passu notes, Note A-1 with a Cut-off Date balance of $260,000,000 (which is not included in the trust fund), Note A-2 with a Cut-off Date balance of $190,000,000 (which is included in the trust fund and which represents the 277 Park Avenue Loan), and Note A-3 with a Cut-off Date balance of
      $50,000,000 (which is not included in the trust fund). Unless otherwise specified, all DSCR, LTV and other calculations with respect to the 277
      Park Avenue Loan are based on the 277 Park Avenue Whole Loan. However,
      Note A-1 and Note A-3 are not part of this transaction and no certificate represents any interest in Note A-1 or Note A-3.

(2)   Interest rate rounded to three decimal places.

(3)   After the Anticipated Prepayment Date monthly reserves will be collected for 1/12th of the annual taxes due and insurance premiums.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PS:              $283

BALLOON BALANCE PSF:                  $283

LTV:                                  41.67%

BALLOON LTV:                          41.67%

DSCR:                                 2.73x
--------------------------------------------------------------------------------

(1)   Unless otherwise noted, all numbers under the heading "Financial
      Information" are based on the 277 Park Avenue Whole Loan balance as of the
      Cut-off Date.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Office

COLLATERAL:                           Fee Simple interest in a Class "A" office
                                      building

LOCATION:                             New York, NY

YEAR BUILT/RENOVATED:                 1964/2001

TOTAL AREA:                           1,767,528 square feet

PROPERTY MANAGEMENT:                  Stanley Stahl Management, Inc.; Colliers
                                      ABR, Inc.

OCCUPANCY (AS OF 09/01/2005):         100.0%

UNDERWRITTEN NET CASH FLOW:           $62,192,876

APPRAISED VALUE:                      $1,200,000,000

APPRAISAL DATE:                       July 1, 2005
--------------------------------------------------------------------------------

                                       B-3

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $190,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.73x
                                 277 PARK AVENUE       TMA LTV:     41.67%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                     MAJOR OFFICE TENANTS(1)
                                                                    LEASE               RATINGS
    TENANT              NRSF           % NRSF       RENT PSF      EXPIRATION            (S/F/M)
------------------------------------------------------------------------------------------------

JP Morgan Chase       1,361,629         77.0%        $50.28       03/31/2021           A+/A+/Aa3
Sumitomo                211,825         12.0%        $42.94       08/31/2010            A/A-/A1
ContiGroup               46,110          2.6%        $47.09       02/28/2015           Not Rated
------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF include base rent only and exclude common area maintenance and reimbursements.

----------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE(1)
                                                                                                          % OF
                       # OF                                                                               BASE
                      LEASES                     % OF      CUMULATIVE   CUMULATIVE %      BASE RENT       RENT
YEAR OF EXPIRATION   EXPIRING    EXPIRING SF   TOTAL SF     TOTAL SF    OF TOTAL SF        EXPIRING      ROLLING
----------------------------------------------------------------------------------------------------------------

       2006             2            28,258       1.6%        28,258         1.6%        $ 1,385,184       1.6%
       2007             2            10,500       0.6%        38,758         2.2%           $914,315       1.0%
       2009             2            24,218       1.4%        62,976         3.6%        $ 1,210,659       1.4%
       2010             6           236,413      13.4%       299,389        16.9%        $10,562,172      11.9%
       2011             3            16,513       0.9%       315,902        17.9%        $ 1,480,497       1.7%
       2012             2            19,400       1.1%       335,302        19.0%        $ 1,234,080       1.4%
       2013             1               940       0.1%       336,242        19.0%           $151,199       0.2%
       2014             3             3,280       0.2%       339,522        19.2%           $396,421       0.4%
       2015             2            46,110       2.6%       385,632        21.8%        $ 2,171,205       2.4%
       2016             1             8,022       0.5%       393,654        22.3%           $649,220       0.7%
       2021             2         1,361,629      77.0%     1,755,283        99.3%        $68,456,785      77.2%
        MTM             2            12,245       0.7%     1,767,528       100.0%            $86,700       0.1%
                     --------    -----------    -------                                  ---------------------
      TOTAL            28         1,767,528     100.0%                                   $88,698,437     100.0%
----------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                       B-4

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1
--------------------------------------------------------------------------------
                                                       TMA BALANCE: $190,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.73x
                                 277 PARK AVENUE       TMA LTV:     41.67%
--------------------------------------------------------------------------------

THE 277 PARK AVENUE LOAN

THE LOAN. The 277 Park Avenue Whole Loan has an original principal balance of
$500,000,000 and is a ten-year fixed rate loan secured by a first mortgage on an office building located in New York City. The 277 Park Avenue Whole Loan is represented by three pari passu promissory notes referred to as Note A-1, Note
A-2 (which is the only note included in the trust fund) and Note A-3. The 277
Park Avenue Mortgage Loan Cut-off Date principal balance of Note A-2 is
$190,000,000. The 277 Park Avenue Loan is interest only for the entire loan term until the anticipated prepayment date of October 1, 2015 and has an interest rate, rounded to three decimal places, of 4.495%.

THE BORROWER. The borrower is 277 Park Avenue, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the 277 Park Avenue Borrower's counsel has delivered a non-consolidation opinion. Equity ownership is held 100.0% by Park
Avenue Mezz I, LLC as the sole member. Through a series of intermediate ownership levels, equity ownership is eventually held by the estate of Stanley
Stahl.

THE PROPERTY. The property is a Class "A" office building built in 1964 and most recently renovated in 2001. The improvements consist of a 50-story office building situated on 1.86 acres containing 1,767,528 net rentable square feet, of which 1,708,433 square feet is office space and 59,095 is retail/storage space. The property is currently occupied by 11 office tenants ranging in size from 1,200 to 1,361,629 square feet and 15 retail tenants ranging in size from
101 to 18,000 square feet. Amenities at the property include 24 hour security and underground parking. The building is serviced by 35 passenger elevators and three freight elevators. The historical occupancy for the property for the last five years has ranged between 99.5% and 100.0%. The lender is not aware of any material plans for the renovation, improvement or development of the property.
The average effective annual rental per square foot for 2003, 2004 and 2005
(based on year to date annualized as of September 30, 2005) was $52.73, $56.62 and $59.32, respectively.

SIGNIFICANT TENANTS. As of September 1, 2005 the property was 100.0% occupied by
11 office tenants and 15 retail tenants. The following are the three largest tenants representing 91.6% of net rental area and 89.9% of net rental income:

JP MORGAN CHASE ("JPM") (rated "Aa3" by Moody's, "A+" by S&P and "A+" by Fitch)
occupies a total of 1,361,629 square feet (77.0% of square feet, 77.2% of rental income) under two leases that expire on March 31, 2021. The current blended rental rate per square foot of $50.28 increases annually. There are three five-year options to renew the leases with the rental rate per square foot determined at the then fair market. JPM has the right under its lease to transfer the lease, prior to the occurrence and continuance of an event of default, to a "Qualified Transferee". A "Qualified Transferee" means an assignee with a net worth of $3 billion (subject to certain adjustments based on the consumer price index) or higher and a long term debt rating of "A" or better from S&P. JPM is a global financial services company operating six lines of business: Investment Banking, Retail Financial Services, Card Services,
Commercial Banking, Treasury and Securities Services, and Asset and Wealth
Management. JPM operates more than 2,500 branches located in 17 states and 6,650 automated teller machines. JPM has operations in approximately 50 countries in
Europe, the Middle East, Africa, Asia-Pacific, Latin America and the Caribbean.
JPM employs approximately 160,000 people. As of the fiscal year ended December
31, 2005, JPM reported revenue of approximately $54.5 billion, net income of
$8.5 billion and stockholder equity of $107.1 billion.

SUMITOMO MITSUI BANKING CORPORATION ("SMBC") (rated "A1" by Moody's, "A" by S&P and "A-" by Fitch) occupies a total of 211,825 square feet (12.0% of square feet, 10.3% of rental income) under two office space leases and one storage space lease, all expiring on August 31, 2010. The blended rental rate per square foot for the office space is $42.94 and remains constant during the initial lease term. There is one option to renew the leases for either five or ten years with the rental rate per square foot determined at 95% of the then fair market.
SMBC is one of the world's leading commercial banks providing a range of wholesale and retail banking services. SMBC, headquartered in Tokyo, Japan, is also engaged in leasing, securities, credit card, investment, mortgage securitization, venture capital and other credit related businesses.

CONTIGROUP (not rated) occupies a total of 46,110 square feet (2.6% of square feet, 2.4% of rental income) under two 25-year leases, one for office space and one for storage space, both expiring on February 28, 2015. The current rental rate per square foot of office space of $48.00 increases to $53.00 on March 1,
2010. ContiGroup is a recognized leader in integrated poultry

The Depositor has filed a registration statement (including a prospectus) (SEC
File no. 333-125248) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the
SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address:
dg.prospectus_distribution@bofasecurites.com.

                                       B-5

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1
--------------------------------------------------------------------------------
                                                       TMA BALANCE: $190,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.73x
                                 277 PARK AVENUE       TMA LTV:     41.67%
--------------------------------------------------------------------------------

and pork production and cattle feeding, with nearly 200 years of experience in agribusiness and global trade. The company serves customers around the world through facilities and affiliates in ten countries. ContiGroup operated as
Continental Grain Company from 1921 to 1999, when it sold its commodity marketing operations and turned its principal focus to meat proteins. ContiGroup operates 13 state-of-the-art poultry plants across the southeastern United
States, six major feedlots in four states, raises more than one million head of cattle per year, ranks as the second largest pork producer in the country through a joint venture with Premium Standard Farms, and is a major producer of animal feed, wheat flour, pork and poultry in Latin America and the Far East.
ContiGroup employs approximately 13,500 people worldwide in ten countries.

THE MARKET. The property is located on an entire city block in Midtown Manhattan between East 47th and East 48th Streets. The Midtown Manhattan submarket totals
235.2 million square feet, of which 176 million is Class "A", making it one of the largest office markets in Manhattan.

As of year end 2005 average asking rents in the Midtown Manhattan market were
$54.40 per square foot gross and overall vacancy was 5.5%. 2005 net absorption was positive totaling 2.25 million square feet.

The property is accessible from all major Manhattan commuter transportation hubs. Its location is just five blocks north of Grand Central Terminal, the major transportation hub on the east side of Manhattan that provides access to upstate New York and Connecticut via the Metro North railway. Grand Central
Terminal also provides access throughout New York City via the Metropolitan
Transportation Authority's subway system.

PROPERTY MANAGEMENT. Stanley Stahl Management, Inc., a borrower related entity, and Colliers ABR, Inc. jointly manage the property. Stahl Real Estate Company, started over 50 years ago by Stanley Stahl, owns approximately 4 million square feet of office and 3,000 apartments in the New York area. Colliers ABR, Inc. was founded in 1978 as a full service commercial real estate services firm and serves clients in the New York City, Westchester County, New Jersey, and
Fairfield County markets, offering tenant and landlord services, brokerage, consulting, property management, project monitoring and market research. The parent company, Colliers, is a global real estate services firm with 248 offices located in 51 countries and employing approximately 9,000 people. Colliers has more than 660 million square feet under management.

LOCKBOX. The 277 Park Avenue Loan is structured with a hard lockbox.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The equity owner of the borrower,
Park Avenue Mezz I, LLC, incurred senior mezzanine debt from Bank of America,
National Association with an aggregate balance of $100,000,000 secured by pledges of equity interests in the borrower. The equity owners of the mezzanine borrower, PAMC Co-Manager Inc. and Park Avenue Financing Company, LLC, incurred junior mezzanine debt from Bank of America, National Association with an aggregate balance of $100,000,000 secured by pledges of equity interests in the junior mezzanine borrower's equity interests in the senior mezzanine borrower.
Such mezzanine debt may be consolidated into a single mezzanine loan having an aggregate balance of $200,000,000.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

ANTICIPATED PREPAYMENT DATE. After October 1, 2015, the interest rate, rounded to three decimals, increases to 9.495%. If the 277 Park Avenue Loan is not paid in full on the anticipated prepayment date, the maturity date of the 277 Park
Avenue Loan will be October 1, 2035.

                                       B-6

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $190,000,000
                              COLLATERAL TERM SHEET    TMA DSCR:    2.73x
                                 277 PARK AVENUE       TMA LTV:     41.67%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                       B-7

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $149,625,000
                              COLLATERAL TERM SHEET    TMA DSCR:    3.21x
                              KINDERCARE PORTFOLIO     TMA LTV:     40.76%
--------------------------------------------------------------------------------

                               [PICTURES OMITTED]

                                       B-8

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $149,625,000
                              COLLATERAL TERM SHEET    TMA DSCR:    3.21x
                              KINDERCARE PORTFOLIO     TMA LTV:     40.76%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                          BofA

LOAN PURPOSE:                         Refinance

ORIGINAL TMA PRINCIPAL
   BALANCE(1):                        $150,000,000

CUT-OFF TMA PRINCIPAL BALANCE:        $149,625,000

% OF INITIAL UPB:                     9.10%

INTEREST RATE(2):                     5.236%

SHADOW RATING(S/F):                   AAA / A+

PAYMENT DATE:                         1st of each month

FIRST PAYMENT DATE:                   January 1, 2006

MATURITY DATE:                        December 1, 2015

AMORTIZATION:                         Scheduled

CALL PROTECTION:                      Lockout for 13 months from origination,
                                      then prepayment with the greater of yield
                                      maintenance or 1% premium. On or after
                                      June 1, 2015, prepayment can be made
                                      without premium.

SPONSOR:                              KinderCare Learning Centers, Inc.;
                                      Knowledge Learning Corporation

BORROWER:                             KC Propco, LLC

PARI PASSU DEBT:                      $150,000,000 original principal balance
                                      Note A-1 senior component and $150,000,000
                                      original principal balance Note A-2, each
                                      not included in the trust fund

SUBORDINATE COMPONENTS:               Six Note A-1 subordinate components with
                                      an aggregate original principal balance of
                                      $200,000,000, not included in the trust
                                      fund

MEZZANINE DEBT:                       $50,000,000

LOCKBOX:                              Hard

INITIAL RESERVES:                     Immediate Repair:     $756,551

LETTER OF CREDIT:                     Taxes:                $5,542,841

                                      Replacement Reserve:  $930,000
--------------------------------------------------------------------------------

(1)   The KinderCare Portfolio Whole Loan Cut-off Date balance of the KinderCare
      Portfolio Loan is $648,375,000 ("KinderCare Portfolio Whole Loan"), and
      consists of three pari passu notes. Note A-1 has a Cut-off Date balance of
      $349,125,000, which consists of a senior component with a Cut-off Date balance of $149,625,000 and six subordinate components with an aggregate
      Cut-off Date balance of $199,500,000, and Note A-2 has a Cut-off Date balance of $149,625,000 (Note A-1 and Note A-2 are not included in the trust fund). Note A-3 has a Cut-off Date balance of $149,625,000 (which is included in the trust fund). Unless otherwise specified, all DSCR, LTV and other calculations with respect to the KinderCare Portfolio Loan are based on the KinderCare Portfolio Whole Loan (excluding the Note A-1 subordinate components). However, Note A-1 and Note A-2 are not part of this transaction and no certificate represents any interest in Note A-1 or Note
      A-2.

(2)   The interest rate was rounded to three decimal places.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)

                                         WHOLE LOAN        WHOLE LOAN
                                         (EXCLUDING        (INCLUDING
                                         SUBORDINATE       SUBORDINATE
                                         COMPONENTS)       COMPONENTS)
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PSF:                 $   88            $  127

BALLOON BALANCE PSF:                      $   76            $  109

LTV:                                       40.76%            58.87%

BALLOON LTV:                               35.14%            50.76%

DSCR:                                       3.21x             2.15x
--------------------------------------------------------------------------------

(1)   Unless otherwise noted, all numbers under the heading "Financial
      Information" are based on the KinderCare Portfolio Whole Loan balance
      (excluding the Note A-1 subordinate components) as of the Cut-off Date.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO                Portfolio

PROPERTY TYPE:                        Child Development Centers

COLLATERAL:                           Fee Simple interest in 713 child
                                      development centers.

LOCATION:                             Various

YEAR BUILT/YEAR OPENED:               Various

TOTAL AREA:                           5,119,320 square feet

PROPERTY MANAGEMENT:                  Greenstreet Realty Partners, L.P.

TRAILING 12 UTILIZATION (AS OF        58.6%
  10/01/2005)(1):

U/W NET CASH FLOW:                    $90,800,000

APPRAISED VALUE:                      $1,101,357,835

APPRAISAL DATE:                       Various
--------------------------------------------------------------------------------

(1)   Excludes three properties for which information was unavailable relating to three properties constructed in 2005.

                                       B-9

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $149,625,000
                              COLLATERAL TERM SHEET    TMA DSCR:    3.21x
                              KINDERCARE PORTFOLIO     TMA LTV:     40.76%
--------------------------------------------------------------------------------

THE KINDERCARE PORTFOLIO LOAN

THE LOAN. The KinderCare Portfolio Whole Loan has an original principal balance of $650,000,000 and is a ten-year fixed rate loan secured by a first mortgage on
713 children's learning centers located in 37 states. The KinderCare Portfolio
Whole Loan is represented by three pari passu promissory notes referred to as
Note A-1, Note A-2 and Note A-3 (which is the only note included in the trust fund). The KinderCare Portfolio Loan Cut-off Date principal balance of Note A-3 is $149,625,000. Monthly debt service on the KinderCare Portfolio Loan in the trust consists of interest plus fixed principal payments of $125,000 for the first 60 months and $225,000 for the last 60 months. Monthly debt service on the
KinderCare Portfolio Whole Loan consists of interest plus fixed principal payments of $541,667 for the first 60 months and $975,000 for the last 60 months. The KinderCare Portfolio Loan matures on December 1, 2015 and accrues interest at an annual rate, rounded to three decimal places, of 5.236%.

THE BORROWER. The borrower is KC Propco, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the KinderCare Portfolio Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100%
by KC Mezco I LLC as the member of the borrower. Through a series of intermediate ownership levels, equity ownership of the KinderCare borrower is eventually held by KinderCare Learning Centers, Inc. and Knowledge Learning
Corporation, the sponsor of the KinderCare Portfolio Loan. The sponsor principals are Michael R. Milken, Lowell J. Milken and Steven J. Green.

The borrower has entered into a 15-year bondable triple net lease ("Master
Lease") for the individual properties with the Knowledge Learning Corporation.
The lease provides for the monthly payment of scheduled base rent increasing periodically over the loan term and standard pass-through expenses. The master lease allows the individual properties to remain in the operating company,
Knowledge Learning Corporation, which makes market rental payments to the borrower, KC Propco, LLC. The scheduled base rent shall increase every five lease years proportionate to any increases in the consumer price index during the prior five year period, not to exceed a 7% maximum increase. The master lease specifies the portion of the base scheduled rent allocated to each individual property. All scheduled master lease payments shall at all times during the loan term be made directly to a deposit account controlled by the lender.

THE PROPERTIES. The properties consist of 713 children's learning centers totaling 5,119,320 net rentable square feet located in 37 states that are owned and operated by Knowledge Learning Corporation. The largest concentration of properties is located in the state of California, which has 62 sites comprising of 535,193 square feet, which represents 10.5% of the entire portfolio. The next highest concentration occurs in Illinois (68 properties, 9.7%), then Texas (56 properties, 8.0%) and then Virginia (53 properties, 6.7%). There are no other states that comprise more than 6.6% of the entire portfolio.

The borrower operates the majority of the properties in the portfolio comprised of 592 locations out of 713, which represents 81.9% of the portfolio. The average age of the properties in the portfolio is approximately 18 years with
42.0% of the portfolio built between the years 1982 and 1987.

---------------------------------------------------------------------------------------
                        # OF           SQUARE             AVERAGE           % OF TOTAL
STATE                PROPERTIES         FEET            SQUARE FEET         SQUARE FEET
---------------------------------------------------------------------------------------

California               62             535,193            8,632               10.5%
Illinois                 68             491,598            7,229                9.6
Texas                    56             408,897            7,302                8.0
Virginia                 53             341,154            6,437                6.7
Florida                  51             322,865            6,331                6.3
Ohio                     38             273,553            7,199                5.3
Pennsylvania             33             234,845            7,117                4.6
Washington               34             228,234            6,713                4.5
Other(1)                318           2,282,981            7,179               44.6
                        ---           ---------            -----              -----
TOTAL                   713           5,119,320            7,180              100.0%
---------------------------------------------------------------------------------------

(1)   Includes 29 states.

                                      B-10

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $149,625,000
                              COLLATERAL TERM SHEET    TMA DSCR:    3.21x
                              KINDERCARE PORTFOLIO     TMA LTV:     40.76%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          # OF        SQUARE      % OF TOTAL
PROPERTY BUILT                         PROPERTIES      FEET           SF
--------------------------------------------------------------------------------
Prior to 1982......................        93          546,395       10.7%
1982-1987..........................       323        2,151,710       42.0
1988-1992..........................       133          854,865       16.7
1993-1998..........................        57          521,951       10.2
1999...............................        13          133,518        2.6
2000...............................        27          265,347        5.2
2001...............................        19          194,409        3.8
2002...............................        15          149,943        2.9
2003...............................        10           98,459        1.9
2004...............................         5           48,645        1.0
2005...............................         4           39,834        0.8
NAV................................        14          114,244        2.2
                                          ---        ---------      -----
TOTAL..............................       713        5,119,320      100.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          # OF        SQUARE      % OF TOTAL
             OPERATOR                  PROPERTIES      FEET           SF
--------------------------------------------------------------------------------
KinderCare.........................       592        4,190,188       81.9%
Children's World Learning Ctr......       103          792,693       15.5
Other..............................        18          136,439        2.7
                                          ---        ---------      -----
TOTAL..............................       713        5,119,320      100.0%
--------------------------------------------------------------------------------

THE COMPANY. KinderCare Learning Centers, founded in 1969 and based in Portland,
Oregon, is a leading provider of early childhood education and care to children between the ages of six weeks and 12 years. KinderCare Learning Centers operates
1,222 early childhood education and care centers, 10 before- and after-school programs and 43 employer-sponsored child care centers located in 39 states, serving more than 115,000 children and employing approximately 24,000 people.

Knowledge Learning Corporation, founded in 1983 and based in Golden, Colorado, is a leading provider of early childhood education programs and services operating under several names, including Children's Discovery Centers, Knowledge
Beginnings, Magic Years and Children's World Learning Center. KLC operates 721 early childhood education and child care centers, 646 before- and after-school programs and 80 employer-sponsored child care centers located in 33 states and the District of Columbia, serving more than 85,000 children and employing approximately 17,000 people. As of the 12-month period ended September 30, 2004,
Knowledge Learning Corporation reported revenue of approximately $1.4 billion and net income of $15.0 million.

In January 2005, Knowledge Learning Corporation purchased KinderCare Learning
Centers for approximately $550 million, plus the assumption of approximately
$483 million of indebtedness. The combined company operates 1,900 early childhood education and child care centers, 656 before-and-after school programs and 123 employer-sponsored child care centers located in 39 states and
Washington, D.C., serving more than 200,000 children and employing approximately
41,000 people.

PROPERTY MANAGEMENT. Greenstreet Realty Partners, L.P. is the property manager of the portfolio.

RELEASE OF PROPERTY. Provided that no event of default has occurred and is continuing, the borrower may obtain the release of an individual property from the lien of the related mortgage and the release of the borrower's obligations upon satisfying the following: conditions including, without limitation, receipt by the mortgagee of a certified copy of an amendment to the Master Lease reflecting the deletion of the individual property to be released, which amendment will reduce the rental obligations of KinderCare Learning Corporation thereunder by an amount equal to the rental obligation associated with the individual property that is to be released. The release price for each individual property shall be 115% of the allocated loan amount to a third party purchaser or the greater of 115% of the allocated loan amount and the then appraised value of such individual property to an affiliate of the borrower.

                                      B-11

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $149,625,000
                              COLLATERAL TERM SHEET    TMA DSCR:    3.21x
                              KINDERCARE PORTFOLIO     TMA LTV:     40.76%
--------------------------------------------------------------------------------

LOCKBOX. The KinderCare Portfolio Loan is structured with a hard lockbox.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The equity owner of the borrower,
KC Mezco I LLC, incurred mezzanine debt from Bank of America, National
Association with an aggregate balance of $50,000,000 secured by pledges of equity interests in the borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

SUBORDINATE COMPONENTS: As will be set forth in more detail in the prospectus supplement, the KinderCare Portfolio Loan is one of three mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related properties comprised of three pari passu notes, namely
Note A-1, Note A-2 and Note A-3, with aggregate principal balances as of the
Cut-off Date of $349,125,000 (including the six Note A-1 subordinate components with an aggregate original principal balance of $200,000,000), $149,625,000, and
$149,625,000, respectively. The Note A-3 is pari passu in right of payment to
Note A-1 and Note A-2. However, as described in the prospectus supplement, a portion of Note A-1 (consisting of the Note A-1 subordinate components) has been subordinated to Note A-2, Note A-3 and the remaining portion of Note A-1. As will be set forth in more detail in the prospectus supplement, the holder of a designated class of certificates that is entitled to payments solely from the
KinderCare Portfolio Pari Passu Note A-1 Component Mortgage Loan will be entitled in certain instances to exercise rights analogous to the rights of the directing certificateholder pursuant to the pooling and servicing agreement related to the securitization of the KinderCare Portfolio Pari Passu Note A-1
Component Mortgage Loan with respect to the KinderCare Portfolio Pari Passu Note
A-1 Component Mortgage Loan, the KinderCare Portfolio Pari Passu Note A-2
Mortgage Loan and the KinderCare Portfolio Loan. Such rights may include the review and/or approval of certain actions taken by the Master Servicer or the
Special Servicer in connection with the KinderCare Portfolio Pari Passu Note A-1
Component Mortgage Loan, the KinderCare Portfolio Pari Passu Note A-2 Mortgage
Loan and/or the KinderCare Portfolio Loan. In addition, such holder may (but is not obliged to) purchase the KinderCare Portfolio Whole Loan, if the KinderCare
Portfolio Pari Passu Note A-1 Component Mortgage Loan, the KinderCare Portfolio
Pari Passu Note A-2 Mortgage Loan or the KinderCare Portfolio Loan, as
applicable, is then considered a "Defaulted Mortgage Loan" as more particularly described in the prospectus supplement, at a price generally equal to its (a)
fair value as determined by the Special Servicer (or the Master Servicer or
Trustee if the Special Servicer and the option holder are the same person or affiliated) or (b) unpaid principal balance, plus accrued and unpaid interest on such balance, all related unreimbursed advances (with interest if any), and all accrued special servicing fees and additional trust fund expenses, if the
Special Servicer has not determined its fair value.

                                      B-12

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                       TMA BALANCE: $149,625,000
                              COLLATERAL TERM SHEET    TMA DSCR:    3.21x
                              KINDERCARE PORTFOLIO     TMA LTV:     40.76%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-13

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $82,850,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                        BEYMAN MULTIFAMILY PORTFOLIO III    LTV:     79.89%
--------------------------------------------------------------------------------

                [PICTURE OF EMPIRIAN AT WATERFORD PLACE OMITTED]

                      [PICTURE OF CARRINGTON PLACE OMITTED]

                     [PICTURE OF CORDOVA APARTMENTS OMITTED]

                                      B-14

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $82,850,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                        BEYMAN MULTIFAMILY PORTFOLIO III    LTV:     79.89%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                          GACC

LOAN PURPOSE:                         Refinance

ORIGINAL BALANCE:                     $82,850,000

CUT-OFF BALANCE:                      $82,850,000

% BY INITIAL UPB:                     5.04%

INTEREST RATE(1):                     5.792%

PAYMENT DATE:                         1st of each month

FIRST PAYMENT DATE:                   April 1, 2006

MATURITY DATE:                        March 1, 2016

AMORTIZATION:                         Interest only through and including the
                                      payment date occuring on March 1,
                                      2011. Thereafter, amortization is based
                                      on a 30-year schedule.

CALL PROTECTION(1):                   Lockout for 24 months from the
                                      securitization closing date, then
                                      defeasance is permitted. On and after
                                      December 1, 2015, prepayment is
                                      permitted without premium.

SPONSORS:                             Ezra Beyman, Samuel Weiss and Aaron
                                      Silberstien (Mr. Silberstien is only a
                                      sponsor for the Empirian at Waterford
                                      Place Loan)

BORROWERS:                            Empirian Waterford, LLC and Flushing
                                      Waterford, LLC; Empirian at Carrington
                                      Place, LLC; Empirian Cordova, LLC

LOCKBOX:                              Soft

INITIAL RESERVES:                     Taxes:                    $227,123

                                      Insurance:                $36,658

MONTHLY RESERVES:                     Taxes:                    $95,453

                                      Insurance:                $18,329

                                      Replacement:              $15,100
--------------------------------------------------------------------------------

(1)   Represents the weighted average rate, rounded to three decimal places, based on the interest rates of 5.796% for the Carrington Place Loan,
      5.790% for the Cordova Apartments Loan and 5.790% for the Empirian at
      Waterford Place Loan.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE/UNI              $97,471

BALLOON BALANCE/UNIT:                 $90,945

LTV:                                  79.89%

BALLOON LTV:                          74.55%

DSCR(2):                              1.25x
--------------------------------------------------------------------------------

(2)   The sponsors, Ezra Beyman and Samuel Weiss, provided personal guarantees in the aggregate amount of $12,925,000 ($6,240,000 for the Carrington
      Place Loan, $3,750,000 for the Cordova Apartments Loan and $2,935,000 for
      the Empirian at Waterford Place Loan). Each guarantee terminates once the applicable property attains an occupancy percentage of 90% and all three properties individually attain a debt service coverage ratio ("DSCR") of at least 1.25x (based on an amortizing constant). The DSCR shown herein is
      1.25x, on an amortizing basis inclusive of additional credit support for the Beyman Multifamily Portfolio III Loan. The current DSCR during the initial 60-month interest only period is 1.39x and during the amortizing period is 1.16x. See "Additional Collateral" herein for further detail.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:             Portfolio

PROPERTY TYPE:                        Multifamily

COLLATERAL:                           Three cross-collateralized and
                                      cross-defaulted loans secured by
                                      the borrowers' fee simple interest
                                      in 850 units in 48, two-story
                                      buildings and 11 three-story buildings.

LOCATION:                             Memphis, TN, Cordova, TN and
                                      Charlotte, NC

YEAR BUILT / RENOVATED:               2001-2004 / NAP

PROPERTY MANAGEMENT:                  Empirian Property Management, Inc.
                                      (a borrower affiliate)

OCCUPANCY (AS OF 01/18/2006):         99.6%

UNDERWRITTEN NET CASH FLOW:           $6,745,099

APPRAISED VALUE:                      $103,700,000

APPRAISAL DATE: (EMPIRIAN AT          September 21, 2005 /
   WATERFORD PLACE / CARRINGTON       September 20, 2005 /
   PLACE / CORDOVA APARTMENTS)        September 21, 2005
--------------------------------------------------------------------------------

                                      B-15

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $82,850,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                        BEYMAN MULTIFAMILY PORTFOLIO III    LTV:     79.89%
--------------------------------------------------------------------------------

THE BEYMAN MULTIFAMILY PORTFOLIO III LOAN

THE LOAN. The Beyman Mulitfamily Portfolio III Loan (as defined herein) consists of three cross-collateralized and cross-defaulted ten-year loans secured by first priority mortgages on the borrowers' fee simple interest in three multifamily housing facilities located in Memphis, Tennessee (the "Empirian at
Waterford Place Loan"), Cordova, Tennessee (the "Cordova Apartments Loan") and
Charlotte, North Carolina (the "Carrington Place Loan"; together with the
Empirian at Waterford Place Loan and the Cordova Apartments Loan, the "Beyman
Multifamily Portfolio III Loan"). The Beyman Multifamily Portfolio III Loans are
interest only for the initial five years of their terms and amortize on 30-year schedules thereafter. Based on the combined appraised value of $103.7 million, the borrowers have implied equity of $20.85 million in the properties.

--------------------------------------------------------------------------------------------------------------------------
                                          BEYMAN MULTIFAMILY PORTFOLIO III LOAN

                                               YEAR        LOAN       # OF      APPRAISED                    UNDERWRITTEN
         LOAN NAME               LOCATION      BUILT      AMOUNT      UNITS       VALUE       OCCUPANCY(1)   NET CASH FLOW
--------------------------------------------------------------------------------------------------------------------------

Empirian at Waterford Place     Memphis, TN    2001     $30,320,000   320      $ 38,000,000       99.7%        $2,616,192
Carrington Place               Charlotte, NC   2004      28,290,000   274      $ 35,400,000       99.6%        $2,170,190
Cordova Apartments              Cordova, TN    2003      24,240,000   256      $ 30,300,000       99.6%        $1,958,717
------------------                                       ----------   ---      ------------       -----        ----------
TOTAL/WTD. AVG.                                         $82,850,000   850      $103,700,000       99.6%        $6,745,099
--------------------------------------------------------------------------------------------------------------------------

(1)   All occupancy rates are based on January 18, 2006 rent rolls.

THE BORROWERS. The two borrowers under the Empirian at Waterford Place Loan are tenant-in-common structures with Empirian Waterford, LLC having a 75% ownership interest and Flushing Waterford, LLC having a 25% ownership interest in the
Empirian at Waterford Place Loan. Empirian at Carrington Place, LLC, the
borrower for the Carrington Place Loan, and Empirian Cordova, LLC, the borrower for the Cordova Apartments Loan, are not tenant-in-common structures. All of the borrowers are special-purpose, bankruptcy-remote entities, each with at least one independent director and for which non-consolidation opinions were obtained at closing. The Beyman Multifamily Portfolio III Loan is sponsored by Ezra
Beyman and Samuel Weiss. In association with the Empirian at Waterford Place
Loan, Aaron Silberstien is an additional sponsor as sole owner of Flushing
Waterford, LLC. Ezra Beyman and Samuel Weiss are repeat sponsors of Deutsche
Bank borrowers.

THE PROPERTIES. The property securing the Empirian at Waterford Place Loan is a garden-style apartment complex that consists of 30 two-story Class "A" apartment buildings totaling 320 units located in Memphis, Tennessee, approximately 21 miles southeast of the Memphis central business district. Unit amenities at the
Empirian at Waterford Place property include wall-to-wall carpeting in living areas, kitchens equipped with gas ranges, double-basin sinks, disposals &
refrigerators, ample closets including master bedroom walk-in closets, washer/dryer hook-ups, mini-blinds, gas fireplaces, vaulted ceilings in select units, security alarms, balconies or patios with storage closets and attached garages for all units. Common amenities include gated access, an on-site leasing/management office, clubhouse with fitness center, business center, central laundry facility, two swimming pools and tennis courts.

--------------------------------------------------------------------------------------------------------------------------
                                             EMPIRIAN AT WATERFORD PLACE

                                                                                       AVERAGE RENT          MARKET RENT
       UNIT TYPE                   # OF UNITS         SQUARE FEET PER UNIT(1)           (PER MONTH)          (PER MONTH)
--------------------------------------------------------------------------------------------------------------------------

One Bedroom, One Bath                 119                        801                      $  743             $   720-$780
Two Bedroom, Two Bath                 153                      1,236                      $1,018             $  835-1,150
Three Bedroom, Two Bath                48                      1,432                      $1,439             $1,410-1,525
---------------------------           ---                      -----                      ------             ------------
TOTAL/WTD. AVG.                       320                      1,104                      $  979             $ 878-$1,069
--------------------------------------------------------------------------------------------------------------------------

(1) Weighted average unit size.

The property securing the Carrington Place Loan consists of 11 three-story buildings totaling 274 Class "A" units in a garden-style multifamily complex located in Charlotte, North Carolina, approximately 7.5 miles southwest of the
Charlotte central business district. Unit amenities at the Carrington Place property include a refrigerator, electric stove, dishwasher, garbage disposal, fireplace and security system. Upper floor units at the Carrington Place property have balconies and select

                                       B-16

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $82,850,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                        BEYMAN MULTIFAMILY PORTFOLIO III    LTV:     79.89%
--------------------------------------------------------------------------------

units have attached parking garages. The Carrington Place property's common amenities include an on-site leasing/ management office, a controlled access gate, a clubhouse with a fitness center and children's playroom, a swimming pool, an on-site car wash and laundry facility. The Carrington Place property is extensively landscaped with new and mature trees, a small retention lake, shrubbery, lawns and flower beds.

--------------------------------------------------------------------------------------------------------------------------
                                                     CARRINGTON PLACE
                                                                                       AVERAGE RENT          MARKET RENT
           UNIT TYPE               # OF UNITS         SQUARE FEET PER UNIT(1)           (PER MONTH)          (PER MONTH)
--------------------------------------------------------------------------------------------------------------------------

One Bedroom, One Bath                  74                        796                      $  739             $   685-$875
Two Bedroom, Two Bath                 163                      1,198                      $  940             $  890-1,195
Three Bedroom, Two Bath                37                      1,473                      $1,296             $1,195-1,339
---------------------------           ---                      -----                      ------             ------------
TOTAL/WTD. AVG.                       274                      1,126                      $  934             $ 876-$1,128
--------------------------------------------------------------------------------------------------------------------------

(1)   Weighted average unit size.

The property securing the Cordova Apartments Loan consists of 18 two-story buildings totaling 256 Class "A" units in a garden-style multifamily complex located in Cordova, Tennessee, approximately 21 miles east of the Memphis,
Tennessee central business district. Unit amenities at the Cordova Apartments property include wall-to-wall carpeting in living areas, kitchens equipped with electric ranges, double-basin sinks, garbage disposals and refrigerators, ample closets including master bedroom walk-in closets, washer/dryer hook-ups, mini-blinds, security systems, balconies or patios with storage closets and attached garages for most units (includes automatic garage door openers). Common amenities include gated access, an on-site leasing/management office, clubhouse with fitness center, business center, central laundry facility, one swimming pool and a carwash. The Cordova Apartments property landscaping is extensive and includes trees, shrubbery, lawns and flower beds as well as an automatic irrigation system.

--------------------------------------------------------------------------------------------------------------------------
                                                    CORDOVA APARTMENTS
                                                                                       AVERAGE RENT          MARKET RENT
           UNIT TYPE               # OF UNITS         SQUARE FEET PER UNIT(1)           (PER MONTH)          (PER MONTH)
--------------------------------------------------------------------------------------------------------------------------

One Bedroom, One Bath                  80                        790                      $  735             $   700-$785
Two Bedroom, Two Bath                 116                      1,148                      $  927             $  955-1,085
Three Bedroom, Two Bath                60                      1,421                      $1,435             $1,335-1,535
---------------------------           ---                      -----                      ------             ------------
TOTAL/WTD. AVG.                       256                      1,100                      $  986             $ 964-$1,097
--------------------------------------------------------------------------------------------------------------------------

(1)   Weighted average unit size.

THE MARKET. The Empirian at Waterford Place and the Cordova Apartments
properties are located within the Memphis, Tennessee metropolitan statistical area ("MSA"). With a population of approximately 700,000, Memphis is the largest city in Tennessee and the 18th largest city in the United States. As of the second quarter 2005, the Memphis MSA has over a million residents and accounts for slightly over 20% of Tennessee's population. The Empirian at Waterford Place property and the Cordova Apartments property are located within the Poplar
Pike/Germantown/Poplar Cordova submarket. The submarket, which consists of approximately 66 multifamily properties and 18,467 apartment units, exhibited a
9.1% vacancy rate, as of the second quarter 2005.

The appraiser identified separate competitive sets for the Empirian at Waterford
Place property and for the Cordova Apartments property. The Empirian at
Waterford Place competitive set, which consists of five comparable multifamily properties, exhibited an average vacancy rate of 2%, as of the second quarter
2005. Per the January 18, 2006 rent roll, the Empirian at Waterford Place property was 99.7% occupied. The Cordova Apartments competitive set, which consists of five comparable multifamily properties, exhibited an average vacancy rate of 2%, as of the second quarter 2005. Per the January 18, 2006 rent roll, the Cordova Apartments property was 99.6% occupied.

The Carrington Place property is located in the Charlotte, North Carolina MSA, which contains approximately 18% of the total population in the State of North
Carolina. As of October 2005, the Charlotte MSA exhibited an average unemployment rate of approximately 5.5%, which was in-line with the national average. As of the second quarter 2005, the Charlotte market, which

                                      B-17

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $82,850,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                        BEYMAN MULTIFAMILY PORTFOLIO III    LTV:     79.89%
--------------------------------------------------------------------------------

consisted of approximately 395 properties and 77,388 apartments units, exhibited a multifamily occupancy rate of 90.8%. The Carrington Place property is located in the North Pineville multifamily submarket. The North Pineville submarket, which consists of approximately 51 properties and 11,322 apartment units, exhibited an 8.8% vacancy rate, as of the second quarter 2005.

The Carrington Apartments competitive set, which consists of seven comparable properties, exhibited an average vacancy rate of 5%, as of the second quarter
2005. Per the January 18, 2006 rent roll, the Carrington Place property was
99.6% occupied. In addition, the appraiser concluded that the rental rates at the Carrington Apartments property were in-line with the competitive set average.

PROPERTY MANAGEMENT. The properties are managed by Empirian Property Management,
Inc., an affiliate of the borrower.

LOCKBOX/CASH MANAGEMENT: The Beyman Multifamily Portfolio III Loan has been structured with a soft lockbox with springing cash management upon an event of default.

RESERVES: In addition to ongoing tax and insurance reserves, for the initial three years of the Beyman Multifamily Portfolio III Loans, each borrower is required to deposit $200 per unit per year for replacements (the "Beyman
Multifamily Portfolio III Loans Replacement Reserve"). Beginning on the fourth anniversary through the maturity of the Beyman Multifamily Portfolio III Loans, the amount to be deposited in the Beyman Multifamily Portfolio III Loans
Replacement Reserve is required to be $250 per unit per year.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

ADDITIONAL COLLATERAL. As additional credit support, the Beyman Multifamily
Portfolio III Loan is structured with sponsor guarantees in the aggregate amount of $12,925,000 (the "Sponsor Guarantees") from Ezra Beyman and Samuel Weiss;
$6,240,000 for the Carrington Place Loan, $3,750,000 for the Cordova Apartments
Loan and $2,935,000 for the Empirian at Waterford Place Loan. Each of the
Sponsor Guarantees is required to be released once (i) the applicable property attains a minimum occupancy rate of 90% and (ii) all three Beyman Multifamily
Portfolio III Loan properties achieve a debt service coverage ratio of 1.25x on an amortizing basis (based on the applicable gross loan amount and trailing
12-month income less the greater of underwritten or trailing 12-month expenses).

                                      B-18

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $82,850,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                        BEYMAN MULTIFAMILY PORTFOLIO III    LTV:     79.89%
--------------------------------------------------------------------------------

PROPERTY RELEASE. At any time after the expiration of the Beyman Multifamily
Portfolio III Loan's lockout period, any of the Beyman Multifamily Portfolio III
Loans may be released and uncrossed upon defeasance of the applicable Beyman
Multifamily Portfolio III Loan, subject to the satisfaction of certain conditions including, but not limited to (i) the delivery of defeasance collateral in an amount sufficient to defease 110% of the outstanding principal balance of the loan to be released (with the extra 10% deposited into a reserve account as additional collateral for the remaining Beyman Multifamily Portfolio
III Loan) and (ii) the remaining Beyman Multifamily Portfolio III Loan maintains
(a) a loan-to-value ratio no greater than 80% and (b) a minimum debt service coverage ratio of 1.20x. The Beyman Multifamily Portfolio III Loan documents also provide for the release of any Beyman Multifamily Portfolio III Loan from the crossed structure in connection with a sale and assumption of any of the
Beyman Multifamily Portfolio III Loans, subject to the satisfaction of certain conditions including, but not limited to (i) the properties each maintaining (a)
a loan-to-value ratio no greater than 80% and (b) a minimum debt service coverage ratio of 1.10x and (ii) if the Sponsor Guarantee and recourse provisions are in effect at the time of transfer, the remaining borrower(s) must deposit cash in an amount equal to the applicable recourse amount to be held as additional collateral until the applicable remaining Beyman Multifamily
Portfolio III property or properties maintain a minimum (1) occupancy rate of
90% and (2) debt service coverage ratio of 1.25x.

                                      B-19

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $82,850,000
                              COLLATERAL TERM SHEET         DSCR:    1.25x
                        BEYMAN MULTIFAMILY PORTFOLIO III    LTV:     79.89%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-20

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-21

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $54,999,999
                              COLLATERAL TERM SHEET         DSCR:    1.29x
                                  33 WASHINGTON             LTV:     72.37%
--------------------------------------------------------------------------------

                               [PICTURES OMITTED]

                                      B-22

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $54,999,999
                              COLLATERAL TERM SHEET         DSCR:    1.29x
                                  33 WASHINGTON             LTV:     72.37%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                          GECC

LOAN PURPOSE:                         Refinance

ORIGINAL PRINCIPAL BALANCE            $54,999,999

CUT-OFF PRINCIPAL BALANCE             $54,999,999

% BY INITIAL UPB:                     3.35%

INTEREST RATE:                        5.170%

PAYMENT DATE:                         1st of each month

FIRST PAYMENT DATE:                   January 1, 2006

MATURITY DATE:                        December 1, 2015

AMORTIZATION:                         Interest only through and including the
                                      payment occurring December 1, 2010.
                                      Thereafter amortization is based on a
                                      30-year schedule.

CALL PROTECTION:                      Lockout for 24 months from securitization
                                      closing date, then defeasance is
                                      permitted. On and after September 1, 2015
                                      prepayment can be made without premium.

SPONSOR:                              Clifford Stein

BORROWER:                             SRA/33 Washington, L.P.

LOCKBOX(1):                           Springing Hard

INITIAL RESERVES:                     Tax:              $135,048

                                      Insurance:        $59,992

                                      TI/LC(2):         $1,500,000

                                      Engineering:      $14,775

MONTHLY RESERVES:                     Tax:              $67,524

                                      Insurance:        $11,998

                                      Replacement(3):   $6,845
--------------------------------------------------------------------------------

(1)   A lockbox was established at closing and is required to be a hard lockbox if DSCR falls below 1.00x for one calendar quarter or there is an event of default under the 33 Washington Loan.

(2)   After the third year of the 33 Washington Loan, so as long the property maintains a minimum economic occupancy of 89%, TI/LC escrow may be reduced to $1,000,000.

(3)   Capped at $246,420.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PSF:             $134

BALLOON BALANCE PSF:                  $124

LTV:                                  72.37%

BALLOON LTV:                          66.91%

DSCR(1):                              1.29x/1.62x
--------------------------------------------------------------------------------

(1)   DSCR shown on a 30-year amortization schedule and during interest only period, respectively.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:             Single Asset

PROPERTY TYPE:                        Office

COLLATERAL:                           Fee Simple interest in a
                                      Class "B" office building.

LOCATION:                             Newark, NJ

YEAR BUILT/RENOVATED:                 1970/2001

TOTAL AREA:                           410,693 square feet

PROPERTY MANAGEMENT:                  Savitar Realty Advisors

OCCUPANCY (AS OF 11/07/2005):         94.6%

UNDERWRITTEN NET CASH FLOW:           $4,664,987

APPRAISED VALUE:                      $76,000,000

APPRAISAL DATE:                       September 20, 2005
--------------------------------------------------------------------------------

                                      B-23

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $54,999,999
                              COLLATERAL TERM SHEET         DSCR:    1.29x
                                  33 WASHINGTON             LTV:     72.37%
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                  MAJOR OFFICE TENANTS
                                                                           LEASE           LEASE           RATINGS
          TENANTS                  NRSF     % NRSF       RENT PSF       COMMENCEMENT     EXPIRATION        (S/F/M)
-------------------------------------------------------------------------------------------------------------------

Blue Cross & Blue Shield          119,702    29.1%        $ 7.35(1)          1997        10/31/2007       A/NR/NR(2)
State of New Jersey                86,579    21.1%        $21.94          2002, 2005     Various(3)       AA/NR/Aa3
Wilson, Elser, Moskowitz           47,119    11.5%        $18.77             2000        11/30/2010       Not Rated
Commonwealth Business Media        43,777    10.7%        $18.79          2002, 2003     08/31/2010       Not Rated
-------------------------------------------------------------------------------------------------------------------

(1)   The appraiser noted that Blue Cross & Blue Shield has below market rents.
      All 2005 leases at the property were for at least $20 per square foot.
      Blue Cross & Blue Shield has two five-year renewal options based on the greater of $7.35 per square foot or 90% of the market rate.

(2)   Rating of Horizon Blue Cross Blue Shield, licensee of Blue Cross & Blue
      Shield and occupant of space.

(3)   The State of New Jersey leases 30,000 square feet that expires on
      September 30, 2012, 24,700 square feet that expires on December 31, 2006,
      22,466 square feet that expires on February 28, 2007, and 9,413 square feet that expires on March 1, 2007.

----------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE(1)

                         # OF LEASES     EXPIRING    % OF TOTAL     CUMULATIVE    CUMULATIVE %     BASE RENT     % OF BASE
   YEAR OF EXPIRATION     EXPIRING          SF           SF          TOTAL SF     OF TOTAL SF      EXPIRING    RENT ROLLING
----------------------------------------------------------------------------------------------------------------------------

          2006                1           24,700         6.0%         24,700          6.0%         $  509,818       8.0%
          2007                6          168,025        40.9         192,725         46.9%          1,882,129      29.4
          2008                2           25,260         6.2         217,985         53.1%            571,630       8.9
          2009                3            9,428         2.3         227,413         55.4%            211,925       3.3
          2010               11          127,568        31.1         354,981         86.4%          2,431,008      38.0
          2011               --               --          --         354,981         86.4%                 --        --
          2012                1           30,000         7.3         384,981         93.7%            727,334      11.4
          2013                2            1,440         0.4         386,421         94.1%             62,972       1.0
          2014               --               --          --         386,421         94.1%                 --        --
          2015                1             160           --         386,581         94.1%              5,100       0.1
          Vacant             --           24,112         5.9         410,693        100.0%            417,790        --
                             --          -------       -----                                       ----------     -----
          TOTAL              27          410,693       100.0%                                      $6,819,706     100.0%
----------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      B-24

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $54,999,999
                              COLLATERAL TERM SHEET         DSCR:    1.29x
                                  33 WASHINGTON             LTV:     72.37%
--------------------------------------------------------------------------------

THE 33 WASHINGTON LOAN

THE LOAN. The 33 Washington Loan is secured by a first mortgage on 33 Washington
Street, a 410,693 square foot, 19 story, Class "B" office building, constructed in 1970, renovated in 2001, and located in the central business district of
Newark, New Jersey.

THE BORROWER. The borrower is SRA/33 Washington, L.P., a single purpose entity whose managing member has an independent director. The sponsor of the borrower is Clifford Stein. Mr. Stein's commercial real estate holdings include interests in 11 office, retail and warehouse properties.

THE PROPERTY. Built in 1970 and renovated in 2001, 33 Washington is a Class "B"
office building located in the central downtown portion of Newark, New Jersey.
Parking is provided for approximately 240 cars allocated among 148 spaces in an open lot and 92 carport spaces.

33 Washington has frontage along Washington Street, James Street, and University
Avenue, and is across the street from Washington Park, resulting in good light and views. Access to the property is excellent with major highways, such as the
New Jersey Turnpike and Garden State Parkway, encircling the market area. These highways provide direct access to New Brunswick and Philadelphia to the south and New York City to the north and east. The property is less than one mile from
Newark Penn Station, which serves as the western terminus for the Newark-World
Trade Center line of the PATH train and the southern terminus of the Newark City
Subway and which the property provides a shuttle service to. In addition, a new
Newark City Subway subway stop is being constructed less than 200 yards from the property.

SIGNIFICANT TENANTS. The property is 94.6% occupied by 19 tenants. The four largest tenants are as follows:

      BLUE CROSS & BLUE SHIELD (not rated) occupies 119,702 square feet (29.1%
      of net rentable area and 12.9% of the net rentable income) at a rent of
      $7.35 per square foot, with a lease expiration of October 31, 2007.
      Horizon Blue Cross Blue Shield (rated: "A" by S&P), the only licensed Blue
      Cross & Blue Shield plan in New Jersey, provides health insurance converge to nearly three million people throughout New Jersey. Blue Cross & Blue
      Shield offers managed care, Medicare, and traditional indemnity health plans for individuals. Blue Cross & Blue Shield has two five-year renewal options based on the greater of $7.35 per square foot or 90% of market.
      Additionally the company has spent a considerable amount of their own funds on tenant improvements. The appraiser noted the Blue Cross & Blue
      Shield rents were below market.

      STATE OF NEW JERSEY (rated: "AA" by S&P and "Aa3" by Moody's) occupies
      86,579 square feet (21.1% of net rentable area and 27.9% of the net rentable income) at a rent of $21.94 per square foot. The State of New
      Jersey leases 30,000 square feet that expires on September 30, 2012,
      24,700 square feet that expires on December 31, 2006, 22,466 square feet that expires on February 28, 2007, and 9,413 square feet that expires on
      March 1, 2007. Two of the state agencies located at 33 Washington are the
      New Jersey Office of Administrative Law, an independent arbiter of disputes arising from agency actions, and the New Jersey Department of
      Human Services, the state's social services agency which serves more than one million residents of New Jersey.

      WILSON, ELSER, MOSKOWITZ (not rated) occupies 47,119 square feet (11.5% of net rentable area and 13.0% of the net rentable income) at a rent of
      $18.77 per square foot, with a lease expiration of November 30, 2010.
      Headquartered in New York, Wilson, Elser, Moskowitz has 19 offices throughout the United States, one in London, and affiliates in France and
      Germany. With more than 700 lawyers, the firm is known for being the largest insurance defense firm in the world and ranked among the top law firms in America.

      COMMONWEALTH BUSINESS MEDIA (not rated) occupies 43,777 square feet (10.7%
      of net rentable area and 12.1% of the net rentable income) at a rent of
      $18.79 per square foot, with a lease expiration of August 31, 2010.
      Founded in 2000, Commonwealth Business Media has 13 offices around the globe and publishes directories, databases and magazines in the transportation, international trade, classical music and commercial credit markets. The company was formed with the acquisition of certain assets of
      Primedia Information, Inc.

                                      B-25

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $54,999,999
                              COLLATERAL TERM SHEET         DSCR:    1.29x
                                  33 WASHINGTON             LTV:     72.37%
--------------------------------------------------------------------------------

THE MARKET. The property is located in the northern New Jersey office market. As of the end of year-end 2005, this market had an overall occupancy rate of 86.9%
and an average asking rental rate of $24.98 per square foot.

As of year-end 2005, the Newark submarket had an overall occupancy rate of 85.6%
with an average asking rental rate of $24.98 per square foot. Class "B" overall occupancy for the submarket was 84.6% with an average asking rental rate of
$24.49 per square foot.

According to a CoStar office report, as of year-end 2005 there were no office buildings under construction in the Newark submarket.

For comparable properties the appraiser reported occupancy rates at 10% to 100%, with the average of those properties at approximately 92% (the appraiser noted
that the property with the 10% occupancy rate was completely renovated and had approximately one month of leasing activity). Corresponding rental rates ranged from $19.50 to $36.00, with a weighted average of approximately $25.78. 33
Washington's occupancy and average rent were 94.6% and $15.59, respectively.

For 2005, within a three-mile radius of 33 Washington, the population was estimated to be 369,059 and the average household income was estimated to be
$46,486.

PROPERTY MANAGEMENT. The property is managed by Savitar Realty Advisors, an affiliate of the sponsor.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS.  Not permitted.

                                      B-26

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $54,999,999
                              COLLATERAL TERM SHEET         DSCR:    1.29x
                                  33 WASHINGTON             LTV:     72.37%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-27

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $50,000,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.56x
                                  JAMES CENTER          TMA LTV:     77.92%
--------------------------------------------------------------------------------

                     [PICTUREE OF ONE JAMES CENTER OMITTED]

                     [PICTUREE OF TWO JAMES CENTER OMITTED]

                     [PICTUREE OF THREE JAMES CENTER OMITTED]

                                      B-28

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1
--------------------------------------------------------------------------------
                                                        TMA BALANCE: $50,000,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.56x
                                  JAMES CENTER          TMA LTV:     77.92%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                          GACC

LOAN PURPOSE:                         Acquisition

ORIGINAL TMA BALANCE(1):              $50,000,000

CUT-OFF TMA BALANCE(1):               $50,000,000

% BY INITIAL UPB:                     3.04%

INTEREST RATE:                        5.220%

PAYMENT DATE:                         1st of each month

FIRST PAYMENT DATE:                   February 1, 2006

ANTICIPATED PREPAYMENT                January 1, 2016
DATE:

MATURITY DATE:                        January 1, 2036

AMORTIZATION:                         Interest only

CALL PROTECTION:                      Lockout for 24 months from securitization
                                      closing date, then defeasance is
                                      permitted. On and after October 1, 2015,
                                      prepayment permitted without premium.

SPONSOR:                              Joseph Jerome

BORROWER:                             James Center Property LLC

PARI PASSU DEBT(1):                   $100,000,000

LOCKBOX:                              Hard

INITIAL RESERVES(2):                  Tax:                  $307,400

                                      Insurance:            $81,541

                                      Immediate Repairs:    $39,756

                                      Free Rent(3):         $1,443,831

                                      TI/LC Holdback:       $2,100,000

                                      Marsh Leasing
                                      Reserve:              $930,957

                                      Mercer Leasing

                                      Reserve:              $1,048,950

                                      Replacements:         $12,178

MONTHLY RESERVES(2):                  Tax:                  $307,400(4)

                                      Insurance:            $6,795

                                      Replacements:         $12,178

                                      TI/LC:                Springing
--------------------------------------------------------------------------------

(1)   The original trust mortgage asset ("TMA") amount of $50,000,000 represents the A-2 Note from a first mortgage loan in the original principal amount of $150,000,000 (the "James Center Whole Loan"). The $100,000,000 pari passu A-1 Note is not included in the trust and was contributed to the
      GMAC 2006-C1 trust. Unless otherwise noted, all numbers under the heading
      "Financial Information" are based on the James Center Whole Loan balance as of the cut-off date.

(2)   See "Reserves" herein.

(3)   Consists of two letters of credit: (i) $1,193,831, representing 12 months of base rent and underwritten reimbursement from two tenants (Mercer Human
      Resources, Inc. and Marsh USA, Inc.) and (ii) $250,000, representing six months of base rent under a master lease with a borrower affiliate.

(4)   The borrower under the James Center Loan documents is required to deposit
      $307,400 into the tax reserve until June 1, 2006, thereafter, the amount the borrower is required to deposit in the tax reserve is equal to 1/12 of the amount lender reasonably requires to be deposited.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PS$:             154

BALLOON BALANCE PSF:                  $154

LTV:                                  77.92%

BALLOON LTV:                          77.92%

DSCR:                                 1.56x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:             Single Asset

PROPERTY TYPE:                        Office

COLLATERAL:                           Fee simple interest in a Class "A"
                                      office complex.

LOCATION:                             Richmond, VA

YEAR BUILT / RENOVATED:               1985 / 2005

TOTAL AREA:                           974,268 square feet

PROPERTY MANAGEMENT:                  J.E.M.B. Realty Corp.
                                      (a borrower affiliate)

OCCUPANCY (AS OF 11/01/2005):         94.6%

UNDERWRITTEN NET CASH FLOW:           $12,369,982

APPRAISED VALUE:                      $192,500,000

APPRAISAL DATE:                       September 12, 2005
--------------------------------------------------------------------------------

                                      B-29

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $50,000,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.56x
                                  JAMES CENTER          TMA LTV:     77.92%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                      RATINGS                 % OF TOTAL     LEASE
              TENANTS               (S/M/F)(5)         SF        SF        EXPIRATION    RENT PSF
--------------------------------------------------------------------------------------------------

McGuire Woods, LLP(1)                Not Rated      214,336      22.0%     08/31/2015     $21.80
Wachovia Bank, N.A.                  A+/Aa3/AA-     145,688      15.0      06/14/2012     $23.75
Williams Mullen                      Not Rated       97,126      10.0      06/30/2010     $21.32
Davenport & Company LLC(2)           Not Rated       90,649       9.3      08/31/2012     $16.40
Mercer Human Resources, Inc.(3)     BBB/Baa2/BBB     28,350       2.9      06/30/2016     $14.11
YMCA of Greater Richmond             Not Rated       27,247       2.8      12/31/2009     $10.00
KPMG LLP                             Not Rated       26,652       2.7      12/31/2011     $18.01
Marsh USA, Inc.(3)                  BBB/Baa2/BBB     25,161       2.6      06/30/2016     $14.11
Master Lease(4)                      Not Rated       25,000       2.6      12/14/2010     $20.00
Kaufman & Canoles                    Not Rated       21,636       2.2      05/31/2013     $14.02
-----------------                                   -------     -----                     ------
TOTAL / WTD. AVG.                                   701,845      72.0%                    $19.95
--------------------------------------------------------------------------------------------------

(1)   Excludes (i) 2,024 square feet of expansion space in One James Center for which McGuire Woods LLP has exercised an expansion option and (ii) 19,719 square feet of new space that McGuire Woods LLP will be taking in Three
      James Center and for which a new lease is currently out for signature.
      McGuire Woods LLP is expected to take occupancy of both spaces and begin paying rent by June 1, 2006.

(2)   6,160 square feet expires on July 31, 2008.

(3)   $1,048,950 and $930,957 is held in escrow by First American Title Company, which amounts are available to Mercer Human Resources, Inc. and Marsh USA,
      Inc., respectively, in connection with tenant improvements. Such amounts are not controlled by the lender and are not available as additional collateral for the James Center Loan.

(4)   Master lease to an affiliate of the borrower with a term of five years, subject to early termination and expiration as described in the James
      Center Loan documents. Rent payments under the master lease are not required to be deposited in the lockbox account, except upon the occurrence of certain trigger events.

(5)   Credit ratings are of the parent company whether or not the parent company guarantees the leases.

---------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE(1)
                           # OF LEASES    EXPIRING    % OF TOTAL    CUMULATIVE    CUMULATIVE %     BASE RENT     % OF BASE
YEAR OF EXPIRATION          EXPIRING         SF           SF         TOTAL SF     OF TOTAL SF    EXPIRING(2)   RENT ROLLING
---------------------------------------------------------------------------------------------------------------------------

        2005                   3          15,973         1.6%        15,973          1.6%        $   233,222       1.3%
        2006                  12          49,272         5.1         65,245          6.7%        $   924,692       5.2
        2007                   4          13,376         1.4         78,621          8.1%        $   248,058       1.4
        2008                   8          25,456         2.6        104,077         10.7%        $   438,786       2.5
        2009                   8          66,993         6.9        171,070         17.6%        $   895,777       5.0
      2010(3)                  8         188,265        19.3        359,335         36.9%        $ 3,393,255      19.1
        2011                   1          26,652         2.7        385,987         39.6%        $   480,003       2.7
        2012                   3         230,177        23.6        616,164         63.2%        $ 5,234,594      29.5
        2013                   2          37,164         3.8        653,328         67.1%        $   481,909       2.7
        2014                  --              --          --        653,328         67.1%                 --        --
        2015                   1         214,336        22.0        867,664         89.1%        $ 4,673,590      26.3
2016 and thereafter            2          53,511         5.5        921,175         94.6%        $   755,040       4.3
       Vacant                 --          53,093         5.4        974,268        100.0%                 --        --
       ------                 --         -------       -----                                                     -----
       TOTAL                  52         974,268       100.0%                                    $17,758,925     100.0%
---------------------------------------------------------------------------------------------------------------------------

(1)   Information was obtained from underwritten rent roll.

(2)   "Base Rent Expiring" includes income from the McGuire Woods LLP expansion space and the Marsh USA, Inc. and the Mercer Human Resources, Inc. spaces for which tenants are not yet in occupancy or paying rent.

(3)   "2010" includes a 25,000 square foot master lease with a borrower affiliate.

                                      B-30

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $50,000,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.56x
                                  JAMES CENTER          TMA LTV:     77.92%
--------------------------------------------------------------------------------

THE JAMES CENTER LOAN

THE LOAN. The James Center Whole Loan is secured by a first priority mortgage on the borrower's fee simple interest in a 974,268 square foot Class "A" office complex located in the central business district of Richmond, Virginia. The
James Center loan, (the "James Center Loan") with a cut-off date principal balance of $50,000,000, is a ten-year interest only loan which has an anticipated prepayment date of January 1, 2016 (the "APD"). In addition to the
James Center Loan, there is a pari passu $100,000,000 A-1 note (the "James
Center Companion Loan") that has the same interest rate, maturity date and amortization term as the James Center Loan. The James Center Companion Loan was
sold in the GMAC Series 2006-C1 securitization.

THE BORROWER. The borrower, James Center Property LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by
Joseph Jerome.

The borrower acquired the James Center property as part of a "reverse" exchange permitted under Section 1031 of the United States Internal Revenue Code (the
"IRC"). At origination, the 100% equity owner and sole member of James Center
Operating LLC, which is the 100% equity owner and sole member of the borrower was Strawberry Acquisitions Inc., which is an entity that acts as a "qualified intermediary" under IRC regulations. Pursuant to IRC regulations, Strawberry
Acquisitions Inc., as nominee of the borrower, will hold indirect ownership of the James Center property until the date that is the earlier to occur of: (i)
the expiration of the 180-day period from December 14, 2005 or (ii) the sale of another property owned by an affiliate of the borrower to complete the exchange
(such time, the "Exchange Date"). On the Exchange Date, either Herald Towers,
LLC or James Center Acquisition LLC (as applicable, the "Exchange Owner") will become the sole member of James Center Operating LLC, pursuant to 1031 exchange documents and assignment and assumption documents that have been pre-approved by the lender.

NRFC WA Holdings, LLC ("NRFC"), which is an indirect wholly-owned subsidiary of
NorthStar Realty Finance L.P., either owns, in the case of James Center
Acquisition LLC, or on the Exchange Date will own, in the case of Herald Towers
LLC, a $23,300,000 preferred equity interest in the Exchange Owner. The preferred equity interest is entitled to an annual preferred return, payable monthly in arrears, which accrues at the annual rate of 13%. If there is not sufficient cash flow to pay the entire accrued preferred return in any given month, then during the period commencing December 14, 2005 to, but not including, December 31, 2008, the portion of the preferred return over 9% per annum may be deferred to the extent there is insufficient cash flow and during the period commencing December 31, 2008 to, but not including, December 31,
2010, the portion of the preferred return over 11% per annum may be deferred to the extent there insufficient cash flow. The full amount of the preferred equity of $23,300,000 must be redeemed and all deferred and accrued interest must be paid by no later than December 14, 2012 (the "Mandatory Outside Redemption
Date"). Nevertheless, the preferred equity may not be redeemed prior to December
14, 2010. If the preferred return is not paid when due or if the preferred equity is not redeemed on or before the Mandatory Outside Redemption Date or upon certain other change of control events, NRFC has the right, among other remedies, to take over the control of the Exchange Owner but is not entitled to become the common member of the Exchange Owner. The rights of NRFC to pledge or transfer its preferred interest in the Exchange Owner are subject to the transfer provisions of the James Center Loan documents.

THE PROPERTY. The property securing the James Center Loan consists of a Class
"A" office complex that contains approximately 974,268 square feet of net rentable area on 4.12 acres of land. The property consists of three separate buildings with 14, 21, and 22 stories, respectively, located on 901, 1021 & 1051
East Cary Street, in the central business district of Richmond, Virginia.
Amenities at the property include a security system on every floor of the parking garages, a YMCA with a full fitness club, restaurants, retail shops, a private dining club for members only, a bank, access to an Omni Hotel, a garden style atrium and lobbies finished in white and red Italian marble.

SIGNIFICANT TENANTS. As of November 1, 2005, the property was 94.6% occupied.
The property has a diverse tenant roster of 48 tenants totaling 974,268 square feet with 19 of the 48 tenants being credit rated by S&P, Moody's and/or Fitch
(representing 297,326 square feet or 30.5% of the net rentable area). Fifteen of the 19 tenants are rated investment grade and

                                      B-31

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $50,000,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.56x
                                  JAMES CENTER          TMA LTV:     77.92%
--------------------------------------------------------------------------------

comprise 266,237 square feet or 27.3% of the net rentable area of the property.
The four largest tenants (56.2% of the net rentable area) have been in occupancy at the property for an average of 18 years and three of the top four tenants have been in occupancy since the property's construction in 1985-1987. These four tenants are described below:

      MCGUIRE WOODS LLP (214,336 square feet, 22.0% of net rentable area) has been in occupancy at the property for more than 20 years and is the largest tenant with a lease expiration in August of 2015. McGuire Woods
      LLP is a full service law firm with 725 lawyers and 15 strategically located offices worldwide. Headquartered at the property, McGuire Woods
      LLP uses client-focused teams to serve public, private, government and non-profit clients from a variety of industries including automotive, energy resources, health care, technology and transportation. McGuire
      Woods LLP serves clients using the resources and experiences of attorneys working from eight legal departments and more than 80 areas of practice, thus meeting clients needs from virtually any area of law. Founded in
      1834, McGuire Woods LLP has a long history of growth through mergers with predecessor firms in existing markets, as well as client-centered expansion into new markets.

      WACHOVIA BANK, N.A. (145,688 square feet, 15.0% of net rentable area) has occupied its space for more than 18 years. Wachovia Bank, N.A. is the fourth largest bank holding company in the United States with assets of over $426.8 billion as of December 31, 2004. Wachovia Bank, N.A. provides financial services to retail, brokerage and corporate customers throughout the east coast and the United States. Wachovia Bank, N.A. operates full-service banking offices in 15 states and Washington, D.C. and offers full service brokerage with 688 offices in 49 states and global services through 32 international offices. As of December 31, 2005, Wachovia Bank,
      N.A. had revenue of over $25.65 billion, net income of over $6.43 billion and a market capitalization of $87.24 billion.

      WILLIAMS MULLEN (97,126 square feet, 10.0% of net rentable area) has been in occupancy for nearly 18 years and is the third largest tenant at the property. Williams Mullen provides comprehensive legal services to companies whose businesses range from regional and national to global.
      With offices in Virginia, Washington D.C. and London, Williams Mullen's
      legal team brings its experience and expertise to solving a myriad of legal needs. Founded in 1909 as a tax and trust-and-estate focused group,
      Williams Mullen has expanded to include 30 different practice areas. With
      244 attorneys, Williams Mullen continues to grow and effectively respond to the changing needs of its clients.

      DAVENPORT & COMPANY LLC (90,649 square feet, 9.3% of net rentable area) is the fourth largest tenant at the property and has occupied its space for more than 13 years. Davenport & Company LLC is the largest independent stock brokerage firm in Virginia. Davenport & Company LLC offers a complete range of investment services, including comprehensive stock and bond brokerage, investment managements, research, financial planning, insurance, public finance and corporate finance services. Davenport &
      Company LLC is a New York Stock Exchange member firm, a member of the
      National Association of Securities Dealers and a Registered Investment
      Advisor under the Investment Advisors Act of 1940. Headquartered at the
      property, Davenport & Company LLC has 18 branch offices in Virginia, North
      Carolina and Maryland. Davenport & Company LLC employs over 450 associates, including more than 150 Investment Executives. As of December
      31, 2004, Davenport & Company LLC reported total assets of $83,959,434 and total liabilities less members interests of $58,691,351.

THE MARKET. The property is situated in downtown Richmond within close proximity to State and Federal buildings and courthouses. The property's location, between the Virginia State Capitol Building and the Haxall Canal, offers superior views of these Richmond landmarks and of the James River. The property's location, in the heart of downtown Richmond, provides direct access to not only the City of
Richmond but more specifically to Shockoe Slip, Shockoe Bottom and the entire
River District, which are all within walking distance from the property. The
River District is home to many of Richmond's best restaurants, shopping venues and nightlife. In addition, the property is within a mile of Route 95, 64 and the downtown expressway (Interstate 195).

The Richmond central business district consists of approximately four million square feet of Class "A" office space with an average vacancy rate, including sublet space, of 7.7%. The primary competitive set (in the chart immediately below) includes six buildings totaling 2.5 million square feet, with an average vacancy of 8.0%. The appraiser estimated a market vacancy of

                                       B-32

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $50,000,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.56x
                                  JAMES CENTER          TMA LTV:     77.92%
--------------------------------------------------------------------------------

6% for Class "A" buildings in the Richmond central business district. The average asking rent for Class "A" space has continued to trend upward and is currently estimated at $23.50 per square foot, 18% higher than the property's average rent of $19.28 per square foot. Costar and REIS forecast a steady decrease in vacancy due to expected increases in demand coupled with the limited supply of Class "A" properties in the area. The property's primary competition is limited to a handful of properties, although, none have the combination of amenities and location, which was a key to luring Marsh USA, Inc. and Mercer
Human Resources, Inc. from the competitive subset.

-----------------------------------------------------------------------------------------------
                               PRIMARY COMPETITIVE SET(1)
                                      NET RENTABLE                          ASKING RENTAL RATE
            BUILDING NAME             SQUARE FEET             OCCUPANCY      PER SQUARE FOOT
-----------------------------------------------------------------------------------------------

James Center(2)                          974,268                94.6%               $19.90
Riverfront Plaza                         889,604                96.0%               $26.50
Federal Reserve Building                 700,000                94.1%               $18.00
Riverside on the James                   263,066                67.5%               $26.50
SunTrust Building                        450,000                96.5%               $18.00
One Shockoe Plaza                        118,518               100.0%               $22.00
Turning Basin                             92,000                76.4%               $21.00
-------------                          ---------
TOTAL/WTD AVG(3)                       2,513,188                92.0%               $22.20
-----------------------------------------------------------------------------------------------

(1)   Primary Competitive Set data is as of September 2005. Source: Cushman &
      Wakefield.

(2)   Based on the James Center rent roll as of November 1, 2005.

(3)   Total/Wtd. Avg. excludes the James Center property.

Additional new construction in the immediate Richmond central business district area, especially speculative development, is unlikely given the current state of construction costs. Industry participants estimate that construction costs have risen by 20% to 30% for both labor and materials, making the required rents for new buildings significantly higher than the current Class "A" rents.
Additionally, land availability in the Richmond central business district is becoming very scarce as existing historical areas are redeveloped for residential and retail use.

PROPERTY MANAGEMENT. The property is managed by J.E.M.B. Realty Corp., an affiliate of the borrower.

LOCKBOX/CASH MANAGEMENT. The James Center Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuation of an event of default (as such term is defined in the James Center loan documents) or certain trigger events, including, if the debt service coverage ratio for the immediately preceding three calendar quarters is less than 1.15x, and/or the failure of McGuire Woods LLP to renew its lease for at least 162,270 square feet of space at the property.

RESERVES. At origination, the borrower deposited $2,100,000 into a reserve account for the payment of tenant improvements and leasing commissions ("TI/LC
Reserve"). If the amount in the TI/LC Reserve drops below $2,100,000, from
February 2008, the borrower is required to make monthly deposits in an amount equal to $71,234, until such time as the amount in the TI/LC Reserve is equal to
$2,100,000. Additionally, the borrower deposited $1,979,907 for tenant improvements and leasing commissions relating to Marsh USA, Inc. ("Marsh") and
Mercer Human Resources, Inc. (Mercer) (the "M&M TI/LC Reserve") spaces in the
James Center property. The M&M TI/LC Reserve will be released to reimburse to borrower for tenant improvements and leasing commissions related to the Marsh and Mercer spaces. In addition, the borrower posted a letter of credit (in lieu of cash in the "Free Rent Reserve") in the amount of $1,443,831 which represents
12 months of base rent and underwritten reimbursements from Marsh and Mercer
($1,193,831), and six months of base rent totaling $250,000 under a master lease with a borrower affiliate.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

PARTIAL RELEASE. After the expiration of the defeasance lockout period but prior to the anticipated prepayment date, the borrower has the right to defease a portion of the James Center Whole Loan and obtain the release of one or more buildings from the property, if (x) in the case of a release of Three James
Center, the borrower intends to further develop Three James

                                       B-33

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $50,000,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.56x
                                  JAMES CENTER          TMA LTV:     77.92%
--------------------------------------------------------------------------------

Center to, among other things, add up to approximately 250,000 square feet of rentable area to that building or (y) in the case of a release of One James
Center, the borrower either (i) intends to further develop One James Center to, among other things, construct a second office tower containing approximately
25,000 square feet of rentable area on the plaza area of the One James Center parcel or (ii) elects to defease a portion of the James Center Whole Loan after
McGuire Woods LLP has requested the build out of the second office tower on the plaza area of the One James Center parcel. In such event, the borrower will be required to comply with the following conditions: (i) the principal balance of the defeased portion of the James Center Loan must be equal to 125% of the allocated loan amount for the building being released; (ii) the remaining property must have a loan-to-value ratio that is not greater than the lesser of the loan-to-value ratio of the James Center Loan as of the origination date and the loan-to-value ratio of the James Center Loan in effect immediately prior to the release and a debt service coverage ratio that is not less than the greater of the debt service coverage ratio of the James Center Loan as of the origination date and the debt service coverage ratio of the James Center Loan in effect immediately prior to the release and (iii) the lender must have received confirmation from each rating agency then rating the certificates that such release will not result in the downgrade, qualification or withdrawal of the rating assigned to the certificates (and any certificates issued by a securitization trust into which the James Center Companion Loan has been deposited).

ANTICIPATED PREPAYMENT DATE. After January 1, 2016, the interest rate increases to the greater of (i) the sum of the yield of the 10-year treasury rate plus
3.0% or (ii) 8.220%. In addition, there will be a full cash sweep, except for
$25,000, upon APD if the James Center Loan is not paid in full. If the James
Center Loan is not paid in full on APD, the maturity date of the James Center
Loan will be January 1, 2036.

                                      B-34

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $50,000,000
                              COLLATERAL TERM SHEET     TMA DSCR:    1.56x
                                  JAMES CENTER          TMA LTV:     77.92%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-35

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $45,000,000
                              COLLATERAL TERM SHEET     TMA DSCR:    2.33x
                              LEVEL 3 COMMUNICATIONS    TMA LTV:     47.37%
--------------------------------------------------------------------------------

                               [PICTURES OMITTED]

                                      B-36

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $45,000,000
                              COLLATERAL TERM SHEET     TMA DSCR:    2.33x
                              LEVEL 3 COMMUNICATIONS    TMA LTV:     47.37%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                          GACC

LOAN PURPOSE:                         Refinance

ORIGINAL TMA BALANCE(1):              $45,000,000

CUT-OFF TMA BALANCE(1):               $45,000,000

% BY INITIAL UPB:                     2.74%

INTEREST RATE:                        5.420%

SHADOW RATING (S/F):                  AAA/A--

PAYMENT DATE:                         1st of each month

FIRST PAYMENT DATE:                   November 1, 2005

ANTICIPATED PREPAYMENT
DATE:                                 October 1, 2010

MATURITY DATE:                        October 1, 2015

AMORTIZATION:                         Interest only through and including the
                                      payment date on October 1, 2006.
                                      Thereafter, amortization based on a
                                      30-year schedule.

CALL PROTECTION:                      Lockout until October 31, 2007,
                                      thereafter, prepayment is permitted with
                                      the payment of the Yield Maintenance
                                      Premium. On and after July 1, 2010,
                                      prepayment is permitted without
                                      premium.

SPONSOR:                              Level 3 Communications, Inc.

BORROWER:                             HQ Realty, Inc.

ADDITIONAL DEBT:                      $25,000,000 B-Note(1)

LOCKBOX:                              Hard

INITIAL RESERVES:                     Immediate Repairs:     $1,150,000

                                      Taxes:                 $1,085,000

MONTHLY RESERVES:                     Replacement:           $12,934

                                      TI/LC:                 $129,343

                                      Taxes:                 $120,606
--------------------------------------------------------------------------------

(1)   The total mortgage financing of the Level 3 Communications Loan is
      $70,000,000 (the "Level 3 Communications Whole Loan"), which consists of
      (i) a $45,000,000 A-Note (the "Level 3 Communications Loan") and (ii) a
      $25,000,000 B-Note (the "B-Note"). The B-Note is not included in the trust.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)

                                      TMA                 WHOLE LOAN
--------------------------------------------------------------------------------
LOAN BALANCE:                     $45,000,000            $70,000,000

CUT-OFF DATE BALANCE PSF:             $58                    $90

BALLOON BALANCE PSF:                  $56                    $86

LTV:                                47.37%                  73.68%

BALLOON LTV:                        45.38%                  70.60%

DSCR(2):                          2.33x/2.73x            1.23x/1.39x
--------------------------------------------------------------------------------

(2)   The debt service coverage ratio is shown on a 30-year amortization schedule and during the interest only period, respectively.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:             Single Asset

PROPERTY TYPE:                        Office

COLLATERAL:                           Fee simple interest in a Class "A"
                                      office building.

LOCATION:                             Broomfield, CO

YEAR BUILT / RENOVATED:               2000 / NAP

TOTAL AREA:                           776,058 square feet

PROPERTY MANAGEMENT:                  Self Managed

OCCUPANCY (AS OF 03/01/2006):         100.0%

UNDERWRITTEN NET CASH FLOW:           $6,761,405

APPRAISED VALUE:                      $95,000,000

APPRAISAL DATE:                       August 12, 2005
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                    MAJOR OFFICE TENANTS

                                        % OF TOTAL                 LEASE
          TENANTS               NRSF       NRSF      RENT PSF    EXPIRATION   RATINGS (S/M/F)
---------------------------------------------------------------------------------------------

Level 3 Communications, LLC    776,058    100.0%     $12.50(3)   09/30/2020   CCC+/Ca/CCC--
---------------------------------------------------------------------------------------------

(3)   Pursuant to the Level 3 Communications, LLC lease, the rent PSF increases
      $0.50 annually over the term of the lease.

                                      B-37

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $45,000,000
                            COLLATERAL TERM SHEET       TMA DSCR:    2.33x
                            LEVEL 3 COMMUNICATIONS      TMA LTV:     47.37%
--------------------------------------------------------------------------------

THE LEVEL 3 COMMUNICATIONS LOAN

THE LOAN. The Level 3 Communications Whole Loan is secured by a first priority mortgage on the borrower's fee simple interest in a 776,058 square foot office complex located in Broomfield, Colorado on approximately 45.8 acres of land. The
Level 3 Communications Loan is interest only for the initial twelve-months of the Level 3 Communications Loan term and amortizes on a 30-year schedule thereafter. The Level 3 Communications Loan accrues interest at 5.420% until
October 1, 2010, the anticipated prepayment date (the "APD"). In addition, there is a $25,000,000 B-Note secured by the property which is not included in the trust.

THE BORROWER. The borrower, HQ Realty, Inc., a Delaware corporation, is a special-purpose bankruptcy-remote entity, with at least one independent director, for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Level 3 Communications, Inc.

LEVEL 3 COMMUNICATIONS, INC. ("Level 3") (Nasdaq: LVLT), founded in 1985 and headquartered in Broomfield, Colorado at the property, provides international communications and information services worldwide. Level 3, which as of March 1,
2006 has a market capitalization of $2.47 billion with approximately 701.26 million shares outstanding, built the first international, continuously upgradeable network optimized for IP technology. Currently, Level 3 operates one of the largest communications and Internet backbones in the world and is one of the largest providers of wholesale dial-up service to Internet Service Providers
("ISPs") in North America. Level 3's services include: managed modem for the dial-up access business, wholesale voice-over-IP (VoIP) component services,
Internet protocol and data services, such as Internet protocol transit and network interconnection solutions and transport and infrastructure services, including high-speed Internet access services.

Through acquisitions and various alliances, Level 3 has expanded its reach throughout the telecom services industry. Level 3 maintains a presence in all 50 states, Canada, Europe and Asia and is a member of the Fortune 500. Currently, the world's largest telecom carriers all continue to use Level 3's communications and information services, as do the 10 largest United States ISPs and the 10 largest European telecom carriers. Through Level 3's dial-up ISP customers, the company's dial-up infrastructure is accessible to approximately
90% of the United States population. During the first quarter of 2005, Level 3's top customers included: AT&T, Cingular, Microsoft, Earthlink, France Telecom,
SBC, Time Warner, Inc., United Online and Verizon.

THE PROPERTY. The property securing the Level 3 Communications Loan consists of four, 4-story buildings that comprise 776,058 square feet of Class "A" space on
46 acres of land in a state-of-the-art office complex located in Broomfield,
Colorado, approximately 15 miles northwest of the Denver central business district. The property includes the latest advancements in informational technology, and a parking structure which contains 3,100 total parking spaces for a parking ratio of 4.0 spaces per 1,000 square feet of net rentable area. In addition, the property benefits from numerous amenities, including: close proximity to over three million square feet of Class "A" retail space, a 27-hole championship golf course, beautifully landscaped courtyards, an auditorium, a
24-hour fitness center, a bistro/cafe and an outdoor basketball court.

       ------------------------------------------------------------------
                         NET RENTABLE AREA (SQUARE FEET)
       ------------------------------------------------------------------
       Building 1000 (Engineering)                                203,105
       Building 2000 (Corporate)                                   99,824
       Building 3000 (Business Units)                             227,093
       Building 4000 (Corporate/Finance)                          246,036
       ---------------------------------                          -------
       TOTAL                                                      776,058
       ------------------------------------------------------------------

THE TENANT. The property is 100.0% leased by Level 3 Communications, LLC ("Level
3 LLC"), a wholly-owned subsidiary of Level 3 Communications, Inc. Level 3 LLC executed a 15-year, non-cancellable, net lease at $12.50 per square foot on the
776,058 square feet of total net rentable area. On each anniversary of the Level
3 LLC lease's commencement date, the rent per square foot will increase by
$0.50.

                                      B-38

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $45,000,000
                            COLLATERAL TERM SHEET       TMA DSCR:    2.33x
                            LEVEL 3 COMMUNICATIONS      TMA LTV:     47.37%
--------------------------------------------------------------------------------

THE MARKET. The property is situated within the Northwest submarket approximately 15 miles northwest of the Denver central business district and approximately 13 miles southeast of Boulder, Colorado. The property is easily accessible from U.S. Highway 36 (Boulder Turnpike) and Interstate 470 (Denver
outer loop), which provides direct access to downtown Denver, Boulder and the entire Denver MSA. The immediate area surrounding the property consists of the
963-acre Interlocken Advanced Technology Business Park, the 1.5 million square foot Flatiron Crossing regional mall which opened in August 2000, the Jefferson
County Airport and the Flatiron Marketplace, a 440,000 square foot shopping center.

According to CB Richard Ellis ("CBRE"), the overall Denver office market finished 2005 with positive indicators. The fourth quarter 2005 ended with over
750,000 square feet of positive absorption, the highest level since 2002. Rental rates escalated in the fourth quarter of 2005 to $17.08 per square foot while vacancy and availability both declined to the lowest level in almost four years.
Vacancy now stands at 15.8%, down from 16.5% in the third quarter of 2005. In addition, sublease space continued to decrease in the fourth quarter of 2005, declining 13% year-over-year.

According to CBRE, as of the fourth quarter of 2005, the Northwest submarket maintained a total of approximately seven million square feet of net rentable area. As of the fourth quarter of 2005, the Northwest submarket reported a 23.5%
vacancy rate, which is down from 28.6% in the second quarter of 2005. The fourth quarter of 2005 Northwest submarket average rental rate is $17.80 per square foot, up from the $17.05 per square foot reported in the second quarter 2005, resulting in a below market rental rate at the property of approximately 29.8%.
The Northwest submarket exhibited positive net absorption of approximately
150,000 square feet and new construction of approximately 71,000 square feet.
The submarket vacancy rate was generated by a considerable amount of new construction which occurred during the 1999 through 2001 period as a result of the fall out of the dot-com and high-tech companies, however, vacancy levels have been trending downward.

The competitive set, as determined by CBRE, consists of the following three
Class "A" office properties located within the Interlocken Business Park exhibiting annual rental rates that range from $11.00 to $15.00 per square foot
(net).

--------------------------------------------------------------------------------------------------------------------------
                                                     COMPETITIVE SET

                                                        YEAR      RENTABLE                               ANNUAL RENT PER
            PROPERTY                     LOCATION       BUILT   SQUARE FEET    STORIES     OCCUPANCY      SQUARE FOOT(1)
--------------------------------------------------------------------------------------------------------------------------

LEVEL 3 COMMUNICATIONS, INC.          BROOMFIELD, CO    2000      776,058         4        100.0%              $12.50
380 Interlocken Crescent              Broomfield, CO    2000      233,738        10         98.0%         $12.00 -- $14.00
390 Interlocken Crescent              Broomfield, CO    2002      241,226        10         55.0%         $11.00 -- $15.00
Mountain View -- Corp Center III      Broomfield, CO    1999      114,908         3         92.0%         $11.50 -- $12.50
--------------------------------------------------------------------------------------------------------------------------

(1)   Pursuant to the Level 3 Communications, LLC lease, the rent PSF increases
      $0.50 annually over the term of the lease.

PROPERTY MANAGEMENT. The property is self managed by LeveI 3 Communications,
Inc., an affiliate of the borrower.

CASH MANAGEMENT. The Level 3 Communications Loan is structured with a hard lockbox with springing cash management if the Level 3 Communications Loan is not paid in full on the APD or upon the occurence and continuation of an event of default (as such term is defined in the loan documents) or an event of default under the Bond Indenture and Loan Agreements (as such term is defined in the
Level 3 Communications Loan Agreement).

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. A $25,000,000 B-Note exists that will be held outside of the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

ANTICIPATED PREPAYMENT DATE. With respect to the Level 3 Communications Loan, on and after APD, the interest rate for the Level 3 Communications Loan increases to the greater of (a) the sum of the yield of the "on-the-run" 5-year Treasury rate plus 3.0% or (b) 8.420%. In addition, there will be a full cash flow sweep upon APD if the Level 3 Communication Loan is not paid in full. If the Level 3
Communications Loan is not paid in full on APD, the maturity date will be extended to October 1, 2015.

                                      B-39

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                        TMA BALANCE: $45,000,000
                            COLLATERAL TERM SHEET       TMA DSCR:    2.33x
                            LEVEL 3 COMMUNICATIONS      TMA LTV:     47.37%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-40

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-41

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $42,090,680
                              COLLATERAL TERM SHEET         DSCR:    1.65x
                             GRAND MARC AT RIVERSIDE        LTV:     69.46%
--------------------------------------------------------------------------------

                               [PICTURES OMITTED]

                                      B-42

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $42,090,680
                             COLLATERAL TERM SHEET          DSCR:    1.65x
                            GRAND MARC AT RIVERSIDE         LTV:     69.46%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         GECC

LOAN PURPOSE:                        Refinance

ORIGINAL PRINCIPAL BALANCE:          $42,090,680

CUT-OFF PRINCIPAL BALANCE:           $42,090,680

% BY INITIAL UPB:                    2.56%

INTEREST RATE:                       5.500%

PAYMENT DATE:                        1st of each month

FIRST PAYMENT DATE:                  February 1, 2006

MATURITY DATE:                       January 1, 2016

AMORTIZATION:                        Interest only

CALL PROTECTION:                     Lockout for 24 months from
                                     securitization date, then defeasance
                                     is permitted. On and after November
                                     1, 2015, prepayment can be made
                                     without premium.

SPONSOR:                             GMH Communities Trust, Gary M.
                                     Holloway, Vornado Realty Trust and
                                     College Park Investments, LLC

BORROWER                             Grand Marc UCR, L.P.

LOCKBOX:                             None

INITIAL RESERVES:                    Tax:                   $205,462

                                     Insurance:             $18,750

MONTHLY RESERVES:                    Tax:                   $50,000

                                     Insurance              $6,250

                                     Replacement
                                     Escrow Fund:           $7,920
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

CUT-OFF BALANCE / UNIT:              $198,541

CUT-OFF BALANCE / BEDROOM:           $55,382

BALLOON BALANCE / UNIT:              $198,541

BALLOON BALANCE / BEDROOM:           $55,382

LTV:                                 69.46%

BALLOON LTV:                         69.46%

DSCR:                                1.65x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Multifamily Student Housing

                                     Leasehold interest in a Class "A"
                                     multifamily student housing
COLLATERAL:                          property.

LOCATION:                            Riverside, CA

YEAR BUILT / RENOVATED:              2001

TOTAL UNITS:                         212 Units/760 Bedrooms

PROPERTY MANAGEMENT:                 College Park Management, LLC

OCCUPANCY (10/13/2005)(1):           93.6%

UNDERWRITTEN NET CASH FLOW:          $3,876,843

APPRAISED VALUE:                     $60,600,000

APPRAISAL DATE:                      August 10, 2005
--------------------------------------------------------------------------------
(1)  Occupancy based on beds.

--------------------------------------------------------------------------------------------------------------
                                           PROPERTY DESCRIPTION
                                                                     AVERAGE RENT              MARKET RENT
                                                                       PER UNIT/                PER UNIT/
                                                                     PER BEDROOM/             PER BEDROOM/
                                    # OF          SQUARE FEET           PER SF                   PER SF
    UNIT TYPE                  UNITS/BEDROOMS      PER UNIT           (PER MONTH)              (PER MONTH)
--------------------------------------------------------------------------------------------------------------

1 Bedroom, 1 Bath                   8/8             677           $1,069/$1,069/$1.58      $1,080/$1,080/$1.60
2 Bedroom, 2 Bath                  32/64            904             $1,734/$867/$1.92        $1,760/$880/$1.95
4 Bedroom, 4 Bath                 172/688          1,415            $3,004/$751/$2.12        $3,200/$800/$2.26
                                  -------                         -------------------      -------------------
TOTAL/WEIGHTED AVERAGE            212/760                           $2,739/$764/$2.09        $2,903/$810/$2.22
--------------------------------------------------------------------------------------------------------------

                                      B-43

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $42,090,680
                             COLLATERAL TERM SHEET          DSCR:    1.65x
                            GRAND MARC AT RIVERSIDE         LTV:     69.46%
--------------------------------------------------------------------------------

THE GRAND MARC AT RIVERSIDE LOAN

THE LOAN. The Grand Marc at Riverside Loan is secured by a first mortgage on the leasehold interest in a Class "A" 212 unit/760 bedrooms, student housing multifamily property located in Riverside, California, less than one mile west of University of California Riverside and approximately three miles east of
Riverside Community College.

THE BORROWER. The borrower is a single purpose entity whose managing member has a springing member who is qualified as an independent manager. Sponsors of the borrower are GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust and
College Park Investments, LLC.

GMH Communities Trust was formed in May 2004 to continue and expand upon the student and military housing businesses of its predecessor entities and other affiliated entities, collectively referred to as GMH Associates. Founded by Gary
M. Halloway, Sr. in 1985, GMH Associates principal business is the acquisition, development and management of commercial and residential real estate with a focus on student housing. GMH Communities Trust completed its initial public offering in November 2004 and sold an aggregate of 30,350,989 common shares at an initial public offering price of $12 per share.

According to GMH Communities Trust Prospectus dated September 28, 2005 subsequent offering, GMH Communities Trust reported they own or have ownership interest in 52 student housing properties, containing a total of 9,657 units with 31,371 beds with the overall average property occupancy as of September 30,
2005 reported to be 97%. GMH manages all of the student housing properties it owns and manages or provides consulting services for 18 student housing properties (4,225 units/12,085 beds) owned by others. Additionally, GMH
Communities Trust has an ownership interest in and operates seven military housing privatization projects and has an additional project under exclusive negotiation, comprising an aggregate of 16,744 housing units on 19 military bases. As of June 30, 2005, the debt-to-assets ratio was reported to be approximately 62.8%

Vornado Realty Trust is a fully integrated real estate investment trust and one of the largest owners and managers of real estate in the United States with a portfolio of approximately 53 million square feet in its major platforms, primarily located in the New York and Washington, D.C. metro areas. It is reported to be the eighth largest real estate investment trust on the S&P 500
Index and as of December 7, 2005 Vornado Realty Trust's total market capitalization was reported to be approximately $23 billion.

THE PROPERTY. Grand Marc at Riverside is Class "A" 212 unit/760 bedroom, gated student housing multifamily property which was built in 2001 and consists of six four-story buildings along with a one-story clubhouse. The property is located in Riverside, California less than one mile from University of California
Riverside and approximately three miles from Riverside Community College.

Situated on approximately 12 acres, amenities at Grand Marc at Riverside include a swimming pool and spa, a clubhouse with fitness and business center, community room, theatre, tanning beds, basketball court and walking track. The University of California Riverside has a shuttle bus service, with a stop at the property, which provides transportation to and from the campus.

According to the University of California Riverside website, full time enrollment for the 2005-2006 school year is 16,622 and Riverside Community
College's current full-time enrollment is reported to be 15,332. The University of California Riverside's enrollment is expected to grow to 21,000 students by
2010 and 22,000 by 2015. The university offers three on-campus housing styles ranging from residence halls for entering freshman to on campus apartments and family housing. The housing office estimated there were 4,500 student residences, which were currently all occupied with the exception of a few units.
The University of California Riverside is a major research university and national center for the humanities with nationally and internationally recognized faculty and is the second largest employer in Riverside County with approximately 6,469 employees.

The property consists of six four-story mid-rise elevator apartment buildings, containing one, two and four-bedroom units and a one-story clubhouse. The units are fully furnished units, rented by the bedroom as student housing. Each unit's appliance package includes a refrigerator/freezer, dishwasher, microwave oven and a full size washer and dryer. The common area furnishings include a dining room table and chairs, couch, coffee table and end tables. Monthly rent at Grand
Marc at Riverside

                                      B-44

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $42,090,680
                             COLLATERAL TERM SHEET          DSCR:    1.65x
                            GRAND MARC AT RIVERSIDE         LTV:     69.46%
--------------------------------------------------------------------------------

includes cable and internet service. GMH Communities Trust reports that they are currently requiring 12-month leases with parental guarantees unless the tenant's income and credit does not warrant the guarantee.

THE MARKET. The property is located in the Inland Empire metropolitan statistical area in Riverside and San Bernardino Counties. The population in this area was reported to have increased 2.63% from 2000 to 2005 to a total of
3,733,300. The appraiser reported the overall outlook was positive with the population projected to increase and more importantly the employment growth is projected to increase. More specifically, the property is in the central part of the City of Riverside with the primary highway access to the market including
State Routes 91, 60 and Interstate 215.

The appraiser reported the Riverside apartment market contained an overall inventory of 119,864 units and further that the inventory has increased 0.9%
annually over the past eight years. The overall occupancy was reported to be
95.7% as of second quarter 2005 with the effective rental rate at $919 per unit.
Rental rates were reported to have increased an average of 5% per year since
1996. The Riverside County/Corona submarket is reported to have an overall inventory of 9,986 units and a 95.4% reported occupancy at $1,029 per unit effective rents. The Class "A" space in the submarket represents 64% of the inventory or 6,369 units. The occupancy for this space is reported to be 94.8%
and rents are at $1,153 per unit. The appraiser reported there were two newly constructed Class "A" apartments which are direct competitors of the property, but stated the impact to the property would be marginal due to the increase in demand for multifamily in the area.

Market rental rate for 1 bedroom/1 bath units for comparable properties reportedly ranged from $1,085 to $1,270 per bed and appraiser concluded that the market rate for this unit type was $1,080 per bed. Market rental rates for 2 bedroom/2 bath units ranged from $850 to $990 per bed and the concluded market rate for this unit type was $880 per bed. Market rental rates for 4 bedroom/4 bath units ranged from $755 to $950 and the concluded market rate for this unit type was $800 per bed. As of October 2005, the occupancy (per bedroom) at Grand
Marc Riverside was 93.6%. The in place rents for 1 bedroom/1bath, 2 bedroom/2baths and 4bedroom/4baths was $1,069, $867 and $751 per bed, respectively for the property.

PROPERTY MANAGEMENT. The property is managed by College Park Management, LLC, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

GROUND LEASE. The property is subject to a ground lease which began August 1,
2001. The annual ground lease rent is $270,000. The term of the lease is for 50 years and terminates on August 1, 2051. There are consumer price index increases every five years and the lessee has the option to extend the term of the lease for two additional periods of five years each.

                                      B-45

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $42,090,680
                             COLLATERAL TERM SHEET          DSCR:    1.65x
                            GRAND MARC AT RIVERSIDE         LTV:     69.46%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-46

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-47

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $35,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.46x
                              MEADOWOOD NAPA VALLEY         LTV:     65.18%
--------------------------------------------------------------------------------

                               [PICTURES OMITTED]

                                      B-48

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $35,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.46x
                              MEADOWOOD NAPA VALLEY         LTV:     65.18%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         GACC

LOAN PURPOSE:                        Refinance

ORIGINAL PRINCIPAL BALANCE:          $35,000,000

CUT-OFF PRINCIPAL BALANCE:           $35,000,000

% BY INITIAL UPB:                    2.13%

INTEREST RATE:                       5.860%

PAYMENT DATE:                        1st of each month

FIRST PAYMENT DATE(1):               May 1, 2006

MATURITY DATE:                       April 1, 2016

AMORTIZATION:                        Interest only through and including the
                                     payment date occurring in April 1, 2009.
                                     Thereafter, amortization is based on a 30-
                                     year schedule.

CALL PROTECTION:                     Lockout for 24 months from the
                                     securitization date, then defeasance is
                                     permitted. On and after January 1, 2016,
                                     prepayment is permitted without premium.

SPONSORS(2):                         Pacific Union Development Company and
                                     Terroir Hotel and Resort Fund, LP

BORROWER:                            Meadowood Resort, LLC

LOCKBOX:                             Hard

INITIAL RESERVES:                    None

MONTHLY RESERVES:                    Taxes:                 $24,971

                                     Insurance:             $7,975

                                     FF&E:                  $74,301
--------------------------------------------------------------------------------

(1)   The April 1, 2006 payment to the trust will be made by GACC.

(2)   Terroir Hotel and Resort Fund, LP is expected to acquire a 49% equity interest in an equity owner of the borrower.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE:                        $35,000,000

CUT-OFF DATE LOAN / KEY:             $353,535

BALLOON BALANCE / KEY:               318,625

LTV:                                 65.18%

BALLOON LTV:                         58.74%

DSCR(3):                             1.46x/1.74x
--------------------------------------------------------------------------------

(3)   The debt service coverage ratio is shown on a 30-year amortization schedule and during the interest only period, respectively.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET / PORTFOLIO:            Single Asset

PROPERTY TYPE:                       Full service resort hotel

COLLATERAL:                          Fee simple interest in a 99-key
                                     resort.

LOCATION:                            St. Helena, CA (Napa Valley)

YEAR BUILT/RENOVATED:                1964/2006

NUMBER OF KEYS:                      99

PROPERTY MANAGEMENT:                 Pacific Union Company, Inc.
                                     (an affiliate of the borrower)

OCCUPANCY (AS OF 11/30/2005):        59.5%

UNDERWRITTEN NET CASH FLOW:          $3,621,666

APPRAISED VALUE:                     $53,700,000

APPRAISAL DATE:                      December 12, 2005
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      FINANCIAL STATISTICS
                                                                               2005
                                             2003             2004         (TTM 11/05)        DB U/W
-------------------------------------------------------------------------------------------------------

KEYS.............................                 99               99               99              99
OCCUPANCY %......................               57.6%            58.9%            59.5%           63.0%
OCCUPIED ROOM NIGHTS.............             20,815           21,354           21,497          22,765
ADR..............................         $   509.34       $   495.71       $   507.83      $   510.00
REVPAR...........................         $   293.40       $   292.17       $   302.15      $   321.30
GROSS OPERATING PROFIT...........         $4,366,498       $3,530,846       $4,488,065      $5,370,079
NET OPERATING INCOME.............         $3,383,498       $2,580,146       $3,505,358      $4,290,372
OPERATING CASH FLOW..............         $2,974,155       $2,179,473       $3,082,631      $3,621,666
-------------------------------------------------------------------------------------------------------

                                      B-49

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $35,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.46x
                              MEADOWOOD NAPA VALLEY         LTV:     65.18%
--------------------------------------------------------------------------------

THE MEADOWOOD NAPA VALLEY LOAN

THE LOAN. The Meadowood Napa Valley loan (the "Meadowood Napa Valley Loan") is secured by a first priority mortgage on the borrower's fee simple interest in the Meadowood Napa Valley resort, a 99-key resort hotel, located in St. Helena, in the heart of California's Napa Valley. The Meadowood Napa Valley Loan, a
10-year loan, is interest only for the first three years of the Meadowood Napa
Valley Loan and amortizes thereafter on a 30-year schedule. Based on the appraised value of $53,700,000, the borrower has implied equity of $18,700,000 in the property.

THE BORROWER. The borrower, Meadowood Resort, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent directors for which a non-consolidation opinion was delivered at closing.
Currently, the borrower is sponsored by Pacific Union Development Company;
however, it is anticipated that Terroir Hotel and Resort Fund, LP will acquire a
49% equity interest in an equity owner of the borrower.

PACIFIC UNION DEVELOPMENT COMPANY ("Pacific Union") was founded in 1975 and has distinguished itself as a leader in the development and management of large-scale commercial, residential and mixed-use properties located primarily in the San Francisco Bay Area. Pacific Union has demonstrated its experience in the development of the following San Francisco hotel assets, each located in the
Pacific Heights district: (i) the Hotel Drisco, a 48-key luxury boutique hotel and the recipient of three 2005 TripAdvisor Traveler's Choice Awards and (ii)
the Laurel Inn, a 49-key renovated hotel, rated by American Automobile
Association. Additional Pacific Union developments include: (i) the Canyon Creek
Club, a luxury condominium complex located in Park City, Utah and (ii) the Smith
Ranch Homes, an active retirement community located in San Rafael, California.

TERROIR HOTEL AND RESORT FUND, LP ("Terroir") is a private fund which was recently formed to make long-term investments in high-end hospitality ventures.
Terroir, which currently has approximately $45 million in committed capital, has made two investments -- a minority interest in the Hotel Hana Maui, Hawaii and a tract of land in St. Kitts island in the West Indies, Terroir expects to complete between three and six investments. Terroir and Pacific Union are currently negotiating for Terroir's purchase of a 49% equity interest in an equity owner of the borrower. As part of the acquisition, Terroir is required to fund $10 million in capital improvements to the Meadowood Napa Valley resort.

THE PROPERTY. The Meadowood Napa Valley Loan is secured by the 99-key Meadowood
Napa Valley resort located in St. Helena, California in the heart of the Napa
Valley. The Meadowood Napa Valley resort, which was constructed in 1964 and which commenced a five-year renovation project in 2003, consists of five parcels of land totaling approximately 3.25 million square feet (74.7 acres). The property contains 35 buildings, 99 keys, a clubhouse with two restaurants, 4,829 square feet of indoor meeting space and 8,200 square feet of outdoor function space. The property also includes the following recreational facilities, which are part of the collateral for the Meadowood Napa Valley Loan: (i) a nine-hole,
2,170 yard, golf course, (ii) a first class health spa, (iii) seven championship tennis courts, (iv) two croquet lawns and (v) two outdoor heated swimming pools.
The property's cottages, suites and lodges offer numerous amenities including wood burning fireplaces, spacious bathrooms and private terraces. Additionally, the restaurant at the property, "The Grill," offers fine cuisine and select wines from local Napa Valley vineyards.

For the first half of the 20th century, the land that comprises the Meadowood
Napa Valley resort was held for private use; however, as the valley wineries experienced a renaissance in the early 1960's, a small club with seven rooms was established for local families and visitors to the wine country. In the late
1970's, Pacific Union acquired the then seven-room club and adjoining properties with the following vision to: (i) enhance the club for local families and frequent visitors to Napa Valley, (ii) create a common ground for the Napa
Valley wine growing community and (iii) create a country estate recognized among the finest in the world. In 1985, the Meadowood Napa Valley resort became the first Napa Valley property to join Relais & Chateaux, and since its inception in
1981, the Meadowood Napa Valley resort has been the home of the Napa Valley Wine
Auction, one of the premiere wine events worldwide.

PLANNED IMPROVEMENTS. In 2003, Pacific Union began a five-year refurbishment and renovation program, which will include upgrades to the facilities and amenities at the property, so as to improve the overall quality of the Meadowood Napa
Valley

                                      B-50

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $35,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.46x
                              MEADOWOOD NAPA VALLEY         LTV:     65.18%
--------------------------------------------------------------------------------

resort and to increase its market share. In order to avoid disruptions to the property's operations during the renovation period, the guestroom renovations are expected to be phased in three periods during the Meadowood Napa Valley resort's off-peak season, from November to February. In 2005, total renovation costs were approximately $1.43 million and planned capital expense over the projected 2006 - 2008 period are approximately $23.50 million, with approximately $3.91 million estimated for 2006, approximately $10.29 million estimated for 2007 and approximately $9.30 million estimated for 2008.

THE MARKET. Meadowood Napa Valley resort, located approximately 60 miles north of San Francisco in St. Helena, California, is situated within the Napa Valley market. Napa Valley, often referred to as "the food and wine capital of the
United States," is a popular tourist destination with domestic and international demand driven primarily by the region's local vineyards, wineries and restaurants. Napa's dominant manufacturing industry is wine production with
Sutter Home, Trinchero Family Estates and Beringer Wineries employing approximately 1,500 people, the largest employers among the wineries.

St. Helena, California is a vibrant town in the middle of one of the most popular areas in Napa Valley. With a vast variety of world-famous wineries, world-class restaurants, and unique boutique shops, St. Helena holds the essence that popularized the Napa Valley region. Three of the more popular wineries in the local area include: the Folie a Deux Winery, Niebaum-Coppola Estate Winery
and Merryvale Vineyards. St. Helena's nationally acclaimed restaurants are also a primary tourist attraction. Three of the most popular restaurants in St.
Helena include the restaurant at the Meadowood Napa Valley Resort, Tra Vigne and
the Culinary Institute of America at the Greystone Cellars. Additionally, St.
Helena provides a variety of recreational activities, including cycling, spa treatments, golfing and historical site-seeing.

According to Smith Travel Research, the Napa County market, which attracts the majority of its guestroom demand from the greater San Francisco Bay Area, contains approximately 2,932 hotel guestrooms, with 1,264 guestrooms being classified as "upscale." In addition to exhibiting financial strength during periods of economic expansion, Napa Valley visitation has proven to be very resilient during periods of recession. Overall, demand in many Bay Area markets, including Napa, declined during the 2001-2002 recession; however, as compared to the rest of the Bay Area, the Napa Valley hotel market was not as heavily impacted.

COMPETITIVE SET:

The property is located in the Napa Valley market region; however, by virtue of the resort's upscale luxury market orientation, the primary competitive set extends to properties located in the Sonoma Valley. The property primarily competes with high-end upscale and luxury hotels and resorts in the Napa and
Sonoma Valleys that accommodate highly discriminating individuals and small groups. These properties are commonly termed "romance destination" resorts.
Based on an evaluation of the occupancy, rate structure, market orientation, chain affiliation, location, facilities, amenities, reputation, and quality of the area's hotels, the indicative competitive set is comprised of only four luxury hotels and resorts, with a total of 607-keys, including: the Auberge du
Soleil (52-keys), the Fairmont Sonoma Mission Inn (228-keys), the Silverado
Country Club (280-keys) and the Calistoga Ranch (47-keys).

-----------------------------------------------------------------------------------------------------------------------------
                                                   COMPETITIVE SET DETAIL

                                                              DISTANCE FROM                  OCCUPANCY      ADR       REVPAR
         HOTEL                      KEYS      LOCATION           PROPERTY       YEAR OPENED   2005(1)     2005(1)     2005(1)
-----------------------------------------------------------------------------------------------------------------------------

Meadowood Napa Valley(2)......       99    St. Helena, CA           --              1964      59.5%       $507.83    $302.15
Calistoga Ranch...............       47    Calistoga, CA    5 Miles Northwest       2004      60.0%       $670.00    $402.00
Auberge du Soleil.............       52    Rutherford, CA     8 Miles South         1984      65.0%       $750.00    $487.50
Silverado Country Club........      280    Napa, CA           15 Miles South        1966      75.0%       $218.00    $163.50
Fairmont Sonoma Mission Inn...      228    Sonoma, CA       30 Miles Southwest      1927      67.0%       $294.00    $196.88
------------------------------      ---    --------------   ------------------      ----      ----        -------    -------
  TOTAL/WTD. AVG.(3)..........      607            --               --                --      70.0%       $327.12    $222.30
-----------------------------------------------------------------------------------------------------------------------------

(1)   Competitive set performance data is projected year-end 2005, as of
      October, 2005. (Source: HVS International)

(2)   Meadowood Napa Valley resort 2005 performance data is as of TTM November,
      2005.

(3)   Total/Wtd. Avg. excludes the Meadowood Napa Valley resort.

                                      B-51

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $35,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.46x
                              MEADOWOOD NAPA VALLEY         LTV:     65.18%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    COMPETITIVE SET PERFORMANCE PENETRATIONS

                                                       2004              2005
--------------------------------------------------------------------------------
MEADOWOOD NAPA VALLEY(1)
 Occupancy...................................           58.9%             59.5%
 ADR.........................................        $495.71           $507.83
 RevPAR......................................        $292.17           $302.15
PRIMARY COMPETITIVE SET(2)
 Occupancy...................................           67.7%             70.0%
 ADR.........................................        $288.35           $327.12
 RevPAR......................................        $189.70           $222.30
MEADOWOOD NAPA VALLEY PENETRATION
 Occupancy...................................          87.0%             85.0%
 ADR.........................................         171.9%            155.2%
 RevPAR......................................         154.0%            135.9%
--------------------------------------------------------------------------------

(1)   The Meadowood Napa Valley Resort 2004 data is as of December 31, 2004 and the Meadowood Napa Valley Resort 2005 data is as of TTM November, 2005.

(2)   The primary competitive set 2004 and 2005 data is as of October, projected for November and December. (Source: HVS International). The primary competitive set is defined in the chart entitled "Competitive Set Detail."

In 2005, the property's competitive set demonstrated significant increases in both demand and occupancy. Demand growth continues to strengthen in Napa Valley and many observers expect hotel performance to remain strong in the long term.
As referenced in the "Competitive Set Performance Penetrations" chart above, in
2004 and 2005, the Meadowood Napa Valley resort outperformed the competitive set on the basis of both ADR and RevPAR.

PROPERTY MANAGEMENT. Pacific Union Company, Inc., an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE DEBT. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-52

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $35,000,000
                              COLLATERAL TERM SHEET         DSCR:    1.46x
                              MEADOWOOD NAPA VALLEY         LTV:     65.18%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-53

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,914,000
                              COLLATERAL TERM SHEET         DSCR:    1.46x
                                 PEGASUS -- GMH             LTV:     60.49%
--------------------------------------------------------------------------------

                               [PICTURES OMITTED]

                                      B-54

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,914,000
                              COLLATERAL TERM SHEET         DSCR:    1.95x
                                 PEGASUS -- GMH             LTV:     60.49%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         GECC

LOAN PURPOSE:                        Refinance

ORIGINAL PRINCIPAL BALANCE:          $29,914,000

CUT-OFF PRINCIPAL BALANCE:           $29,914,000

% BY INITIAL UPB:                    1.82%

INTEREST RATE:                       5.220%

PAYMENT DATE:                        1st of each month

FIRST PAYMENT DATE:                  February 1, 2006

MATURITY DATE:                       January 1, 2011

AMORTIZATION:                        Interest only

CALL PROTECTION:                     Lockout for 24 months from securitization
                                     date, then defeasance is permitted. On
                                     January 1, 2011, prepayment can be
                                     made without premium.

SPONSOR:                             GMH Communities Trust, Gary M.
                                     Holloway, Vornado Realty Trust and
                                     College Park Investments, LLC.

BORROWER:                            Pegasus Connection Associates, LLC

LOCKBOX:                             None

INITIAL RESERVES:                    Tax:                       $156,250

                                     Insurance:                 $23,400

                                     Engineering:               $88,000

MONTHLY RESERVES:                    Tax:                       $52,083

                                     Insurance:                 $7,800

                                     Replacement
                                     Escrow Fund:               $9,698
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE/UNIT:           $95,878

CUT-OFF DATE BALANCE/BEDROOM:        $32,166

CUT-OFF DATE BALLOON BALANCE/UNIT:   $95,878

BALLOON BALANCE/BEDROOM:             $32,166

LTV:                                 60.49%

BALLOON LTV:                         60.49%

DSCR:                                1.95x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset

PROPERTY TYPE:                       Multifamily Student Housing

COLLATERAL:                          Fee Simple interest in a
                                     multifamily student housing
                                     property.

LOCATION:                            Orlando, FL

YEAR BUILT / RENOVATED:              1999

TOTAL UNITS:                         312 Units/930 Bedrooms

PROPERTY MANAGEMENT:                 College Park Management, LLC

OCCUPANCY (12/16/2005)(1):           98.7%

UNDERWRITTEN NET CASH FLOW:          $3,080,939

APPRAISED VALUE:                     $49,450,000

APPRAISAL DATE:                      December 4, 2005
--------------------------------------------------------------------------------
(1)   Occupancy is based on beds.

-----------------------------------------------------------------------------------------------------------------------
                                               PROPERTY INFORMATION

                                                                      AVERAGE RENT PER UNIT/      MARKET RENT PER UNIT/
                              # OF                                         PER BEDROOM/               PER BEDROOM/
      UNIT TYPE          UNITS/BEDROOMS     SQUARE FEET PER UNIT        PER SF (PER MONTH)         PER SF (PER MONTH)
-----------------------------------------------------------------------------------------------------------------------

  1 Bedroom, 1 Bath           30/30                  478                 $  829/$829/$1.73          $  885/$885/$1.85
  2 Bedroom, 2 Bath          90/180                  761                 $1,197/$599/$1.57          $1,200/$600/$1.58
  3 Bedroom, 3 Bath          48/144                  989                 $1,645/$548/$1.66          $1,665/$555/$1.68
  4 Bedroom, 2 Bath          36/144                1,116                 $1,907/$477/$1.71          $1,940/$485/$1.74
  4 Bedroom, 4 Bath         108/432                1,312                 $2,022/$506/$1.53          $2,040/$510/$1.54
                            -------                -----                 -----------------          -----------------
TOTAL/WEIGHTED AVERAGE      312/930                1,004                 $1,598/$567/$1.59          $1,617/$543/$1.61
-----------------------------------------------------------------------------------------------------------------------

                                      B-55

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,914,000
                              COLLATERAL TERM SHEET         DSCR:    1.95x
                                 PEGASUS -- GMH             LTV:     60.49%
--------------------------------------------------------------------------------

THE PEGASUS -- GMH LOAN

THE LOAN. The Pegasus -- GMH Loan is secured by a first mortgage on a Class "A"
312 unit/930 bedrooms student housing multifamily property located in Orlando,
Florida, less than one mile south of the University of Central Florida.

THE BORROWER. The borrower is a single purpose entity whose managing member has a springing member who qualifies as an independent manager. Sponsors of the borrower are GMH Communities Trust, Gary M. Holloway, Vornado Realty Trust and
College Park Investments, LLC.

GMH Communities Trust was formed in May 2004 to continue and expand upon the student and military housing businesses of its predecessor entities and other affiliated entities, collectively referred to as GMH Associates. Founded by Gary
M. Halloway, Sr. in 1985, GMH Associates principal business is the acquisition, development and management of commercial and residential real estate with a focus on student housing. GMH Communities Trust completed its initial public offering in November 2004 and sold an aggregate of 30,350,989 common shares at an initial public offering price of $12 per share.

According to GMH Communities Trust Prospectus dated September 28, 2005 subsequent offering, GMH Communities Trust reported they own or have ownership interest in 52 student housing properties, containing a total of 9,657 units with 31,371 beds with the overall average property occupancy as of September 30,
2005 reported to be 97%. GMH manages all of the student housing properties it owns and manages or provides consulting services for 18 student housing properties (4,225 units/12,085 beds) owned by others. Additionally, GMH
Communities Trust has an ownership interest in and operates seven military housing privatization projects and has an additional project under exclusive negotiation, comprising an aggregate of 16,744 housing units on 19 military bases. As of June 30, 2005, the debt-to-assets ratio was reported to be approximately 62.8%

Vornado Realty Trust is a fully integrated real estate investment trust and one of the largest owners and managers of real estate in the United States with a portfolio of approximately 53 million square feet in its major platforms, primarily located in the New York and Washington, D.C. metro areas. It is reported to be the eighth largest real estate investment trust on the S&P 500
Index and as of December 7, 2005 Vornado Realty Trust's total market capitalization was reported to be approximately $23 billion.

THE PROPERTY. The property is Class "A" 312 unit/930 bedroom, gated student housing multifamily property. The property was built in 1999 and consists of 21 three-story residential buildings and a single-story building containing the leasing office and the clubhouse. The property assessment report noted that there are eight distinct building types containing various unit configurations.
The property is located in Orlando, Florida, less than one mile from the
University of Central Florida. Situated on approximately 22 acres, amenities include a swimming pool and spa, a 24-hour clubhouse consisting of a computer lab, fitness center and tanning bed, study lab and game lounge which includes a billiards table, table shuffle board, table tennis and vending machines. The
University of Central Florida has a shuttle bus service with a stop at the property which provides transportation to and from campus. GMH Communities Trust reports that they are currently requiring 12-month leases with parental guarantees unless the tenant's income and credit does not warrant the guarantee.

The appraiser reported the University of Central Florida has experienced a 34%
increase in total enrollment from 33,453 (Fall 2000) to 44,931(Fall 2005) and that continued growth is projected. The main campus enrollment is projected to increase from 39,360 (Fall of 2005) to 51,541 (Fall of 2015). University housing totals 8,514 beds and consists of 4,758 beds on-campus and 3,756 beds housed in two properties that are located within one mile of the campus. The appraiser reported that the University housing occupancy was 99% as of Fall of 2005 and that both the on and off campus occupancy is projected to remain stable as the
University intends to build additional housing in order to meet the needs of enrollment growth. The projection for new housing is 1,000 beds in 2006, 500 beds in 2007 and 400 beds before Fall of 2010. The University of Central Florida is one of ten state universities in the State University System of Florida and one of the major employers in the area with 1,186 full-time faculty members and a student to faculty ratio of 18.7 to 1. The University of Central Florida has seven undergraduate schools offering 92 baccalaureate degrees, seven graduate schools offering 94 masters degrees, 24 doctoral degrees and three specialist programs.

                                      B-56

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,914,000
                              COLLATERAL TERM SHEET         DSCR:    1.95x
                                 PEGASUS -- GMH             LTV:     60.49%
--------------------------------------------------------------------------------

The property consists of 22 buildings, 21 three-story garden style apartment buildings with 9' ceiling heights, containing one, two, three and four-bedroom units and a one-story clubhouse. The units are fully furnished units, rented by the bedroom as student housing. Each unit's appliance package includes a refrigerator with icemaker, garbage disposal, dishwasher, microwave oven and a full size washer and dryer. Additionally each unit provides ceiling fans, a monitored alarm system, and private patio. The common area furnishings include sofa and chair, coffee table and end table, dinette set, entertainment stand with television, double bed, nightstand, dresser and desk with chair The property assessment report noted that parking at the property included 905 surface parking spaces and 19 disabled-accessible spaces. In addition to the 924 surface spaces, there are 230 detached single car open carports. Monthly rent at the property includes cable, utilities and internet service.

THE MARKET. The property is located in the Orlando metropolitan statistical area in Orange County. The appraiser reported that the Orlando metropolitan statistical area has been one of the fastest growing areas in the nation with population increases of 52.2% from 1980 to 1990, 34.2% from 1990 to 2000, 12.6%
from 2000 to 2004 and a projected increase of 14.1% from 2004 to 2009 to
2,112,049. The upward trend in the Orlando metropolitan statistical area's population growth has been spurred by a substantial amount of economic development activity both underway and planned and the appraiser reported that the population growth is anticipated to continue in the foreseeable future.

The immediate neighborhood has developed rapidly and has experienced new apartment development over the past five years along with office and retail development. The majority of the apartment construction caters to the growing student population base with most of the newly constructed apartments leased by the bedroom with furniture and utilities included, providing alternatives to on campus dormitories. The appraiser did note however that there are no additional student oriented apartments currently under construction and that there has been significant resistance to this development by neighboring properties.
Furthermore, Orange County has enacted strict new guidelines on new student apartment development.

The Orlando metropolitan statistical area apartment market contains an overall inventory of 598 apartment complexes containing 151,496 units at a reported overall occupancy of 95.1% as of March 2005, which increased slightly from the
September 2004 level of 94.8%. The submarket is the East Orange/UCF submarket and includes most of east Orlando and is the largest submarket in Orlando. The submarket contains 119 apartment complexes with 30,712 units. The appraiser reported the submarket's current occupancy was 94.6% up from 92.8% in September
2003. Competitive properties within the submarket had a reported occupancy of
98.5%.

The appraiser's concluded market rental rates by unit for 1 bedroom/1 bath units, 2 bedroom/2 bath units, 3 bedroom/3 bath units, 4 bedroom/2 bath units and 4 bedroom/4 bath units was $885, $1,200, $1,665, $1,940, and $2,040 per month, respectively. As of December 16, 2005, the occupancy at Pegasus -- GMH was 98.7% with average in place per unit rents for 1 bedroom/1 bath, 2 bedroom/2 bath, 3 bedroom/3 bath, 4 bedroom/2 bath and 4 bedroom/4 bath at $829, $1,197,
$1,645, $1,907 and $2,022, respectively per month.

PROPERTY MANAGEMENT. The property is managed by College Park Management, LLC, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

                                      B-57

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,914,000
                              COLLATERAL TERM SHEET         DSCR:    1.95x
                                 PEGASUS -- GMH             LTV:     60.49%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      B-58

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      B-59

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,120,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                           ATLANTA MALL AREA PORTFOLIO      LTV:     79.35%
--------------------------------------------------------------------------------

                               [PICTURES OMITTED]

                                       B-60

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,120,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                           ATLANTA MALL AREA PORTFOLIO      LTV:     79.35%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                         GECC

LOAN PURPOSE:                        Acquisition

ORIGINAL PRINCIPAL BALANCE           $29,120,000

CUT-OFF PRINCIPAL BALANCE            $29,120,000

% BY INITIAL UPB:                    1.77%

INTEREST RATE:                       5.590%

PAYMENT DATE:                        1st of each month

FIRST PAYMENT DATE:                  March 1, 2006

MATURITY DATE:                       February 1, 2016

AMORTIZATION:                        Interest only through and including the
                                     payment date occurring February 1, 2011.
                                     Thereafter amortization is based on a
                                     30-year schedule.

CALL PROTECTION:                     Lockout for 24 months from securitization
                                     closing date, then defeasance is permitted.
                                     On and after December 1, 2015 prepayment
                                     can be made without premium. Individual
                                     buildings can be released via defeasance,
                                     see "Release Provisions" below.

SPONSOR:                             Stephen P. Hayman, Alan J. Hayman

BORROWER:                            Seven Mall Shops Atlanta Associates LLC

LOCKBOX:                             None

INITIAL RESERVES:                    None

MONTHLY RESERVES:                    Tax(1):                Springing

                                     Insurance(1):          Springing

                                     TI/LC(2)(4):           $5,810

                                     Replacement(3)(4):     $2,015
--------------------------------------------------------------------------------

(1)   Suspended so long as borrower provides evidence of payment and no event of default exists.

(2)   Capped at $209,160 provided no event of default exists.

(3)   Capped at $72,540 provided no event of default exists.

(4)   Borrower has the right to deliver a letter of credit in the amount of
      $281,700 in lieu of making monthly TI/LC and replacement reserves. In the event the letter of credit is delivered, funds held in the rollover and replacement escrow account are required to be returned to borrower.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE BALANCE PSF:            $184

BALLOON BALANCE PSF:                 $171

LTV:                                 79.35%

BALLOON LTV:                         73.80%

DSCR(1):                             1.23x/1.49x
--------------------------------------------------------------------------------

(1)   DSCR shown on a 30-year amortization schedule and during interest only period, respectively.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Portfolio

PROPERTY TYPE:                       Retail

COLLATERAL:                          Fee Simple interest in two crossed retail
                                     centers containing seven buildings.

LOCATION:                            Lithonia and Buford, GA

YEAR BUILT/RENOVATED:                Lithonia -- 2004/NAP
                                     Buford -- 2000/NAP

TOTAL AREA:                          158,297 square feet

PROPERTY MANAGEMENT:                 The Hayman Company

OCCUPANCY (AS OF 10/01/2005):        98.4%

UNDERWRITTEN NET CASH FLOW:          $2,455,372

APPRAISED VALUE:                     $36,700,000

APPRAISAL DATE:                      November 21, 2005
--------------------------------------------------------------------------------

                                      B-61

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,120,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                           ATLANTA MALL AREA PORTFOLIO      LTV:     79.35%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              MAJOR RETAIL TENANTS

                                                         LEASE
        TENANT           NRSF    % NRSF    RENT PSF    EXPIRATION     SALES PSF
--------------------------------------------------------------------------------
hhgregg                 30,400     19.2%   $  11.00    03/31/2018       $429
Destination Home        26,000     16.4%   $  18.22    01/31/2015        NAP
Georgia Backyard        24,978     15.8%   $  18.00    04/30/2020        NAP
Barnacles Seafood       12,954      8.2%   $  19.95    11/30/2020        NAP
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                        LEASE ROLLOVER SCHEDULE(1)

 YEAR OF     # OF LEASES   EXPIRING     % OF      CUMULATIVE     CUMULATIVE      BASE RENT     % OF BASE
EXPIRATION    EXPIRING        SF      TOTAL SF     TOTAL SF     % OF TOTAL SF    EXPIRING     RENT ROLLING
----------------------------------------------------------------------------------------------------------

   2007           3          10,125      6.4%       10,125          6.4%        $  237,522        8.6%
   2008          --              --       --        10,125          6.4%                --         --
   2009           2           7,120      4.5        17,245         10.9%           151,360        5.5
   2010           4           7,920      5.0        25,165         15.9%           191,156        6.9
   2011          --              --       --        25,165         15.9%                --         --
   2012           1          10,300      6.5        35,465         22.4%           171,687        6.2
   2013          --              --       --        35,465         22.4%                --         --
   2014           1          12,000      7.6        47,465         30.0%           228,000        8.2
   2015           2          35,000     22.1        82,465         52.1%           626,720       22.6
   2016          --              --       --        82,465         52.1%                --         --
   2017          --              --       --        82,465         52.1%                --         --
   2018           2          35,400     22.4       117,865         74.5%           454,404       16.4
   2019          --              --       --       117,865         74.5%                --         --
   2020           2          37,932     24.0       155,797         98.4%           708,048       25.6
  Vacant         --           2,500      1.6       158,297        100.0%                --         --
                 --         -------    -----                                    ----------      -----
  TOTAL:         17         158,297    100.0%                                   $2,768,897      100.0%
----------------------------------------------------------------------------------------------------------

(1)   Information obtained from underwritten rent roll.

                                      B-62

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,120,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                           ATLANTA MALL AREA PORTFOLIO      LTV:     79.35%
--------------------------------------------------------------------------------

THE ATLANTA MALL AREA PORTFOLIO LOAN

THE LOAN. The Atlanta Mall Area Portfolio Loan is secured by a first mortgage on two crossed retail properties, Stonecrest Shopping Center and Destination Home &
Georgia Backyard, comprising of 158,297 square feet in seven buildings in
Lithonia and Buford, GA, respectively. Both properties are situated on ring roads surrounding super-regional malls.

THE BORROWER. The borrower is a single purpose entity whose managing member has an independent director. The sponsors of the borrower are Stephen P. Hayman and
Alan J. Hayman, brothers and majority owners of The Hayman Company which owns interests in over 1.5 million square feet of office and retail properties and over 2,700 apartment units.

Founded in 1965, The Hayman Company is one of the nation's largest privately owned real estate companies. The Hayman Company owns and manages apartment, office, retail and hotel properties throughout the United States.

THE PROPERTIES. The Atlanta Mall Area Portfolio Loan is secured by two crossed retail properties comprising of 158,297 square feet in seven buildings. The first property, Stonecrest Shopping Center, located in Lithonia, GA, is comprised of 107,319 square feet (68% of gross leasable area) in five buildings.
The second property, Destination Home & Georgia Backyard, located in Buford, GA, is comprised of 50,978 square feet (32% gross leasable area) in two buildings.

SIGNIFICANT TENANTS. There are 17 tenants making up the 98.4% occupancy of the portfolio. The four largest tenants are described below.

      HHGREGG occupies 30,400 square feet (19.2% of the portfolio net rentable square feet area and 12.1% of the portfolio net rentable income) at a rent of $11.00 per square foot and a lease expiration of March 31, 2018. Gregg
      Appliances is a leading specialty retailer of premium video products, including digital televisions and home theatre systems. Gregg Appliances operates under the hhgregg and Fine Lines brands in 67 retail stores in eight states. Through the company's third quarter which ended December 31,
      2005, sales were $679 million versus $598 million over the same period the previous year.

      DESTINATION HOME occupies 26,000 square feet (16.4% of the portfolio net rentable square feet area and 17.1% of the portfolio net rentable income)
      at a rent of $18.22 per square foot and a lease expiration of January 31,
      2015. Destination Home is a home furnishings store which selections include Tommy Bahama, Bob Timberlake, Liz Claiborne Home, Nautica, and
      Palmer Home. Destination Home provides its clients a complimentary personal portfolio, an extensive reference area, room planning software, a children's area and a cafeteria.

      GEORGIA BACKYARD occupies 24,978 square feet (15.8% of the portfolio net rentable square feet area and 16.2% of the portfolio net rentable income)
      at a rent of $18.00 per square foot and a lease expiration of April 30,
      2020. Georgia Backyard is one of the premier casual furniture retailers in
      Atlanta. Georgia Backyard has won many accolades including the Apollo
      Award as "America's #1 Casual Furniture Retailer". Georgia Backyard has
      four large showrooms, a corporate office, and a central distribution center in the Atlanta area.

      BARNACLES SEAFOOD occupies 12,954 square feet (8.2% of the portfolio net rentable square feet area and 9.3% of the portfolio net rentable income)
      at a rent of $19.95 per square foot and a lease expiration of November 30,
      2020. Barnacles Seafood is a seafood restaurant with five locations in
      Georgia and Florida.

STONECREST SHOPPING CENTER.

PROPERTY INFORMATION. Stonecrest Shopping Center consists of five retail buildings containing 107,319 square feet. The property is located just south of
Interstate 20, on the perimeter of The Mall at Stonecrest, a 1.3 million square foot super-regional mall anchored by Macy's, Sears, JC Penney's, Dillard's and
Parisian.

                                      B-63

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,120,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                           ATLANTA MALL AREA PORTFOLIO      LTV:     79.35%
--------------------------------------------------------------------------------

Stonecrest Shopping Center has 15 tenants and is 97.7% occupied. A table of the four largest tenants is provided below:

-----------------------------------------------------------------------------------------------
                                  STONECREST SHOPPING CENTER

                                 % NRSF OF STONECREST                   LEASE          LEASE
     TENANT              NRSF      SHOPPING CENTER       RENT PSF    COMMENCEMENT    EXPIRATION
-----------------------------------------------------------------------------------------------

hhgregg                 30,400          28.3%            $  11.00     04/02/2003     03/31/2018
Barnacles Seafood       12,954          12.1%            $  19.95     07/01/2005     11/30/2020
Bassett Furniture       12,000          11.2%            $  19.00     03/17/2004     03/31/2014
Davids Bridal           10,300           9.6%            $  16.67     12/06/2002     12/31/2012
-----------------------------------------------------------------------------------------------

MARKET. Stonecrest Shopping Center is located in Lithonia, Georgia. According to the appraisal, the 2005 population was 18,323 and reported average household income was $58,244, within a 3-mile radius of the Stonecrest Shopping Center.

The appraiser reported overall vacancy in the Atlanta retail market as 7.6%, with an effective rent of $15.05. For the Lithonia/Stone Mountain submarket, in which the subject is located, vacancy is at 5.7% with an average rent of $12.68 for non-anchored tenants.

The appraiser reported occupancy rates for comparable properties as 85% to 100%, with a weighted average of 92.7%, compared to Stonecrest Shopping Center at
97.7%. Rent comparables ranged from $20 to $26, compared to Stonecrest Shopping
Center which ranged from $11 to $30.

DESTINATION HOME & GEORGIA BACKYARD

PROPERTY INFORMATION. Destination Home & Georgia Backyard consists of 2 retail buildings containing 50,978 square feet. The property is located just north of
Interstate 85, along the south side of Mall of Georgia Boulevard. The property sits along the ring road of the Mall of Georgia, a super-regional mall with approximately 2 million square feet and anchored by Dillard's, JCPenney,
Nordstrom, and Macy's.

Destination Home & Georgia Backyard has 2 tenants and is 100% occupied. A table of these tenants is provided below:

---------------------------------------------------------------------------------------------------
                                      SIGNIFICANT TENANTS (1)

                                   % NRSF OF DESTINATION                    LEASE          LEASE
     TENANT               NRSF    HOME & GEORGIA BACKYARD    RENT PSF    COMMENCEMENT    EXPIRATION
---------------------------------------------------------------------------------------------------

Destination Home         26,000            51.0%              $18.22      01/01/2000     01/31/2015
Georgia Backyard         24,978            49.0%              $18.00      04/01/2000     04/30/2020
---------------------------------------------------------------------------------------------------

MARKET. Destination Home & Georgia Backyard is located in Buford, Georgia.
According to the appraisal, the 2005 population was 32,078 and reported average household income was $91,474, within a 3-mile radius of the Destination Home &
Georgia Backyard.

The appraiser reported overall vacancy in the Atlanta retail market as 7.6%, with an effective rent of $15.05. For the Kennesaw/Northwest Cobb submarket, in which the subject is located, vacancy is at 8.8% with an average rent of $16.42 for non-anchored tenants.

The appraiser reported occupancy rates for comparable properties as 93% to 100%, with a weighted average of 97.4%, compared to Destination Home & Georgia
Backyard at 100%. Rent comparables ranged from $20 to $33, compared to
Destination Home & Georgia Backyard which ranged from $18.00 to $18.22.

                                      B-64

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,120,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                           ATLANTA MALL AREA PORTFOLIO      LTV:     79.35%
--------------------------------------------------------------------------------

THE PROPERTY MANAGEMENT. The property is managed by The Hayman Group, an affiliate of the sponsor.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

RELEASE PROVISIONS. After the lockout period, partial release of collateral will be allowed in connection with sale to third party provided borrower defeases
125% of the property's allocated loan amount and the debt service coverage ratio of the remaining property must be at least 1.20x, assuming a 6.80% minimum constant, and loan-to-value ratio will be no more than 80%.

                                      B-65

                          $1,516,408,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-C1

--------------------------------------------------------------------------------
                                                            BALANCE: $29,120,000
                              COLLATERAL TERM SHEET         DSCR:    1.23x
                           ATLANTA MALL AREA PORTFOLIO      LTV:     79.35%
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

The Depositor has filed a registration statement (including a prospectus) (SEC
File no. 333-125248) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the
SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, the Depositor or any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322 or by email to the following address:
dg.prospectus_distribution@bofasecurites.com.

                                      B-66

ANNEX C

CERTAIN CHARACTERISTICS OF THE KINDERCARE PORTFOLIO MORTGAGE LOAN PROPERTIES

C-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

CERTAIN CHARACTERISTICS OF THE KINDERCARE MORTGAGED PROPERTIES

                                               PROPERTY                                      GENERAL
 ID  CENTER # PROPERTY NAME                      COUNT          PROPERTY MANAGER          PROPERTY TYPE   DETAILED PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------------

2.1   301481  KinderCare                           1    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.2   000139  Children's World Learning Center     2    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.3   301733  KinderCare                           3    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.4   301542  KinderCare                           4    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.5   301486  KinderCare                           5    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.6   301455  KinderCare                           6    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.7   301808  KinderCare                           7    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.8   000260  Children's World Learning Center     8    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.9   301743  KinderCare                           9    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.10  301751  KinderCare                          10    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.11  301494  KinderCare                          11    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.12  000874  Children's World Learning Center    12    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.13  303042  Mulberry                            13    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.14  301800  KinderCare                          14    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.15  301728  KinderCare                          15    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.16  301755  KinderCare                          16    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.17  301770  KinderCare                          17    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.18  301674  KinderCare                          18    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.19  301825  KinderCare                          19    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.20  301780  KinderCare                          20    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.21  000112  Children's World Learning Center    21    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.22  301767  KinderCare                          22    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.23  301675  KinderCare                          23    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.24  301459  KinderCare                          24    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.25  301101  KinderCare                          25    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.26  301609  KinderCare                          26    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.27  301633  KinderCare                          27    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.28  301666  KinderCare                          28    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.29  301769  KinderCare                          29    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.30  301626  KinderCare                          30    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.31  301704  KinderCare                          31    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.32  301724  KinderCare                          32    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.33  301714  KinderCare                          33    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.34  301659  KinderCare                          34    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.35  301777  KinderCare                          35    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.36  000510  Children's World Learning Center    36    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.37  301625  KinderCare                          37    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.38  301697  KinderCare                          38    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.39  301698  KinderCare                          39    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.40  301551  KinderCare                          40    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.41  301598  KinderCare                          41    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.42  301652  KinderCare                          42    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.43  301624  KinderCare                          43    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.44  301790  KinderCare                          44    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.45  301727  KinderCare                          45    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.46  301588  KinderCare                          46    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.47  000187  Children's World Learning Center    47    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.48  301711  KinderCare                          48    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.49  301664  KinderCare                          49    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.50  301632  KinderCare                          50    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.51  301604  KinderCare                          51    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.52  301730  KinderCare                          52    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.53  301575  KinderCare                          53    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.54  000619  Children's World Learning Center    54    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.55  301586  KinderCare                          55    Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                          ORIGINAL  CUT-OFF DATE
ID   ADDRESS                            CITY             STATE ZIP CODE BALANCE ($)  BALANCE ($)
------------------------------------------------------------------------------------------------

2.1  1945 Marlton Pike East             Cherry Hill        NJ    08003    554,644      553,258
2.2  600 Creek Parkway                  Boothwyn           PA    19016    503,603      502,344
2.3  1141 Puerta del Sol                San Clemente       CA    92673    502,242      500,987
2.4  1802 Reston Avenue                 Reston             VA    20190    476,382      475,191
2.5  356 Terryville Road                Port Jefferson     NY    11776    455,965      454,825
2.6  14750 Live Oak                     Fontana            CA    92337    439,625      438,526
2.7  Sudley Manor Dr & Linton Hall Road Gainesville        VA    20136    438,271      437,175
2.8  11562 Fishers Landing Dr           Fishers            IN    46038    436,910      435,818
2.9  Schaumburg Road & Wildflower L     Schaumburg         IL    60173    435,549      434,460
2.10 4335 Montgomery Road               Naperville         IL    60564    435,549      434,460
2.11 6140 Kruse Drive                   Solon              OH    44139    435,549      434,460
2.12 917 Hampshire Rd.                  Westlake Village   CA    91361    427,382      426,314
2.13 2001 Renaissance Blvd              Gulph Mills        PA    19406    423,049      421,991
2.14 SR 896 & Cann Road                 Bear               DE    19702    421,938      420,883
2.15 4947 Le Chalet Blvd.               Boynton Beach      FL    33437    421,938      420,883
2.16 7380 10th Street North             Oakdale            MN    55128    418,535      417,489
2.17 2354 Fenton Street                 Chula Vista        CA    91914    412,410      411,379
2.18 12404 Archer Avenue                Lemont             IL    60439    408,327      407,306
2.19 Middlecreek Pkwy & Voyager Pkwy    Colorado Springs   CO    80921    408,327      407,306
2.20 2800 Corporate Place               Chanhassen         MN    55317    408,327      407,306
2.21 400 Celebration Blvd               Celebration        FL    34747    405,124      404,111
2.22 1000 Corporate Drive               Ladera Ranch       CA    92694    403,567      402,558
2.23 1351 Palatine Road                 Hoffman Estates    IL    60195    401,522      400,518
2.24 1239 Rickert Drive                 Naperville         IL    60540    401,522      400,518
2.25 1101 Rose Drive                    Benicia            CA    94510    401,522      400,518
2.26 1309 North Village Road            Reston             VA    20194    394,716      393,729
2.27 6696 Lancaster Pike                Hockessin          DE    19707    391,313      390,335
2.28 1197 S. Victoria Avenue            Ventura            CA    93003    390,371      389,395
2.29 40W 170 LaFox Road                 St. Charles        IL    60175    388,377      387,406
2.30 5251 Las Lomas Street              Long Beach         CA    90815    385,188      384,226
2.31 136 Franklin Street                Stoneham           MA    02180    381,772      380,818
2.32 40295 Winchester Road              Temecula           CA    92591    381,450      380,496
2.33 2044 Franciscan Way                West Chicago       IL    60185    381,105      380,152
2.34 18275 N.W. West Union Road         Portland           OR    97229    381,105      380,152
2.35 1308 Greenwood Ct.                 Shakopee           MN    55379    377,847      376,902
2.36 261 North Main St                  Middleton          MA    01949    377,767      376,822
2.37 5100 Sedge Road                    Hoffman Estates    IL    60192    374,300      373,364
2.38 420 Natoma Station Dr.             Folsom             CA    95630    373,493      372,559
2.39 7715  NE 119th Place               Vancouver          WA    98682    370,217      369,291
2.40 3987 Spring Road                   Moorpark           CA    93021    368,695      367,773
2.41 130 South Atkinson Road            Grayslake          IL    60030    367,502      366,583
2.42 26 Carlisle Road                   Westford           MA    01886    367,350      366,432
2.43 25189 Beacon Hill Way              Laguna Niguel      CA    92677    364,670      363,759
2.44 2460 Clare Lane NE                 Rochester          MN    55906    364,541      363,630
2.45 2395 Bowes Rd.                     Elgin              IL    60123    360,905      360,003
2.46 133 Cambridge Street               Burlington         MA    01803    353,883      352,999
2.47 4241 Marsh Lane                    Carrollton         TX    75007    353,883      352,999
2.48 4 Continental Boulevard            Merrimack          NH    03054    353,883      352,999
2.49 1440 Balltown Road                 Niskayuna          NY    12309    353,287      352,404
2.50 7 Garden Lane                      Londonderry        NH    03053    352,409      351,528
2.51 4224 Harbour Pointe Blvd.          Mukilteo           WA    98275    349,800      348,926
2.52 7965 175th St. West                Tinley Park        IL    60477    349,011      348,139
2.53 60 Industrial Way East             Eatontown          NJ    07724    347,078      346,210
2.54 102 Paddock Lane                   West Chester       PA    19383    346,324      345,458
2.55 20650 95th Avenue South            Boca Raton         FL    33434    344,412      343,551

      MATURITY   YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
 ID  BALANCE ($)  YEAR BUILT       RATE         MOST RECENT    UNITS  MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
-------------------------------------------------------------------------------------------------------------------------

 2.1   476,994       1995          41.6%         10/1/2005     17,453      Sq. Ft.         4,075,000            As Is
 2.2   433,099       2000          72.5%         10/1/2005     11,165      Sq. Ft.         3,700,000            As Is
 2.3   431,928       2002          39.6%         10/1/2005      9,897      Sq. Ft.         3,690,000            As Is
 2.4   409,688       1999          70.4%         10/1/2005      9,640      Sq. Ft.         3,500,000            As Is
 2.5   392,130       1995          49.5%         10/1/2005     14,786      Sq. Ft.         3,350,000            As Is
 2.6   378,077       1994          39.0%         10/1/2005     13,850      Sq. Ft.         3,339,359            As Is
 2.7   376,913       2005           0.0%         10/1/2005     11,106      Sq. Ft.         3,220,000            As Is
 2.8   375,743       1999          46.2%         10/1/2005     18,369      Sq. Ft.         3,210,000            As Is
 2.9   374,572       2002          71.5%         10/1/2005      9,897      Sq. Ft.         3,200,000            As Is
2.10   374,572       2001          64.1%         10/1/2005     13,000      Sq. Ft.         3,200,000            As Is
2.11   374,572       1996          41.2%         10/1/2005     15,300      Sq. Ft.         3,200,000            As Is
2.12   367,549       1974          79.1%         10/1/2005      8,163      Sq. Ft.         3,140,000            As Is
2.13   363,822       2001          83.0%         10/1/2005     13,680      Sq. Ft.         3,209,382            As Is
2.14   362,867       NAV           36.3%         10/1/2005     11,106      Sq. Ft.         3,100,000            As Is
2.15   362,867       2002          90.8%         10/1/2005     10,185      Sq. Ft.         3,100,000            As Is
2.16   359,940       2002          66.9%         10/1/2005      9,871      Sq. Ft.         3,075,000            As Is
2.17   354,673       2003          65.9%         10/1/2005     10,000      Sq. Ft.         2,940,000            As Is
2.18   351,161       2000          65.3%         10/1/2005     10,434      Sq. Ft.         3,000,000            As Is
2.19   351,161       NAV            0.0%         10/1/2005     11,106      Sq. Ft.         3,000,000            As Is
2.20   351,161       2003          48.6%         10/1/2005     10,000      Sq. Ft.         3,000,000            As Is
2.21   348,407       2000          60.7%         10/1/2005     12,968      Sq. Ft.         3,161,026            As Is
2.22   347,068       2003          64.0%         10/1/2005     10,000      Sq. Ft.         2,949,523            As Is
2.23   345,309       2001          62.4%         10/1/2005     10,404      Sq. Ft.         2,950,000            As Is
2.24   345,309       1994          60.0%         10/1/2005     10,431      Sq. Ft.         2,950,000            As Is
2.25   345,309       1986          60.9%         10/1/2005      7,472      Sq. Ft.         2,950,000            As Is
2.26   339,456       2001          58.8%         10/1/2005     10,010      Sq. Ft.         2,900,000            As Is
2.27   336,530       2001          61.2%         10/1/2005     10,652      Sq. Ft.         2,875,000            As Is
2.28   335,719       2003          51.9%         10/1/2005      9,897      Sq. Ft.         2,864,896            As Is
2.29   334,004       2003          45.1%         10/1/2005     10,971      Sq. Ft.         2,925,465            As Is
2.30   331,262       2000          52.7%         10/1/2005     11,412      Sq. Ft.         2,830,000            As Is
2.31   328,324       2003          66.8%         10/1/2005     10,465      Sq. Ft.         2,801,577            As Is
2.32   328,047       2002          42.1%         10/1/2005     10,065      Sq. Ft.         2,816,140            As Is
2.33   327,750       2003          39.8%         10/1/2005      9,897      Sq. Ft.         2,800,000            As Is
2.34   327,750       2001          62.7%         10/1/2005      9,805      Sq. Ft.         2,800,000            As Is
2.35   324,948       2002          71.8%         10/1/2005     10,132      Sq. Ft.         2,814,736            As Is
2.36   324,879       2000          44.1%         10/1/2005     12,475      Sq. Ft.         2,874,231            As Is
2.37   321,898       2000          50.9%         10/1/2005      9,897      Sq. Ft.         2,750,000            As Is
2.38   321,204       2002          84.6%         10/1/2005      9,680      Sq. Ft.         2,736,497            As Is
2.39   318,386       2001          58.4%         10/1/2005      9,897      Sq. Ft.         2,720,000            As Is
2.40   317,077       1998          57.4%         10/1/2005      9,618      Sq. Ft.         2,695,077            As Is
2.41   316,052       1999          40.7%         10/1/2005     10,564      Sq. Ft.         2,760,492            As Is
2.42   315,921       2004          44.4%         10/1/2005     10,128      Sq. Ft.         2,705,717            As Is
2.43   313,617       2000          44.5%         10/1/2005      9,100      Sq. Ft.         2,654,554            As Is
2.44   313,506       2004          64.0%         10/1/2005      9,000      Sq. Ft.         2,762,234            As Is
2.45   310,378       2002          57.8%         10/1/2005     10,198      Sq. Ft.         2,708,799            As Is
2.46   304,340       2001          77.5%         10/1/2005     10,206      Sq. Ft.         2,600,000            As Is
2.47   304,340       2002          49.8%         10/1/2005     10,380      Sq. Ft.         2,600,000            As Is
2.48   304,340       2000          41.2%         10/1/2005     10,500      Sq. Ft.         2,600,000            As Is
2.49   303,827       2002          53.8%         10/1/2005     10,560      Sq. Ft.         2,629,986            As Is
2.50   303,072       2001          68.6%         10/1/2005     10,101      Sq. Ft.         2,582,475            As Is
2.51   300,828       2000          42.0%         10/1/2005      9,897      Sq. Ft.         2,570,000            As Is
2.52   300,150       2001          62.6%         10/1/2005      9,897      Sq. Ft.         2,614,539            As Is
2.53   298,487       1999          39.5%         10/1/2005      9,832      Sq. Ft.         2,550,000            As Is
2.54   297,838       1999          54.3%         10/1/2005     11,165      Sq. Ft.         2,605,562            As Is
2.55   296,195       2001          48.5%         10/1/2005     10,196      Sq. Ft.         2,649,825            As Is

                         APPRAISAL   SEISMIC                                                 GROUND LEASE                  CONDO
 ID    APPRAISAL FIRM    AS OF DATE INSURANCE SEISMIC PML% LIEN POSITION OWNERSHIP STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

 2.1 Cushman & Wakefield  10/3/2005    Yes                     First         Fee Simple                         No           No
 2.2 Cushman & Wakefield  10/3/2005    Yes                     First         Fee Simple                         No           No
 2.3 Cushman & Wakefield  9/16/2005    Yes          9%         First         Fee Simple                         No           No
 2.4 Cushman & Wakefield  9/13/2005    Yes                     First         Fee Simple                         No           No
 2.5 Cushman & Wakefield  10/3/2005    Yes                     First         Fee Simple                         No           No
 2.6 Cushman & Wakefield 10/25/2005    Yes         13%         First         Fee Simple                         No           No
 2.7 Cushman & Wakefield  9/30/2005    Yes                     First         Fee Simple                         No           No
 2.8 Cushman & Wakefield  9/30/2005    Yes                     First         Fee Simple                         No           No
 2.9 Cushman & Wakefield  9/28/2005    Yes                     First         Fee Simple                         No           No
2.10 Cushman & Wakefield  10/4/2005    Yes                     First         Fee Simple                         No           No
2.11 Cushman & Wakefield  9/27/2005    Yes                     First         Fee Simple                         No           No
2.12 Cushman & Wakefield  9/27/2005    Yes         10%         First         Fee Simple                         No           No
2.13 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.14 Cushman & Wakefield  10/4/2005    Yes                     First         Fee Simple                         No           No
2.15 Cushman & Wakefield  9/20/2005    Yes                     First         Fee Simple                         No           No
2.16 Cushman & Wakefield  9/28/2005    Yes                     First         Fee Simple                         No           No
2.17 Cushman & Wakefield  10/6/2005    Yes          6%         First         Fee Simple                         No           No
2.18 Cushman & Wakefield  10/4/2005    Yes                     First         Fee Simple                         No           No
2.19 Cushman & Wakefield   1/1/2006    Yes                     First         Fee Simple                         No           No
2.20 Cushman & Wakefield  9/28/2005    Yes                     First         Fee Simple                         No           No
2.21 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.22 Cushman & Wakefield 10/25/2005    Yes          8%         First         Fee Simple                         No           No
2.23 Cushman & Wakefield  9/28/2005    Yes                     First         Fee Simple                         No           No
2.24 Cushman & Wakefield  10/4/2005    Yes                     First         Fee Simple                         No           No
2.25 Cushman & Wakefield  10/6/2005    Yes         12%         First         Fee Simple                         No           No
2.26 Cushman & Wakefield  9/13/2005    Yes                     First         Fee Simple                         No           No
2.27 Cushman & Wakefield  10/4/2005    Yes                     First         Fee Simple                         No           No
2.28 Cushman & Wakefield 10/25/2005    Yes         12%         First         Fee Simple                         No           No
2.29 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.30 Cushman & Wakefield  9/16/2005    Yes         18%         First         Fee Simple                         No           No
2.31 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.32 Cushman & Wakefield 10/25/2005    Yes         11%         First         Fee Simple                         No           No
2.33 Cushman & Wakefield  9/28/2005    Yes                     First         Fee Simple                         No           No
2.34 Cushman & Wakefield  9/22/2005    Yes          6%         First         Fee Simple                         No           No
2.35 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.36 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.37 Cushman & Wakefield  9/28/2005    Yes                     First         Fee Simple                         No           No
2.38 Cushman & Wakefield 10/25/2005    Yes          6%         First         Fee Simple                         No           No
2.39 Cushman & Wakefield  10/4/2005    Yes          8%         First         Fee Simple                         No           No
2.40 Cushman & Wakefield 10/25/2005    Yes         16%         First         Fee Simple                         No           No
2.41 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.42 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.43 Cushman & Wakefield 10/25/2005    Yes          9%         First         Fee Simple                         No           No
2.44 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.45 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.46 Cushman & Wakefield  9/30/2005    Yes                     First         Fee Simple                         No           No
2.47 Cushman & Wakefield   9/7/2005    Yes                     First         Fee Simple                         No           No
2.48 Cushman & Wakefield  9/16/2005    Yes                     First         Fee Simple                         No           No
2.49 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.50 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.51 Cushman & Wakefield  10/5/2005    Yes         11%         First         Fee Simple                         No           No
2.52 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.53 Cushman & Wakefield  9/14/2005    Yes                     First         Fee Simple                         No           No
2.54 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No
2.55 Cushman & Wakefield 10/25/2005    Yes                     First         Fee Simple                         No           No

                                                  PROPERTY                                      GENERAL
   ID   CENTER # PROPERTY NAME                     COUNT   PROPERTY MANAGER                  PROPERTY TYPE   DETAILED PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

   2.56  300974  KinderCare                          56    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.57  301608  KinderCare                          57    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.58  303081  Mulberry                            58    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.59  301701  KinderCare                          59    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.60  300873  KinderCare                          60    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.61  301601  KinderCare                          61    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.62  301088  KinderCare                          62    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.63  301543  KinderCare                          63    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.64  301785  KinderCare                          64    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.65  301691  KinderCare                          65    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.66  301648  KinderCare                          66    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.67  301673  KinderCare                          67    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.68  301651  KinderCare                          68    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.69  301187  KinderCare                          69    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.70  301493  KinderCare                          70    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.71  301741  KinderCare                          71    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.72  301531  KinderCare                          72    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.73  000722  Children's World Learning Center    73    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.74  000291  Children's World Learning Center    74    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.75  301752  KinderCare                          75    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.76  301622  KinderCare                          76    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.77  301502  KinderCare                          77    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.78  301810  KinderCare                          78    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.79  301623  KinderCare                          79    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.80  301641  KinderCare                          80    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.81  000557  Children's World Learning Center    81    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.82  000313  Children's World Learning Center    82    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.83  301034  KinderCare                          83    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.84  301434  KinderCare                          84    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.85  301795  KinderCare                          85    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.86  301612  KinderCare                          86    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.87  301378  KinderCare                          87    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.88  301720  KinderCare                          88    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.89  301180  KinderCare                          89    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.90  301522  KinderCare                          90    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.91  301580  KinderCare                          91    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.92  071120  Sunburst Preschool                  92    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.93  303078  Mulberry                            93    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.94  301676  KinderCare                          94    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.95  301603  KinderCare                          95    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.96  301657  KinderCare                          96    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.97  000318  Children's World Learning Center    97    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.98  301051  KinderCare                          98    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
   2.99  000415  Children's World Learning Center    99    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.100  301572  KinderCare                         100    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.101  300838  KinderCare                         101    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.102  000645  Children's World Learning Center   102    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.103  301558  KinderCare                         103    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.104  301487  KinderCare                         104    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.105  301654  KinderCare                         105    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.106  301789  KinderCare                         106    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.107  301063  KinderCare                         107    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.108  300878  KinderCare                         108    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.109  000225  Children's World Learning Center   109    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
  2.110  301497  KinderCare                         110    Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                    ORIGINAL   CUT-OFF DATE
 ID   ADDRESS                       CITY            STATE ZIP CODE BALANCE ($)  BALANCE ($)
-------------------------------------------------------------------------------------------

 2.56 1205 West Boyd                Norman           OK     73069    341,629     340,774
 2.57 18500 Johnson Street          Pembroke Pines   FL     33029    340,480     339,629
 2.58 64 Messenger Street           Plainville       MA     02762    340,273     339,422
 2.59 518 Vischer Ferry Rd.         Clifton Park     NY     12065    340,273     339,422
 2.60 400 South Abel Street         Milpitas         CA     95035    340,273     339,422
 2.61 1735 Eagle Harbor Parkway     Orange Park      FL     32073    336,376     335,535
 2.62 1187 Magnolia Avenue          Corona           CA     92879    336,189     335,349
 2.63 3504 Russet Common            Laurel           MD     20724    334,795     333,958
 2.64 20565 N. Fletcher Way         Peoria           AZ     85382    333,467     332,633
 2.65 900 North McQueen             Chandler         AZ     85225    333,467     332,633
 2.66 6270 Flying L.C. Lane         Carlsbad         CA     92008    333,467     332,633
 2.67 2111 Fieldstone Parkway       Franklin         TN     37069    333,467     332,633
 2.68 4755 Royal Vista Circle       Fort Collins     CO     80528    333,467     332,633
 2.69 3320 San Felipe Road          San Jose         CA     95135    333,467     332,633
 2.70 9111 High Assets Way NW       Albuquerque      NM     87120    331,412     330,583
 2.71 4981 Metzler Way              Castle Rock      CO     80108    331,193     330,365
 2.72 15080 Shannon Parkway         Rosemount        MN     55068    329,384     328,560
 2.73 15610 Spring Creek Road       Dallas           TX     75248    328,023     327,203
 2.74 10003 West Lincoln Hwy        Frankfort        IL     60423    327,820     327,001
 2.75 380 West 87th Street          Naperville       IL     60565    327,818     326,999
 2.76 7600 West 150th Street        Overland Park    KS     66223    327,441     326,623
 2.77 9725 Middle River Drive       Owings Mills     MD     21117    326,662     325,845
 2.78 110 Miles Drive               Wallingford      CT     06492    326,662     325,845
 2.79 8765 Sierra College Boulevard Granite Bay      CA     95661    326,662     325,845
 2.80 1045 Opal Street              Broomfield       CO     80126    326,662     325,845
 2.81 13320 Hazel Dell Parkway      Carmel           IN     46033    326,503     325,687
 2.82 29 Greenspring Drive          Stafford         VA     22554    325,966     325,151
 2.83 1611 Wood Creek Drive         Fairfield        CA     94533    324,620     323,808
 2.84 1300 E. Frankford Road        Carrollton       TX     75007    323,939     323,130
 2.85 15415 West Bell Road          Surprise         AZ     85374    321,462     320,658
 2.86 1625 East Farwell Road        Spokane          WA     99208    319,210     318,412
 2.87 2590 Laura Duncan Road        Cary             NC     27513    318,859     318,062
 2.88 15005 SW 122nd Avenue         Miami            FL     33186    315,846     315,056
 2.89 30075 Alicia Parkway          Laguna Niguel    CA     92677    315,773     314,983
 2.90 1820 Southpark Drive          Hoover           AL     35244    314,748     313,961
 2.91 2251 Sunset Blvd.             Rocklin          CA     95765    313,051     312,268
 2.92 6109 Monona Drive             Monona           WI     53716    313,051     312,268
 2.93 24 Pilgrim Hill Road          Plymouth         MA     02360    313,051     312,268
 2.94 39 Wellington Road            Milford          CT     06460    313,051     312,268
 2.95 304 Elm Street                Monroe           CT     06468    313,051     312,268
 2.96 13445 Switzer Road            Overland Park    KS     66213    313,051     312,268
 2.97 19921 Frederick Rd            Germantown       MD     20876    313,051     312,268
 2.98 265 West Grant Line Road      Tracy            CA     95376    313,051     312,268
 2.99 10715 Spotsylvania Ave        Fredericksburg   VA     22408    311,742     310,962
2.100 3051 Parkbrooke Circle        Woodstock        GA     30189    311,507     310,729
2.101 4655 Lassen Road              Livermore        CA     94551    311,009     310,232
2.102 14100 St Francis Blvd         Ramsey           MN     55303    307,638     306,869
2.103 9000 Fitness Lane             Fishers          IN     46038    306,245     305,480
2.104 77 Caren Avenue               Worthington      OH     43085    306,245     305,480
2.105 9314 Commerce Center Circle   Highlands Ranch  CO     80126    306,065     305,300
2.106 6670 University Avenue        West Des Moines  IA     50266    304,056     303,296
2.107 2329 Vehicle Drive            Rancho Cordova   CA     95670    303,820     303,060
2.108 3760 Brockton Drive           Pleasanton       CA     94588    302,843     302,085
2.109 6473 East Riverside Blvd.     Rockford         IL     61114    302,441     301,685
2.110 7615 Oaklandon Road           Indianapolis     IN     46236    300,801     300,049

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
  ID  BALANCE ($)  YEAR BUILT        RATE         MOST RECENT    UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
--------------------------------------------------------------------------------------------------------------------------

 2.56   293,801       1984          51.1%          10/1/2005    12,516      Sq. Ft.          2,635,658           As Is
 2.57   292,813       2001          44.8%          10/1/2005    10,196      Sq. Ft.          2,627,272           As Is
 2.58   292,634       2005          10.2%          10/1/2005    10,000      Sq. Ft.          2,500,000           As Is
 2.59   292,634       2001          67.3%          10/1/2005    10,564      Sq. Ft.          2,500,000           As Is
 2.60   292,634       1985          73.5%          10/1/2005     8,280      Sq. Ft.          2,500,000           As Is
 2.61   289,283       2000          65.8%          10/1/2005     9,897      Sq. Ft.          2,577,105           As Is
 2.62   289,123       1986          66.8%          10/1/2005     8,949      Sq. Ft.          2,470,000           As Is
 2.63   287,924       1999          61.4%          10/1/2005    10,042      Sq. Ft.          2,583,150           As Is
 2.64   286,782       2003          58.8%          10/1/2005    10,464      Sq. Ft.          2,450,000           As Is
 2.65   286,782       2001          54.7%          10/1/2005     9,897      Sq. Ft.          2,450,000           As Is
 2.66   286,782       2001          54.5%          10/1/2005     8,182      Sq. Ft.          2,450,000           As Is
 2.67   286,782       2000          59.3%          10/1/2005    10,845      Sq. Ft.          2,450,000           As Is
 2.68   286,782       2000          51.3%          10/1/2005    10,719      Sq. Ft.          2,450,000           As Is
 2.69   286,782       1987          77.5%          10/1/2005     7,313      Sq. Ft.          2,450,000           As Is
 2.70   285,014       1996          73.5%          10/1/2005    10,500      Sq. Ft.          2,462,526           As Is
 2.71   284,826       2004          70.5%          10/1/2005     9,897      Sq. Ft.          2,430,711           As Is
 2.72   283,270       1998          62.3%          10/1/2005     9,830      Sq. Ft.          2,420,000           As Is
 2.73   282,100       1982          34.4%          10/1/2005    13,380      Sq. Ft.          2,410,000           As Is
 2.74   281,925       2001          60.2%          10/1/2005     8,928      Sq. Ft.          2,434,793           As Is
 2.75   281,924       2001          47.0%          10/1/2005     9,000      Sq. Ft.          2,441,401           As Is
 2.76   281,599       2000          57.8%          10/1/2005     9,897      Sq. Ft.          2,426,398           As Is
 2.77   280,929       1996          85.7%          10/1/2005    10,500      Sq. Ft.          2,400,000           As Is
 2.78   280,929       2005          15.5%          10/1/2005     9,728      Sq. Ft.          2,400,000           As Is
 2.79   280,929       2000          60.2%          10/1/2005     9,849      Sq. Ft.          2,400,000           As Is
 2.80   280,929       2000          61.5%          10/1/2005     9,897      Sq. Ft.          2,400,000           As Is
 2.81   280,793       2002          74.7%          10/1/2005    10,989      Sq. Ft.          2,415,353           As Is
 2.82   280,331       1997          66.1%          10/1/2005     8,339      Sq. Ft.          2,503,626           As Is
 2.83   279,173       1985          47.5%          10/1/2005    10,100      Sq. Ft.          2,385,000           As Is
 2.84   278,588       1993          49.7%          10/1/2005    10,341      Sq. Ft.          2,380,000           As Is
 2.85   276,457       2004          68.8%          10/1/2005    10,420      Sq. Ft.          2,383,259           As Is
 2.86   274,520       2000          44.9%          10/1/2005     9,897      Sq. Ft.          2,379,305           As Is
 2.87   274,219       2000          36.9%          10/1/2005     9,981      Sq. Ft.          2,509,938           As Is
 2.88   271,627       2002          72.7%          10/1/2005     8,772      Sq. Ft.          2,398,886           As Is
 2.89   271,565       1987          37.3%          10/1/2005     7,472      Sq. Ft.          2,320,000           As Is
 2.90   270,683       1997          47.4%          10/1/2005     9,763      Sq. Ft.          2,331,658           As Is
 2.91   269,224       1999          65.9%          10/1/2005     9,897      Sq. Ft.          2,300,000           As Is
 2.92   269,224        NAV          53.6%          10/1/2005    17,700      Sq. Ft.          2,300,000           As Is
 2.93   269,224       2004          86.0%          10/1/2005     9,200      Sq. Ft.          2,300,000           As Is
 2.94   269,224       2002          75.8%          10/1/2005    10,184      Sq. Ft.          2,300,000           As Is
 2.95   269,224       2002          91.1%          10/1/2005     9,775      Sq. Ft.          2,300,000           As Is
 2.96   269,224       2000          67.1%          10/1/2005    10,052      Sq. Ft.          2,300,000           As Is
 2.97   269,224       1999          53.7%          10/1/2005     8,528      Sq. Ft.          2,300,000           As Is
 2.98   269,224       1985          82.4%          10/1/2005     9,240      Sq. Ft.          2,300,000           As Is
 2.99   268,098       1997          53.2%          10/1/2005     8,339      Sq. Ft.          2,418,708           As Is
2.100   267,896       1999          40.0%          10/1/2005     9,897      Sq. Ft.          2,328,476           As Is
2.101   267,468       1985          56.7%          10/1/2005     8,600      Sq. Ft.          2,285,000           As Is
2.102   264,569       1997          45.7%          10/1/2005     8,621      Sq. Ft.          2,289,451           As Is
2.103   263,371       1998          59.3%          10/1/2005     9,981      Sq. Ft.          2,250,000           As Is
2.104   263,371       1995          62.1%          10/1/2005    14,817      Sq. Ft.          2,250,000           As Is
2.105   263,216       2000          56.7%          10/1/2005     9,905      Sq. Ft.          2,261,647           As Is
2.106   261,488       2003          90.8%          10/1/2005     8,185      Sq. Ft.          2,199,240           As Is
2.107   261,285       1986          61.8%          10/1/2005     9,194      Sq. Ft.          2,222,684           As Is
2.108   260,445       1984          99.1%          10/1/2005     8,184      Sq. Ft.          2,225,000           As Is
2.109   260,099       1999          93.1%          10/1/2005     8,052      Sq. Ft.          2,216,426           As Is
2.110   258,689       1996          42.5%          10/1/2005    10,500      Sq. Ft.          2,210,000           As Is

                           APPRAISAL                                               OWNERSHIP  GROUND LEASE                 CONDO
  ID     APPRAISAL FIRM   AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION  STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

 2.56 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.57 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.58 Cushman & Wakefield  9/14/2005        Yes                         First     Fee Simple                     No          No
 2.59 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
 2.60 Cushman & Wakefield  9/23/2005        Yes             15%         First     Fee Simple                     No          No
 2.61 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.62 Cushman & Wakefield  9/23/2005        Yes             13%         First     Fee Simple                     No          No
 2.63 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.64 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
 2.65 Cushman & Wakefield  10/6/2005        Yes                         First     Fee Simple                     No          No
 2.66 Cushman & Wakefield  10/5/2005        Yes              8%         First     Fee Simple                     No          No
 2.67 Cushman & Wakefield   9/8/2005        Yes                         First     Fee Simple                     No          No
 2.68 Cushman & Wakefield 10/14/2005        Yes                         First     Fee Simple                     No          No
 2.69 Cushman & Wakefield  10/6/2005        Yes             16%         First     Fee Simple                     No          No
 2.70 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.71 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.72 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
 2.73 Cushman & Wakefield   9/7/2005        Yes                         First     Fee Simple                     No          No
 2.74 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.75 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.76 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.77 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
 2.78 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
 2.79 Cushman & Wakefield  9/16/2005        Yes              7%         First     Fee Simple                     No          No
 2.80 Cushman & Wakefield 10/14/2005        Yes                         First     Fee Simple                     No          No
 2.81 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.82 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.83 Cushman & Wakefield  10/6/2005        Yes             13%         First     Fee Simple                     No          No
 2.84 Cushman & Wakefield   9/7/2005        Yes                         First     Fee Simple                     No          No
 2.85 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.86 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.87 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.88 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.89 Cushman & Wakefield  9/23/2005        Yes              9%         First     Fee Simple                     No          No
 2.90 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
 2.91 Cushman & Wakefield  9/16/2005        Yes              8%         First     Fee Simple                     No          No
 2.92 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
 2.93 Cushman & Wakefield  9/14/2005        Yes                         First     Fee Simple                     No          No
 2.94 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
 2.95 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
 2.96 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
 2.97 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
 2.98 Cushman & Wakefield  9/23/2005        Yes             10%         First     Fee Simple                     No          No
 2.99 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.100 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.101 Cushman & Wakefield  9/21/2005        Yes              9%         First     Fee Simple                     No          No
2.102 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.103 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.104 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.105 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.106 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.107 Cushman & Wakefield 10/25/2005        Yes              8%         First     Fee Simple                     No          No
2.108 Cushman & Wakefield  9/21/2005        Yes             13%         First     Fee Simple                     No          No
2.109 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.110 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No

                                                PROPERTY                                      GENERAL
  ID  CENTER # PROPERTY NAME                      COUNT  PROPERTY MANAGER                  PROPERTY TYPE   DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

2.111  301715  KinderCare                          111   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.112  301546  KinderCare                          112   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.113  301029  KinderCare                          113   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.114  301553  KinderCare                          114   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.115  000091  Children's World Learning Center    115   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.116  000523  Children's World Learning Center    116   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.117  301027  KinderCare                          117   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.118  000090  Children's World Learning Center    118   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.119  301561  KinderCare                          119   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.120  000235  Children's World Learning Center    120   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.121  301039  KinderCare                          121   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.122  300962  KinderCare                          122   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.123  301485  KinderCare                          123   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.124  301077  KinderCare                          124   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.125  000253  Children's World Learning Center    125   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.126  000856  Children's World Learning Center    126   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.127  301721  KinderCare                          127   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.128  071121  Sunburst Preschool                  128   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.129  301062  KinderCare                          129   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.130  000143  Children's World Learning Center    130   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.131  301015  KinderCare                          131   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.132  300998  KinderCare                          132   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.133  300906  KinderCare                          133   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.134  000373  Children's World Learning Center    134   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.135  301030  KinderCare                          135   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.136  000099  Children's World Learning Center    136   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.137  300897  KinderCare                          137   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.138  000142  Children's World Learning Center    138   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.139  074022  Prodigy Child Development           139   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.140  300805  KinderCare                          140   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.141  301518  KinderCare                          141   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.142  300882  KinderCare                          142   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.143  300858  KinderCare                          143   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.144  301181  KinderCare                          144   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.145  301048  KinderCare                          145   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.146  000620  Children's World Learning Center    146   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.147  301412  KinderCare                          147   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.148  301105  KinderCare                          148   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.149  301540  KinderCare                          149   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.150  301499  KinderCare                          150   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.151  301221  KinderCare                          151   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.152  301076  KinderCare                          152   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.153  301018  KinderCare                          153   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.154  300971  KinderCare                          154   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.155  300976  KinderCare                          155   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.156  000100  Children's World Learning Center    156   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.157  301523  KinderCare                          157   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.158  302500  KinderCare                          158   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.159  300820  KinderCare                          159   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.160  301103  KinderCare                          160   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.161  000897  Children's World Learning Center    161   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.162  301548  KinderCare                          162   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.163  301176  KinderCare                          163   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.164  300970  KinderCare                          164   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.165  301172  KinderCare                          165   Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                      ORIGINAL
  ID  ADDRESS                        CITY            STATE ZIP CODE  BALANCE ($) CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------------------------------------------

2.111 15401 Clearbrook Street        Westfield         IN    46074     300,730           299,978
2.112 96 Neverland Drive             Lewis Center      OH    43035     299,440           298,691
2.113 4216 Stringfellow Road         Chantilly         VA    20151     299,440           298,691
2.114 200 North Ridgecrest Lane      Jacksonville      FL    32202     299,440           298,691
2.115 43083 Waxpool Road             Ashburn           VA    20147     299,440           298,691
2.116 71 Deerwood Drive              Nashua            NH    03060     299,440           298,691
2.117 5448 San Juan Avenue           Citrus Heights    CA    95610     299,440           298,691
2.118 12121 Caithness Circle         Bristow           VA    20136     297,519           296,775
2.119 11737 Seven Gables Road        Symmes Township   OH    45249     296,881           296,139
2.120 2485 South St                  Elgin             IL    60123     296,037           295,297
2.121 2300 Mahogany Way              Antioch           CA    94509     294,944           294,206
2.122 35 Rotary Way                  Vallejo           CA    94591     294,453           293,717
2.123 594 Chickering Road            North Andover     MA    01845     292,634           291,903
2.124 8950 France Avenue South       Bloomington       MN    55431     292,634           291,903
2.125 9310 E Guadalupe Rd            Mesa              AZ    85212     290,154           289,428
2.126 135 S Val Vista Drive          Gilbert           AZ    85296     289,912           289,187
2.127 1955 South Alama School Road   Chandler          AZ    85248     289,232           288,509
2.128 2017 Londonderry Drive         Madison           WI    53704     288,551           287,830
2.129 3536 College Boulevard         Oceanside         CA    92056     288,551           287,830
2.130 W 62 N 218 Washington Ave      Cedarburg         WI    53012     286,284           285,568
2.131 1785 Villa Avenue              Clovis            CA    93612     285,829           285,114
2.132 2825 West Rumble Road          Modesto           CA    95350     285,829           285,114
2.133 8095-B Roswell Road            Dunwoody          GA    30350     285,829           285,114
2.134 5812 Darrow Road               Hudson            OH    44236     285,030           284,317
2.135 13228 Franklin Farms Road      Herndon           VA    20171     284,906           284,194
2.136 500 S. Gilbert Road            Gilbert           AZ    85296     284,647           283,935
2.137 9735 Cuyamaca Street           Santee            CA    92071     284,177           283,466
2.138 4721 N Industrial Way          Castle Rock       CO    80104     283,063           282,355
2.139 450 College Road East          Princeton         NJ    08540     281,746           281,041
2.140 9724 Burke Lake Road           Burke             VA    22015     280,385           279,684
2.141 4050 Embassy Parkway           Fairlawn          OH    44333     279,023           278,326
2.142 10065 Paseo Montril            San Diego         CA    92129     278,218           277,523
2.143 1551 Bailey Road               Concord           CA    94521     277,662           276,968
2.144 43536 22nd Street West         Lancaster         CA    93536     276,796           276,104
2.145 1730 East Washington Street    Colton            CA    92324     276,301           275,611
2.146 7900 Parkwood Hill Blvd.       Fort Worth        TX    76137     274,869           274,182
2.147 12821 Portulaca Drive          Creve Coeur       MO    63146     274,575           273,888
2.148 10130 Rothgard Road            Spring Valley     CA    91977     273,284           272,601
2.149 13025  Louetta Road            Cypress           TX    77429     273,172           272,489
2.150 210 North Alma Road            Allen             TX    75013     272,491           271,810
2.151 10790 West Sunrise Boulevard   Plantation        FL    33322     272,218           271,537
2.152 518 North 400 West             Centerville       UT    84014     272,218           271,537
2.153 2416 West Ash                  Columbia          MO    65203     272,218           271,537
2.154 7801 Mariners Drive            Stockton          CA    95219     272,218           271,537
2.155 713 North Mustang Road         Mustang           OK    73064     272,218           271,537
2.156 3085 Desert Marigold Lane      Las Vegas         NV    89134     272,218           271,537
2.157 6367 River Crossings           Sylvania          OH    43560     272,218           271,537
2.158 6955 Halcyon Park              Montgomery        AL    36117     272,218           271,537
2.159 6825 Purslane Way              Citrus Heights    CA    95621     272,218           271,537
2.160 3524 West Union Hills Drive    Glendale          AZ    85308     270,789           270,112
2.161 650 W. Wise Rd.                Schaumburg        IL    60194     270,722           270,046
2.162 W 180 N 9410 Premier Drive     Menomonee Falls   WI    53051     269,496           268,822
2.163 18525 West Soledad Canyon Road Canyon Country    CA    91351     268,135           267,464
2.164 2140 South Euclid Avenue       Ontario           CA    91762     267,585           266,916
2.165 455 East Foothill Boulevard    San Dimas         CA    91773     266,774           266,107

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
 ID   BALANCE ($)  YEAR BUILT        RATE         MOST RECENT    UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
--------------------------------------------------------------------------------------------------------------------------

2.111   258,627       2001         34.9%           10/1/2005     9,897        Sq. Ft.        2,204,546          As Is
2.112   257,518       1998         70.4%           10/1/2005     9,866        Sq. Ft.        2,200,000          As Is
2.113   257,518       2000         75.0%           10/1/2005     7,790        Sq. Ft.        2,200,000          As Is
2.114   257,518       1998         41.1%           10/1/2005     9,903        Sq. Ft.        2,200,000          As Is
2.115   257,518       1998         65.1%           10/1/2005     8,338        Sq. Ft.        2,200,000          As Is
2.116   257,518       1997         55.3%           10/1/2005     8,952        Sq. Ft.        2,200,000          As Is
2.117   257,518       1985         71.1%           10/1/2005     9,240        Sq. Ft.        2,200,000          As Is
2.118   255,866       1998         89.0%           10/1/2005     6,708        Sq. Ft.        2,169,009          As Is
2.119   255,318       1999         42.9%           10/1/2005     9,866        Sq. Ft.        2,090,620          As Is
2.120   254,592       1996         66.3%           10/1/2005     7,938        Sq. Ft.        2,175,000          As Is
2.121   253,652       1985         72.6%           10/1/2005     8,950        Sq. Ft.        2,148,537          As Is
2.122   253,230       1985         87.2%           10/1/2005     8,328        Sq. Ft.        2,110,060          As Is
2.123   251,666       1995         72.7%           10/1/2005    10,120        Sq. Ft.        2,150,000          As Is
2.124   251,666       1985         77.4%           10/1/2005     9,309        Sq. Ft.        2,150,000          As Is
2.125   249,532       2002         47.1%           10/1/2005     9,358        Sq. Ft.        2,131,593          As Is
2.126   249,324       1999         48.8%           10/1/2005     8,500        Sq. Ft.        2,130,000          As Is
2.127   248,739       2001         70.0%           10/1/2005     9,897        Sq. Ft.        2,125,000          As Is
2.128   248,154       NAV          54.2%           10/1/2005    17,700        Sq. Ft.        2,120,000          As Is
2.129   248,154       1985         59.8%           10/1/2005     8,330        Sq. Ft.        2,120,000          As Is
2.130   246,204       1995         62.5%           10/1/2005     9,600        Sq. Ft.        1,965,572          As Is
2.131   245,813       1985         55.1%           10/1/2005     8,950        Sq. Ft.        2,100,000          As Is
2.132   245,813       1985         55.1%           10/1/2005     8,229        Sq. Ft.        2,100,000          As Is
2.133   245,813       1985         46.5%           10/1/2005     8,484        Sq. Ft.        2,100,000          As Is
2.134   245,126       1998         74.3%           10/1/2005     8,544        Sq. Ft.        2,024,339          As Is
2.135   245,019       1986         40.7%           10/1/2005     8,668        Sq. Ft.        2,245,492          As Is
2.136   244,796       2000         62.5%           10/1/2005     9,275        Sq. Ft.        2,081,277          As Is
2.137   244,392       1985         77.1%           10/1/2005    16,600        Sq. Ft.        2,047,229          As Is
2.138   243,434       2003         62.6%           10/1/2005     8,580        Sq. Ft.        2,063,322          As Is
2.139   242,301       NAV          70.6%           10/1/2005     5,950        Sq. Ft.        2,070,000          As Is
2.140   241,131       1983        114.9%           10/1/2005     7,240        Sq. Ft.        2,060,000          As Is
2.141   239,960       1997         53.0%           10/1/2005     9,823        Sq. Ft.        2,050,000          As Is
2.142   239,268       1985         58.6%           10/1/2005     8,301        Sq. Ft.        2,015,379          As Is
2.143   238,790       1984         58.2%           10/1/2005     8,060        Sq. Ft.        2,040,000          As Is
2.144   238,044       1988         60.7%           10/1/2005     7,490        Sq. Ft.        1,976,825          As Is
2.145   237,619       1985         59.1%           10/1/2005    10,100        Sq. Ft.        2,030,000          As Is
2.146   236,387       2000         37.0%           10/1/2005    10,380        Sq. Ft.        2,096,179          As Is
2.147   236,134       1996         48.2%           10/1/2005     8,060        Sq. Ft.        1,992,083          As Is
2.148   235,025       1987         57.5%           10/1/2005    14,944        Sq. Ft.        1,951,395          As Is
2.149   234,928       1998         30.5%           10/1/2005     9,897        Sq. Ft.        2,053,700          As Is
2.150   234,342       1996         46.9%           10/1/2005    10,500        Sq. Ft.        2,068,789          As Is
2.151   234,107       1989         49.7%           10/1/2005     6,260        Sq. Ft.        2,000,000          As Is
2.152   234,107       1986         37.1%           10/1/2005     9,514        Sq. Ft.        2,000,000          As Is
2.153   234,107       1983         47.2%           10/1/2005     7,292        Sq. Ft.        1,450,000          As Is
2.154   234,107       1985         68.0%           10/1/2005     8,330        Sq. Ft.        2,000,000          As Is
2.155   234,107       1984         74.5%           10/1/2005     8,925        Sq. Ft.        2,000,000          As Is
2.156   234,107       2000         79.0%           10/1/2005     9,272        Sq. Ft.        2,300,000          As Is
2.157   234,107       1997         55.2%           10/1/2005     9,897        Sq. Ft.        2,000,000          As Is
2.158   234,107       1994         38.0%           10/1/2005    10,400        Sq. Ft.        2,000,000          As Is
2.159   234,107       1984         52.1%           10/1/2005     8,330        Sq. Ft.        2,000,000          As Is
2.160   232,879       1988         46.9%           10/1/2005    12,400        Sq. Ft.        2,111,939          As Is
2.161   232,821       1984         84.0%           10/1/2005     8,397        Sq. Ft.        1,979,606          As Is
2.162   231,766       1998         45.4%           10/1/2005     9,903        Sq. Ft.        1,980,000          As Is
2.163   230,596       1987         68.5%           10/1/2005     7,490        Sq. Ft.        1,970,000          As Is
2.164   230,123       1985         39.7%           10/1/2005    16,557        Sq. Ft.        1,955,648          As Is
2.165   229,425       1987         43.0%           10/1/2005     7,630        Sq. Ft.        1,960,000          As Is

                          APPRAISAL   SEISMIC                              OWNERSHIP GROUND LEASE                  CONDO
 ID      APPRAISAL FIRM   AS OF DATE INSURANCE SEISMIC PML% LIEN POSITION  STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
--------------------------------------------------------------------------------------------------------------------------

2.111 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.112 Cushman & Wakefield   10/7/2005   Yes                     First     Fee Simple                     No         No
2.113 Cushman & Wakefield   9/13/2005   Yes                     First     Fee Simple                     No         No
2.114 Cushman & Wakefield   9/13/2005   Yes                     First     Fee Simple                     No         No
2.115 Cushman & Wakefield   9/13/2005   Yes                     First     Fee Simple                     No         No
2.116 Cushman & Wakefield   9/16/2005   Yes                     First     Fee Simple                     No         No
2.117 Cushman & Wakefield   9/16/2005   Yes          7%         First     Fee Simple                     No         No
2.118 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.119 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.120 Cushman & Wakefield   9/27/2005   Yes                     First     Fee Simple                     No         No
2.121 Cushman & Wakefield  10/25/2005   Yes         11%         First     Fee Simple                     No         No
2.122 Cushman & Wakefield  10/25/2005   Yes         12%         First     Fee Simple                     No         No
2.123 Cushman & Wakefield   9/30/2005   Yes                     First     Fee Simple                     No         No
2.124 Cushman & Wakefield   9/14/2005   Yes                     First     Fee Simple                     No         No
2.125 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.126 Cushman & Wakefield  10/10/2005   Yes                     First     Fee Simple                     No         No
2.127 Cushman & Wakefield  10/10/2005   Yes                     First     Fee Simple                     No         No
2.128 Cushman & Wakefield   9/30/2005   Yes                     First     Fee Simple                     No         No
2.129 Cushman & Wakefield   10/5/2005   Yes          8%         First     Fee Simple                     No         No
2.130 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.131 Cushman & Wakefield   9/23/2005   Yes          7%         First     Fee Simple                     No         No
2.132 Cushman & Wakefield   9/23/2005   Yes          6%         First     Fee Simple                     No         No
2.133 Cushman & Wakefield   9/20/2005   Yes                     First     Fee Simple                     No         No
2.134 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.135 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.136 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.137 Cushman & Wakefield  10/25/2005   Yes          7%         First     Fee Simple                     No         No
2.138 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.139 Cushman & Wakefield   9/14/2005   Yes                     First     Fee Simple                     No         No
2.140 Cushman & Wakefield   9/30/2005   Yes                     First     Fee Simple                     No         No
2.141 Cushman & Wakefield   9/21/2005   Yes                     First     Fee Simple                     No         No
2.142 Cushman & Wakefield  10/25/2005   Yes          8%         First     Fee Simple                     No         No
2.143 Cushman & Wakefield   10/6/2005   Yes         13%         First     Fee Simple                     No         No
2.144 Cushman & Wakefield  10/25/2005   Yes         17%         First     Fee Simple                     No         No
2.145 Cushman & Wakefield   9/23/2005   Yes         16%         First     Fee Simple                     No         No
2.146 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.147 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.148 Cushman & Wakefield  10/25/2005   Yes          7%         First     Fee Simple                     No         No
2.149 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.150 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.151 Cushman & Wakefield   9/20/2005   Yes                     First     Fee Simple                     No         No
2.152 Cushman & Wakefield   9/26/2005   Yes         10%         First     Fee Simple                     No         No
2.153 Cushman & Wakefield  10/13/2005   Yes                     First     Fee Simple                     No         No
2.154 Cushman & Wakefield   9/23/2005   Yes          7%         First     Fee Simple                     No         No
2.155 Cushman & Wakefield   10/6/2005   Yes                     First     Fee Simple                     No         No
2.156 Cushman & Wakefield   9/14/2005   Yes                     First     Fee Simple                     No         No
2.157 Cushman & Wakefield   9/27/2005   Yes                     First     Fee Simple                     No         No
2.158 Cushman & Wakefield   9/14/2005   Yes                     First     Fee Simple                     No         No
2.159 Cushman & Wakefield   9/16/2005   Yes          8%         First     Fee Simple                     No         No
2.160 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.161 Cushman & Wakefield  10/25/2005   Yes                     First     Fee Simple                     No         No
2.162 Cushman & Wakefield   9/30/2005   Yes                     First     Fee Simple                     No         No
2.163 Cushman & Wakefield   9/27/2005   Yes         17%         First     Fee Simple                     No         No
2.164 Cushman & Wakefield  10/25/2005   Yes         11%         First     Fee Simple                     No         No
2.165 Cushman & Wakefield   9/27/2005   Yes         15%         First     Fee Simple                     No         No

                                                 PROPERTY                                      GENERAL
  ID  CENTER # PROPERTY NAME                      COUNT   PROPERTY MANAGER                  PROPERTY TYPE   DETAILED PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------

2.166  301065  KinderCare                          166    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.167  000493  Children's World Learning Center    167    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.168  301818  KinderCare                          168    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.169  300845  KinderCare                          169    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.170  301115  KinderCare                          170    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.171  300977  KinderCare                          171    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.172  301528  KinderCare                          172    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.173  301358  KinderCare                          173    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.174  301315  KinderCare                          174    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.175  300867  KinderCare                          175    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.176  301416  KinderCare                          176    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.177  301163  KinderCare                          177    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.178  300975  KinderCare                          178    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.179  300861  KinderCare                          179    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.180  301490  KinderCare                          180    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.181  300874  KinderCare                          181    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.182  000757  Children's World Learning Center    182    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.183  301248  KinderCare                          183    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.184  000551  Children's World Learning Center    184    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.185  301681  KinderCare                          185    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.186  000066  Children's World Learning Center    186    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.187  301042  KinderCare                          187    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.188  000224  Children's World Learning Center    188    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.189  301392  KinderCare                          189    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.190  300938  KinderCare                          190    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.191  301432  KinderCare                          191    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.192  000323  Children's World Learning Center    192    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.193  301086  KinderCare                          193    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.194  000168  Children's World Learning Center    194    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.195  300990  KinderCare                          195    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.196  301308  KinderCare                          196    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.197  000837  Children's World Learning Center    197    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.198  301232  KinderCare                          198    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.199  000888  Children's World Learning Center    199    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.200  300986  KinderCare                          200    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.201  000150  Children's World Learning Center    201    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.202  300982  KinderCare                          202    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.203  000073  Children's World Learning Center    203    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.204  300995  KinderCare                          204    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.205  301056  KinderCare                          205    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.206  301433  KinderCare                          206    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.207  301288  KinderCare                          207    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.208  301279  KinderCare                          208    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.209  301004  KinderCare                          209    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.210  301480  KinderCare                          210    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.211  000539  Children's World Learning Center    211    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.212  000574  Children's World Learning Center    212    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.213  301073  KinderCare                          213    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.214  000379  Amrein's Child Development Center   214    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.215  000741  Children's World Learning Center    215    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.216  000417  Children's World Learning Center    216    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.217  300224  KinderCare                          217    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.218  301368  KinderCare                          218    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.219  301476  KinderCare                          219    Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.220  301335  KinderCare                          220    Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                      ORIGINAL  CUT-OFF DATE
  ID  ADDRESS                        CITY            STATE ZIP CODE BALANCE ($)  BALANCE ($)
--------------------------------------------------------------------------------------------

2.166 3443 Nogales Street            West Covina       CA    91792    263,581      262,922
2.167 5857 Cinema Dr                 Milford           OH    45150    262,836      262,179
2.168 E Germann Rd & S. Higley Rd    Gilbert           AZ    85297    262,010      261,355
2.169 10191 Foothill Boulevard       Rancho Cucamong   CA    91730    261,329      260,676
2.170 1237 Oakdale Road              Modesto           CA    95355    261,291      260,638
2.171 401 South Mustang Road         Yukon             OK    73099    261,280      260,627
2.172 9005 Forest Crossing Drive     The Woodlands     TX    77381    260,093      259,442
2.173 8887 Vintage Park Drive        Sacramento        CA    95828    259,495      258,846
2.174 4801 South West 140th Avenue   Miami             FL    33175    258,607      257,961
2.175 4920 Mack Road                 Sacramento        CA    95823    258,607      257,961
2.176 3905 South Highland Avenue     Downers Grove     IL    60515    258,607      257,961
2.177 605 East Dunne Avenue          Morgan Hill       CA    95037    258,607      257,961
2.178 1812 North Eastern Ave.        Moore             OK    73160    258,607      257,961
2.179 210 South Elliot Road          Chapel Hill       NC    27514    258,607      257,961
2.180 2650 South Peek Road           Katy              TX    77450    257,343      256,699
2.181 5680 Oak Leather Drive         Burke             VA    22015    255,885      255,245
2.182 2350 Bode Rd.                  Schaumburg        IL    60194    255,790      255,150
2.183 9394 Bruceville Road           Elk Grove         CA    95758    255,627      254,988
2.184 1228 W. Ogden Ave.             Naperville        IL    60563    254,801      254,164
2.185 30850 Viking Parkway           Westlake          OH    44145    254,117      253,482
2.186 1812 S. Aspen                  Broken Arrow      OK    74012    252,840      252,208
2.187 3700 Red Cedar Way             Lake Oswego       OR    97035    252,631      251,999
2.188 22050 North 44th Place         Phoenix           AZ    85050    251,802      251,172
2.189 100 East Loop Road             Wheaton           IL    60187    251,802      251,172
2.190 9165 South 1300 East           Sandy             UT    84094    251,802      251,172
2.191 1505 S. Batavia Avenue         Batavia           IL    60510    251,498      250,870
2.192 8190 Oaklandon Road            Indianapolis      IN    46236    249,818      249,194
2.193 200 Whitford Hills Road        Downingtown       PA    19335    248,399      247,778
2.194 2275 Village Green Pkwy.       Chesterfield      MO    63017    248,399      247,778
2.195 1925 East County Road D        Maplewood         MN    55109    247,718      247,099
2.196 11961 Perris Boulevard         Moreno Valley     CA    92557    246,328      245,712
2.197 4960 Park Center Ave           Dublin            OH    43017    246,092      245,477
2.198 11875 Lake Newport Road        Reston            VA    22094    244,996      244,384
2.199 201 Coney St.                  East Walpole      MA    02032    244,996      244,384
2.200 2180 Northeast Division Street Gresham           OR    97030    244,996      244,384
2.201 4500 Cornell Road              Blue Ash          OH    45241    244,858      244,246
2.202 18000 Southwest Farmington Roa Aloha             OR    97007    244,512      243,901
2.203 130 Barbers Corner             Bolingbrook       IL    60440    244,210      243,599
2.204 9328 Braddock Road             Burke             VA    22015    243,819      243,210
2.205 1410 Chambers Street           Eugene            OR    97402    243,226      242,618
2.206 6900 Preston Meadow Drive      Plano             TX    75024    240,913      240,311
2.207 725 Greenbriar Parkway         Chesapeake        VA    23320    239,037      238,439
2.208 625 Holland Street             Erie              PA    16501    238,843      238,246
2.209 4504 6th Avenue Southeast      Lacey             WA    98503    238,191      237,595
2.210 951 East Rahn Road             Dayton            OH    45429    238,191      237,595
2.211 9550 Nesbit Ferry Rd.          Alpharetta        GA    30022    238,191      237,595
2.212 14632 John Humphrey Dr.        Orland Park       IL    60462    237,285      236,692
2.213 1285 N McCarran Boulevard      Sparks            NV    89431    236,986      236,393
2.214 6800 Independence Parkway      Plano             TX    75023    236,830      236,238
2.215 8350 White Feather Ct.         Lorton            VA    22079    235,284      234,695
2.216 12781 Harbor Dr.               Woodbridge        VA    22192    234,838      234,251
2.217 211 North Henderson Road       King Of Prussia   PA    19406    234,788      234,201
2.218 27 West 151 Geneva Road        Winfield          IL    60190    234,788      234,201
2.219 1407 Parkway Plaza Drive       Houston           TX    77077    234,107      233,522
2.220 2155 North Loop Road           Alameda           CA    94502    234,107      233,522

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
  ID  BALANCE ($)  YEAR BUILT        RATE         MOST RECENT    UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
--------------------------------------------------------------------------------------------------------------------------

2.166   226,680       1986          37.6%          10/1/2005     7,471      Sq. Ft.          1,891,166           As Is
2.167   226,039       1997          64.6%          10/1/2005     8,338      Sq. Ft.          1,889,258           As Is
2.168   225,328        NAV           0.0%          10/1/2005    10,145      Sq. Ft.          1,925,000           As Is
2.169   224,743       1984          45.8%          10/1/2005     8,229      Sq. Ft.          1,920,000           As Is
2.170   224,710       1988          67.4%          10/1/2005     7,472      Sq. Ft.          1,878,452           As Is
2.171   224,701       1984          56.4%          10/1/2005     8,686      Sq. Ft.          1,940,484           As Is
2.172   223,680       1998          25.9%          10/1/2005     9,830      Sq. Ft.          1,970,866           As Is
2.173   223,166       1990          74.9%          10/1/2005     6,206      Sq. Ft.          1,808,957           As Is
2.174   222,402       1989          61.6%          10/1/2005     6,260      Sq. Ft.          1,900,000           As Is
2.175   222,402       1984          60.3%          10/1/2005     8,122      Sq. Ft.          1,900,000           As Is
2.176   222,402       1992          57.9%          10/1/2005     8,027      Sq. Ft.          1,900,000           As Is
2.177   222,402       1987          64.5%          10/1/2005     7,472      Sq. Ft.          1,900,000           As Is
2.178   222,402       1984          40.4%          10/1/2005     8,266      Sq. Ft.          1,900,000           As Is
2.179   222,402       1984          66.0%          10/1/2005     8,190      Sq. Ft.          1,900,000           As Is
2.180   221,315       1995          32.4%          10/1/2005    10,500      Sq. Ft.          1,975,535           As Is
2.181   220,061       1984          46.5%          10/1/2005     7,240      Sq. Ft.          1,880,000           As Is
2.182   219,979       1983          72.6%          10/1/2005     8,397      Sq. Ft.          1,885,398           As Is
2.183   219,840       1989          69.1%          10/1/2005     6,251      Sq. Ft.          1,784,681           As Is
2.184   219,129       1983          64.5%          10/1/2005     8,397      Sq. Ft.          1,882,064           As Is
2.185   218,541       2000          62.0%          10/1/2005     7,700      Sq. Ft.          1,857,537           As Is
2.186   217,442       1980          73.0%          10/1/2005     8,300      Sq. Ft.          1,848,018           As Is
2.187   217,262       1985          38.4%          10/1/2005     8,568      Sq. Ft.          1,890,653           As Is
2.188   216,549       2000          64.8%          10/1/2005     9,358      Sq. Ft.          1,850,000           As Is
2.189   216,549       1990          43.0%          10/1/2005     6,791      Sq. Ft.          1,850,000           As Is
2.190   216,549       1985          48.4%          10/1/2005     9,230      Sq. Ft.          1,850,000           As Is
2.191   216,289       1993          44.0%          10/1/2005     7,317      Sq. Ft.          1,851,254           As Is
2.192   214,844       1999          44.9%          10/1/2005     9,166      Sq. Ft.          1,843,136           As Is
2.193   213,623       1985          56.4%          10/1/2005     7,920      Sq. Ft.          1,825,000           As Is
2.194   213,623       1987          53.9%          10/1/2005     8,402      Sq. Ft.          1,825,000           As Is
2.195   213,038       1984          53.0%          10/1/2005     6,964      Sq. Ft.          1,820,000           As Is
2.196   211,842       1990          65.9%          10/1/2005     6,206      Sq. Ft.          1,729,380           As Is
2.197   211,639       1992          45.7%          10/1/2005     8,692      Sq. Ft.          1,764,518           As Is
2.198   210,697       1989          82.4%          10/1/2005     6,260      Sq. Ft.          1,800,000           As Is
2.199   210,697       1987          54.2%          10/1/2005     6,175      Sq. Ft.          1,800,000           As Is
2.200   210,697       1985          47.4%          10/1/2005     8,121      Sq. Ft.          1,800,000           As Is
2.201   210,578       1996          71.6%          10/1/2005     7,764      Sq. Ft.          1,780,291           As Is
2.202   210,280       1985          45.4%          10/1/2005     8,464      Sq. Ft.          1,833,033           As Is
2.203   210,020       1983          79.9%          10/1/2005     7,740      Sq. Ft.          1,779,176           As Is
2.204   209,684       1985          72.3%          10/1/2005     7,490      Sq. Ft.          1,863,959           As Is
2.205   209,174       1985          46.5%          10/1/2005     8,568      Sq. Ft.          1,831,443           As Is
2.206   207,185       1993          38.9%          10/1/2005     7,686      Sq. Ft.          1,770,000           As Is
2.207   205,572       1989          77.8%          10/1/2005     6,260      Sq. Ft.          1,731,047           As Is
2.208   205,405       1988          67.3%          10/1/2005     8,200      Sq. Ft.          1,741,709           As Is
2.209   204,844       1984          50.6%          10/1/2005     9,000      Sq. Ft.          1,750,000           As Is
2.210   204,844       1995          74.3%          10/1/2005     9,858      Sq. Ft.          1,750,000           As Is
2.211   204,844       1987          28.9%          10/1/2005     9,400      Sq. Ft.          1,750,000           As Is
2.212   204,065       1984          55.3%          10/1/2005     8,397      Sq. Ft.          1,781,366           As Is
2.213   203,808       1985          42.8%          10/1/2005     9,569      Sq. Ft.          1,794,080           As Is
2.214   203,674       1995          41.8%          10/1/2005     8,680      Sq. Ft.          1,740,000           As Is
2.215   202,344       1988          55.8%          10/1/2005     6,080      Sq. Ft.          1,692,289           As Is
2.216   201,961       1983          59.5%          10/1/2005     6,365      Sq. Ft.          1,693,623           As Is
2.217   201,918       1977          59.8%          10/1/2005     6,312      Sq. Ft.          1,725,000           As Is
2.218   201,918       1990          40.0%          10/1/2005     6,319      Sq. Ft.          1,725,000           As Is
2.219   201,332       1995          46.1%          10/1/2005    10,500      Sq. Ft.          1,720,000           As Is
2.220   201,332       1989          78.9%          10/1/2005     6,206      Sq. Ft.          1,720,000           As Is

                           APPRAISAL                                               OWNERSHIP  GROUND LEASE                 CONDO
  ID     APPRAISAL FIRM   AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION  STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

2.166 Cushman & Wakefield 10/25/2005        Yes             15%         First     Fee Simple                     No          No
2.167 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.168 Cushman & Wakefield   1/1/2006        Yes                         First     Fee Simple                     No          No
2.169 Cushman & Wakefield  9/23/2005        Yes             12%         First     Fee Simple                     No          No
2.170 Cushman & Wakefield 10/25/2005        Yes              6%         First     Fee Simple                     No          No
2.171 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.172 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.173 Cushman & Wakefield 10/25/2005        Yes              8%         First     Fee Simple                     No          No
2.174 Cushman & Wakefield  9/20/2005        Yes                         First     Fee Simple                     No          No
2.175 Cushman & Wakefield  9/16/2005        Yes              7%         First     Fee Simple                     No          No
2.176 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                     No          No
2.177 Cushman & Wakefield  10/6/2005        Yes              12%        First     Fee Simple                     No          No
2.178 Cushman & Wakefield  10/6/2005        Yes                         First     Fee Simple                     No          No
2.179 Cushman & Wakefield  9/15/2005        Yes                         First     Fee Simple                     No          No
2.180 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.181 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.182 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.183 Cushman & Wakefield 10/25/2005        Yes              8%         First     Fee Simple                     No          No
2.184 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.185 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.186 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.187 Cushman & Wakefield 10/25/2005        Yes              6%         First     Fee Simple                     No          No
2.188 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.189 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.190 Cushman & Wakefield  9/26/2005        Yes              9%         First     Fee Simple                     No          No
2.191 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.192 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.193 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                     No          No
2.194 Cushman & Wakefield 10/14/2005        Yes                         First     Fee Simple                     No          No
2.195 Cushman & Wakefield  9/14/2005        Yes                         First     Fee Simple                     No          No
2.196 Cushman & Wakefield 10/25/2005        Yes             14%         First     Fee Simple                     No          No
2.197 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.198 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.199 Cushman & Wakefield  9/14/2005        Yes                         First     Fee Simple                     No          No
2.200 Cushman & Wakefield  10/4/2005        Yes              6%         First     Fee Simple                     No          No
2.201 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.202 Cushman & Wakefield 10/25/2005        Yes              6%         First     Fee Simple                     No          No
2.203 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.204 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.205 Cushman & Wakefield 10/25/2005        Yes              5%         First     Fee Simple                     No          No
2.206 Cushman & Wakefield   9/7/2005        Yes                         First     Fee Simple                     No          No
2.207 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.208 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.209 Cushman & Wakefield  10/6/2005        Yes             10%         First     Fee Simple                     No          No
2.210 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
2.211 Cushman & Wakefield  9/20/2005        Yes                         First     Fee Simple                     No          No
2.212 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.213 Cushman & Wakefield 10/25/2005        Yes              9%         First     Fee Simple                     No          No
2.214 Cushman & Wakefield   9/7/2005        Yes                         First     Fee Simple                     No          No
2.215 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.216 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.217 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                     No          No
2.218 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.219 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.220 Cushman & Wakefield  10/6/2005        Yes             18%         First     Fee Simple                     No          No

                                                PROPERTY                                       GENERAL
  ID  CENTER # PROPERTY NAME                      COUNT  PROPERTY MANAGER                  PROPERTY TYPE  DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

2.221  301126  KinderCare                          221   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.222  301098  KinderCare                          222   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.223  301050  KinderCare                          223   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.224  300833  KinderCare                          224   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.225  000435  Children's World Learning Center    225   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.226  000543  Children's World Learning Center    226   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.227  000748  Children's World Learning Center    227   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.228  301094  KinderCare                          228   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.229  301090  KinderCare                          229   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.230  000773  Children's World Learning Center    230   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.231  000564  Children's World Learning Center    231   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.232  301227  KinderCare                          232   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.233  000759  Children's World Learning Center    233   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.234  300997  KinderCare                          234   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.235  000413  Children's World Learning Center    235   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.236  301089  KinderCare                          236   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.237  300782  KinderCare                          237   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.238  300960  KinderCare                          238   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.239  000366  Children's World Learning Center    239   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.240  301280  KinderCare                          240   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.241  301186  KinderCare                          241   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.242  300930  KinderCare                          242   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.243  301829  KinderCare                          243   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.244  000540  Children's World Learning Center    244   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.245  301319  KinderCare                          245   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.246  301382  KinderCare                          246   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.247  301038  KinderCare                          247   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.248  300972  KinderCare                          248   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.249  000866  Children's World Learning Center    249   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.250  301398  KinderCare                          250   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.251  300989  KinderCare                          251   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.252  301397  KinderCare                          252   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.253  301072  KinderCare                          253   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.254  301025  KinderCare                          254   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.255  301087  KinderCare                          255   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.256  301242  KinderCare                          256   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.257  000049  Children's World Learning Center    257   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.258  300218  KinderCare                          258   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.259  301326  KinderCare                          259   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.260  300922  KinderCare                          260   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.261  000827  Children's World Learning Center    261   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.262  301162  KinderCare                          262   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.263  301259  KinderCare                          263   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.264  301465  KinderCare                          264   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.265  000869  Children's World Learning Center    265   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.266  301402  KinderCare                          266   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.267  301363  KinderCare                          267   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.268  301352  KinderCare                          268   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.269  301311  KinderCare                          269   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.270  301291  KinderCare                          270   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.271  301118  KinderCare                          271   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.272  301152  KinderCare                          272   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.273  300993  KinderCare                          273   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.274  301147  KinderCare                          274   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.275  301104  KinderCare                          275   Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                    ORIGINAL
  ID  ADDRESS                        CITY           STATE ZIP CODE BALANCE ($) CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------------------------------------------

2.221 581 Peabody Road               Vacaville        CA    95687    234,107            233,522
2.222 18685 Southwest Baseline Road  Beaverton        OR    97006    231,385            230,807
2.223 595 Centerville Road           Lancaster        PA    17601    231,385            230,807
2.224 15711 Mill Creek Boulevard     Millcreek        WA    98012    231,385            230,807
2.225 1640 Eisenhower Lane           Lisle            IL    60532    231,385            230,807
2.226 9202 N. Rockwell               Oklahoma City    OK    73132    231,385            230,807
2.227 5110 E. 71St St. South         Tulsa            OK    74136    231,385            230,807
2.228 9749 Main Street               Fairfax          VA    22031    230,024            229,449
2.229 1609 Calvary Circle            Redlands         CA    92373    230,024            229,449
2.230 4301 Silverleaf Drive          Virginia Beach   VA    23462    229,346            228,773
2.231 1919 West Queen Creek Road     Chandler         AZ    85248    229,045            228,472
2.232 44400 Foxton Avenue            Lancaster        CA    93535    228,634            228,062
2.233 3206 Skipwith Rd.              Richmond         VA    23229    228,171            227,601
2.234 2320 Yew Street                Bellingham       WA    98226    227,089            226,521
2.235 10455 N La Canada Dr           Oro Valley       AZ    85737    226,680            226,113
2.236 100 Grant Drive                Moon Township    PA    15108    226,239            225,673
2.237 23301 Olivewood Plaza Drive    Moreno Valley    CA    92553    225,941            225,376
2.238 7330 196th Street, Southwest   Lynnwood         WA    98036    225,869            225,304
2.239 6200 Howdershell Rd.           Hazelwood        MO    63042    224,787            224,225
2.240 5000 Cheryl Drive              Pittsburgh       PA    15237    224,580            224,018
2.241 17428 S.E. 272nd Street        Covington        WA    98042    224,580            224,018
2.242 318 Garrisonville Road         Stafford         VA    22554    224,580            224,018
2.243 1425 Copper Creek Drive        Pleasant Hill    IA    50327    224,580            224,018
2.244 8604 Pohick Rd.                Springfield      VA    22153    224,580            224,018
2.245 229-A Pennell Road             Aston            PA    19014    224,580            224,018
2.246 1360 West Army Trail Road      Carol Stream     IL    60188    224,408            223,847
2.247 300 Panomara Place Northeast   Albuquerque      NM    87123    224,302            223,741
2.248 1003 South Arlington Heights R Arlington Hts    IL    60005    224,108            223,548
2.249 7819 West Chester Road         West Chester     OH    45069    223,195            222,637
2.250 1755 121st Avenue Northwest    Coon Rapids      MN    55448    222,026            221,471
2.251 2 South 726 Route 53           Glen Ellyn       IL    60137    221,697            221,143
2.252 4308 Folsom Drive              Antioch          CA    94509    221,177            220,624
2.253 80 Cowpath Road                Lansdale         PA    19446    221,177            220,624
2.254 120 South Northern Way         York             PA    17402    221,177            220,624
2.255 2410 East Washington Street    Bloomington      IL    61704    221,138            220,586
2.256 4900 Evergreen Road            Dearborn         MI    48128    220,988            220,435
2.257 6025 Burke Commons Rd.         Burke            VA    22015    220,642            220,090
2.258 2515 East South Street         Anaheim          CA    92806    220,465            219,913
2.259 4574 Brookhaven Road           Gurnee           IL    60031    219,780            219,231
2.260 550 Cuba Road                  Lake Zurich      IL    60047    219,776            219,227
2.261 11633 E. 31St St. South        Tulsa            OK    74145    219,368            218,819
2.262 4341 West Lake Sammamish Parkw Issaquah         WA    98027    219,193            218,645
2.263 2 Kyle Street                  Hampton          VA    23666    218,361            217,815
2.264 10653 N. 25th Avenue           Phoenix          AZ    85029    218,276            217,730
2.265 3660 East Inverness            Mesa             AZ    85206    217,774            217,230
2.266 390 East Maple Avenue          Langhorne        PA    19047    217,774            217,230
2.267 3129 Poplarwood Court          Raleigh          NC    27604    217,774            217,230
2.268 9105 Apple Drive               Midwest City     OK    73130    217,774            217,230
2.269 201 Radio Park Lane            Brookhaven       PA    19015    217,774            217,230
2.270 9325 Leesville Road            Raleigh          NC    27613    217,774            217,230
2.271 3560 Mitchelleville Road       Bowie            MD    20716    217,774            217,230
2.272 20845 108th Avenue Southeast   Kent             WA    98031    217,774            217,230
2.273 14725 Southeast Petrovitsky Ro Renton           WA    98058    217,774            217,230
2.274 15212 Highway 99               Lynnwood         WA    98037    217,774            217,230
2.275 2900 Foxchase Lane             Midlothian       VA    23113    217,774            217,230

       MATURITY   YEAR OPENED/ TTM UTILIZATION    UTILIZATION
 ID   BALANCE ($)  YEAR BUILT       RATE        DATE MOST RECENT UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
--------------------------------------------------------------------------------------------------------------------------

2.221   201,332       1988          60.5%           10/1/2005    6,260      Sq. Ft.          1,720,000          As Is
2.222   198,991       1985          68.3%           10/1/2005    7,251      Sq. Ft.          1,700,000          As Is
2.223   198,991       1985          51.2%           10/1/2005    7,952      Sq. Ft.          1,700,000          As Is
2.224   198,991       1984          66.1%           10/1/2005    8,055      Sq. Ft.          1,700,000          As Is
2.225   198,991       1983          45.8%           10/1/2005    8,397      Sq. Ft.          1,700,000          As Is
2.226   198,991       1978          47.1%           10/1/2005    8,300      Sq. Ft.          1,700,000          As Is
2.227   198,991       1977          73.5%           10/1/2005    8,300      Sq. Ft.          1,700,000          As Is
2.228   197,821       1987          60.4%           10/1/2005    6,275      Sq. Ft.          1,690,000          As Is
2.229   197,821       1987          79.6%           10/1/2005    7,472      Sq. Ft.          1,690,000          As Is
2.230   197,238       1984          51.1%           10/1/2005    7,232      Sq. Ft.          1,757,622          As Is
2.231   196,979       1996          73.3%           10/1/2005    7,500      Sq. Ft.          1,628,310          As Is
2.232   196,625       1988          44.7%           10/1/2005    6,264      Sq. Ft.          1,621,388          As Is
2.233   196,227       1983          66.0%           10/1/2005    7,300      Sq. Ft.          1,742,045          As Is
2.234   195,297       1985          38.7%           10/1/2005    8,955      Sq. Ft.          1,702,387          As Is
2.235   194,944       1997          46.4%           10/1/2005    7,523      Sq. Ft.          1,625,559          As Is
2.236   194,565       1985          67.1%           10/1/2005    7,952      Sq. Ft.          1,638,532          As Is
2.237   194,309       1983          81.0%           10/1/2005    8,060      Sq. Ft.          1,660,000          As Is
2.238   194,247       1985          52.4%           10/1/2005    8,995      Sq. Ft.          1,692,220          As Is
2.239   193,317       1984          49.3%           10/1/2005    8,402      Sq. Ft.          1,654,825          As Is
2.240   193,139       1988          52.2%           10/1/2005    8,200      Sq. Ft.          1,650,000          As Is
2.241   193,139       1987          79.0%           10/1/2005    6,260      Sq. Ft.          1,650,000          As Is
2.242   193,139       1984          58.5%           10/1/2005    4,978      Sq. Ft.          1,350,000          As Is
2.243   193,139       2005          18.1%           10/1/2005    9,000      Sq. Ft.          1,650,000          As Is
2.244   193,139       1989          71.5%           10/1/2005    6,175      Sq. Ft.          1,650,000          As Is
2.245   193,139       1989          77.7%           10/1/2005    6,260      Sq. Ft.          1,650,000          As Is
2.246   192,991       1990          37.5%           10/1/2005    6,791      Sq. Ft.          1,646,415          As Is
2.247   192,900       1985          48.0%           10/1/2005    8,300      Sq. Ft.          1,648,894          As Is
2.248   192,733       1985          56.1%           10/1/2005    7,395      Sq. Ft.          1,650,277          As Is
2.249   191,948       1996          74.8%           10/1/2005    7,750      Sq. Ft.          1,647,541          As Is
2.250   190,942       1991          54.6%           10/1/2005    6,182      Sq. Ft.          1,609,312          As Is
2.251   190,659       1985          40.0%           10/1/2005    7,462      Sq. Ft.          1,643,910          As Is
2.252   190,212       1990          51.9%           10/1/2005    6,206      Sq. Ft.          1,625,000          As Is
2.253   190,212       1985          51.4%           10/1/2005    7,952      Sq. Ft.          1,625,000          As Is
2.254   190,212       1985          54.2%           10/1/2005    7,952      Sq. Ft.          1,625,000          As Is
2.255   190,179       1985          71.8%           10/1/2005    7,553      Sq. Ft.          1,636,297          As Is
2.256   190,050       1988          51.0%           10/1/2005    7,472      Sq. Ft.          1,500,370          As Is
2.257   189,752       1983          58.9%           10/1/2005    6,016      Sq. Ft.          1,574,137          As Is
2.258   189,600       1977          41.1%           10/1/2005    7,792      Sq. Ft.          1,604,632          As Is
2.259   189,011       1989          48.5%           10/1/2005    6,319      Sq. Ft.          1,587,836          As Is
2.260   189,008       1984          47.8%           10/1/2005    7,206      Sq. Ft.          1,612,392          As Is
2.261   188,656       1977          59.7%           10/1/2005    8,300      Sq. Ft.          1,632,434          As Is
2.262   188,506       1987          56.8%           10/1/2005    7,313      Sq. Ft.          1,573,036          As Is
2.263   187,791       1988          50.8%           10/1/2005    6,260      Sq. Ft.          1,606,327          As Is
2.264   187,717       1996          33.6%           10/1/2005    7,766      Sq. Ft.          1,584,266          As Is
2.265   187,286       1995          26.7%           10/1/2005    7,400      Sq. Ft.          1,600,000          As Is
2.266   187,286       1991          53.4%           10/1/2005    6,387      Sq. Ft.          1,600,000          As Is
2.267   187,286       1990          46.9%           10/1/2005    6,025      Sq. Ft.          1,600,000          As Is
2.268   187,286       1989          67.4%           10/1/2005    6,182      Sq. Ft.          1,600,000          As Is
2.269   187,286       1989          53.3%           10/1/2005    6,254      Sq. Ft.          1,600,000          As Is
2.270   187,286       1989          64.9%           10/1/2005    6,260      Sq. Ft.          1,600,000          As Is
2.271   187,286       1988          93.9%           10/1/2005    5,880      Sq. Ft.          1,600,000          As Is
2.272   187,286       1987          58.7%           10/1/2005    7,313      Sq. Ft.          1,600,000          As Is
2.273   187,286       1987          61.3%           10/1/2005    5,880      Sq. Ft.          1,600,000          As Is
2.274   187,286       1986          33.7%           10/1/2005    7,471      Sq. Ft.          1,600,000          As Is
2.275   187,286       1985          68.4%           10/1/2005    6,695      Sq. Ft.          1,600,000          As Is

                           APPRAISAL                                               OWNERSHIP  GROUND LEASE                 CONDO
 ID      APPRAISAL FIRM   AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION  STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

2.221 Cushman & Wakefield  10/6/2005        Yes            11%          First     Fee Simple                    No          No
2.222 Cushman & Wakefield  9/22/2005        Yes             6%          First     Fee Simple                    No          No
2.223 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                    No          No
2.224 Cushman & Wakefield  10/5/2005        Yes            10%          First     Fee Simple                    No          No
2.225 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                    No          No
2.226 Cushman & Wakefield  10/6/2005        Yes                         First     Fee Simple                    No          No
2.227 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                    No          No
2.228 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                    No          No
2.229 Cushman & Wakefield  9/23/2005        Yes            15%          First     Fee Simple                    No          No
2.230 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.231 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.232 Cushman & Wakefield 10/25/2005        Yes            15%          First     Fee Simple                    No          No
2.233 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.234 Cushman & Wakefield 10/25/2005        Yes             9%          First     Fee Simple                    No          No
2.235 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.236 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.237 Cushman & Wakefield 9/23/2005         Yes            13%          First     Fee Simple                    No          No
2.238 Cushman & Wakefield 10/25/2005        Yes            10%          First     Fee Simple                    No          No
2.239 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.240 Cushman & Wakefield  10/1/2005        Yes                         First     Fee Simple                    No          No
2.241 Cushman & Wakefield  10/5/2005        Yes            10%          First     Fee Simple                    No          No
2.242 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                    No          No
2.243 Cushman & Wakefield  9/11/2005        Yes                         First     Fee Simple                    No          No
2.244 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                    No          No
2.245 Cushman & Wakefield  9/19/2005        Yes                         First     Fee Simple                    No          No
2.246 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.247 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.248 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.249 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.250 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.251 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.252 Cushman & Wakefield  10/6/2005        Yes            11%          First     Fee Simple                    No          No
2.253 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                    No          No
2.254 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                    No          No
2.255 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.256 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.257 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.258 Cushman & Wakefield 10/25/2005        Yes            16%          First     Fee Simple                    No          No
2.259 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.260 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.261 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.262 Cushman & Wakefield 10/25/2005        Yes            10%          First     Fee Simple                    No          No
2.263 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.264 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                    No          No
2.265 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                    No          No
2.266 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                    No          No
2.267 Cushman & Wakefield  9/16/2005        Yes                         First     Fee Simple                    No          No
2.268 Cushman & Wakefield  10/6/2005        Yes                         First     Fee Simple                    No          No
2.269 Cushman & Wakefield  9/19/2005        Yes                         First     Fee Simple                    No          No
2.270 Cushman & Wakefield  9/16/2005        Yes                         First     Fee Simple                    No          No
2.271 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                    No          No
2.272 Cushman & Wakefield  10/5/2005        Yes            10%          First     Fee Simple                    No          No
2.273 Cushman & Wakefield  10/5/2005        Yes            11%          First     Fee Simple                    No          No
2.274 Cushman & Wakefield  10/5/2005        Yes            11%          First     Fee Simple                    No          No
2.275 Cushman & Wakefield  9/27/2005        Yes                         First     Fee Simple                    No          No

                                                PROPERTY                                      GENERAL
  ID  CENTER # PROPERTY NAME                      COUNT  PROPERTY MANAGER                  PROPERTY TYPE   DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

2.276  300987  KinderCare                          276   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.277  300518  KinderCare                          277   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.278  301212  KinderCare                          278   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.279  000584  Children's World Learning Center    279   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.280  301109  KinderCare                          280   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.281  301091  KinderCare                          281   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.282  000086  Children's World Learning Center    282   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.283  301067  KinderCare                          283   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.284  301405  KinderCare                          284   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.285  301327  KinderCare                          285   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.286  301141  KinderCare                          286   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.287  301111  KinderCare                          287   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.288  301373  KinderCare                          288   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.289  301043  KinderCare                          289   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.290  000772  Children's World Learning Center    290   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.291  301364  KinderCare                          291   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.292  301179  KinderCare                          292   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.293  300801  KinderCare                          293   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.294  301477  KinderCare                          294   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.295  301388  KinderCare                          295   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.296  301201  KinderCare                          296   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.297  300924  KinderCare                          297   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.298  300889  KinderCare                          298   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.299  301678  KinderCare                          299   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.300  301070  KinderCare                          300   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.301  300809  KinderCare                          301   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.302  301170  KinderCare                          302   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.303  000541  Children's World Learning Center    303   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.304  000159  Children's World Learning Center    304   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.305  301483  KinderCare                          305   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.306  301273  KinderCare                          306   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.307  301167  KinderCare                          307   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.308  301169  KinderCare                          308   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.309  300983  KinderCare                          309   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.310  301353  KinderCare                          310   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.311  300931  KinderCare                          311   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.312  305003  Kids Choice                         312   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.313  301389  KinderCare                          313   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.314  301328  KinderCare                          314   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.315  301082  KinderCare                          315   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.316  301054  KinderCare                          316   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.317  301068  KinderCare                          317   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.318  000829  Children's World Learning Center    318   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.319  000071  Children's World Learning Center    319   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.320  301340  KinderCare                          320   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.321  301267  KinderCare                          321   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.322  301229  KinderCare                          322   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.323  301215  KinderCare                          323   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.324  301161  KinderCare                          324   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.325  301045  KinderCare                          325   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.326  301064  KinderCare                          326   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.327  300964  KinderCare                          327   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.328  000604  Children's World Learning Center    328   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.329  000834  Children's World Learning Center    329   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.330  301302  KinderCare                          330   Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                        ORIGINAL  CUT-OFF DATE
  ID  ADDRESS                         CITY             STATE ZIP CODE BALANCE ($)  BALANCE ($)
----------------------------------------------------------------------------------------------

2.276 8140 Southwest Warm Springs St  Tualatin           OR    97062    217,774      217,230
2.277 3106 North Duke Street          Durham             NC    27704    217,774      217,230
2.278 3620 Krestwood Lane             Eagan              MN    55123    216,931      216,389
2.279 4222 Clear Lake City Blvd       Houston            TX    77062    216,797      216,255
2.280 910 W.Lake Mary Blvd.           Sanford            FL    32773    216,580      216,039
2.281 201 Twin Oak Drive              Penn Hills         PA    15235    215,689      215,150
2.282 885 Cheyenne Meadows Rd         Colorado Springs   CO    80906    215,052      214,515
2.283 929 E. Palatine Road            Palatine           IL    60074    214,372      213,836
2.284 1025 Schuylkill Road            Phoenixville       PA    19460    214,372      213,836
2.285 3651 Street Road                Bensalem           PA    19020    214,372      213,836
2.286 8650 West Ballard Road          Des Plaines        IL    60016    214,372      213,836
2.287 6900 Huntington Avenue          Lincoln            NE    68507    214,372      213,836
2.288 42210 Lyndie Lane               Temecula           CA    92591    213,691      213,157
2.289 15700 South Central Avenue      Oak Forest         IL    60452    213,578      213,044
2.290 4150 S. Cloverleaf Dr.          Saint Peters       MO    63376    213,357      212,823
2.291 14301 Pinewood Drive            Orland Park        IL    60462    213,208      212,675
2.292 780 South Schoenbeck Road       Wheeling           IL    60090    212,634      212,103
2.293 2210 Kelly Blvd.                Carrollton         TX    75006    212,330      211,799
2.294 202 East Hayden Lake Road       Champlin           MN    55316    212,283      211,752
2.295 101 Heatherwood Lane            Royal Palm Bch     FL    33411    211,536      211,008
2.296 10801 Rhode Island Avenue South Bloomington        MN    55438    211,409      210,881
2.297 150 West John Casey Road        Bourbonnais        IL    60914    210,969      210,442
2.298 2001 Bethel Road                Columbus           OH    43220    210,969      210,442
2.299 3100 State Road                 Cuyahoga Falls     OH    44223    210,969      210,442
2.300 11423 West Cleveland Avenue     West Allis         WI    53227    210,969      210,442
2.301 33504 13th Place South          Federal Way        WA    98003    210,969      210,442
2.302 146 Main Street                 Lincoln Park       NJ    07035    210,934      210,407
2.303 860 Turnpike St.                North Andover      MA    01845    210,229      209,704
2.304 317 Littleton Rd.               Chelmsford         MA    01824    208,411      207,890
2.305 481 Spring Street               Manchester         CT    06040    208,247      207,726
2.306 4900 Oakley's Lane              Richmond           VA    23231    208,125      207,604
2.307 800 South Arlington Heights Ro  Elk Grove          IL    60007    207,566      207,047
2.308 641 South Church Street         Mount Laurel       NJ    08054    207,566      207,047
2.309 451 Creekside Drive             Vernon Hills       IL    60061    207,566      207,047
2.310 645 Georgetown Road             Wenonah            NJ    08090    207,317      206,799
2.311 4243 Ramsey Street              Fayetteville       NC    28311    207,205      206,687
2.312 2725 Lawrenceville-Suwanee  Ro  Suwanee            GA    30174    205,441      204,927
2.313 179 Boston Road                 North Billerica    MA    01862    205,041      204,528
2.314 9906 South Roberts Road         Palos Hills        IL    60465    204,164      203,653
2.315 3805 Gelding Lane               Olney              MD    20832    204,164      203,653
2.316 775 North 400 East              North Salt Lake    UT    84054    204,164      203,653
2.317 410 Devonshire Drive            Champaign          IL    61820    204,164      203,653
2.318 16100 Oak Park Ave.             Tinley Park        IL    60477    204,164      203,653
2.319 2580 Baumgartner Road           Oakville           MO    63129    204,164      203,653
2.320 2240 East Parham Road           Richmond           VA    23228    204,164      203,653
2.321 929 Cedar Road                  Chesapeake         VA    23320    204,164      203,653
2.322 2011 Smallwood Drive, West      Waldorf            MD    20603    204,164      203,653
2.323 6270 Sycamore Lane North        Maple Grove        MN    55369    204,164      203,653
2.324 1815 Springdale Road            Cherry Hill        NJ    08003    204,164      203,653
2.325 765 East 1200 South             Orem               UT    84097    204,164      203,653
2.326 8750 North 51st Street          Brown Deer         WI    53223    204,164      203,653
2.327 3704 Lampl Avenue               Virginia Beach     VA    23452    204,164      203,653
2.328 1001 Pump Rd.                   Richmond           VA    23233    204,164      203,653
2.329 847 North St.                   Tewksbury          MA    01876    203,407      202,899
2.330 4345 Maray Drive                Rockford           IL    61107    202,719      202,212

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
  ID  BALANCE ($)  YEAR BUILT        RATE         MOST RECENT    UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
--------------------------------------------------------------------------------------------------------------------------

2.276   187,286       1985          60.7%          10/1/2005     7,251      Sq. Ft.          1,600,000          As Is
2.277   187,286       1979          96.3%          10/1/2005     7,761      Sq. Ft.          1,600,000          As Is
2.278   186,561       1988          59.0%          10/1/2005     6,260      Sq. Ft.          1,568,632          As Is
2.279   186,446       1997          35.1%          10/1/2005     7,688      Sq. Ft.          1,586,896          As Is
2.280   186,259       1986          67.5%          10/1/2005     4,738      Sq. Ft.          1,661,421          As Is
2.281   185,493       1985          53.1%          10/1/2005     7,952      Sq. Ft.          1,576,275          As Is
2.282   184,945       1997          47.7%          10/1/2005     7,523      Sq. Ft.          1,580,000          As Is
2.283   184,360       1986          56.0%          10/1/2005     7,202      Sq. Ft.          1,575,000          As Is
2.284   184,360       1991          63.8%          10/1/2005     6,673      Sq. Ft.          1,575,000          As Is
2.285   184,360       1989          75.7%          10/1/2005     6,260      Sq. Ft.          1,575,000          As Is
2.286   184,360       1988          58.9%          10/1/2005     6,270      Sq. Ft.          1,575,000          As Is
2.287   184,360       1986          61.1%          10/1/2005     7,647      Sq. Ft.          1,575,000          As Is
2.288   183,774       1992          39.3%          10/1/2005     6,206      Sq. Ft.          1,570,000          As Is
2.289   183,677       1985          57.1%          10/1/2005     7,202      Sq. Ft.          1,575,551          As Is
2.290   183,487       1982          48.9%          10/1/2005     8,402      Sq. Ft.          1,573,786          As Is
2.291   183,359       1990          67.2%          10/1/2005     6,303      Sq. Ft.          1,545,204          As Is
2.292   182,866       1988          59.1%          10/1/2005     6,260      Sq. Ft.          1,533,876          As Is
2.293   182,604       1984          52.3%          10/1/2005     7,800      Sq. Ft.          1,560,000          As Is
2.294   182,563       1995          42.1%          10/1/2005     5,436      Sq. Ft.          1,529,735          As Is
2.295   181,921       1990          65.1%          10/1/2005     6,289      Sq. Ft.          1,580,775          As Is
2.296   181,812       1987          68.5%          10/1/2005     6,260      Sq. Ft.          1,528,558          As Is
2.297   181,433       1985          73.3%          10/1/2005     7,940      Sq. Ft.          1,550,000          As Is
2.298   181,433       1984          42.7%          10/1/2005     8,225      Sq. Ft.          1,550,000          As Is
2.299   181,433       2000          69.3%          10/1/2005     7,485      Sq. Ft.          1,550,000          As Is
2.300   181,433       1985          64.3%          10/1/2005     7,437      Sq. Ft.          1,550,000          As Is
2.301   181,433       1983          41.9%          10/1/2005     8,055      Sq. Ft.          1,550,000          As Is
2.302   181,403       1987          39.6%          10/1/2005     5,880      Sq. Ft.          1,539,153          As Is
2.303   180,797       1990          46.1%          10/1/2005     6,288      Sq. Ft.          1,479,596          As Is
2.304   179,233       1988          57.1%          10/1/2005     6,175      Sq. Ft.          1,452,199          As Is
2.305   179,092       1972          67.4%          10/1/2005    10,137      Sq. Ft.          1,530,000          As Is
2.306   178,987       1989          53.7%          10/1/2005    12,520      Sq. Ft.          1,545,050          As Is
2.307   178,507       1987          62.8%          10/1/2005     6,260      Sq. Ft.          1,525,000          As Is
2.308   178,507       1987          62.8%          10/1/2005     5,900      Sq. Ft.          1,525,000          As Is
2.309   178,507       1985          32.3%          10/1/2005     7,202      Sq. Ft.          1,525,000          As Is
2.310   178,293       1989          42.1%          10/1/2005     6,025      Sq. Ft.          1,531,603          As Is
2.311   178,196       1985          76.9%          10/1/2005     6,962      Sq. Ft.          1,593,946          As Is
2.312   176,679       1993          59.8%          10/1/2005     6,200      Sq. Ft.          1,455,208          As Is
2.313   176,335       1990          61.9%          10/1/2005     6,223      Sq. Ft.          1,440,080          As Is
2.314   175,581       1989          71.4%          10/1/2005     6,319      Sq. Ft.          1,500,000          As Is
2.315   175,581       1987          98.5%          10/1/2005     4,779      Sq. Ft.          1,500,000          As Is
2.316   175,581       1985          45.6%          10/1/2005     8,315      Sq. Ft.          1,500,000          As Is
2.317   175,581       1985          69.4%          10/1/2005     7,490      Sq. Ft.          1,500,000          As Is
2.318   175,581       1983          65.4%          10/1/2005     8,397      Sq. Ft.          1,500,000          As Is
2.319   175,581       1983          55.5%          10/1/2005     8,342      Sq. Ft.          1,500,000          As Is
2.320   175,581       1989          60.0%          10/1/2005     6,260      Sq. Ft.          1,500,000          As Is
2.321   175,581       1989          81.4%          10/1/2005     6,260      Sq. Ft.          1,500,000          As Is
2.322   175,581       1988          75.0%          10/1/2005     6,260      Sq. Ft.          1,500,000          As Is
2.323   175,581       1988          56.4%          10/1/2005     6,260      Sq. Ft.          1,500,000          As Is
2.324   175,581       1987          40.8%          10/1/2005     5,879      Sq. Ft.          1,500,000          As Is
2.325   175,581       1985          40.5%          10/1/2005     7,140      Sq. Ft.          1,500,000          As Is
2.326   175,581       1985          36.3%          10/1/2005     7,437      Sq. Ft.          1,500,000          As Is
2.327   175,581       1985          57.9%          10/1/2005     6,694      Sq. Ft.          1,500,000          As Is
2.328   175,581       1983          37.0%          10/1/2005     7,300      Sq. Ft.          1,500,000          As Is
2.329   174,930       1989          78.1%          10/1/2005     6,175      Sq. Ft.          1,420,074          As Is
2.330   174,338       1989          47.0%          10/1/2005     6,316      Sq. Ft.          1,481,832          As Is

                           APPRAISAL                                                OWNERSHIP  GROUND LEASE                 CONDO
  ID    APPRAISAL FIRM    AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION   STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
-----------------------------------------------------------------------------------------------------------------------------------

2.276 Cushman & Wakefield  9/22/2005        Yes             6%          First      Fee Simple                     No          No
2.277 Cushman & Wakefield  9/15/2005        Yes                         First      Fee Simple                     No          No
2.278 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.279 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.280 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.281 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.282 Cushman & Wakefield 10/14/2005        Yes                         First      Fee Simple                     No          No
2.283 Cushman & Wakefield  9/29/2005        Yes                         First      Fee Simple                     No          No
2.284 Cushman & Wakefield  10/3/2005        Yes                         First      Fee Simple                     No          No
2.285 Cushman & Wakefield  10/4/2005        Yes                         First      Fee Simple                     No          No
2.286 Cushman & Wakefield  9/29/2005        Yes                         First      Fee Simple                     No          No
2.287 Cushman & Wakefield 10/21/2005        Yes                         First      Fee Simple                     No          No
2.288 Cushman & Wakefield  9/23/2005        Yes             14%         First      Fee Simple                     No          No
2.289 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.290 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.291 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.292 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.293 Cushman & Wakefield   9/7/2005        Yes                         First      Fee Simple                     No          No
2.294 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.295 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.296 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.297 Cushman & Wakefield  10/7/2005        Yes                         First      Fee Simple                     No          No
2.298 Cushman & Wakefield  10/6/2005        Yes                         First      Fee Simple                     No          No
2.299 Cushman & Wakefield  9/21/2005        Yes                         First      Fee Simple                     No          No
2.300 Cushman & Wakefield  9/30/2005        Yes                         First      Fee Simple                     No          No
2.301 Cushman & Wakefield  10/5/2005        Yes             10%         First      Fee Simple                     No          No
2.302 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.303 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.304 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.305 Cushman & Wakefield  9/28/2005        Yes                         First      Fee Simple                     No          No
2.306 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.307 Cushman & Wakefield  9/29/2005        Yes                         First      Fee Simple                     No          No
2.308 Cushman & Wakefield  10/5/2005        Yes                         First      Fee Simple                     No          No
2.309 Cushman & Wakefield  9/28/2005        Yes                         First      Fee Simple                     No          No
2.310 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.311 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.312 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.313 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.314 Cushman & Wakefield  10/7/2005        Yes                         First      Fee Simple                     No          No
2.315 Cushman & Wakefield  9/13/2005        Yes                         First      Fee Simple                     No          No
2.316 Cushman & Wakefield  9/26/2005        Yes             10%         First      Fee Simple                     No          No
2.317 Cushman & Wakefield  10/7/2005        Yes                         First      Fee Simple                     No          No
2.318 Cushman & Wakefield  10/7/2005        Yes                         First      Fee Simple                     No          No
2.319 Cushman & Wakefield 10/14/2005        Yes                         First      Fee Simple                     No          No
2.320 Cushman & Wakefield  9/27/2005        Yes                         First      Fee Simple                     No          No
2.321 Cushman & Wakefield  9/28/2005        Yes                         First      Fee Simple                     No          No
2.322 Cushman & Wakefield  9/13/2005        Yes                         First      Fee Simple                     No          No
2.323 Cushman & Wakefield  9/28/2005        Yes                         First      Fee Simple                     No          No
2.324 Cushman & Wakefield  10/3/2005        Yes                         First      Fee Simple                     No          No
2.325 Cushman & Wakefield  9/26/2005        Yes             8%          First      Fee Simple                     No          No
2.326 Cushman & Wakefield  9/30/2005        Yes                         First      Fee Simple                     No          No
2.327 Cushman & Wakefield  9/28/2005        Yes                         First      Fee Simple                     No          No
2.328 Cushman & Wakefield  9/27/2005        Yes                         First      Fee Simple                     No          No
2.329 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No
2.330 Cushman & Wakefield 10/25/2005        Yes                         First      Fee Simple                     No          No

                                                PROPERTY                                      GENERAL
  ID  CENTER # PROPERTY NAME                      COUNT  PROPERTY MANAGER                  PROPERTY TYPE   DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

2.331  301379  KinderCare                          331   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.332  301185  KinderCare                          332   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.333  300959  KinderCare                          333   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.334  300967  KinderCare                          334   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.335  301316  KinderCare                          335   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.336  301157  KinderCare                          336   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.337  000552  Children's World Learning Center    337   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.338  301120  KinderCare                          338   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.339  070457  Rainbow Path                        339   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.340  301390  KinderCare                          340   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.341  300968  KinderCare                          341   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.342  000468  Children's World Learning Center    342   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.343  301377  KinderCare                          343   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.344  300884  KinderCare                          344   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.345  301079  KinderCare                          345   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.346  301095  KinderCare                          346   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.347  301002  KinderCare                          347   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.348  300978  KinderCare                          348   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.349  301369  KinderCare                          349   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.350  301303  KinderCare                          350   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.351  301270  KinderCare                          351   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.352  301031  KinderCare                          352   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.353  300953  KinderCare                          353   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.354  300939  KinderCare                          354   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.355  300886  KinderCare                          355   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.356  000565  Children's World Learning Center    356   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.357  300776  KinderCare                          357   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.358  301401  KinderCare                          358   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.359  300620  KinderCare                          359   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.360  000002  Children's World Learning Center    360   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.361  301142  KinderCare                          361   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.362  000875  Children's World Learning Center    362   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.363  300800  KinderCare                          363   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.364  300895  KinderCare                          364   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.365  300828  KinderCare                          365   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.366  301047  KinderCare                          366   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.367  301084  KinderCare                          367   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.368  301343  KinderCare                          368   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.369  301218  KinderCare                          369   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.370  301003  KinderCare                          370   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.371  300992  KinderCare                          371   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.372  301341  KinderCare                          372   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.373  301190  KinderCare                          373   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.374  301813  KinderCare                          374   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.375  301269  KinderCare                          375   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.376  301241  KinderCare                          376   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.377  301066  KinderCare                          377   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.378  301041  KinderCare                          378   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.379  300957  KinderCare                          379   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.380  301380  KinderCare                          380   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.381  301356  KinderCare                          381   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.382  301263  KinderCare                          382   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.383  301235  KinderCare                          383   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.384  301237  KinderCare                          384   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.385  301281  KinderCare                          385   Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                      ORIGINAL     CUT-OFF DATE
  ID  ADDRESS                        CITY              STATE ZIP CODE  BALANCE ($)  BALANCE ($)
-----------------------------------------------------------------------------------------------

2.331 4601 Northwest 30th Street     Coconut Creek       FL    33063     202,038      201,533
2.332 3615 Lakeside Drive            Reno                NV    89509     201,591      201,087
2.333 2280 Finger Road               Green Bay           WI    54302     201,441      200,938
2.334 51209 Mound Road               Shelby Township     MI    48316     201,015      200,512
2.335 5758 Cooley Lake Road          Waterford           MI    48327     200,761      200,259
2.336 1520 Casho Mill Road           Newark              DE    19711     200,761      200,259
2.337 20 Farrar Farm Rd.             Norwell             MA    02061     200,734      200,232
2.338 4475 Highway 169 North         Plymouth            MN    55442     200,080      199,580
2.339 1320 N. Arlington Heights Rd.  Arlington Heights   IL    60004     200,068      199,568
2.340 3035 Jog Road                  Lake Worth          FL    33467     198,087      197,592
2.341 1125 West Florence Avenue      Peoria              IL    61604     197,668      197,174
2.342 495 School St.                 Marshfield          MA    02050     197,516      197,023
2.343 533 Washington Street          South Easton        MA    02375     197,358      196,865
2.344 745 Long Grove Drive           Aurora              IL    60504     197,358      196,865
2.345 125 East Sunset Drive          Waukesha            WI    53189     197,358      196,865
2.346 17025 South Park Avenue        South Holland       IL    60473     197,358      196,865
2.347 2605 Black Road                Joliet              IL    60435     197,358      196,865
2.348 207 E Hillcrest Drive          Dekalb              IL    60115     197,358      196,865
2.349 42111 E. Florida Avenue        Hemet               CA    92544     197,358      196,865
2.350 1550 West Diehl Road           Naperville          IL    60563     197,358      196,865
2.351 7906 South Cass Avenue         Darien              IL    60561     197,358      196,865
2.352 5110 Summit View Avenue        Yakima              WA    98908     197,358      196,865
2.353 2862 South Alma School Road    Mesa                AZ    85210     197,358      196,865
2.354 1211 Pearl Road                Brunswick           OH    44212     197,358      196,865
2.355 2415 South Centre City Parkway Escondido           CA    92025     197,358      196,865
2.356 2869 Hunter Mill Rd.           Oakton              VA    22124     197,358      196,865
2.357 8610 Mathis Avenue             Manassas            VA    20110     196,491      195,999
2.358 2300 Bridgeport Drive          Raleigh             NC    27615     196,228      195,738
2.359 1521 Hope Mills Road           Fayetteville        NC    28304     196,218      195,728
2.360 4616 Minor Lane                Alexandria          VA    22312     195,128      194,640
2.361 1520 Main Lane                 Elgin               IL    60123     194,844      194,357
2.362 8518 Bauer Drive               Springfield         VA    22152     194,691      194,204
2.363 1178 Herndon Parkway           Herndon             VA    20170     194,690      194,203
2.364 10616 Lakeshore Drive West     Carmel              IN    46033     194,636      194,149
2.365 203 Kilmayne Drive             Cary                NC    27511     194,321      193,835
2.366 12010 North 43rd Avenue        Glendale            AZ    85304     193,358      192,875
2.367 2115 Fairfax Street            Eau Claire          WI    54701     193,275      192,792
2.368 14387 Southwest 96th Street    Miami               FL    33186     193,057      192,574
2.369 4310 Barkoskie Road            Jacksonville        FL    32223     192,849      192,367
2.370 306 Torbett Street             Richland            WA    99352     192,480      191,998
2.371 1290 Holgate Drive             Manchester          MO    63021     192,461      191,980
2.372 644 Dorscher Road              Orlando             FL    32818     191,581      191,102
2.373 9600 Pines Boulevard           Pembroke Pines      FL    33024     191,024      190,546
2.374 980 South State Road 135       Greenwood           IN    46143     190,553      190,076
2.375 44212 Cherry Hill Road         Canton              MI    48187     190,553      190,076
2.376 5757 Shannon Heights Boulevard Dublin              OH    43016     190,553      190,076
2.377 1216 Abbe Road                 Elyria              OH    44035     190,553      190,076
2.378 2263 Stantonsburg Road         Greenville          NC    27834     190,553      190,076
2.379 901 Landmark Drive             Goldsboro           NC    27534     190,553      190,076
2.380 17455 Junelle Path             Lakeville           MN    55044     190,553      190,076
2.381 18205 West Bluemound Road      Brookfield          WI    53045     190,553      190,076
2.382 113 Egg Harbor Road            Sewell              NJ    08080     190,553      190,076
2.383 12658 North Dakota Street S.W. Tigard              OR    97223     190,553      190,076
2.384 6036 Tara Hill Drive           Dublin              OH    43017     190,553      190,076
2.385 700 Commerce Drive             Moon Township       PA    15108     190,553      190,076

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
  ID  BALANCE ($)  YEAR BUILT        RATE         MOST RECENT   UNITS  MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
--------------------------------------------------------------------------------------------------------------------------

2.331   173,753       1990          44.3%          10/1/2005     6,182      Sq. Ft.          1,520,824           As Is
2.332   173,368       1987          41.0%          10/1/2005     7,358      Sq. Ft.          1,469,871           As Is
2.333   173,240       1985          56.2%          10/1/2005     7,411      Sq. Ft.          1,480,000           As Is
2.334   172,873       1985          39.4%          10/1/2005     7,551      Sq. Ft.          1,361,368           As Is
2.335   172,654       1989          42.8%          10/1/2005     6,260      Sq. Ft.          1,475,000           As Is
2.336   172,654       1987          49.0%          10/1/2005     5,879      Sq. Ft.          1,475,000           As Is
2.337   172,631       1990          33.7%          10/1/2005     6,175      Sq. Ft.          1,417,319           As Is
2.338   172,069       1986          43.8%          10/1/2005     5,880      Sq. Ft.          1,470,000           As Is
2.339   172,058       NAV           74.9%          10/1/2005     6,040      Sq. Ft.          1,440,181           As Is
2.340   170,355       1991          64.5%          10/1/2005     6,070      Sq. Ft.          1,490,580           As Is
2.341   169,995       1985          47.7%          10/1/2005     6,945      Sq. Ft.          1,466,619           As Is
2.342   169,864       1986          67.0%          10/1/2005     6,175      Sq. Ft.          1,373,196           As Is
2.343   169,728       1991          57.3%          10/1/2005     6,126      Sq. Ft.          1,450,000           As Is
2.344   169,728       1984          68.3%          10/1/2005     7,202      Sq. Ft.          1,450,000           As Is
2.345   169,728       1985          77.8%          10/1/2005     7,437      Sq. Ft.          1,450,000           As Is
2.346   169,728       1985          57.9%          10/1/2005     7,553      Sq. Ft.          1,450,000           As Is
2.347   169,728       1985          94.4%          10/1/2005     7,202      Sq. Ft.          1,450,000           As Is
2.348   169,728       1985          57.8%          10/1/2005     7,210      Sq. Ft.          1,450,000           As Is
2.349   169,728       1990          64.4%          10/1/2005     6,206      Sq. Ft.          1,450,000           As Is
2.350   169,728       1989          55.5%          10/1/2005     6,260      Sq. Ft.          1,450,000           As Is
2.351   169,728       1988          42.9%          10/1/2005     6,260      Sq. Ft.          1,450,000           As Is
2.352   169,728       1985          40.6%          10/1/2005     8,791      Sq. Ft.          1,450,000           As Is
2.353   169,728       1985          38.7%          10/1/2005     8,336      Sq. Ft.          1,450,000           As Is
2.354   169,728       1985          63.6%          10/1/2005     6,922      Sq. Ft.          1,450,000           As Is
2.355   169,728       1985          37.5%          10/1/2005     8,300      Sq. Ft.          1,450,000           As Is
2.356   169,728       1983          76.4%          10/1/2005     4,950      Sq. Ft.          1,450,000           As Is
2.357   168,982       1983          54.5%          10/1/2005     6,532      Sq. Ft.          1,476,167           As Is
2.358   168,756       1991          55.8%          10/1/2005     6,182      Sq. Ft.          1,516,205           As Is
2.359   168,748       1980          80.0%          10/1/2005     8,060      Sq. Ft.          1,562,543           As Is
2.360   167,810       1983          75.1%          10/1/2005     4,704      Sq. Ft.          1,282,842           As Is
2.361   167,566       1987          41.1%          10/1/2005     6,260      Sq. Ft.          1,424,394           As Is
2.362   167,434       1982          68.0%          10/1/2005     5,040      Sq. Ft.          1,304,438           As Is
2.363   167,433       1984          79.2%          10/1/2005     4,990      Sq. Ft.          1,314,550           As Is
2.364   167,387       1984          43.4%          10/1/2005     8,402      Sq. Ft.          1,430,000           As Is
2.365   167,116       1983          64.2%          10/1/2005     8,018      Sq. Ft.          1,564,606           As Is
2.366   166,288       1986          52.5%          10/1/2005    16,672      Sq. Ft.          1,424,008           As Is
2.367   166,216       1985          63.2%          10/1/2005     7,437      Sq. Ft.          1,420,000           As Is
2.368   166,029       1989          39.4%          10/1/2005     6,260      Sq. Ft.          1,466,045           As Is
2.369   165,850       1988          66.8%          10/1/2005     6,260      Sq. Ft.          1,455,654           As Is
2.370   165,533       1985          52.0%          10/1/2005     7,243      Sq. Ft.          1,396,711           As Is
2.371   165,517       1985          34.1%          10/1/2005     7,395      Sq. Ft.          1,400,989           As Is
2.372   164,760       1989          64.0%          10/1/2005     6,260      Sq. Ft.          1,452,524           As Is
2.373   164,280       1987          58.4%          10/1/2005     6,260      Sq. Ft.          1,442,325           As Is
2.374   163,875       1995          49.9%          10/1/2005     7,018      Sq. Ft.          1,400,000           As Is
2.375   163,875       1988          52.8%          10/1/2005     6,260      Sq. Ft.          1,400,000           As Is
2.376   163,875       1988          47.9%          10/1/2005     6,254      Sq. Ft.          1,400,000           As Is
2.377   163,875       1985          63.6%          10/1/2005     6,922      Sq. Ft.          1,400,000           As Is
2.378   163,875       1985          79.8%          10/1/2005     6,980      Sq. Ft.          1,400,000           As Is
2.379   163,875       1985          84.1%          10/1/2005     6,833      Sq. Ft.          1,400,000           As Is
2.380   163,875       1990          55.7%          10/1/2005     6,025      Sq. Ft.          1,400,000           As Is
2.381   163,875       1989          49.3%          10/1/2005     6,050      Sq. Ft.          1,400,000           As Is
2.382   163,875       1988          45.4%          10/1/2005     6,260      Sq. Ft.          1,400,000           As Is
2.383   163,875       1988          66.7%          10/1/2005     6,148      Sq. Ft.          1,400,000           As Is
2.384   163,875       1988          42.4%          10/1/2005     6,313      Sq. Ft.          1,400,000           As Is
2.385   163,875       1988          46.1%          10/1/2005     8,200      Sq. Ft.          1,400,000           As Is

                           APPRAISAL                                               OWNERSHIP  GROUND LEASE                 CONDO
  ID     APPRAISAL FIRM   AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION  STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

2.331 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.332 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.333 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
2.334 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.335 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.336 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                     No          No
2.337 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.338 Cushman & Wakefield  9/29/2005        Yes                         First     Fee Simple                     No          No
2.339 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.340 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.341 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.342 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.343 Cushman & Wakefield  9/14/2005        Yes                         First     Fee Simple                     No          No
2.344 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                     No          No
2.345 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.346 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.347 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                     No          No
2.348 Cushman & Wakefield 10/11/2005        Yes                         First     Fee Simple                     No          No
2.349 Cushman & Wakefield  9/23/2005        Yes            15%          First     Fee Simple                     No          No
2.350 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                     No          No
2.351 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                     No          No
2.352 Cushman & Wakefield  9/15/2005        Yes                         First     Fee Simple                     No          No
2.353 Cushman & Wakefield  10/6/2005        Yes                         First     Fee Simple                     No          No
2.354 Cushman & Wakefield  9/27/2005        Yes                         First     Fee Simple                     No          No
2.355 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.356 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.357 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.358 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.359 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.360 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.361 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.362 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.363 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.364 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.365 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.366 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.367 Cushman & Wakefield 9/14/2005         Yes                         First     Fee Simple                     No          No
2.368 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.369 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.370 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.371 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.372 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.373 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.374 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.375 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.376 Cushman & Wakefield  10/6/2005        Yes                         First     Fee Simple                     No          No
2.377 Cushman & Wakefield  9/27/2005        Yes                         First     Fee Simple                     No          No
2.378 Cushman & Wakefield  9/27/2005        Yes                         First     Fee Simple                     No          No
2.379 Cushman & Wakefield  9/27/2005        Yes                         First     Fee Simple                     No          No
2.380 Cushman & Wakefield 10/14/2005        Yes                         First     Fee Simple                     No          No
2.381 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.382 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.383 Cushman & Wakefield  9/22/2005        Yes             6%          First     Fee Simple                     No          No
2.384 Cushman & Wakefield  10/6/2005        Yes                         First     Fee Simple                     No          No
2.385 Cushman & Wakefield  10/1/2005        Yes                         First     Fee Simple                     No          No

                                                PROPERTY                                       GENERAL
 ID   CENTER # PROPERTY NAME                     COUNT   PROPERTY MANAGER                  PROPERTY TYPE   DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

2.386  301143  KinderCare                          386   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.387  301107  KinderCare                          387   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.388  301011  KinderCare                          388   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.389  300888  KinderCare                          389   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.390  300621  KinderCare                          390   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.391  301158  KinderCare                          391   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.392  301228  KinderCare                          392   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.393  301016  KinderCare                          393   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.394  301220  KinderCare                          394   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.395  301178  KinderCare                          395   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.396  301290  KinderCare                          396   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.397  301333  KinderCare                          397   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.398  301148  KinderCare                          398   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.399  000382  KinderCare                          399   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.400  301245  KinderCare                          400   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.401  301264  KinderCare                          401   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.402  301022  KinderCare                          402   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.403  301338  KinderCare                          403   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.404  301261  KinderCare                          404   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.405  301446  KinderCare                          405   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.406  301209  KinderCare                          406   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.407  301334  KinderCare                          407   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.408  000034  Children's World Learning Center    408   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.409  000631  Children's World Learning Center    409   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.410  301020  KinderCare                          410   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.411  301085  KinderCare                          411   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.412  000089  Children's World Learning Center    412   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.413  301399  KinderCare                          413   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.414  301348  KinderCare                          414   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.415  301284  KinderCare                          415   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.416  301205  KinderCare                          416   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.417  301160  KinderCare                          417   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.418  301069  KinderCare                          418   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.419  300985  KinderCare                          419   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.420  300956  KinderCare                          420   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.421  300917  KinderCare                          421   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.422  300911  KinderCare                          422   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.423  000079  Children's World Learning Center    423   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.424  301217  KinderCare                          424   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.425  301351  KinderCare                          425   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.426  300814  KinderCare                          426   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.427  000889  Children's World Learning Center    427   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.428  301266  KinderCare                          428   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.429  301313  KinderCare                          429   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.430  301200  KinderCare                          430   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.431  301424  KinderCare                          431   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.432  301478  KinderCare                          432   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.433  301001  KinderCare                          433   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.434  301165  KinderCare                          434   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.435  301005  KinderCare                          435   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.436  301102  KinderCare                          436   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.437  301226  KinderCare                          437   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.438  301331  KinderCare                          438   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.439  300229  KinderCare                          439   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.440  301295  KinderCare                          440   Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                      ORIGINAL  CUT-OFF DATE
 ID   ADDRESS                       CITY             STATE ZIP CODE BALANCE ($)  BALANCE ($)
--------------------------------------------------------------------------------------------

2.386 1021 North Salem Drive        Schaumburg         IL    60194    190,553      190,076
2.387 1520 Old Bridge Road          Woodbridge         VA    22192    190,553      190,076
2.388 2791 Highway 10 Northeast     MoundsView         MN    55112    190,553      190,076
2.389 6123 Gum Street               Alexandria         VA    22310    190,553      190,076
2.390 2014 Fort Bragg Road          Fayetteville       NC    28303    190,553      190,076
2.391 50 South Meadowood Drive      Newark             DE    19711    190,473      189,997
2.392 8520 North West 44th Street   Sunrise            FL    33351    189,553      189,079
2.393 4229 Postal Court             Pasadena           MD    21122    189,280      188,807
2.394 43950 Garfield Road           Clinton Twp.       MI    48038    189,082      188,610
2.395 14225 Park Center Drive       Laurel             MD    20707    189,017      188,544
2.396 2524 South Parsons Avenue     Seffner            FL    33584    188,508      188,037
2.397 3220 Commerce Place           West Palm Beach    FL    33407    188,104      187,634
2.398 17701 Excelsior Boulevard     Minnetonka         MN    55345    187,830      187,361
2.399 3501 Story Road               Irving             TX    75062    187,830      187,361
2.400 8401 Baymeadows Way           Jacksonville       FL    32256    187,814      187,345
2.401 1701 West Timberlane Drive    Plant City         FL    33567    187,630      187,161
2.402 1040 Joe Buccaran Drive       Slidell            LA    70458    187,580      187,111
2.403 3580 Old Alabama Road         Alpharetta         GA    30022    186,942      186,475
2.404 1700 Corporate Drive          Birmingham         AL    35242    186,718      186,252
2.405 903 Greatwood Glen Drive      Sugarland          TX    77479    186,421      185,955
2.406 20420 Larch Way               Lynnwood           WA    98036    185,200      184,737
2.407 3160 Old Columbiana Road      Hoover             AL    35226    185,127      184,664
2.408 2215 Bethany Church Rd.       Snellville         GA    30039    185,085      184,623
2.409 2300 Soapstone Dr.            Reston             VA    20191    184,286      183,825
2.410 55 Catalina Isle Drive        Merritt Island     FL    32953    183,868      183,409
2.411 700 Three Mile Road           Racine             WI    53402    183,747      183,288
2.412 32W939 Algonquin Road         Barrington Hills   IL    60010    183,747      183,288
2.413 7221 Church Street            Highland           CA    92346    183,747      183,288
2.414 6025 Churchland Boulevard     Portsmouth         VA    23703    183,747      183,288
2.415 1540 Rodney Road              York               PA    17404    183,747      183,288
2.416 6018 Coit Avenue Northeast    Grand Rapids       MI    49505    183,747      183,288
2.417 8100 East Park Meadows Drive  Littleton          CO    80124    183,747      183,288
2.418 5230 West Loomis Road         Greendale          WI    53129    183,747      183,288
2.419 15340 West National Avenue    New Berlin         WI    53151    183,747      183,288
2.420 106 V.I.P. Drive              Wexford            PA    15090    183,747      183,288
2.421 604 Breezewood Drive          Fredericksburg     VA    22407    183,747      183,288
2.422 635 South Mildred Street      Tacoma             WA    98465    183,747      183,288
2.423 1800 Greenwood Dr.            Burnsville         MN    55337    183,747      183,288
2.424 12000 Sawgrass Village Drive  Ponte Vedra Bch    FL    32082    183,592      183,133
2.425 1317 Woodbridge Station Way   Edgewood           MD    21040    183,457      182,999
2.426 200 Forrest Drive             Knightdale         NC    27545    183,299      182,841
2.427 4503 Wade Green Rd.           Acworth            GA    30101    183,224      182,766
2.428 East 3201 26th Avenue         Spokane            WA    99223    182,511      182,054
2.429 1191 McKendree Church Road    Lawrenceville      GA    30043    181,444      180,990
2.430 12040 McCormick Road          Jacksonville       FL    32225    181,401      180,948
2.431 3115 East Southlake Boulevard Southlake          TX    76092    181,344      180,891
2.432 10790 University Avenue North Coon Rapids        MN    55448    181,025      180,572
2.433 6215 Stone Road               Centreville        VA    20120    181,025      180,572
2.434 2300 South Huron Parkway      Ann Arbor          MI    48104    180,344      179,894
2.435 28 Dwight Road                Longmeadow         MA    01106    179,084      178,636
2.436 3325 Vickers Drive            Colorado Springs   CO    80918    178,303      177,857
2.437 3670 Cherokee Street          Kennesaw           GA    30144    177,985      177,540
2.438 704 Hillingdon Court          Virginia Beach     VA    23462    176,942      176,499
2.439 2004 Salem Road               Burlington         NJ    08016    176,942      176,499
2.440 3245 Ulmerton Road            Clearwater         FL    34622    176,942      176,499

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
ID    BALANCE ($)  YEAR BUILT        RATE         MOST RECENT   UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
-------------------------------------------------------------------------------------------------------------------------

2.386   163,875       1988          70.3%          10/1/2005    6,260       Sq. Ft.          1,400,000           As Is
2.387   163,875       1986          60.8%          10/1/2005    5,880       Sq. Ft.          1,400,000           As Is
2.388   163,875       1985          64.5%          10/1/2005    8,600       Sq. Ft.          1,400,000           As Is
2.389   163,875       1985          63.3%          10/1/2005    4,990       Sq. Ft.          1,400,000           As Is
2.390   163,875       1980          82.2%          10/1/2005    6,992       Sq. Ft.          1,400,000           As Is
2.391   163,807       1986          50.8%          10/1/2005    5,865       Sq. Ft.          1,317,665           As Is
2.392   163,015       1988          49.4%          10/1/2005    6,260       Sq. Ft.          1,438,431           As Is
2.393   162,781       1985          64.2%          10/1/2005    7,411       Sq. Ft.          1,492,544           As Is
2.394   162,611       1988          46.3%          10/1/2005    6,260       Sq. Ft.          1,392,989           As Is
2.395   162,554       1988          59.2%          10/1/2005    6,260       Sq. Ft.          1,445,216           As Is
2.396   162,117       1989          52.1%          10/1/2005    6,260       Sq. Ft.          1,436,193           As Is
2.397   161,770       1989          59.8%          10/1/2005    6,260       Sq. Ft.          1,431,030           As Is
2.398   161,534       1986          49.4%          10/1/2005    5,880       Sq. Ft.          1,380,000           As Is
2.399   161,534       1975          39.8%          10/1/2005    9,170       Sq. Ft.          1,380,000           As Is
2.400   161,520       1988          65.9%          10/1/2005    6,260       Sq. Ft.          1,425,544           As Is
2.401   161,362       1988          66.2%          10/1/2005    6,260       Sq. Ft.          1,423,128           As Is
2.402   161,319       1985          52.0%          10/1/2005    7,336       Sq. Ft.          1,371,290           As Is
2.403   160,770       1989          45.9%          10/1/2005    6,182       Sq. Ft.          1,326,453           As Is
2.404   160,578       1988          40.9%          10/1/2005    6,372       Sq. Ft.          1,331,321           As Is
2.405   160,322       1994          35.2%          10/1/2005    7,153       Sq. Ft.          1,359,700           As Is
2.406   159,272       1988          40.8%          10/1/2005    6,260       Sq. Ft.          1,317,442           As Is
2.407   159,209       1989          66.3%          10/1/2005    6,182       Sq. Ft.          1,310,389           As Is
2.408   159,173       1987          29.4%          10/1/2005    6,365       Sq. Ft.          1,320,798           As Is
2.409   158,486       1981          46.0%          10/1/2005    5,225       Sq. Ft.          1,268,236           As Is
2.410   158,127       1985          49.2%          10/1/2005    6,572       Sq. Ft.          1,408,147           As Is
2.411   158,023       1985          56.1%          10/1/2005    7,420       Sq. Ft.          1,350,000           As Is
2.412   158,023       1998          63.6%          10/1/2005    4,700       Sq. Ft.          1,350,000           As Is
2.413   158,023       1991          69.9%          10/1/2005    6,206       Sq. Ft.          1,350,000           As Is
2.414   158,023       1989          86.8%          10/1/2005    6,182       Sq. Ft.          1,350,000           As Is
2.415   158,023       1988          48.3%          10/1/2005    7,054       Sq. Ft.          1,350,000           As Is
2.416   158,023       1988          59.5%          10/1/2005    6,260       Sq. Ft.          1,350,000           As Is
2.417   158,023       1987          59.6%          10/1/2005    7,471       Sq. Ft.          1,350,000           As Is
2.418   158,023       1985          59.2%          10/1/2005    7,437       Sq. Ft.          1,350,000           As Is
2.419   158,023       1985          52.9%          10/1/2005    7,411       Sq. Ft.          1,350,000           As Is
2.420   158,023       1985          77.7%          10/1/2005    7,980       Sq. Ft.          1,350,000           As Is
2.421   158,023       1984          53.8%          10/1/2005    4,980       Sq. Ft.          1,350,000           As Is
2.422   158,023       1984          56.1%          10/1/2005    7,244       Sq. Ft.          1,350,000           As Is
2.423   158,023       1984          24.7%          10/1/2005    7,280       Sq. Ft.          1,350,000           As Is
2.424   157,889       1988          36.9%          10/1/2005    6,260       Sq. Ft.          1,403,917           As Is
2.425   157,773       1989          69.8%          10/1/2005    6,025       Sq. Ft.          1,398,869           As Is
2.426   157,637       1983          68.1%          10/1/2005    6,700       Sq. Ft.          1,428,176           As Is
2.427   157,573       1987          39.0%          10/1/2005    6,400       Sq. Ft.          1,308,054           As Is
2.428   156,959       1988          51.0%          10/1/2005    6,260       Sq. Ft.          1,297,311           As Is
2.429   156,042       1989          49.2%          10/1/2005    5,877       Sq. Ft.          1,275,819           As Is
2.430   156,005       1988          69.0%          10/1/2005    6,260       Sq. Ft.          1,384,181           As Is
2.431   155,956       1992          35.9%          10/1/2005    7,317       Sq. Ft.          1,329,539           As Is
2.432   155,681       1995          68.9%          10/1/2005    5,567       Sq. Ft.          1,330,000           As Is
2.433   155,681       1985          72.5%          10/1/2005    4,739       Sq. Ft.          1,330,000           As Is
2.434   155,096       1987          46.0%          10/1/2005    5,879       Sq. Ft.          1,325,000           As Is
2.435   154,012       1985          55.3%          10/1/2005    6,780       Sq. Ft.          1,290,151           As Is
2.436   153,340       1986          43.7%          10/1/2005    7,471       Sq. Ft.          1,310,000           As Is
2.437   153,067       1988          53.9%          10/1/2005    6,259       Sq. Ft.          1,268,745           As Is
2.438   152,170       1989          73.4%          10/1/2005    6,260       Sq. Ft.          1,300,000           As Is
2.439   152,170       1977          80.2%          10/1/2005    6,312       Sq. Ft.          1,300,000           As Is
2.440   152,170       1989          60.8%          10/1/2005    6,260       Sq. Ft.          1,300,000           As Is

                           APPRAISAL                                               OWNERSHIP  GROUND LEASE                 CONDO
ID       APPRAISAL FIRM   AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION  STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

2.386 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.387 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.388 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.389 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.390 Cushman & Wakefield  9/27/2005        Yes                         First     Fee Simple                     No          No
2.391 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.392 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.393 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.394 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.395 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.396 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.397 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.398 Cushman & Wakefield  9/29/2005        Yes                         First     Fee Simple                     No          No
2.399 Cushman & Wakefield   9/8/2005        Yes                         First     Fee Simple                     No          No
2.400 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.401 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.402 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.403 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.404 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.405 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.406 Cushman & Wakefield 10/25/2005        Yes             10%         First     Fee Simple                     No          No
2.407 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.408 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.409 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.410 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.411 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.412 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.413 Cushman & Wakefield  9/23/2005        Yes             16%         First     Fee Simple                     No          No
2.414 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.415 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.416 Cushman & Wakefield 10/12/2005        Yes                         First     Fee Simple                     No          No
2.417 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.418 Cushman & Wakefield  9/29/2005        Yes                         First     Fee Simple                     No          No
2.419 Cushman & Wakefield  9/29/2005        Yes                         First     Fee Simple                     No          No
2.420 Cushman & Wakefield  10/1/2005        Yes                         First     Fee Simple                     No          No
2.421 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.422 Cushman & Wakefield  10/6/2005        Yes             10%         First     Fee Simple                     No          No
2.423 Cushman & Wakefield  9/14/2005        Yes                         First     Fee Simple                     No          No
2.424 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.425 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.426 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.427 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.428 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.429 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.430 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.431 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.432 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.433 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.434 Cushman & Wakefield  10/6/2005        Yes                         First     Fee Simple                     No          No
2.435 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.436 Cushman & Wakefield 10/14/2005        Yes                         First     Fee Simple                     No          No
2.437 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.438 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.439 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.440 Cushman & Wakefield   9/9/2005        Yes                         First     Fee Simple                     No          No

                                                PROPERTY                                      GENERAL
  ID  CENTER # PROPERTY NAME                      COUNT  PROPERTY MANAGER                  PROPERTY TYPE   DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

2.441  301305  KinderCare                          441   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.442  301277  KinderCare                          442   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.443  301298  KinderCare                          443   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.444  301254  KinderCare                          444   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.445  301249  KinderCare                          445   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.446  301010  KinderCare                          446   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.447  301092  KinderCare                          447   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.448  300999  KinderCare                          448   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.449  300941  KinderCare                          449   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.450  300915  KinderCare                          450   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.451  300227  KinderCare                          451   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.452  000727  Children's World Learning Center    452   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.453  300900  KinderCare                          453   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.454  301153  KinderCare                          454   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.455  301166  KinderCare                          455   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.456  301175  KinderCare                          456   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.457  300914  KinderCare                          457   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.458  301139  KinderCare                          458   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.459  301196  KinderCare                          459   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.460  300222  KinderCare                          460   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.461  301336  KinderCare                          461   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.462  300216  KinderCare                          462   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.463  301223  KinderCare                          463   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.464  300963  KinderCare                          464   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.465  301171  KinderCare                          465   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.466  300226  KinderCare                          466   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.467  301130  KinderCare                          467   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.468  301156  KinderCare                          468   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.469  300860  KinderCare                          469   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.470  300219  KinderCare                          470   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.471  301198  KinderCare                          471   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.472  301159  KinderCare                          472   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.473  300844  KinderCare                          473   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.474  300926  KinderCare                          474   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.475  300107  KinderCare                          475   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.476  000449  Children's World Learning Center    476   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.477  301078  KinderCare                          477   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.478  000900  Children's World Learning Center    478   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.479  301071  KinderCare                          479   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.480  301132  KinderCare                          480   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.481  071230  Children's Discovery Center         481   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.482  301117  KinderCare                          482   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.483  300862  KinderCare                          483   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.484  301006  KinderCare                          484   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.485  071231  Children's Discovery Center         485   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.486  071234  Children's Discovery Center         486   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.487  000749  Children's World Learning Center    487   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.488  300937  KinderCare                          488   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.489  300902  KinderCare                          489   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.490  300854  KinderCare                          490   Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                    ORIGINAL   CUT-OFF DATE
  ID  ADDRESS                        CITY           STATE ZIP CODE BALANCE ($)  BALANCE ($)
-------------------------------------------------------------------------------------------

2.441 3500 Randall Way, Northwest    Silverdale       WA    98383    176,942      176,499
2.442 300 Alafaya Woods Boulevard    Oviedo           FL    32765    176,942      176,499
2.443 271 Rangeline Road             Longwood         FL    32750    176,942      176,499
2.444 11501 North 53rd Street        Temple Terrace   FL    33617    176,942      176,499
2.445 125 Chesterfield Lane          Maumee           OH    43537    176,942      176,499
2.446 4287 Buckman Road              Alexandria       VA    22309    176,942      176,499
2.447 4540 Dressler Road, Northwest  North Canton     OH    44718    176,942      176,499
2.448 55 South Cleveland Avenue      Westerville      OH    43081    176,942      176,499
2.449 5201 Alderson Street           Schofield        WI    54476    176,942      176,499
2.450 435 Demott Lane                Somerset         NJ    08873    176,942      176,499
2.451 204 Madison Avenue             Lumberton        NJ    08060    176,942      176,499
2.452 106 Free Ct.                   Sterling         VA    20164    176,897      176,455
2.453 1810 East Southern Avenue      Mesa             AZ    85204    176,508      176,067
2.454 38620 Nine Mile Road           Northville       MI    48167    175,655      175,216
2.455 28715 18th Avenue South        Federal Way      WA    98003    175,510      175,071
2.456 2120 West Liddell Road         Duluth           GA    30136    175,478      175,040
2.457 915 Hazelwood Road             Toms River       NJ    08753    174,701      174,264
2.458 4304 Bell Shoals Road          Valrico          FL    33594    173,674      173,240
2.459 129 Denow Road                 Lawrenceville    NJ    08648    173,539      173,105
2.460 6 School Lane                  Folcroft         PA    19032    173,539      173,105
2.461 3811 Grandview Street          Gig Harbor       WA    98335    172,858      172,426
2.462 3270 East Bay Drive            Largo            FL    33771    172,479      172,048
2.463 5225 Matlock Road              Arlington        TX    76018    171,497      171,069
2.464 3199 Custer Drive              Lexington        KY    40517    171,497      171,069
2.465 416 Mall Drive South           Lansing          MI    48917    171,039      170,612
2.466 245 Leonardville Road          Belford          NJ    07718    170,728      170,301
2.467 7901 Fordson Road              Alexandria       VA    22306    170,224      169,799
2.468 110 Willowdale Drive           Frederick        MD    21702    170,179      169,754
2.469 3703 University Drive          Durham           NC    27707    170,136      169,711
2.470 4514 North Lark Ellen Avenue   Los Angeles      CA    91722    170,136      169,711
2.471 4141 S.W. GreenOaks Blvd.      Arlington        TX    76017    170,136      169,711
2.472 6477 Centennial Drive          Reynoldsburg     OH    43068    170,136      169,711
2.473 7901 Rolling Road              Springfield      VA    22153    170,136      169,711
2.474 60 Plaza Street                Leesburg         VA    20176    170,136      169,711
2.475 2205 Poplar Point Road         Virginia Beach   VA    23454    170,136      169,711
2.476 12455 62Nd Pl. North           Maple Grove      MN    55369    169,905      169,480
2.477 4080 North Calhoun Road        Brookfield       WI    53005    168,786      168,364
2.478 24717 Oakhurst Dr.             Spring           TX    77386    168,695      168,273
2.479 9500 Monroe Road               Charlotte        NC    28270    168,507      168,086
2.480 1024 Spring Villas Way         Winter Springs   FL    32708    168,427      168,006
2.481 7915 E. Rockhill               Wichita          KS    67206    167,621      167,202
2.482 4901 Silver Spring Road        Perry Hall       MD    21128    166,734      166,317
2.483 875 Promontory Place Southeast Salem            OR    97302    166,490      166,074
2.484 2018 Naamans Road              Wilmington       DE    19810    166,065      165,649
2.485 9500 E. Boston                 Wichita          KS    67207    165,901      165,486
2.486 836 N Andover Rd               Andover          KS    67002    165,465      165,051
2.487 6434 S. Congress               Austin           TX    78745    164,972      164,559
2.488 2407 South Oneida Street       Appleton         WI    54915    164,670      164,258
2.489 16915 Southeast Naegeli Drive  Portland         OR    97236    164,291      163,880
2.490 6222 Fairview Avenue           Downers Grove    IL    60516    164,186      163,776

       MATURITY   YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
  ID  BALANCE ($)  YEAR BUILT       RATE          MOST RECENT   UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
-------------------------------------------------------------------------------------------------------------------------

2.441   152,170       1989           54.0%         10/1/2005    6,260      Sq. Ft.          1,300,000           As Is
2.442   152,170       1989           43.6%         10/1/2005    6,260      Sq. Ft.          1,300,000           As Is
2.443   152,170       1989           46.5%         10/1/2005    6,260      Sq. Ft.          1,300,000           As Is
2.444   152,170       1988           60.4%         10/1/2005    6,260      Sq. Ft.          1,300,000           As Is
2.445   152,170       1988           68.0%         10/1/2005    6,201      Sq. Ft.          1,300,000           As Is
2.446   152,170       1986           75.2%         10/1/2005    4,860      Sq. Ft.          1,300,000           As Is
2.447   152,170       1985           80.3%         10/1/2005    6,922      Sq. Ft.          1,300,000           As Is
2.448   152,170       1985           92.5%         10/1/2005    6,922      Sq. Ft.          1,300,000           As Is
2.449   152,170       1985           81.6%         10/1/2005    7,420      Sq. Ft.          1,300,000           As Is
2.450   152,170       1984           64.0%         10/1/2005    4,978      Sq. Ft.          1,300,000           As Is
2.451   152,170       1977           57.3%         10/1/2005    6,312      Sq. Ft.          1,300,000           As Is
2.452   152,132       1982           54.3%         10/1/2005    4,950      Sq. Ft.          1,197,352           As Is
2.453   151,797       1985           44.9%         10/1/2005    8,064      Sq. Ft.          1,295,107           As Is
2.454   151,063       1987           36.9%         10/1/2005    5,866      Sq. Ft.          1,336,717           As Is
2.455   150,939       1987           39.8%         10/1/2005    6,260      Sq. Ft.          1,253,254           As Is
2.456   150,911       1987           52.4%         10/1/2005    6,260      Sq. Ft.          1,250,313           As Is
2.457   150,243       1985           63.1%         10/1/2005    4,972      Sq. Ft.          1,254,534           As Is
2.458   149,360       1987           73.3%         10/1/2005    5,880      Sq. Ft.          1,310,997           As Is
2.459   149,244       1988           58.0%         10/1/2005    4,739      Sq. Ft.          1,275,000           As Is
2.460   149,244       1977           42.6%         10/1/2005    7,410      Sq. Ft.          1,275,000           As Is
2.461   148,658       1989           49.5%         10/1/2005    6,032      Sq. Ft.          1,270,000           As Is
2.462   148,332       1977           81.0%         10/1/2005    7,680      Sq. Ft.          1,354,787           As Is
2.463   147,488       1988           35.6%         10/1/2005    6,313      Sq. Ft.          1,260,000           As Is
2.464   147,488       1980           77.7%         10/1/2005    9,000      Sq. Ft.          1,260,000           As Is
2.465   147,094       1987           35.7%         10/1/2005    5,880      Sq. Ft.          1,307,659           As Is
2.466   146,826       1977           70.6%         10/1/2005    6,312      Sq. Ft.          1,265,045           As Is
2.467   146,393       1987           57.7%         10/1/2005    4,744      Sq. Ft.          1,155,790           As Is
2.468   146,354       1987           53.7%         10/1/2005    5,880      Sq. Ft.          1,305,346           As Is
2.469   146,317       1984           89.2%         10/1/2005    4,975      Sq. Ft.          1,250,000           As Is
2.470   146,317       1977           58.5%         10/1/2005    7,792      Sq. Ft.          1,250,000           As Is
2.471   146,317       1987           42.3%         10/1/2005    6,264      Sq. Ft.          1,250,000           As Is
2.472   146,317       1987           68.6%         10/1/2005    6,280      Sq. Ft.          1,250,000           As Is
2.473   146,317       1986           73.1%         10/1/2005    4,900      Sq. Ft.          1,250,000           As Is
2.474   146,317       1984           67.9%         10/1/2005    4,975      Sq. Ft.          1,250,000           As Is
2.475   146,317       1975           80.8%         10/1/2005    5,972      Sq. Ft.          1,250,000           As Is
2.476   146,118       1979           30.5%         10/1/2005    6,175      Sq. Ft.          1,243,134           As Is
2.477   145,156       1985           44.7%         10/1/2005    7,437      Sq. Ft.          1,321,959           As Is
2.478   145,077       1982           33.1%         10/1/2005    8,342      Sq. Ft.          1,262,925           As Is
2.479   144,916       1986           37.9%         10/1/2005    5,959      Sq. Ft.          1,317,340           As Is
2.480   144,847       1986           49.9%         10/1/2005    5,880      Sq. Ft.          1,281,493           As Is
2.481   144,154        NAV           53.7%         10/1/2005    5,500      Sq. Ft.          1,167,693           As Is
2.482   143,391       1987          100.4%         10/1/2005    5,800      Sq. Ft.          1,225,000           As Is
2.483   143,182       1984           50.5%         10/1/2005    4,978      Sq. Ft.          1,166,505           As Is
2.484   142,816       1985           89.3%         10/1/2005    4,860      Sq. Ft.          1,103,186           As Is
2.485   142,675        NAV           54.0%         10/1/2005    5,500      Sq. Ft.          1,155,001           As Is
2.486   142,300        NAV           68.5%         10/1/2005    5,500      Sq. Ft.          1,148,531           As Is
2.487   141,876       1981           64.2%         10/1/2005    8,300      Sq. Ft.          1,225,589           As Is
2.488   141,616       1985           59.6%         10/1/2005    7,411      Sq. Ft.          1,294,620           As Is
2.489   141,290       1984           46.7%         10/1/2005    4,982      Sq. Ft.          1,154,455           As Is
2.490   141,200       1984           64.6%         10/1/2005    4,953      Sq. Ft.          1,149,211           As Is

                           APPRAISAL                                               OWNERSHIP  GROUND LEASE                 CONDO
  ID     APPRAISAL FIRM   AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION  STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

2.441 Cushman & Wakefield  9/24/2005        Yes              9%         First     Fee Simple                     No          No
2.442 Cushman & Wakefield   9/9/2005        Yes                         First     Fee Simple                     No          No
2.443 Cushman & Wakefield   9/7/2005        Yes                         First     Fee Simple                     No          No
2.444 Cushman & Wakefield   9/9/2005        Yes                         First     Fee Simple                     No          No
2.445 Cushman & Wakefield  9/27/2005        Yes                         First     Fee Simple                     No          No
2.446 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.447 Cushman & Wakefield  9/21/2005        Yes                         First     Fee Simple                     No          No
2.448 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.449 Cushman & Wakefield  10/4/2005        YES                         First     Fee Simple                     No          No
2.450 Cushman & Wakefield  9/14/2005        Yes                         First     Fee Simple                     No          No
2.451 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
2.452 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.453 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.454 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.455 Cushman & Wakefield 10/25/2005        Yes             10%         First     Fee Simple                     No          No
2.456 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.457 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.458 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.459 Cushman & Wakefield  9/14/2005        Yes                         First     Fee Simple                     No          No
2.460 Cushman & Wakefield  9/19/2005        Yes                         First     Fee Simple                     No          No
2.461 Cushman & Wakefield  9/24/2005        Yes             10%         First     Fee Simple                     No          No
2.462 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.463 Cushman & Wakefield   9/8/2005        Yes                         First     Fee Simple                     No          No
2.464 Cushman & Wakefield  9/29/2005        Yes                         First     Fee Simple                     No          No
2.465 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.466 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.467 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.468 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.469 Cushman & Wakefield  9/15/2005        Yes                         First     Fee Simple                     No          No
2.470 Cushman & Wakefield  9/27/2005        Yes             18%         First     Fee Simple                     No          No
2.471 Cushman & Wakefield   9/8/2005        Yes                         First     Fee Simple                     No          No
2.472 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.473 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.474 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.475 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.476 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.477 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.478 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.479 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.480 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.481 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.482 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
2.483 Cushman & Wakefield 10/25/2005        Yes              6%         First     Fee Simple                     No          No
2.484 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.485 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.486 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.487 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.488 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.489 Cushman & Wakefield 10/25/2005        Yes              6%         First     Fee Simple                     No          No
2.490 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No

                                                PROPERTY                                      GENERAL
 ID   CENTER # PROPERTY NAME                      COUNT  PROPERTY MANAGER                  PROPERTY TYPE   DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

2.491  301257  KinderCare                          491   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.492  301244  KinderCare                          492   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.493  301193  KinderCare                          493   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.494  301026  KinderCare                          494   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.495  300943  KinderCare                          495   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.496  000877  Children's World Learning Center    496   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.497  301383  KinderCare                          497   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.498  301211  KinderCare                          498   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.499  301138  KinderCare                          499   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.500  301046  KinderCare                          500   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.501  301096  KinderCare                          501   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.502  300832  KinderCare                          502   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.503  300881  KinderCare                          503   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.504  000344  Children's World Learning Center    504   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.505  300106  KinderCare                          505   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.506  301028  KinderCare                          506   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.507  301035  KinderCare                          507   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.508  300842  KinderCare                          508   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.509  301124  KinderCare                          509   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.510  300044  KinderCare                          510   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.511  300991  KinderCare                          511   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.512  300551  KinderCare                          512   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.513  300519  KinderCare                          513   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.514  300928  KinderCare                          514   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.515  301274  KinderCare                          515   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.516  300880  KinderCare                          516   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.517  301297  KinderCare                          517   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.518  301177  KinderCare                          518   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.519  300909  KinderCare                          519   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.520  300548  KinderCare                          520   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.521  000304  Children's World Learning Center    521   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.522  301019  KinderCare                          522   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.523  300221  KinderCare                          523   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.524  300848  KinderCare                          524   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.525  300727  KinderCare                          525   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.526  300966  KinderCare                          526   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.527  301419  KinderCare                          527   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.528  300835  KinderCare                          528   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.529  301278  KinderCare                          529   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.530  000019  Children's World Learning Center    530   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.531  300892  KinderCare                          531   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.532  300876  KinderCare                          532   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.533  301049  KinderCare                          533   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.534  301123  KinderCare                          534   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.535  300228  KinderCare                          535   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.536  000277  Children's World Learning Center    536   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.537  301154  KinderCare                          537   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.538  301323  KinderCare                          538   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.539  301349  KinderCare                          539   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.540  301317  KinderCare                          540   Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                      ORIGINAL   CUT-OFF DATE
 ID   ADDRESS                        CITY             STATE ZIP CODE BALANCE ($)  BALANCE ($)
---------------------------------------------------------------------------------------------

2.491 5424 Orchard Street West       University Place   WA    98467    163,331      162,922
2.492 610 West South Boundary Street Perrysburg         OH    43551    163,331      162,922
2.493 625 Executive Park Court       Apopka             FL    32703    163,331      162,922
2.494 598 Aldrich Road               Howell             NJ    07731    163,331      162,922
2.495 4515 Lower Terrace Circle Nort Albuquerque        NM    87111    163,331      162,922
2.496 3501 Highland Place            Westminster        CO    80031    163,331      162,922
2.497 143 Pascone Place              Newington          CT    06111    163,331      162,922
2.498 8650 West Forest Home Avenue   Greenfield         WI    53228    163,331      162,922
2.499 15609 Premiere Drive           Tampa              FL    33624    163,331      162,922
2.500 113 Forest Lakes Boulevard Sou Oldsmar            FL    34677    163,331      162,922
2.501 205 Elton Adelphia             Freehold           NJ    07728    163,331      162,922
2.502 293 Gordon's Corner Road       Manalapan          NJ    07726    163,331      162,922
2.503 5801 Watauga Road              Watauga            TX    76148    163,331      162,922
2.504 801 Locust St.                 Herndon            VA    20170    163,331      162,922
2.505 3740 Holland Road              Virginia Beach     VA    23452    162,248      161,842
2.506 2812 North Holland Sylvania Ro Toledo             OH    43615    161,800      161,396
2.507 1101 South Taylor Street       Green Bay          WI    54304    161,763      161,359
2.508 110 Royal Street               Bryan              TX    77801    160,982      160,580
2.509 1641 Liberty Road              Eldersburg         MD    21784    159,928      159,528
2.510 5135 Coolidge Highway          Troy               MI    48098    159,928      159,528
2.511 16 North Huntington Street     Kennewick          WA    99336    159,928      159,528
2.512 3 Britton Place                Voorhees           NJ    08043    159,928      159,528
2.513 1 Tenby Chase Drive            Delran             NJ    08075    159,928      159,528
2.514 8098 Glen Lane                 Eden Prairie       MN    55344    158,441      158,045
2.515 10650 South Park Glenn Way     Parker             CO    80138    158,349      157,953
2.516 2680 Sawbury Boulevard         Columbus           OH    43235    158,252      157,856
2.517 2380 Powder Springs Road       Marietta           GA    30064    157,886      157,492
2.518 7402 East 82nd Street          Indianapolis       IN    46256    157,886      157,492
2.519 1400 Hill Road                 Geneva             IL    60134    157,362      156,969
2.520 7691 145th Street W.           Apple Valley       MN    55124    156,525      156,134
2.521 3278 Holland Rd.               Virginia Beach     VA    23456    156,525      156,134
2.522 3706 South 12th Street         Sheboygan          WI    53081    156,447      156,056
2.523 525 New Rodgers Road           Bristol            PA    19007    156,343      155,952
2.524 75 East Cedar Fork Road        Richmond           VA    23223    155,378      154,990
2.525 5220 Irving Street             Metairie           LA    70006    155,145      154,757
2.526 1025 East Lake Cook Road       Wheeling           IL    60090    153,969      153,584
2.527 106 Meadow Parkway             League City        TX    77573    153,857      153,472
2.528 14 Berkshire Drive             Crystal Lake       IL    60014    153,588      153,204
2.529 4575 West Lake Road            Erie               PA    16505    153,123      152,740
2.530 2225 Browning                  Arlington          TX    76010    153,108      152,725
2.531 1875 Prairie Street            Saint Charles      IL    60174    153,024      152,641
2.532 283 Peninsula Farm Road        Arnold             MD    21012    151,083      150,706
2.533 22129 Kingsland Boulevard      Katy               TX    77450    151,041      150,664
2.534 1801 East College Avenue       South Milwaukee    WI    53172    150,780      150,404
2.535 4430 River Road                Pennsauken         NJ    08110    150,659      150,283
2.536 10406 N. 51St Ave.             Glendale           AZ    85302    150,181      149,806
2.537 125 Latimer Lane               Weatogue           CT    06089    149,720      149,346
2.538 14777 El Camino Real           Houston            TX    77062    149,720      149,346
2.539 10715 West Park Place          Milwaukee          WI    53224    149,720      149,346
2.540 7126 Old Sauk Road             Madison            WI    53717    149,720      149,346

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
 ID   BALANCE ($)  YEAR BUILT        RATE         MOST RECENT   UNITS  MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
--------------------------------------------------------------------------------------------------------------------------

2.491   140,464       1988          59.3%          10/1/2005     6,260      Sq. Ft.          1,200,000           As Is
2.492   140,464       1988          40.6%          10/1/2005     6,270      Sq. Ft.          1,200,000           As Is
2.493   140,464       1987          68.1%          10/1/2005     6,254      Sq. Ft.          1,200,000           As Is
2.494   140,464       1985          61.4%          10/1/2005     4,860      Sq. Ft.          1,200,000           As Is
2.495   140,464       1975          58.0%          10/1/2005     8,300      Sq. Ft.          1,200,000           As Is
2.496   140,464       1975          29.4%          10/1/2005    10,800      Sq. Ft.          1,200,000           As Is
2.497   140,464       1990          42.9%          10/1/2005     6,268      Sq. Ft.          1,200,000           As Is
2.498   140,464       1988          70.4%          10/1/2005     6,260      Sq. Ft.          1,200,000           As Is
2.499   140,464       1987          49.2%          10/1/2005     5,880      Sq. Ft.          1,200,000           As Is
2.500   140,464       1986          65.4%          10/1/2005     5,861      Sq. Ft.          1,200,000           As Is
2.501   140,464       1985          69.6%          10/1/2005     4,975      Sq. Ft.          1,200,000           As Is
2.502   140,464       1984          54.3%          10/1/2005     4,860      Sq. Ft.          1,200,000           As Is
2.503   140,464       1984          53.6%          10/1/2005     5,984      Sq. Ft.          1,200,000           As Is
2.504   140,464       1982          70.1%          10/1/2005     5,130      Sq. Ft.          1,200,000           As Is
2.505   139,533       1975          67.9%          10/1/2005     6,083      Sq. Ft.          1,185,770           As Is
2.506   139,148       1985          49.9%          10/1/2005     6,922      Sq. Ft.          1,240,856           As Is
2.507   139,117       1985          54.9%          10/1/2005     7,411      Sq. Ft.          1,277,512           As Is
2.508   138,445       1983          38.9%          10/1/2005     8,138      Sq. Ft.          1,207,825           As Is
2.509   137,538       1987          95.1%          10/1/2005     5,880      Sq. Ft.          1,175,000           As Is
2.510   137,538       1973          61.2%          10/1/2005     4,515      Sq. Ft.          1,175,000           As Is
2.511   137,538       1985          58.8%          10/1/2005     7,243      Sq. Ft.          1,175,000           As Is
2.512   137,538       1980          39.4%          10/1/2005     4,675      Sq. Ft.          1,175,000           As Is
2.513   137,538       1979          48.9%          10/1/2005     5,000      Sq. Ft.          1,175,000           As Is
2.514   136,259       1984          49.9%          10/1/2005     4,750      Sq. Ft.          1,115,043           As Is
2.515   136,180       1988          45.6%          10/1/2005     6,260      Sq. Ft.          1,116,414           As Is
2.516   136,097       1985          61.1%          10/1/2005     6,922      Sq. Ft.          1,216,575           As Is
2.517   135,782       1989          55.5%          10/1/2005     6,259      Sq. Ft.          1,160,000           As Is
2.518   135,782       1987          43.1%          10/1/2005     6,260      Sq. Ft.          1,160,000           As Is
2.519   135,331       1984          35.6%          10/1/2005     4,978      Sq. Ft.          1,115,477           As Is
2.520   134,612       1984          84.3%          10/1/2005     4,611      Sq. Ft.          1,150,000           As Is
2.521   134,612       1984          55.6%          10/1/2005     4,950      Sq. Ft.          1,150,000           As Is
2.522   134,544       1985          60.0%          10/1/2005     7,411      Sq. Ft.          1,244,071           As Is
2.523   134,455       1977          84.0%          10/1/2005     6,792      Sq. Ft.          1,110,699           As Is
2.524   133,625       1984          65.8%          10/1/2005     4,860      Sq. Ft.          1,061,529           As Is
2.525   133,424       1981          58.1%          10/1/2005     6,816      Sq. Ft.          1,125,143           As Is
2.526   132,413       1985          90.9%          10/1/2005     4,988      Sq. Ft.          1,086,356           As Is
2.527   132,317       1992          42.0%          10/1/2005     6,195      Sq. Ft.          1,099,327           As Is
2.528   132,085       1983          44.9%          10/1/2005     5,160      Sq. Ft.          1,095,432           As Is
2.529   131,685       1988          48.2%          10/1/2005     8,200      Sq. Ft.          1,125,000           As Is
2.530   131,673       1979          85.8%          10/1/2005     8,300      Sq. Ft.          1,140,418           As Is
2.531   131,600       1984          57.0%          10/1/2005     4,978      Sq. Ft.          1,083,951           As Is
2.532   129,932       1984          94.9%          10/1/2005     4,900      Sq. Ft.          1,114,979           As Is
2.533   129,895       1985          45.7%          10/1/2005     7,200      Sq. Ft.          1,104,645           As Is
2.534   129,671       1986          82.1%          10/1/2005     5,888      Sq. Ft.          1,290,209           As Is
2.535   129,567       1977          70.5%          10/1/2005     6,312      Sq. Ft.          1,140,686           As Is
2.536   129,156       1982          42.6%          10/1/2005     7,280      Sq. Ft.          1,080,612           As Is
2.537   128,759       1986          50.9%          10/1/2005     5,900      Sq. Ft.          1,100,000           As Is
2.538   128,759       1989          71.6%          10/1/2005     6,260      Sq. Ft.          1,100,000           As Is
2.539   128,759       1989          43.6%          10/1/2005     6,182      Sq. Ft.          1,100,000           As Is
2.540   128,759       1989          73.3%          10/1/2005     6,182      Sq. Ft.          1,100,000           As Is

                           APPRAISAL                                                OWNERSHIP  GROUND LEASE                 CONDO
 ID     APPRAISAL FIRM    AS OF DATE  SEISMIC INSURANCE SEISMIC PML% LIEN POSITION  STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
-----------------------------------------------------------------------------------------------------------------------------------

2.491 Cushman & Wakefield   10/6/2005        Yes            10%          First     Fee Simple                    No           No
2.492 Cushman & Wakefield   9/27/2005        Yes                         First     Fee Simple                    No           No
2.493 Cushman & Wakefield    9/7/2005        Yes                         First     Fee Simple                    No           No
2.494 Cushman & Wakefield   9/13/2005        Yes                         First     Fee Simple                    No           No
2.495 Cushman & Wakefield   10/7/2005        Yes                         First     Fee Simple                    No           No
2.496 Cushman & Wakefield  10/14/2005        Yes                         First     Fee Simple                    No           No
2.497 Cushman & Wakefield   9/28/2005        Yes                         First     Fee Simple                    No           No
2.498 Cushman & Wakefield   9/29/2005        Yes                         First     Fee Simple                    No           No
2.499 Cushman & Wakefield    9/9/2005        Yes                         First     Fee Simple                    No           No
2.500 Cushman & Wakefield   9/13/2005        Yes                         First     Fee Simple                    No           No
2.501 Cushman & Wakefield   9/13/2005        Yes                         First     Fee Simple                    No           No
2.502 Cushman & Wakefield   9/14/2005        Yes                         First     Fee Simple                    No           No
2.503 Cushman & Wakefield    9/8/2005        Yes                         First     Fee Simple                    No           No
2.504 Cushman & Wakefield   9/13/2005        Yes                         First     Fee Simple                    No           No
2.505 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.506 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.507 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.508 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.509 Cushman & Wakefield   10/3/2005        Yes                         First     Fee Simple                    No           No
2.510 Cushman & Wakefield   10/7/2005        Yes                         First     Fee Simple                    No           No
2.511 Cushman & Wakefield   9/15/2005        Yes                         First     Fee Simple                    No           No
2.512 Cushman & Wakefield   10/5/2005        Yes                         First     Fee Simple                    No           No
2.513 Cushman & Wakefield   10/5/2005        Yes                         First     Fee Simple                    No           No
2.514 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.515 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.516 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.517 Cushman & Wakefield   9/20/2005        Yes                         First     Fee Simple                    No           No
2.518 Cushman & Wakefield   9/30/2005        Yes                         First     Fee Simple                    No           No
2.519 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.520 Cushman & Wakefield   9/14/2005        Yes                         First     Fee Simple                    No           No
2.521 Cushman & Wakefield   9/28/2005        Yes                         First     Fee Simple                    No           No
2.522 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.523 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.524 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.525 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.526 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.527 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.528 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.529 Cushman & Wakefield   10/1/2005        Yes                         First     Fee Simple                    No           No
2.530 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.531 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.532 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.533 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.534 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.535 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.536 Cushman & Wakefield  10/25/2005        Yes                         First     Fee Simple                    No           No
2.537 Cushman & Wakefield   9/28/2005        Yes                         First     Fee Simple                    No           No
2.538 Cushman & Wakefield   10/5/2005        Yes                         First     Fee Simple                    No           No
2.539 Cushman & Wakefield   9/30/2005        Yes                         First     Fee Simple                    No           No
2.540 Cushman & Wakefield   9/30/2005        Yes                         First     Fee Simple                    No           No

                                               PROPERTY                                      GENERAL
 ID   CENTER # PROPERTY NAME                     COUNT   PROPERTY MANAGER                 PROPERTY TYPE   DETAILED PROPERTY TYPE
---------------------------------------------------------------------------------------------------------------------------------

2.541 301100  KinderCare                          541   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.542 301061  KinderCare                          542   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.543 300935  KinderCare                          543   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.544 300940  KinderCare                          544   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.545 300877  KinderCare                          545   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.546 300834  KinderCare                          546   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.547 300502  KinderCare                          547   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.548 300354  KinderCare                          548   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.549 300865  KinderCare                          549   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.550 000533  Children's World Learning Center    550   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.551 300944  KinderCare                          551   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.552 301080  KinderCare                          552   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.553 300969  KinderCare                          553   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.554 300827  KinderCare                          554   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.555 300380  KinderCare                          555   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.556 301174  KinderCare                          556   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.557 300850  KinderCare                          557   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.558 300733  KinderCare                          558   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.559 300578  KinderCare                          559   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.560 300947  KinderCare                          560   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.561 301207  KinderCare                          561   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.562 301355  KinderCare                          562   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.563 300235  KinderCare                          563   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.564 300996  KinderCare                          564   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.565 300852  KinderCare                          565   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.566 300950  KinderCare                          566   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.567 070456  ABC Nursery School                  567   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.568 300822  KinderCare                          568   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.569 301246  KinderCare                          569   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.570 300556  KinderCare                          570   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.571 300952  KinderCare                          571   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.572 300821  KinderCare                          572   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.573 301136  KinderCare                          573   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.574 300908  KinderCare                          574   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.575 300898  KinderCare                          575   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.576 300887  KinderCare                          576   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.577 300383  KinderCare                          577   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.578 301679  KinderCare                          578   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.579 301093  KinderCare                          579   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.580 301021  KinderCare                          580   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.581 300934  KinderCare                          581   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.582 300879  KinderCare                          582   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.583 300885  KinderCare                          583   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.584 300793  KinderCare                          584   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.585 300839  KinderCare                          585   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.586 300738  KinderCare                          586   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.587 000655  Children's World Learning Center    587   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.588 300871  KinderCare                          588   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.589 300792  KinderCare                          589   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.590 300806  KinderCare                          590   Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                     ORIGINAL   CUT-OFF DATE
ID    ADDRESS                        CITY            STATE ZIP CODE BALANCE ($)  BALANCE ($)
--------------------------------------------------------------------------------------------

2.541 5 Skeet Road                   Medford           NJ    08055    149,720     149,346
2.542 8050 Rockenbach Road           Hanover           MD    21076    149,720     149,346
2.543 6420 College Road              Lisle             IL    60532    149,720     149,346
2.544 4621 Crossborough Road         Virginia Beach    VA    23455    149,720     149,346
2.545 7061 Wayside Drive             Mentor            OH    44060    149,720     149,346
2.546 2901 Kensington Parkway        Abingdon          MD    21009    149,720     149,346
2.547 223 West Millbrook Road        Raleigh           NC    27609    149,720     149,346
2.548 1118 East Maynard Road         Cary              NC    27511    149,720     149,346
2.549 1470 Bloomingdale Road         Glendale Hghts    IL    60139    149,720     149,345
2.550 16901 Lassen St.               Los Angeles       CA    91343    148,749     148,378
2.551 975 South Kipling Parkway      Lakewood          CO    80226    146,998     146,630
2.552 14733 Clayton Road             Ballwin           MO    63011    146,875     146,508
2.553 2654 State Road 434 West       Longwood          FL    32779    144,733     144,371
2.554 7924 Brooklyn Boulevard        Brooklyn Park     MN    55445    143,763     143,403
2.555 18 Central Avenue              Matteson          IL    60443    142,914     142,557
2.556 701 West 114th Avenue          Northglenn        CO    80234    142,914     142,557
2.557 400 Southeast 120th Avenue     Vancouver         WA    98684    142,914     142,557
2.558 1190 Stone Drive               Harrison          OH    45030    142,914     142,557
2.559 450 Larchmont Boulevard        Mount Laurel      NJ    08054    142,914     142,557
2.560 400 Old Abers Creek Road       Plum Borough      PA    15239    142,386     142,030
2.561 6525 Custer Road               Plano             TX    75023    141,256     140,903
2.562 2255 Williams Trace Boulevard  Sugarland         TX    77478    141,133     140,780
2.563 3712 West End Drive            Richmond          VA    23294    140,475     140,124
2.564 4059 West 11th Street          Greeley           CO    80634    140,192     139,842
2.565 226 Meadowfield Drive          Rochester Hills   MI    48307    139,512     139,163
2.566 200 Riverside Park Drive       Indian Harbor B   FL    32937    139,259     138,911
2.567 3855 North Elston              Chicago           IL    60618    139,078     138,731
2.568 13777 15 Mile Road             Sterling Height   MI    48312    138,932     138,585
2.569 1121 Greenway Circle           Irving            TX    75038    138,221     137,875
2.570 10851 Jefferson Street Northea Blaine            MN    55434    136,574     136,233
2.571 11349 Greenwell Springs Road   Baton Rouge       LA    70814    136,567     136,226
2.572 33300 Ryan Road                Sterling Height   MI    48310    136,308     135,967
2.573 488 Jumpers Hole Road          Severna Park      MD    21146    136,209     135,868
2.574 1040 Clifton Road              Bethel Park       PA    15102    136,109     135,769
2.575 15816 116th Avenue N.E.        Bothell           WA    98011    136,109     135,769
2.576 4250 Gunn Highway              Tampa             FL    33618    136,109     135,769
2.577 15110 Windsor Drive            Orland Park       IL    60462    136,109     135,769
2.578 111 5th Street SE              Barberton         OH    44203    136,109     135,769
2.579 1320 Beville Road              Daytona Beach     FL    32114    136,109     135,769
2.580 #2 Atlantic Court              Atlantic Beach    FL    32233    136,109     135,769
2.581 151 Sagebrush Trail            Ormond Beach      FL    32174    136,109     135,769
2.582 2001 Hard Road                 Columbus          OH    43235    136,109     135,769
2.583 6520 102nd Avenue North        Pinellas Park     FL    33782    136,109     135,769
2.584 2701 Barna Avenue              Titusville        FL    32780    136,109     135,769
2.585 1711 Village Drive             College Station   TX    77840    136,109     135,769
2.586 1184 Witt Road                 Cincinnati        OH    45255    136,109     135,769
2.587 6424 Raines Rd.                Memphis           TN    38115    136,109     135,769
2.588 25400 Pacific Highway South    Kent              WA    98032    134,994     134,657
2.589 2220 Wickham Road              Melbourne         FL    32935    134,984     134,646
2.590 111 Tango Avenue Northeast     Palm Bay          FL    32907    134,392     134,056

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
  ID  BALANCE ($)  YEAR BUILT        RATE         MOST RECENT    UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
--------------------------------------------------------------------------------------------------------------------------

2.541   128,759       1986          54.8%          10/1/2005     4,975      Sq. Ft.          1,100,000           As Is
2.542   128,759       1985          88.3%          10/1/2005     4,980      Sq. Ft.          1,100,000           As Is
2.543   128,759       1985          60.4%          10/1/2005     4,978      Sq. Ft.          1,100,000           As Is
2.544   128,759       1984          75.5%          10/1/2005     4,750      Sq. Ft.          1,100,000           As Is
2.545   128,759       1984          60.2%          10/1/2005     4,975      Sq. Ft.          1,100,000           As Is
2.546   128,759       1984          70.0%          10/1/2005     4,961      Sq. Ft.          1,100,000           As Is
2.547   128,759       1980          55.9%          10/1/2005     4,700      Sq. Ft.          1,100,000           As Is
2.548   128,759       1979          61.0%          10/1/2005     4,720      Sq. Ft.          1,100,000           As Is
2.549   128,759       1984          60.8%          10/1/2005     4,972      Sq. Ft.          1,100,000           As Is
2.550   127,924       1974          46.9%          10/1/2005     4,521      Sq. Ft.            980,222           As Is
2.551   126,418       1985          76.7%          10/1/2005     7,471      Sq. Ft.          1,080,000           As Is
2.552   126,313       1987          41.7%          10/1/2005     4,738      Sq. Ft.            997,183           As Is
2.553   124,470       1985          60.6%          10/1/2005     4,949      Sq. Ft.          1,079,835           As Is
2.554   123,636       1983          48.7%          10/1/2005     4,860      Sq. Ft.          1,026,854           As Is
2.555   122,906       1980          63.8%          10/1/2005     4,553      Sq. Ft.          1,050,000           As Is
2.556   122,906       1987          52.8%          10/1/2005     5,880      Sq. Ft.          1,050,000           As Is
2.557   122,906       1984          51.5%          10/1/2005     4,900      Sq. Ft.          1,050,000           As Is
2.558   122,906       1981          64.6%          10/1/2005     4,889      Sq. Ft.          1,050,000           As Is
2.559   122,906       1980          71.6%          10/1/2005     4,710      Sq. Ft.          1,050,000           As Is
2.560   122,452       1985          64.8%          10/1/2005     4,982      Sq. Ft.            968,864           As Is
2.561   121,480       1988          43.8%          10/1/2005     6,260      Sq. Ft.          1,008,845           As Is
2.562   121,375       1990          39.1%          10/1/2005     6,182      Sq. Ft.          1,012,910           As Is
2.563   120,808       1980          67.3%          10/1/2005     4,670      Sq. Ft.            932,947           As Is
2.564   120,565       1985          59.5%          10/1/2005     6,464      Sq. Ft.          1,030,000           As Is
2.565   119,980       1983          44.6%          10/1/2005     4,860      Sq. Ft.          1,025,000           As Is
2.566   119,763       1985          56.4%          10/1/2005     4,828      Sq. Ft.          1,040,316           As Is
2.567   119,607        NAV          83.1%          10/1/2005     3,697      Sq. Ft.            941,302           As Is
2.568   119,482       1984          52.7%          10/1/2005     4,950      Sq. Ft.          1,161,514           As Is
2.569   118,870       1988          46.0%          10/1/2005     6,260      Sq. Ft.            989,213           As Is
2.570   117,454       1980          75.2%          10/1/2005     4,629      Sq. Ft.            951,998           As Is
2.571   117,448       1985          43.3%          10/1/2005     4,860      Sq. Ft.            930,592           As Is
2.572   117,225       1984          45.5%          10/1/2005     4,860      Sq. Ft.          1,154,059           As Is
2.573   117,140       1986          91.7%          10/1/2005     4,698      Sq. Ft.          1,022,585           As Is
2.574   117,054       1988          87.7%          10/1/2005     4,978      Sq. Ft.          1,000,000           As Is
2.575   117,054       1984          51.7%          10/1/2005     4,860      Sq. Ft.          1,000,000           As Is
2.576   117,054       1984          52.1%          10/1/2005     4,881      Sq. Ft.          1,000,000           As Is
2.577   117,054       1980          63.3%          10/1/2005     4,654      Sq. Ft.          1,000,000           As Is
2.578   117,054       2000          63.6%          10/1/2005     5,300      Sq. Ft.          1,000,000           As Is
2.579   117,054       1987          61.7%          10/1/2005     4,739      Sq. Ft.          1,000,000           As Is
2.580   117,054       1985          68.3%          10/1/2005     4,860      Sq. Ft.          1,000,000           As Is
2.581   117,054       1984          84.1%          10/1/2005     4,978      Sq. Ft.          1,000,000           As Is
2.582   117,054       1984          75.0%          10/1/2005     4,974      Sq. Ft.          1,000,000           As Is
2.583   117,054       1984          65.8%          10/1/2005     4,972      Sq. Ft.          1,000,000           As Is
2.584   117,054       1983          79.1%          10/1/2005     4,975      Sq. Ft.          1,000,000           As Is
2.585   117,054       1983          44.8%          10/1/2005    10,412      Sq. Ft.          1,000,000           As Is
2.586   117,054       1982          58.2%          10/1/2005     4,900      Sq. Ft.          1,000,000           As Is
2.587   117,054       1980          80.4%          10/1/2005     7,500      Sq. Ft.          1,000,000           As Is
2.588   116,095       1984          44.0%          10/1/2005     4,975      Sq. Ft.            923,790           As Is
2.589   116,086       1983          58.4%          10/1/2005     5,232      Sq. Ft.          1,026,186           As Is
2.590   115,577       1983          67.0%          10/1/2005     5,241      Sq. Ft.          1,020,928           As Is

                           APPRAISAL                                               OWNERSHIP  GROUND LEASE                 CONDO
  ID     APPRAISAL FIRM   AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION  STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

2.541 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.542 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
2.543 Cushman & Wakefield  10/4/2005        Yes                         First     Fee Simple                     No          No
2.544 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.545 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.546 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
2.547 Cushman & Wakefield  9/16/2005        Yes                         First     Fee Simple                     No          No
2.548 Cushman & Wakefield  9/16/2005        Yes                         First     Fee Simple                     No          No
2.549 Cushman & Wakefield  9/27/2005        Yes                         First     Fee Simple                     No          No
2.550 Cushman & Wakefield 10/25/2005        Yes             14%         First     Fee Simple                     No          No
2.551 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.552 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.553 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.554 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.555 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.556 Cushman & Wakefield 10/14/2005        Yes                         First     Fee Simple                     No          No
2.557 Cushman & Wakefield  10/4/2005        Yes              8%         First     Fee Simple                     No          No
2.558 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
2.559 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.560 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.561 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.562 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.563 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.564 Cushman & Wakefield  9/26/2005        Yes                         First     Fee Simple                     No          No
2.565 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.566 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.567 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.568 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.569 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.570 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.571 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.572 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.573 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.574 Cushman & Wakefield  10/1/2005        Yes                         First     Fee Simple                     No          No
2.575 Cushman & Wakefield  10/5/2005        Yes              8%         First     Fee Simple                     No          No
2.576 Cushman & Wakefield   9/9/2005        Yes                         First     Fee Simple                     No          No
2.577 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.578 Cushman & Wakefield  9/21/2005        Yes                         First     Fee Simple                     No          No
2.579 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.580 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.581 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.582 Cushman & Wakefield  10/6/2005        Yes                         First     Fee Simple                     No          No
2.583 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.584 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.585 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.586 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
2.587 Cushman & Wakefield   9/9/2005        Yes              6%         First     Fee Simple                     No          No
2.588 Cushman & Wakefield 10/25/2005        Yes             10%         First     Fee Simple                     No          No
2.589 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.590 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No

                                                PROPERTY                                       GENERAL
  ID  CENTER # PROPERTY NAME                      COUNT  PROPERTY MANAGER                  PROPERTY TYPE   DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

2.591  300913  KinderCare                          591   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.592  000893  Children's World Learning Center    592   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.593  300525  KinderCare                          593   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.594  300907  KinderCare                          594   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.595  300774  KinderCare                          595   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.596  300920  KinderCare                          596   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.597  073004  Magic Years                         597   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.598  301283  KinderCare                          598   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.599  300803  KinderCare                          599   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.600  300891  KinderCare                          600   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.601  300851  KinderCare                          601   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.602  301037  KinderCare                          602   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.603  300223  KinderCare                          603   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.604  300949  KinderCare                          604   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.605  300932  KinderCare                          605   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.606  300921  KinderCare                          606   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.607  300813  KinderCare                          607   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.608  300811  KinderCare                          608   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.609  300791  KinderCare                          609   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.610  300533  KinderCare                          610   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.611  300790  KinderCare                          611   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.612  301007  KinderCare                          612   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.613  000485  Children's World Learning Center    613   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.614  301307  KinderCare                          614   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.615  300818  KinderCare                          615   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.616  300658  KinderCare                          616   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.617  300670  KinderCare                          617   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.618  300379  KinderCare                          618   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.619  301247  KinderCare                          619   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.620  300942  KinderCare                          620   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.621  300737  KinderCare                          621   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.622  301403  KinderCare                          622   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.623  300152  KinderCare                          623   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.624  301129  KinderCare                          624   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.625  301009  KinderCare                          625   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.626  301268  KinderCare                          626   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.627  301233  KinderCare                          627   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.628  300301  KinderCare                          628   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.629  300923  KinderCare                          629   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.630  301255  KinderCare                          630   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.631  300872  KinderCare                          631   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.632  300936  KinderCare                          632   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.633  300925  KinderCare                          633   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.634  000490  Children's World Learning Center    634   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.635  300819  KinderCare                          635   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.636  000061  Children's World Learning Center    636   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.637  301195  KinderCare                          637   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.638  301150  KinderCare                          638   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.639  300945  KinderCare                          639   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.640  300671  KinderCare                          640   Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                       ORIGINAL
  ID  ADDRESS                         CITY            STATE ZIP CODE BALANCE ($) CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------------------------------------------------

2.591 3800 Basswood Boulevard         Fort Worth        TX    76137    134,374            134,038
2.592 4344 Winchester Rd.             Memphis           TN    38118    134,080            133,745
2.593 35 Broadacres Drive             Clementon         NJ    08021    133,544            133,210
2.594 2901 Ridge Road                 South Park        PA    15129    133,543            133,209
2.595 3225 Holiday Springs Boulevard  Margate           FL    33064    133,384            133,050
2.596 4035 Goldenrod Road             Winter Park       FL    32792    132,747            132,415
2.597 3 Mill Street                   Pittston          PA    18640    132,706            132,375
2.598 3701 Vartan Way                 Harrisburg        PA    17110    132,706            132,375
2.599 15990 Elm Street                Omaha             NE    68130    132,293            131,963
2.600 6726 Raymond Road               Madison           WI    53711    132,026            131,696
2.601 123 31st Avenue SE              Puyallup          WA    98374    132,026            131,696
2.602 1990 Main Street                Dunedin           FL    34698    131,125            130,797
2.603 989 Quentin Road                Lebanon           PA    17042    129,803            129,479
2.604 1074 Governour's Square Drive   Centerville       OH    45458    129,304            128,980
2.605 1785 West 7888 South            West Jordan       UT    84088    129,304            128,980
2.606 7597 Concord Lane, Northeast    Bremerton         WA    98311    129,304            128,980
2.607 10450 Southeast 253rd Place     Kent              WA    98031    129,304            128,980
2.608 2916 Auburn Way North           Auburn            WA    98002    129,304            128,980
2.609 4050 South Torrey Pines Drive   Las Vegas         NV    89103    129,304            128,980
2.610 10 Southwest 75th Street        Gainesville       FL    32607    129,304            128,980
2.611 1205 Hylton Heights Road        Manhattan         KS    66502    128,721            128,399
2.612 1188 O'Neal Lane                Baton Rouge       LA    70816    128,079            127,759
2.613 1531 Texas Pkwy.                Missouri City     TX    77459    127,942            127,623
2.614 2941 Ridgeway Road              Memphis           TN    38115    125,901            125,586
2.615 2258 Hillcrest Road             Mobile            AL    36695    125,684            125,370
2.616 151 Low Street                  Newburyport       MA    01950    125,132            124,819
2.617 683 Pleasant Street             East Weymouth     MA    02189    123,449            123,141
2.618 260 North Merchants Drive       Oswego            IL    60543    123,238            122,930
2.619 494 Chapel Road                 South Windsor     CT    06074    122,498            122,192
2.620 4040 Acushnet Drive             Corpus Christi    TX    78413    122,498            122,192
2.621 9959 Arborwood Drive            Cincinnati        OH    45251    122,498            122,192
2.622 1752 West Lamar Alexander Park  Maryville         TN    37801    122,498            122,192
2.623 505 12th Avenue Southeast       Norman            OK    73071    120,956            120,654
2.624 2616 Harwood Road               Bedford           TX    76021    120,517            120,216
2.625 15170 Judson Road               San Antonio       TX    78247    119,776            119,476
2.626 205 Bedford Way                 Franklin          TN    37064    119,714            119,414
2.627 6000 Bartlett Center Drive      Bartlett          TN    38134    119,700            119,401
2.628 3971 West 178th Place           Country Club Hl   IL    60478    119,381            119,082
2.629 53 Milford Road                 Hudson            OH    44236    119,345            119,046
2.630 771 Walnut Knoll Lane           Cordova           TN    38018    119,161            118,863
2.631 391 Meeting House Road          Bridgeville       PA    15017    119,095            118,798
2.632 2611 Wilhite Drive              Lexington         KY    40503    118,522            118,226
2.633 25 Country Woods Drive          Indianapolis      IN    46217    118,415            118,119
2.634 2526 Walnut Bend                Houston           TX    77042    118,415            118,119
2.635 2333 Crestline Drive            Lawrence          KS    66047    118,344            118,048
2.636 7828 Bellfort                   Houston           TX    77061    117,144            116,851
2.637 6601 East W.T. Harris Boulevard Charlotte         NC    28215    117,054            116,761
2.638 3349 Big Springs Road           Garland           TX    75044    117,006            116,714
2.639 9501 West Coal Mine Avenue      Littleton         CO    80123    116,344            116,053
2.640 225 Washington Street           Woburn            MA    01801    115,813            115,523

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
  ID  BALANCE ($)  YEAR BUILT        RATE         MOST RECENT   UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
-------------------------------------------------------------------------------------------------------------------------

2.591   115,561       1984          51.2%          10/1/2005    6,510      Sq. Ft.            960,210           As Is
2.592   115,309       1980          49.4%          10/1/2005    8,318      Sq. Ft.          1,020,723           As Is
2.593   114,848       1980          54.0%          10/1/2005    4,500      Sq. Ft.            958,451           As Is
2.594   114,847       1984          46.2%          10/1/2005    4,978      Sq. Ft.            913,826           As Is
2.595   114,710       1983          74.0%          10/1/2005    4,860      Sq. Ft.            994,428           As Is
2.596   114,163       1984          63.4%          10/1/2005    4,990      Sq. Ft.          1,003,061           As Is
2.597   114,127        NAV          91.3%          10/1/2005    5,300      Sq. Ft.            975,000           As Is
2.598   114,127       1988          46.8%          10/1/2005    4,747      Sq. Ft.            975,000           As Is
2.599   113,772       1983          42.9%          10/1/2005    4,900      Sq. Ft.            899,892           As Is
2.600   113,542       1984          82.7%          10/1/2005    4,978      Sq. Ft.            970,000           As Is
2.601   113,542       1984          62.1%          10/1/2005    4,978      Sq. Ft.            970,000           As Is
2.602   112,768       1986          71.3%          10/1/2005    4,738      Sq. Ft.            986,722           As Is
2.603   111,631       1977          55.7%          10/1/2005    6,312      Sq. Ft.            928,806           As Is
2.604   111,201       1985          57.9%          10/1/2005    4,860      Sq. Ft.            950,000           As Is
2.605   111,201       1984          61.0%          10/1/2005    4,860      Sq. Ft.            950,000           As Is
2.606   111,201       1984          74.2%          10/1/2005    4,975      Sq. Ft.            950,000           As Is
2.607   111,201       1984          63.2%          10/1/2005    4,900      Sq. Ft.            950,000           As Is
2.608   111,201       1983          60.4%          10/1/2005    4,989      Sq. Ft.            950,000           As Is
2.609   111,201       1983          78.5%          10/1/2005    4,860      Sq. Ft.            950,000           As Is
2.610   111,201       1980          60.1%          10/1/2005    4,500      Sq. Ft.            950,000           As Is
2.611   110,700       1983          84.1%          10/1/2005    4,999      Sq. Ft.            872,478           As Is
2.612   110,148       1985          64.5%          10/1/2005    4,860      Sq. Ft.            873,904           As Is
2.613   110,031       1979          25.5%          10/1/2005    8,300      Sq. Ft.            940,000           As Is
2.614   108,275       1988          43.0%          10/1/2005    6,313      Sq. Ft.            925,000           As Is
2.615   108,088       1983          51.4%          10/1/2005    4,900      Sq. Ft.            855,923           As Is
2.616   107,614       1980          54.9%          10/1/2005    5,100      Sq. Ft.            849,325           As Is
2.617   106,166       1980          96.5%          10/1/2005    4,488      Sq. Ft.            798,609           As Is
2.618   105,984       1979          50.7%          10/1/2005    4,654      Sq. Ft.            866,169           As Is
2.619   105,348       1988          78.2%          10/1/2005    4,738      Sq. Ft.            900,000           As Is
2.620   105,348       1981          46.1%          10/1/2005    8,190      Sq. Ft.            900,000           As Is
2.621   105,348       1981          70.4%          10/1/2005    4,900      Sq. Ft.            900,000           As Is
2.622   105,348       1990          74.7%          10/1/2005    6,614      Sq. Ft.            900,000           As Is
2.623   104,022       1977          66.5%          10/1/2005    3,940      Sq. Ft.            798,904           As Is
2.624   103,645       1986          39.2%          10/1/2005    6,000      Sq. Ft.            860,145           As Is
2.625   103,007       1985          42.8%          10/1/2005    6,942      Sq. Ft.            880,000           As Is
2.626   102,954       1988          47.4%          10/1/2005    6,260      Sq. Ft.            858,044           As Is
2.627   102,942       1988          50.7%          10/1/2005    6,313      Sq. Ft.            861,170           As Is
2.628   102,667       1979          70.0%          10/1/2005    4,679      Sq. Ft.            836,102           As Is
2.629   102,636       1984          54.7%          10/1/2005    4,860      Sq. Ft.          1,004,478           As Is
2.630   102,478       1988          68.3%          10/1/2005    6,313      Sq. Ft.            852,099           As Is
2.631   102,422       1984          72.0%          10/1/2005    4,860      Sq. Ft.            875,000           As Is
2.632   101,929       1984          56.6%          10/1/2005    4,254      Sq. Ft.            782,091           As Is
2.633   101,837       1985          55.6%          10/1/2005    4,978      Sq. Ft.            870,000           As Is
2.634   101,837       1995          58.7%          10/1/2005    7,500      Sq. Ft.            870,000           As Is
2.635   101,776       1983          63.8%          10/1/2005    4,900      Sq. Ft.            808,317           As Is
2.636   100,744       1973          51.2%          10/1/2005    7,125      Sq. Ft.            857,346           As Is
2.637   100,666       1987          48.8%          10/1/2005    6,260      Sq. Ft.            860,000           As Is
2.638   100,625       1987          52.5%          10/1/2005    5,880      Sq. Ft.            833,587           As Is
2.639   100,055       1985          47.7%          10/1/2005    5,024      Sq. Ft.            780,216           As Is
2.640    99,599       1980          51.5%          10/1/2005    5,120      Sq. Ft.            795,051           As Is

                           APPRAISAL                                               OWNERSHIP  GROUND LEASE                 CONDO
  ID     APPRAISAL FIRM   AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION  STRUCTURE MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

2.591 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.592 Cushman & Wakefield 10/25/2005        Yes              7%         First     Fee Simple                     No          No
2.593 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.594 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.595 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.596 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.597 Cushman & Wakefield  9/16/2005        Yes                         First     Fee Simple                     No          No
2.598 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.599 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.600 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.601 Cushman & Wakefield  10/6/2005        Yes              8%         First     Fee Simple                     No          No
2.602 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.603 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.604 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
2.605 Cushman & Wakefield  9/26/2005        Yes              9%         First     Fee Simple                     No          No
2.606 Cushman & Wakefield  9/24/2005        Yes             11%         First     Fee Simple                     No          No
2.607 Cushman & Wakefield  10/5/2005        Yes             10%         First     Fee Simple                     No          No
2.608 Cushman & Wakefield  9/26/2005        Yes             10%         First     Fee Simple                     No          No
2.609 Cushman & Wakefield  9/21/2005        Yes                         First     Fee Simple                     No          No
2.610 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.611 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.612 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.613 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.614 Cushman & Wakefield   9/9/2005        Yes              5%         First     Fee Simple                     No          No
2.615 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.616 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.617 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.618 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.619 Cushman & Wakefield  9/28/2005        Yes                         First     Fee Simple                     No          No
2.620 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.621 Cushman & Wakefield  10/3/2005        Yes                         First     Fee Simple                     No          No
2.622 Cushman & Wakefield  9/23/2005        Yes                         First     Fee Simple                     No          No
2.623 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.624 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.625 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.626 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.627 Cushman & Wakefield 10/25/2005        Yes              5%         First     Fee Simple                     No          No
2.628 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.629 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.630 Cushman & Wakefield 10/25/2005        Yes              5%         First     Fee Simple                     No          No
2.631 Cushman & Wakefield  10/1/2005        Yes                         First     Fee Simple                     No          No
2.632 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.633 Cushman & Wakefield  9/30/2005        Yes                         First     Fee Simple                     No          No
2.634 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.635 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.636 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.637 Cushman & Wakefield 10/13/2005        Yes                         First     Fee Simple                     No          No
2.638 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.639 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.640 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No

                                                PROPERTY                                      GENERAL
  ID  CENTER # PROPERTY NAME                     COUNT   PROPERTY MANAGER                  PROPERTY TYPE   DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

2.641  300868  KinderCare                          641   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.642  300901  KinderCare                          642   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.643  000548  Children's World Learning Center    643   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.644  000813  Children's World Learning Center    644   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.645  300910  KinderCare                          645   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.646  300830  KinderCare                          646   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.647  301260  KinderCare                          647   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.648  300955  KinderCare                          648   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.649  300912  KinderCare                          649   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.650  300342  KinderCare                          650   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.651  300870  KinderCare                          651   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.652  300837  KinderCare                          652   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.653  300905  KinderCare                          653   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.654  300954  KinderCare                          654   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.655  300863  KinderCare                          655   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.656  300896  KinderCare                          656   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.657  300331  KinderCare                          657   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.658  300764  KinderCare                          658   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.659  301272  KinderCare                          659   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.660  301059  KinderCare                          660   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.661  300309  KinderCare                          661   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.662  300841  KinderCare                          662   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.663  300371  KinderCare                          663   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.664  301208  KinderCare                          664   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.665  000719  Children's World Learning Center    665   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.666  000023  Children's World Learning Center    666   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.667  000455  Children's World Learning Center    667   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.668  000063  Children's World Learning Center    668   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.669  301164  KinderCare                          669   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.670  300170  KinderCare                          670   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.671  300674  KinderCare                          671   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.672  300215  KinderCare                          672   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.673  300184  KinderCare                          673   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.674  305011  Kids Choice                         674   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.675  300815  KinderCare                          675   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.676  300665  KinderCare                          676   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.677  000361  Children's World Learning Center    677   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.678  300725  KinderCare                          678   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.679  300345  KinderCare                          679   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.680  300951  KinderCare                          680   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.681  300021  KinderCare                          681   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.682  300864  KinderCare                          682   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.683  000213  KinderCare                          683   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.684  000262  Children's World Learning Center    684   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.685  000161  Children's World Learning Center    685   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.686  300847  KinderCare                          686   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.687  300869  KinderCare                          687   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.688  301258  KinderCare                          688   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.689  300056  KinderCare                          689   Greenstreet Realty Partners, L.P.     Other     Child Development Centers
2.690  300829  KinderCare                          690   Greenstreet Realty Partners, L.P.     Other     Child Development Centers

                                                                      ORIGINAL    CUT-OFF DATE
  ID   ADDRESS                      CITY               STATE ZIP CODE BALANCE ($)  BALANCE ($)
----------------------------------------------------------------------------------------------

2.641 1321 Freedom Road             Cranberry Township  PA     16066    115,693      115,403
2.642 1561 Henthorne Drive          Maumee              OH     43537    114,550      114,264
2.643 1321 Northwest Highway        Garland             TX     75041    114,157      113,872
2.644 4715 S. 12th St.              Tacoma              WA     98405    112,347      112,066
2.645 610 West Shasta Way           Spokane             WA     99208    112,290      112,009
2.646 422 North Mullan Road         Spokane Valley      WA     99206    112,290      112,009
2.647 1025 Jackson Road             Goodlettsville      TN     37072    112,290      112,009
2.648 8895 Norwin Avenue            N. Huntingdon       PA     15642    112,290      112,009
2.649 3890 Northridge Drive         Rockford            IL     61114    112,290      112,009
2.650 4934 Webb Road                Tampa               FL     33615    110,088      109,813
2.651 190 Northland Drive           Medina              OH     44256    109,219      108,946
2.652 2108 East Locust Street       Davenport           IA     52803    109,163      108,890
2.653 1250 Elliott Drive            Middletown          OH     45044    109,110      108,837
2.654 980 North Main Street         Greensburg          PA     15601    108,887      108,615
2.655 South 205 Sullivan Road       Veradale            WA     99037    108,887      108,615
2.656 1100 Rocky Mountain Way       Fort Collins        CO     80526    108,442      108,171
2.657 1420 Taney Avenue             Frederick           MD     21701    108,394      108,123
2.658 1139 South Alkire Street      Lakewood            CO     80228    105,685      105,421
2.659 410 Swiss Avenue              Nashville           TN     37211    105,484      105,221
2.660 821 North Woods Chapel Road   Blue Springs        MO     64015    105,484      105,221
2.661 401 South 40th Avenue         Hattiesburg         MS     39402    104,698      104,437
2.662 4351 Carter Creek Parkway     Bryan               TX     77802    103,307      103,049
2.663 1100 Lyndon Lane              Louisville          KY     40222    102,587      102,330
2.664 138 Maple Row Boulevard       Hendersonville      TN     37075    102,082      101,827
2.665 25761 Greenfield Rd.          Southfield          MI     48075    102,082      101,827
2.666 6255 Simms St.                Arvada              CO     80004    102,056      101,801
2.667 1204 Mesa Rd.                 Colorado Springs    CO     80904    100,789      100,537
2.668 937 Bunker Hill               Houston             TX     77024    100,721      100,469
2.669 11501 Toepperwein Road        San Antonio         TX     78233    100,721      100,469
2.670 1404 South Highway 7          Blue Springs        MO     64015    100,654      100,403
2.671 201 Cooley Street             Springfield         MA     01128    100,551      100,299
2.672 6603 Idlewild Road            Charlotte           NC     28212     97,998       97,753
2.673 3107 Cook Road                St. Joseph          MO     64506     96,703       96,462
2.674 2986 Victoria Street          Bettendorf          IA     52722     95,276       95,038
2.675 3316 Blackhawk Road           Rock Island         IL     61201     95,276       95,038
2.676 832 Lynn Fells Parkway        Melrose             MA     02176     95,276       95,038
2.677 4771 Andrew Jackson Pkwy.     Hermitage           TN     37076     95,276       95,038
2.678 7460 Kimberly Boulevard       N. Lauderdale       FL     33068     94,842       94,605
2.679 699 Pointe South Parkway      Jonesboro           GA     60236     93,852       93,617
2.680 10711 Millridge North Drive   Houston             TX     77070     92,519       92,288
2.681 750 Loder Street              Prattville          AL     36067     91,874       91,644
2.682 8787 Timber Path              San Antonio         TX     78250     91,464       91,235
2.683 12525 Whittington Dr.         Houston             TX     77077     91,193       90,965
2.684 29375 Halsted Rd.             Farmington Hills    MI     48331     90,060       89,835
2.685 16610 Sea Lark Rd.            Houston             TX     77062     89,881       89,656
2.686 8980 Guilbeau Road            San Antonio         TX     78250     89,467       89,243
2.687 103 North Fountain Park Drive Allen               TX     75002     88,945       88,722
2.688 8908 Bluegrass Road           Knoxville           TN     37922     88,471       88,250
2.689 20675 Silver Springs Drive    Northville          MI     48167     88,187       87,967
2.690 8703 Antoine Drive            Houston             TX     77088     86,520       86,304

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
  ID  BALANCE ($)  YEAR BUILT        RATE         MOST RECENT   UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
-------------------------------------------------------------------------------------------------------------------------

2.641   99,496        1984          86.8%          10/1/2005    4,978       Sq. Ft.          850,000            As Is
2.642   98,513        1985          57.5%          10/1/2005    4,860       Sq. Ft.          976,743            As Is
2.643   98,175        1974          31.4%          10/1/2005    7,800       Sq. Ft.          866,396            As Is
2.644   96,619        1981          40.2%          10/1/2005    4,000       Sq. Ft.          722,173            As Is
2.645   96,569        1984          59.4%          10/1/2005    4,978       Sq. Ft.          825,000            As Is
2.646   96,569        1984          72.4%          10/1/2005    4,860       Sq. Ft.          825,000            As Is
2.647   96,569        1988          61.1%          10/1/2005    6,260       Sq. Ft.          825,000            As Is
2.648   96,569        1985          91.8%          10/1/2005    4,978       Sq. Ft.          825,000            As Is
2.649   96,569        1984          70.9%          10/1/2005    4,978       Sq. Ft.          825,000            As Is
2.650   94,676        1979          59.2%          10/1/2005    4,524       Sq. Ft.          819,328            As Is
2.651   93,928        1984          47.4%          10/1/2005    4,860       Sq. Ft.          942,477            As Is
2.652   93,880        1983          39.9%          10/1/2005    3,740       Sq. Ft.          697,106            As Is
2.653   93,835        1984          56.9%          10/1/2005    4,900       Sq. Ft.          938,962            As Is
2.654   93,643        1985          72.9%          10/1/2005    4,860       Sq. Ft.          800,000            As Is
2.655   93,643        1984          64.8%          10/1/2005    4,978       Sq. Ft.          800,000            As Is
2.656   93,260        1984          33.9%          10/1/2005    4,870       Sq. Ft.          723,009            As Is
2.657   93,219        1979          71.7%          10/1/2005    5,414       Sq. Ft.          863,201            As Is
2.658   90,889        1983          40.8%          10/1/2005    4,995       Sq. Ft.          706,861            As Is
2.659   90,717        1989          64.2%          10/1/2005    6,260       Sq. Ft.          775,000            As Is
2.660   90,717        1985          74.7%          10/1/2005    4,700       Sq. Ft.          775,000            As Is
2.661   90,041        1979          49.6%          10/1/2005    4,625       Sq. Ft.          694,747            As Is
2.662   88,844        1983          56.1%          10/1/2005    6,048       Sq. Ft.          740,542            As Is
2.663   88,225        1979          55.9%          10/1/2005    4,680       Sq. Ft.          684,364            As Is
2.664   87,790        1988          64.3%          10/1/2005    6,260       Sq. Ft.          750,000            As Is
2.665   87,790        1978          87.6%          10/1/2005    3,000       Sq. Ft.          750,000            As Is
2.666   87,768        1982          54.0%          10/1/2005    4,692       Sq. Ft.          661,146            As Is
2.667   86,678        1973          38.5%          10/1/2005    6,000       Sq. Ft.          688,279            As Is
2.668   86,620        1972          27.2%          10/1/2005    7,392       Sq. Ft.          740,000            As Is
2.669   86,620        1986          50.7%          10/1/2005    5,880       Sq. Ft.          740,000            As Is
2.670   86,563        1977          90.3%          10/1/2005    4,700       Sq. Ft.          657,711            As Is
2.671   86,474        1980          74.8%          10/1/2005    4,590       Sq. Ft.          666,342            As Is
2.672   84,279        1971          59.2%          10/1/2005    6,292       Sq. Ft.          720,000            As Is
2.673   83,165        1977          54.3%          10/1/2005    4,600       Sq. Ft.          636,557            As Is
2.674   81,938        1993          57.9%          10/1/2005    3,336       Sq. Ft.          700,000            As Is
2.675   81,938        1983          65.9%          10/1/2005    3,910       Sq. Ft.          700,000            As Is
2.676   81,938        1980          91.5%          10/1/2005    3,570       Sq. Ft.          700,000            As Is
2.677   81,938        1980          92.1%          10/1/2005    7,800       Sq. Ft.          700,000            As Is
2.678   81,564        1981          62.5%          10/1/2005    3,775       Sq. Ft.          693,532            As Is
2.679   80,712        1979          60.0%          10/1/2005    4,250       Sq. Ft.          608,973            As Is
2.680   79,566        1985          42.0%          10/1/2005    4,900       Sq. Ft.          625,060            As Is
2.681   79,011        1972          55.5%          10/1/2005    5,257       Sq. Ft.          675,000            As Is
2.682   78,659        1984          37.6%          10/1/2005    4,978       Sq. Ft.          620,573            As Is
2.683   78,426        1971          52.3%          10/1/2005    7,380       Sq. Ft.          670,000            As Is
2.684   77,452        1978          64.4%          10/1/2005    4,200       Sq. Ft.          888,673            As Is
2.685   77,298        1972          34.4%          10/1/2005    7,015       Sq. Ft.          667,260            As Is
2.686   76,942        1984          58.8%          10/1/2005    4,978       Sq. Ft.          603,062            As Is
2.687   76,493        1984          75.9%          10/1/2005    4,978       Sq. Ft.          596,531            As Is
2.688   76,085        1988          65.0%          10/1/2005    6,260       Sq. Ft.          650,000            As Is
2.689   75,841        1974          51.4%          10/1/2005    4,655       Sq. Ft.          828,715            As Is
2.690   74,407        1984          44.3%          10/1/2005    4,900       Sq. Ft.          583,643            As Is

                           APPRAISAL                                              OWNERSHIP   GROUND LEASE                 CONDO
  ID     APPRAISAL FIRM   AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION STRUCTURE  MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

2.641 Cushman & Wakefield  10/1/2005        Yes                         First     Fee Simple                     No          No
2.642 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.643 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.644 Cushman & Wakefield 10/25/2005        Yes             10%         First     Fee Simple                     No          No
2.645 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.646 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.647 Cushman & Wakefield   9/9/2005        Yes                         First     Fee Simple                     No          No
2.648 Cushman & Wakefield  10/1/2005        Yes                         First     Fee Simple                     No          No
2.649 Cushman & Wakefield  9/27/2005        Yes                         First     Fee Simple                     No          No
2.650 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.651 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.652 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.653 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.654 Cushman & Wakefield  10/1/2005        Yes                         First     Fee Simple                     No          No
2.655 Cushman & Wakefield  9/13/2005        Yes                         First     Fee Simple                     No          No
2.656 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.657 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.658 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.659 Cushman & Wakefield   9/8/2005        Yes                         First     Fee Simple                     No          No
2.660 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.661 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.662 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.663 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.664 Cushman & Wakefield   9/9/2005        Yes                         First     Fee Simple                     No          No
2.665 Cushman & Wakefield  10/7/2005        Yes                         First     Fee Simple                     No          No
2.666 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.667 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.668 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.669 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.670 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.671 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.672 Cushman & Wakefield 10/13/2005        Yes                         First     Fee Simple                     No          No
2.673 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.674 Cushman & Wakefield  9/11/2005        Yes                         First     Fee Simple                     No          No
2.675 Cushman & Wakefield 10/11/2005        Yes                         First     Fee Simple                     No          No
2.676 Cushman & Wakefield  9/16/2005        Yes                         First     Fee Simple                     No          No
2.677 Cushman & Wakefield   9/8/2005        Yes                         First     Fee Simple                     No          No
2.678 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.679 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.680 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.681 Cushman & Wakefield  9/14/2005        Yes                         First     Fee Simple                     No          No
2.682 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.683 Cushman & Wakefield  10/5/2005        Yes                         First     Fee Simple                     No          No
2.684 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.685 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.686 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.687 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.688 Cushman & Wakefield  9/23/2005        Yes                         First     Fee Simple                     No          No
2.689 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No
2.690 Cushman & Wakefield 10/25/2005        Yes                         First     Fee Simple                     No          No

                                                PROPERTY                                       GENERAL
 ID   CENTER # PROPERTY NAME                     COUNT   PROPERTY MANAGER                  PROPERTY TYPE  DETAILED PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

2.691  000633  Children's World Learning Center    691   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.692  300065  KinderCare                          692   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.693  300689  KinderCare                          693   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.694  300545  KinderCare                          694   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.695  000547  Children's World Learning Center    695   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.696  000068  Children's World Learning Center    696   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.697  070220  Children's Discovery Center         697   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.698  300788  KinderCare                          698   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.699  070210  Children's Discovery Center         699   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.700  301033  KinderCare                          700   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.701  300802  KinderCare                          701   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.702  000637  KinderCare                          702   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.703  300859  KinderCare                          703   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.704  300375  KinderCare                          704   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.705  300195  KinderCare                          705   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.706  300160  KinderCare                          706   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.707  301023  KinderCare                          707   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.708  300771  KinderCare                          708   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.709  300563  KinderCare                          709   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.710  000230  Children's World Learning Center    710   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.711  300297  KinderCare                          711   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.712  300210  KinderCare                          712   Greenstreet Realty Partners, L.P.      Other    Child Development Centers
2.713  071233  Children's Discovery Center         713   Greenstreet Realty Partners, L.P.      Other    Child Development Centers

                                                                  ORIGINAL   CUT-OFF DATE
 ID   ADDRESS                      CITY           STATE ZIP CODE BALANCE ($)  BALANCE ($)
-----------------------------------------------------------------------------------------

2.691 4012 Adair Ave. North        Robbinsdale      MN    55422    85,068       84,855
2.692 3025 Buckboard Road          Montgomery       AL    36116    85,044       84,831
2.693 73 Harrington Road           Framingham       MA    01701    81,665       81,461
2.694 5900 Northwest Prairie View  Kansas City      MO    64151    81,665       81,461
2.695 2174 S. 96th St.             West Allis       WI    53227    78,292       78,096
2.696 592 Bell Rd.                 Antioch          TN    37013    76,878       76,686
2.697 1544 Byam Road               Cheshire         CT    06410    73,499       73,315
2.698 6826 Everhardt Road          Corpus Christi   TX    78413    73,499       73,315
2.699 Route 25                     Brookfield       CT    06804    72,138       71,957
2.700 3410 Garth Road              Baytown          TX    77521    70,777       70,600
2.701 14614 Wallisville Road       Houston          TX    77049    70,777       70,600
2.702 27975 Eureka Rd.             Romulus          MI    48174    68,055       67,884
2.703 7702 Fairbanks North Houston Houston          TX    77040    68,055       67,884
2.704 4630 Nelson Road             Lake Charles     LA    70605    68,055       67,884
2.705 12002 Beamer Road            Houston          TX    77089    68,055       67,884
2.706 8643 Raytown Road            Raytown          MO    64138    65,332       65,169
2.707 4305 Mustang Avenue          Rosenberg        TX    77471    62,610       62,454
2.708 2911 Wood River Drive        Spring           TX    77373    62,610       62,454
2.709 4706 Broadmoor Drive         Meridian         MS    39305    47,638       47,519
2.710 1875 Ebert Ave.              Kettering        OH    45439    47,638       47,519
2.711 1239 Sloan Street            Murfreesboro     TN    37130    43,555       43,446
2.712 9200 Gulf Park Drive         Knoxville        TN    37923    43,555       43,446
2.713 1300 N. State St.            Augusta          KS    67010    43,555       43,446

        MATURITY  YEAR OPENED/ TTM UTILIZATION UTILIZATION DATE
  ID  BALANCE ($)  YEAR BUILT        RATE         MOST RECENT   UNITS MEASUREMENT UNIT APPRAISED VALUE ($) APPRAISAL TYPE
-------------------------------------------------------------------------------------------------------------------------

2.691   73,159        1970           40.8%         10/1/2005    3,600       Sq. Ft.          625,000           As Is
2.692   73,138        1974           53.0%         10/1/2005    4,669       Sq. Ft.          556,621           As Is
2.693   70,232        1980           94.2%         10/1/2005    3,468       Sq. Ft.          600,000           As Is
2.694   70,232        1980           60.6%         10/1/2005    4,679       Sq. Ft.          600,000           As Is
2.695   67,331        1978           28.3%         10/1/2005    4,500       Sq. Ft.          897,658           As Is
2.696   66,115        1979          102.2%         10/1/2005    6,130       Sq. Ft.          542,372           As Is
2.697   63,209         NAV           63.1%         10/1/2005    3,500       Sq. Ft.          540,000           As Is
2.698   63,209        1983           69.3%         10/1/2005    4,900       Sq. Ft.          540,000           As Is
2.699   62,038        1987           41.0%         10/1/2005    3,456       Sq. Ft.          530,000           As Is
2.700   60,868        1985           50.7%         10/1/2005    4,920       Sq. Ft.          520,000           As Is
2.701   60,868        1983           55.6%         10/1/2005    4,950       Sq. Ft.          520,000           As Is
2.702   58,527        1973           67.5%         10/1/2005    1,600       Sq. Ft.          500,000           As Is
2.703   58,527        1984           43.7%         10/1/2005    4,900       Sq. Ft.          500,000           As Is
2.704   58,527        1979           81.1%         10/1/2005    4,625       Sq. Ft.          475,000           As Is
2.705   58,527        1977           71.1%         10/1/2005    5,159       Sq. Ft.          500,000           As Is
2.706   56,186        1977           75.4%         10/1/2005    4,600       Sq. Ft.          480,000           As Is
2.707   53,845        1985           77.2%         10/1/2005    4,860       Sq. Ft.          460,000           As Is
2.708   53,845        1983           57.6%         10/1/2005    4,900       Sq. Ft.          460,000           As Is
2.709   40,969        1980           57.2%         10/1/2005    4,670       Sq. Ft.          350,000           As Is
2.710   40,969        1972           58.5%         10/1/2005    2,500       Sq. Ft.          350,000           As Is
2.711   37,457        1979           60.3%         10/1/2005    4,700       Sq. Ft.          320,000           As Is
2.712   37,457        1977           63.4%         10/1/2005    4,634       Sq. Ft.          320,000           As Is
2.713   37,457         NAV           56.0%         10/1/2005    5,500       Sq. Ft.          320,000           As Is

                           APPRAISAL                                              OWNERSHIP   GROUND LEASE                 CONDO
  ID     APPRAISAL FIRM   AS OF DATE SEISMIC INSURANCE SEISMIC PML% LIEN POSITION STRUCTURE  MATURITY DATE TIC STRUCTURE STRUCTURE
----------------------------------------------------------------------------------------------------------------------------------

2.691 Cushman & Wakefield  9/29/2005       Yes                         First      Fee Simple                    No          No
2.692 Cushman & Wakefield 10/25/2005       Yes                         First      Fee Simple                    No          No
2.693 Cushman & Wakefield  9/30/2005       Yes                         First      Fee Simple                    No          No
2.694 Cushman & Wakefield  10/7/2005       Yes                         First      Fee Simple                    No          No
2.695 Cushman & Wakefield 10/25/2005       Yes                         First      Fee Simple                    No          No
2.696 Cushman & Wakefield 10/25/2005       Yes                         First      Fee Simple                    No          No
2.697 Cushman & Wakefield  9/28/2005       Yes                         First      Fee Simple                    No          No
2.698 Cushman & Wakefield  10/7/2005       Yes                         First      Fee Simple                    No          No
2.699 Cushman & Wakefield  9/23/2005       Yes                         First      Fee Simple                    No          No
2.700 Cushman & Wakefield  10/5/2005       Yes                         First      Fee Simple                    No          No
2.701 Cushman & Wakefield  10/5/2005       Yes                         First      Fee Simple                    No          No
2.702 Cushman & Wakefield  10/7/2005       Yes                         First      Fee Simple                    No          No
2.703 Cushman & Wakefield  10/5/2005       Yes                         First      Fee Simple                    No          No
2.704 Cushman & Wakefield  10/8/2005       Yes                         First      Fee Simple                    No          No
2.705 Cushman & Wakefield  10/5/2005       Yes                         First      Fee Simple                    No          No
2.706 Cushman & Wakefield 10/12/2005       Yes                         First      Fee Simple                    No          No
2.707 Cushman & Wakefield  10/4/2005       Yes                         First      Fee Simple                    No          No
2.708 Cushman & Wakefield  10/5/2005       Yes                         First      Fee Simple                    No          No
2.709 Cushman & Wakefield  10/4/2005       Yes                         First      Fee Simple                    No          No
2.710 Cushman & Wakefield  10/3/2005       Yes                         First      Fee Simple                    No          No
2.711 Cushman & Wakefield 10/25/2005       Yes                         First      Fee Simple                    No          No
2.712 Cushman & Wakefield 10/25/2005       Yes                         First      Fee Simple                    No          No
2.713 Cushman & Wakefield  9/15/2005       Yes                         First      Fee Simple                    No          No

PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series by Separate Issuing Entities)

GE COMMERCIAL MORTGAGE CORPORATION
(Depositor)

GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund as issuing entity, consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, and may also include interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. The applicable prospectus supplement may provide that either the certificates of a series or the assets in a trust fund will be guaranteed or insured by a governmental agency or instrumentality or other person. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

You should consider carefully the risk factors beginning on page 16 of this prospectus and in the related prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under ‘‘Method of Distribution’’ and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

The date of this Prospectus is March 3, 2006

TABLE OF CONTENTS

Important Notice About Information Presented in this Prospectus and Each Accompanying Prospectus Supplement	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	16
Limited Liquidity of Your Certificates	16
Limited Assets of Each Trust Fund	16
Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations	17
Limited Nature of Ratings	18
Risks Associated with Certain Mortgage Loans and Mortgaged Properties	19
Borrowers May Be Unable to Make Balloon Payments	20
Credit Support Limitations	21
Leases and Rents	21
Environmental Risks	22
Special Hazard Losses	22
Some Certificates May Not be Appropriate for ERISA Plans	23
Certain Federal Tax Considerations Regarding Residual Certificates	23
Certain Federal Tax Considerations Regarding Original Issue Discount	23
Bankruptcy Proceedings Entail Certain Risks	24
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	24
Delinquent and Non-Performing Mortgage Loans	25
DESCRIPTION OF THE TRUST FUNDS	26
General	26
Mortgage Loans	26
MBS	30
Certificate Accounts	31
Credit Support	31
Cash Flow Agreements	31
YIELD AND MATURITY CONSIDERATIONS	32
General	32
Pass-Through Rate	32
Payment Delays	32
Certain Shortfalls on Collections of Interest	32
Yield and Prepayment Considerations	33
Weighted Average Life and Maturity	34
Controlled Amortization Classes and Companion Classes	35
Other Factors Affecting Yield, Weighted Average Life and Maturity	36
THE DEPOSITOR	38
THE SPONSOR	38
General	38
General Electric Capital Corporation	38
GE Real Estate	39
GE Real Estate’s Securitization Program	40
Underwriting Standards	41
USE OF PROCEEDS	43
DESCRIPTION OF THE CERTIFICATES	44
General	44
Distributions	44
Distributions of Interest on the Certificates	45

Distributions of Principal on the Certificates	46
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	47
Allocation of Losses and Shortfalls	47
Advances in Respect of Delinquencies	47
Reports to Certificateholders	48
Voting Rights	49
Termination	50
Book-Entry Registration and Definitive Certificates	50
DESCRIPTION OF THE POOLING AGREEMENTS	52
General	52
Assignment of Mortgage Loans; Repurchases	52
Representations and Warranties; Repurchases	53
Collection and Other Servicing Procedures	54
Sub-Servicers	54
Special Servicers	55
Certificate Account	55
Modifications, Waivers and Amendments of Mortgage Loans	58
Realization Upon Defaulted Mortgage Loans	58
Hazard Insurance Policies	59
Due-On-Sale and Due-on-Encumbrance Provisions	60
Servicing Compensation and Payment of Expenses	60
Evidence as to Compliance	61
Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor	62
Events of Default	63
Rights Upon Event of Default	63
Amendment	64
List of Certificateholders	64
The Trustee	64
Duties of the Trustee	65
Certain Matters Regarding the Trustee	65
Resignation and Removal of the Trustee	65
DESCRIPTION OF CREDIT SUPPORT	66
General	66
Subordinate Certificates	66
Cross-Support Provisions	66
Insurance or Guarantees with Respect to Mortgage Loans	67
Letter of Credit	67
Certificate Insurance and Surety Bonds	67
Reserve Funds	67
Credit Support with Respect to MBS	68
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	68
General	68
Types of Mortgage Instruments	68
Leases and Rents	69
Personalty	69
Foreclosure	69
Bankruptcy Laws	72
Environmental Risks	75
Due-on-Sale and Due-on-Encumbrance	77

Subordinate Financing	77
Default Interest and Limitations on Prepayments	77
Applicability of Usury Laws	77
Servicemembers Civil Relief Act	78
Type of Mortgaged Property	78
Americans with Disabilities Act	79
Forfeiture for Drug, Rico and Money Laundering Violations	79
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	79
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	79
General	79
Status of REMIC Certificates	80
Qualification as a REMIC	80
Taxation of Regular Certificates	82
General	82
Original Issue Discount	82
Acquisition Premium	85
Variable Rate Regular Certificates	85
Deferred Interest	86
Market Discount	86
Premium	87
Election to Treat All Interest Under the Constant Yield Method	87
Sale or Exchange of Regular Certificates	88
Treatment of Losses	88
Taxation of Residual Certificates	89
Taxation of REMIC Income	89
Basis and Losses	90
Treatment of Certain Items of REMIC Income and Expense	91
Limitations on Offset or Exemption of REMIC Income	92
Tax-Related Restrictions on Transfer of Residual Certificates	93
Sale or Exchange of a Residual Certificate	95
Mark to Market Regulations	96
Taxes That May Be Imposed On The REMIC Pool	96
Prohibited Transactions	96
Contributions to the REMIC Pool After the Startup Day	96
Net Income from Foreclosure Property	97
Liquidation of the REMIC Pool	97
Administrative Matters	97
Limitations on Deduction of Certain Expenses	97
Taxation of Certain Foreign Investors	98
Regular Certificates	98
Residual Certificates	99
Backup Withholding	99
Reporting Requirements	99
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	101
Standard Certificates	101
General	101
Tax Status	101
Premium and Discount	102
Recharacterization of Servicing Fees	102

Sale or Exchange of Standard Certificates	103
Stripped Certificates	104
General	104
Status of Stripped Certificates	105
Taxation of Stripped Certificates	105
Reporting Requirements and Backup Withholding	106
Taxation of Certain Foreign Investors	107
STATE AND OTHER TAX CONSIDERATIONS	107
CERTAIN ERISA CONSIDERATIONS	107
General	107
Plan Asset Regulations	108
Administrative Exemptions	109
Insurance Company General Accounts	109
Unrelated Business Taxable Income; Residual Certificates	109
LEGAL INVESTMENT	110
METHOD OF DISTRIBUTION	112
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	113
LEGAL MATTERS	113
FINANCIAL INFORMATION	113
RATING	113
INDEX OF PRINCIPAL DEFINITIONS	114

Important Notice About Information Presented in this
Prospectus and Each Accompanying Prospectus Supplement

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption ‘‘Index of Principal Definitions’’ beginning on page 107 in this prospectus.

In this prospectus, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to GE Commercial Mortgage Corporation.

If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An index of principal definitions is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor	GE Commercial Mortgage Corporation is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric Company.

Master Servicer	The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the Depositor or a special servicer.

Special Servicer	One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of those units and the related leases; or

•	office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating from a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. If so provided in the related prospectus supplement, the mortgage loans may be guaranteed by a specified person or entity; otherwise the mortgage loans will not be guaranteed by any person or entity. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

•	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

•	may permit defeasance with non-callable U.S. Treasury securities or securities issued by government agencies; and

•	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See ‘‘Description of the Trust Funds—Mortgage Loans’’ in this prospectus.

If specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

•	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

•	certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See ‘‘Description of the Trust Funds—MBS’’ in this prospectus.

B. Certificate Account	Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See ‘‘Description of the Trust Funds—Certificate Accounts’’ and ‘‘Description of the Pooling Agreements
—Certificate Account’’ in this prospectus.

C. Credit Support	If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, surety bonds, guarantees or reserve funds, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See ‘‘Risk Factors—Credit Support Limitations’’, ‘‘Description of the Trust Funds—Credit Support’’ and ‘‘Description of Credit Support’’ in this prospectus.

D. Cash Flow Agreements	If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from the trust fund. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See ‘‘Description of the Trust Funds —Cash Flow Agreements’’ in this prospectus.

Description of Certificates	We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal or interest to be made based on a specified schedule or other methodology, subject to available funds;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund; or

•	provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, floating, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a floating, variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

If so specified in the related prospectus supplement the certificates may be guaranteed or insured by a specified entity. Otherwise, the certificates will not be guaranteed or insured by anyone. See ‘‘Risk Factors—Limited Assets of Each Trust Fund’’ and ‘‘Description of the Certificates’’ in this prospectus.

Distributions of Interest on the Certificates	Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, floating, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See ‘‘Risk Factors—Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations’’, ‘‘Yield and Maturity Considerations’’ and ‘‘Description of the Certificates—Distributions of Interest on the Certificates’’ in this prospectus.

Distributions of Principal of the Certificates	Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

•	be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

•	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

•	be made solely or primarily from distributions on specified mortgage assets or a specified group of mortgage assets in the trust fund; or

•	be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class; provided that with respect to one or more series the related prospectus supplement may specify another distribution priority. See ‘‘Description of the Certificates—Distributions of Principal on the Certificates’’ in this prospectus.

Advances	If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans or to cover property protection expenses, other servicing expenses, or any other items specified in the related prospectus supplement. Any of the advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See ‘‘Description of the Certificates
—Advances in Respect of Delinquencies’’ in this prospectus.

Termination	If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word ‘‘callable.’’ See ‘‘Description of the Certificates —Termination’’ in this prospectus.

Registration of Book-Entry Certificates	If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ and ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus.

Certain Federal Income Tax Consequences	The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more ‘‘real estate mortgage investment conduits’’ (each, a ‘‘REMIC’’) under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See ‘‘Certain Federal Income Tax Consequences’’ in this prospectus.

Certain ERISA Considerations	If you are a fiduciary of any employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the Internal Revenue Code or applicable similar law. See ‘‘Certain ERISA Considerations’’ in this prospectus and ‘‘ERISA Considerations’’ in the related prospectus supplement.

Legal Investment	The applicable prospectus supplement will specify whether the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See ‘‘Legal Investment’’ in this prospectus and in the related prospectus supplement.

Rating	At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See ‘‘Rating’’ in this prospectus and ‘‘Ratings’’ in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under ‘‘RISK FACTORS’’ in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Limited Liquidity of Your Certificates

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See ‘‘Description of the Certificates—Reports to Certificateholders’’ in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

•	The perceived liquidity of the certificates;

•	The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

•	The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

•	The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See ‘‘Description of the Certificates—Termination’’ in this prospectus.

Limited Assets of Each Trust Fund

•	Generally the certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity. However, the prospectus supplement for a series may specify that one or more persons or entities will guarantee or insure the certificates or mortgage assets with respect to such series; and

•	The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield     Considerations

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

•	A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the ‘‘call risk’’ or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of ‘‘extension risk’’ or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the ‘‘call risk’’ and/or ‘‘extension risk’’ that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See ‘‘Yield and Maturity Considerations’’ in this prospectus.

Limited Nature of Ratings

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

•	that principal prepayments on the related mortgage loans will be made;

•	of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

•	of the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See ‘‘Description of Credit Support’’ and ‘‘Rating’’ in this prospectus.

Risks Associated with Certain Mortgage Loans and Mortgaged Properties

A description of risks associated with investments in mortgage loans is included under ‘‘Certain Legal Aspects of Mortgage Loans’’ in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	Changes in general or local economic conditions and/or specific industry segments;

•	Declines in real estate values;

•	Declines in rental or occupancy rates;

•	Increases in interest rates, real estate tax rates and other operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	Acts of God; and

•	Other factors beyond the control of a master servicer.

The type and use of a particular mortgaged property may present additional risk. For instance:

•	Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

•	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	Construction of competing hotels or resorts;

•	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is,

balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

•	The value of the related mortgaged property;

•	The level of available mortgage interest rates at the time of sale or refinancing;

•	The borrower's equity in the related mortgaged property;

•	The financial condition and operating history of the borrower and the related mortgaged property;

•	Tax laws, rent control laws, with respect to certain residential properties;

•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

•	Prevailing general economic conditions; and

•	The availability of credit for loans secured by multifamily or commercial real properties generally.

Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support Limitations

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See ‘‘—Limited Nature of Ratings’’, ‘‘Description of the Certificates’’ and ‘‘Description of Credit Support’’ in this prospectus.

Leases and Rents

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See ‘‘Certain Legal Aspects of Mortgage Loans—Leases and Rents’’ in this prospectus.

Environmental Risks

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at ‘‘off-site’’ locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an ‘‘owner’’ or ‘‘operator’’ for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in this prospectus.

Special Hazard Losses

The master servicer or special servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The applicable servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

•	fire;

•	lightning;

•	explosion;

•	smoke;

•	windstorm and hail; and

•	riot, strike and civil commotion.

Each policy is subject to the conditions and exclusions specified in that policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in this prospectus.

Some Certificates May Not be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See ‘‘Certain ERISA Considerations’’ in this prospectus.

Certain Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a ‘‘real estate mortgage investment conduit’’ for federal income tax purposes (‘‘Residual Certificates’’), you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in ‘‘Federal Income Tax Consequences for REMIC Certificates’’ in this prospectus. Accordingly, under certain circumstances, if you hold Residual Certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as ‘‘excess inclusion’’ income to you, which:

•	generally, will not be subject to offset by losses from other activities;

•	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

•	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of Residual Certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of Residual Certificates, the taxable income arising in a given year on a class of Residual Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of Residual Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with ‘‘original issue discount’’ for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan's repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus.

Delinquent and Non-Performing Mortgage Loans

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See ‘‘Description of the Trust Funds—Mortgage Loans—General’’ in this prospectus.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities (‘‘MBS’’) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the ‘‘Depositor’’) will establish each trust fund. Each trust fund may also include various ancillary assets, such as collection, reserve or escrow accounts, instruments in which the funds in such accounts may be invested, derivative or credit support instruments, and rights under various contracts, such as mortgage loan purchase agreements. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a ‘‘Mortgage Asset Seller’’), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates. If so specified in the related prospectus supplement, the certificates of a series may be guaranteed or insured by a specified entity. Otherwise, the certificates will not be guaranteed or insured by any governmental agency or instrumentality or by any other person. The discussion under the heading ‘‘—Mortgage Loans’’ below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes (the ‘‘Mortgage Notes’’) secured by mortgages, deeds of trust or similar security instruments (the ‘‘Mortgages’’) that create liens on fee or leasehold estates in properties (the ‘‘Mortgaged Properties’’) consisting of:

•	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (‘‘Cooperatives’’), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will exceed the term of the Mortgage Note by at least two years; provided that the related prospectus supplement may specify an alternative required term for such leasehold. The Mortgaged Properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the Mortgaged Properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by Mortgaged Properties located in such other locations or countries. It is anticipated that a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the ‘‘Debt Service Coverage Ratio’’ of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, ‘‘Net Operating Income’’ means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (‘‘Net Leases’’). However, the existence of these ‘‘net of expense’’ provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the ‘‘Loan-to-Value Ratio’’ of a mortgage loan at any given time is the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

•	the Value of the related Mortgaged Property.

The ‘‘Value’’ of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

(a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b) the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

•	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method which calculates the cost of replacing the property at that date,

•	the income capitalization method which projects value based upon the property's projected net cash flow, or

•	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See ‘‘Risk Factors —Risks Associated with Certain Mortgage Loans and Mortgaged Properties’’ and ‘‘—Borrowers May Be Unable to Make Balloon Payments’’ in this prospectus.

Payment Provisions of the Mortgage Loans.    In general, each mortgage loan

•	will provide for scheduled payments of principal, interest or both, to be made on specified dates (‘‘Due Dates’’) that occur monthly, quarterly, semi-annually or annually,

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of that prohibition, a ‘‘Lock-out Period’’ and its date of expiration, a ‘‘Lock-out Date’’) and/or require payment of a premium or a yield maintenance penalty (a ‘‘Prepayment Premium’’) in connection with certain prepayments, or permit defeasance of such mortgage loan, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an ‘‘Equity Participation’’), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

Mortgage Loan Information in Prospectus Supplements.    Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

•	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable mortgage interest rates (‘‘ARM Loans’’), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

•	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties.

MBS

MBS may include:

•	private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

•	certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (‘‘FHLMC’’), the Federal National Mortgage Association (‘‘FNMA’’), the Governmental National Mortgage Association (‘‘GNMA’’) or the Federal Agricultural Mortgage Corporation (‘‘FAMC’’) provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus, or will have such other characteristics as are described in the related prospectus supplement.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an ‘‘MBS Agreement’’). The issuer of the MBS (the ‘‘MBS Issuer’’) and/or the servicer of the underlying mortgage loans (the ‘‘MBS Servicer’’) will have entered into the MBS Agreement, generally with a trustee (the ‘‘MBS Trustee’’) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under ‘‘Description of Credit Support’’ may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

•	the original and remaining term to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate of the MBS or the formula for determining the rates,

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

•	a description of the credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

•	the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under ‘‘—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements’’ above,

•	the characteristics of any cash flow agreements that relate to the MBS,

•	the market price of the MBS and the basis on which the market price was determined; and

•	if the issuer of the MBS is required to file reports under the Securities Exchange Act of 1934, as amended, how to locate such reports of the MBS issuer.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The MBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support (which must be one of the types of credit support identified in this prospectus), the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See ‘‘Risk Factors—Credit Support Limitations’’ and ‘‘Description of Credit Support’’ in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a ‘‘Cash Flow Agreement’’) (which must be one of the types of agreement identified in this prospectus), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See ‘‘Risk Factors—Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations’’ in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls on Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. A ‘‘Due Period’’ is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the ‘‘Determination Date’’) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a ‘‘Prepayment Interest Shortfall’’) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See ‘‘Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses’’ in this prospectus.

Yield and Prepayment Considerations

A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the Mortgaged Properties are located,

•	the quality of management of the Mortgaged Properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment,

•	the existence of Lock-out Periods,

•	requirements that principal prepayments be accompanied by Prepayment Premiums, and

•	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby ‘‘locking in’’ that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term ‘‘prepayment’’ includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (‘‘CPR’’) prepayment model or the Standard Prepayment Assumption (‘‘SPA’’) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Each controlled amortization class will either be a planned amortization class or a targeted amortization class or such other similar class as is described in the prospectus supplement. In general, a planned amortization class has a ‘‘prepayment collar’’, that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb ‘‘excesses’’ or ‘‘shortfalls’’ in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the ‘‘call risk’’ and/or ‘‘extension risk’’ that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See ‘‘—Yield and Prepayment Considerations’’ above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) Excess Funds or (3) any other amounts described in the related prospectus supplement. ‘‘Excess Funds’’ will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word ‘‘callable.’’

THE DEPOSITOR

GE Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets. Additional information regarding the Depositor is set forth in the Prospectus Supplement.

THE SPONSOR

General

The prospectus supplement for each series of certificates will identify the sponsor or sponsors for the related series. It is anticipated that General Electric Capital Corporation (‘‘GECC’’) will be a sponsor or co-sponsor for each series; however if so specified in the related prospectus supplement, GECC may not be a sponsor for a given series. The related prospectus supplement will specify any additional sponsors for a series.

General Electric Capital Corporation

GECC was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, the name of GECC was General Electric Credit Corporation. On July 2, 2001, GECC changed its state of incorporation to Delaware. All of GECC’s outstanding common stock is owned by General Electric Capital Services, Inc., formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned, directly or indirectly, by General Electric Company (‘‘GE’’).

On July 5, 2005, GE reorganized its 11 businesses into six industry-focused businesses. GE’s six operating segments as of July 5, 2005, were as follows: GE Commercial Financial Services; GE Consumer Finance; GE Industrial; GE Infrastructure; GE Healthcare and NBC Universal. GECC operates in four of GE’s operating segments: GE Commercial Financial Services; GE Consumer Finance; GE Industrial; and GE Infrastructure. These operations are subject to a variety of regulations in their respective jurisdictions. Financing and services offered by GECC are diversified, a significant change from the original business of GECC, which was financing distribution and sale of consumer and other GE products. GE manufactures few of the products financed by GECC.

GECC’s services are offered primarily in North America, Europe and Asia. GECC is an affiliate of the Depositor. GECC’s principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927. As of December 31, 2004, GECC employed approximately 76,300.

GE Commercial Financial Services. GE Commercial Financial Services offers a broad range of financial services worldwide. The GE Commercial Financial Services division has expertise in the mid-market, and offers loans, leases and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial and energy-related facilities and equipment; commercial and residential real estate; vehicles; corporate aircraft; and equipment used in many industries, including the construction, manufacturing, telecommunications and healthcare industries. The GE Commercial Financial Services division also provides reinsurance and primary commercial insurance products to insurance companies, as well as financial security solutions to consumers. GECC originates mortgage loans for securitization through GE Real Estate, the commercial real estate segment of the GE Commercial Financial Services division.

GE Consumer Finance. Consumer Finance is a provider of credit products and services to consumers, retailers and auto dealers in 41 countries. The Consumer Finance segment of GECC offers a broad range of financial products, including private-label credit cards; personal loans; bank cards; auto loans, leases and inventory financing; residential mortgages; corporate travel and purchasing cards; debt consolidation loans; home equity loans; and credit and other insurance products for customers on a global basis.

GE Industrial. GE Industrial produces and sells products including consumer appliances, industrial equipment and plastics. GE Industrial also finances business equipment for a wide variety of customer applications.

GE Infrastructure. GE Infrastructure produces and sells, finances and services equipment for the air transportation and energy generation industries. GE Infrastructure also produces, sell and services equipment for the rail transportation and water treatment industries.

GE Real Estate

Through GE Real Estate, GECC has been lending and investing in the commercial real estate industry for over 25 years. As of December 31, 2005, GE Real Estate had total assets in excess of approximately $30 billion, including approximately $661 million of United States (‘‘U.S.’’) commercial and multifamily mortgage loans being held for securitization and approximately $9.6 billion of commercial and multifamily mortgage loans (including both U.S. and non-U.S. loans) being held for investment or other non-securitization purposes. As of December 31, 2004, GE Real Estate had total assets of approximately $34 billion, including approximately $840 million of U.S. commercial and multifamily mortgage loans being held for securitization and approximately $9.6 billion of commercial and multifamily mortgage loans (both U.S. and non-U.S.) being held for investment or other non-securitization purposes. A substantial portion of the assets held by GE Real Estate are located overseas, primarily in Europe and Asia.

As of July 2005, GE Real Estate also includes a division known as Business Property, which originates single tenant and small business loans for its own portfolio and securitization and has total on-book assets of approximately $5.234 billion as of December 31, 2005. Unless expressly stated herein, financial information set forth herein regarding GE Real Estate does not include assets of, or loans originated or securitized by, Business Property.

GE Real Estate originates loans both for its own portfolio and for securitization, utilizing separate execution strategies for such originations. Generally, GE Real Estate has a preference to retain for investment mortgage loans having relatively higher yields and shorter terms, and to securitize mortgage loans having relatively lower yields or longer terms. Mortgage loans originated by GE Real Estate for its own portfolio also may include types of loans that are unsuitable for securitization for various reasons, such as, for example, mortgage loans originated pursuant to a program where such loans initially accrue interest at a floating rate but are later convertible into fixed rate loans or have structural features that would make them difficult or unprofitable to securitize. Such mortgage loans may be included in a securitization at a later time if at such time they comply with securitization criteria. The following table shows total U.S. commercial and multifamily mortgage loans originated for securitization and total U.S. commercial and multifamily loans and certain other investments in commercial and multifamily real estate originated for purposes other than securitization, for the four most recent fiscal years.

Approximate Amounts in $Billions	Total U.S. Commercial/ Multifamily Loans Originated for Securitization	Total U.S. Non-Securitization Loans/Investments* in Commercial/Multifamily Real Estate
Period Ended 12/31/05	3.6	4.7
Year Ended 12/31/04	2.1	3.9
Year ended 12/31/03	1.9	2.7
Year ended 12/31/02	1.5		**

* Includes equity investments and joint ventures in commercial and multifamily real estate, as well as mortgage loans.

** U.S. only information is not available for this period.

GE Real Estate’s Securitization Program

GE Real Estate commenced selling mortgage loans into securitizations in 1997. The total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 1997 was approximately $600 million; it is anticipated that as of December 31, 2005, the total amount of U.S. commercial and multifamily mortgage loans originated by GE Real Estate that were included in securitizations in 2005 will be approximately $3.8 billion. As of December 31, 2005, it is anticipated that GE Real Estate will have originated, in the aggregate since 1997, approximately $16.9 billion of U.S. commercial and multifamily mortgage loans that have been included in securitizations, including approximately $10.4 billion of U.S. fixed rate loans that were included in securitizations in which an affiliate of GECC acted as depositor, approximately $5.7 billion of U.S. fixed rate loans that were included in securitizations in which an unaffiliated entity acted as depositor and approximately $800 million of U.S. floating rate loans that were included in securitizations in which an affiliate acted as depositor. GE Real Estate has also originated mortgage loans in Canada which have been included in securitizations in which an affiliate of Merrill Lynch & Co., Inc. acted as depositor.

The property types that most frequently have secured mortgage loans originated by GE Real Estate for securitization are office, multifamily and retail properties. However, GE Real Estate also originates mortgage loans secured by industrial, manufactured housing, self-storage, hotel, mixed-use and other types of properties for its securitization program, as the business’ needs require. States with the largest concentrations of loans have in the past included California, Texas, Florida and New York; however, each securitization may include other states with significant concentrations.

As a sponsor, through GE Real Estate, GECC originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts as the depositor, which in turn will ultimately transfer such loans to the issuing entity for the securitization. In coordination with the underwriters for each transaction, GECC works with rating agencies, loan sellers, investors and servicers in structuring the securitization transaction.

GECC has acted as sponsor for 18 transactions (two of which were wholly private transactions) in which the Depositor or another affiliate of GECC has acted as depositor. Overall, GECC has contributed approximately 50% of the aggregate principal balance of the mortgage loans included in the Depositor’s and other affiliated depositors’ securitization transactions, with its contributions to public transactions of such depositors ranging from approximately 30% to approximately 70% of the aggregate principal balance of the loans in a transaction. The remainder of the mortgage loans in such securitization transactions were contributed by German American Capital Corporation, Bank of America, National Association and other loan sellers.

GECC has also acted as a loan seller to 12 U.S. commercial mortgage securitization transactions in which affiliates of Credit Suisse, Bank of America, N.A., Merrill Lynch & Co., Inc., JP Morgan Chase and Donaldson, Lufkin & Jenrette, Inc. (which was later acquired by Credit Suisse) acted as depositor.

GEMSA Loan Services, L.P. (‘‘GEMSA’’), which is co-owned by GECC and L.J. Melody & Company, a commercial mortgage banking firm, currently acts as master servicer on 3, and as a primary servicer on 12, of the 18 U.S. securitization transactions in which a GECC affiliate was depositor. GEMSA was also appointed as a primary servicer on 11 of the 12 U.S. securitization transactions to which GECC contributed mortgage loans in which an unaffiliated entity acted as depositor. GEMSA currently acts as servicer only of loans that were originated by GECC or L.J. Melody or are included in securitization transactions in which GECC is a sponsor or an affiliate of the depositor. Servicing contracts on transactions to which GECC contributes mortgage loans are awarded by GECC based on a bidding process.

Third party servicers of securitizations in which GECC is a sponsor are assessed based upon review of collection, reporting, asset management, data back up and compliance procedures and systems. In addition, GECC meets or conducts conference calls with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

Underwriting Standards

General. GECC, through GE Real Estate, originates commercial mortgage loans through approximately 18 offices located throughout the U.S. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

Loans originated by GE Real Estate generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every loan originated by GE Real Estate will comply in all respects with the guidelines.

Loan Analysis. All GE Real Estate credit underwriting is performed by GE Real Estate risk-management employees. GE Real Estate performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. In most cases, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in many cases by staff of a third party accountant and reviewed by GE Real Estate underwriting staff. All anchor leases are reviewed by legal counsel and by GE Real Estate underwriting staff. GE Real Estate also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GE Real Estate requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GE Real Estate staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Generally, underwriting is done prior to the closing of the mortgage loan. There can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.    Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GE Real Estate's underwriting standards generally require the following minimum Debt Service Coverage Ratios and maximum LTV ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Anchored Retail	1.20x	80.0%
Unanchored Retail	1.20x	80.0%
Multifamily	1.20x	80.0%
Office	1.20x	80.0%
Manufactured Housing	1.20x	80.0%
Self Storage	1.20x	80.0%
Industrial/Warehouse	1.20x	80.0%
Hotel	1.30x	75.0%

The Debt Service Coverage Ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in the prospectus supplement and Annex A-1 to the prospectus supplement may differ from the amount calculated at the time of origination. In addition, GE Real Estate's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. In addition, notwithstanding the foregoing, in certain circumstances the actual Debt Service Coverage Ratios, as may be the case with mortgage loans that have performance holdback amounts and letters of credit, and LTV ratios for the mortgage loans originated by GE Real Estate may vary from these guidelines. Moreover, with respect to certain mortgage loans originated by GE Real Estate there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.

See ‘‘Description of the Mortgage Pool’’ in the prospectus supplement and Annex A-1 to the prospectus supplement.

Escrow Requirements. GE Real Estate often requires borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow or provide recourse for such expense. Generally, when escrows are required for mortgage loans originated by GE Real Estate, they are as follows:

• Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GE Real Estate with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

• Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GE Real Estate with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GE Real Estate generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

• Replacement Reserves—Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GE Real Estate in determining Underwritten Net Cash Flow:

Retail	$0.15 per square foot
Multifamily	$200.00-$250.00 per unit
Office	$0.15 per square foot
Manufactured Housing	$30.00-$50.00 per pad
Self Storage	$0.15 per square foot
Industrial/Warehouse	$0.15 per square foot
Hotel	4-5% of revenues

• Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required if so indicated by the building condition report or environmental assessment. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements or remediation to be completed within the first year of the mortgage loan pursuant to the building condition report or environmental assessment is generally required. However, an environmental insurance policy, guaranty or other method of addressing an environmental condition may be accepted in lieu of a reserve fund.

• Re-tenanting—In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets, the payment of expenses and/or to pay dividends to the parent company of the Depositor. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the certificates at a fixed, floating, variable or adjustable rate, including but not limited to a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on a weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, and, in each case, may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate), or a rate based on a percentage or combination of any of the foregoing rates;

•	are senior (collectively, ‘‘Senior Certificates’’) or subordinate (collectively, ‘‘Subordinate Certificates’’) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal or interest of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds;

•	provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund; or

•	provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, ‘‘Definitive Certificates’’) or may be offered in book-entry format (those certificates, ‘‘Book-Entry Certificates’’) through the facilities of The Depository Trust Company (‘‘DTC’’). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See ‘‘Risk Factors—Limited Liquidity of Your Certificates’’ and ‘‘—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. The ‘‘Available Distribution Amount’’ for any series of certificates and any distribution date generally will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date; however if so specified in the related prospectus supplement, a separate available distribution amount may be calculated with respect to one or more separate groups of Mortgage Assets or classes of certificates. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the ‘‘Record Date’’), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and Residual Certificates (‘‘Residual Certificates’’) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, floating, variable or adjustable, including but not limited to a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. The related prospectus supplement will specify whether interest on the certificates of each series will be calculated (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of actual days elapsed and a 360-day year or (iii) on another day count basis.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement (‘‘Accrual Certificates’’), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the ‘‘Accrued Certificate Interest’’ for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances (or a portion thereof) of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under ‘‘Yield and Maturity Considerations—Certain Shortfalls on Collections of Interest’’ in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See ‘‘Risk Factors—Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates generally will be made on a pro rata basis among all of the certificates of that class; provided that the related prospectus supplement may specify another distribution priority.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity     Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, ‘‘Related Proceeds’’) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a ‘‘Nonrecoverable Advance’’); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a ‘‘Distribution Date Statement’’) that will set forth the items provided in the related prospectus supplement, which may include, among other things, in each case to the extent applicable:

•	the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

•	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

•	the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

•	if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

•	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

•	if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

•	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), as are from time to time in force. See, however, ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See ‘‘Description of the Pooling Agreements—Amendment’’ in this prospectus. The holders of specified amounts of certificates of a particular series may also have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer.

See ‘‘Description of the Pooling Agreements—Events of Default’’, ‘‘—Rights Upon Event of Default’’ in this prospectus and ‘‘—Resignation and Removal of the Trustee’’ in the related prospectus supplement.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

•	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking corporation’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (‘‘Participants’’) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. ‘‘Direct Participants’’, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (‘‘Indirect Participants’’).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a ‘‘Certificate Owner’’) is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name’’, and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

With respect to any Book-Entry Certificates, generally the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

•	the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued. The related prospectus supplement may specify other events upon which Definitive Certificates will be issued.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a ‘‘Pooling Agreement’’). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe the material terms that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which generally will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Generally, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. Notwithstanding the foregoing, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (‘‘MERS’’) or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the applicable servicers will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. If that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. The related prospectus supplement may also specify other remedies in respect of a document defect. Subject to any such other remedies specified in a prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, the Mortgage Asset Seller generally will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the ‘‘Warranting Party’’) specified or generally described in the related prospectus supplement, covering, by way of example:

•	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

•	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

•	the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement. Generally, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement or take such other action as may be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Subject to any other remedies specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the ‘‘Servicing Standard’’).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an ‘‘REO Property’’); and maintaining servicing records relating to those mortgage loans; provided, however, that, to the extent specified in the related prospectus supplement, the special servicer for the related series may perform certain of the foregoing activities in lieu of the master servicer. The master servicer or another party specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See ’’Description of Credit Support’’ in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, the master servicer will remain obligated under the related Pooling Agreement, unless another arrangement is set forth in the related prospectus supplement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Generally, each sub-servicing agreement between a master servicer and a sub-servicer (a ‘‘Sub-Servicing Agreement’’) will be required to provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See ‘‘—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent.

A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (‘‘Permitted Investments’’). Interest or other income earned on funds in a certificate account generally will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits. A master servicer, trustee or special servicer generally will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, specified payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date), which generally can be expected to include:

1.    all payments on account of principal, including principal prepayments, on the mortgage loans;

2.    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage)

(collectively, ‘‘Insurance and Condemnation Proceeds’’) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (‘‘Liquidation Proceeds’’), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under ‘‘Description of Credit Support’’ in this prospectus;

5.    any advances of delinquent principal and interest payments made as described under ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ in this prospectus;

6.    any amounts paid under any Cash Flow Agreement, as described under ‘‘Description of the Trust Funds—Cash Flow Agreements’’ in this prospectus;

7.    all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under ‘‘—Assignment of Mortgage Loans; Repurchases’’ and ‘‘—Representations and Warranties; Repurchases’’ in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this prospectus, and all proceeds of any mortgage asset purchased as described under ‘‘Description of the Certificates—Termination’’ in this prospectus (all of the foregoing, also ‘‘Liquidation Proceeds’’);

8.    any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under ‘‘—Servicing Compensation and Payment of Expenses’’ in this prospectus;

9.    to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

10.    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under ‘‘—Hazard Insurance Policies’’ in this prospectus;

11.    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.    any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for the purposes set forth in the related Pooling Agreement, which generally can be expected to include:

1.    to make distributions to the certificateholders on each distribution date;

2.    to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.    to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of or other related payments by the borrower under the particular mortgage loans with respect to which the advances were made, or out of Liquidation Proceeds with respect to such mortgage loans, or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.    to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.    to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.    if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this prospectus;

8.    to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under ‘‘—Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor’’ in this prospectus;

9.    if described in the related prospectus supplement, to pay the fees of the trustee;

10.    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

11.    if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.    if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.    to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.    if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in this prospectus;

16.    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.    to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.    to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on it and (3) will not adversely affect the coverage under any applicable instrument of credit support. A master servicer or special servicer also may agree to any other modification, waiver or amendment permitted by the related Pooling Agreement, which generally will permit such agreement if, in the master servicer’s or special servicer’s judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

Realization Upon Defaulted Mortgage Loans

A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the applicable servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See ‘‘Certain Legal Aspects of Mortgage Loans’’ in this prospectus.

Any Pooling Agreement relating to a trust fund that includes mortgage loans may grant to the loan seller, the special servicer or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any mortgage loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. However, generally the servicer may not acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

1.    the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

2.    there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in this prospectus.

If title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding, or (3) any other exception then exists under current law. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

Hazard Insurance Policies

Each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the

Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or with the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-On-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Generally the master servicer (or in some cases the special servicer) will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. The master servicer (or special servicer) generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See ‘‘Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance’’ in this prospectus.

Servicing Compensation and Payment of Expenses

A portion of the master servicer's compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account and certain other accounts. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See ‘‘Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest’’ in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or the Depositor, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to the Depositor and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The entity serving as master servicer or special servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Generally, the related Pooling Agreement will permit the master servicer or special servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not cause a downgrade, qualification or withdrawal of the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law. This resignation will not become effective until the trustee or a successor servicer has assumed the applicable servicer's obligations and duties under the Pooling Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's errors and omissions, subject to certain limitations and exclusions permitted by the related Pooling Agreement, provided, that if so specified in the related Prospectus Supplement the master servicer and special servicer may be permitted to self-insure or make other arrangements in lieu of providing such coverage.

The Pooling Agreements generally will further provide that none of the master servicer, the special servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining to take any action, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer, the special servicer, nor the Depositor will be protected against any breach of a representation or warranty made in the Pooling Agreement or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their obligations or duties or by reason of negligent disregard of those obligations and duties. The Pooling Agreements generally will further provide that the master servicer, the special servicer, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

•	that such party is specifically required to bear pursuant to the terms of the Pooling Agreement;

•	incurred in connection with any breach of a representation or warranty or covenant made in the Pooling Agreement;

•	incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

•	in the case of the Depositor and its directors, offices, employees and agents, incurred in connection with any violation of any state or federal securities law.

In addition, each Pooling Agreement will provide that neither the master servicer, the special servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related trust fund, and the master servicer, the special servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor from the related certificate account. Any person into which the master servicer, the special servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, special servicer or the Depositor is a party, or any person succeeding to the business of the master servicer, the special servicer or the Depositor, will be the successor of the master servicer, the special servicer or the Depositor, as the case may be, under the related Pooling Agreement; provided, however, that the related Pooling Agreement may require that such merger or consolidation or succession not result in the downgrade, qualification or withdrawal of the ratings of the related series of certificates.

Events of Default

‘‘Events of Default’’ under the related Pooling Agreement will include:

•	any failure by the master servicer or special servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, or to remit into an account, any amount required to be so distributed or remitted, which failure continues unremedied by the related distribution date (or other date specified in the related prospectus supplement);

•	any failure by the master servicer or special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the applicable servicer by the trustee or the Depositor, or to the applicable servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for the related class; and

•	certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer or special servicer and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

Rights Upon Event of Default

If an Event of Default occurs with respect to the master servicer or special servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee (or in the case of a termination of the special servicer, the master servicer) will succeed to all of the responsibilities, duties and liabilities of the applicable servicer under the Pooling Agreement and will be entitled to similar compensation arrangements. Generally, the Pooling Agreements will provide that if the trustee (or in the case of a termination of the special servicer, the master servicer) is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, or if it fails to meet eligibility requirements under the related Pooling Agreement, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (except as may be provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the applicable servicer under the Pooling Agreement. Pending that appointment, the trustee or master servicer, as applicable, will be obligated to act in that capacity.

No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights of any class of that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

Amendment

Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

1.    to cure any ambiguity,

2.    to correct an error in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.    to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not materially inconsistent with its provisions,

4.    to comply with any requirements imposed by the Code, or

5.    for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (2) or (4) above) may not (as evidenced by an opinion of counsel satisfactory to the trustee or rating agency confirmation) adversely affect in any material respect the interests of any holder.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, subject to any exceptions set forth in the related prospectus supplement, generally that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect the voting rights of any class of, without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. The trustee will generally be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

If so specified in the related prospectus supplement or Pooling Agreement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement , the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will be entitled to indemnification, from the trust fund, for any loss, liability or expense arising out of or incurred by the trustee in connection with any act or omission of the trustee relating to the exercise and performance of any of the powers and duties of the trustee or under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates generally will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the type of credit support (which must be one of the types of credit support identified in this prospectus),

•	the nature and amount of coverage under the credit support,

•	any conditions to payment under the credit support not otherwise described in this prospectus,

•	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

•	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

•	its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See ‘‘Risk Factors—Credit Support Limitations’’ in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the ‘‘L/C Bank’’). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, and in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘Description of the Trust Funds—Mortgage Loans’’ in this prospectus.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as ‘‘mortgages’’. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See ‘‘—Bankruptcy Laws’’ below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the ‘‘Bankruptcy Code’’) and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent ‘‘fair consideration’’, which is ‘‘reasonably equivalent value’’ under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See ‘‘—Environmental Risks’’ below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a ‘‘due-on-sale’’ clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their ‘‘equity of redemption’’. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary ‘‘based on the equities of the case.’’ Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute ‘‘cash collateral’’ under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is ‘‘adequately protected’’ as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called ‘‘ipso facto clauses’’ could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

•	may pose an imminent or substantial endangerment to the public health or welfare or the environment,

•	may result in a release or threatened release of any hazardous material, or

•	may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an ‘‘owner’’ or an ‘‘operator’’ of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA's definition of ‘‘owner or operator’’ is any person ‘‘who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest’’ (the ‘‘secured-creditor exemption’’). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an ‘‘owner or operator’’ under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an ‘‘owner or operator’’ to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on ‘‘owners or operators’’ but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on ‘‘generators’’ or ‘‘transporters’’ of hazardous substances.

Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, and except as may be otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under ‘‘Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans’’ in this prospectus.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the ‘‘Garn Act’’), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that ‘‘due-on-sale’’ clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a ‘‘due-on-sale’’ provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where

Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the ‘‘Relief Act’’), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 (the ‘‘ADA’’), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture for Drug, Rico and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the ‘‘REMIC Regulations’’) promulgated by the U.S. Department of Treasury (the ‘‘Treasury’’). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a ‘‘holder’’ or ‘‘certificateholder’’ in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of

Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a ‘‘REMIC Pool’’. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as ‘‘REMIC Certificates’’ and will consist of one or more classes of ‘‘Regular Certificates’’ and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election, (2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be ‘‘regular interests’’ in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be ‘‘residual interests’’ in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to ‘‘REMIC’’ or ‘‘REMIC Pool’’ below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See ‘‘Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made’’ below.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute ‘‘a regular or residual interest in a REMIC’’ within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust (a ‘‘REIT’’) will constitute ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Code Section 856(c)(3)(B) for a REIT in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be ‘‘qualified mortgages’’ for another REMIC for purposes of Code Section 860G(a)(3) and ‘‘permitted assets’’ for a financial asset securitization investment trust (a ‘‘FASIT’’) for purposes of Section 860L(c). REMIC Certificates held by certain financial institutions will constitute an ‘‘evidence of indebtedness’’ within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the ‘‘Startup Day’’ (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than ‘‘qualified mortgages’’ and ‘‘permitted investments’’. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide ‘‘reasonable arrangements’’ to prevent its residual interest from being held by ‘‘disqualified organizations’’ and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See ‘‘—Taxation of Residual Certificates —Disqualified Organizations’’ below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a ‘‘defective obligation’’ within a two-year period thereafter. A ‘‘defective obligation’’ includes

•	a mortgage in default or as to which default is reasonably foreseeable,

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

•	a mortgage that was fraudulently procured by the mortgagor, and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced ‘‘promptly and appropriately’’ to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the ‘‘Reform Act’’) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the ‘‘Regular Certificateholder’’) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with ‘‘original issue discount’’ within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the ‘‘OID Regulations’’) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (‘‘Random Lot Certificates’’), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the ‘‘stated redemption price at maturity’’ of the Regular Certificate over its ‘‘issue price’’. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute ‘‘qualified stated interest’’. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an ‘‘interest only’’ class, or a class on which interest is substantially disproportionate to its principal amount, a so-called ‘‘super-premium’’ class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the ‘‘Prepayment Assumption’’) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See ‘‘—Election to Treat All Interest Under the Constant Yield Method’’ below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the ‘‘daily portions,’’ as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

1.    the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

2.    the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the ‘‘pro rata prepayment’’ rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading ‘‘—Election to Treat All Interest Under the Constant Yield Method’’ below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more ‘‘qualified floating rates’’, (b) a single fixed rate and one or more qualified floating rates, (c) a single ‘‘objective rate’’, or (d) a single fixed rate and a single objective rate that is a ‘‘qualified inverse floating rate’’. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly ‘‘front-loaded’’ or ‘‘back-loaded’’ within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear ‘‘contingent interest’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘—Original Issue Discount’’ with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. We intend to treat variable interest as qualified stated interest, except to the extent specified in the related prospectus supplement, and other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial ‘‘teaser’’ rates cause sufficiently ‘‘back-loaded’’ interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial ‘‘teaser rates’’ followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, ‘‘market discount’’ is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See ‘‘—Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under ‘‘—Original Issue Discount’’) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See ‘‘—Original Issue Discount’’ above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a ‘‘capital asset’’ within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under ‘‘—Market Discount’’ are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See ‘‘—Election to Treat All Interest Under the Constant Yield Method’’ below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) ‘‘interest’’ includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

1.    if a Regular Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

2.    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.    to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating ‘‘negative’’ original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the ‘‘daily portions’’ of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates (‘‘Residual Certificateholders’’), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of ‘‘excess inclusions’’ below under ‘‘—Limitations on Offset or Exemption of REMIC Income’’. The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under ‘‘—Taxation of REMIC Income’’ above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets.

‘‘Inducement fees’’ received by transferees of non-economic residual interests must be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Certificates and Residual Certificates issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non-economic Residual Certificates sells or otherwise disposes of the non-economic Residual Certificates, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See ‘‘—Market Discount’’ below regarding the basis of mortgage loans to the REMIC Pool and ‘‘—Sale or Exchange of a Residual Certificate’’ below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under ‘‘—Taxation of Regular Certificates—Original Issue Discount’’ and ‘‘—Variable Rate Regular Certificates’’, without regard to the de minimis rule described in that section, and ‘‘—Premium’’ above.

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under ‘‘—Taxation of Regular Certificates—Deferred Interest’’ above.

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under ‘‘—Taxation of Regular Certificates—Market Discount’’ above.

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under ‘‘—Taxation of Regular Certificates—Premium’’, a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the ‘‘excess inclusion’’, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under ‘‘—Foreign Investors’’ below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See ‘‘—Taxation of Certain Foreign Investors—Residual Certificates’’ below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a ‘‘Pass-Through Entity’’ (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an ‘‘electing large partnership’’ holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes, (1) ‘‘Disqualified Organization’’ means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511, (2) ‘‘Pass-Through Entity’’ means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an ‘‘electing large partnership’’ means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not

purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a ‘‘noneconomic residual interest’’ (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under ‘‘—Foreign Investors’’ below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a ‘‘noneconomic residual interest’’ unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under ‘‘—Disqualified Organizations’’ above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a ‘‘safe harbor’’ against ignoring the transfer: Either

(a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:

(i) the present value of any consideration given to the transferee to acquire the interest;

(ii) the present value of the expected future distributions on the interest; and

(iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

(b)     (i)         the transferee must be a domestic ‘‘C’’ corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)	the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)	the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a ‘‘U.S. Person’’ (as defined below) and to U.S. partnerships that have any ‘‘foreign persons’’ as partners, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The term ‘‘U.S. Person’’ means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under ‘‘—Taxation of Residual Certificates — Basis and Losses’’ above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a ‘‘taxable mortgage pool’’ (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

Regulations under Code Section 475 provide that a REMIC residual certificate is not treated as a security for purposes of Code Section 475. Thus, a residual certificate is not subject to mark-to-market rules.

Taxes That May Be Imposed On The REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

1.    the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

2.    the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.    the receipt of compensation for services or

4.    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property’’, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as ‘‘foreclosure property’’ for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as ‘‘tax matters person’’, as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered ‘‘portfolio interest’’ and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a ‘‘10-percent shareholder’’ within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-81MY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-81MY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-81MY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-81MY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-’’qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian a broker nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If the appropriate documentation is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be

subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term ‘‘Non-U.S. Person’’ means any person who is not a U.S. Person. The IRS has issued final regulations which provide new procedures for satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as ‘‘portfolio interest’’, subject to the conditions described in ‘‘—Regular Certificates’’ above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in ‘‘registered form’’ within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an ‘‘excess inclusion’’. See ‘‘—Taxation of Residual Certificates —Limitations on Offset or Exemption of REMIC Income’’ above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See ‘‘—Taxation of Residual Certificates—Foreign Investors’’ above concerning the disregard of certain transfers having ‘‘tax avoidance potential’’. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a ‘‘backup’’ withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on ‘‘reportable payments’’ (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see ‘‘—Limitations on Deduction of Certain Expenses’’ above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under ‘‘—Status of REMIC Certificates’’ above.

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
TO WHICH NO REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as ‘‘Stripped Certificates’’, as described below, as a REMIC (certificates of that kind of series are referred to as ‘‘Standard Certificates’’), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a ‘‘Standard Certificateholder’’) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under ‘‘—Recharacterization of Servicing Fees’’ below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the ‘‘stripped bond’’ and ‘‘stripped coupon’’ rules of the Code, as described under ‘‘—Stripped Certificates’’ and ‘‘—Recharacterization of Servicing Fees’’, below.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.    Standard Certificate owned by a ‘‘domestic building and loan association’’ within the meaning of Code Section 7701(a)(19) will be considered to represent ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.    Standard Certificate owned by a REIT will be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered ‘‘interest on obligations secured by mortgages on real property’’ to such extent within the meaning of Code Section 856(c)(3)(B).

3.    Standard Certificate owned by a REMIC will be considered to represent an ‘‘obligation . . . which is principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of ‘‘qualified mortgages’’ within the meaning of Code Section 860G(a)(3).

4.    Standard Certificate owned by a FASIT will be considered to represent ‘‘permitted assets’’ within the meaning of Code Section 860L(c).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under ‘‘—Federal Income Tax Consequences for REMIC Certificates— Taxation of Residual Certificates—Premium’’ above.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of ‘‘teaser rates’’ on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount’’ above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (‘‘excess servicing’’) will cause the mortgage loans to be treated under the ‘‘stripped bond’’ rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as ‘‘stripped coupons’’ and ‘‘stripped bonds’’. Subject to the de minimis rule discussed under ‘‘—Stripped Certificates’’ below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See ‘‘—Stripped Certificates’’ below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of ‘‘stripped bonds’’ with respect to principal payments and ‘‘stripped coupons’’ with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as ‘‘Stripped Certificates’’. Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see ‘‘—Standard Certificates—Recharacterization of Servicing Fees’’ above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own ‘‘stripped bonds’’ with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or ‘‘stripped coupons’’ with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under ‘‘—Standard Certificates—Recharacterization of Servicing Fees’’ above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under ‘‘—Standard Certificates—General’’ above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a ‘‘taxable mortgage pool’’ within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under ‘‘—Possible Alternative Characterizations’’ below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount’’ above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), ‘‘obligation[s] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A), and ‘‘loans . . . secured by an interest in real property which is . . . residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described under ‘‘—General’’ above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a ‘‘Stripped Certificateholder’’) in any taxable year likely will be computed generally as described under ‘‘Federal Income Tax Consequences for REMIC Certificates— Taxation of Regular Certificates—Original Issue Discount’’ and ‘‘—Variable Rate Regular Certificates’’ above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under ‘‘—General’’ above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are ‘‘contingent’’ within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates’’ above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

1.    one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

2.    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under ‘‘Federal Income Tax Consequences for REMIC Certificates—Backup Withholding’’ above.

On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a ‘‘trust’’ under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and those persons will be subject to the same certification requirements, described under ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates’’ above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in ‘‘Certain Federal Income Tax Consequences’’ above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as ‘‘Plans’’), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (‘‘Parties in Interest’’) who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

Plan Asset Regulations

A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (‘‘DOL’’) provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by ‘‘benefit plan investors’’ (that is, Plans and certain employee benefit plans not subject to ERISA) is not ‘‘significant’’. For this purpose, in general, equity participation in a trust fund will be ‘‘significant’’ on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan ‘‘fiduciary’’ with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the ‘‘Exemptions’’) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption 95-60 (‘‘PTCE 95-60’’) exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations (‘‘401(c) Regulations’’) to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to ‘‘unrelated business taxable income’’ as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a ‘‘Disqualified Organization,’’ which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Disqualified Organizations.’’

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (‘‘SMMEA’’). Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will qualify as ‘‘mortgage related securities’’ for purposes of SMMEA. The appropriate characterization of those certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of offered certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the ‘‘OCC’’) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. Section 1.2(m) to include certain ‘‘commercial mortgage-related securities’’ and ‘‘residential mortgage-related securities.’’ As so defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The National Credit Union Administration (the ‘‘NCUA’’) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's ‘‘investment pilot program’’ under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the ‘‘OTS’’) has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of offered certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

1.    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.    through direct offerings by the Depositor.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates will be, or are, underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the ‘‘Securities Act’’).

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the ‘‘Registration Statement’’) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, may be obtained from the Public Reference Room of the Securities and Exchange Commission, 100 F Street N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet web site at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site.

LEGAL MATTERS

The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

INDEX OF PRINCIPAL DEFINITIONS

1998 Policy Statement	111
401(c) Regulations	109
Accrual Certificates	45
ADA	79
ARM Loans	29
Bankruptcy Code	70
Book-Entry Certificates	44
Cash Flow Agreement	31
Certificate Owner	50
Code	49
Cooperatives	26
CPR	34
Definitive Certificates	44
Depositor	26
Determination Date	32
Direct Participants	50
Disqualified Organization	93
Distribution Date Statement	48
DOL	108
DTC	44
Due Dates	28
EDGAR	113
Equity Participation	29
Exemptions	109
FAMC	30
FHLMC	30
FNMA	30
Garn Act	77
GEMSA	40
GNMA	30
Indirect Participants	50
Insurance and Condemnation Proceeds	56
IRS	59
L/C Bank	67
Liquidation Proceeds	56
MBS	26
MBS Agreement	30
MBS Issuer	30
MBS Servicer	30
MBS Trustee	30
MERS	52
Mortgage Asset Seller	26
Mortgage Notes	26
Mortgaged Properties	26
Mortgages	26
NCUA	111
Net Leases	27
Nonrecoverable Advance	48
Non-SMMEA Certificates	110
Non-U.S. Person	99
OCC	110
OID Regulations	83
Participants	50
Parties in Interest	108
Pass-Through Entity	93
Permitted Investments	55
Plans	108
Pooling Agreement	52
Prepayment Assumption	84
Prepayment Interest Shortfall	32
Prepayment Premium	29
PTCE 95-60	109
Random Lot Certificates	83
Record Date	45
Reform Act	82
Registration Statement	113
Regular Certificateholder	82
Regular Certificates	80
Related Proceeds	47
Relief Act	78
REMIC	14
REMIC Certificates	80
REMIC Pool	80
REMIC Regulations	79
REO Property	54
Residual Certificateholders	89
Residual Certificates	23
Securities Act	112
Senior Certificates	44
Servicing Standard	54
SMMEA	110
SPA	34
Standard Certificateholder	101
Standard Certificates	101
Startup Day	80
Stripped Certificateholder	105
Stripped Certificates	101
Subordinate Certificates	44
Sub-Servicing Agreement	54
Title V	77
Treasury	79
Type IV securities	111
U.S	39
U.S. Person	95
Warranting Party	53

[THIS PAGE INTENTIONALLY LEFT BLANK]

[THIS PAGE INTENTIONALLY LEFT BLANK]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘GECMC 2006-C1.’’ The spreadsheet file ‘‘GECMC 2006-C1’’ is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely on the information contained or incorporated by reference in this free writing prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until [ ], 2006.

$1,516,408,000 (Approximate)

GE COMMERCIAL
MORTGAGE CORPORATION

(Depositor)

Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Class A-1 Certificates	$49,250,000
Class A-2 Certificates	$55,200,000
Class A-3 Certificates	$47,879,000
Class A-AB Certificates	$54,760,000
Class A-4 Certificates	$641,610,000
Class A-1A Certificates	$301,963,000
Class A-M Certificates	$164,380,000
Class A-J Certificates	$149,998,000
Class B Certificates	$36,985,000
Class C Certificates	$14,383,000

FREE WRITING PROSPECTUS

Banc of America Securities LLC

Deutsche Bank Securities

Credit Suisse

JPMorgan

Merrill Lynch & Co.

March [ ], 2006